As filed with the Securities and Exchange Commission on November 19, 2014.

Registration No. 333-[—]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

METLIFE CHILE ACQUISITION CO. S.A.

(Exact name of Registrant as specified in its charter)

Republic of Chile	6399	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Agustinas 640, 22nd floor

Santiago, Chile

Postcode 8320219

Telephone: +(56-2) 2 2826 3000

(Address, including Zip code, and telephone number, including area code, of Registrant’s principal executive offices)

C T Corporation System

111 Eighth Avenue

New York, New York 10011

Telephone: (212) 894-8800

(Name, address, including Zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian V. Breheny Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, D.C. 20005 Telephone: (202) 371-7000	Paola Lozano Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Telephone: (212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, without nominal (par) value, of MetLife Chile Acquisition Co. S.A.	14,994,623	N/A	$92,816,716.37	$10,785.30

(1)	This Registration Statement relates to common stock, without nominal (par) value, of MetLife Chile Acquisition Co. S.A., a Chilean corporation (sociedad anónima), to be issued to holders of common stock, without nominal (par) value, of Administradora de Fondos de Pensiones ProVida S.A., a Chilean corporation (sociedad anónima), pursuant to the merger agreement (acuerdo de fusión) dated as of November 14, 2014, entered into by MetLife Chile Acquisition Co. S.A., on the one hand, and Inversiones MetLife Holdco Dos Limitada, a Chilean limited liability company (sociedad de responsabilidad limitada), Inversiones MetLife Holdco Tres Limitada, a Chilean limited liability company (sociedad de responsabilidad limitada), and MetLife Chile Inversiones Limitada, a Chilean limited liability company (sociedad de responsabilidad limitada), on the other hand.
(2)	Represents the proposed maximum number of shares of MetLife Chile Acquisition Co. S.A. common stock, without nominal (par) value, expected to be offered and sold in the U.S. registered offering, based on an exchange ratio of one share of MetLife Chile Acquisition Co. S.A. common stock, without nominal (par) value, for each share of Administradora de Fondos de Pensiones ProVida S.A. common stock, without nominal (par) value, estimated to be outstanding immediately prior to the completion of the merger and a portion of the number of shares MetLife Chile Acquisition Co. S.A. common stock, without nominal (par) value, that are to be offered and sold outside of the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), that may be resold from time to time in the United States or to U.S. persons.
(3)	Computed solely for the purpose of calculating the registration fee. The registration fee has been computed pursuant to Rule 457(c) and Rule 457(f)(1) under the Securities Act. Pursuant to Rule 457(f) under the Securities Act, the proposed maximum aggregate offering price of the MetLife Chile Acquisition Co. S.A. common stock, without nominal (par) value, is equal to $92,816,716.37, which was determined by multiplying (a) $6.19, the average of high and low prices of the Administradora de Fondos de Pensiones ProVida S.A. common stock, without nominal (par) value, as reported on the Santiago Stock Exchange as of November 14, 2014 by (b) 14,994,623, the estimated maximum number of shares of Administradora de Fondos de Pensiones ProVida S.A. common stock, without nominal (par) value, to be offered and sold in the U.S. registered offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

MetLife Chile Acquisition Co. S.A., the registrant whose name appears on the cover of this registration statement, expects to change its name to [ProVida A.F.P.S.A.] upon the publication in the Chilean Official Gazette of the approval by the Chilean Pension Funds Superintendency of the transactions described in the prospectus that forms a part of this registration statement.

The information contained herein is subject to completion or amendment. No securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful.

PRELIMINARY PROSPECTUS—Subject to Amendment and Completion—Dated November 19, 2014

Merger of

Administradora de Fondos de Pensiones ProVida S.A.

with and into

MetLife Chile Acquisition Co. S.A.

to be renamed

[PROVIDA A.F.P.S.A.]

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This prospectus relates to the shares of common stock of MetLife Chile Acquisition Co. S.A., a Chilean corporation, to be issued by MetLife Chile Acquisition Co. to holders of common stock of Administradora de Fondos de Pensiones ProVida S.A., a Chilean corporation (“ProVida”) upon consummation of the merger of ProVida with and into MetLife Chile Acquisition Co. The merger agreement (acuerdo de fusión), dated as of November 14, 2014, entered into by and among MetLife Chile Acquisition Co. (referred to in this prospectus as “Acquisition Co.” prior to consummation of the merger, and as “Nueva ProVida” after consummation of the merger), Inversiones MetLife Holdco Dos Limitada, a Chilean limited liability company (sociedad de responsabilidad limitada), Inversiones MetLife Holdco Tres Limitada, a Chilean limited liability company (sociedad de responsabilidad limitada), and MetLife Chile Inversiones Limitada, a Chilean limited liability company (sociedad de responsabilidad limitada), provides, among other things, for ProVida to be merged with and into Acquisition Co., with Acquisition Co. being the surviving company and ProVida ceasing to exist. The business carried out by Nueva ProVida and its subsidiaries following the merger will be the same business carried out by ProVida and its subsidiaries prior to the merger. Nueva ProVida will assume all of the assets and liabilities of ProVida. The name of the surviving company shall be “[ProVida A.F.P.S.A.].”

You are receiving this prospectus because, upon consummation of the merger, subject to your withdrawal rights under Chilean law, each share of common stock, without nominal (par) value of ProVida (collectively, the “ProVida Shares”) that you own at the effective time of the merger will be converted into one share of common stock, without nominal (par) value of Nueva ProVida (collectively, the “Nueva ProVida Shares”). The Nueva ProVida Shares to be offered and sold in the United States are being registered with the United States Securities and Exchange Commission (the “SEC”). The Nueva ProVida Shares will be registered in the National Securities Registry of the Chilean Superintendency of Securities (Superintendencia de Valores y Seguros, the “SVS”). The Nueva ProVida Shares will not be listed in any securities exchange in the United States but application will be made for the admission of the Nueva ProVida Shares to trading on the Santiago Stock Exchange, the Chilean Electronic Stock Exchange and the Valparaiso Stock Exchange. The ProVida American Depositary Receipt program, or ADR program, has been terminated and Nueva ProVida does not currently intend to establish an ADR program. Notwithstanding such termination, if you have not surrendered your ProVida American Depositary Shares (“ADS” or “ADSs”) or American Depositary Receipts (“ADR” or “ADRs”) to The Bank of New York Mellon (as former depositary for the ProVida ADR program) (“The Bank of New York Mellon”), your right to surrender your ADSs and receive ProVida Shares underlying the ProVida ADSs will, upon

(i)

consummation of the merger, become a right to receive the same number of Nueva ProVida Shares BUT you should carefully review the Section entitled “PART THREE—THE MERGER—Effects of the Merger on ProVida ADR Holders” on page 29 of this prospectus which contains important information that may impact your right to receive Nueva ProVida Shares.

ProVida’s shareholders will not be diluted as a consequence of the merger, and therefore, immediately following consummation of the merger, subject to any exercise of withdrawal rights, ProVida shareholders (other than Acquisition Co. and its affiliates), are expected to hold Nueva ProVida Shares representing the same percentage held in the aggregate by such shareholders in ProVida immediately prior to the effective time of the merger, and MetLife, Inc. and its affiliates will own the same percentage held in the aggregate by such parties in ProVida immediately prior to the effective time of the merger.

The merger cannot be effected unless, among other things, ProVida shareholders approve the merger of ProVida with and into Acquisition Co. as contemplated by the merger agreement. The bylaws of ProVida require the approval of at least two-thirds of the votes cast at a ProVida special shareholders’ meeting where at least a majority of the issued share capital of ProVida is present or represented at the meeting following the first call for such meeting, or, if held on the second call, any number of shareholders. Acquisition Co. has requested that ProVida holds a special shareholders’ meeting to vote on the merger. The special shareholders’ meeting is expected to be held on December 29, 2014. You should be aware that as of the date of this prospectus Acquisition Co. owns approximately 93.2% of ProVida’s shares and Acquisition Co. will vote these shares in favor of the merger at the ProVida special shareholders’ meeting. As a result, approval of the merger by ProVida’s shareholders is assured. The merger is also subject to approval by at least two-thirds of the shareholders of Acquisition Co. MetLife, Inc. indirectly owns 100% of the shares of Acquisition Co. and will vote these shares in favor of the merger. As a result, approval of the merger by Acquisition Co.’s shareholders is assured.

Assuming that all conditions precedent are satisfied or waived (where legally permissible), the merger is currently expected to be consummated on or before December 31, 2015.

The accompanying disclosure documents (including the merger agreement, included as Annex A to this prospectus, and the Notice of Special Shareholders’ Meeting of ProVida to be held on December 29, 2014, included as Annex B to this prospectus) contain detailed information about the merger and the special shareholders’ meeting of ProVida. This document is a prospectus for the Nueva ProVida Shares that will be offered in the United States to ProVida shareholders (other than Acquisition Co. and its affiliates) in connection with the merger. We encourage ProVida shareholders to read carefully this prospectus, including the section entitled “PART TWO—Risk Factors” beginning on page 17 of this prospectus.

THESE MATERIALS DO NOT CONSTITUTE A “PROXY STATEMENT” AND WE ARE NOT SOLICITING THAT YOU GRANT ACQUISITION CO. OR ANY OF ITS AFFILIATES A PROXY TO VOTE YOUR PROVIDA SHARES AT THE SPECIAL SHAREHOLDERS’ MEETING OF PROVIDA EXPECTED TO BE HELD ON DECEMBER 29, 2014. PROVIDA IS A FOREIGN PRIVATE ISSUER. AS SUCH, PROVIDA SHARES ARE NOT SUBJECT TO, AMONG OTHERS, SECTION 14(A) OF THE EXCHANGE ACT. IF YOU WISH TO VOTE YOUR PROVIDA SHARES YOU MUST ATTEND THE SPECIAL SHAREHOLDERS’ MEETING OF PROVIDA EXPECTED TO BE HELD ON DECEMBER 29, 2014 IN PERSON OR BY POWER OF ATTORNEY GRANTED IN ACCORDANCE WITH CHILEAN LAW.

Neither the SEC nor any foreign or state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This prospectus is dated November 19, 2014 and is first being mailed to ProVida shareholders in the United States on or about December [—], 2014.

(ii)

ABOUT THIS DOCUMENT

This prospectus, which forms part of a registration statement on Form F-4 filed with the SEC by Acquisition Co. (File No. 333 - [—]), constitutes a prospectus of Acquisition Co. under Section 5 of the Securities Act with respect to the Nueva ProVida Shares to be issued in the United States to ProVida shareholders (other than Acquisition Co. and its affiliates) upon consummation of the merger.

(iii)

(iv)

(v)

(vi)

PART ONE—SUMMARY

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE NUEVA PROVIDA SHARES

The following are certain questions that you may have regarding the merger and the related matters to be considered at the ProVida special shareholders’ meeting and brief answers to those questions. Acquisition Co. urges you to read the remainder of this prospectus carefully, including without limitation the merger agreement, a copy of which is attached to this prospectus as Annex A, because the information in this section does not provide all the information that might be important to you with respect to the merger.

Q:	What are the reasons for the merger?

A:	Acquisition Co., the controlling shareholder of ProVida, has proposed the merger in order to simplify the corporate structure of the MetLife group following the acquisition by MetLife, Inc. and its affiliates of approximately 93.2% of ProVida. Acquisition Co. also believes that the merger of ProVida into Acquisition Co. will result in significant tax efficiencies for the benefit of all shareholders of Nueva ProVida, including such shareholders that are not affiliated with Acquisition Co. Among other things, as a result of the merger, Nueva ProVida may allocate positive tax goodwill (hereinafter, the “Tax Goodwill”) originated upon the merger among the non-monetary assets that Nueva ProVida receives as a consequence of the merger, up to the market value of such non-monetary assets. Under Chilean tax law, provided the proposed merger is initiated before January 1, 2015 and is consummated on or before December 31, 2015, the portion of the Tax Goodwill that may not be distributed among the non-monetary assets (the excess above their fair market value) will be considered, for tax purposes, as a deferred expense and must be deducted in equal parts by Nueva ProVida over a term of 10 consecutive commercial exercises (or years), counted from the commercial exercise (or year) in which the Tax Goodwill was generated. If the merger is not consummated by December 31, 2015, the excess amount of the Tax Goodwill shall be recorded by Acquisition Co. as an intangible asset that cannot be depreciated or amortized for tax purposes until Acquisition Co. is dissolved or liquidated.

Q:	What law is applicable to the merger?

A:	The merger is governed by Law 18.046 (Ley de Sociedades Anónimas, hereinafter “LSA” or “Chilean Corporations Law”) and its Regulations (Reglamento de Sociedades Anónimas hereinafter, “RSA”); and the Decree Law 3,500 and its Regulations, which regulate the Chilean pensions system (hereinafter, “DL 3,500” and “Reglamento DL 3,500,” respectively). Also, the merger must be implemented in accordance with the terms and conditions set forth in the merger agreement.

Q:	What is the merger?

A:	The merger is the absorption of ProVida by Acquisition Co. under Article 99 of the LSA and Article 43 of the DL 3,500.

Upon completion of the merger, (i) ProVida will cease to exist and Acquisition Co., as absorbing entity, will become Nueva ProVida and will assume all of the rights and obligations of ProVida and (ii) the holders of ProVida Shares (other than Acquisition Co. and its affiliates) will receive one Nueva ProVida Share in exchange for each ProVida Share they hold immediately prior to the consummation of the merger.

Q:	What will happen in the merger transaction?

A:

The merger transaction consists of a series of steps and is governed by the merger agreement and Article 43 of the DL3,500. The principal steps of the merger transaction are the approval of the merger by special shareholders’ meetings of ProVida and Acquisition Co., the authorization by the Chilean

Pension Funds Superintendency (Superintendencia de Pensiones, the “SP”) of the merger, the issuance of the respective resolution and certificate in accordance with the provisions of Article 131 of the LSA and Article 52 of Reglamento DL 3,500, and the merger by absorption of ProVida with and into Acquisition Co. followed by the assumption by Nueva ProVida of all of the outstanding ProVida Shares in exchange for newly-issued shares of Nueva ProVida. See “PART THREE—The Merger” for more information regarding the steps and agreements involved in the merger.

Q:	What is the current status of the merger?

A:	As of the date of this prospectus, the merger agreement has been agreed to and signed by Acquisition Co.’s shareholders, on the one hand, and Acquisition Co. as controlling shareholder of ProVida, on the other. Also, the merger agreement has been approved by the board of directors of Acquisition Co. Shareholders of both ProVida and Acquisition Co. will be asked to approve the merger at special shareholders’ meetings and, once such approval is received, the companies will need to complete all regulatory formalities to consummate the merger, including effectuating the exchange of Nueva ProVida Shares for outstanding ProVida Shares. Acquisition Co. owns approximately 93.2% of ProVida Shares and Acquisition Co. will vote these shares in favor of the merger at the ProVida special shareholders’ meeting. MetLife, Inc. indirectly owns 100% of the shares of Acquisition Co. and will vote these shares in favor of the merger. As a result, approval of the merger is assured.

Q:	What will happen to my shares in the merger?

A:	ProVida Shares will be extinguished and the holders thereof (other than Acquisition Co. and its affiliates) will receive one Nueva ProVida Share for each ProVida Share that they own.

Q:	What is the exchange ratio in the merger and how was it calculated?

A:	The exchange ratio is determined to be one Nueva ProVida Share for one ProVida Share. The exchange ratio was agreed in the merger agreement by the controlling shareholders of both ProVida and Acquisition Co. The exchange ratio in the merger of ProVida Shares to Nueva ProVida Shares was also determined by an international accounting firm (the “Financial Expert,” as defined below), in accordance with Article 156 of the RSA, after reviewing the information and documents of each of ProVida and Acquisition Co. The exchange ratio will be presented for approval to the shareholders of ProVida and Acquisition Co. at the special shareholders’ meetings. Acquisition Co. was formed solely for the purpose of acquiring ProVida Shares and ADSs.

Q:	Will I have to pay brokerage commissions?

A:	You will not have to pay brokerage commissions if your ProVida Shares are registered in your name. However, if your securities are held through a bank, broker or other custodian linked to a stock exchange, you should inquire as to whether any other transaction fee or service charges may be charged by any such person in connection with the merger or the exchange of your ProVida Shares for the Nueva ProVida Shares.

Q:	What shareholder approvals are needed?

A:

The merger of ProVida with Acquisition Co. will require the affirmative vote of holders of two-thirds of the outstanding ProVida Shares present or represented at a special shareholders’ meeting of ProVida and the affirmative vote of holders of two-thirds of the outstanding common shares of Acquisition Co. present or represented at a special shareholders’ meeting of Acquisition Co. In order to validly hold special shareholders’ meetings of ProVida and Acquisition Co., at least a majority of the issued share capital of each of ProVida and Acquisition Co. must be present or represented at the meeting at the first call, or, if held on the second call, any number of shareholders. Acquisition Co. owns approximately 93.2% of ProVida’s shares and will vote these shares in favor of the merger at the ProVida special shareholders’ meeting. MetLife, Inc. indirectly owns 100% of the shares of Acquisition Co. and will vote these shares in favor of the merger. As a result, approval of the merger is assured.

Q:	Do I have appraisal rights in connection with the merger?

A:	No. Pursuant to the Chilean Corporations Law, ProVida shareholders who dissent from approval of the merger will not have appraisal rights. However, ProVida shareholders who vote against approval of the merger during the special shareholders’ meeting, or who have not attended such meeting but indicate afterward their disagreement with it by delivering a written notice to ProVida, will have the right to withdraw from ProVida in accordance with Article 69 of the LSA, provided that they send a written notice of their objection to the merger and expressly declare their intention to withdraw from ProVida within 30 calendar days from the date on which the merger is approved. Dissenting shareholders shall be entitled to receive from ProVida a cash payment per share equivalent to the weighted average of the sales prices per share for the ProVida Shares as reported on the Chilean stock exchanges on which the shares are quoted for the 60-trading day period that is between the 90th trading day and the 30th trading day preceding the shareholders’ meeting giving rise to the withdrawal right. If, because of the volume, frequency, number and diversity of the buyers and sellers, the SVS determines that the ProVida Shares are not actively traded on a stock exchange, the price per share paid to the dissenting shareholder shall be the book value per share. Book value per share for this purpose shall be equal to the paid capital of ProVida plus (x) reserves and (y) profits, less losses, divided by the total number of shares outstanding, whether fully paid or not. For the purpose of making this calculation, the most recent available consolidated statements of financial position are used as adjusted to reflect inflation up to the date of the shareholders’ meeting which gave rise to the withdrawal right. As of the date of this prospectus, ProVida Shares are actively traded on Chilean stock exchanges.

Q:	If the approval of the merger is assured, why should I vote?

A:	You should vote to preserve your right to receive a cash payment. As discussed above, ProVida shareholders who vote against approval of the merger and who provide ProVida with the required notice of withdrawal, will have the right to withdraw from ProVida and to receive from ProVida a cash payment. Note that, if you are unable to vote but indicate afterward your disagreement with the merger by delivering a written notice to ProVida as discussed above, you still may exercise your right of withdrawal.

Q:	Are there risks associated with the merger that I should consider in deciding whether to vote for the merger?

A:	Yes. There are risks related to the merger transaction that are discussed in this document. See, in particular, the detailed description of the risks associated with the merger in “PART TWO—Risk Factors,” beginning on page 17.

Q:	May the merger be reversed?

A:

Since the merger shall be approved by ProVida and Acquisition Co. shareholders, conditioned on obtaining the authorizations of the SP, the merger could be reversed while these authorizations are pending. For purposes of reversing the merger, shareholders of both companies shall meet again in specially convened shareholders’ meetings and override the approval already given by the same quorum. Likewise, if one of the required regulatory authorizations is not granted, the merger shall be declared an impossibility. However, once the merger has received its last regulatory authorization, it may not be reversed.

Q:	Why am I receiving this document?

A:	In connection with the merger, Acquisition Co. is required by the Securities Act to deliver this document to all shareholders of ProVida within the United States because, upon consummation of the merger, subject to your withdrawal rights under Chilean law, each ProVida Share that you own at the effective time of the merger will be converted into one Nueva ProVida Share. As a shareholder of ProVida you will be entitled to vote at the special shareholders’ meeting that has been called in order for the shareholders of ProVida to approve the merger. As discussed above, you may have certain withdrawal rights under Chilean law if you vote against the merger and provide ProVida with the required notice of withdrawal.

Q:	What are the U.S. federal income tax consequences of the merger?

A:	The merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, a U.S. Holder (as defined below) of ProVida Shares generally will not recognize any gain or loss on the exchange of ProVida Shares for Nueva ProVida Shares.

See “PART THREE—THE MERGER—MATERIAL UNITED STATES TAX CONSEQUENCES—U.S. Federal Income Tax Consequences to U.S. Holders of the Merger” beginning on page 35 for a more complete discussion of the U.S. federal income tax consequences of the merger.

Q:	What are the Chilean tax consequences of the merger?

A:	The exchange of ProVida Shares for Nueva ProVida Shares will not result in the recognition of income, gain or loss to Foreign Holders (as defined below) for Chilean income tax purposes, except to the extent of any cash paid to dissenting shareholders upon their exercise of the right to withdraw from ProVida. The term “Foreign Holders” is explained in “PART THREE—THE MERGER—Material Chilean Tax Consequences.” You should read this section carefully.

Your tax consequences will depend upon your personal situation. We urge you to consult a tax advisor concerning the possible tax consequences of the merger and the subsequent ownership of Nueva ProVida Shares.

Q:	What will be the accounting treatment of the merger?

A:	The merger will be accounted for as an acquisition of a non-controlling interest.

Q:	When will the merger be completed?

A:	The special shareholders’ meetings of ProVida is expected to be held on December 29, 2014, and the special shareholders’ meeting of Acquisition Co. on or around such date. Acquisition Co. owns approximately 93.2% of ProVida’s shares and will vote these shares in favor of the merger at the ProVida shareholders’ meeting. MetLife, Inc. indirectly owns 100% of the shares of Acquisition Co. and will vote these shares in favor of the merger. As a result, approval of the merger is assured. Upon shareholder approval of the merger, Acquisition Co. and ProVida will seek the required regulatory approvals in connection with the merger, including by the SP.

After all of the conditions to the completion of the merger have been satisfied, ProVida will merge into Acquisition Co., and ProVida will cease to exist as a separate entity. Nueva ProVida will set a date for the exchange of ProVida Shares for Nueva ProVida Shares. Nueva ProVida will then publish in a national Chilean newspaper a notice stating when the exchange of shares will occur and when and where ProVida shareholders will be able to exchange certificates representing ProVida Shares for certificates representing Nueva ProVida Shares. On the date of the exchange, all ProVida Shares will automatically be converted by operation of Chilean law into Nueva ProVida Shares in accordance with the exchange ratio. The merger is currently expected to be consummated on or before December 31, 2015.

Q:	Are any other approvals necessary for the completion of the merger?

A:	Except for the approvals of the shareholders of each of Acquisition Co. and ProVida and the approvals by the SP, there are no other approvals necessary to complete the merger.

Q:	What is the record date for the special shareholders’ meeting?

A:	According to Article 62 of LSA and ProVida’s bylaws, only ProVida shareholders who are registered on ProVida’s shareholders registry as of midnight five business days prior to a shareholders’ meeting will be entitled to attend and vote at such meeting. The record date will therefore be December 22, 2014.

Q:	Where and when is the special shareholders’ meeting to approve the merger being held?

A:	ProVida will hold its special shareholders’ meeting at 10:00 a.m., Chilean time, on December 29, 2014, at the headquarters of ProVida located at Pedro de Valdivia 100, 1st Floor, Providencia, Santiago, Chile.

Acquisition Co. will hold its special shareholders’ meeting on or around December 29, 2014, at the headquarters of Acquisition Co. located at Agustinas 640, 22nd floor, Santiago, Chile.

Q:	Do I have to attend the special shareholders’ meeting of ProVida in person to vote?

A:	A holder of ProVida Shares may attend the special shareholders’ meeting in person or by means of a power of attorney granted in accordance with Chilean law to an attorney-in-fact who must attend the meeting in person and vote the shares on such holder’s behalf.

Acquisition Co. owns approximately 93.2% of ProVida’s shares and it will vote these shares in favor of the merger at ProVida shareholders’ meeting.

Q:	What do I have to do to monetize my investment in ProVida if I own through ProVida ADSs?

A:

You may sell your ADSs at any time. You may also surrender your ADSs to The Bank of New York Mellon in exchange for the underlying ProVida Shares or Nueva ProVida Shares, depending on when the merger becomes effective. You would then be free to hold such shares or to sell such shares on any exchange on which such shares trade. Note that delivery of the underlying shares may require you to have a bank account in Chile as well as your local bank/agent to have instructions to receive such shares from The Bank of New York Mellon’s custodian. You or your broker must contact your bank/agent to ensure that the necessary receipt instructions are in place. However, after March 17, 2015, The Bank of New York Mellon may sell the shares underlying any ADSs that have not then been surrendered. The Bank of New York Mellon shall thereafter hold un-invested the net proceeds of any such sale, for the pro-rata benefit of the holders of any such outstanding ADSs. You could then receive your proportionate share of such net proceeds upon surrender of your ADSs. Note that The Bank of New York Mellon will charge you fees for surrender of the ADSs, either to receive delivery of deposited ProVida Shares or Nueva ProVida Shares or to receive the proceeds of the sale of those shares. If you contact The Bank of New York Mellon at 212-815-2721 or 212-815-2722, they would be glad to assist you with any further questions that you may have.

Q:	What do I have to do to continue my investment in ProVida if I own through ADSs?

A:	Notwithstanding the termination of the ADR program, you may surrender your ADSs to The Bank of New York Mellon in exchange for the underlying ProVida Shares or Nueva ProVida Shares, depending on when the merger becomes effective. You would then be free to hold such shares. Note that delivery of the underlying shares may require you to have a bank account in Chile as well as your local bank/agent to have instructions to receive such shares from The Bank of New York Mellon’s custodian. You or your broker must contact your bank/agent to ensure that the necessary receipt instructions are in place. Note that The Bank of New York Mellon will charge you fees for the surrender of ADSs to receive delivery of deposited ProVida Shares or Nueva ProVida Shares. If you contact The Bank of New York Mellon at 212-815-2721 or 212-815-2722, they would be glad to assist you with any further questions that you may have.

Q:	Will The Bank of New York Mellon vote ProVida Shares underlying ADSs at the ProVida special shareholders’ meeting?

A:	The Bank of New York Mellon will not vote ProVida Shares underlying ADSs at the ProVida special shareholders’ meeting.

Q:	Will ProVida solicit proxies to vote shares of the holders at the special shareholders’ meeting?

A:	No. ProVida will not solicit proxies to vote the shares of the holders at the special shareholders’ meeting. This document is not a proxy statement and we ask you not to deliver proxies to ProVida or Acquisition Co.

Q:	Who can help answer my questions?

A:	If you have any questions about the proposed restructuring or merger, you should contact ProVida’s general counsel, Andrés Veszprémy Schilling, by telephone at +(562) 2351-1187 or by e-mail at aveszpremy@provida.cl.

SUMMARY

The following is a summary that highlights information contained in this prospectus. This summary may not contain all of the information that is important to you. Acquisition Co. encourages you to read carefully this entire prospectus, including the merger agreement, a copy of which is attached to this prospectus as Annex A, for a more complete description of the merger agreement and the transactions contemplated thereby.

In this document, references to “$,” “dollars,” “USD,” US$ or “U.S. dollars” are to United States dollars; references to “ThUS$” are thousands of US dollars and “MUS$” are millions of US dollars; references to “pesos” or “Ch$” are to Chilean pesos, references to “Ch$ million” or “MCh$” are to millions of Chilean pesos; and references to “UF” are to Unidades de Fomento. The Unidad de Fomento is a unit of account that is linked to, and is adjusted daily to reflect changes in, the Chilean consumer price index. As of November 14, 2014, one UF was equivalent to Ch$24,423.74.

The Parties (see page 24)

Administradora de Fondos de Pensiones ProVida S.A.

Administradora de Fondos de Pensiones ProVida S.A. (“ProVida”), Tax Identification Number (TIN) 98.000.400-7, is a corporation (sociedad anónima) incorporated under the laws of Chile, authorized to exist and operate as a pension fund administrator (“AFP”) whose exclusive purpose is the management of pension funds, subject to the oversight and control of the SP.

ProVida was created by public deed dated on March 3, 1981, duly executed at the Santiago Notarial Office of Mr. Patricio Zaldívar Mackenna, amended by public deed dated March 25, 1981, executed in the presence of the same notary. ProVida was authorized to exist under Resolution No. E-006-81 dated April 1, 1981, issued by the SP, the certificate of which was recorded on page 6,060 entry number 3,268, in the Commerce Registry of Santiago for the year 1981 and published in the Chilean Official Gazette No. 30,932 on April 3, 1981.

As required by Chilean laws governing pension fund administrators, the exclusive line of business of ProVida is to collect contributions made by its participants and to invest and manage it in pension funds (Article 23, DL 3,500; Article 52, Reglamento DL 3,500), along with the delivery of benefits authorized by law (for example, it provides life and disability benefits for its participants, as well as a senior pension for participants).

The mailing address and telephone number of ProVida’s principal executive offices are:

Administradora de Fondos de Pensiones ProVida S.A.

Pedro de Valdivia 100, 1st floor

Providencia, Santiago, Chile

Postcode 7510185

Telephone: (56 2) 2 2351 1200

MetLife Chile Acquisition Co. S.A.

MetLife Chile Acquisition Co. S.A. (before the effectiveness of the merger, “Acquisition Co.,” or, after the effectiveness of the merger, “Nueva ProVida”), TIN 76.265.736-8, is a closely-held corporation (sociedad anónima cerrada) incorporated under the laws of Chile, and it is a wholly-owned, indirect subsidiary of MetLife, Inc. It was incorporated by public deed dated February 22, 2013, executed at the Santiago Notarial Office of Mr. Iván Torrealba Acevedo. An excerpt of such instrument was recorded on page 16,784 entry number 11,041 in the Commerce Registry of Santiago for the year 2013, and published in the Chilean Official Gazette No. 40,493 on February 23, 2013.

As of the date of this prospectus, Acquisition Co.’s capital stock is divided into 308,928,816 shares of common stock, pursuant to an amendment of the bylaws recently approved on November 12, 2014 that is in process of being registered and published. Such shares are wholly and directly owned by three (3) subsidiaries of MetLife, Inc., as follows: (i) Inversiones MetLife Holdco Dos Limitada, which owns a 45% equity interest in Acquisition Co.; (ii) Inversiones MetLife Holdco Tres Limitada, which owns a 45% equity interest in Acquisition Co.; and (iii) MetLife Chile Inversiones Limitada, which owns a 10% equity interest in Acquisition Co.

The board of directors of Acquisition Co. is composed of three members, who currently are Randal W. Haase (President), Ronald Mayne-Nicholls Secul, and Pablo Iacobelli del Río. The Chief Executive Officer of Acquisition Co. is Ronald Mayne-Nicholls Secul.

The mailing address and telephone number of Acquisition Co.’s principal executive offices are:

MetLife Chile Acquisition Co. S.A.

Agustinas 640, 18th floor

Santiago, Chile

Postcode 8320219

Telephone (562) 2 2826 3000

The Merger (see page 24)

Pursuant to the merger agreement, ProVida will be merged with and into Acquisition Co. with Acquisition Co. being the surviving company. Under the terms of the merger agreement, Acquisition Co. will absorb ProVida pursuant to Article 99 of the LSA. Acquisition Co. will be the surviving corporation, and ProVida will cease to exist as a separate entity. Upon consummation of the merger, Acquisition Co., which is expected to have changed its name to “[ProVida A.F.P.S.A.]” upon the publication in the Chilean Official Gazette of the approval by the SP of the merger, will assume, by universal succession, all of the assets and liabilities, and will succeed to all of the rights and obligations, of ProVida.

After all of the conditions to the completion of the merger have been satisfied, Nueva ProVida will set a date for the exchange of ProVida Shares (other than those held by Acquisition Co. and its affiliates) for Nueva ProVida Shares. On the date of the exchange, each ProVida Share will be converted into one Nueva ProVida Share.

Effective Date and Completion of the Merger

Once the merger is approved by the shareholders of each of ProVida and Acquisition Co., and all of the conditions and authorizations to the completion of the merger are satisfied, the absorption merger of ProVida into Acquisition Co. shall be effective on the 60th day following the publication, in the Chilean Official Gazette, of the authorization to be issued by the SP for such merger, provided that such publication is made within 15 days following the issuance of the authorization, pursuant to article 43 of DL 3,500 (the “Effective Date”).

On the Effective Date, Nueva ProVida shall proceed to register in its shareholders’ registry all the persons who were registered in the shareholders’ registry of ProVida as of midnight on the immediately preceding day. Nueva ProVida shall also register the transfer forms duly submitted to ProVida previously, to the extent not yet registered, whereupon shareholders of ProVida shall be deemed to be shareholders of Nueva ProVida for all applicable purposes.

The board of directors of Nueva ProVida shall set a date, which could be the Effective Date or thereafter, to perform the actual exchange of the certificates representing the shares issued by ProVida for the certificates representing the shares issued by Nueva ProVida. As of midnight on the date on which such exchange occurs, the former shares issued by ProVida shall no longer be traded on any securities exchange, and the Nueva ProVida Shares shall begin trading.

Merger Consideration (see page 30)

In the merger, each holder of ProVida Shares (other than Acquisition Co. and its affiliates) will receive one Nueva ProVida Share for each ProVida Share, which we refer to as the exchange ratio. Nueva ProVida will pay no additional consideration in cash or in kind to the shareholders of ProVida in connection with the merger.

The Nueva ProVida Shares to be issued in the merger will have similar rights (including the right to receive dividends) as the ProVida Shares prior to the merger, as set forth in ProVida’s bylaws. However, the Nueva ProVida bylaws contain a “squeeze-out” mechanism. Under this squeeze out mechanism, if (i) the controlling shareholder of Nueva ProVida launches a tender offer for 100% of the Nueva ProVida Shares, (ii) in such tender offer the controlling shareholder of Nueva ProVida acquires at least 15.0% of the issued and outstanding Nueva ProVida Shares from non-related shareholders, and (iii) as a result the controlling shareholder of Nueva ProVida reaches 95.0% or more of the then outstanding Nueva ProVida Shares; then such controlling shareholder would be entitled to require that the remaining shareholders of Nueva ProVida sell their Nueva ProVida Shares to such person in accordance with Chilean law.

ProVida’s shareholders will not be diluted as a consequence of the merger, and therefore, immediately following consummation of the merger, subject to any exercise of withdrawal rights, ProVida shareholders (other than Acquisition Co. and its affiliates), are expected to hold Nueva ProVida Shares representing the same percentage held in the aggregate by such shareholders in ProVida immediately prior to the effective time of the merger, and MetLife, Inc. and its affiliates will own the same percentage held in the aggregate by such parties in ProVida immediately prior to the effective time of the merger.

Shareholders of ProVida Entitled to Vote; Vote Required (see page 33)

Pursuant to Article 62 of the LSA and ProVida’s bylaws, only those shareholders whose shares are registered in the Shareholders Registry as of midnight five business days prior to the date of the meeting may take part in the ProVida special shareholders’ meeting and exercise their rights to speak and vote. Therefore, all ProVida shareholders who hold ProVida Shares of record as of midnight on December 22, 2014 will be entitled to attend and vote at the special shareholders’ meeting to approve the merger.

ProVida’s bylaws provide that holders may cast one vote for each ProVida Share that they own on December 22, 2014.

For those shareholders who will not attend the special shareholders’ meeting in person, Chilean law permits all shareholders entitled to vote to be duly represented by means of a power of attorney granted in accordance with Chilean law to an attorney-in-fact who must attend the meeting in person and vote the shares on such holder’s behalf.

In order to effect the merger, ProVida shareholders and Acquisition Co. shareholders must approve the merger of ProVida into Acquisition Co. as contemplated by the merger agreement. The merger requires the approval of at least two-thirds of the votes cast at the ProVida special shareholders’ meeting and the Acquisition Co. special shareholders’ meeting, where at least a majority of the issued share capital of each respective company is present or represented at the meeting. Acquisition Co. owns approximately 93.2% of ProVida’s shares and will vote these shares in favor of the merger at the ProVida special shareholders’ meeting. As a result, approval of the merger by ProVida’s shareholders is assured. MetLife, Inc. indirectly owns 100% of the shares of Acquisition Co. and will vote these shares in favor of the merger. As a result, approval of the merger by Acquisition Co.’s shareholders is assured.

Directors and Management of the Surviving Company After the Merger (see page 28)

The surviving company shall be known as “[ProVida A.F.P.S.A.]” upon the effectiveness of the merger. The executive offices of Nueva ProVida will be located at Pedro de Valdivia 100, 1st floor, Providencia, Santiago,

Chile, Postcode 7510185. Immediately following the merger, the senior management and the directors of Acquisition Co. shall resign and the senior management and executives of ProVida, shall become the senior management and executives of Nueva ProVida and the board of directors of ProVida will become the board of directors of Nueva ProVida.

Bylaws of the Surviving Company

Prior to or upon effectiveness of the merger, the bylaws of the surviving company will be adjusted to those of a single-purpose corporation engaged in the management of pension funds and to those of a publicly held corporation registered in the securities registry kept by the SVS, which shall also be approved at the special shareholders’ meeting of ProVida. It is expected that the bylaws will be substantially the same as those of ProVida, including a similar name, the same corporate purpose, and the same administration; provided, however, that the bylaws of the surviving company will include a squeeze-out right, if approved at the special shareholders’ meeting of Acquisition Co. (see “PART FOUR—INFORMATION ABOUT METLIFE CHILE ACQUISITION CO. S.A.—History and development of Acquisition Co.”).

Ownership of Nueva ProVida After the Merger (see page 26)

ProVida’s shareholders will not be diluted as a consequence of the merger, and therefore, immediately following consummation of the merger, subject to any exercise of withdrawal rights, ProVida shareholders (other than Acquisition Co. and its affiliates), are expected to hold Nueva ProVida Shares representing the same percentage held in the aggregate by such shareholders in ProVida immediately prior to the effective time of the merger, and MetLife, Inc. and its affiliates will own the same percentage held in the aggregate by such parties in ProVida immediately prior to the effective time of the merger.

The Nueva ProVida Shares issued pursuant to the merger shall have similar voting rights and rights to dividends as ProVida Shares currently outstanding.

Security Ownership by Management of ProVida and Acquisition Co. (see page 34)

As of the date of this prospectus, no member of the board of directors, or any member of the senior management of either ProVida or Acquisition Co. is the beneficial owner of more than one percent of the shares of either ProVida or Acquisition Co.

Admission to Trading and Listing of Nueva ProVida Shares (see page 34)

Nueva ProVida is not required to ensure that the shares issued in the merger are admitted to trading and listed on the New York Stock Exchange (“NYSE”), or to enter into a deposit agreement for the issuance of American depositary shares representing such shares. It is not currently expected that the Nueva ProVida Shares will be voted or traded on the NYSE. The Nueva ProVida Shares will be listed on the Santiago Stock Exchange (Bolsa de Comercio de Santiago), the Chilean Electronic Stock Exchange (Bolsa Electrónica de Chile) and the Valparaiso Stock Exchange (Bolsa de Valores de Valparaiso).

Appraisal/Withdrawal Rights in the Merger (see page 34)

ProVida shareholders will not have any appraisal rights under Chilean law or under ProVida’s bylaws in connection with the merger, and neither ProVida nor Acquisition Co. will independently provide ProVida shareholders with any such rights. However, ProVida shareholders who vote against approval of the merger and who provide ProVida with the required notice of withdrawal, or who have not attended such meeting but indicate afterward their disagreement with it by delivering a written notice to ProVida within 30 calendar days after such meeting, will have the right to withdraw from ProVida in accordance with Article 69 of the LSA. See “PART THREE—THE MERGER—Appraisal Rights/Withdrawal Rights of ProVida Shareholders.”

PART TWO—RISK FACTORS

In addition to the other information included in this prospectus, including the matters addressed under “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote to adopt the merger of ProVida into Acquisition Co. as contemplated by the merger agreement. ProVida’s or Nueva ProVida’s business, financial condition or results of operation could be materially and adversely affected by any of these risks.

Risks Related to the Merger

The consummation of the merger is subject to certain conditions, approvals and authorizations that may delay or even frustrate the whole merger proposal.

ProVida is a special-purpose company subject to the oversight and control of the Chilean Pensions Superintendency or SP. As a pension fund administrator or AFP, ProVida must comply with Decree Law 3,500 and its Regulations, which regulate the Chilean pensions system. In all those matters not regulated by Decree Law 3,500 and its Regulations, AFPs are governed “by the law applicable to publicly held corporations” (Article 132 LSA; Article 52 RSA).

Consequently, the proposed merger will require prior authorizations granted by the SP, including the approval of Acquisition Co. to operate as an AFP and the approval of the merger.

The processes of obtaining the SP resolution that authorizes Acquisition Co. to exist and operate as an AFP could take a longer period of time than estimated.

During the process to obtain authorization from the SP for Acquisition Co. to operate as an AFP, petitioners may be requested to submit certain documents concerning the suitability of the company and the background of the constituents, according to Article 24A of DL 3,500. The list of documents to be submitted is detailed in the rules issued by the SP. However, the SP has the authority to request any other document that it shall consider necessary for the purposes of complying with provisions of Article 24A of DL 3,500. The exercise of this authority could delay the process of the merger.

The filing required for approval by the SP of Acquisition Co.’s existence and operation as an AFP will be evaluated in light of the “convenience” of operating a new AFP.

According to Article 130 of LSA, the operation of an AFP requires the submission of a filing to the SP, detailing the new company’s structure, line of business, financial and other information. The assessment of the filing, performed by the Superintendent of Pensions, shall be made particularly in accordance with the “convenience” of operating a new AFP. No assurance can be given that the SP will grant its approval.

Investors who own ProVida Shares but who do not wish to hold Nueva ProVida Shares may sell the Nueva ProVida Shares they receive or expect to receive in the merger. This may put downward pressure on the market price of the Nueva ProVida Shares that you will receive in the merger.

For a number of reasons, some shareholders of ProVida may wish to sell their ProVida Shares prior to completion of the merger or to sell the Nueva ProVida Shares that they will receive in the merger. These sales or the prospect of future sales could adversely affect the market price for ProVida Shares and Nueva ProVida Shares.

The value of the Nueva ProVida Shares at the time you receive them could be less than at the time you vote on the merger.

In the merger, each ProVida Share will be exchanged for one Nueva ProVida Share. The exchange ratio will not be adjusted to reflect any changes in the business, operations or prospects of ProVida or Nueva ProVida, market reactions to the merger, general market and economic conditions or any other factors between the date the merger is approved and the date it is consummated.

Nueva ProVida may be unable to fully realize the anticipated benefits of the merger.

No assurance can be given that the benefits expected to be achieved by Nueva ProVida will be realized. The tax benefits may not be realized if, among other reasons, (i) the merger is not considered to be initiated before January 1, 2015 according to the interpretation of the Chilean Tax Administration (Servicio de Impuestos Internos, the “Chilean Tax Administration”) or (ii) the merger is not consummated on or before December 31, 2015. The value of the Nueva ProVida shares could be adversely affected to the extent Nueva ProVida fails to realize the Chilean tax benefits.

Risks Related to Chile

Political developments in Chile may adversely affect Nueva ProVida.

ProVida and several of its subsidiaries are Chilean companies with all or a substantial portion of their operations located in Chile. As of September 30, 2014, 99.9% of ProVida’s assets and operations, on a consolidated basis, were located in Chile. In addition, approximately 98.8% of ProVida’s sales and revenue, on a consolidated basis, are derived from sales in Chile. Nueva ProVida is expected to continue ProVida’s operations. Therefore, Nueva ProVida’s business strategies, financial condition and results of operations could be adversely affected by changes in policies of the Chilean government, other political developments in or affecting Chile, and regulatory and legal changes or administrative practices of Chilean authorities, over which Nueva ProVida will have no control.

A downturn in the Chilean economy may adversely affect Nueva ProVida.

ProVida conducts its operations in Chile and Nueva ProVida is expected to continue such operations. Accordingly, the results of Nueva ProVida’s operations and financial condition are sensitive to and dependent upon the level of economic activity in Chile. Chile’s recent rates of gross domestic product growth may decline in the future, and future developments in or affecting the Chilean economy could impair Nueva ProVida’s ability to proceed with its business plan or materially adversely affect its business, financial condition or results of operations.

Risks Related to Nueva ProVida

The economic situation in Chile will significantly affect Nueva ProVida’s results.

The main source of Nueva ProVida’s revenues from operations will come from the monthly fees charged to its contributors for mandatory contributions made in their individual capitalization accounts, which are compulsory for every salaried worker as long as there is a labor contract in force. These represented 95.2% of the total revenues from operations of ProVida for the nine months ended September 30, 2014. As a result, the economic situation in Chile related to economic activity indicators and employment conditions will significantly affect the Nueva ProVida’s results.

Macroeconomic conditions affect the financial capacity of employers and/or entrepreneurs, which might produce a drop in the number of employee contributors or a lack of capacity for creating new jobs, and decrease the salary of workers. Therefore, both variables—number of employee contributors and average salary—determine the salary base of the contributors and affect Nueva ProVida’s results. An increase in the unemployment rate negatively affects Nueva ProVida’s results and, depending on its magnitude, the impact could be significant.

Additionally, Nueva ProVida’s financial condition and operations results could also be adversely affected by changes in the economic policies implemented by the Chilean Government, political or economic developments in Chile or those affecting Chile. Changes in the development of the Chilean economy could adversely affect Nueva ProVida’s ability to develop its business strategy.

Natural disasters occurring in Chile could be another factor affecting the country’s economy and thus Nueva ProVida’s results if they affect the unemployment level in the country, result in tax increases or cause significant damage to Nueva ProVida’s assets.

Pension funds are global investors, which are affected by the economies of neighboring countries as well as by worldwide economic development.

Pension funds, such as those to be managed by Nueva ProVida, are global investors and are therefore affected by both the economies of neighboring countries as well as by worldwide economic factors. In recent years, pension fund returns have been subject to volatility in international and local financial markets, where foreign investments represented 45.0% of ProVida’s total assets under management as of September 30, 2014.

The worldwide economy could affect Nueva ProVida’s returns obtained on mandatory investments and therefore its net profit.

Nueva ProVida will have limitations on significantly increasing its market position.

According to official statistics released by the SP, ProVida has maintained a leading position in the private pension system since its incorporation, which has led to a market share of 35% in terms of number of participants and 28% in terms of assets under management. Nueva ProVida is expected to continue ProVida’s operations. Given its position in this market and its relative size, it is highly probable that competitors will take steps toward attracting participants from Nueva ProVida and persuading them to transfer their funds and make contributions to other AFPs, limiting Nueva ProVida from significantly increasing its market share. A decrease in Nueva ProVida’s participant portfolio could have a negative impact on its revenues from operations.

Nueva ProVida will be limited in its ability to improve the performance of its assets under management.

ProVida’s assets under management, totaling MCh$27,389,600 (US$45.7 billion) as of September 30, 2014, are very large with respect to the size of the local capital market measured by its total capitalization. Nueva ProVida is expected to continue ProVida’s operations. This reduces Nueva ProVida’s flexibility to significantly modify its portfolio structures, and consequently to improve the return offered to its participants. Additionally, in situations of instability or uncertainty in the markets, Nueva ProVida’s reactive capacity is likely to be limited. In this context, Nueva ProVida cannot ensure that it will be able to maintain a sufficient rate of return on its pension funds to decrease the number of participant transfers. Any decrease in Nueva ProVida’s participant portfolio could have a negative impact on its revenues from operations.

Additionally, if pension fund returns managed by Nueva ProVida do not achieve the legal minimum return established by law, due to any instability or uncertainty in capital markets as described above, Nueva ProVida could lose part of its mandatory investments aimed at covering this difference. See “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—Business Overview—Principal activities—Investment services for participants’ contributions in the pension funds.” This portion must be replenished in a maximum term of 15 days to fulfill the legal requirement to maintain a reserve equal to 1% of the value of each pension fund under management and to continue with its business with the consequent reduction in Nueva ProVida’s equity.

Nueva ProVida will be operated in a regulated market in which its flexibility to manage its business is limited.

Nueva ProVida’s operations will be regulated by the Pension Law and, to the extent applicable, the Chilean Corporations Law. The Pension Law defines the scope of the business of pension fund administrators, which will only permit Nueva ProVida to engage in the administration of its pension funds and the rendering of related benefits. Nueva ProVida will also be authorized to establish local related corporations that may complement its line of business or invest in pension fund administrators or entities located in other countries whose business is related to pension matters.

Regarding pension fund investments, Nueva ProVida must invest such assets in accordance with the types of instruments and within the ranges of assets and maximum percentages allocated per investment and fund type authorized by the Pension Law.

In addition, the Pension Law requires each AFP to maintain a minimum reserve fund known as mandatory investment equal to 1% of the value of each pension fund under management in order to provide a minimum return on investments for each of its pension funds. This minimum return is based on a weighted average of the return by all pension funds in the AFP system in a 36-month period. This requirement has been designated in accordance with different portfolio compositions, giving those with a higher component of variable income and therefore higher volatility (funds Type A and B), a larger margin to achieve the requirement. If a fund’s return for a certain month is lower than the minimum return, the AFP must cover the difference within a five-day period. To do so, the AFP is permitted to apply funds from the mandatory investments, and in that event, such amount must be refunded within 15 days. In accordance with the Pension Law, if an AFP fails to comply with either the minimum return requirement or the minimum reserve fund requirement, it may eventually be required to be dissolved. See “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—Business Overview—Principal activities—Investment services for participants’ contributions in the pension funds.”

The Pension Reform Law (as defined below) increased the investment limits for the pension funds. However, Nueva ProVida cannot ensure that it will be able to fulfill minimum return requirements or the minimum reserve.

Nueva ProVida’s business and results of operations may be affected by changes in laws, regulations or Chilean Government proposals.

On January 16, 2008, the Pension Reform Law in relation to the private pension system (the “Pension Reform Law”) was approved and was published as the Republic Law (N° 20,255) in the Chilean Official Gazette on March 17, 2008. The first changes in the system started to be implemented on July 1, 2008. Changes introduced by the reform cover four areas: coverage improvement, new industrial organization, investments and new institutional framework.

As a result of the implementation of the Pension Reform Law, there is a bidding process for all new participants entering the system every two years beginning in July 2010 and for a 24-month period, whereby the AFP offering the lowest variable fee is awarded the new participant`s accounts. This fee must be lower than the lowest fee operating in the industry and must apply to the AFP’s entire portfolio and not only to the portion awarded.

The approved reform consolidates the current private pension system and is considered to provide an adequate legal framework for AFPs to continue developing their activities. The mandated coverage improvement offers a new business opportunity for AFPs. Additionally, the flexibility to invest in alternatives raises the possibility of increased competition.

However, future changes in laws or regulations in Chile may have a negative effect on Nueva ProVida’s financial results.

In addition, Nueva ProVida will be subject to changes in tax laws. On September 29, 2014, Law No. 20,780 was published in the Chilean Official Gazette (the “Tax Reform”), introducing significant changes to the Chilean taxation system and strengthening the powers of the Chilean Tax Administration to control and prevent tax avoidance. The Tax Reform contemplates, among other matters, changes to the corporate tax regime to create two tax regimes. Starting on January 1, 2017, Chilean companies will be able to opt between two tax systems: (i) the partially integrated regime (sistema parcialmente integrado); or (ii) the attributable taxation regime (sistema de renta atribuida). In both regimes, the corporate tax rate will be gradually increased to 24% in 2016 (21% in 2014, 22.5% in 2015 and 24% in 2016). Starting January 1, 2017, the corporate tax rate will be increased to 25% if the attributable taxation regime is chosen. If the regime chosen is the partially-integrated one the corporate tax will be 25.5% in 2017 and 27% in 2018.

Even though the abovementioned election must be made for tax purposes between June and December of 2016, for purposes of its financial statements from 2014 onwards, it is expected that Nueva ProVida will register its liabilities and assets for deferred taxes according to the corporate tax rate that will be applicable under the attributable taxation regime. If Nueva ProVida finally elects the partially integrated regime for tax purposes in 2016, Nueva ProVida shall adjust the book results of its financial statements.

Nueva ProVida will be exposed to the credit risk of its insurers such that the risk of failure of an insurer to pay any required shortfall amount is borne by ProVida.

Under the Pension Reform Law, the pension fund administrators together must purchase insurance for their affiliates, called life and disability insurance (SIS). The right to provide such insurance is awarded through a bidding process, which is carried out by all AFPs.

In the case of bankruptcy of all involved insurance companies, the State guarantees the necessary additional contributions to complete the required amount to finance the life and disability pension through the State guarantee. The coverage of such guarantee is 100% of the prevailing minimum pension and 75% of the excess of the pension with a maximum of UF 45 per month (MCh$1 approximately) for each beneficiary or pensioner.

The significant share ownership of Nueva ProVida’s principal shareholder may have an adverse effect on the future market value of Nueva ProVida Shares.

Upon consummation of the merger, MetLife, Inc. and its affiliates will continue to beneficially own in the aggregate approximately 93.2% of the outstanding shares of the merged company. A disposition by MetLife, Inc. and its affiliates of a significant number of the shares of the merged company, or the perception that such a disposition might occur, could adversely affect the trading price of Nueva ProVida Shares on the Santiago Stock Exchange, the Valparaíso Stock Exchange and the Electronic Stock Exchange.

Nueva ProVida’s principal shareholder will be able to exercise significant control over Nueva ProVida, which may result in conflicts of interest.

Upon consummation of the merger, MetLife, Inc. and its affiliates will continue to beneficially own approximately 93.2% of the outstanding Nueva ProVida Shares and will continue to be in a position to direct Nueva ProVida’s management and to determine the result of substantially all matters submitted for a vote to Nueva ProVida shareholders, including the election of a majority of the members of Nueva ProVida’s board of directors, determining the amount of dividends distributed by Nueva ProVida (subject to the legally mandated minimum of 30% of net income), adopting amendments to Nueva ProVida’s by-laws, enforcing or waiving Nueva ProVida’s rights under existing agreements, leases and contractual arrangements and entering into agreements with entities affiliated with MetLife, Inc. The interests of MetLife, Inc. and its affiliates may conflict with your interests as a holder of Nueva ProVida Shares.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements based on estimates and assumptions. Forward-looking statements include, among other things, statements concerning the business, capital expenditures, competition and sales, future financial condition, results of operations and prospects of ProVida and Acquisition Co. (and Nueva ProVida, following consummation of the merger).

Certain statements contained in this prospectus are forward-looking statements and are not based on historical fact, such as statements containing the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar words or are tied to future periods. These forward-looking statements are subject to risks, uncertainties and assumptions.

Factors that could cause actual results to differ materially and adversely include, but are not limited to:

•	General economic conditions in Chile and Latin America and the other countries in which ProVida has and Nueva ProVida will have significant business activities or investments, including the United States;

•	The availability of financing at reasonable terms to Chilean companies, including ProVida and Nueva ProVida;

•	The failure of governmental authorities to approve the proposed transactions described in this prospectus;

•	Increased costs;

•	The monetary and interest rate policies of the central bank of Chile (the “Chilean Central Bank”);

•	Unanticipated turbulence in interest rates, foreign exchange rates, equity prices or other rates or prices;

•	Changes in Chilean and foreign laws, regulations and taxes;

•	Changes in regulations affecting AFPs;

•	Natural disasters;

•	The inability to hedge certain risks economically;

•	The adequacy of loss reserves;

•	Technological changes;

•	Changes in consumer spending and saving habits;

•	Success in managing the risks involved in the foregoing; and

•	Other factors discussed under “Risk Factors” in this prospectus.

Forward-looking statements speak only as of the date they are made. ProVida and Acquisition Co. (and Nueva ProVida, following consummation of the merger) undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. In light of these limitations, you should not place undue reliance on forward-looking statements contained in this prospectus.

EXCHANGE RATES

The following table sets forth, for the periods and dates indicated, certain information concerning the exchange rate between the Chilean peso and the US dollar. Such exchange rates are provided solely for convenience and are not necessarily the exchange rates used by Acquisition Co. and ProVida in the preparation of the financial statements included in this prospectus. No representation is made to the effect that the Chilean peso could have been, or could be, converted into US dollars at the exchange rates indicated below or at any other exchange rate. There can be no assurance that the Chilean peso will not depreciate or appreciate again in the future.

Nominal Rate of Exchange

(Chilean pesos per US$1.00)

Year	Average	High	Low
2009	559.67	643.87	491.09
2010	510.38	549.17	468.37
2011	483.36	533.74	455.91
2012	486.75	519.69	469.65
2013	495.00	533.95	466.50

Source: Chilean Central Bank.

Nominal Rate of Exchange

(Chilean pesos per US$1.00)

Month in 2014	Average	High	Low
January	537.03	550.53	527.53
February	554.41	563.32	546.94
March	563.84	573.24	550.53
April	554.64	563.76	544.96
May	555.40	566.88	548.04
June	553.06	559.12	549.59
July	558.21	570.51	548.72
August	579.05	593.28	571.75
September	593.47	601.66	585.29
October	589.98	598.64	576.65

Source: Chilean Central Bank.

According to the latest information published by the Chilean Central Bank as of the date of issuance of this prospectus, the exchange rate on November 14, 2014 was Ch$594.14 per US$1.00.

PART THREE—THE MERGER

THE MERGER

The following is a description of the material aspects of the merger. While ProVida and Acquisition Co. believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. ProVida and Acquisition Co. encourage you to read carefully this entire prospectus, including the merger agreement, a copy of which is attached to this prospectus as Annex  A, for a more complete understanding of the merger agreement and the transactions contemplated thereby.

The Parties

Acquisition Co. is a Chilean closed corporation (sociedad anónima cerrada) organized under the laws of Chile that is a wholly-owned, indirect subsidiary of MetLife, Inc. It was formed solely for the purpose of acquiring ProVida Shares and ADSs. For further information, see “PART FOUR—INFORMATION ABOUT METLIFE CHILE ACQUISITION CO. S.A.—History and development of Acquisition Co.”

ProVida is a corporation (sociedad anónima) organized under the laws of Chile and designated thereunder as a pension fund administrator or AFP. As required by Chilean laws governing pension fund administrators, the exclusive line of business of ProVida is to collect contributions made by its participants and to invest and manage it in pension funds (Article 23, DL 3,500; Article 52, Reglamento DL 3,500), along with the delivery of benefits authorized by law (for example, it provides life and disability benefits for its participants, as well as a senior pension for participants). For further information, see “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—History and development of ProVida.”

General Information Concerning the Merger

On the Effective Date, ProVida will merge into Acquisition Co. by way of absorption by Acquisition Co. of ProVida, without liquidation of ProVida. The surviving company will be known as “[ProVida A.F.P.S.A.]” upon the effectiveness of the merger. ProVida shareholders (other than Acquisition Co. and its affiliates) will receive the merger consideration upon the terms set forth in the merger agreement and as further described under “PART THREE—THE MERGER AGREEMENT— Merger Consideration.”

Background of the Merger

On September 29, 2014, the new Chilean Tax Law 20,780 was enacted. Upon the law’s enactment, Acquisition Co. and its affiliates, together with its advisors, started evaluating potential effects of such law on Acquisition Co. and its affiliates, as well as on ProVida.

On November 12, 2014, a special shareholders’ meeting of Acquisition Co. approved a decrease in the number of shares into which the capital of Acquisition Co. is divided, from 2,081,600,000 to 308,928,816, without reducing its corporate capital or affecting the rights and preferences of shares in Acquisition Co. Such amendment is in the process of being registered in the Registry of Commerce and published in the Chilean Official Gazette.

Also on November 12, 2014, the board of directors of Acquisition Co. approved the merger agreement, and sent it to its shareholders for their consideration. Afterwards, the merger agreement was executed by and among Acquisition Co.’s shareholders (Inversiones MetLife Holdco Dos Limitada, Inversiones MetLife Holdco Tres Limitada, and MetLife Chile Inversiones Limitada) on the one hand, and Acquisition Co. (as ProVida’s controlling shareholder) on the other hand. The merger agreement sets forth mutual obligations for the completion of the absorption of ProVida by Acquisition Co. A duly appointed representative of Acquisition Co. then delivered a letter to the Chairman of the board of directors of ProVida, requesting the convening of a special shareholders’ meeting for approval of the merger.

On November 17, 2014, the board of directors of ProVida approved the financial statements and the submission of the background information for the merger to the shareholders (the merger agreement and expert’s report) and called for a special shareholders’ meeting. On November 18, 2014, ProVida, filed a material event notice (hecho esencial), announcing the calling of the special shareholders’ meeting. The board of directors of Acquisition Co. will approve the audited financial statements and the expert report and call for a special shareholders’ meeting to be held on or about December 29, 2014.

Reasons for the Merger

Acquisition Co., the controlling shareholder of ProVida, has proposed the merger in order to simplify the corporate structure of the MetLife group following the acquisition by MetLife, Inc. and its affiliates of approximately 93.2% of ProVida. Acquisition Co. also believes that the merger of ProVida into Acquisition Co. will result in significant tax efficiencies for the benefit of all shareholders of Nueva ProVida, including such shareholders that are not affiliated with Acquisition Co. Among other things, as a result of the merger, Nueva ProVida may allocate the Tax Goodwill originated upon the merger among the non-monetary assets that Nueva ProVida receives as a consequence of the merger, up to the market value of such non-monetary assets. Under Chilean tax law, provided the proposed merger is initiated before January 1, 2015 and is consummated on or before December 31, 2015, the portion of the Tax Goodwill that may not be distributed among the non-monetary assets (the excess above their fair market value) will be considered, for tax purposes, as a deferred expense and must be deducted in equal parts by Nueva ProVida in a term of 10 consecutive commercial exercises (or years), counted from the commercial exercise (or year) in which the Tax Goodwill was generated. If the merger is not consummated within such term, the excess amount of the Tax Goodwill shall be recorded by Acquisition Co. as an intangible asset that cannot be depreciated or amortized for tax purposes until Acquisition Co. is dissolved or liquidated.

Exchange Ratio Determination of Chilean Financial Expert

An international accounting firm (the “Financial Expert”) was retained in accordance with requirements under Chilean law to conduct the exchange ratio calculations with respect to the merger.

On November 17, 2014, the Financial Expert, as required under Chilean law, presented the results of its exchange ratio determination to the board of directors of both Acquisition Co. and ProVida. The Financial Expert determined an exchange ratio in the merger of one to one. The Financial Expert’s analysis was prepared for the use of the respective shareholders of Acquisition Co. and ProVida, does not address the fairness of the exchange ratio in the merger and does not constitute a recommendation to Acquisition Co., ProVida or any other person with respect to the merger or to any shareholder of Acquisition Co. or ProVida as to how such shareholder should vote with respect to the merger.

The following is a summary of the equity values for Acquisition Co. and ProVida based on the exchange ratio determination by the Financial Expert.

Summary Valuation	(MCh$)
Acquisition Co.	895,733
ProVida	960,590

In performing its exchange ratio determination, the Financial Expert, among other things:

•	read the financial statements of Acquisition Co. and ProVida as of September 30, 2014;

•	read the information and documents of Acquisition Co. and ProVida provided by management of both entities; and

•	performed such other financial studies and analyses and considered such other information as the Financial Expert deemed appropriate for the purposes of performing its exchange ratio determination based on information provided to said Financial Expert by Acquisition Co. and ProVida and their representations that such information was complete and accurate.

The Financial Expert also held discussions with certain members of the management of Acquisition Co. and ProVida with respect to the past and current business operations of Acquisition Co. and ProVida, the financial condition and future prospects and operations of Acquisition Co. and ProVida, and certain other matters the Financial Expert believed necessary or appropriate to its inquiry.

The Financial Expert relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or that was furnished to or discussed with it by Acquisition Co. and ProVida or otherwise reviewed by the Financial Expert. The Financial Expert did not conduct and was not furnished any valuation or appraisal of any assets or liabilities, nor did the Financial Expert evaluate the solvency of Acquisition Co. and ProVida under any laws relating to bankruptcy, insolvency or similar matters. The Financial Expert did not perform an audit of the financial statements of Acquisition Co. or ProVida. In relying on financial analyses and forecasts provided to it, the Financial Expert assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Acquisition Co. and ProVida to which such analyses or forecasts relate. The Financial Expert expressed no view as to such analyses or forecasts or the assumptions on which they were based.

The Financial Expert’s work was based on economic, market and other conditions as in effect on, and the information made available to the Financial Expert as of, the presentation of such analyses to the respective shareholders of Acquisition Co. and ProVida. Subsequent developments may have affected or may hereafter affect such analyses, and the Financial Expert does not have any obligation to update, revise, or reaffirm such analyses. The Financial Expert has expressed no opinion as to the fairness of the exchange ratio in the merger, the underlying decision by Acquisition Co. and its shareholders to engage in the merger, the price at which Nueva ProVida Shares or ProVida Shares will trade at any time, whether before or after the closing of the merger, or any other matter.

The summary set forth above is a materially complete description of the material analyses or data presented by the Financial Expert. However, the work performed is a complex process and is not necessarily susceptible to partial analysis or summary description. The Financial Expert believes that the summary set forth above and its determination must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses. The Financial Expert based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which the Financial Expert based its analyses are set forth above. The Financial Expert’s analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, the Financial Expert’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

Ownership of Nueva ProVida After the Merger

ProVida’s shareholders will not be diluted as a consequence of the merger, and therefore, immediately following consummation of the merger, subject to any exercise of withdrawal rights, ProVida shareholders (other than Acquisition Co. and its affiliates), are expected to hold Nueva ProVida Shares representing the same percentage held in the aggregate by such shareholders in ProVida immediately prior to the effective time of the merger, and MetLife, Inc. and its affiliates will own the same percentage held in the aggregate by such parties in ProVida immediately prior to the effective time of the merger.

The Nueva ProVida Shares issued pursuant to the merger shall have the same voting rights and rights to dividends as those ProVida Shares currently in circulation.

Plans for Nueva ProVida Following the Merger

Upon consummation of the merger, ProVida shall be dissolved and absorbed into Nueva ProVida, the latter acquiring all the assets, liabilities and equity of ProVida, and succeeding ProVida in all its rights and obligations. ProVida’s dissolution shall occur without requiring its winding-up, since its shareholders shall become shareholders of Nueva ProVida, except for those who wish to exercise their right to withdraw in accordance with Article 69 of the LSA.

Nueva ProVida shall become solely responsible for the payment of all the debts or liabilities directly, indirectly or potentially owed by ProVida, whether to its shareholders, workers, vendors, banks, financial institutions, companies and in general with any individual or body corporate, in time and form as incurred by ProVida, benefitting from or being affected by all the terms, conditions, modalities, guarantees and exceptions of ProVida in relation to such liabilities, since, as a result of the merger, Nueva ProVida shall be deemed the successor-in-interest of ProVida for all legal purposes.

Nueva ProVida shall be jointly and severally liable and shall undertake to pay the applicable taxes, as per the respective winding-up balance sheets to be prepared by ProVida pursuant to article 69 of the Chilean tax code.

The business of Nueva ProVida and its subsidiaries following the merger will be the same business of ProVida and its subsidiaries prior to the merger. The surviving company shall be known as “[ProVida A.F.P.S.A.]” upon the effectiveness of the merger. The executive offices of the surviving company will continue to be located in Santiago, Chile. Upon consummation of the merger, the senior management and directors of Acquisition Co. shall resign and the senior management and directors of ProVida shall become the senior management and directors of Nueva ProVida.

U.S. Federal Income Tax Consequences of the Merger

The merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Accordingly, a U.S. Holder of ProVida Shares generally will not recognize any gain or loss on the exchange of ProVida Shares for Nueva ProVida Shares.

See “PART THREE—THE MERGER—MATERIAL UNITED STATES TAX CONSEQUENCES—U.S. Federal Income Tax Consequences to U.S. Holders of the Merger” beginning on page 35 for a more complete discussion of the U.S. federal income tax consequences of the merger.

Material Chilean Tax Consequences

The exchange of ProVida Shares for Nueva ProVida Shares will not result in the recognition of income, gain or loss to foreign holders for Chilean income tax purposes, except to the extent of any cash paid to dissenting shareholders upon their exercise of the right to withdraw from ProVida.

The ownership of Nueva ProVida Shares by Foreign Holders will not result in the recognition of income, gain or loss to Foreign Holders for Chilean income tax purposes, except to the extent of any dividend payment or income attribution (the latter, in case the attributed tax regime is elected by Nueva ProVida from 2017 onwards). Dividend payments would be subject to a 35% withholding tax, being the corporate tax paid by Nueva ProVida creditable against the former. Withholding tax should be declared and paid by Nueva ProVida upon dividend payments, with no liability to the foreign holders for any tax return regarding this specific income. The transfer of Nueva ProVida Shares may trigger an up to 35% withholding tax over the capital gain produced in the sale. Special tax or exemption regimes for capital gain produced in the sale of shares could be available depending on some characteristics of the holder, the shares, the traded market and the acquirer.

See “PART THREE—THE MERGER—MATERIAL CHILEAN TAX CONSEQUENCES” beginning on page 38 for a more complete discussion of the material Chilean income tax consequences of the merger.

Conditions to the Merger

The merger is subject to the following conditions:

•	approval of the merger by holders of two-thirds of the outstanding ProVida Shares and holders of two-thirds of the outstanding voting shares of Acquisition Co., and

•	authorization of the merger by the SP, issuing the appropriate resolution and certificate in accordance with the provisions of Article 131 of the LSA.

Acquisition Co. owns approximately 93.2% of ProVida’s shares and Acquisition Co. will vote these shares in favor of the merger at the ProVida special shareholders’ meeting. MetLife, Inc. indirectly owns 100% of the shares of Acquisition Co. and will vote these shares in favor of the merger. As a result, approval of the merger by shareholders of ProVida and Acquisition Co. is assured.

Regulatory Matters

The merger is not subject to any additional regulatory requirements of any municipal, state, federal or foreign governmental agencies other than those mentioned in this prospectus.

Material Effects of the Merger; Directors and Management of the Surviving Company After the Merger

Upon consummation of the merger, the management and the board of directors of ProVida will become the management and board of directors of Nueva ProVida and continue their duties and responsibilities, and the new board of directors of Nueva ProVida shall assume full control of the surviving company.

Appraisal Rights/Withdrawal Rights of ProVida Shareholders

Pursuant to the Chilean Corporations Law, ProVida shareholders who dissent from approval of the merger will not have appraisal rights. However, ProVida shareholders who vote against approval of the merger during the special shareholders’ meeting or who have not attended such meeting but indicate afterward their disagreement with it by delivering a written notice to ProVida, will have the right to withdraw from ProVida in accordance with Article 69 of the LSA, provided that they send a written notice of their objection to the merger and expressly declare their intention to withdraw from ProVida within 30 calendar days from the date on which the merger is approved. Dissenting shareholders shall be entitled to receive from ProVida a cash payment per share equivalent to the weighted average of the sales prices per share for the ProVida Shares as reported on the Chilean stock exchanges on which the shares are quoted for the 60-trading day period that is between the 90th trading day and the 30th trading day preceding the shareholders’ meeting giving rise to the withdrawal right. If, because of the volume, frequency, number and diversity of the buyers and sellers, the SVS determines that the ProVida Shares are not actively traded on a stock exchange, the price paid per share to the dissenting shareholder shall be the book value. Book value per share for this purpose shall be equal to the paid capital of ProVida plus (x) reserves and (y) profits, less losses, divided by the total number of shares outstanding, whether fully paid or not. For the purpose of making this calculation, the most recent available consolidated statements of financial position are used, as adjusted to reflect inflation up to the date of the shareholders’ meeting which gave rise to the withdrawal right.

Accounting Treatment by Nueva ProVida

The transaction will be accounted for as an acquisition of a non-controlling interest.

Exchange of Stock Certificates by ProVida Shareholders

Once the merger is approved by the shareholders of ProVida and Acquisition Co. at their respective special shareholders’ meetings, and all of the conditions and authorizations to the completion of the merger are satisfied, the absorption merger of ProVida into Acquisition Co. shall be effective on the 60th day following the publication, in the Chilean Official Gazette, of the authorization to be issued by the SP for such merger, provided such publication is made within 15 days following the issuance of the authorization, pursuant to article 43 of DL 3,500. On the Effective Date, Nueva ProVida shall proceed to register, in its shareholders’ registry, all the persons who were registered in the shareholders’ registry of ProVida as of the midnight of the immediately preceding day. Nueva ProVida shall also register the transfer forms duly submitted to ProVida previously, to the extent not yet registered, whereupon the shareholders of ProVida shall be deemed to be shareholders of Nueva ProVida for all applicable purposes, as per the approved exchange ratio.

The board of directors of Nueva ProVida shall set a date, which could be the same as the Effective Date or thereafter, to perform the actual exchange of the certificates representing the ProVida shares for certificates representing the Nueva ProVida shares. From midnight on that date, the ProVida Shares shall no longer be traded on any securities exchange, and the Nueva ProVida Shares shall begin trading.

Effects of the Merger on ProVida ADR Holders

The deposit agreement among ProVida, The Bank of New York Mellon and holders of ADSs, dated as of November 22, 1994, as amended and restated as of February 7, 1996, as further amended and restated as of August 19, 1999 (the “Deposit Agreement”), governing the ADSs was terminated on September 18, 2014. Accordingly, the ADSs were delisted from the New York Stock Exchange at the opening of business on October 3, 2014.

Pursuant to the terms of the Deposit Agreement, ADS holders have until March 17, 2015 to surrender their ADSs to The Bank of New York Mellon in exchange for the underlying shares of ProVida. If the merger becomes effective before March 17, 2015, The Bank of New York Mellon will exchange the ProVida Shares that it holds for Nueva ProVida Shares and the securities underlying the ADSs will thus be Nueva ProVida Shares such that, upon surrender of the ADSs between the effective date of the merger and such date after March 17, 2015 on which The Bank of New York Mellon shall have sold such shares, you would receive Nueva ProVida Shares. Upon such surrender of ADSs for the purpose of withdrawal, you would be free to hold such shares or to sell such shares, including on the Santiago Stock Exchange, the Electronic Stock Exchange, the Valparaiso Stock Exchange and any other stock exchanges on which such ProVida Shares, and after the merger Nueva ProVida Shares, are expected to trade. Delivery of the underlying shares may require the ADS holder to have a bank account in Chile as well as its local bank/agent to have instructions to receive such shares from The Bank of New York Mellon’s custodian. The ADS holder or its broker must contact the ADS holder’s bank/agent to ensure that the necessary receipt instructions are in place. After March 17, 2015, The Bank of New York Mellon may sell the shares underlying any ADSs that have not then been surrendered. The Bank of New York Mellon shall thereafter hold un-invested the net proceeds of any such sale, for the pro-rata benefit of the holders of any such outstanding ADSs. You could then receive your proportionate share of such net proceeds upon surrender of your ADSs. Note that The Bank of New York Mellon will charge ADS holders fees for surrender of ADSs, either to receive deposited ProVida Shares or Nueva ProVida Shares or to receive the proceeds of the sale of such shares.

The Bank of New York Mellon is available at 212-815-2721 or 212-815-2722 to assist ADS holders with any further questions.

Expenses, Fees and Costs

The expenses derived from the implementation of the merger agreement shall be borne by Nueva ProVida.

THE MERGER AGREEMENT

The following summary describes selected material provisions of the merger agreement, a copy of which is attached to this prospectus as Annex A, and is incorporated by reference into this prospectus. This summary is qualified in its entirety by reference to the complete text of the merger agreement and may not contain all the information about the merger agreement that is important to you.

As a matter of Chilean law, the merger of ProVida and Acquisition Co. is effected through the approval by the shareholders of both ProVida and Acquisition Co. of the merger as contemplated by the merger agreement, and certain regulatory approvals considering the nature of the business. Therefore, you are encouraged to read carefully the merger agreement, including the exhibits to the merger agreement in its entirety, as it is the legal document governing the merger.

Structure of the Merger

Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger, ProVida will merge into Acquisition Co., by way of absorption by Acquisition Co. of ProVida without liquidation of ProVida, and Acquisition Co. will assume, by universal succession, the rights and obligations of ProVida. The surviving company will be known as “[ProVida A.F.P.S.A.]”

Merger Consideration

Upon consummation of the merger, subject to exercise of withdrawal rights under Chilean law, each ProVida Share held at the effective time of the merger will be converted into one Nueva ProVida Share. No additional consideration in cash or in kind will be paid by Acquisition Co. to the shareholders of ProVida in connection with the merger.

The Nueva ProVida Shares to be issued in the merger will have similar rights, including with respect to dividends and distributions, as the ProVida Shares prior to the merger, as set forth in ProVida’s bylaws. However, the Nueva ProVida bylaws contain a “squeeze-out” mechanism. Under this squeeze out mechanism, if (i) the controlling shareholder of Nueva ProVida launches a tender offer for 100% of the Nueva ProVida Shares, (ii) in such tender offer the controlling shareholder of Nueva ProVida acquires at least 15.0% of the issued and outstanding Nueva ProVida Shares from non-related shareholders, and (iii) as a result the controlling shareholder of Nueva ProVida reaches 95.0% or more of the then outstanding Nueva ProVida Shares; then such controlling shareholder would then be entitled to require that the remaining shareholders of Nueva ProVida, sell their Nueva ProVida Shares to such person in accordance with Chilean law.

Nueva ProVida will assume, by universal succession, all of the assets and liabilities, and will succeed to all of the rights and obligations, of ProVida.

Corporate Governance Matters

See “PART THREE—THE MERGER—Material Effects of the Merger; Directors and Management of the Surviving Company After the Merger” on page 28 for a description of the post-merger corporate governance and certain related matters of Nueva ProVida and ProVida.

Representations, Warranties, Covenants and Agreements

The merger agreement contains various mutual representations and warranties by ProVida and Acquisition Co. that relate to, among other things:

•	organization;

•	capital;

•	financial statements;

•	taxes;

•	no breach;

•	operations with related persons; and

•	requirements to be a shareholder of an AFP.

The merger agreement also contains conduct of business covenants between the parties governing the period until the effective time of the merger or termination of the merger agreement, including (but not limited to):

•	not to amend the corporate bylaws; issue, sell, transfer, pledge, dispose of or encumber any of the shares representing corporate capital; create new series of shares, trade or reclassify shares; acquire, in any manner, directly or indirectly, the company’s own shares, except as a result of the withdrawal right exercised by its shareholders;

•	to conduct the business in the ordinary course and consistent with past practice, and in normal operating conditions;

•	to record the transactions in accordance with the accounting principles applicable to each respective company and consistent and in accordance with the accounting criteria used to prepare such company’s financial statements;

•	other than as provided in the merger agreement or by law, to refrain from agreeing on or performing any new allotments, distributions, advances, withdrawals, drafts, accruals or payments of profits, dividends or reductions or refunds of capital; and

•	to refrain from approving, agreeing or proceeding with the division, conversion, merger or winding-up of Nueva ProVida or ProVida.

Conditions to Effectiveness of the Merger

The completion and effectiveness of the merger are subject to:

•	approval of the merger on the terms and conditions set forth in the merger agreement by the shareholders of ProVida and Acquisition Co. at the special shareholders’ meetings of each company; and

•	authorization of the merger by the SP, issuing the resolution and certificate in accordance with the provisions of article 131 of the LSA.

No assurance can be given as to when or whether any of these approvals and consents will be obtained, the terms and conditions that may be imposed in connection with their consents and approvals, or the consequences of failing to obtain the consents and approvals.

Termination

The merger agreement does not contain any termination provision for the agreement. However, under Chilean law the merger agreement may be terminated in the following circumstances: (i) if the shareholders of ProVida or Acquisition Co. do not approve the merger at the relevant special shareholders’ meetings; (ii) if ProVida and Acquisition Co. decide to terminate the merger agreement prior to its consideration by the special shareholders’ meetings; (iii) if for any reason the merger agreement is declared void by a competent court; or (iv) if, through no fault of the parties, consummation of the merger becomes impossible.

Effect of Termination

If the merger agreement is declared terminated and the merger frustrated by any reason not attributable to the fault, negligence, recklessness or bad faith of any of the parties thereto, no obligations of the parties shall remain in effect except those necessary to rescind those acts or approvals related to the merger.

No Rescission

Acquisition Co. has not restricted its ability to rescind the merger agreement. However, since there is no specific provision in the merger agreement allowing any of the parties to rescind the agreement without cause, in order to terminate the agreement the parties will have to enter into an agreement to rescind the merger agreement.

Amendment and Waiver

There is no provision in the merger agreement providing for amendments or waivers of the agreement, therefore, in order to do so the parties will have to sign and deliver to each other a written instrument amending or waiving provisions of the merger agreement.

THE PROVIDA SPECIAL SHAREHOLDERS’ MEETING

General

The special shareholders’ meeting of ProVida will be held on December 29, 2014, at 10:00 a.m., Chilean time, at the headquarters of ProVida located in Pedro de Valdivia 100, 1st Floor, Providencia, Santiago, Chile.

The purpose of the special shareholders’ meeting is to consider and to vote on the proposal to merge ProVida into Acquisition Co. as contemplated by the merger agreement (acuerdo de fusión) dated as of November 14, 2014.

Record Date

According to Article 62 of the LSA and ProVida’s bylaws, only ProVida shareholders who are registered in the shareholders registry of ProVida as of five business days prior to the special shareholders’ meeting will be entitled to attend and vote at the special shareholders’ meeting to be held on December 29, 2014. The record date for the special shareholders’ meeting will therefore be December 22, 2014. Holders may cast one vote for each ProVida Share that they own on December 22, 2014. Such voting rights are granted in accordance with Article 15 (décimo quinto) of the bylaws which incorporates by reference the provisions of the Chilean Corporations Law.

Matters to be Considered at the ProVida Special Shareholders’ Meeting

At the special shareholders’ meeting of ProVida, the shareholders shall:

1.	Approve the bylaws of Nueva ProVida, including all changes required to adjust them to those of a single-purpose corporation engaged in the management of Pension Funds and to those of a publicly held corporation registered in the Securities Registry kept by the SVS;

2.	Approve the documentation that serves as the basis for the merger, including (A) the merger agreement, (B) the financial statements, and (C) the expert report;

3.	Approve the exchange ratio between Nueva ProVida Shares and ProVida Shares;

4.	Approve the absorption merger of ProVida into Acquisition Co., with Acquisition Co. as the surviving company, subject to the fulfillment of certain conditions precedent;

5.	Approve the submission of request of authorization by the SP of the merger;

6.	Approve the dissolution of ProVida as a result of the merger without winding-up, with Nueva ProVida acquiring all the assets, liabilities and equity of ProVida, and succeeding it in all its rights and obligations;

7.	Adopt any other action necessary to carry out the merger as approved at the special shareholders’ meetings, and authorize the board of directors to grant all powers of attorney deemed necessary to consummate the merger.

Vote Required and Voting by Power of Attorney

In order to effect the merger, ProVida shareholders must approve the merger of ProVida into Acquisition Co. as contemplated by the merger agreement. The merger requires the approval by the affirmative vote of two-thirds of the voting stock of ProVida at the special shareholders’ meeting where at least a majority of the issued share capital of ProVida is present or represented at the shareholders’ meeting following the first call, or, if held on the second call, any number of shareholders.

ProVida shareholders may submit their vote for or against the proposal submitted at the ProVida special shareholders’ meeting in person or by means of a power of attorney granted in accordance with Chilean law to an attorney-in-fact who must attend the meeting in person and vote the shares on such holder’s behalf. A power of attorney for such representation shall be granted in writing for all the ProVida Shares held by the owner.

As of the date of this prospectus, Acquisition Co. owns approximately 93.2% of ProVida’s shares and Acquisition Co. will vote its shares in favor of the merger. As a result, approval of the merger by ProVida’s shareholders is assured.

Principal Shareholders

ProVida is a publicly traded Chilean corporation with equity divided into 331,316,623 shares of common stock, in nominative registered form, without nominal (par) value and each share of common stock representing the right to one vote. ProVida is controlled by its majority shareholder Acquisition Co., which owns approximately 93.2% of issued shares in ProVida but has no special voting rights.

The remaining subscribed and paid shares are distributed among public investors, as well as executives of ProVida who each have an individual participation lower than 1% of the issued share capital. No major shareholder has special voting rights.

As of October 31, 2014, share ownership of ProVida was as follows:

Name of shareholder	Number of ProVida shares owned	Percentage of ownership
MetLife Chile Acquisition Co. (1)	304,038,828	91.77
The Bank of New York Mellon (2)	13,146,960	3.97
Directors and Executives	0	0
All Other Shareholders None of Which Own More Than 1%	14,130,835	4.26

(1)	MetLife Chile Acquisition Co. S.A. purchased most of its shares through the tender offer for ProVida Shares conducted in September 2013. Also, it acquired approximately 51.6% of ProVida derived from the dissolution of Inversiones Previsionales S.A., former controlling shareholder of ProVida. For further information, see “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—History and development of ProVida—Recent developments.”
(2)	Depositary Bank of ADS, Banco Itaú acting as custodian. It includes a 1.47% owned by MetLife Chile Acquisition Co. S.A. and the remaining 2.5% is owned by other third parties.

Security Ownership by Management of ProVida and Acquisition Co.

As of the date of this prospectus, no member of the board of directors, or any member of the senior management of either ProVida or Acquisition Co. is the beneficial owner of more than one percent of the shares of either ProVida or Acquisition Co.

Admission to Trading and Listing of Nueva ProVida Shares

Nueva ProVida is not required to ensure that the shares issued in the merger are admitted to trading and listed on the New York Stock Exchange (“NYSE”), or to enter into a deposit agreement for the issuance of ADSs representing such shares. It is not currently expected that the Nueva ProVida Shares will be listed or traded on the NYSE. It is expected that the Nueva ProVida Shares will be listed on the Santiago Stock Exchange, the Electronic Stock Exchange and the Valparaiso Stock Exchange.

Appraisal Rights/Withdrawal Rights

Pursuant to the Chilean Corporations Law, ProVida shareholders who dissent from approval of the merger will not have appraisal rights. However, ProVida shareholders who vote against approval of the merger during the special shareholders’ meeting or who have not attended such meeting but indicate afterward their disagreement with it by delivering a written notice to ProVida, will have the right to withdraw from ProVida in accordance with Article 69 of the LSA, provided that they send a written notice of their objection to the merger and expressly declare their intention to withdraw from ProVida within 30 calendar days from the date on which the merger is approved. Dissenting shareholders shall be entitled to receive from ProVida a cash payment per share equivalent to the weighted average of the sales prices per share for the ProVida Shares as reported on the Chilean stock exchanges on which the shares are quoted for the 60-trading day period that is between the 90th trading day and the 30th trading day preceding the shareholders’ meeting giving rise to the withdrawal right. If, because of the volume, frequency, number and diversity of the buyers and sellers, the SVS determines that the ProVida Shares are not actively traded on a stock exchange, the price paid per share to the dissenting shareholder shall be the book value per share. Book value per share for this purpose shall be equal to the paid capital of ProVida plus (x) reserves and (y) profits, less losses, divided by the total number of shares outstanding, whether fully paid or not. For the purpose of making this calculation, the most recent available consolidated statements of financial position is used, as adjusted to reflect inflation up to the date of the shareholders’ meeting which gave rise to the withdrawal right. As of the date of this prospectus, ProVida Shares are actively traded on Chilean stock exchanges.

If you hold ProVida Shares, you may exercise your right of withdrawal either by voting your shares against the merger at the shareholders’ meeting and by sending a written notice of withdrawal to ProVida within 30 calendar days from the date of the shareholders’ meeting or, if you do not attend the shareholders’ meeting, by sending a written notice of withdrawal to ProVida within 30 calendar days from the date of the shareholders’ meeting. This means that ProVida must receive your written notice on or before January 28, 2015. This notice of withdrawal must specifically state that you are electing to withdraw from ProVida because you disagree with the merger of ProVida with and into Acquisition Co. as approved at the ProVida shareholders’ meeting. You must send your notice of withdrawal by certified or registered mail to ProVida or, alternatively, arrange for a Chilean notary public to present and certify your notice of withdrawal to the ProVida board of directors. If you are a ProVida shareholder and you vote in favor of the merger, you will NOT have any right of withdrawal under Chilean law.

MATERIAL UNITED STATES TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of the merger to U.S. Holders of ProVida Shares, and of the ownership and disposition of Nueva ProVida Shares received pursuant to the merger. For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of ProVida Shares or Nueva ProVida Shares, as the case may be, that is for U.S. federal income tax purposes (1) a citizen or individual resident of the United States, (2) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust that (i) is subject to (a) the primary supervision of a court within the United States and (b) the authority of one or more U.S. persons to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person or (4) an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of ProVida Shares or Nueva ProVida Shares, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership that is the beneficial owner of ProVida Shares or Nueva ProVida Shares should consult the partner’s own tax advisor regarding the U.S. federal income tax consequences to such partner of the merger and of the ownership of Nueva ProVida Shares.

This discussion addresses only those U.S. Holders of Nueva ProVida Shares that acquire such shares pursuant to the merger and those U.S. Holders of ProVida Shares that hold their ProVida Shares (and their Nueva ProVida Shares acquired pursuant to the merger) as a capital asset (generally, for investment purposes). This discussion does not apply to holders of ProVida Shares or Nueva ProVida Shares subject to special rules, including, for example: financial institutions; insurance companies; mutual funds; subchapter S corporations, partnerships or other pass-through entities (or investors in subchapter S corporations, partnerships or other pass-through entities); tax-exempt organizations; dealers in securities or currencies; traders in securities that elect to use a mark to market method of accounting; persons that hold ProVida Shares or Nueva ProVida Shares as part of a straddle, hedge, constructive sale or conversion transaction; holders who have a functional currency other than the U.S. dollar; holders who hold ProVida ADSs or ADRs; persons who are not U.S. Holders; U.S. expatriates; holders who have acquired their ProVida Shares through the exercise of an employee stock option or otherwise as compensation; and holders of ProVida Shares who own, or have owned, directly, indirectly or constructively, 5%

or more of the total combined voting power of all classes of issued and outstanding shares of ProVida or who will own, directly, indirectly or constructively, 5% or more of Nueva ProVida after the merger.

The following discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, currently applicable and proposed Treasury regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this prospectus, and all of which are subject to change, possibly with retroactive effect. The discussion does not purport to be a complete analysis of all the U.S. federal income tax consequences that may be relevant to particular holders of ProVida Shares or Nueva ProVida Shares in light of their individual circumstances. Further, it does not address any aspect of foreign, state, local or estate or gift taxation or the 3.8% tax imposed on certain net investment income. Each holder of ProVida Shares should consult its own tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the merger and the ownership and disposition of Nueva ProVida Shares received pursuant to the merger.

U.S. Federal Income Tax Consequences to U.S. Holders of the Merger

Consequences of the Merger

The merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Accordingly, subject to the PFIC rules discussed below, a U.S. Holder of ProVida Shares will not recognize any gain or loss on the exchange of ProVida Shares for Nueva ProVida Shares. The aggregate tax basis of Nueva ProVida Shares received in the merger will be equal to the aggregate tax basis of the ProVida Shares exchanged therefor. The holding period of the Nueva ProVida Shares received in the merger will include the holding period of the ProVida Shares exchanged therefor.

U.S. Holders Who Are Withdrawing ProVida Shareholders

Subject to the PFIC discussion below, a U.S. Holder who is a withdrawing ProVida shareholder will recognize a gain or loss equal to the difference between the U.S. dollar value of the amount of cash received and the holder’s aggregate adjusted tax basis in the ProVida Shares exchanged therefor. Such gain or loss generally will be long-term capital gain or loss if the holder’s holding period for its ProVida Shares exceeds one year.

Passive Foreign Investment Company (“PFIC”) Status of ProVida

A U.S. Holder of ProVida Shares may be subject to adverse U.S. federal income tax rules in respect of a disposition of ProVida Shares, including a non-taxable disposition pursuant to the merger, if ProVida were classified as a PFIC for any taxable year during which such U.S. Holder has held ProVida Shares and did not have certain elections in effect. In general, a foreign corporation will be a PFIC for any taxable year in which (1) 75% or more of its gross income is “passive income” or (2) 50% or more of the average quarterly value of its assets produce (or are held for the production of) “passive income.” For this purpose, “passive income” generally includes interest, dividends, rents, royalties and certain gains.

ProVida does not believe that it is or has been treated as a PFIC. However, the determination as to whether ProVida is a PFIC for any taxable year is based on the application of complex U.S. federal income tax rules that are subject to differing interpretations, including uncertainties as to the composition, valuation and proper characterization of certain of ProVida’s assets as passive or active (in particular, uncertainty as to the inclusion and characterization of certain reserves denominated as mandatory investments). If ProVida was currently or previously treated as a PFIC but Nueva ProVida was not treated as a PFIC for its current taxable year, then under proposed Treasury regulations the disposition of ProVida Shares in the merger could constitute a fully taxable transaction to U.S. Holders of ProVida Shares for U.S. federal income tax purposes. As discussed in greater detail below under “PART THREE—THE MERGER—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Nueva ProVida Shares—PFIC Rules,” Nueva ProVida does not believe that it will be treated as a PFIC for the current taxable year and does not expect to become a PFIC in the foreseeable future. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the merger if ProVida were treated as a PFIC with respect to such U.S. Holder.

Determining the actual tax consequences of the merger to a U.S. Holder of ProVida Shares may be complex. Such consequences will depend on the U.S. Holder’s specific situation and on factors that are not within ProVida’s or Nueva ProVida’s control. U.S. Holders of ProVida Shares should consult their own tax advisors regarding the tax consequences of the merger in their particular circumstances.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Nueva ProVida Shares

Distributions

Subject to the PFIC rules discussed below, the gross amount of any distribution received by a U.S. Holder with respect to Nueva ProVida Shares (including amounts withheld to pay Chilean withholding taxes) will be included in the gross income of the U.S. Holder as a dividend to the extent attributable to Nueva ProVida’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent the amount of any distribution exceeds the current and accumulated earnings and profits for a taxable year of Nueva ProVida’s distribution will first be treated as a tax-free return of capital to the extent of the adjusted tax basis of Nueva ProVida Shares with regard to which the distribution was made and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Nueva ProVida Shares.

The amount of any dividend paid in pesos (including amounts withheld to pay Chilean withholding taxes) will equal the U.S. dollar value of such pesos calculated by reference to the exchange rate in effect on the date the dividend is received by the U.S. Holder, regardless of whether the pesos are converted into U.S. dollars. A U.S. Holder will have a tax basis in the pesos equal to their U.S. dollar value on the date of receipt. If the pesos received are converted into U.S. dollars on the date of receipt, the U.S. Holder should generally not be required to recognize a foreign currency gain or loss in respect of the distribution. If the pesos received are not converted into U.S. dollars on the date of receipt, a U.S. Holder may recognize a foreign currency gain or loss on a subsequent conversion or other disposition of the pesos. Such gain or loss will be treated as U.S. source ordinary income or loss.

A U.S. Holder may be entitled to deduct or credit Chilean withholding tax imposed on dividends paid to a U.S. Holder, subject to applicable limitations in the Code. For purposes of calculating a U.S. Holder’s foreign tax credit, dividends received by such U.S. Holder with respect to the common shares of a foreign corporation generally constitute foreign source income. However, a portion of the dividends paid by a foreign corporation will be treated as U.S. source income, subject to certain exceptions, for U.S. foreign tax credit purposes in proportion to its U.S. source earnings and profits if U.S. persons own, directly or indirectly, 50% or more of the voting power or value of the foreign corporation’s common shares and if 10% or more of Nueva ProVida’s earnings and profits for the taxable year in which the dividend is paid are U.S. source. More than 50% of the common stock of Nueva ProVida will be indirectly owned by U.S. persons after the merger. Accordingly, a portion of any dividends paid in a taxable year with respect to the Nueva ProVida Shares may be treated as U.S. source income under these rules if 10% or more of Nueva ProVida’s earnings and profits in such year were U.S. source, which may limit the ability of a U.S. Holder to claim a foreign tax credit for Chilean withholding taxes imposed in respect of such dividend. Any dividends distributed by Nueva ProVida will generally constitute “passive category” income for U.S. foreign tax credit purposes. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale, Exchange or Other Taxable Disposition

A U.S. Holder generally will recognize a gain or loss on a sale, exchange or other taxable disposition of Nueva ProVida Shares in an amount equal to the difference between the amount realized for the Nueva ProVida Shares and the U.S. Holder’s adjusted tax basis in the Nueva ProVida Shares. Subject to the discussion below under “PFIC Rules,” the gain or loss generally will be a capital gain or loss. Capital gains of non-corporate U.S. Holders derived with respect to capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any capital gain or loss recognized by a U.S. Holder generally will be treated as a U.S. source gain or loss for U.S. foreign tax credit purposes.

PFIC Rules

If Nueva ProVida were to be classified as a PFIC (for additional detail on PFICs, see “PART THREE—MATERIAL UNITED STATES TAX CONSEQUENCES—U.S. Federal Income Tax Consequences to U.S. Holders of the Merger—Passive Foreign Investment Company (“PFIC”) Status of ProVida”) in any year a U.S. Holder owns Nueva ProVida Shares, certain adverse tax consequences could apply to such U.S. Holder. Certain elections may be available (including a mark-to-market election) to U.S. Holders that may mitigate some of the adverse consequences that would result from Nueva ProVida’s treatment as a PFIC. A qualified electing fund election would not be available to U.S. Holders because Nueva ProVida does not intend to provide the necessary information to allow U.S. Holders to make such an election. Nueva ProVida does not currently anticipate that it will be treated as a PFIC in the current taxable year or in the foreseeable future. However, the determination as to whether Nueva ProVida is a PFIC for any taxable year is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and is not determinable until after the end of such taxable year. In addition, there are uncertainties as to the composition, valuation and proper characterization of certain of ProVida’s assets as passive or active (in particular, uncertainty as to the inclusion and characterization of certain reserves denominated as mandatory investments). Because of the above described uncertainties, there can be no assurance that the IRS will not challenge Nueva ProVida’s determination concerning its PFIC status or that Nueva ProVida will not be a PFIC for any taxable year. U.S. Holders should consult their own tax advisors regarding the application of PFIC rules to their investments in Nueva ProVida Shares and whether to make any applicable elections.

Required Disclosure with Respect to Foreign Financial Assets

Certain U.S. Holders are required to report information relating to an interest in Nueva ProVida Shares, subject to certain exceptions (including an exception for Nueva ProVida Shares held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in the Nueva ProVida Shares. U.S. Holders are urged to consult their own tax advisors regarding information reporting requirements relating to their ownership of the common shares.

MATERIAL CHILEAN TAX CONSEQUENCES

The following is a general summary of the material consequences under Chilean tax law, as currently in effect, of the merger of ProVida with and into Acquisition Co. and the subsequent ownership, if any, of Nueva ProVida Shares. It is based on the tax laws of Chile as in effect on this date, as well as regulations, rulings and decisions of Chile available on or before such date and now in effect. All of the foregoing is subject to change. Under Chilean law, provisions contained in statutes such as tax rates applicable to foreign investors, the computation of taxable income for Chilean purposes and the manner in which Chilean taxes are imposed and collected may be amended only by another law or international tax treaty. In addition, the Chilean Tax Administration enacts rulings and regulations of either general or specific application and interpret the provisions of Chilean tax law. Chilean tax law may not be applied retroactively against taxpayers who act in good faith relying on such rulings, regulations or interpretations, but the Chilean Tax Administration may change its rulings, regulations or interpretations prospectively.

For purposes of this summary, the term “Foreign Holder” means either (i) in the case of an individual, a person who is not resident or domiciled in Chile (for purposes of Chilean taxation, (a) an individual holder is resident in Chile if he or she has remained in Chile for more than six uninterrupted months in one calendar year, or a total of more than six uninterrupted months in two consecutive fiscal years and (b) an individual is domiciled in Chile if he or she resides in Chile with the actual or presumptive intent of staying in Chile (such intention to be evidenced by circumstances such as the acceptance of employment in Chile or the relocation of one’s family to Chile)); or (ii) in the case of a legal entity, a legal entity that is not organized under the laws of Chile, unless the notes are assigned to a branch or a permanent establishment of such entity in Chile.

Material Chilean Tax Consequences of the Merger to Foreign Holders

The exchange of ProVida Shares for Nueva ProVida Shares will not result in the recognition of income, gain or loss to Foreign Holders for Chilean income tax purposes, except to the extent of any cash paid to dissenting shareholders upon their exercise of the right to withdraw from ProVida.

Chilean Tax Consequences of Ownership of Nueva ProVida Shares by Foreign Holders

The ownership of Nueva ProVida Shares by Foreign Holders will not result in the recognition of income, gain or loss to Foreign Holders for Chilean income tax purposes, except to the extent of any dividend payment or income attribution (the latter, in case the attributed tax regime is elected by Nueva ProVida from 2017 onwards). Dividend payments would be subject to a 35% withholding tax, being the corporate tax paid by Nueva ProVida creditable against the former. Withholding tax should be declared and paid by Nueva ProVida upon dividend payments, not being the Foreign Holders liable for any tax return regarding this specific income. The subsequent transfer of Nueva ProVida Shares by a shareholder to a third party may trigger an up to 35% withholding tax over the capital gain produced in the sale. Special tax or exemption regimes for capital gain produced in the sale of shares could be available depending on some characteristics of the holder, the shares, the traded market and the acquirer.

SELECTED HISTORICAL FINANCIAL DATA FOR PROVIDA AND ACQUISITION CO.

ProVida

The following table presents selected financial and operating information for ProVida as of and for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 and for the nine-months period ended September 30, 2013, specifically the statements of comprehensive income and cash flows, and has been derived from the audited consolidated financial statements of ProVida. The selected historical consolidated financial information of ProVida for the nine-month period as of, and ended on, September 30, 2014 has been derived from ProVida’s unaudited consolidated interim financial information for the nine-month periods as of, and ended on, September 30, 2014 and September 30, 2013 included in this document.

ProVida’s audited Consolidated Financial Statements as of and for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 and the consolidated interim financial information for the nine-month periods as of, and ended on, September 30, 2014 and September 30, 2013, are prepared in accordance with IFRS, as issued by the International Accounting Standards Board (the “IASB”).

The financial data as of and for each of the years ended December 31, 2013, 2012, 2011, 2010 and 2009 and for the nine-month periods as of, and ended on, September 30, 2014 and September 30, 2013 in the table below are presented in nominal pesos.

In general, amounts are expressed in millions of Chilean pesos except for ratios, operating data, shares and ADS data. For the convenience of the reader, all data presented in dollars in the following summary, from and at the end of the nine-month period ended September 30, 2014, are translated at the Observed Exchange Rate for September 30, 2014 of Ch$599.22 per US$1.00. These translations should not be construed as representations that the Chilean peso amounts actually represent such dollar amounts or could be converted into dollars at the rates indicated or at any other rate.

	As of and for fiscal years ended December 31,
	September 30, 2014 (unaudited) MCh$	September 30, 2013(1) MCh$	2013 MCh$	2012 MCh$	2011 MCh$	2010 MCh$	2009 MCh$
Consolidated Income Statement Data
IFRS:
Revenues from operations (2)	167,312	136,544	186,753	178,233	149,779	169,342	214,002
Expenses from operations (3)	(68,613)	(59,514)	(95,236)	(69,364)	(67,151)	(71,897)	(133,358)

Net operating income	98,699	77,030	91,517	108,868	82,628	97,445	80,644

Other income (expenses) net (4)	4,998	74,973	78,137	20,671	13,939	11,619	8,247
Income tax expense	(29,181)	(26,796)	(29,567)	(25,506)	(17,712)	(17,440)	(14,449)

Profit (loss)	74,516	125,207	140,087	104,034	78,855	91,624	74,442

Profit per share and per ADS (5)
Profit from operations per share	298	232	276	329	249	294	243
Basic and diluted earnings per share	225	378	423	314	238	277	225
Dividends per share and per ADS (6)	127	545	545	276	209	187	58
Dividends per share and per ADS (in US$) (7)	0.21	0.91	1.04	0.58	0.40	0.40	0.11

Weighted average number of shares outstanding (in thousands)	331,317	331,317	331,317	331,317	331,317	331,317	331,317

	As of and for fiscal years ended December 31,
	September 30, 2014 (unaudited) MCh$	September 30, 2013 (unaudited) MCh$	2013 MCh$	2012 MCh$	2011 MCh$	2010 MCh$	2009 MCh$
Consolidated Statement of Financial Position
IFRS:
Current assets (8)	78,302	39,549	62,976	100,447	70,253	61,967	57,069
Mandatory investment	270,785	227,205	234,929	217,072	201,418	204,526	179,129
Property, plant and equipment	24,216	25,051	23,703	26,383	27,787	28,660	29,641

Total assets (8)	407,271	332,987	355,996	387,230	373,538	370,312	339,152

Equity	294,474	233,055	242,007	314,674	304,780	293,994	269,378

(1)	The Consolidated Statement of Comprehensive Income and Cash Flows is audited, while the Consolidated Statement of Financial Position is unaudited.
(2)	Revenues from operations include revenues from fee income, gains (losses) on mandatory investments and other revenues.
(3)	Expenses from operations include life and disability insurance premium expense, employee expenses, depreciation and amortization, impairment losses and miscellaneous other operating expenses.
(4)	Other income (expenses) net include finance costs, financial income, share of profit (loss) of associates accounted for using equity method, exchange differences and other non-operating income and expenses.
(5)	Profit per share and per ADS data have been calculated on the basis of the weighted average number of shares outstanding during each fiscal year.

(6)	Calculated on the basis of one share per ADS. Dividends per share and per ADS in Chilean pesos represent actual dividends paid to September 30, 2014.
(7)	Dividends per share and per ADS in US dollars have been calculated by translating the Chilean pesos paid into US dollars using the Observed Exchange Rate as of the date of each respective payment.
(8)	Current assets and Total assets for 2012, 2011, 2010 and 2009 reflect the reclassifications as described in Note 4 in the 2013 Financial Statements and effected therein as of December 31, 2013 and 2012 for current and deferred taxes.

Acquisition Co.

The following table presents selected historical financial and operating information for Acquisition Co. as of and for (i) the 312-days ended December 31, 2013, derived from the audited consolidated financial statements of Acquisition Co. (See “PART EIGHT—PRESENTATION OF FINANCIAL INFORMATION,” beginning on page 132) and (ii) the periods ended on September 30, 2014 and 2013, derived from Acquisition Co.’s respective unaudited consolidated interim financial information for the nine-month period as of, and ended on, September 30, 2014 included in this document.

As Acquisition Co. was incorporated on February 22, 2013 the selected historical financial data only exists for the periods ended December 31, 2013 and September 30, 2014 and 2013.

Acquisition Co.’s audited Consolidated Financial Statements as of and for the 312 days ended December 31, 2013 and the consolidated interim financial information for the nine-month period as of, and ended on, September 30, 2014, are prepared in accordance with IFRS, as issued by the IASB.

The financial data as of and for each of the period ended December 31, 2013 and for the nine-month period ended September 30, 2014 in the table below are presented in nominal pesos.

In general, amounts are expressed in millions of Chilean pesos except for ratios, operating data and shares data.

	As of and for the nine months ended September 30, 2014 (unaudited)	As of and for the nine months ended September 30, 2013 (unaudited)	As of and for the 312 days ended December 31, 2013
	MCh$	MCh$	MCh$
Consolidated Income Statement Data
IFRS:
Revenues from operations (1)	167,312	—	50,209
Expenses from operations (2)	(73,082)	—	(30,020)
Net operating income	94,230	—	20,189
Other income (expenses) net (3)	16,738	1,529	9,192
Income tax expense	(57,620)	(2,009)	(2,932)
Profit (loss)	53,348	(480)	26,449
Profil (loss) attributable to the owners of parent	49,614	(480)	24,772
Profit (loss) attributable to the non-controlling interest	3,734	—	1,677
Profit from operations per share	23.83	(0.23)	11.90
Basic and diluted earnings per share	23.83	(0.23)	11.90
Weighted average number of shares outstanding (in thousands)	2,081,600	2,081,600	2,081,600

	As of and for the nine months ended September 30, 2014 (unaudited)	September 30, 2013 (unaudited)	As of and for the 312 days ended December 31, 2013
	MCh$	MCh$	MCh$

Consolidated Statement of Financial Position
IFRS:
Current assets	196,859	1,049,486	144,135
Mandatory investment	270,785	—	234,929
Goodwill (4)	332,256	—	332,256
Intangible asset other than goodwill (5)	555,951	—	561,820
Property, plant and equipment	28,615	—	28,254
Total assets	1,394,715	1,049,486	1,310,361
Equity	1,163,104	1,047,439	1,131,562
Equity attributable to owners of parent	1,090,874	1,047,439	1,041,337
Equity attributable to non-controlling interest	72,230	—	90,225

(1)	Revenues from operations include revenues from fee income, gains (losses) on mandatory investments and other revenues.
(2)	Expenses from operations include life and disability insurance premium expense, employee expenses, depreciation and amortization, impairment losses and miscellaneous other operating expenses.
(3)	Other income (expenses) net include finance costs, financial income, share of profit (loss) of associates accounted for using equity method, exchange differences and other non-operating income and expenses.
(4)	Goodwill was generated when purchasing the subsidiaries AFP ProVida and Inversiones Previsionales S.A. See Note 2 in the corresponding Financial Statements.
(5)	Intangible asset other than goodwill mainly includes the “Customer List Intangible”, which represented the value of the future profit margin from existing in-force pension participants (“acquired affiliates”) who are contributors as of the acquisition date.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma financial information of Acquisition Co. gives effect to:

1)	the impact of the October 1, 2013 acquisition by Acquisition Co. of ProVida; and

2)	the impact of the proposed acquisition of the non-controlling interests as of September 30, 2014 and for the year ended December 31, 2013 and the nine-month period ended September 30, 2014.

The pro forma financial information is presented in accordance with preparation guidelines specified by the SEC. The pro forma presentation is intended to reflect the hypothetical impact on the historical financial statements as if the proposed merger transaction occurred, with respect to the balance sheet as of the end of the nine months ended September 30, 2014, and with respect to the income statement for the periods ended December 31, 2013 and September 30, 2014. This pro forma presentation does not reflect the effect of any payment that may be required in connection with the exercise of withdrawal rights ProVida shareholders may have under Chilean law in connection with the merger.

METLIFE CHILE ACQUISITION CO. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS OF SEPTEMBER 30, 2014

	Consolidated Statement of Financial Position as of September 30, 2014	Pro Forma Adjustments				Pro Forma Consolidated Statement of Financial Position as of September 30, 2014
		Tax Goodwill Originated in the Merger (1)	Merger Expenses (2)	Elimination of non-controlling interest (3)	Total Adjustments
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Assets
Current Assets
Cash and cash equivalents	103,459				—	103,459
Financial assets at fair value through profit or loss	78,608				—	78,608
Trade and other receivables	6,245				—	6,245
Accounts receivable from related parties	—				—	—
Inventories	179				—	179
Prepayments	1,349				—	1,349
Current tax assets	6,991				—	6,991
Other current assets	28				—	28

Total Current Assets	196,859	—	—	—	—	196,859

Non-Current Assets
Mandatory investment	270,785				—	270,785
Trade and other receivables, net	516				—	516
Investments accounted for using equity method	9,626				—	9,626
Intangible assets other than goodwill	555,951				—	555,951
Goodwill	332,256				—	332,256
Property, plant and equipment, net	28,615				—	28,615
Prepayments	66				—	66
Deferred taxes assets	4	179,037			179,037	179,041
Other non-current assets	37				—	37

Total Non-Current Assets	1,197,856	179,037	—	—	179,037	1,376,893

Total Assets	1,394,715	179,037	—	—	179,037	1,573,752

METLIFE CHILE ACQUISITION CO. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS OF SEPTEMBER 30, 2014

	Consolidated Statement of Financial Position as of September 30, 2014	Pro Forma Adjustments				Pro Forma Consolidated Statement of Financial Position as of September 30, 2014
		Tax Goodwill Originated in the Merger (1)	Merger Expenses (2)	Elimination of non-controlling interest (3)	Total Adjustments
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Liabilities and Equity
Current Liabilities
Interest-bearing borrowings	110				—	110
Trade and other payables	27,703				—	27,703
Accounts payable to related parties	1,185				—	1,185
Provisions	11,489		1,800		1,800	13,289
Current tax liabilities	453				—	453
Other current liabilities	4,388				—	4,388
Accrued liabilities	1,307				—	1,307

Total Current Liabilities	46,635	—	1,800	—	1,800	48,435

Non-Current Liabilities
Interest-bearing borrowings	226				—	226
Deferred tax liabilities	183,983		(378)		(378)	183,605
Other non-current liabilities	767				—	767

Total Non-Current Liabilities	184,976	—	(378)	—	(378)	184,598

Equity
Issued capital and share premium	1,018,431			66,819	66,819	1,085,250
Other reserves	(1,943)				—	(1,943)
Retained earnings	74,386	179,037	(1,422)	5,411	183,026	257,412

Equity attributable to owners of parent	1,090,874	179,037	(1,422)	72,230	249,845	1,340,719

Non-controlling interests	72,230			(72,230)	(72,230)	—

Total Equity	1,163,104	179,037	(1,422)	—	177,615	1,340,719

Total Liabilities and Equity	1,394,715	179,037	—	—	179,037	1,573,752

METLIFE CHILE ACQUISITION CO. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE PERIOD ENDED SEPTEMBER 30, 2014

	Consolidated Statement of Comprehensive Income for the nine months ended September 30, 2014	Pro Forma Adjustments								Pro Forma Consolidated Statement of Comprehensive Income for the nine months ended September 30, 2014
		Reversal of intangible predecessor entity amortization (2)	Customer List Amortization 9 months - Provida (3)	Customer List Amortization 9 months - Genesis (4)	Software amortization reversal predecessor entity 9 months (5)	Tower Provida additional depreciation 9 months (6)	Reversal of unusual results (7)	Elimination of non- controlling interest (8)	Total Adjustments
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Revenues from Operations
Revenue	136,501								—	136,501
Mandatory investments	30,811								—	30,811

Total Revenues from Operations	167,312	—	—	—	—	—	—	—	—	167,312

Expenses from Operations
Life and disability insurance premium (expense)/ income	(17)								—	(17)
Employee expenses	(34,528)								—	(34,528)
Depreciation and amortization	(9,421)								—	(9,421)
Impairment Adjustments	—								—	—
Miscellaneous other operating expenses	(29,116)								—	(29,116)

Total Expenses from Operations	(73,082)	—	—	—	—	—	—	—	—	(73,082)

Net Operating Income	94,230	—	—	—	—	—	—	—	—	94,230

Other Income (Expenses):
Finance costs	(15)								—	(15)
Financial income (expenses)	1,452									1,452
Share of profit (loss) of associates accounted for using equity method	2,629								—	2,629
Exchange differences	11,166								—	11,166
Other non-operating income	1,804								—	1,804
Other non-operating expenses	(298)								—	(298)

Total Other Income (Expenses)	16,738	—	—	—	—	—	—	—	—	16,738

Profit before Income Tax	110,968	—	—	—	—	—	—	—	—	110,968

Income tax expense	(57,620)							—	—	(57,620)

Profit after tax from continuing operations	53,348	—	—	—	—	—	—	—	—	53,348

Profit	53,348	—	—	—	—	—	—	—	—	53,348

Profit attributable to owners of parent and non-controlling interests	53,348	—	—	—	—	—	—	—	—	53,348

Profit (loss) attributable to owners of parent	49,614	—	—	—	—	—	—	3,734	3,734	53,348
Profit (loss) attributable to non-controlling interests	3,734	—	—	—	—	—	—	(3,734)	(3,734)	—
Earnings per share on a pro forma basis										161

METLIFE CHILE ACQUISITION CO. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE PERIOD ENDED DECEMBER 31, 2013

			Pro Forma Adjustments
	Consolidated for the 312 days ended December 31, 2013	Provida Consolidated for the period ended September 30, 2013 (1)	Reversal of intangible predecessor entity amortization (2)	Customer List Amortization 9 months - Provida (3)	Customer List Amortization 9 months - Genesis (4)	Software amortization reversal predecessor entity 9 months (5)	Tower Provida additional depreciation 9 months (6)	Reversal of unusual results (7)	Elimination of non-controlling interest (8)	Sub - Total Adjustments	Pro Forma Consolidated Statement of Comprehensive Income for the period ended December 31, 2013
	MCH$	MCH$	MCH$	MCH$	MCH$	MCH$	MCH$	MCH$	MCH$	MCH$	MCH$
Revenues from Operations
Revenue	43,512	128,250	—	—	—	—	—	—	—	—	171,762
Mandatory investments	6,697	8,294	—	—	—	—	—	—	—	—	14,991

Total Revenues from Operations	50,209	136,544	—	—	—	—	—	—	—	—	186,753

Expenses from Operations										—	—
Life and disability insurance premium (expense)/ income	(231)	1,392	—	—	—	—	—	—	—	—	1,161
Employee expenses	(12,240)	(31,489)	—	—	—	—	—	—	—	—	(43,729)
Depreciation and amortization	(5,168)	(6,619)	3,871	(6,895)	(1,467)	1,681	(153)	—	—	(2,963)	(14,750)
Impairment Adjustments	(66)	—	—	—	—	—	—	—	—	—	(66)
Miscellaneous other operating expenses	(12,315)	(22,798)	—	—	—	—	—	—	—	—	(35,113)

Total Expenses from Operations	(30,020)	(59,514)	3,871	(6,895)	(1,467)	1,681	(153)	—	—	(2,963)	(92,497)

Net Operating Income	20,189	77,030	3,871	(6,895)	(1,467)	1,681	(153)	—	—	(2,963)	94,256

Other Income (Expenses):	—	—									—
Financial income (expenses)	319	—	—	—	—	—	—	—	—	—	319
Finance costs	(5)	(17)	—	—	—	—	—	—	—	—	(22)
Investment income (expenses)	277	1,901	—	—	—	—	—	—	—	—	2,178
Share of profit (loss) of associates accounted for using equity method	2,546	5,478	—	—	—	—	—	—	—	—	8,024
Exchange differences	5,730	65	—	—	—	—	—	—	—	—	5,795
Other non-operating income	629	67,965	—	—	—	—	—	(65,589)	—	(65,589)	3,005
Other non-operating expenses	(304)	(419)	—	—	—	—	—			—	(723)

Total Other Income (Expenses)	9,192	74,9723	—	—	—	—	—	(65,589)	—	(65,589)	18,576

Gain (loss) before Income Tax	29,381	152,003	3,871	(6,895)	(1,467)	1,681	(153)	(65,589)	—	(68,552)	112,832

Income tax gain (expense)	(2,932)	(26,796)	(774)	1,379	293	(336)	31	13,118	—	13,711	(16,017)

Profit (loss) after tax from continuing operations	26,449	125,207	3,097	(5,516)	(1,174)	1,345	(122)	(52,471)	—	(54,841)	96,815

Profit (loss) after tax from discontinuing operations	—	—	—							—	—

Profit (Loss)	26,449	125,207	3,097	(5,516)	(1,174)	1,345	(122)	(52,471)	—	(54,841)	96,815

Profit attributable to owners of parent and non-controlling interests	26,449	125,207	3,097	(5,516)	(1,174)	1,345	(122)	(52,471)	—	(54,841)	96,815

Profit (loss) attributable to owners of parent	24,772	114,414	2,830	(5,041)	(1,072)	1,229	(111)	(47,948)	7,742	(42,371)	96,815
Profit (loss) attributable to non-controlling interests	1,677	10,793	267	(475)	(102)	116	(11)	(4,523)	(7,742)	(12,470)	(0)
Earnings per share on a pro forma basis											192

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Basis of Presentation

We have prepared the unaudited pro forma financial information of Acquisition Co. based on the historical audited financial statements of Acquisition Co. as and for the nine months ended September 30, 2014 and the 312 days ended December 31, 2013.

The following adjustments have been made to the unaudited pro forma consolidated financial information:

2014 Pro Forma Consolidated Statement of Financial Position

(1)	Tax Goodwill: Tax Goodwill represents the difference, as of the date of the merger, between the tax basis of the shares that MetLife Chile Acquisition Co. S.A. has in AFP ProVida S.A., and the proportional value that such shares represent in the proprietary tax capital of AFP ProVida S.A. merged into MetLife Chile Acquisition Co. S.A. The Tax Goodwill, represented by the noted difference should be distributed among the non-monetary assets that MetLife Chile Acquisition Co. S.A. receives from AFP ProVida S.A., up to the market value of such assets for tax basis purposes. The difference not assigned to non-monetary assets should be recognized as a deferred tax expense amortizable for tax purposes over a period of 10 years. Consequently, a deferred tax asset related to that tax goodwill estimated in MCh$179,037 is recognized in the 2014 Pro Forma Consolidated Statement of Financial Position. This amount was estimated considering the tax rates in force in the different periods included in the enacted tax reform on September 29, 2014. This non-recurring one-time event is not reflected in the Pro Forma Consolidated Statements of Comprehensive Income.

(2)	Merger expenses: these are expenses related to the merger transaction: legal, auditing and other advisory fees.

(3)	Elimination of non-controlling interests as a consequence of the merger the non-controlling interest of Acquisition Co. will be eliminated.

2013 and 2014 Pro Forma Consolidated Statement of Comprehensive Income

(1)	For Pro Forma comparative purposes, ProVida’s results for the nine months ended September 30, 2013 are being added to Acquisition Co.’s Consolidated Statement of Comprehensive Income. The results of ProVida from October 1, 2013 to December 31, 2013 are already included in the Consolidated Statement of Comprehensive Income of Acquisition Co. for the 312 days ended December 31, 2013.

(2)	For Pro Forma comparative purposes, intangible amortization included in ProVida’s Statement of Comprehensive Income for the nine-months ended September 30, 2013 is being replaced by the amortization on the stepped-up amount generated under purchase price accounting in the acquisition on October 1, 2013 by Acquisition Co.

(3)	For Pro Forma comparative purposes, ProVida’s customer list intangible generated in the acquisition on October 1, 2013 is being amortized from January 1 to September 30, 2013. Amortization related to the three-month period ended December 31, 2013 is already included in the Consolidated Statement of Comprehensive Income of Acquisition Co. for the period ended December 31, 2013.

(4)	For Pro Forma comparative purposes, Genesis’s customer list intangible generated in the acquisition on October 1, 2013 is being amortized from January 1 to September 30, 2013. Amortization related to the three-month period ended December 31, 2013 is already included in the Consolidated Statement of Comprehensive Income of Acquisition Co. for the period ended December 31, 2013.

(5)	For Pro Forma comparative purposes, software amortization included in ProVida’s Statement of Comprehensive Income for the nine-months ended September 30, 2013 is being reversed due to the fact that this software was written off in the business combination as of October 1, 2013.

(6)	For Pro Forma comparative purposes, an adjustment to depreciation expense is being added for the nine month period ended September 30, 2013, as such depreciation expense is being replaced by the depreciation expense recorded on the stepped-up amount generated under purchase accounting in the acquisition on October 1, 2013 by Acquisition Co.

(7)	During 2013, prior to and as a condition to the business combination, ProVida sold two associates resulting in a gain on sale of MCh$65,589.

(8)	Elimination of non-controlling interests as a consequence of the merger the non-controlling interest of Acquisition Co. will be eliminated.

COMPARATIVE PER-SHARE INFORMATION

The following tables present comparative historical per share data regarding the net earnings, book value and dividends of ProVida and Acquisition Co. as of and for the periods set forth below. The pro forma data assumes one Nueva ProVida Share will be issued in exchange for each ProVida Share in the merger, as described in more detail under “The Merger.” This data has been derived from and should be read in conjunction with the summary selected historical financial data and unaudited pro forma condensed consolidated financial information included beginning on page 132 of this prospectus. The unaudited pro forma per share data is presented for information purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of ProVida or Nueva ProVida that would have been reported had the merger been effective as of the date presented, and should not be taken as representative of future consolidated results of operations or financial condition of Nueva ProVida.

	As of and for nine months ended September 30,	As of and for fiscal years ended December 31,
IFRS:	2014 (unaudited) Ch$	2013 Ch$	2012 Ch$	2011 Ch$	2010 Ch$	2009 Ch$
HISTORICAL
Acquisition Co. Common Stock
Book value per share	23.83	11.90	—	—	—	—
Cash dividends declared per share	—	—	—	—	—	—

Income (loss) per share from continuing operations	23.83	11.90	—	—	—	—

ProVida Shares
Book value per share	225	423	314	238	277	225

Cash dividends declared per share	127	545	276	209	187	58

Income (loss) per share from continuing operations	225	423	314	238	277	225

PRO FORMA
Nueva ProVida Shares
Book value per share	149.7	74.8	—	—	—	—
Cash dividends declared per share	—	—	—	—	—	—
Income (loss) per share from continuing operations	149.7	74.8	—	—	—	—

PART FOUR—INFORMATION ABOUT METLIFE CHILE ACQUISITION CO. S.A.

INFORMATION ABOUT METLIFE CHILE ACQUISITION CO. S.A.

History and development of Acquisition Co.

MetLife Chile Acquisition Co. S.A., TIN 76.265.736-8, is a wholly-owned, indirect subsidiary of MetLife, Inc. It was organized as a closely-held corporation (sociedad anónima cerrada) for the sole purpose of conducting an offer to purchase shares and ADSs of ProVida in 2013 and has not conducted any other activities or operated any other business.

Acquisition Co. was incorporated by public deed dated February 22, 2013 and executed at the Santiago Notarial Office of Mr. Iván Torrealba Acevedo. An excerpt of such instrument was recorded on page 16,784 entry number 11,041 in the Commerce Registry of Santiago for the year 2013, and published in the Chilean Official Gazette No. 40,493 on February 23, 2013.

As of the date of this prospectus, Acquisition Co. capital stock is divided into 308,928,816 shares of common stock, pursuant to an amendment of its bylaws approved on November 12, 2014 that is in the process of being registered and published. Such shares are wholly and directly owned by three (3) subsidiaries of MetLife, Inc., as follows: (i) Inversiones MetLife Holdco Dos Limitada, which owns a 45% equity interest in Acquisition Co.; (ii) Inversiones MetLife Holdco Tres Limitada, which owns a 45% equity interest in Acquisition Co.; and (iii) MetLife Chile Inversiones Limitada, which owns a 10% equity interest in Acquisition Co.

A special shareholders’ meeting of Acquisition Co. was held on November 12, 2014 at which the bylaws of Acquisition Co. were amended. Such amendments include, among others, a reduction in the number of shares of Acquisition Co. from 2,081,600,000 to 308,928,816, a capital decrease and dividends distribution, a change in the currency of the capital from dollars to pesos, an inclusion of a squeeze-out mechanism. Under this squeeze-out mechanism, if (i) the controlling shareholder of Nueva ProVida launches a tender offer for 100% of the Nueva ProVida Shares, (ii) in such tender offer the controlling shareholder of Nueva ProVida acquires at least 15% of the issued and outstanding Nueva ProVida Shares from non-related shareholders, and (iii) as a result the controlling shareholder of Nueva ProVida reaches 95.0% or more of the then outstanding Nueva ProVida Shares; then such controlling shareholder would then be entitled to require that the remaining shareholders of Nueva ProVida, sell their Nueva ProVida Shares to such person in accordance with Chilean law and certain other amendments. The public deed containing such amendments is in the process of being registered in the registry of commerce and published in the Chilean Official Gazette. Once those formalities are complied with, the amendments will retroactively be effective as of November 12, 2014.

The mailing address and telephone number of Acquisition Co.’s principal executive offices are:

MetLife Chile Acquisition Co. S.A.

Agustinas 640, 18th floor

Santiago, Chile

Post code 8320219

Telephone (56-2) 2 2826 3000.

Organizational Structure

The following chart sets out the related companies comprising Acquisition Co.’s corporate structure:

* This is a simplified structure chart (i.e., MetLife, Inc. owns indirectly).

All of the entities above are incorporated in Chile except MetLife, Inc., which is incorporated in the United States.

Description of Properties

Acquisition Co. does not own or lease any properties.

Legal or Arbitration Proceedings

Acquisition Co. was organized for the sole purpose of purchasing ProVida Shares and ADSs, and has not conducted any other activities or operated any other business. Acquisition Co. is not a party to any legal or arbitration proceedings.

Exchange Controls and Other Limitations Affecting Security Holders

The Chilean Central Bank is responsible for, among other things, monetary policy and exchange controls in Chile. Foreign investments in Chile can be executed through either (i) an investment contract with Chile through the Foreign Investment Committee under Decree Law 600 of 1974, or (ii) a direct investment reported to the Chilean Central Bank under Chapter XIV of the Chilean Central Bank’s Compendium of Foreign Exchange Regulations, or the “Compendium.”

Decree Law 600

All investments under Decree Law 600 require prior approval from the Foreign Investment Committee (Comité de Inversiones Extranjeras) (“FIC”). Investors shall file an application for the FIC’s approval, through a standard form indicating the amount and purpose of the investment. Together with the application, each investor shall provide certain information on its identity and proper incorporation. If the investment is approved, a foreign investment contract will be executed with the Republic of Chile.

Decree Law 600 may currently only be used for investments currently exceeding U.S. $5,000,000, or its equivalent in freely convertible foreign currency.

Foreign investors who opt to make an investment under Decree Law 600 must obtain a certification by the FIC for the remittance of dividends and capital abroad. Investments entering into Chile under Decree Law 600 (but not the profits arising from the same) may only be remitted abroad after one year as from the date of entering of the same into Chile.

Foreign investment contracts are enforceable by Chilean courts and guarantee the investors that the regulations of Decree Law 600 in force and effect at the time of the contract will be applied to the investment even if there are future amendments to the law.

The main rights conferred upon investors under Decree Law 600 (and which are embodied in the foreign investment contract) are the right to be treated in the same manner as local investors (non-discrimination), the right to transfer funds abroad, the right to choose a fixed overall income tax rate and, in certain cases, the right to freeze custom duties and value added tax on tangible assets.

Chapter XIV of the Compendium

According to the Compendium as amended in April 2001, investors are allowed to freely enter into any kind of foreign exchange transaction, provided that certain transactions, established in the regulations, are conducted through the Formal Exchange Market and reported to the Chilean Central Bank.

•	Pursuant to the provisions of Chapter XIV of the Compendium, it is not necessary to obtain the Chilean Central Bank’s prior approval to acquire shares in the Chilean market. The only requirements are:

•	any foreign investor acquiring shares must bring those funds through an entity participating in the Formal Exchange Market;

•	the entity of the Formal Exchange Market through which the funds are brought into Chile must report such investment to the Chilean Central Bank;

•	all remittances of funds from Chile to the foreign investor upon the sale of shares or from dividends or other distributions made in connection therewith must be made through the Formal Exchange Market; and

•	all remittances of funds made to the foreign investor must be reported to the Chilean Central Bank.

These rules do not apply to investments under U.S. $10,000.

Except for complying with tax regulations and reporting requirements to the Chilean Central Bank, there are no limitations for a Chapter XIV investor to remit abroad the investment and its profits, except that remittances of foreign currency made from Chile must be made through the Formal Exchange Market. The entity participating in the transaction must provide certain information to the Chilean Central Bank by the next business day on which banks are open in Chile. In the event there are payments made outside of Chile, the foreign investor must provide the relevant information to the Chilean Central Bank directly or through the Formal Exchange Market within ten calendar days following the date on which the payment was made.

We cannot assure you that additional Chilean restrictions applicable to the foreign holders of shares or the repatriation of the proceeds from such disposition will not be imposed in the future, nor can we assess the duration or impact of such restriction if imposed.

This summary does not purport to be complete and is qualified by reference to Decree Law 600 and Chapter XIV of the Compendium, a copy of which is available in the original Spanish version at the FIC’s website www.inversionextranjera.cl and the Chilean Central Bank’s website www.bcentral.cl.

Taxation

Chilean resident entities (which are the ones incorporated in Chile) and local branches of foreign entities are subject to a 21% income tax or corporate tax on their annual accrued net taxable income. As corporate profits flow from the corporate sphere to the shareholder or partner sphere, the corporate tax previously paid works as a form of advanced tax payment, which is creditable against final income taxes applicable at the shareholder level. The final income taxes are the Global Complementary Tax, which is levied on income of resident individuals, and the Withholding Tax, which is levied on income of non-resident individuals or entities. There is also a withholding Tax on dividend distributions, with a 35% rate. Profit distributions between resident companies are not subject to taxation.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

Results of Operations—Consolidated

Introduction to Acquisition Co.’s results from operations

The following discussion should be read in conjunction with Acquisition Co.’s Consolidated Financial Statements, and the Notes thereto, included elsewhere in this prospectus. See “PART EIGHT—PRESENTATION OF FINANCIAL INFORMATION,” beginning on page 132.

Acquisition Co. is a Chilean entity incorporated on February 22, 2013 for the sole purpose of purchasing ProVida Shares and ADSs. For this reason, Acquisition Co. does not perform any business or operational activities directly.

On October 1, 2013, Acquisition Co. and its affiliates completed its previously announced acquisition of 91.38% of ProVida Shares for a total acquisition price of MCh$938,044 (U.S. $1.9 billion). The acquisition of ProVida supports the growth strategy of Acquisition Co.’s ultimate parent, MetLife, Inc., in emerging markets and further strengthens MetLife, Inc.’s overall position in Chile.

Given the above considerations, Acquisition Co.’s Consolidated Results of Operations are driven by ProVida’s Results of Operations. See “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—OPERATING AND FINANCIAL REVIEW AND PROSPECTS—Results of Operations—Consolidated,” beginning on page 89.

It should be noted that, as ProVida was acquired on October 1, 2013, Acquisition Co.’s Results of Operations for the period ended December 31, 2013 only consolidates ProVida’s Results of Operations from October 1, 2013 to December 31, 2013. Acquisition Co.’s Results of Operations for the period ended September 30, 2013 was nil as the acquisition of ProVida shares had not occurred as of such date. The table below details the effects of the consolidation of ProVida for the nine-month period ended September 30, 2014 versus its non-consolidation for the nine months ended September 30, 2013.

	For the nine month periods ended as of September 30, (unaudited)
	2014	2013
Profit before Income tax ProVida	103,697	152,003
Gain on the sale of equity-method investees	—	(65,589)

Subtotal	103,697	86,414	(1)

Business Acquisition Adjustments	(4,127)	—
Elimination of ProVida result as of September 30, 2013	—	(86,414)
Acquisition Co. results excluding ProVida	11,398	1,529	(2)

Profit before tax	110,968	1,529

Income tax	(57,620)	(2,009	)(3)

Profit	53,348	(480)

(1)	Mostly driven by lower mandatory investment return in 2014.
(2)	Driven by positive impact of CLP devaluation against USD in 2014.
(3)	Increase is due to higher pre-tax result and also tax reform.

The following additional explanations relate to Acquisition Co.’s Consolidated Comprehensive Income Statement:

Exchange differences gains of Ch$11,166 million and Ch$1,373 million were recognized in the periods ended September 30, 2014 and 2013, respectively. Differences given by Exchange rates are related to realized and unrealized exchange rate effects on account balances denominated in U.S. dollars, primarily related to short-term U.S. government bonds held by Acquisition Co. An increase from period to period is driven by the depreciation of the Chilean peso with respect to the U.S. dollar during 2014.

Other non-operating income increased by Ch$1,804 million for the nine-month period ended September 30, 2014 compared to the prior period. This increase was primarily attributable to the fact that ProVida was acquired on October 1, 2013.

Income tax expense

Income tax expense was Ch$57,620 million for the nine-month period ended September 30, 2014, an increase of Ch$55,611 million as compared to the prior period ended September 30, 2013. This increase was primarily driven by a higher pre-tax income result (due to ProVida’s acquisition) and increase in tax rates due to tax reform enacted in Chile on September 29, 2014. (See Note 11 to Acquisition Co.’s Consolidated Interim Financial Statements as of September 30, 2014.)

Profit

During the nine-month period ended September 30, 2014, Acquisition Co. recorded a profit of Ch$53,348 million compared to a loss of Ch$480 million in the prior period. This increase was primarily because the consolidated results of operations incorporated ProVida from October 1, 2013. This positive impact was partially offset by the tax reform, which produced a one-time expense due to the increase in tax rate. (See Note 11. to Acquisition Co.’s Consolidated Interim Financial Statements as of September 30, 2014.)

Liquidity and Capital Resources

Overview

After Acquisition Co. acquired Inversiones Previsionales S.A. and AFP ProVida and its subsidiaries, it was required to keep a minimum working capital for legal and tax purposes as well as to cover its expenses effectively. Given that ProVida is the main affiliated entity, the capital management activity of this subsidiary became relevant. See “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—OPERATING AND FINANCIAL REVIEW AND PROSPECTS—Liquidity and Capital Resources,” beginning on page 102.

Off-balance Sheet Arrangements

There are no off-balance sheet arrangements that could have any material effect on Acquisition Co.’s results.

Contractual Obligations

Acquisition Co. had no material contractual obligations as of the end of the 312-days ended December 31, 2013 and the nine-month period ended September 30, 2014, other than those disclosed in relation to ProVida’s contractual obligations. See “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—OPERATING AND FINANCIAL REVIEW AND PROSPECTS—Contractual Obligations,” beginning on page 104.

Impact of Inflation and Devaluation

Acquisition Co. is exposed to devaluation due to its financial instruments denominated in U.S. dollars.

Critical Accounting Policies

Intangible Assets

Goodwill

Goodwill is measured as the excess of the sum of the acquisition cost of a business combination, the amount of any non-controlling interests in the acquiree and the acquirer’s previously held equity interest in the acquiree (if any) over the net of the fair value of the identifiable assets acquired and liabilities assumed. Goodwill arising on acquisition of a business is carried at cost as established at the date of acquisition of the business less accumulated impairment losses, if any.

For the purposes of impairment testing, goodwill is allocated to a cash-generating unit that is expected to benefit from the synergies of the combination. A cash-generating unit to which goodwill has been allocated is tested for impairment annually, or more frequently when there is indication that the unit may be impaired. The recoverable amount of a cash-generating unit is equal to the higher value between the fair value less costs to sell and its value in use. Value in use is calculated as the discounted value of the cash flow projections and is based on the most recent budgets approved for the next ten years. If the recoverable amount of the cash-generating unit is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro rata based on the carrying amount of each asset in the unit. Any impairment loss for goodwill is recognized directly in profit or loss. An impairment loss recognized for goodwill is not reversed in subsequent periods.

On disposal of the relevant cash-generating unit, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

Intangible assets acquired in a business combination

Intangible assets acquired in a business combination and recognized separately from goodwill are initially recognized at their fair value at the acquisition date (which is regarded as their cost). Subsequent to initial recognition, intangible assets acquired in a business combination are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

The “Customer List Intangible” represented the value of the future profit margin from existing in-force pension participants (“acquired affiliates”) who are contributors as of the acquisition date and is subject to amortization as a percentage of estimated gross profits from the acquired contributing affiliates over an estimated weighted average period of 15 years.

The trade name intangible asset represents the savings or relief from royalty costs due to owning the ProVida name. Such intangible asset is not amortized and is annually tested for impairment. As of September 30, 2014, no impairment loss has been recognized.

For further discussion of ProVida’s critical accounting policies, see “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—OPERATING AND FINANCIAL REVIEW AND PROSPECTS—Critical Accounting Policies,” beginning on page 105.

HISTORICAL STOCK PRICE INFORMATION

There is currently no established public trading market for Acquisition Co.’s securities.

QUANTITATIVE AND QUALITATIVE DISCLOSURES OF MARKET RISK

See “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—QUANTITATIVE AND QUALITATIVE DISCLOSURES OF MARKET RISK,” beginning on page 111.

CHANGE IN ACQUISITION CO.’S CERTIFYING ACCOUNTANT

There has been no change in Acquisition Co.’s certifying accountant for the fiscal year ending on or after December 31, 2013 and for the interim period thereafter.

OWNERSHIP OF SECURITIES

As of the date of this prospectus, Acquisition Co.’s capital stock is divided into 308,928,816 shares of common stock pursuant to an amendment of its bylaws approved on November 12, 2014 that is in the process of being registered and published. Such shares are wholly and directly owned by three (3) subsidiaries of MetLife, Inc., as follows: (i) Inversiones MetLife Holdco Dos Limitada, which owns a 45% equity interest in Acquisition Co.; (ii) Inversiones MetLife Holdco Tres Limitada, which owns a 45% equity interest in Acquisition Co.; and (iii) MetLife Chile Inversiones Limitada, which owns a 10% equity interest in Acquisition Co.

PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.

INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.

History and development of ProVida

Administradora de Fondos de Pensiones ProVida S.A. (“ProVida”) is a corporation formed under the laws of Chile. Its deed of incorporation was executed on March 3, 1981 and was registered in the Registry of Commerce in Santiago, Chile on April 6, 1981, under number 6,060, subsection 3,268. ProVida’s by-laws specify that ProVida shall have a duration of one hundred years, beginning on the date on which its existence was authorized. ProVida’s registered office is located at 100 Pedro de Valdivia Avenue, 16th floor, Providencia, Santiago, Chile. ProVida’s telephone number at that location is (56-2) 2351-1200 and its website is www.provida.cl.

ProVida is one of the oldest private pension fund administrators operating in Chile, maintaining a leading position in the Chilean private pension industry since its incorporation. As of December 31, 2013, according to official statistics released by the Superintendency of Pensions, ProVida was the largest of the six AFPs operating in Chile in terms of the number of participants, contributors, assets under management, participants’ salary base and number of branch offices. The Chilean private pension system was created in May 1981, when Decree Law 3,500 of November 13, 1980 (the “Pension Law”) was implemented to replace the prior social security system. Subsequently, on March 11, 2008 the Pension Reform Law was promulgated in order to improve the pension system, reinforcing the solidarity character of the system, extending its coverage, increasing competitiveness in the industry and boosting gender equality.

At the end of the 1990s and in order to reinforce its competitive position, ProVida, like other major AFPs, engaged in a merger process with smaller and less efficient AFPs, in an attempt to increase market share and achieve greater economies of scale. ProVida purchased and merged with AFP Unión S.A and AFP Protección S.A. in 1998 and 1999, respectively. ProVida has sustained an increase in its market share through these acquisitions with growth in its market shares from 29% before the mergers to 35% in 2013 in terms of participants and from 20% before the mergers to 28% in 2013 in terms of total assets under management.

Since 1993, ProVida has participated in establishing private pension systems in other countries in Latin America, achieving at the end of the 1990s equity interests in AFPs in Peru, Ecuador, Mexico, El Salvador and Colombia through its subsidiary, ProVida Internacional. In 1999, the BBVA Group purchased a controlling interest in ProVida and since 2001 ProVida participated with BBVA Group under a joint strategy to boost the aggregate pension holdings in Latin America.

In 2001, ProVida Internacional sold its interest in the Mexican company AFORE Profuturo S.A. de C.V., a sale that allowed ProVida to complete the consolidation of its strategic position in Mexico, along with the BBVA Group after the purchase of a 7.50% equity interest in AFORE Bancomer S.A. de C.V. (“AFORE Bancomer”). Additionally, in September 2001, ProVida became the owner of 100% of the shares of AFP Génesis S.A. (“AFP Génesis”), which had a leading position in the Ecuadorian fund management industry. Since then, AFP Génesis’ financial statements have been consolidated with those of ProVida.

In 2003, ProVida sold its equity interest in AFPC Porvenir S.A. in Colombia to the Sarmiento Group, the controlling shareholder of such administrator. This decision was based on the fact that the Colombian market had matured and was undergoing changes in regulations and the fact that ProVida did not have management control of the company while the BBVA Group had a controlling position in another administrator, AFPC Crecer. In conjunction with the above transaction, ProVida acquired a 100% equity interest in AFP Porvenir S.A. in the Dominican Republic from the Sarmiento Group and the minority shareholders with the expectation of the future merger with BBVA Crecer, the AFP of the BBVA Group in that country.

In May 2004, ProVida sold its 30.00% equity interest in AFP Porvenir S.A. in the Dominican Republic to the local investor Progreso Group retaining a 70.00% equity interest to carry out the merger process between AFP Porvenir and BBVA Crecer, in which the BBVA Group held a 70.00% equity interest. Following the merger, ProVida and the BBVA Group each held a 35.00% equity interest in AFP Porvenir and the remaining 30.00% was held by the Dominican financial investor Progreso Group. Also in October 2004, ProVida Internacional sold its equity interest in AFP Crecer in El Salvador to Fondo Universal S.A. de C.V, due to moderate growth prospects for that mature market.

In 2007, ProVida Internacional sold 10.00% of its equity interest in BBVA Crecer AFP S.A. to one of the companies of the Vicini Group, retaining a 25.00% equity interest in such AFP. In December 2007, ProVida Internacional sold the remaining 25.00% equity interest to the Bank of Nova Scotia of Canada, as a result of which ProVida Internacional no longer has an equity interest in that company.

On May 24, 2012, the former ultimate parent of ProVida, Banco Bilbao Vizcaya Argentaria S.A. (“BBVA S.A.”), disclosed it had decided to initiate a study of strategic alternatives for its mandatory pension business in Latin America. Among the alternatives considered was the sale of all or part of its AFPs in Chile, Colombia and Peru, and the Administradora de Fondos Para el Retiro (Administrator of Retirement Funds) AFORE in Mexico.

In connection with the aforementioned process, in November 2012, ProVida Internacional agreed to sell its entire 7.5% stake in BBVA S.A.’s Mexican affiliate, AFORE Bancomer, to AFORE XXI Banorte, S.A. de C.V. The closing of this transaction occurred on January 9, 2013. As determined by resolution of both ProVida Internacional’s board of directors and the special shareholders’ meeting on November 27, 2012, this transaction was considered favorable to ProVida’s interests, both from an economic point of view and in consideration of the purpose and core business for which ProVida Internacional was incorporated. ProVida Internacional’s board of directors and the special shareholders’ meeting concluded that its investment in AFORE Bancomer had over time become a passive investment. For this reason and considering future projections for AFORE Bancomer as well as other factors, the proposed sale to AFORE XXI Banorte, S.A. de C.V. of ProVida Internacional’s 7.5% stake in AFORE Bancomer was deemed by ProVida Internacional’s board of directors and the special shareholders’ meeting to be in the best interests of the company.

Subsequently, in January 2013, ProVida Internacional approved the sale of its entire 15.87% stake in BBVA’s Peruvian affiliate Administradora de Fondos de Pensiones Horizonte S.A. (“AFP Horizonte”), to a company in the BBVA Group to be designated by BBVA S.A. This transaction was consummated over the Lima Stock Exchange via a trade on February 27, 2013 with BBVA S.A.’s affiliate Corporación General Financiera S.A. The sale of ProVida Internacional’s interest in AFP Horizonte was approved by ProVida Internacional’s board of directors and the special shareholders’ meeting on January 23, 2013, because it was considered to be in the corporate interests of ProVida and ProVida Internacional, both economically and in consideration of the purpose and core business for which ProVida Internacional was incorporated. ProVida Internacional’s board of directors and the special shareholders’ meeting concluded that its investment in AFP Horizonte had over time become a passive investment. As this was a related party transaction for ProVida Internacional at that moment, and ProVida Internacional is a subsidiary of a publicly held corporation, the rules established by the Companies Law with respect to the conduct of related-party transactions were followed. In particular, an independent third-party valuation was obtained, and the transaction was reviewed by ProVida’s management and board of directors and was approved by the special shareholders’ meeting of ProVida Internacional.

Regarding local investments, ProVida became a shareholder of Investment DCV (“DCV”) in 1993, a company whose main purpose is to invest in entities engaged in offering securities to the public and in which ProVida held a 23.14% equity interest as of the date of this prospectus.

Since 2000, ProVida has been a shareholder in PreviRed.com (“PreviRed”), a company that provides electronic collection services for pension contributions. As of the date of this prospectus, ProVida held a 37.87% equity interest in PreviRed.com.

In 2002, a consortium composed of the AFPs ProVida, Habitat, Cuprum, Capital and Planvital was awarded the administration of unemployment insurance through a new company called Administradora de Fondos de Cesantía de Chile S.A. (“AFC”), in which ProVida held a 49.20% equity interest until 2013, when AFC acquired shares from AFP Habitat and distributed them among all the rest of the AFPs. This transfer increased the AFPs’ equity interests in AFC. As of the date of this prospectus, ProVida held a 49.2% equity interest in AFC.

In April 2012, a second bidding process was carried out regarding the administration of unemployment insurance, with the administration being awarded to the Grupo Nueva Providencia II, a group composed of AFP Cuprum, AFP Capital, AFP Planvital and BBVA Rentas e Inversiones Limitada. The new company called Administradora de Fondos de Cesantía de Chile II, in which ProVida does not hold any equity interest, began to operate on October 7, 2013, meanwhile the company Administradora de Fondos de Cesantia de Chile (AFC I), in which ProVida holds an equity interest, ended its operations from that date and is currently in the process of liquidation, which shall not exceed more than three years, and which will be completed upon final approval of the Superintendency of Pensions.

Change of Controlling Parent

On July 19, 2013, the Superintendency of Pensions authorized Acquisition Co. and Inversiones MetLife Holdco Tres Limitada to jointly acquire (directly and indirectly in the case of the first entity, and indirectly in the case of the second entity) up to 100% of the ProVida Shares.

On September 30, 2013, Acquisition Co. announced that its tender offer in Chile, for up to 100% of ProVida Shares of a single series, without nominal (par) value, fully subscribed and paid, issued by ProVida in the terms specified in the initial notice published in the newspapers El Mercurio and La Tercera on August 28, 2013 (the “Offer in Chile”), was successful. Acquisition Co. received acceptances of the Offer in Chile for a total of 58,949,845 shares, representing 17.79% of the total ProVida Shares. Such shares were acquired at US$6.1476 per share.

Additionally, Acquisition Co. conducted a tender offer in the United States for 100% of the ProVida Shares held by U.S. holders, and up to 100% of the shares represented by American Depositary Shares (“ADSs”) held by all holders of ADSs, wherever located (the “Offer in the U.S.”). ProVida was informed that Acquisition Co. received acceptances for 4,631,368 ADSs, representing 69,470,520 shares, and additionally, it received acceptances for 220,508 ADSs representing 3,307,620 shares under the mechanism of “guaranteed delivery” as defined in the Exchange Act, which have been accepted for payment subject to fulfillment of the requirements of such mechanism. Such ADSs were acquired at US$92.2140 per ADS.

Finally, as agreed in the “Transaction Agreement,” signed on February 1, 2013, among Banco Bilbao Vizcaya Argentaria S.A. (“BBVA”), BBVA Inversiones Chile S.A. (together with BBVA, the “BBVA Parties”), MetLife, Inc. (“MetLife”) and Acquisition Co., ProVida was informed that on October 1, 2013 (the “Offer Closing Date”), the BBVA Parties had transferred to Acquisition Co. total control over all the shares issued by the Chilean closely held corporation called Inversiones Previsionales S.A. (“Inversiones Previsionales”), Chilean Tax ID No 76,266,631-6, less one of these shares which was transferred to Inversiones MetLife Holdco Tres Limitada, Chilean Tax ID No 76,265,745-7, thereby indirectly transferring on that date to Acquisition Co., control over 171,023,573 shares (representing approximately 51.62% of the shares) held directly by Inversiones Previsionales.

As a result, as of the Offer Closing Date, Acquisition Co. became, directly and indirectly, the owner and controlling shareholder of 299,443,938 shares (including shares represented by ADSs and 46,445 shares which were indirectly held by MetLife before the tender offers were commenced, which were sold to Acquisition Co. in the Offer in Chile), representing, in the aggregate, 90.38% of the ProVida Shares.

As of the closing date of the Offer in the U.S., the number of shares directly or indirectly held by Acquisition Co. increased by 3,305,385 shares, purchased under the mechanism “guaranteed delivery” as referred to in the Exchange Act. Therefore, Acquisition Co. held a 91.38% stake in ProVida (through Inversiones Previsionales S.A. and ADSs) as of December 31, 2013.

As reported in the prospectus for the Offer in Chile, the ultimate controlling shareholder of Acquisition Co., and therefore of ProVida, is MetLife, Inc.

Recent developments

On March 31, 2014, Chilean President Michelle Bachelet submitted a new tax reform bill to Congress. The bill was enacted on September 29, 2014, as Law No. 20,780, and published in the Chilean Official Gazette (the “Tax Reform”), introducing significant changes to the Chilean taxation system and strengthening the powers of the Chilean Tax Administration to control and prevent tax avoidance. The Tax Reform contemplates, among other matters, changes to the corporate tax regime to create two tax regimes. Starting on January 1, 2017, Chilean companies will be able to opt between two tax systems: (i) the partially integrated regime (sistema parcialmente integrado); or (ii) the attributable taxation regime (renta atribuida). In both regimes, the corporate tax rate will be gradually increased to 24% in 2016 (21% in 2014, 22.5% in 2015 and 24% in 2016). On or after January 1, 2017, and depending on the tax regime chosen by a company, tax rates may gradually be increased to a maximum rate of 25% in 2017 in the case of the attributable taxation regime or 27% in 2018 in the case of the partially integrated regime.

On August 6, 2014, the Congressional Labor Committee endorsed the incorporation of a state-owned AFP. This project intends to introduce more competition in the pension market, leading to reduced administration costs, improving service quality and increasing benefits for participants. In addition, such new AFP would serve to address the most vulnerable workers, i.e., self-employed workers, lower-income workers and those living in remote areas far away from large urban centers. The project proposal is still under discussion at the Labor Committee and may be further modified during their congressional review. It is premature to predict the result of congressional review and the impact of an eventual new state-owned AFP on ProVida’s pension business.

Capital expenditures and divestitures

In 2013, 2012 and 2011, aggregate capital expenditures totaled MCh$9,987 (approximately US$19 million) and divestitures totaled MCh$99,679 (approximately MUS$190), primarily due to the disposal of equity interests held in AFORE Bancomer and AFP Horizonte. For the nine-month period ended September 30, 2014, aggregate capital expenditures totaled MCh$2,638 (approximately US$4 million) and divestitures totaled MCh$87 (US$0.1 million).

In 2013, capital expenditures were MCh$1,936 mainly related to investments in facilities and branch offices restructurings and purchases of computer equipment and software. Moreover, capital divestitures were MCh$95,521 and were related to sales of equity interests held in AFORE Bancomer in Mexico and AFP Horizonte in Peru, and the sale of properties that were not being used by ProVida.

In 2012, capital expenditures related to investments in property, plant and equipment made in the ordinary course of business were MCh$4,381, mainly due to construction and real estate costs and the purchase of computer equipment and software. Likewise, capital divestitures were MCh$3,247 and were related to sales of property, plant and equipment.

In 2011, capital expenditures related to investments in property, plant and equipment made in the ordinary course of business were MCh$3,670, primarily due to the installation and restructuring of branch offices and the purchase of computer equipment and software. Capital divestitures related to sales of property, plant and equipment were MCh$911.

The following table sets forth information corresponding to capital expenditures and divestitures for the nine-month period ended September 30, 2014 and the years ended December 31, 2013, 2012 and 2011:

	September 30, 2014 (unaudited) MCh$	For the years ended December 31,
		2013 MCh$	2012 MCh$	2011 MCh$
Capital Expenditures	(2,638)	(1,936)	(4,381)	(3,670)
Divestitures	87	95,521	3,247	911

Source: Superintendency of Pensions

Business Overview

Principal activities

Chilean AFPs are regulated by Law Decree 3,500 and by the Superintendency of Pensions. In order to commence operations, an AFP must hold a minimum capital equal to UF 5,000 (approximately ThUS$220), which increases, based on the number of participants, up to UF 20,000 (approximately ThUS$890) for AFPs with over 10,000 participants. The Administrators must maintain at all times shareholders’ equity equal to at least the minimum capital required. If shareholders’ equity of an AFP is reduced to an amount lower than the minimum required, the AFP shall be required to make up the difference within six months every time that this occurs. If an AFP is not able to do so, the Superintendency of Pensions will revoke the AFP’s authorization of existence and liquidate it.

The AFPs are required by law to be single-purpose companies authorized to collect contributions made by its participants and to invest and manage these contributions in pension funds (Article 23, DL 3,500; Article 52, Reglamento DL 3,500), along with delivering benefits authorized by law (for example, it provides life and disability benefits for its participants, as well as a senior pension for participants).

Collection and management of contributions made by participants

The services provided by the AFPs in connection with collection and management of contributions include mandatory contributions and voluntary contributions made by their participants.

Regarding mandatory contributions and in accordance with the Pension Law, each dependent worker and participant of ProVida must contribute 10% of his/her taxable salary into his/her individual capitalization account. Such contributions are deducted from the participant’s salary and are used to purchase shares of some of the five types of funds that ProVida manages. These funds are legal entities separate from ProVida as Administrator.

The Pension Reform Law established the requirement for self-employed workers to make contributions of 10% of their remunerations. Such requirement became effective beginning on January 1, 2012 and from that date onward, self-employed workers must gradually make contributions based on 10% out of 40% of their salary in 2012, 10% out of 70% of their salary in 2013 and 10% of their total salary during 2014, matching to the contribution of dependent workers. However, for each of these years, self-employed workers may waive this requirement if they expressly declare that they are doing so. Commencing on January 1, 2015, there is an obligation to make contributions based on 100% of the salary without the possibility of a waiver. Additionally, the new regulation incorporated the concept of a “voluntary participant,” which refers to any individual who does not engage in a remunerated activity but decides to make pension contributions for his/her retirement.

ProVida collects monthly mandatory contributions that are withheld from the salaries of ProVida’s participants by their employers and those contributions from ProVida’s self-employed participants and voluntary participants.

Those monthly contributions are credited into each participant’s individual capitalization account. In the case of dependent workers, each employer must provide ProVida with a monthly payroll listing all its employees who are participants of ProVida, identifying the payments being made on behalf of each employee for pension contributions, both mandatory and voluntary. Self-employed workers prepare and submit their own payrolls. The voluntary participants may prepare their own payrolls or another person may do so on their behalf. In order to expedite the preparation, dependent workers whose spouses are voluntary participants can grant authorization to their employers to deduct the contributions to be added to their spouses’ contributions from their salaries. In all cases, the payroll, along with the checks or cash for the total contribution, must be submitted to any ProVida branch office or any designated collection agent. Checks and cash deposited in banks and payrolls are submitted to the operational center in the city of Santiago for processing. Additionally, pension contributions may also be paid online at website, www.previred.cl.

Each AFP also administers an individual and private indemnity account in the fund for household workers (such as housekeepers).

ProVida offers its participants the option to establish a voluntary savings account into which they may deposit additional funds to be invested in the elected pension fund. Because this voluntary account is not designated as pension savings but free disposal, the participant may make deposits into his/her account as often as desired and is able to make withdrawals up to six times a year with no amount restriction. Currently, ProVida charges a variable fee of 0.92% per month on an annual basis over the administered funds. This account is kept open in the pension fund registers, regardless of its account balance status.

Finally, voluntary pension savings correspond to additional amounts of contributions that each worker may add to improve his future pension. The maximum voluntary monthly contribution with associated tax benefits is UF 50 (approximately US$2,220). If these funds are withdrawn for uses other than pension, the amount withdrawn will be charged a higher tax rate applicable to each particular case.

AFPs are entitled to charge a fee on the funds of voluntary pension savings and for collection of such funds for other institutions. Currently, ProVida charges a monthly fee equivalent to 0.56% on an annual basis on accumulated funds and has established a fee of Ch$1,250 (approximately US$2.09) for fund transfers collected for other financial institutions.

As a way to improve the volume of participants’ contributions and therefore the coverage of the private system, the Pension Reform Law incorporates the Alternative of Collective Voluntary Pension Savings (“APVC” in its Spanish acronym) that corresponds to a contract to be agreed on between the employer and his workers and the AFP or an authorized institution. This APVC is financed in a joint manner, because the employers agree to contribute a percentage of the savings made by employees who voluntarily select this type of contribution. The conditions of the APVC administration contract are agreed on between the employer and the AFP or the authorized institution. In order to promote this type of contribution, tax incentives have been established for workers.

Investment services for participants’ contributions in the pension funds

The general investment policy of the pension funds is determined by ProVida’s board of directors. In the process of management’s investment decisions, the following committees of ProVida are involved:

•

Committee of Investment and Conflict of Interest Resolution of ProVida’s board of directors. This committee consists of three directors; two of them must be “autonomous” according to the criteria established in the Pension Reform Law, the President being one of the autonomous directors. Its functions are, among others: to design an investment policy and a risk profile for each fund type; to supervise the fulfillment of the investment policy approved by the board of directors and the investment limits of pension funds established by law; to review objectives, policies and procedures to and from the administration of the investment risk in the pension funds; to examine information regarding operations of the pension funds with derivative instruments, foreign investments (equities, fixed income and currencies) and related companies; and to approve investments in any new kind of asset.

•	Committee of Investments and Risks. This committee comprises the Chief Executive Officer, the Chief Investment Officer, Risk Manager and other executives that might be designated. The responsibilities and attributions of this committee are, among others: to review the different measures of risk-return presented by the Risk Management; to approve different issuers, counterparts, mutual funds agencies and agents, etc., proposed by the Investment Management Area; and to take notice of any event or contingency that might affect the equity of pension funds and to review situations associated with penalties and warnings.

The organizational structure and the clear definition of the powers vested, attributions and responsibilities play an important role in the investment process. The structure is designed to fully develop the staff’s abilities and the optimum implementation of the investment policy in order to reach the proposed goals, managing the complexity of different instruments and markets in which the different type of funds are invested, and the appropriate management of financial and operative risks faced by these funds.

The responsible party for asset management is the Investment Area, which includes Variable Income Management, Fixed Income Management, Alternative Assets & Strategy Management and Middle Office Deputy Management, all of which report directly to the Chief Investment Officer. These units include full-time research analysts with experience in investments, economics and securities. ProVida also receives external advisory services provided by domestic and international consultants who provide advice to the Investment Area on trends and developments affecting the value of current and potential investments.

In Chile, all secondary market trading by AFPs must be executed in the formal trading markets either through a securities exchange or a competitive bidding process. Potential investments are validated on a daily basis by ProVida’s Department of Administration and Valuation, which is part of the Financial Control Deputy Management’s Back Office Unit under ProVida’s Planning and Financing. Additionally, this unit has the obligation of disclosing to the Superintendency of Pensions a daily report of all investment activities.

Since 2006, ProVida has a quality certification in accordance with the ISO 9001-2000 Norm, which has been renewed periodically. The last renewal was made in December 2012 and includes the period between January 2, 2013 and January 1, 2016 provided that surveillance audits become satisfactory. This certification includes investment processes made by the Money Market Desk, which is part of the Investment Area, and also tasks related to registration, valuation, custody, payment and control of investments executed by the Back Office Unit, as part of the Financial and Investment Control Deputy Management, which belongs to Planning and Financing Management; as well as tasks performed by the Accounting Pension Fund Department, which is part of the Account Deputy Management also belonging to the Planning and Financing Management. The Middle Office Deputy Management is also included in the Investments Area, which acts as an intermediary and coordinator between the Money Market Desk, the Back Office Unit and the Financial Risk Deputy management, reporting to Risk Management, which is responsible for establishing principles, and general guidelines in terms of good practices that ProVida should adopt in relation to managing their risks.

The general objective of ProVida’s investment activity is to administer the investment portfolios composed of the participants’ contributions in order to obtain the highest possible return for the level of risk and terms of these participants’ profiles. To accomplish this goal and according to the current regulation, the participants have five fund types, which seek to maximize the expected pension value according to their specific risk profiles.

To aid the participants in making the best choice, ProVida seeks to ensure that at all times, the five fund types (fund Type A, B, C, D and E) have clear differences among them regarding potential risk and returns. These differences are limited by the current regulations, including the requirement of a minimum return.

The main difference among the different fund types, as stipulated in the regulations, is the proportion invested in variable income securities. Fund Type A has the highest concentration allowed in variable income securities with a maximum of 80%; fund Type B has a maximum concentration of 60%; fund Type C has a maximum concentration of 40%; fund Type D has a maximum concentration of 20% and fund Type E (begun in October 2008) has the lowest concentration with a maximum of 5%.

The regulation establishes several restrictions regarding the investment activities that can be developed by each fund to guarantee the maintenance of such differences among the funds according to the risk of variable income securities permitted for each of them.

The investment philosophy behind the five fund types is to combine the highest possible diversification with low costs and a high degree of transparency. These principles must always be observed when making and implementing investment decisions.

The Pension Reform Law increased the range allowed for AFPs to make investments abroad, from a range between 30% to 45% to a range between 30% to 60% during the first twelve months following the enactment of the Pension Reform Law (from October 1, 2008 to September 30, 2009); and between 30% to 80% after the thirteenth month (October 1, 2009). In September 2008, the Chilean Central Bank gradually increased the maximum investments limits abroad: 45% after October 1, 2008, 50% after December 1, 2008, 55% after April 1, 2009 and 60% after August 3, 2009. In November 2010, the Chilean Central Bank again increased the maximum global investment limit abroad from 60% to 80%, gradually increasing as follows: 65% after December 1, 2010, 70% after March 1, 2011, 75% after June 1, 2011 and 80% after September 1, 2011.

The table below summarizes the Pension Reform Law’s ranges for foreign investments per each Type of Fund:

Investment ranges in foreign investments per each Type
	October 1, 2008 – September 30, 2009	October 1, 2009 onwards
Fund Type A	25% – 80%	45% – 100%
Fund Type B	20% – 70%	40% – 90%
Fund Type C	15% – 60%	30% – 75%
Fund Type D	10% – 30%	20% – 45%
Fund Type E	5% – 25%	15% – 35%

The maximum foreign investment limits per each Fund Type determined by the Chilean Central Bank beginning December, 2010 are as follows:

	Fund Type
	A	B	C	D	E
December 1, 2010	85%	75%	65%	35%	30%
March 1, 2011	90%	80%	70%	40%	35%
June 1, 2011	95%	85%	75%	45%	35%
After September 1, 2011	100%	90%	75%	45%	35%

The Pension Law also distinguishes among the age and gender of the individuals who may elect to participate in the different fund Types. A description of the requirements to participate in each of the funds is detailed as follows:

Fund Type Requirements
	Men up to 55 years old and women up to 50 years old	Men from 56 years old and women from 51 years old not retired	Retired participants
Fund Type A	Allowed	Not allowed	Not allowed
Fund Type B	Allowed	Allowed	Not allowed
Fund Type C	Allowed	Allowed	Allowed
Fund Type D	Allowed	Allowed	Allowed
Fund Type E	Allowed	Allowed	Allowed

Source: Superintendency of Pensions

According to the Pension Law, if at the ages of 56 and 51, respectively, men and women who have their mandatory contribution and/or their indemnity account in fund Type A do not make any choice regarding the destination of their mandatory pension funds, such funds are gradually transferred to fund Type B.

Moreover, if the participant does not voluntarily choose a fund, the mandatory contributions are assigned and modified by law according to the participant’s age:

•	Contributions made by men and women younger than 35 are to fund Type B;

•	Contributions made by men between 36 and 55 and women between 36 and 50 to fund Type C; and

•	Contributions made by men older than 56 and women older than 51 to fund Type D.

For participants with programmed withdrawal, temporary income with deferred life annuities or immediate life annuities with a programmed withdrawal plan, 100% of their savings are initially allocated to fund Type D. Thereafter, these participants may opt for any fund among the permitted alternatives.

After the creation of multiple funds, fund Type C managed by ProVida continues to have the highest proportion of assets (42.9% at the end of 2013) while fund Types A, B and D managed by ProVida have reached significant sizes from the voluntary changes and substantive transfers recorded after September 2002.

Assets under management of ProVida

	December 2002		September 30, 2014
	MCh$	% of the total	MCh$	% of the total
Fund Type A	112,692	1.1%	3,752,921	13.7%
Fund Type B	1,177,690	11.7%	4,334,481	15.8%
Fund Type C	7,346,323	73.2%	11,603,052	42.4%
				5
Fund Type D	1,016,124	10.1%	5,061,660	18.2%
Fund Type E	395,863	3.9%	2,637,487	9.6%

Total	10,048,691	100.0%	27,389,601	100.0%

Source: Superintendency of Pensions

Under the Pension Law, each pension fund is a separate legal entity from the AFP, not affected in any way by the AFP’s financial situation. In the event of the AFP’s bankruptcy, the Superintendency of Pensions would assume control of the fund, allowing participants 90 days to transfer funds in their individual capitalization accounts to another AFP. At the end of this period, the fund custodian appointed by the Superintendency of Pensions would transfer all remaining accounts to another fund designated by the custodian.

The Pension Law establishes that each AFP must maintain a reserve for mandatory investments equal to 1% of the value of each pension fund under management. The mandatory investment is calculated in accordance with instructions issued by the Superintendency of Pensions, and corresponds to the value of each pension fund two days prior to calculation. Since June 1995, the Pension Law has required AFPs to invest this mandatory investment in shares of the respective pension fund managed by the AFP. This legislation is intended to eliminate potential conflicts of interest that could arise between investment decisions relating to a portfolio held as the AFP’s reserves and those relating to the portfolio where pension funds are invested.

The mandatory investment’s purpose is to provide a guarantee in the event that the performance of a specific pension fund drops below the required minimum level of return. This requirement has been determined in accordance with the different portfolio compositions, requiring those with a greater investment in variable income securities and therefore potentially subject to higher volatility (funds Type A and B) to maintain a larger margin to achieve the requirement. As a consequence, for pension funds Type C, D and E, this level is the lesser of (a) the weighted average annual return for the last 36 months of the same type of all pension funds in the system less 2% and (b) 50% of the weighted average annual return for the last 36 months of the same type of all pension funds in the system. The minimum return for pension funds Type A and B is the lesser of (a) the weighted average annual return for the last 36 months of the same type of all pension funds in the system less 4% and (b) 50% of the weighted average annual return for the last 36 months of the same type of all pension funds in the system.

The Pension Reform Law includes an exception to the previous paragraph for those funds that have fewer than 36 months of operation. In these cases, such AFP will be liable to the fund to the extent that the weighted annual return of funds Types A and B are less than the lesser of (a) the weighted average annual return of all funds of the same type for the period equivalent to the operating months of the new fund, less 6%, and (b) 50% of the weighted average return of all funds of the same type for the period equivalent to the operating months of the new fund type. In the case of pension funds Type C, D and E, the weighted average real return may not be less than the lesser of (a) the weighted average return of all funds of the same type for the period equivalent to the operating months of the new fund, less 4%, and (b) 50% of the weighted average return of all fund types of the same type for the period equivalent to the operating months of the new fund type. The latter will not be applicable to the administrators with respect to any of their pension funds that have fewer than twelve operating months. The five funds currently managed by ProVida have more than 36 months of operation.

The average annual return is calculated by the Superintendency of Pensions according to a weighted formula established by the Pension Law which, among other provisions, limits the maximum participation of any AFP in the calculation. If for a certain month, the pension fund’s annual return on investment falls below the minimum return required, the difference must be covered by the mandatory investments. If the resources from mandatory investments are applied and the minimum return is still not reached, the Chilean Government will have to make up the difference.

In the event that the pension funds managed by an AFP fail to fulfill the required minimum level of investment return, the AFP is required to cover the difference within five days of such determination by the Superintendency of Pensions. If reserves are used to fund any deficit in the required level of return, the AFP must replenish them within 15 days. If a deficit is not covered or if reserves are not replenished, the AFP will be liquidated by the Superintendency of Pensions.

As of and for all periods presented, ProVida has complied with the minimum reserve and minimum return requirements.

Granting life and disability benefits

The Pension Reform Law eliminated the individual responsibility of AFPs in connection with life and disability insurance, by establishing that the AFPs should purchase together a fixed and single insurance premium through a bidding process to cover this obligation. Such insurance is awarded to whichever one or more insurance companies provide the best offer.

Additionally, through the Pension Reform Law, a solidarity pension system financed by the resources of the State, which began granting benefits on July 1, 2008, was created to complement the existing private pension system. The solidarity pension system grants, among other benefits, basic solidarity pensions for disability and solidarity pension. To have these benefits, certain requirements must be met:

•	Basic solidarity pension for disability: being declared disabled by a Medical Commission designated by the Superintendency of Pensions; not being eligible to receive any pension under any pension regime; being between 18 and 65 years of age; being part of a family group belonging to the 60% of the poorest population in Chile and demonstrating residence in Chile for a period of no fewer than five years in the last six years prior to the submission of the request.

•	Solidarity pension contribution for disability: being declared disabled by a Medical Commission designated by the Superintendency of Pensions; being affiliated with the Pension System established by the 3,500 Law Decree of 1980; not receiving a pension from any other pension regime; being between 18 and 65 years of age; being part of a family group belonging to the poorest 60% of the population in Chile; demonstrating residence in Chile for a period of no fewer than five years in the last six years prior to the submission of the request and being eligible for a disability pension, provided that the sum of the amount of such pension plus any other pension received from such system is less than the basic solidarity pension for disability.

The solidarity system is administered by the Social Pension Institute, which has the right to grant, terminate, suspend or modify benefits, when applicable. Additionally, it regulates requests for processing the operations and benefit payments of the solidarity system, adding the necessary regulations for its application and operation. However, current participants in the private pension system are able to submit requests regarding the solidarity pension system via the AFP (such as ProVida) to which they belong, which in turn submits the request to the Social Pension Institute.

Granting senior pension benefits

As required by the Pension Law, each AFP must provide specific senior pension benefits to their participants who meet the legal age requirement: 60 years of age for women and 65 years of age for men.

Participants meeting certain requirements can obtain senior pensions before the legal age. Such requirements were modified in 2004, in which over a term of six years the required percentages between the calculation of the anticipated pension over the average taxable remuneration of the last ten years and over the minimum legal pension gradually increased. This change is intended to increase the level of pensions received and to restrain the trend of retirement before reaching the legal age, caused by the possibility of receiving a permanent salary in case of unemployment or having two incomes (remuneration and pension).

The period and the required percentages are described in the following table:

Percentage over the taxable average remuneration
Period	%
August 19, 2004 – August 18, 2005	52%
August 19, 2005 – August 18, 2006	55%
August 19, 2006 – August 18, 2007	58%
August 19, 2007 – August 18, 2008	61%
August 19, 2008 – August 18, 2009	64%
August 19, 2009 – August 18, 2010	67%
After August 19, 2010	70%

Percentage over the minimum pension requirement
Period	%
August 19, 2004 – August 18, 2005	110%
August 19, 2005 – August 18, 2006	130%
August 19, 2006 – August 18, 2007	140%
After August 19, 2007	150%

The Chilean Government guarantees a minimum level of senior pensions for all AFP participants who have contributed for at least 20 years (including any year contributed under the former system) and reached the retirement age stipulated by the law. In the event that the participant’s contributions into his/her individual capitalization account, together with the amount paid pursuant to any recognition bond, do not meet these minimum levels, the AFP pays the pension from the participant’s individual capitalization account until the account is depleted.

The solidarity pension system, financed by Chilean State resources and incorporated through the Pension Reform Law, also grants benefits for the solidarity basic senior pensions and for the solidarity senior pension contributions. To obtain these benefits the participants must meet certain requirements:

Solidarity basic senior pension:

•	Being at least 65 years of age at the moment of the claim.

•	Not being eligible for any pension under any pension regime either as a titular or as a beneficiary of a life disability.

•	Demonstrating 20 years (continuous or discontinuous) of residence in Chile, calculated from the time the participant had reached 20 years of age and for a period of not less than four years of residence in the last five years prior to the submission of the request in order to obtain the benefits.

•	Being part of a family group belonging to the poorest population in Chile in accordance with the coverage schedule mentioned below.

As of July 1, 2014 the amount of the benefit is Ch$85,964 per month. This benefit will be automatically adjusted by 100% of the variation of inflation from the last 12 months since the last adjustment. When inflation exceeds 10% since the last adjustment, the adjustment will be made immediately, regardless of whether 12 months have passed or not.

Solidarity senior pension contribution

•	Being at least 65 years of age at the moment of the claim.

•	Receiving a pension inferior to the maximum pension with solidarity contribution (PMAS).

•	Not being a contributor in the Chilean police officers’ social security system (“Dipreca” in its Spanish acronym) or the Chilean armed forces social security system (“Capredena” in its Spanish acronym), or receiving a pension under such regimes as a titular or beneficiary of a life pension.

•	Demonstrating 20 years (continuous or discontinuous) of residence in Chile, calculated from the time the participant had reached 20 years of age and for a period of not less than four years of residence in the last five years prior to the submission of the request in order to obtain the benefits.

•	Being part of a family group belonging to the poorest population in Chile in accordance with the coverage schedule mentioned below.

Gradual Coverage of the benefits for Basic Pension and Solidarity senior pension contribution
Period	Coverage
July 1, 2008 – June 30, 2009	40% of the poorest population in Chile
July 1, 2009 – August 31, 2009	45% of the poorest population in Chile
September 1, 2009 – June 30, 2010	50% of the poorest population in Chile
July 1, 2010 – June 30, 2011	55% of the poorest population in Chile
After July 1, 2011	60% of the poorest population in Chile

Amount and date of entrance PMAS
Period	Coverage In Ch$
July 1, 2008 – June 30, 2009	70,000
July 1, 2009 – August 31, 2009	120,000
September 1, 2009 – June 30, 2010	150,000
July 1, 2010 – June 30, 2011	200,000
July 1, 2011 – June 30, 2012	255,000
July 1, 2012 – June 30, 2013	261,758
July 1, 2013 – June 30, 2014	266,731
After July 1, 2014	279,427

At retirement, the participant chooses among four options for receiving his/her pension benefits: an immediate life annuity, a temporary income with deferred life annuity, a programmed withdrawal plan or an immediate life annuity with a programmed withdrawal plan.

•	Immediate life annuity: the participant selects a life insurance company, which pays the participant a monthly fixed income for the rest of his/her life in exchange for transferring the total amount in his/her individual capitalization account. Currently, for the participants that elect this alternative, the insurance company must offer a pension that is equal to or greater than the minimum seniority pension guaranteed by the State. From July 1, 2008, due to the Pension Reform Law, the life annuity must be equal to or higher than the basic solidarity senior pension applicable at the moment of retirement.

•	Temporary income with deferred life annuities: the participant contracts with a life insurance company to start receiving life annuity plan benefits on a specific date in the future, immediately transferring the associated funds of such life annuity to the insurer. Likewise, the surplus to the temporary pension that covers the period from the moment when the participant selects his/her option until the annuity payments begin is maintained in the individual capitalization account with the AFP.

•	A programmed withdrawal plan: the participant keeps his/her funds deposited in his/her individual capitalization account with the AFP and receives a monthly pension in accordance with a pre-established formula that considers the historical pension fund return and the rates offered by the insurance companies, as well as the participant’s life expectancy. The amount of the participant’s monthly pension under the programmed withdrawal plan is recalculated every twelve months based on the surplus amount in the individual capitalization account of the participant and the variables described above. In the event that such amount falls below the minimum pension level, the Government’s guarantee becomes enforceable, if applicable. If the participant chooses a programmed withdrawal plan, it is possible to switch him/her to a life annuity plan. However, if a participant elects to transfer savings from his/her individual capitalization account to a life insurance company to receive life annuity benefits, the participant may no longer return to the programmed withdrawal plan.

•	Immediate life annuity with a programmed withdrawal plan: the participant contracts an immediate life annuity with a life insurance company financed with part of the balance maintained in his/her individual capitalization account, allocating the remaining balance to the programmed withdrawal plan. In this case, the pension would correspond to the sum of the amounts received from each modality. The participants allowed to opt for this modality should be able to obtain an immediate life annuity equal to or higher than the minimum seniority pension guaranteed by the State (with the Pension Reform Law, the life annuity must be equal to or higher than the basic solidarity senior pension).

All pension obligations that an AFP must pay through programmed withdrawals from the individual capitalization account are expressed in shares of pension funds and translated to UF. The obligation are recalculated annually according to a formula established by law that considers the new balance of the account, by considering the pension funds returns and the interest rate of annuities. Insurance annuity amounts are expressed in UF and are thus indexed to reflect the impact of inflation. The AFP has no financial obligations once the annuity is purchased. In the case of the bankruptcy of companies providing insurance annuities, the Chilean Government guarantees 100% of this obligation up to the legal minimum pension amount per month and 75% of the pensions over the minimum pension up to UF 45 (approximately US$2,000).

Additionally, a participant who has been affiliated with the pension system for at least 10 years may withdraw part of the balance of his/her individual capitalization account and freely use the surplus provided that he/she is able to obtain a pension from his/her pension funds equal to or superior to 70% of his/her average taxable remuneration and equal to or superior to 150% of the legal minimum prevailing pension. Such surplus corresponds to the difference between the total pension savings in the participant’s capitalization account and the funds required to finance the highest value resulting from the application of the aforementioned requirements (70% of average taxable remuneration and 150% of the legal minimum pension). To calculate the requirement, the lowest rate between the average rate of the life annuities offered and the rate of programmed withdrawal of the fund where the participant has his/her account is used.

With the Pension Reform Law, the right to withdraw the disposable surplus is now limited to those participants who have a pension superior or equal to 100% of the maximum pension with a solidarity contribution, and 70% of the average of remunerations received and salaries declared.

Primary revenues

(i) Fee income

The most significant source of revenues from operations for ProVida is the monthly fee charged to participants in connection with deposits into his/her individual capitalization account. Under the Pension Law, an AFP is permitted to charge a fee for:

•	Collection and administration of mandatory contributions;

•	Pension payments of programmed withdrawals and temporary income;

•	Collection and administration of voluntary savings;

•	Management and transfer of voluntary pension savings to other entities, and

•	Transfer of contributions made by voluntary participants.

ProVida currently charges fees for each of the above services (as do the other AFPs, except for AFP Habitat and AFP Modelo, which do not charge fees for transferring contributions of voluntary participants).

In accordance with the Pension Law, each AFP is allowed to set the fees it charges to its participants or pensioners. In connection with fees charged, the Pension Law establishes that each AFP must apply the same fee levels to each of its participants.

Although there is no legal limit on the fees that an AFP may charge, competitive pressures have limited the range of fees charged by AFPs.

The AFP earns fees in connection with the collection of contributions to participants’ individual capitalization accounts and the administration of such accounts. In 2013, out of the total of ProVida’s revenues from operations, MCh$162,220 or 86.9% corresponded to fee income received for the service of administering accounts and ancillary services. Almost all of the fee income comes from charges levied on participants’ monthly mandatory contributions to their individual capitalization accounts.

Collection and administration of mandatory contributions

Fee structure is one of the competitive variables of the AFP industry. With the implementation of the Pension Reform Law, the ability that each AFP has to determine whether or not to charge a fixed fee deducted from the pension fund has been eliminated. Consequently, each AFP may charge only a variable fee, which is a percentage of the salary used to calculate the mandatory pension contribution or a combination of both types of fees. Variable fees are charged as a percentage of a participant’s monthly taxable salary that is subject to a mandatory contribution of 10% of the salary base. In accordance with the Pension Reform Law, the maximum amount of taxable income should be adjusted in January of each year as per the variation of the real wage index, as measured by the Chilean Instituto Nacional de Estadísticas (National Statistics Institute). In January 2013, this maximum amount increased from UF 67.4 (MCh$1.57) to UF 70.3 (MCh$1.64) per month, and in January 2014 the amount was further adjusted to UF 72.3 (MCh$1.69).

For instance, if a participant receives a monthly salary of Ch$200,000 as a dependent worker, he/she must contribute Ch$20,000 to an AFP. Under ProVida’s variable fee currently in force (1.54% of taxable remuneration), the total monthly fee collected in relation to that account would be a variable fee of Ch$3,080.

The requirement to charge a uniform fee to all participants has limited the AFPs’ flexibility to reward long-term or higher-income contributors with lower fees compared to those charged to newer and/or lower funds accounts. Although changes to this rule have been proposed on several occasions, ProVida cannot ensure that a change will be adopted that would allow ProVida to reward long-term or higher-income contributors through lower fees.

The fee structure for the years 2013, 2012 and 2011 is as follows:

	Monthly fees for mandatory contributions
	September 30, 2014	2013	2012	2011
ProVida	1.54%	1.54%	1.54%	1.54%
Industry High	1.54%	2.36%	2.36%	2.36%
Industry Low	0.47%	0.77%	0.77%	1.14%
Industry Average	1.16%	1.48%	1.48%	1.55%

Source: Superintendency of Pensions

Pension payments of programmed withdrawals or temporary income

With respect to fees charged for programmed withdrawals or temporary income, the Pension Reform Law authorizes the AFPs to charge only a variable fee over the pension paid. Currently, four AFPs charge a variable fee of 1.25%, while AFP Habitat charges a fee of 0.95% and AFP Modelo charges a fee of 1.20%.

Under this structure, the participant maintains his/her funds deposited in an individual capitalization account in the AFP and withdraws a monthly pension in accordance with a pre-established formula determined by law. In the event that such amounts fall below the minimum pension level, the Government’s guarantee applies, depending on the contribution level of participants. See “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—Business overview—Principal activities—Services of Granting senior pension benefits.”

Collection and administration of voluntary savings

The Pension Reform Law required a fee charge for the administration of voluntary savings accounts calculated as a percentage of the balance kept on such accounts. Currently, ProVida charges a fee of 0.92%, while the rest of the AFPs’ fee charges are in the range of 0.60% to 0.95% per year.

Administration and transfer of voluntary pension savings

The AFPs, like other authorized institutions, also offer participants the option to have a voluntary pension savings account, in which they can make monthly deposits previously determined to improve their future pensions. AFPs are allowed by law to charge a fee on assets under management, and fees currently range between 0.47% and 0.70% on an annual basis, and the fee charged by ProVida is 0.56%. Fixed fees on fund transfers collected for other institutions can also be charged, currently ranging between Ch$1,100 and Ch$1,437 for each fund transfer (approximately US$1.84 and US$2.40). The current fee charged by ProVida is Ch$1,250 (approximately US$2.09).

With the Pension Reform Law, the AFPs have the right to charge a fee for administering the collective voluntary pension savings and on the transfer of these savings deposits towards other administrators or authorized institutions. Fees for administration may be freely agreed upon between the employer and the AFP or the authorized institutions, allowing for different fees to be charged for different contracts. Additionally, different fees could be charged in relation to the same contract according to the number of workers incorporated in the plan.

Under no circumstance will an AFP be able to establish conditions related to the affiliation or transfer of participants who are parties to a collective voluntary pension savings contract.

Transfer of contributions made by voluntary participants

The AFPs have the right to charge a fixed fee for transferring contributions made by voluntary participants collected by the AFP, whose destination is another AFP or authorized institution. ProVida currently charges a fee of Ch$1,250 (approximately US$2.09) per operation, while the rest of the AFPs charge a fee between Ch$1,100 and Ch$1,144 (approximately US$1.84 and US$2.40). Two out of six AFPs in the industry, AFP Habitat y AFP Modelo, do not charge a fee for such service.

The fees can be changed at any time upon three months’ notice to participants, the Superintendency of Pensions and the public. The following table sets forth the fee rates charged by ProVida for each of the services in the last three years:

	Fee rates charged by ProVida
		As of December 31,
	September 2014	2013	2012	2011
	(unaudited)
Variable fee on monthly mandatory contributions	1.54%	1.54%	1.54%	1.54%
Monthly variable fee on payments of programmed withdrawals and temporary income	1.25%	1.25%	1.25%	1.25%
Variable fee for voluntary savings accounts (annual basis over administered funds)	0.92%	0.92%	0.92%	0.92%
Fee charged on voluntary pension savings:
Fixed fee per transfer (Ch$)	1,250	1,250	1,250	1,250
Variable fee for management (annual basis over administered funds)	0.56%	0.56%	0.56%	0.56%
Fixed Fee for transfer contributions made by voluntary participants (Ch$)	1,250	1,250	1,250	1,250

Ratios of fees to total fee income:
Variable fee on mandatory contributions	96.9%	96.9%	96.9%	96.6%
Variable fee on payments of programmed withdrawals or temporary income	1.8%	1.8%	1.8%	1.9%
Variable fee on voluntary pension savings	1.3%	1.3%	1.3%	1.5%
Fixed fee on voluntary pension savings transfers	0.0%	0.0%	0.0%	0.0%
Fixed fee on transfer of contributions made by voluntary participants	0.0%	0.0%	0.0%	0.0%

The AFPs charge fees on active accounts into which contributions are made. Accordingly, the number of contributors, as well as their average salaries, and not the number of participants, determines the monthly mandatory fee income of each AFP. In 2013, ProVida had the largest average market share of contributors among all AFPs (34%).

(ii) Gains (losses) on mandatory investments

Gains (losses) on mandatory investment (see “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—Business overview—Principal activities—Investment services for participants’ contributions in the pension funds”) represented 18.4% for the nine-month period ended September 30, 2014 and 8.0%, 8.1% and -2.3% of ProVida’s revenues from operations in 2013, 2012 and 2011, respectively. As detailed in the following tables, such returns have evolved in accordance with the performance of each of the pension funds, as well as the relative importance of each fund relative to the total assets under management.

	September 30, 2014	2013	2012	2011
	(unaudited)
Gains (losses) on mandatory investment (in MCh$)	30,811	14,991	14,515	(3,469)
Weighted average real returns of pension funds	7.0%	4.9%	4.7%	-5.2%
Mandatory investments of pension funds (in MCh$)	270,785	234,929	217,072	201,418
% Mandatory investment’s participation in portfolio	1.0%	1.0%	1.0%	1.0%

	Gains (losses) on mandatory investments and real average returns for each fund
	September 30, 2014		2013		2012		2011
	(unaudited) Gains (losses)	Returns	Gains (losses)	Returns	Gains (losses)	Returns	Gains (losses)	Returns
	MCh$		MCh$	%	MCh$	%	MCh$	%
Fund Type A	4,744	6.19%	2,564	6.4%	2,588	6.0%	(3,106)	-11.6%
Fund Type B	5,759	6.55%	2,152	3.9%	2,617	5.0%	(1,700)	-8.0%
Fund Type C	13,587	7.56%	6,181	4.4%	6,405	4.6%	(378)	-4.2%
Fund Type D	5,063	6.88%	2,892	5.3%	2,231	3.9%	1,187	0.0%
Fund Type E	2,259	6.65%	1,202	5.0%	674	3.2%	528	4.2%

Total	30,811	7.0%	14,991	4.9%	14,515	4.7%	(3,469)	-5.2%

Source: Superintendency of Pensions.

	Mandatory investment maintained in each fund and percentage of each fund in the total
	September 30, 2014		2013		2012		2011
	(unaudited) Mandatory Investment	Participation	Mandatory Investment	Participation	Mandatory Investment	Participation	Mandatory Investment	Participation
			MCh$	%	MCh$	%	MCh$	%
Fund Type A	37,205	13.7%	33,313	14.2%	31,324	14.4%	32,178	16.0%
Fund Type B	42,953	15.9%	37,948	16.1%	36,773	17.0%	35,629	17.7%
Fund Type C	114.768	42.4%	100,737	42.9%	95,326	43.9%	89,593	44.5%
Fund Type D	49,827	18.4%	42,694	18.2%	37,772	17.4%	33,762	16.7%
Fund Type E	26.032	9.6%	20,237	8.6%	15,877	7.3%	10,256	5.1%

Total	270,785	100.0%	234,929	100.0%	217,072	100.0%	201,418	100%

Source: Superintendency of Pensions.

Moreover, the concentration of total administered assets in those funds considered the most conservative (funds Types D and E) has continued to increase, while concentration in those funds considered the most risky (funds Types A and B) has declined. Such performance likely reflects the volatility exhibited over certain years (i.e., 2008 and 2011) in the financial markets, when negative returns were recorded, causing certain participants to prefer to take fewer risks, by moving themselves into more conservative funds.

(iii) Other revenues

Other revenues are mainly revenue from fees charged by the subsidiary AFP Génesis in Ecuador, fees for services rendered by Administradora de Fondos de Cesantía and fees recovered from other AFPs, which were MCh$5,529 or 4.1% of ProVida’s revenues from operations for the nine-month period ended September 30, 2014. In addition, other revenues include the financial revenues of life and disability insurance of MCh$4 in 2013, representing 0.01% of ProVida’s revenues from operations arising from the excess of cash flows of the insurer in relation to premium payments made by ProVida.

Primary expenses

(i) Employee Expenses

Employee expenses were MCh$34,528, equivalent to 50.3% of the total of ProVida’s expenses from operations for the nine-month period ended September 30, 2014. Wages and salaries of administrative personnel totaled MCh$21,265, equivalent to 61.6% of total employee expenses, while the administrative staff of 1,172 workers (annual average) represented 58% of ProVida’s total staff during the nine months ended September 30, 2014. Wages and salaries of sales personnel amounted to MCh$13,263, equivalent to 38.4% of the total of employee expenses, while the sales staff of 777 workers (annual average) represented 39% of ProVida’s total workers for the nine months ended September 30, 2014. Short-term benefits to employees were MCh$2,318, equivalent to 6.7% of total employee expenses, and indemnities for cessation of labor relationship amounted to MCh$844, equivalent to 2.4% of total employee expenses for the nine months ended September 30, 2014.

(ii) Miscellaneous other operating expenses

Miscellaneous other operating expenses for the nine months ended September 30, 2014 were MCh$28,774 for the nine-month period ended September 30, 2014, representing 41.9% out of ProVida’s total operating expenses. This item is composed of: administrative expenses (real estate, telecommunications and services) equivalent to 55.5% of total miscellaneous other operating expenses, data processing expenses (maintenance, repair and liaison services) equivalent to 23.0% of total miscellaneous other operating expenses, other operating expenses (disability qualification costs and board of directors’ remunerations) representing 7.7% of total miscellaneous other operating expenses and marketing expenses (advertising and communications to clients) representing 13.9% of miscellaneous other operating expenses.

(iii) Depreciation and Amortization expenses

Total depreciation and amortization expenses were MCh$5,295 for the nine-month period ended September 30, 2014, equivalent to 7.7% of total expenses from operations for the nine months ended September 30, 2014. The amortization expenses totaled MCh$3,871 and depreciation expenses were MCh$1,424.

(iv) Life and disability insurance premium expense

The Chilean Pension Law previously required AFPs to individually purchase insurance to cover their obligation to provide life and disability benefits to their participants (see “PART SIX—LEGAL INFORMATION—Material contracts”). Beginning in July 2009 with the implementation of the Pension Reform Law, the requirement to provide life and disability insurance was awarded to a group of insurers through a bidding process, with the insurance having the same value for all the participants regardless of the AFP to which they contribute.

In 2009, the recurring expense for such concept was only recorded until the month of July, when the temporary premium of the contract with coverage between January 2005 and June 2009 and the provisions for a higher casualty rate were recorded. In 2010, this item only included expenses related to the recovery of leftovers from previous coverage periods stemming from the last insurance contract, and provisions for an unfavorable casualty rate due to changes in the value of payable casualties. In 2011, a gain was recorded as a result of reversals on provisions for unfavorable casualty rates stemming from the difference between the amount required as of December 2010 by using the best available information, and the estimation made by ProVida’s model as of December 2011. These lower provisions arise from lower expected discount rates at the moment of paying the casualties. A gain was also recorded in 2012 stemming from the higher rate of payments of casualty claims than expected (implying a lower sensitivity regarding interest discount rates) accompanied by a decrease in the average cost per casualty. In 2013, an expense was recorded due to ProVida’s decision to create a reserve in order to reflect the best estimate for such obligation.

Likewise, insurance regulations governing life and disability insurance policies instructed that casualties reserves should be determined at a market interest rate instead of historical rates (defined as the minimum of the previous semester) to contracts with coverage commencing in July 2009, giving the alternative to insurers to voluntarily apply such methodology to existing contracts. ProVida requested that BBVA Seguros de Vida, adopted this new regulation for the January 2005-June 2009 contract so that ProVida’s liability would more accurately reflect the amount that would be effectively paid (i.e., fair value). Moreover, by mutual consent of the parties (previous compensation to the insurer for change in conditions) the financial performance of cash flows surplus was modified with a benchmark determined by assets of similar duration rather than the liability of the insurance.

Because of ProVida’s insurance contract for coverage prior to July 2009, ProVida only maintains those casualties pending payment due to a temporary disability period. The liability amount determined by the insurance company was recorded at the market interest rate and ProVida applied its casualty model by determining the liability amount at forward rates at the moment of casualty payments.

In accordance with the SP’s request, ProVida recognized the higher amount between the calculated liability amount (from the insurance company) and the amount determined by its casualty model, thus the expense to be recognized depended on interest rate fluctuations.

Although ProVida does not have individual contracts with ongoing coverage, as a result of the regulatory requirements for temporary disability which state that payments of disability claims can be made effective three years after the first ruling on disability is confirmed by a final ruling of a medical commission, there is one contract described previously that was terminated and settled on March 31, 2014.

The life and disability insurance premium was an expense of MCh$17 for the nine-month period ended September 30, 2014 and an expense of MCh$2,095 for the year ended on December 31, 2013, a gain of MCh$3,718 as of December 2012 and a gain of MCh$2,326 as of December 31, 2011. See “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—OPERATING AND FINANCIAL REVIEW AND PROSPECTS—Operating results—Operating results for the years ended December 31, 2013 and 2012.”

Payments of benefits for the participant or his/her beneficiaries

Before the Pension Reform Law became effective, if a participant died or became disabled before the legal age of retirement (65 years of age for men and 60 years of age for women) and had not accumulated sufficient funds in his/her individual capitalization account to provide the participant or his/her beneficiaries the benefits required by the Pension Law, the AFP had an obligation to make up for the shortfall to the participant’s account. Additionally, all AFPs were required to obtain individually an insurance policy with a licensed life insurer to provide coverage for this obligation. With the Pension Reform Law, women’s age to apply for these benefits became the same as men’s age (65 years old) and the individual requirement for the AFPs was eliminated beginning in July 2009 and AFPs are no longer liable for any shortfalls. See “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—Business overview—Principal activities—Granting life and disability benefits.”

Participants are eligible for the life and disability benefits provided that they are salaried workers who were contributing to an AFP at the time of the disability or death or they have made at least one contribution in the last year and that contribution was preceded by at least six monthly contributions in the last twelve months. Likewise, self-employed and voluntary participants are eligible for these benefits if they have made contributions in the month prior to the disability or death.

The Pension Reform Law established that self-employed workers would be gradually incorporated by requiring them to make mandatory contributions (See “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—Business Overview—Principal activities collection and management of contributions made by participants”). Given the above, life and disability insurance coverage for self-employed workers that have made mandatory contributions will be subject to an annual taxable income equal to or superior to seven minimum monthly incomes, permitting them to have an annual coverage commencing on May 1 of the year in which contributions were made until April 30 of the following year. In those cases where the taxable income is inferior to the aforementioned requirement, the coverage will be proportionate to participants’ contributions.

Disability benefits are given to those participants who have been qualified as disabled by a Medical Commission designated by the Superintendency of Pensions. A participant is qualified as disabled if his/her working capacity is diminished by at least 50%, as follows:

•	Participants with a partial disability, defined as experiencing a loss of between one-half and two-thirds of their working capacity, are entitled to receive a pension equal to 50% of their prior income, which is defined as their monthly average taxable income for the last ten years, or for the latest period during which they worked, as adjusted for inflation. The entitlement to partial disability benefits has a temporary character and covers a three-year period beginning after the first disability determination. At the end of such period, the Medical Commission makes a second disability determination (final determination) and concludes whether the temporary disability continues or changes to a total disability status, or whether the participant is no longer disabled.

•	Participants with total disability, defined as experiencing a loss of more than two-thirds of their working capacity, are entitled to receive a pension equal to 70% of their prior income. Under the Pension Reform Law effective from October 1, 2008, the pre condition of having partial disability status for total disability was eliminated; therefore, when the Medical Commission qualifies a participant as totally disabled, this determination will be considered definitive and unique.

Life benefits are granted to the legal beneficiaries of participants who have died before reaching the legal age of retirement. Benefits are established as a percentage of the participant’s prior income. The applicable percentage depends primarily on the family status of his/her beneficiaries: for a spouse with no children, the percentage is 42.0%; for a spouse with children, 35.0%, plus 10.5% for each child up to 18 years of age (until the age of 24 for students and until death for disabled children).

Before the implementation of the Pension Reform Law, if the disabled or deceased participant’s individual capitalization account did not have the amount of funds necessary to pay the pension stipulated by law, the insurers (under its contract with the AFPs) had to make up the shortfall in case of death or total disability. In the case of disability after the determination of partial disability (or total disability until October 2008), the AFP had to record a provision in order to settle the shortfall three years from when the final disability determination was made, taking into account the three years of temporary pension payments that would be received by the participant following the initial disability determination.

In order to determine the costs of the aforementioned benefits, the insurer made these calculations at the time of the initial disability determination, three years before the shortfall that might be required by the final disability determination was paid, on the basis of the information available to it at that time, including current annuity rates and the amount of funds in the participant’s individual capitalization account. If a final disability determination was made, the insurer updated the amount of initial disability reserve based on the information available at such time.

With the implementation of the Pension Reform Law, the insurers receive a single premium for providing life and disability benefits; therefore the insurers are ultimately responsible for the associated payments.

Payments by ProVida to the insurer

Before modifications introduced by the Pension Reform Law and under the insurance policy in force until June 2009, ProVida paid the insurer a temporary rate, equal to 1.00% of the aggregate taxable remuneration of all of ProVida’s contributors, which was intended to provide the insurer a portion of the funds it would be required to pay to beneficiaries for life and disability benefits, which amounted to a monthly average (between June 2008 and June 2009) of MCh$6,150 for the temporary premium. Also, ProVida paid the insurer until June 2009 a monthly fixed management fee, which averaged (between June 2008 and June 2009) MCh$45 per month, a figure that is not considered as a premium paid to the insurer for the casualties of its participants.

Commencing in July 2009, the payments to the insurer regarding the life and disability insurance premiums arising from processing residual and unprocessed contributions corresponded to contributions made before July 2009. Such annual expense was MCh$370 in 2011, MCh$329 in 2012 and MCh$155 in 2013.

In the first quarter of each year until the close of each contract (48 months after the termination, extendable for two years upon mutual consent), ProVida and the insurer compare the funds paid by ProVida for the prior fiscal year under the temporary rate and true-up to the sum of (i) the funds effectively accumulated and paid by the insurer to participants or their beneficiaries and (ii) the estimated requirement by the insurer necessary to pay disabled participants once final disability determinations of disabled status have been made by the Medical Commission referred to above (the sum of (i) and (ii) is referred to herein as the total cost of casualties). If the casualty costs are greater than temporary payments, ProVida must pay the insurer the difference, up to a maximum amount based on the maximum casualty rate (where the casualty rate is equal to the cost of casualties divided by the aggregate taxable remunerations of all of ProVida’s contributors) established in the insurance contract. For 2009, that rate was 1.70%. ProVida has no obligation to pay the insurer for a casualty rate exceeding the maximum rate. Monthly premiums were paid during the entire contract’s term at a temporary premium of 1.00%. ProVida’s participation in the surplus is 100% if the casualty rate is equal to or lower than 1.70%. If the casualty rate is lower than the temporary rate, the insurer would reimburse the difference to ProVida. For the fiscal year 2010, the provisions made by ProVida regarding payments to the insurer (in March 2010) resulting from comparing the temporary rate and the accounted casualty costs, as well as additional provisions attributable to the application of ProVida’s casualty model were MCh$1,689. For the fiscal year 2011, an increase in provisions for unfavorable casualty rates of MCh$2,696 was recorded due to the adjustments made when determining the difference between the amounts required as of December 2010 by using the best available information, and the estimate made by ProVida’s model as of December 2011. These different provisions arise from lower than expected discount rates at the moment of paying the casualties. For the fiscal year 2012, an increase in provisions of MCh$4,047 was recorded due to the higher than expected rate of payments of casualty claims than expected (implying a lower sensitivity regarding interest discount rates) accompanied by a decrease in the average cost per casualty. For the fiscal year 2013, an expense for MCh$1,940 in provisions was recorded, primarily due to the creation of a reserve based on payments made by deceased participants, which might embody survival claims.

The last life and disability insurance contract with coverage from January 1, 2005 to June 30, 2009 was entered into with BBVA Seguros de Vida S.A. Under such contract, the maximum casualty rate expressed as a percentage of the contributors’ taxable remunerations initially amounted to 1.27%, with a monthly premium paid for the contract coverage period calculated at a provisional rate of 0.70%. ProVida’s participation in the surplus will be 100% if the casualty rate is equal to or lower than the maximum rate of the contract, as calculated over the contributors’ taxable remunerations. Additionally, the contract established monthly payments to the insurance company calculated at a provisional rate of 0.70% applied to the total of remuneration and monthly taxable income of the contributors, plus a monthly fixed premium of UF 2,150 (MCh$50) during the coverage period of the contract. As a result of updating the mortality tables effective beginning in the year 2008 and the resulting impact on the higher costs of the insurance, upon mutual assent of the parties, in view of the changes in the economic conditions of the contract, the terms of the insurance contract were modified. Beginning in January 2008, the maximum casualty rate was 1.70% expressed as a percentage of the contributing contributors’ taxable remuneration, while the temporary rate was 1.00%, retaining the monthly fixed premium of UF 2,150 (MCh$50).

The insurance contract also contemplates yearly true-ups payable to the insurance company, for the difference between payments made by ProVida (temporary premium and previous true-ups) and the total accounted cost of casualties (paid or accrued by the insurer) at each year end, which have taken place on March 31 of each year from 2006 onwards. Also, on that date monthly financial revenues will be paid, based on the value recorded at December 31 of the previous year, calculated by applying the rate of return established in the contract over the surplus of cash flow maintained by the insurer (total payments made by ProVida minus casualties paid by the insurer).

General Rule N°243 of the Superintendency of Securities and Insurance, regulating insurance companies, effective beginning on July 1, 2009, instructed that casualty reserves should be determined on a monthly basis at the market interest rate instead of the historical rate, giving the alternative to apply this methodology to insurance contracts undertaken prior to the implementation date of the rule. ProVida requested that BBVA Seguros de Vida adopt such a rule. Consequently and given the impact of this change on the administration of the insurance contract and the associated risks, by common agreement the parties modified the conditions of the contract. Therefore, the rendering of life and disability insurance implies a mismatch risk between the assets and liabilities duration arising from such obligation.

The final settlement of this contract could occur 48 months after the expiration date of the coverage period, which was June 30, 2013. Upon mutual agreement of the parties, the insurance contract was terminated and settled on March 31, 2014.

The previous insurance policy was in force from August 1, 2003 to December 31, 2004 and was entered into with BBVA Seguros de Vida S.A. The maximum casualty rate was 1.10%, expressed as a percentage of the contributing contributors’ taxable remunerations. ProVida’s participation in the surplus was 100% if the casualty rate was equal to or lower than 1.10% and greater than 0.85% of the contributors’ taxable remunerations, and 90% if the casualty rate was equal to or less than 0.85%. Additionally, the contract contemplated monthly payments calculated at a provisional rate of 0.70% applied to the total of remunerations and monthly taxable remunerations of the contributors and a monthly fixed premium of UF 2,150 for the contract coverage period. In March 2005, ProVida began to make yearly true-up payments to the insurance company. The final settlement date of this contract was contemplated to occur on December 31, 2008, but it was extended by common agreement of the parties, and finally settled in April 2011.

Provisions for unfavorable casualty rate amounted to MCh$3,215 as of September 30, 2014 and MCh$3,667 as of December 31, 2013. See Note 17 to interim consolidated financial statements as of September 30, 2014.

Principal markets

As of September 30, 2014, there were six AFPs operating in Chile. The last incorporation was AFP Modelo, which in August 2010 started to render services to the new participants’ portfolio that entered into the pension system, after winning in the first bidding process carried out in February 2010. Additionally, there is another AFP, AFP Regional, which has been legally incorporated but has not yet begun operations.

As previously mentioned ProVida is the largest and one of the oldest AFPs operating in Chile and has occupied a leading position in the private pension industry since its establishment.

ProVida’s leading position is shown in the following table regarding market shares for the most relevant variables as of September 30, 2014:

	Market Share for relevant variables, as of September 30, 2014
AFP	Pension Funds	Participants(*)	Contributors(*)	Revenues	Expenses	Profit
ProVida	27.9%	34.0%	32.1%	30.4%	32.5%	30.4%
Habitat	25.9%	21.4%	22.9%	23.4%	18.3%	26.4%
Capital	20.7%	18.7%	19.3%	20.7%	27.1%	16.4%
Cuprum	21.1%	6.66%	9.2%	18.2%	13.3%	20.1%
Planvital	2.8%	4.1%	3.8%	3.9%	5.9%	2.0%
Modelo	1.6%	15.2%	12.7%	3.4%	2.9%	4.7%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(*)	Average market share for 2014.

Source: Superintendency of Pensions.

In accordance with the Pension Law, no company in Chile other than an AFP may provide pension benefits of a similar nature, with the only exception that the management of voluntary pension savings and collective voluntary pension savings has been opened to other authorized institutions.

The implementation of multiple funds and the consequent increase in the number of pension fund portfolios caused participants to require higher levels of information in order to make optimal decisions regarding their risk and age profiles, and thus the pension advisory services granted by AFPs became of special relevance, becoming a new competitive aspect of the market.

From the implementation of multiple funds in September 2002 through the end of the year 2007, the returns reached by each of the five funds recorded outstanding levels, with highest returns in those funds with a greater concentration of variable income investments, such as funds Type A and B. However, during 2008 as a result of the financial crisis, affecting worldwide stock markets, the returns dropped significantly to the point of showing negative levels, adversely impacting primarily the high-risk funds and consequently decreasing their total accumulated returns. Subsequently, during the years 2009 and 2010 when stability in the markets was recovered, the trend returned to positive returns levels, with fund Types A and B obtaining the highest returns. In 2011, stock markets recorded losses again, leading the most risky funds to obtain negative rates of return during the period, basically due to negative returns experienced by local and foreign stock markets. However, in 2012 once again the stock markets recorded higher returns in the most risky funds. In 2013, although fund Type A recorded the highest return during the year, the most conservative funds (fund Types D and E) generated strong returns.

The following tables set forth information with reference to returns, over a nine-month period (as of September 30, 2014) and over a 12-month period (as of year end 2013, year end 2012 and year end 2011); the annual average since the multiple funds’ inception (as of year end 2013, year end 2012 and year end 2011) and the relative positions of each of the pension funds managed:

	Return over the last 9 months			Return over the last 12 months
Fund type	Jan14 – Sep 14	ProVida’s position	Jan13 – Dec13	ProVida’s position	Jan12 – Dec12	ProVida’s position	Jan11 – Dec11	ProVida’s position
Fund Type A	14.19%	2	6.35%	6	6.01%	4	-11.59%	5
Fund Type B	11.90%	2	3.87%	6	4.96%	2	-8.00%	6
Fund Type C	11.36%	2	4.37%	5	4.61%	5	-4.16%	5
Fund Type D	9.57%	2	5.26%	5	3.89%	4	0.02%	4
Fund Type E	7.30%	2	5.03%	4	3.19%	3	4.19%	3

Source: Superintendency of Pensions

	Annual average return from the beginning of the multiple fund system
Fund type	Sep02 – Sep 14	ProVida’s position(*)	Sep02 – Dec13	ProVida’s position(*)	Sep02 – Dec12	ProVida’s position(*)	Sep02 – Dec11	ProVida’s position(*)
Fund Type A	7.20%	3	6.73%	2	6.77%	2	6.85%	2
Fund Type B	5.80%	5	5.33%	5	5.48%	5	5.53%	5
Fund Type C	5.25%	5	4.78%	5	4.81%	5	4.84%	5
Fund Type D	4.76%	4	4.40%	4	4.32%	4	4.37%	4
Fund Type E	3.85%	4	3.56%	4	3.42%	4	3.45%	4

Source: Superintendency of Pensions

(*)	Ranking only includes 5 AFPs since AFP Modelo did not exist in 2002.

In terms of voluntary pension savings, as of September 30, 2014, ProVida recorded the second-highest number of voluntary pension savings (“APV” in its Spanish acronym) for accounts in the AFP industry, with a total of 246,990 active accounts, representing a market share of 24%. On the same date, funds accumulated by such APV accounts were MCh$354,756, a market share of 14%.

Additionally, the law permits other financial institutions such as banks, insurance companies and investment companies to manage this kind of savings. While competitors have the advantage of offering a wider variety of products since AFP investment levels are limited by law, the AFPs have lower costs than other market participants and charge lower fees.

Marketing and sales

ProVida’s activities, as with all AFPs in the industry, are limited to offering only those products and services permitted under the Pension Law. As a result, ProVida seeks to maximize its income by attracting and retaining participants as well as by offering the possibility to make voluntary pension contributions and to receive payments under the programmed withdrawals structure.

ProVida attracts participants mainly through its sales force, which targets potential clients who may be interested in changing the administration of their pension savings.

Although the scope of potential clients was restricted by the bidding process for new participants that enter the private pension system for the first time, as established by the Pension Reform Law, the same law gradually incorporated the contribution obligation of self-employed workers, widening the pension market. See “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—Business Overview—Principal activities—Collection and management of contributions made by participants.”

The sales force also performs tasks aimed at retaining participants’ portfolios in order to avoid client transfers to other AFPs. ProVida also captures new participants through its wide network of pension service centers without the intervention of sales agents.

As the largest AFP in the Chilean private pension system, ProVida seeks to capitalize on its brand name recognition to attract new clients and retain existing ones. Management believes that ProVida’s prestige is boosted by its consolidated leading market position.

During 2013 and 2014, under its strategy of supporting and advising its affiliates during their pension life, ProVida carried out various marketing and advertising campaigns designed to help retain ProVida’s customer portfolio, featuring clear and simple messages relating to investment and funds issues. Additionally, the AFP informed its pension participants on events occurring in the country, such as the tax reform law, and how to consider market variables, personal preferences and savings terms in choosing the correct fund type for them.

Furthering its role in pension education, ProVida partnered with the Business School of Adolfo Ibañez University to sponsor a college-level diploma in social security, aimed at human resources officials from different entities in social security matters.

From the third quarter of 2013, due to the change in ProVida’s ultimate parent, activities were focused on a rebranding campaign to fit ProVida’s corporate image with that of its controlling shareholder, MetLife, Inc., at all customer contact points: branch offices, website, social networks and call centers.

ProVida’s established network, the largest in the Chilean pension system, assisted 1.6 million participants for the nine-month period ended September 30, 2014 year. In order to ensure that the assistance can be perceived as excellent and that each contact is likely to become a pension advisory and business opportunity, the office management model project was consolidated during 2013 and 2014, seeking to improve the customer’s experience, and translate it into a differentiating factor. For this, the Mystery Shopper, a key part of that model, has allowed ProVida to assess the current level of customers’ satisfaction with ProVida’s branch offices, and has identified the differences between the actual performance and the standards to be complied with.

During the year ended December 31, 2013 and for the nine months ended September 30, 2014, ProVida mainly oriented its efforts to understand the current and future needs of its customers, by reinforcing the assistance protocols in order to further improve the experience of those clients who received assistance in ProVida’s branch offices. As a result, the model showed significant and sustained improvements of 64.3% in the satisfaction indicator.

Additionally, ProVida enhanced the self-assistance devices available in the network throughout the country, by facilitating their use and enhancing their performance. With these enhancements, more than 3.7 million of certificates were issued in 2013, enabling participants to obtain pension data in a quick and secure manner.

As for telephone service, during 2014 more than 890,000 pension calls were answered, of which 261,462 were assisted directly by an executive. ProVida improved its telephone service in 2013, which let it achieve an effective 94.6% service assistance level.

Moreover, on both ProVida’s classic and mobile sites, functions for pensioners were reinforced and the transfer form was renewed in order to facilitate its use. In order to assist participants in a greater mix of channels, social network tools have been used intensively to establish a dialogue with customers that helps ProVida resolve their doubts and get feedback on prevailing participant needs. With this approach, ProVida has become one of the most important players in these channels in the AFP system, with a total of 83,209 and 10,600 followers on Facebook and Twitter, respectively. The joint work of these digital channels during 2013 resulted in more than 5 million visits to the ProVida website.

Finally, at the end of 2013 and continuing during 2014, the employers assistance model was modified to prioritize remote assistance in order to cover a larger number of employers with pension deficits. This assistance service helps employers with many issues, among them issues relating to possible judicial collections, the correct payroll administration and the timely inclusion of the entities’ staff, by intervening in certain situations related to pension payments at a general level; thus the employer can resolve issues without needing to come to ProVida’s branch.

Among ProVida’s major projects are:

•	Restructurings in the self-service terminals and in the virtual branch office for employers, designed to expand available service functions and reduce response time. In order to improve efficiency of communications with ProVida’s participants, a function to update participants’ contact information has been implemented. This will help ProVida distribute information by mail or e-mail, monitor procedures carried out by participants and optimize advisory and marketing offer tasks executed by sales agents.

•	The extension of the office management model implemented last year, which sought to organize each branch network’s duties to emphasize business management, benefitting management and quality of service areas, to the sales force in order to generate a sustained demarcation based on knowledge and experience in pension, financial and tax matters. As with the office model, quality indicators were incorporated that will be matched with incentives and recognition programs.

•	Recruitment of a new sales force with clear incentives toward capturing and retaining customers and obtaining larger contributions to voluntary savings products. This was strengthened by a market and incentive research plan aimed at improving the knowledge and productivity of management. Thus, as of September 2014, 33.5% of the sales force within the industry was from ProVida.

As of December 31, 2013, ProVida had the largest commercial network at the national level among all AFPs, with 82 branch offices distributed throughout the country, including 19 branches located in the northern region (23% of total branch offices), 23 branches located in the central-northern region (28% of total branch offices), 12 branches located in the Metropolitan region (14% of total branch offices), 10 branches located in the southern-center region (13% of total branch offices) and 18 branches located in the southern region (22% of total branch offices).

Sales Force

ProVida has focused its efforts to maintain a more specialized and highly productive sales force.

The following table compares the relative sizes of ProVida’s sales force with those of its competitors as of September 30, 2014 and December 31, 2013, 2012 and 2011:

	Total AFP Sales Force
	As of September 30, 2014		2013		As of December 31, 2012		2011
	Sales Agents	Market Share	Sales Agents	Market Share	Sales Agents	Market Share	Sales Agents	Market Share
ProVida	824	33.5%	885	29.8%	717	29.9%	429	22.3%
Habitat	386	15.7%	376	12.7%	312	13.0%	307	15.9%
Capital	658	26.7%	777	26.2%	654	27.2%	493	25.6%
Cuprum	535	21.7%	586	19.8%	424	17.7%	474	24.6%
Planvital	59	2.4%	340	11.5%	293	12.2%	224	11.6%
Modelo (*)	—	—	—	—	—	0.0%	—	0.0%

Total	2,462	100%	2,964	100%	2,400	100%	1,927	100%

Source: Superintendency of Pensions.

(*)	According to the information released by the Superintendency of Pensions, AFP Modelo does not report a sales force.

ProVida has not focused its marketing efforts on any specific industry or region. Each sales agent is assigned to cover certain enterprises within a geographic coverage area. Sales personnel have visiting programs tailored to different companies to promote ProVida and encourage employees to transfer to ProVida from other AFPs. During these regularly scheduled visits, salespersons emphasize ProVida’s size, historic performance, leading market position and reputation for high quality of customer service in order to attract participants, reinforcing the concepts of experience, capability and trust.

Regarding new participants in the system, it is important to note that the Pension Reform Law established that the bidding for the new participants’ portfolio and the awarding of the subscription to new accounts for a two-year period should be awarded to the AFP offering the lowest fee among the current fees, which fee must be applied to its entire portfolio and not only to the awarded portion. This restriction has meant that the AFPs are not able to grow by capturing new workers that enter the labor market for the first time. Therefore, the main future growth sources for ProVida will be focused on capturing participants with voluntary pension savings, and the reincorporation of inactive participants as active contributors, especially self-employed workers.

ProVida’s total selling and marketing expenses for the nine-month period ended September 30, 2014 were MCh$15,625 and amounted to MCh$18,425 in the fiscal year 2013, MCh$12,183 in the fiscal year 2012 and MCh$10,992 in the fiscal year 2011. The ratio of commercial expenses (corresponding to sales remunerations plus marketing expenses) to fee income was 12.0% for the nine-month period ended September 30, 2014 and 11.4%, 7.9% and 7.8% for the fiscal years 2013, 2012 and 2011, respectively. ProVida has followed a policy to make its commercial expense more efficient; however, this expense increased by 10.8% in 2012 and by 51.2% in 2013 and by 7.3% in the nine first nine-months of 2014. These increases were attributable to the implementation of a strategic plan, which aims to strengthen ProVida’s leading position and address new market growth opportunities, through a specialized sales force trained to capture customers with higher taxable income that allows them to have the capacity for potential voluntary savings. The higher expense recorded in 2014 was attributable to the consolidation of the distribution model that resulted in a greater staff and increased expenses associated with the integration process with the new controlling parent.

Seasonality of ProVida’s main business

ProVida’s activities relate primarily to its unique line of business and pension fund administration. Such activities are not significantly affected by seasonal factors.

Licenses

The software license contract entered into with BBVA Inversiones Chile corresponded to intellectual property rights related to the use, training in and functionality of software implemented on different operating and administrative processes. This represented a total of MCh$0 for ProVida in 2014, MCh$0 in 2013, MCh$2,832 in 2012 and MCh$2,832 in 2011. This contract ended in December 2013.

Government regulation

All AFPs are subject to extensive and continuous regulatory reviews. The principal authorities regulating AFPs in Chile are the Superintendency of Pensions, the Chilean Central Bank, the Superintendency of Securities and Insurance, the Rating Commission and the Pension Advisors Council. AFPs are primarily subject to the Pension Law and to the Corporation Law, and have the Superintendency of Pensions as their main regulator.

The Superintendency of Pensions

General. The Pension Reform Law created the Superintendency of Pensions, which is considered to all effects as the successor of the Superintendency of AFPs. The Superintendency of Pensions, an independent governmental agency under the supervision of the Ministry of Labor and Social Security, is in charge of supervising and controlling AFPs. The Superintendency of Pensions authorizes the creation of new AFPs and mergers of existing ones and has broad powers to interpret and enforce legal and regulatory requirements. Furthermore, in cases of non-compliance, it has the ability to impose sanctions, such as admonitions and fines and in extreme cases it may order the liquidation of an AFP. In addition, any amendment of an AFP’s by-laws, such as an increase in capital, is subject to the Superintendency of Pensions’ approval. New functions and powers of the Superintendency of Pensions include the authority to monitor and supervise the solidarity pension system administered by the Social Pension Institute and establish and administer the Pension Advisors Registry.

The Superintendency of Pensions’ officers frequently inspect the AFPs’ branch offices and examine their activities and records. AFPs are required to submit their quarterly financial statements to the Superintendency and periodically provide detailed information on their operations. The audited financial statements for each fiscal year must be filed with the Superintendency of Pensions within 60 days after the end of the fiscal year covered by the report.

The Chilean Central Bank

The Chilean Central Bank is an independent legal entity created under the Chilean Constitution. It is subject to the Central Bank Act and, to the extent applicable and not inconsistent, also to the laws and regulations applicable to the private sector. It is governed and administered by a Council composed of five members appointed by the President of the Republic and requiring a “special majority” vote of the Chilean Senate to be elected.

The Chilean Central Bank is responsible for, among other things, monetary policy and exchange controls in Chile. The appropriate registration of a foreign investment in Chile grants the investor access to the formal exchange market. Foreign investments can be registered with the Foreign Investment Committee under Decree Law N° 600 or can be registered with the Chilean Central Bank under the Central Bank Act. Additionally, the Chilean Central Bank is responsible for establishing the maximum investment limits permitted for pension funds by type of securities and by type of issuer within certain defined ranges. However, it cannot establish minimum investment limits.

The Superintendency of Securities and Insurance (the “SVS”)

The SVS is an independent governmental agency that supervises, regulates and controls the Chilean capital markets. As a public corporation listed on the Chilean stock exchange, ProVida is subject to the supervision, regulation and control of the SVS.

The Rating Commission

The Rating Commission is composed of one representative of the Superintendency of Pensions, one representative of the Superintendency of Banks and Financial Institutions and one representative of the Superintendency of Securities and Insurance. All of the representatives are designated by their respective Superintendents and by four representatives of the AFP industry. The Rating Commission’s main objective is to determine whether securities qualify as acceptable for pension fund investment.

With the Pension Reform Law, the approval of securities on foreign investments is made by the Investment Regime, a new legal body incorporated by the regulation for pension fund investments.

Pension Advisors Council

The Pension Advisors Council is composed of one person appointed by the President of the Republic of Chile with certain requirements; one executive designated by the Chilean Central Bank; one executive designated by the AFPs and two executives designated by the Deans of the economics and business administration faculties of accredited universities.

The main functions of this Council relate to the issuance of pronouncements regarding matters covered by the Investments Regime and proposals to regulate investments of pension funds, especially in connection with investment limit structures, mechanisms for measuring the risk of investment portfolios and operations with derivative instruments made by pension funds. Additionally, it will advise the Superintendency of Pensions in terms of investments of pension funds.

The Investment Regime was created through a resolution passed by the Superintendency of Pensions and subscribed by the Treasury, having previously consulted the Pension Advisory Council, and it includes certain regulations that regulate investments made by the Administrators with the resources of pension funds and defines investment limits intended to have an adequate diversification of funds to achieve appropriate returns and safety for such resources.

Organizational Structure

Since October 2013, ProVida has been a MetLife company. Through its subsidiaries and affiliates, MetLife, Inc. has grown to become a global provider of insurance, annuities, employee benefit programs and asset management. Through its subsidiaries and affiliates, MetLife has operations in nearly 50 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe, and the Middle East. In Chile, MetLife manages assets of MUS$45,481 (MCh$23,821,383) through ProVida in a competitive market in which ProVida has sustained a leading position over time.

The following chart sets out the related companies comprising ProVida’s corporate structure:

All of the entities above are incorporated in Chile except:

•	MetLife, Inc., which is incorporated in the United States.

•	AFP Génesis, which is incorporated in Ecuador.

As of October 31, 2014, Acquisition Co. holds approximately 93.2% of the ProVida Shares.

International

In May 1995, ProVida amended its by-laws to allow for the creation of a subsidiary, ProVida Internacional, whose objective is to invest in companies in countries other than Chile with the purpose of granting social security benefits in those countries.

Currently, the only non-Chilean subsidiary held by ProVida is AFP Génesis in Ecuador.

•	Ecuador-AFP Génesis. The initial investment in AFP Génesis was made in 1995 and ProVida Internacional held a 25.00% equity interest until September 2001, when it acquired the remaining 75.00% of the shares held by Filanbanco, becoming the sole shareholder with 100% of the shares. For the nine-month period ended September 30, 2014, AFP Génesis generated profits of MCh$890, a 39.2% (MCh$573) decrease as compared to the prior period primarily due to lower fee income in conjunction with higher operating expenses resulting from administrative and sales staff compensation and higher administrative expenses.

During 2013, this subsidiary generated profits of MCh$1,880, an 18.1% (MCh$416) decrease as compared to 2012, primarily due to lower fee income recorded in the period, mainly attributable to the elimination of charges for accounts maintenance services and balance sheets issuances, as per the new regulation prevailing in the financial Ecuadorian market which resulted in lower fees collected. In addition, the period recorded higher operating expenses resulting from administrative and sales staff compensation and higher administrative expenses. In 2012, this subsidiary generated profits of MCh$2,296, a 26.4% (MCh$824) decrease from 2011. This result was attributable to lower fee income and the lower exchange rate as compared to the rate recorded in 2011 (7.7%), but such result was partially offset by the decreased expense in remunerations of both administrative and sales personnel. AFP Génesis’s functional currency is the U.S. dollar.

The main market indicators regarding AFP Génesis held through its wholly owned subsidiary ProVida Internacional S.A., are as follows:

	As of
	Number of Participants	Market share	Ranking	Assets under Management (MUS$)	Market Share	Ranking
September 30, 2014	275,464	97%	1	65	60%	1
December 31, 2013	260,077	97%	1	67	91%	1
December 31, 2012	256,974	81%	1	67	66%	1
December 31, 2011	240,086	69%	1	67	67%	1

Source: Guayaquil Stock Exchange in Ecuador.

As mentioned in “—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—History and development of ProVida,” both AFORE Bancomer in Mexico and AFP Horizonte in Peru were sold in the first quarter of 2013.

Also, the higher accrued benefit of the investment in AFORE Bancomer in Mexico and AFP Horizonte in Peru includes profits of these associates only until November 2012. As a result of the analysis of selling the pension business in Latin America initiated by the BBVA Group in May 2012, ProVida Internacional began to consider sales alternatives, and therefore classified these investments as assets held for sale on its balance sheet at the end of November 2012, in accordance with IFRS. The results from these affiliates thus are no longer recognized.

•	Peru-AFP Horizonte. ProVida Internacional held until February 27, 2013, a 15.87% equity interest in AFP Horizonte in Peru, where it had been present since 1993. In 2012, ProVida’s share of profits from AFP Horizonte was MCh$3,404, increasing by MCh$1,220 (55.9%) with respect to 2011, due to higher gains from mandatory investments and increased fee income.

•	Mexico-AFORE Bancomer. In November 2000, ProVida Internacional purchased a 7.50% equity interest in AFORE Bancomer in Mexico and continued to hold such interest until January 9, 2013. In 2012, ProVida’s share of profits in this equity investee was MCh$4,263, an increase of MCh$460 (12.1%) with respect to 2011, as a result of higher fee income and increased gains from mandatory investments. The following table describes the total of ProVida’s share of profits in its equity investees, both foreign and local, for the last three fiscal years and the nine months ended September 30, 2014:

	For the nine months ended September 30,	For the years ended December 31,
	2014 (unaudited)	2013	2012	2011
	MCh$	MCh$	MCh$	MCh$
Net Profit ProVida	74,516	140,086	104,034	78,855
– Net Profit excluding gains of associated entities (*)	73,626	132,062	90,801	69,144
– Share of profit (loss) of foreign associated entities accounted for using equity method (*)	—	—	7,667	5,986
– Share of profit (loss) of local associated entities accounted for using equity method	2,629	8,024	5,567	3,725
Share of profit (loss) of associated entities for using equity method/Net Profit	3.5%	5.7%	12.7%	12.3%

(*) Profits on associated entities do not include the consolidated subsidiary AFP Génesis in Ecuador, which is consolidated with ProVida.

Description of properties

Since 1981, ProVida’s strategy has included the development of a nationwide network of branches enhancing its infrastructure and technology through the years in order to improve its assistance model. In the first stage, the pension advisory services and quick-service processing of transactions were incorporated through self-service devices in branch offices, and collection and payment services were outsourced in order to focus on the customer assistance network. Since 2010, the Optimization of Services in Branch Offices project was implemented, in order to consolidate the service quality when processing benefits. ProVida maintained 82 branch offices as of September 30, 2014. ProVida opened 25 new branch offices during the first nine months of 2014 in order to reinforce ProVida’s competitive value by increasing the support and advisory services during ProVida’s client’s life cycle.

As of September 30, 2014, ProVida maintained 33 owned offices of which 30 were exclusively used as branch offices, one was rented, one remained unoccupied and the remaining one was used as an administrative office.

The principal property that ProVida owns is the Pedro de Valdivia Tower, an 18-story headquarters building comprising 13,014.18 square meters, located in the east commercial neighborhood of Santiago that houses all ProVida staff units. Since 2003, ProVida has rented spaces to staff departments of BBVA Chile S.A., such rental arrangement will be finalized by the end of 2014 as agreed to between MetLife and BBVA Group. ProVida’s Operations Area is located in downtown Santiago.

Legal or Arbitration Proceedings

ProVida is not a party to any material legal or arbitration proceedings. There is no material proceeding in which any director, any member of senior management, or any of ProVida’s affiliates is either a party adverse to or has a material interest adverse to ProVida or its subsidiaries.

Exchange Controls and Other Limitations Affecting Security Holders

See “PART FOUR—INFORMATION ABOUT METLIFE CHILE ACQUISITION CO. S.A.—Exchange Controls and Other Limitations Affecting Security Holders” beginning on page 51 for a more complete discussion of the exchange controls and other limitations affecting security holders.

Taxation

Chilean tax considerations

Taxation of dividends. In accordance with Decree Law 824 of 1974 on tax income, as amended, foreign investors domiciled and tax residents abroad are subject to a tax on the gross amount of dividends paid to them, which is generally imposed at a rate of 35% and withheld and paid by the disbursement officer on behalf of the investor (the “Withholding Tax”). Because this tax is a withholding tax, it is not necessary for a foreign investor to submit an income tax statement.

On the other hand, taxpayers of additional taxes will be granted a credit, which will be equivalent to the amount paid as corporate tax, affecting profits distributed. The corporate credit, if available, does not reduce the Withholding Tax on a one for one basis because it increases the base on which the Withholding Tax is imposed. In addition, if ProVida distributes less than all of its distributable income, the credit for corporate tax paid by ProVida is reduced proportionately. The amount of the credit will depend on the year in which profits had been generated and the tax rates imposed on such profits. Currently, the rate of the corporate tax is 21% in conformity with the Law N°20,780 of September 2014, which fixed the tax rate affecting companies domiciled in Chile.

The example below illustrates the effective Chilean Withholding Tax burden on a cash dividend received by a foreign holder, assuming a Withholding Tax rate of 35%, an effective corporate tax at the maximum rate of 21.0%, and a distribution of 100% of ProVida’s net profit that is distributable after payment of the corporate tax.

Example: Considering the distribution of profits with a tax of 21% in Ch$

Company taxable profit	100
Corporate tax (21% of Ch$100)	(21)
Net distributable profit	79
Dividend distributed by ProVida	79
Increase by amount of Credit for corporate tax	21
Withholding Tax (35% of ProVida’s net distributable profit plus increase by amount of credit for corporate tax)	(35)
Credit for corporate tax	21
Net Withholding Tax	(14)
Net dividend received	65 (79 - 14)
Effective dividend Withholding Tax rate	17.72% (14/79)

The Law 20,780 published in the Chilean Official Gazette on September 29, 2014, introduces a number of modifications to the Decree Law 830 of 1974, Tax Code; Decree Law 824 of 1974, Income Tax Law; Decree Law 825 of 1974, Value Added Tax, and Decree Law 3,475, Stamp and Seal Tax, among others.

Currently, a tax treaty between Chile and the United States is not in force. A proposed tax treaty from 2010 is not yet in effect, and there can be no assurance as to whether or when it will enter into force.

Capital gains. For Foreign Holders, unless an exemption applies under Article 107 of Income Tax Law (as described below), gains recognized on a sale or exchange of shares will be subject to a capital gains tax (at a rate of 21.0% for 2014), and an additional tax at a rate of 35% (the former being creditable against the latter) if: (i) the Foreign Holder has held the shares for less than one year since from its acquisition, (ii) the Foreign Holder acquired and disposed of the shares in the ordinary course of its business or as a regular trader of shares or (iii) the Foreign Holder transferred shares of common stock to a related person, as defined in the Chilean tax law. If none of the events described before is presented in the sale, only capital gains tax (at a 21% rate) should apply.

Under Article 107 of Income Tax Law an exemption regime is available for the capital gain produced in the sale of publicly listed shares. Requirements related to the shares and the manner traded should be satisfied in order to apply for the exemption regime. If requirements are not met, general or special tax regimes for capital gains (described above) should apply.

The exercise of preemptive rights relating to the shares is not subject to Chilean taxation. Any gain on the sale or assignment of preemptive rights relating to the shares is subject to both the current 21% capital gains tax and the 35% Withholding Tax (the former being creditable against the latter).

Foreign Holders are urged to consult their tax advisers to determine whether a sale or exchange of their shares would be subject to tax in Chile, the amount of any such tax and how it would be withheld, and whether an exemption to such tax would apply.

Other Chilean taxes. No Chilean inheritance, gift or succession taxes apply to the transfer or disposition of ADS by a Foreign Holder, but such taxes generally do apply to the transfer or disposition of shares by a Foreign Holder by bequest, devise or gift. No Chilean stamp, issue, registration or similar taxes or duties apply to Foreign Holders of shares.

U.S. federal income tax considerations

The anticipated U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of Nueva ProVida Shares are discussed above under the heading “ “PART THREE—THE MERGER—MATERIAL UNITED STATES TAX CONSEQUENCES—United States Federal Income Tax Consequences of the Merger—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Nueva ProVida shares” beginning on page 37.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

Results of Operations—Consolidated

Introduction to ProVida’s results from operations

The following discussion should be read in conjunction with ProVida’s audited Consolidated Financial Statements, and the Notes thereto, included elsewhere in this prospectus. See “PART EIGHT—PRESENTATION OF FINANCIAL STATEMENTS.” For a discussion of ProVida’s operating and financial review and prospects for the nine-month period as of, and ended on, September 30, 2013, please refer to ProVida’s Report on Form 6-K filed with the SEC on October 31, 2013, a copy of which is attached as Annex C to this prospectus.

ProVida is the largest AFP in Chile, providing management of pension funds and various related services. These services are limited to those permitted for AFPs under the Pension Law and revenues are largely dependent on the level of fees charged to participants. As a consequence, ProVida’s results from operations are dependent on the general level of economic activity in Chile and, in particular, on the number of workers who affiliate with ProVida and make monthly contributions, as well as the amount of their taxable salaries subject to contributions. Given that during recent years the Chilean economy has grown, ProVida estimates that the number of workers in

Chile and their aggregate salaries will maintain its growing trend in the future, although not necessarily at the same rate as in the past. Because of its important market share, the broad geographic coverage of its branch network, and the diversity of its participants, ProVida believes that its revenues are not dependent on any particular sector of economic activity.

The principal source of revenues from operations for ProVida (See “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—Business overview—Primary revenues”) is the fees charged to contributors in connection with deposits of their monthly mandatory contributions. Therefore, the revenues from operations of ProVida can be materially impacted by any combination of significant changes in fee rates, the number of contributors or taxable salaries. From December 1999 until April 2006, ProVida charged a variable fee of 2.25% over each contributor’s salary and a nominal fixed fee of Ch$390 per month discounted from the contributor’s accounts. From May 2006 onwards, the variable fee increased to 2.39% and the fixed fee was eliminated. In January 2008, the variable fee increased to 2.59%, and subsequently in October 2008, it increased again to 2.64%, basically due to the increase in the insurance coverage to participants. In July 2009, the variable fee decreased to 1.54% due to the Pension Reform Law’s elimination of AFPs’ individual obligation to provide life and disability insurance and has remained the same during the years 2012 and 2013.

For voluntary pension savings, ProVida established a nominal fixed fee of Ch$1,250 for each transfer of funds from other institutions and a yearly fee of 0.56% over administered funds. In relation to voluntary accounts, in October 2008 ProVida started to charge a variable fee of 0.92% for administered balances and eliminated the fixed fee for withdrawals. Additionally, ProVida charges a variable fee of 1.25% over the pensions for programmed withdrawals. (See “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—Business overview—Primary revenues”).

Generally, another significant source of revenues has been the gains on mandatory investments. Gains generated from mandatory investments belong to the AFP but do not necessarily result in increased cash flow because as the pension funds grow, so do the reserve requirements imposed on mandatory investments.

The most significant components of ProVida’s expenses from operations (See “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—Business overview—Primary expenses”) are employee expenses for both administrative and sales staff, and miscellaneous other operating expenses that include marketing expenses, data processing expenses, administration costs, disability qualification costs and the board of directors’ remunerations. Until 2009 the cost of life and disability insurance premiums was the most important expense in the total expenses from operations (46%). Such expense was a recurring cost until July 2009, when the Pension Reform Law eliminated AFPs’ individual responsibility to provide benefits related to the life and disability insurance.

Other income (revenues) of ProVida are: share of the profit (loss) from equity accounted associates, financial costs, income from investments, gain/loss from exchange differences, other non-operating income and other non-operating expenses.

The following table sets forth the composition of ProVida’s revenues from operations and expenses for the periods indicated:

	For the nine months ended September 30,		For the years ended December 31,
	2014 (Unaudited)	2013	2013	2012	2011
Revenues from operations:
Fee income	77.9%	88.7%	86.9%	86.1%	93.7%
Gain (loss) on mandatory investments	18.4%	6.1%	8.0%	8.1%	-2.3%
Other revenues from operations	3.8%	5.2%	5.1%	5.8%	8.6%

Total	100%	100%	100%	100%	100%

	For the nine months ended September 30,		For the years ended December 31,
	2014 (unaudited)	2013	2013	2012	2011
Expenses from operations:
Life and disability insurance premium expense	0.0%	-2.3%	2.2%	-5.4%	-3.5%
Employee expenses	50.3%	52.9%	45.9%	46.4%	45.6%
Depreciation and amortization expenses	7.7%	11.1%	14.3%	12.5%	12.2%
Impairment losses	0.0%	0.0%	0.1%	0.5%	0.0%
Miscellaneous other operating expenses	41.9%	38.3%	37.5%	46.0%	45.7%

Total	100%	100%	100%	100%	100%

The following table sets forth additional relevant information on ProVida that corresponds to unaudited monthly averages for the following periods:

	For the nine months ended September 30,		For the years ended December 31,
	2014 (Unaudited)	2013	2013	2012	2011
Monthly Averages:
Number of contributors	1,753,281	1,786,983	1,777,446	1,796,516	1,786,857
Administrative personnel	1,172	1,052	1,070	956	909
Sales personnel	777	745	760	535	433

Source: Superintendency of Pensions

Operating results for the nine-months period ended September 30, 2014 compared with the nine-months period ended September 30, 2013

During the nine months ended September 30, 2014, ProVida recorded a profit after taxes of MCh$74,516, a decrease of 40.5% over the profit after taxes of MCh$125,207 recorded during the nine-month period ended September 30, 2013.

The following is a period-to-period comparison of major income statement line item for the nine-month period ended September 30, 2014 and 2013.

Revenues from operations

Revenues from operations were MCh$136,501, an increase of MCh$8,251 as compared with the prior period. This increase was mainly attributable to the following:

•	Fee income was Ch$130,047 million in the nine-month period ended September 30, 2014, a Ch$8,866 million increase as compared with the prior period. This increase was mainly caused by higher mandatory contributions (Ch$8,534 million) from the growth in salary base of contributors.

As a result of the growing trend exhibited by fee income, ProVida has maintained its leading position in the pension industry with average market shares of 34% in terms of number of participants, 32% in terms of contributors, 27% in terms of salary base, and 28% in terms of assets under management for the nine-month period ended September 30, 2014. In figures, the average number of contributors was 1,753,281, the monthly average salary base was US$1,517 million and total assets under management were US$45,523 million.

•

Other revenues were Ch$6,454 million in the nine-month period ended September 30, 2014, lower by Ch$615 million as compared to prior period. The decrease was primarily attributable to lower financial revenues of Ch$318 million from the Life and disability insurance contract which was terminated and settled on March 31, 2014. Additionally, ProVida’s equity investee Administradora de Fondos de Cesantía (“AFC”) ceased its operations in October 2013, thus, lower revenues from services rendered to that entity were received.

Gains (losses) from mandatory investments were Ch$30,812 million in the nine-month period ended September 30, 2014, an increase of Ch$22,518 million as compared with the prior period. The increase was primarily due to a higher weighted average nominal return of pension funds of 12.97% as compared with 3.98% in the prior period. The main contributions were Fund Type C (44% of the gains) with a nominal return of 13.42%, Fund Type B (17% of the gains) with a nominal return of 13.67%, and Fund Type D (16% of the gains) with a nominal return of 11.60%.

The nominal return obtained during the nine-month period ended September 30, 2014 was mainly related to favorable returns yields by local fixed income investments and by foreign stock markets. While local fixed income positively contributed due to lower nominal curves rates and inflation-indexed rates, foreign stock markets returns were improved by the depreciation of Chilean peso against the U.S. dollar.

Expenses from operations

Life and disability insurance premium expense recorded an expense of Ch$17 million in the nine-month period ended September 30, 2014, a negative variance of Ch$1,409 million as compared to the gain recorded in the prior period which was mainly caused by the reversal of provisions made in the first half of 2013, as claim costs were lower than the reserves previously estimated. The Life and disability insurance contract was terminated and settled on March 31, 2014 (See “PART FIVE—OPERATING AND FINANCIAL REVIEW AND PROSPECTS—Business Overview—Primary expenses—Life and disability insurance premium expense,” beginning on page 61).

Employee expenses amounted to Ch$34,528 million in the nine-month period ended September 30, 2014, an increase of Ch$3,039 million with respect to the prior period. Such increase is explained as follows:

•	Wages and salaries of administrative personnel were Ch$21,265 million in the nine-month period ended September 30, 2014, increasing by Ch$1,097 million as compared to prior period. This increase was primarily attributable to higher staff as part of internalization of certain processes and the opening of 25 new branch offices to focus on ProVida’s strategy of improving its customer service quality.

The monthly average administrative staff for the nine-month period ended September 30, 2014 was 1,172 workers, an 11.4% increase from the monthly average of 1.052 for the prior period. Total administrative staff as of September 30, 2014 was 1,187, a 9.5% increase over 1,084 total staff as of September 2013.

•	Wages and salaries of sales personnel were Ch$13,263 million in the first nine months of 2014, a Ch$1.942 million increase as compared to the same period in 2013. Such increase was mainly caused by higher variable-based compensation paid in the period, mainly attributable to higher commissions paid to sales agents resulting from higher sales. Also, the period had increased fixed compensation and benefit allowances expenses resulting from higher headcount.

The monthly average number of sales employees was 777 workers in the first nine months of 2014, a 4.3% increase with respect to the staff maintained in the prior period (745 sales agents). Total sales employees as of September 30, 2014 were 824, an increase of 1.5% over 812 total staff at the end of September 2013.

Depreciation and amortization expenses totaled Ch$5,295 million in the nine-month period ended September 30, 2014, a Ch$1,325 million decrease with respect to the same period in 2013. This variation is explained as follows:

•	Amortization expense was Ch$3,871 million in the nine-month period ended September 30, 2014, a Ch$1,056 million decrease with respect to the same period in 2013. As ProVida’s IT systems were updated, the previous software was written down in the last quarter of 2013.

•	Depreciation expense was Ch$1,424 million in the nine-month period ended September 30, 2014, a Ch$269 million or decrease with respect to the same period in 2013. This result was mainly the outcome of lower hardware and buildings improvements depreciation.

Miscellaneous other operating expenses were Ch$28,774 million in the nine-month period ended September 30, 2014, an increase of Ch$5,976 million compared with the prior period due to the following:

•	Administration expenses were Ch$15,984 million in the nine-month period ended September 30, 2014, a decrease of Ch$428 million as compared to the same period in 2013. This decrease was mainly explained by lower levels of write-offs as compared to prior period. Additionally, the amount of expenses for services received from BBVA Servicios Corporativos, (a former related party until October 1, 2013) was nil.

•	Marketing expenses were Ch$3,987 million in the nine-month period ended September 30, 2014, an increase of Ch$2,806 million compared with the prior period. This increase was primarily due to higher advertising expenses (television, radio, web and social networks) as part of ProVida’s rebranding campaign launched in 2014 to reinforce its brand by emphasizing its core principles (customers’ proximity, quality service, education and trust).

•	Data processing expenses were Ch$6,604 million in nine months period ended September 30, 2014, an increase of Ch$3,554 million as compared with the prior period, which was mainly related to higher IT system expenditures incurred, allowing ProVida to focus on improving customer service quality, and expenses related to migration of its data center, currently in Mexico, to Chile.

•	Other operating expenses were Ch$2,199 million in the nine-month period ended September 30, 2014, up Ch$44 million compared with the prior period, due to higher disability qualification costs.

Other income (expenses)

Financial income (expenses) was Ch$923 million in the nine-month period ended September 30, 2014, a decrease of Ch$977 million with respect to the same period in 2013, mainly due to higher investment balances held in the first half of 2013 from the proceeds received from the sale of the equity held in foreign companies in Mexico and Peru.

Share of profit (loss) of associates accounted for using equity method was Ch$2,629 million in the nine-month period ended September 30, 2014, a Ch$2,849 million decrease with respect to the same period in 2013. This decrease was attributable to the lower profits generated by the investee AFC in 2014, as the entity ceased its operations in October 2013. The decrease was partially offset by higher profits from the investee Servicios de Administración Previsional S.A. (“PreviRed”) as compared to prior period.

Exchange differences losses of Ch$45 million were recognized in the nine-month period ended September 30, 2014, a decrease of Ch$109 million as compared to the gains recognized in the prior period. This decrease was attributable to higher balances denominated in U.S. dollars during the first half of 2013, mainly due to the proceeds received from the sales of equity interests held in companies in Mexico and Peru.

Other non-operating income were Ch$1,804 million in the nine-month period ended September 30, 2014, a decrease of Ch$66,162 million as compared with the prior period. This decrease was primarily attributable to higher pre-tax profits from the sale of equity interests held in companies in Mexico of Ch$38,755 million and in Peru of Ch$26,834 million included in the first quarter of 2013. In addition, a gain on sale of Ch$997 million of property was recorded in the nine-month period ended September 30, 2013, where no sales of property or equity interests in investees were recorded in the nine-month period ended September 30, 2014.

Other non-operating expenses were Ch$298 million in the nine-month period ended September 30, 2014, a decrease of Ch$121 million as compared to prior period. This result was primarily due to higher 2013 one-time non-recurring expenses in relation to fixed assets write-offs that did not occur in 2014.

Income tax expense

Income tax expense was Ch$29,181 million in the nine-month period ended September 30, 2014, an increase of Ch$2,385 million as compared with the prior period. For the nine-month period ended September 30, 2013, the income tax expense of Ch$26,795 reflects taxes on the non-recurring gain on sale of equity interest held in AFORE Bancomer in Mexico and AFP Horizonte in Peru. For the nine-month period ended September 30, 2014, the income tax expense reflects the effect of change in tax rates incorporated in the Chilean Tax Reform that was enacted on September 29, 2014. (See Note 10 to ProVida’s Consolidated Interim Financial Statements.)

Profit

During the nine-month period ended September 30, 2014, ProVida recorded a profit of Ch$74,516 million, a decrease of Ch$50,691 million or 40.5% as compared to the profit recorded in the prior period. This decrease was mainly due to the one-time non-recurring gain on the sale of equity interests held in AFORE Bancomer in Mexico and AFP Horizonte in Peru (Ch$53,321 million, net of taxes) in the first quarter of 2013, which was partially offset by increased revenues of Ch$8,251 million for the nine-month period ended September 30, 2014, resulting from higher fees collected due to higher mandatory contributions from the growth in the taxable salary base of contributors, and also offset by higher gains in mandatory investments of Ch$22,518 million in the nine-month period ended September 30, 2014 as the weighted average nominal return of pension funds was higher than the return recorded in the prior period (12.97% against 3.98%) reflecting favorable yields in local fixed income investments and foreign stock markets.

Operating results for the years ended December 31, 2013 and 2012

ProVida recorded a profit after taxes of MCh$140,086 for the year ended December 31, 2013, an increase of 34.7% over the profit after taxes of MCh$104,034 recorded for the year ended December 31, 2012.

The following is a year-to-year comparison of major income statement line item for the years ended December 31, 2013 and 2012.

Revenues from operations

In fiscal year 2013, total revenues from operations were MCh$186,753, an increase of MCh$8,520 or 4.8% as compared to the prior fiscal year. This increase was mainly caused by higher revenues of MCh$8,045. A discussion of variations within each class of revenues from operations for the fiscal year 2013 as compared to the fiscal year 2012 is described below:

In fiscal year 2013, revenues were MCh$171,762, an increase of MCh$8,045 or 4.9% with respect to the fiscal year 2012, which is explained as follows:

•	Fee income was MCh$162,220 in fiscal year 2013, an increase of MCh$8,806 (5.7%) as compared to 2012. This result was the outcome of increased mandatory contributions due to growth in salary base, basically reflecting the increase in the taxable income of contributors. It is important to mention that in fiscal year 2012 additional fee revenues were received from the Social Pension Institute due to certain residual and unprocessed contributions from previous periods. If this effect were ignored, the mandatory fee income would have grown by 6.6%.

As a result of the growing trend of its fee income previously mentioned, ProVida has maintained its leading position in the pension industry with an average market share of 36% in terms of number of participants, 33% in terms of contributors and 27% in terms of salary base in the fiscal year 2013. Concerning assets under management, ProVida’s market share was 28% as of December 31, 2013. In figures, the average number of contributors was 1,777,446 and the monthly average salary base was MUS$1,613, while assets under management were MUS$45,482 for the year ending December 31, 2013.

•	Other revenues were MCh$9,542 in fiscal year 2013, lower by MCh$761 (7.4%) with respect to fiscal year 2012. This result was mainly due to a decrease in financial revenues of MCh$620 (65.1%) stemming from the runoff of the life and disability insurance contract that resulted in lower cash flows managed by the insurer and lower returns recorded in the period. Additionally, a decrease of MCh$141 (1.5%) was recorded primarily attributable to lower operating revenues from AFP Genesis due to the elimination of maintenance charges in accounts and to lower revenues from services rendered to Administradora de Fondos de Cesantía.

Gains (losses) from mandatory investments were MCh$14,991 in fiscal year 2013, an increase of MCh$475 or 3.3% with respect to the result recorded in fiscal year 2012. Even though the weighted average nominal return of pension funds was lower (+7.04% in 2013 as compared to +7.27% in 2012), the increase was sustained by higher contributions collected in the period.

The performance was a result of growth in foreign variable income in developed countries in 2013 that more than offset the fall experienced by emerging economies during the period. In addition, local fixed income positively contributed, as a result of the drop observed in nominal and real interest rates that involved higher prices in local fixed income. Such results were partially offset by a reduction of 14.0% in local variable income as measured through IPSA (Selective Price Index Shares).

The main contributions came from Fund Type C (41% of the gains) with a nominal return of +6.51% and Fund Type D (19% of the gains) with a nominal return of +7.42%.

Expenses from operations

Total expenses from operations were MCh$95,236 in fiscal year 2013, an increase of MCh$25,872 or 37.3% as compared to the prior fiscal year. This increase was caused by increases of MCh$11,572 in personnel expenses, MCh$5,813 in life and disability insurance premium expenses, MCh$4,925 in depreciation and amortization costs, and MCh$3,812 in miscellaneous other operating expenses and by a MCh$250 decrease in impairment losses. An explanation of variations for each class of expenses from operations for fiscal year 2013 as compared to fiscal year 2012 is provided below.

Life and disability insurance premium expense recorded an expense of MCh$2,095 in fiscal year 2013, a negative variance of MCh$5,813 as compared to the gain recorded in fiscal year 2012. Since in 2013, ProVida established an additional provision, taking into account the death fees payment claims potentially payable as survival benefit claims to deceased participants, whose spouse and/or beneficiaries are legally entitled to receive such survival benefits.

Employee expenses amounted to MCh$43,728 in fiscal year 2013, an increase of MCh$11,572 or 36.0% with respect to 2012. Such result is detailed as follows:

•	Total wages and salaries to administrative personnel were MCh$21,790 in fiscal year 2013, an increase of MCh$3,410 or 18.5% as compared to fiscal year 2012. This result was primarily attributable to a larger staff maintained during the year, resulting in higher fixed compensation and benefits paid expenses. The increase in staff was due to incorporating as permanent employees some external employees who had previously provided services via BBVA Servicios Corporativos (since September 2012). The internalization of certain previously outsourced tasks during 2013 to provide better service to participants also resulted in staff increases.

In fiscal year 2013, higher variable-based compensations paid to chiefs and supervisors of sales were recorded, mainly related to a higher activity associated with the commercial distribution plan.

Average administrative staff amounted to 1,070 workers in fiscal year 2013, a 12.0% increase from an average administrative staff of 956 in 2012. Total staff as of December 31, 2013 was 1,136, an 11.0% increase over 1,023 total staff as of December 31, 2011.

•	Total wages and salaries to sales personnel amounted to MCh$14,959 in fiscal year 2013, an increase of MCh$4,660 or 45.2% as compared to fiscal year 2012. Such increase was caused by a larger staff as a result of the implementation of a new distribution model (since August 2012) destined to improve the sales agents’ profiles, who will later become pension advisors. The latter involved higher expenses in fixed compensations and benefit allowances.

In figures, the average number of sales employees was 760 workers in fiscal year 2013, an increase of 42.0% with respect to the average number maintained in fiscal year 2012 (535 sales agents). By comparing the end of each period, the sales force increased by 23.4% from 717 salespeople in December 2012 to 885 in December 2013.

•	Short-term benefits to employees were MCh$3,545 in fiscal year 2013, increasing by MCh$1,691 or 91.2% as compared to fiscal year 2012 due to higher variable base compensation related to a larger number of staff with regard to goal achievements.

•	Severance indemnities paid in fiscal year 2013 were MCh$3,434, an increase of MCh$1,811 or 111.6% with respect to fiscal year 2012, which was driven by higher indemnities of Ch$1,834 paid to administrative personnel, aimed at strengthening ProVida’s structures and processes.

Depreciation and amortization expenses totaled MCh$13,601 in fiscal year 2013, an increase of MCh$4,925 or 56.8% with respect to 2012. This increase was caused by higher amortization expenses recorded in the period.

•	Amortization expense was MCh$11,362 in fiscal year 2013, an increase of MCh$5,120 or 82.0% with respect to fiscal year 2012. This increase was due to software that was written down as a part of future technology replacements for the integration process with MetLife, Inc.

•	Depreciation expense was MCh$2,240 a decrease of MCh$195 or 8.0% with respect to fiscal year 2012. This result was mainly the outcome of lower depreciation of real estate. Since fiscal year 2012 ProVida recorded amortization costs related to restructuring works of real estate sold to BBVA Chile.

Impairment losses were MCh$65, involving a positive deviation of MCh$249 as compared to impairment losses recorded in fiscal year 2012. ProVida generally performs real estate impairment every three years unless evidence of impairment shows a need for an earlier assessment. In fiscal year 2012, such testing resulted in an impairment loss for certain properties, while in fiscal year 2013 the impairment losses were just related to receivable accounts.

Miscellaneous other operating expenses were MCh$35,746 in fiscal year 2013, an increase of MCh$3,812 or 11.9% with respect to fiscal year 2012 due to the following:

•	Administration expenses were MCh$25,376 in fiscal year 2013, an increase of MCh$2,442 or 10.6% as compared to fiscal year 2012. This increase was partly attributable to expenses incurred in ProVida’s rebranding process (e.g., restructuring of branch offices, holding internal events and replacing outdated material). Additionally, the period recorded higher operational write-offs related to reviews made by the Superintendency that required some participants compensation.

The aforementioned was partially offset by lower expenses for advisory services stemming from the amendment of the BBVA Servicios Corporativos Contract made in September 2012 that significantly reduced the scope of services provided, which translated into lower tariffs on such contract. This contract ended in September 2013 and only certain services are going to be maintained as transaction service agreements.

•	Marketing expenses were MCh$3,466 in fiscal year 2013, an increase of MCh$1,582 with respect to fiscal year 2012. This increase was primarily the result of rebranding expenses associated with printing new brochures and forms used in branch offices. In addition, the period recorded higher expenses in publicity mainly promoting campaigns and written media.

•	Data processing expenses were MCh$4,007 in fiscal year 2013, an increase of MCh$105 or 2.7% with respect to fiscal year 2012, basically related to maintenance costs in equipment and devices in connection with IT requirements.

•	Other operating expenses are associated with expenses incurred for evaluation and qualification of disability status of participants and compensation of the board of directors, which amounted to MCh$2,896 in fiscal year 2013, a decrease of MCh$317 or 9.9% with respect to fiscal year 2012, given the decrease of beneficiaries that remain for financing disability evaluations related to the January 2005—June 2009 policy.

Other income (expenses)

Financial income (expenses) was MCh$2,177 million in 2013, a decrease of MCh$739 with respect to fiscal year 2012, since ProVida distributed additional dividends so its liquidity level decreased.

Share of profit (loss) of associates accounted for using equity method was MCh$8,024 in the fiscal year 2013, a decrease of MCh$5,209 million or 39.4% with respect to fiscal year 2012. This result is explained by lower share of profits for MCh$7,667 due to the sale of equity interests held in AFP Horizonte in Peru and AFORE Bancomer in Mexico in fiscal year 2013. This decrease was partially offset by the positive results of MCh$2,457 achieved by its local associates.

Exchange differences recorded gains for MCh$86 in the fiscal year 2013, rising by MCh$96 with respect to losses recorded in fiscal year 2012. This result was attributable to the Chilean peso depreciation against U.S. dollar (9.3%) over the asset balances temporarily maintained due to the affiliated companies sales.

Other non-operating income was MCh$68,594 in fiscal year 2013, an increase of MCh$63,693 as compared to fiscal year 2012. This result was basically attributable to profits before taxes stemming from the sale of equity interests held in associates AFORE Bancomer in Mexico (MCh$38,755) and AFP Horizonte in Peru (MCh$26,834).

Other non-operating expenses were MCh$723 in fiscal year 2013, increasing by MCh$384 with respect to fiscal year 2012. This result was basically due to higher expenses in the provision made for litigations.

Income tax expense

Income tax expense was MCh$29,567 in fiscal year 2013, higher by MCh$4,061 or 15.9% compared to fiscal year 2012. This result was explained by higher profits before taxes which were offset by no change in tax rates affecting deferred taxes as compared to the one recognized in fiscal year 2012. In fiscal year 2012, the application of the new tax regulation (September 2012) increased the recurring income tax rate from 18.5% to 20.0%, so the deferred tax rate increased from 17.0% to 20.0%. The latter implied higher tax expenses of MCh$5,763 for September 2012, including both income tax by MCh$1,033 and deferred tax by MCh$4,729.

Profit

During fiscal year 2013, ProVida recorded a profit of MCh$140,086, an increase of MCh$36,052 or 34.7% as compared to the profit attained in the fiscal year 2012, due to profits generated from the sale of equity interests held in foreign associates AFORE Bancomer in Mexico and AFP Horizonte in Peru (MCh$53,321, net of taxes) and higher revenues of MCh$8,045 mainly boosted by higher fee income (MCh$8,806).

Operating results for the years ended December 31, 2012 and 2011

ProVida recorded a profit after taxes of MCh$104,034 for the year ended December 31, 2012, an increase of 31.9% as compared to the profit after taxes of MCh$78,855 for the year ended December 31, 2011.

The following is a year-to-year comparison by major income statement line item for the years ended December 31, 2012 and 2011.

Revenues from operations

In fiscal year 2012, total revenues from operations were MCh$178,233, an increase of MCh$28,454 or 19.0% as compared to the prior fiscal year. This increase was caused by higher gains from mandatory investments of MCh$17,984, and higher revenues of MCh$10,470. An explanation of variations for each class of revenues from operations for the fiscal year 2012 as compared to the fiscal year 2011 is described below:

In fiscal year 2012, revenues were MCh$163,718, an increase of MCh$10,470 or 6.8% with respect to the fiscal year 2011. This increase is mainly explained by higher fee income of MCh$13,056, as the period recorded increased revenues from mandatory contributions. The above was partially offset by lower other revenues of MCh$2,586, due to lower financial revenues from the life and disability insurance premium, as well as, lower fees received by AFP Genesis in Ecuador.

•	Fee income was MCh$153,415 in fiscal year 2012, an increase of MCh$13,056 (9.3%) as compared to fiscal year 2011. This increase was mainly attributable to higher mandatory contributions as a result of higher participant’s salary base (8.8%), due to the increase in the taxable income of contributors. In addition, the period recorded higher mandatory fee income received from the regularization of residual and unprocessed contributions from previous periods made by the Social Pension Institute.

As a result of the previously mentioned growing trend of its participants’ salary base previously mentioned, ProVida has maintained its leading position in the pension industry with an average market share of 38% in terms of number of participants, 35% in terms of contributors, 28% in terms of salary base and 29% in terms of total assets under management in the fiscal year 2012. In figures, the average number of contributors was 1,796,516; the monthly average salary base was around MUS$1,659, and the assets under management were MUS$46,133 as of December 31, 2012.

•	Other revenues were MCh$10,303 in fiscal year 2012, decreasing by MCh$2,586 (20.1%), with respect to fiscal year 2011. This decrease was attributable to lower financial revenues of MCh$1,198 (55.7%) stemming from the life and disability insurance. This result was boosted by lower cash flows administered by ProVida, given the payment of casualties related to the insurance policy currently in a runoff stage; and lower returns obtained in the period. Likewise, lower other revenues of MCh$1,388 (12.9%) were recorded, basically due to lower revenues from operations attained by the associate Genesis in Ecuador.

In fiscal year 2012, there was a gain from mandatory investments of MCh$14,515, an increase of MCh$17,984 with respect to the losses recorded in fiscal year 2011. The weighted average nominal return of pension funds was +7.27% in fiscal year 2012 as compared to the negative nominal return of -1.44% recorded in fiscal year 2011. The main contributions in the year 2012 were made by Fund Type C (44% of the gains) with a nominal return of +7.18% and Fund Type B (18% of the gains) with a nominal return of +7.54%.

The positive overall return in the year was triggered by the gains recorded in the foreign stock markets (MSCI World +13.6%: Japan +24.4%, USA +13.8%, Europe +8.8%; and MSCI Emerging +15.0%: Mexico +17.7%, China +16.0%, Russia +10.9%, Brazil +7.0%), and the local stock market (IPSA +3.0%).

Expenses from operations

In fiscal year 2012, total expenses from operations were MCh$69,364, an increase of MCh$2,213 or 3.3% as compared to the prior fiscal year. This increase was caused by higher personnel expenses of MCh$1,552, superior miscellaneous other operating expenses of MCh$1,269, higher costs incurred in depreciation and amortization of MCh$469 and increased impairment losses of MCh$315. These increases were partially offset by the gain recorded by the premium of the life and disability insurance, with a positive variation of MCh$1,392. An explanation of variations for each class of expenses from operations for fiscal year 2012 as compared to fiscal year 2011 is provided below.

Life and disability insurance premium expense recorded a gain of MCh$3,718 in fiscal year 2012, with a positive variation of MCh$1,392 as compared to the gain recorded in fiscal year 2011.

As of 2012, most existing casualties have been paid, hence there has been a permanent decline in the level of reserves for casualties, mainly due to the settlement of casualties as the contract is in a run-off stage and neither new premiums nor new claims will be covered.

As a result of the monthly analysis regarding the reserve fluctuation, it was concluded that the speed of payment of casualty claims was higher than the one previously estimated, thus the fluctuation of long term discount rates had a lower effect over the value of reserves. Consequently, it was determined that the provision calculated by the model as of December 2011 should be reduced according to the development of the reserve amount. Such adjustment involved a reversal of MCh$4,047 in provisions for casualties, higher by MCh$1,351 as compared to the figure recorded in 2011.

Employee expenses amounted to MCh$32,157 in fiscal year 2012, an increase of MCh$1,552, or 5.1%, as compared to fiscal year 2011. This result was driven by higher wages and salaries of sales and administrative personnel, which was partially offset by lower short term benefits.

•	Total wages and salaries to administrative personnel were to MCh$18,381 in fiscal year 2012, increasing MCh$1,094 or 6.3% as compared to 2011. This result was basically attributable to higher expenses incurred in fixed salaries as the period had a greater staff due to the transfer of 92 people from BBVA Servicios Corporativos towards ProVida’s permanent personnel in September, 2012. Additionally, the period recorded higher variable-based salaries paid to chiefs and supervisors of sales, mainly related to awards of the commercial plan; a higher provision for accrued vacation for the greater staff, as well as lower use of vacations; plus higher amounts of legal contributions due to the increased salaries paid in the period. The above was partially offset by lower expenses in overtime (a greater control over them), and lower expenses in training, specifically trips, accommodation and food.

In figures, the average administrative staff amounted to 956 workers in fiscal year 2012, while in fiscal year 2011 it was 909, an increase of 5.1%. By comparing the end of each period, the administrative staff increased by 11.1%, from 921 in December 2011 to 1,023 workers in December 2012.

•	Total wages and salaries to sales personnel amounted to MCh$10,299 in fiscal year 2012, a decrease of MCh$1,092 or 11.8% with respect to fiscal year 2011. This variation was basically caused by higher variable compensation paid, attributable to increased commission, awards and participations paid to sales agents, and higher fixed compensation and increased benefit allowances, as a consequence of a greater staff maintained in the period. In addition, the period recorded a higher provision for accrued vacations as a consequence of lower use of them and also a larger staff.

In figures, the average number of sales employees was 535 workers in fiscal year 2012, an increase of 23.5% with respect to the average number maintained in fiscal year 2011 (433 sales agents). By comparing the end of each period, the sales force increased by 67.1% from 429 salespeople in December 2011 to 717 in December 2012. It is worth noting that ProVida has incorporated approximately 250 sales agents since August 2012 in connection with the business plan previously discussed.

•	Short-term benefits to employees were MCh$1,854 in fiscal year 2012, decreasing by MCh$646 or 25.8% as compared to fiscal year 2011 due to lower provisions required for bonuses. These lower provisions were attributable to the fact that ProVida has enough stock for the profits attained in the period as surplus from last year after the payments made.

•	Indemnities paid in fiscal year 2012 were MCh$1,623, an increase of MCh$12 or 0.7% compared to fiscal year 2011. This figure was composed of indemnities paid both, to sales personnel (MCh$460) and to administrative personnel (MCh$1,163).

Depreciation and amortization expenses totaled MCh$8,676 in fiscal year 2012, an increase of MCh$470 or 5.7% with respect to fiscal year 2011 mainly due to the following:

•	Depreciation expense was MCh$2,435 in fiscal year 2012, an increase of MCh$82 or 3.5% compared to fiscal year 2011. This increase was mainly caused by higher depreciation of real estate due to the amortization of restructuring works in properties sold to BBVA Chile S.A. The above was partially offset by lower depreciation of computer hardware and building for own use.

•	The amortization expense was MCh$6,241 in fiscal year 2012, an increase of MCh$388 or 6.6% with respect to fiscal year 2011. The variation was attributable to higher amortization costs in intangibles, associated with internal development enhancements made in the Unified Platform.

Impairment losses were MCh$315 in fiscal year 2012, an increase for the same amount, since the fiscal year 2011 did not record any amount for this concept. It should be mentioned that ProVida implemented a policy aimed at assessing its principal fixed assets (real estate over MCh$40) every three years or earlier if there is any information of impairment.

Miscellaneous other operating expenses were MCh$31,934 in fiscal year 2012, an increase of MCh$1,269 or 4.1% compared to fiscal year 2011 due to the following:

•	Marketing expenses were MCh$1,884 in fiscal year 2012, an increase of MCh$100, or 5.6%, compared to fiscal year 2011. This increase was caused by higher expenses in marketing recorded by AFP Genesis in Ecuador (MCh$119) administration during the last quarter of 2012, mainly related to advertising in response to a higher level of competiveness exhibited in the Ecuadorian business of fund management.

•	Data processing expenses were MCh$3,902 in fiscal year 2012, an increase of MCh$108 or 2.8% with respect to fiscal year 2011. This result was caused by higher hardware and software maintenance costs with related companies, as the period recorded higher expenses with the Regional Computer Center (“CCR”) in Mexico due to larger volumes of operations; as well as cost of maintenance of other equipment and installations referred to help desk and commercial support services. The latter was partially offset by lower expenses in liaison services with branch offices, as fees and services provided by Movistar were reviewed, hence reducing the applicable monthly expense applicable for fiscal year 2012.

•	Administration expenses were MCh$22,935 in fiscal year 2012, an increase of MCh$796 or 3.6% compared to fiscal year 2011. This increase was mainly attributable to a provision (MCh$1,400) made in December 2012 for write-offs, as the Superintendency of Pensions requested to make certain reviews. The latter was partially offset by lower expenses in advisories due to the amendment of the services rendering contract subscribed with BBVA Servicios Corporativos Limitada, starting in September 2012, which reduced the rendered services and, thus, the cost was reduced from UF 241,109, to UF 41,932 (equivalent to MCh$5,439 and MCh$946, respectively). This lower cost was intended to offset the increased expenses in compensation of the administrative staff previously explained.

•	Other operating expenses are associated with expenses incurred for evaluation and qualification of disability status of participants and compensation of the board of directors, which amounted to MCh$3,213 in fiscal year 2012, higher by MCh$266 or 9.0% with respect to the fiscal year 2011. This result was explained by higher expenses in evaluation and qualification of disability, related to medical fees and clinical examinations for those casualties still pending belonging to the disability contract (currently in run-off); as well as claims of participants not covered by the current insurance system whose disability determinations must be financed by the AFPs according the regulation.

Other income (expenses)

Financial income (expenses) was MCh$2,916 in fiscal year 2012, an increase of MCh$1,363 or 87.8% with respect to fiscal year 2011, due to the higher liquidity levels for ProVida obtained from such investments, which were invested in deposits with higher interest rates than those in 2011.

In the fiscal year 2012, share of profit (loss) of associates accounted for using equity method was MCh$13,233, an increase of MCh$3,522 or 36.3% with respect to fiscal year 2011. This increase was the outcome of better results generated by all associates, excepting the local associate DCV. Locally, the associates contributed in the aggregate of MCh$1,842, given the higher fees on sales generated by Previred, but mainly higher fee income from AFC. After BBVA Group announced to the market on May 24, 2012 its strategic review of alternatives for its mandatory pension fund administration business in Latin America, ProVida Internacional began to consider sales alternatives for its interests in AFORE Bancomer and AFP Horizonte and, therefore, classified these investments as assets held for sale on its balance sheets at the end of November 2012. As a result, its financial statements include profits realized by these assets during the 11-month “held for sale” period, representing an increase compared to year 2011 of MCh$1,220 with respect to AFP Horizonte in Peru and MCh$460 with respect to AFORE Bancomer in Mexico. In each case these profits were due to higher gains from mandatory investments and increased fee income at these companies.

In the fiscal year 2012 exchange differences recorded losses for MCh$10 for the year ended in December 2012, negative by MCh$132 with respect to the gains recorded in 2011. This result was attributable to losses in exchange rate as the Chilean peso appreciated 7.6% against the dollar (compared to the depreciation of 10.9% in 2011) which negatively affected its net position in assets held in dollars. Additionally, the period recorded lower gains in UF fluctuation due to a 2.5% increase in its valuation, which was less than the increase of 3.9% registered in 2011, affecting the net position of assets adjusted by UF.

Other non-operating revenues were MCh$4,901 in fiscal year 2012, an increase of MCh$1,852 or 60.7% as compared to fiscal year 2011. This result was attributable to the profit from the sale of real estate assets not used by ProVida. In addition, reimbursements were recorded during the period related to the earthquake that occurred in February 2010. The period also recorded reversals of provisions from previous periods, mainly in labor litigation which were finally determined as favorable for ProVida. Provisions for labor suits are accounted for as other operating expenses, but the reversal of provisions corresponding to previous periods must be accounted for as revenues.

Income tax expense

Income tax expense was MCh$25,506 in fiscal year 2012, higher by MCh$7,794 or 44.0% compared to fiscal year 2011. This result was driven by a higher tax expense caused by higher profits before taxes, and the implementation of the new tax law beginning in September 2012. As a consequence, the taxable profit for the year 2012 and thereafter will be affected by a higher tax rate, increasing from 18.5% to 20.0%. Additionally, the tax rate related to deferred taxes, increased from 17.0% to 20.0% due to the fact that gains from mandatory investments are estimated to be taxable in the long term. The effect of the change in the tax rate was MCh$6,721 for 2012, affecting the current tax by MCh$1,577, as well as the deferred tax by MCh$5,144.

As compensation, ProVida acknowledged a deferred tax asset of MCh$1,465 with the applicable credit in the taxes of the period in December 2012. Such amount was generated by the reclassification effect of the associates AFORE Bancomer in Mexico and AFP Horizonte in Peru, as assets available for sale on the balance sheet in November 2012, due to the difference between the taxable and financial values of such investments.

Profit

During fiscal year 2012, ProVida recorded a profit of MCh$104,034, an increase of MCh$25,179 or 31.9% compared to the profit recorded in fiscal year 2011. This increase was basically caused by gains from mandatory investments and the results obtained from ProVida’s recurring business, defined as revenues minus life and disability insurance premium, personnel expenses and miscellaneous other operating expenses, which increased by 9.6% or MCh$9,040 with respect to the fiscal year 2011.

Liquidity and Capital Resources

Overview

ProVida’s principal uses of funds are payments of personnel remunerations and other expenses from operations, replenishment of mandatory investments, income taxes and dividend payments. ProVida has financed these expenses by using cash generated from its operations, as well as through short-term debts. Management considers that these sources of funds will be sufficient to finance contemplated capital requirements, as well as payments of its obligations. Due to the nature of its business, ProVida has significant cash flows related to fees received from mandatory and voluntary pension savings, which are expected to remain at similar levels as those recorded in recent years. Additionally, management considers that the expected growth of its customer portfolio will continue to increase its working capital requirements, for which, ProVida would be well positioned to finance such requirements.

In 2013, the net variation in cash and cash equivalents was positive by MCh$3,784 (MUS$6), due to net positive cash flows originated by operations and investments activities, but it was partially offset by the net negative cash flows originated by financing activities. In 2012, the net variation in cash and cash equivalents was positive by MCh$5,153 (MUS$9), due to net positive cash flows originated by activities from operations, but it was partially offset by the net negative cash flows originated by financing activities. In 2011, the net variation in cash and cash equivalent was negative by MCh$1,074 (MUS$2) due to net negative cash flows originated from financing and investment activities, which was partially offset by the positive cash flows originated from operations.

In 2014, ProVida’s major cash outflows included dividends amounting to MCh$42,026 and capital expenditures that are expected to total MCh$8,300.

For the nine-month period ended September 30, 2014, the net variation in cash and cash equivalents was positive by MCh$14,520 (MUS$24), due to net positive cash flows of MCh$62,151 originated by operations, partially offset by the net negative cash flows originated by financing activities mainly related to the dividend payment of MCh$42,026 corresponding to 2013 profit distribution.

Regarding payments and refinancing of short-term contractual obligations, ProVida will generate enough resources to comply with its operating cycle. Therefore, ProVida does not expect to require short term financing.

Moreover, capital requirements for the fourth quarter of 2014 are expected to be financed through the combination of the existing capital sources and cash flows generated by operations. In terms of external financing, ProVida does not foresee long-term financing needs. The financing of working capital is expected to be covered by ProVida’s own resources, since ProVida has generated significant cash flows from its operations and a portion of the related profits has remained in ProVida. See “PART FIVE. INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A—OPERATING AND FINANCIAL REVIEW AND PROSPECTS—Contractual Obligations.”

Sources and uses of funds

Cash and working capital. ProVida has recorded negative working capital of MCh$16,225 (MUS$31) as of December 31, 2013 and has recorded positive working capital of MCh$61,523 (MUS$117) and MCh$29,062 (MUS$55) as of December 31, 2012 and 2011, respectively. The result for 2013 was mainly related to an increase in legal minimum dividend obligations (equal to 30% of the profits attained in the period) due to the sale of equity interests held by ProVida Internacional. In previous years, this figure was affected by the higher liquidity levels of ProVida as the obligation of the life and disability insurance has been gradually extinguished, as well as revenues generated by the recurring business.

For the nine-month period ended September 30, 2014, the positive working capital of MCh$15,643 (MUS$26) recorded by ProVida was mainly related to an increase in cash and cash equivalents, due to net positive cash flows originated by activities from operations.

Net cash provided by operating activities. Net cash provided by operating activities was MCh$80,447 in 2013, representing a decrease of MCh$13,518 with respect to net cash provided by operating activities in 2012. This decrease was mainly explained by the following: (i) higher remunerations paid of MCh$8,517 due to the increase in staff; (ii) higher income taxes paid of Ch$8,363, basically due to increased local taxes paid on the sale of foreign associates, and (iii) higher payment to suppliers of MCh$3,912. The aforementioned was partially offset by higher fee income collected of MCh$8,523.

In 2012, net cash provided by operating activities was MCh$93,965 in 2012, representing an increase of MCh$8,018 with respect to net cash provided by operating activities in 2011. The increase was explained by the following: (i) higher fee income received of MCh$13,059 with respect to 2011, primarily sustained by the higher client’s salary base in the year, (ii) higher other inflows from operations of MCh$1,027 with respect to 2011; and (iii) higher other proceeds from interests of MCh$1,455, as well as from dividends of MCh$1,239. The above was partially offset by (i) higher other outflows from operations of MCh$4,705 and (ii) higher payments on income tax of MCh$3,875.

For the nine-month period ended September 30, 2014, the net cash provided by operating activities was MCh$62,151, representing an increase of MCh$1,311 with respect to net cash provided by operating activities during the prior period. This variation was mainly explained by: (i) higher fee income of MCh$8,799 in connection with the client’s salary base growth, (ii) higher other net inflows from operations of Ch$3,434 basically due to the inflow from insurance company BBVA Seguros de Vida S.A. as the life and disability insurance contract was terminated and settled on March 31, 2014; and (iii) lower income taxes payments of Ch$3,399.

This was partially offset by lower proceeds from dividends of MCh$1,152 and by higher payments of remunerations and to suppliers of MCh$2,484 and MCh$9,945, respectively, originated by the opening of 25 new branch offices, the higher commissions paid to sales agents resulting from higher sales, the rebranding campaign and the IT expenditures which allows ProVida to focus on improving customer service quality and to successfully migrate its data center currently in Mexico to Chile during the nine months ended September 30, 2014.

Net cash provided by investing activities. Net cash provided by investing activities was MCh$106,547 in 2013, increasing by MCh$104,360 as compared to 2012. The increase was mainly related to higher proceeds of MCh$94,201 received from divestitures of associates due to the sale of AFORE Bancomer in Mexico and AFP Horizonte in Peru, and higher other cash inflows from investing activities of MCh$10,400. The above was partially offset by higher payments for acquiring shares from mandatory investments of MCh$4,789.

In 2012, net cash provided by investing activities was MCh$2,187 in 2012, increasing by MCh$18,747 as compared to 2011, when MCh$16,560 was used in investing activities. The increase in funds from investing activities in 2012 was mainly related to (i) lower other cash outflows of MCh$13,103 paid in 2012 as compared to 2011, referred to investments in time deposits, (ii) superior other cash inflows of MCh$4,797 and (iii) higher proceeds received from disposal of property, plant and equipment of MCh$2,336 as compared to 2011.

For the nine-month period ended September 30, 2014, the net cash used in investing activities was MCh$5,794, representing a decrease of MCh$113,871 with respect to net cash provided by operating activities during the prior period. This variation was mainly explained by: (i) lower proceeds of MCh$93,833 from divestitures of associates, related to the sale of AFORE Bancomer in Mexico and AFP Horizonte in Peru during the prior period, and (ii) lower other cash inflows from investing activities of MCh$16,120. The net cash for 2014 was originated by the payments related to the increasing mandatory investments (net outflow of MCh$5,424) and the outflows for acquiring fixed assets of MCh$2,638.

Net cash used in financing activities. ProVida’s net cash used in financing activities amounted to MCh$183,211 in 2013, increasing by MCh$92,212 as compared to 2012. This increase is basically explained by higher dividends paid to shareholders of MCh$91,165 due to the final dividend paid corresponding to 2012, as well as extraordinary dividends paid associated with the excess of cash flows attributable to both, sales of equity interests in associates and the recurring business.

In 2012, ProVida’s net cash used in financing activities increased by MCh$20,537 in 2012, from MCh$70,461 in 2011 to MCh$90,998 in 2012. The increase in cash used in financing activities is mainly attributable to dividends paid to shareholders of MCh$91,649 in 2012, which were higher by MCh$21,889 with respect to 2011.

For the nine-month period ended September 30, 2014, ProVida’s net cash used in financing activities amounted to MCh$41,837, decreasing by MCh$139,388 as compared to prior period. This decrease is explained by lower dividends payments of MCh$139,294 due to the extraordinary dividends paid during 2013 in connection with the excess of cash flows attributable to both, sales of equity interests in associates and the recurring business.

Off-balance Sheet Arrangements

There are no off-balance sheet arrangements that could have any material effect on ProVida’s results.

Contractual Obligations

The following table represents ProVida’s unaudited contractual obligations and commercial commitments as of September 30, 2014:

	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	MCh$	MCh$	MCh$	MCh$	MCh$
Contractual Obligations
Commercial Commitments
Bank credit lines overdrafts	3	3	—	—	—
Capital lease contracts	304	59	109	109	27

Total Commercial Commitments	307	62	109	109	27

Banks credit line overdrafts are used to finance business operations. As of September 30, 2014, the unused lines of credit amounted to MCh$62,000. Finally, ProVida’s capital leases are associated with the financing of property, plant and equipment.

The following table represents ProVida’s contractual obligations and commercial commitments as of December 31, 2013:

	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	MCh$	MCh$	MCh$	MCh$	MCh$
Contractual Obligations
Life and disability insurance	3,667	3,667	—	—	—
Outsourcing contracts	733	733	—	—	—

Total Contractual Obligations	4,400	4,400	—	—	—

Commercial Commitments
Bank lines overdrafts	3	3	—	—	—
Capital lease contracts	304	59	109	109	27

Total Commercial Commitments	307	62	109	109	27

During the last three years, ProVida’s most important contractual obligations were those related to the contract for outsourcing services with BBVA Servicios Corporativos. This contract was amended in September 2012 in terms of fees and finally in September 2013 it was terminated due to the change of ProVida’s controlling shareholder. The rest of the outsourcing obligations represent payments with a one-month lag. Therefore from year 1 onwards there is no associated obligation. Please see Note 26 to the audited Consolidated Financial Statements.

In previous years, ProVida’s most significant contractual obligation related to the life and disability insurance policy entered into with BBVA Seguros de Vida S.A. Beginning in June 2009, as per the modification introduced by the Pension Reform Law in relation to the joint bidding process of the life and disability insurance, the AFPs are no longer responsible for such insurance thus, premiums originally established with the life insurers for granting benefits are not paid by AFPs, but AFPs are responsible for casualties under coverage until June 30, 2009.

Banks credit line overdrafts are used to finance business operations. As of December 31, 2013, the unused lines of credit amounted to MCh$62,000. Finally, ProVida’s capital leases are associated with the financing of property, plant and equipment.

Critical Accounting Policies

The U.S. Securities and Exchange Commission (“SEC”), requires all companies to include a discussion of critical accounting policies or methods used in the preparation of the financial statements. Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, which would potentially result in materially different results under different assumptions and conditions. ProVida believes that its critical accounting policies involved in the preparation of its financial statements in accordance with IFRS are limited to those described below. For a summary of significant accounting policies and methods used in the preparation of the financial statements, see Note 4 to the audited Consolidated Financial Statements.

Accounting of life and disability insurance costs

According to the Pension Law, until June 30, 2009, ProVida obtained insurance to cover its obligation to provide life and disability benefits to its participants to the extent that the participants did not have sufficient funds in their individual capitalization accounts to finance the pensions. See “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—Business Overview—Primary expenses.”

The Pension Reform Law eliminated the individual responsibility of AFPs to provide life and disability insurance benefits, stipulating a bidding process of all AFPs for obtaining life and disability insurance contracts. The first bidding process was awarded on July 1, 2009, to a group of 5 insurance companies for a 12-month term, with a premium of 1.87%. On July 1, 2010 for a 24-month term, the second bidding was awarded to a group of 7 insurance companies with a premium of 1.49%. On July 1, 2012, the third bidding process, for a 24-month term, was awarded to a group of 4 insurers with a premium of 1.26%.

As a consequence, ProVida only maintains a contract for coverage prior to July 2009, and is currently analyzing the definite balance prior to its close. ProVida’s obligations under the contract for payment of casualties due to the temporary disability period (three years) depends on definite disability status being finally confirmed. Therefore, ProVida’s results are affected by the cost of the insurance stemming from an insurance contract with expired coverage, depending on the relevant variables at the moment of casualty payments.

For the contract previously mentioned, the Superintendency of Pensions requires AFPs to provide a minimum of 100% of the contracts’ balances, provided by the insurers in their consolidated financial statements. Nevertheless, ProVida, through its experience, has concluded that, in certain discount rate scenarios, the insurers’ calculations regarding the required amounts to provide in respect of future disability payments differ from the actual amounts that the insurers will be required to pay.

Even though the rules of the Superintendency of Pensions do not require AFPs to make additional provisions over those of the insurer, if the AFPs have enough evidence supporting a higher cost of the insurance, they shall establish provisions corresponding to such higher cost.

ProVida has developed its casualty model to more accurately accrue the amounts that are required to be paid to disabled participants once their final determination is made. The basic premise is to use ProVida’s best estimate, at the time of the initial determination, of the payment that will be required upon final determination. The variables associated with the model are: disability status, rate of return of pension funds over the three years of the temporarily disabled period and the interest rate prevailing at the moment of payment (expected rate). This approach contrasts with that taken by insurance companies, which only use information relating to the disabled status of persons at the time of the initial determination, such as, three years before payments are made, and which updates the discount rates on a monthly basis in accordance with the discount rate prevailing in the market in order to value the reserves.

The provisions determined under the casualty model represent ProVida’s best estimate of the required future payments for life and disability benefits.

The sensitivity analysis below represents the potential changes in fair value, cash flows and earnings based on parameters that in the management’s opinion are the most relevant to determine the insurance obligation, incorporating the factors listed in the table.

	2013
	Most Likely Aggregate Negative Variable Scenario	Base Scenario (***)	Most Likely Aggregate Positive Variable Scenario
Discount Rate	2.61%	2.73%	2.91%
Rate of return on ICAs(*)	0.00%	0.00%	0.00%

Total Liability (MCh$) (**)	5,024	3,667	1,631

(*) ICAs: Individual Capitalization Accounts.

(**) The liability is presented net of financial revenues generated by the insurance contract still in force.

(***) The base case is based on the casualty rate estimated by the casualty model, which is higher than the amounts in the insurers’ balance sheet and, therefore, the amounts estimated by the model were used as a basis to estimate provisions for the year ended December 31, 2013.

The following is a description of the key information used by ProVida in its casualty model and how such information compares with the information used by insurance companies:

•	Discount rates: In order to calculate the amount of the required provisions necessary to cover the premiums paid on life and disability insurance, the law requires that the provision be discounted by the market rate for annuities. Commencing in July 2009 as a result of a policy framework originated by the joint insurance bidding process, the insurers could adopt the regulation to value reserves at the prevailing interest market instead of historical interest rate (minimum of the previous period when constituting the provision) as if it were a life annuity.

Likewise, ProVida estimates the forward rates at the moment of payment by estimating a maximum period until May 2016, since most disability casualties under a temporary disability determination will be paid within such period. Given the high volatility of interest rates, the relevance of such interest rates when determining the liability value and the short term in which such liability will be paid has been determined in accordance with the variability of the rates in a term of approximately 6 years. The maximum and minimal amounts that this variable could be at a 99% confidence level.

In order to establish the most likely positive and negative scenarios the average minimum, maximum and medium rates were calculated by a simulation methodology which is based on a Monte Carlo model.

•	Returns on participants’ individual capitalization accounts: Participants have a positive balance on their individual capitalization accounts, and this balance is subject to the pension funds returns over the three years following the establishment of the initial reserve for disability until the final disability determination is made. The insurer’s calculations do not take into account that the participant’s individual capitalization account will grow over such three-year period and, for sensitivity purposes, ProVida has used the same criteria in this period of evaluation due to the high volatility experienced by pension fund returns.

Other factors are included as variables in the casualty model which, however, do not significantly impact the calculation of the premium such as the death of disabled participants in light of a certain percentage of participants that receive an initial disability entitlement determination and die prior to the final determination of their disability. Because survivor beneficiary benefits are lower than disability payments, this percentage can significantly influence the amount of disability payments that are ultimately required to be made. The insurer assumes that no disabled participants will die prior to the final determination of their disability.

In the case of incurred but not reported claims, ProVida does not make any provisions, since the coverage period for disability ended and the deceased participants under reported coverage represent a minimum percentage of casualties.

Therefore, during the term of an insurance contract, ProVida calculates and establishes provisions for the expected cost to the insurer. In fact, through the application of the casualty model previously described, the provisions made by ProVida with respect to future premium payments to be made to the insurer tend to reflect in a more accurate way the effective payments that it will have to make so that there is a higher correlation between revenues and expenses for a specific period. The information in the casualty model is reviewed monthly, making any modification considered appropriate at that moment.

The insurance policy with BBVA Seguros de Vida S.A. was terminated and settled on March 31, 2014. In light of the termination of the insurance policy, ProVida has deemed it necessary to establish an additional provision, beyond that recognized in the insurer´s balance sheet. This additional provision was calculated based on the death fees payment claims potentially payable as survival benefit claims to deceased participants whose spouse and/or beneficiaries are legally entitled to receive survival benefits.

Mandatory investments

The principal financial investments of ProVida are mandatory investments which aim to guarantee the minimum return required by law equal to 1% of investment in shares of each pension fund under administration. The mandatory investment requirement is calculated according to instructions issued by the Superintendency of Pensions. Mandatory investments represented approximately 66%, 60% and 50% of total consolidated assets as of September 30, 2014, December 31, 2013 and December 31, 2012, respectively. As established in Decree Law 3500, the mandatory investment’s purpose is to provide an actual minimum rate of return over the investment portfolios for each of the pension funds. This minimum rate of return is based on the weighted average rate of return of all pension funds of the AFP system, over a 36-month period. This requirement has been determined in accordance with the different portfolio compositions, requiring a larger margin for those with a greater investment in variable income securities and therefore potentially subject to higher volatility (Funds Type A and B). If for a certain month the rate of return of a pension fund was lower than the minimum rate of return requirement, the AFP is required to cover the difference within five days of such determination by the Superintendency of Pensions. If mandatory investments are used to fund any deficit in the required level of return, the AFP must replenish them within 15 days. If a deficit is not covered or if mandatory investments are not replenished, the AFP will be liquidated by the Superintendency of Pensions.

Although gains and losses on mandatory investments have certain risks to the stability of ProVida’s results in view of the evolution of the returns obtained by different portfolio compositions in the pension funds, the greatest risk associated with mandatory investments is non-compliance with the minimum rate of return requirement. ProVida’s risk management policies for mandatory investment are described in Note 4 to ProVida’s audited Consolidated Financial Statements.

ProVida’s management has designated mandatory investments as financial assets at fair value through profit and loss as those financial assets are managed and its performance is evaluated on a fair-value basis in accordance with ProVida’s documented investment management policy, and information about the mandatory investments is provided internally on that basis.

Impairment of Long-Lived Assets

Impairment of Tangible and Intangible Assets other than Goodwill

At the end of each reporting period, ProVida reviews the carrying amount of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. Intangible assets with indefinite useful lives are tested for impairment at least annually, and whenever there is an indication that the asset may be impaired.

If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, ProVida estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease.

When an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

Recent Accounting Pronouncements

Please see “PART EIGHT—PRESENTATION OF FINANCIAL INFORMATION” and Note 3 to ProVida’s audited Consolidated Financial Statements for additional information regarding recent accounting pronouncements.

HISTORICAL STOCK PRICE INFORMATION

ProVida Trading History

ProVida Shares were first admitted to trading on the Santiago Stock Exchange on June 26, 1981 under the ticker symbol “PROVIDA,” and its ADSs were first admitted to trading on the NYSE on November 16, 1994 under the ticker symbol “PVD.” On October 3, 2014, after the consummation of Acquisition Co.’s tender offer for ProVida Shares and ADSs in 2013, the ProVida ADSs were delisted and no longer trade on the NYSE.

ProVida Shares

ProVida estimates that, during 2013, shares of its common stock were traded on nearly all trading days of the Santiago Stock Exchange. The table below shows, for the periods indicated, the quarterly high and low trading prices in pesos per share of common stock listed on the Santiago Stock Exchange, the quarterly high and low trading prices in dollars per ADS traded on the New York Stock Exchange and the high and low trading prices for the last five months in pesos per share of common stock on the Santiago Stock Exchange. See “PART EIGHT—PRESENTATION OF FINANCIAL INFORMATION” for the exchange rates applicable during the periods set out below.

	Santiago Stock Exchange (Ch$ per share(1))		NYSE (US$ per ADS(2))
Period	High	Low	High	Low
2009	1,528.00	580.00	45.16	13.64
2010	2,715.00	1,505.00	87.12	41.42
2011	2,660.00	1,794.00	84.49	53.73
2012	3,650.00	2,179.80	112.79	64.71
2013	3,648.00	2,780.00	112.61	42.09
1st Quarter 2012	2,560.00	2,200.00	79.00	65.99
2nd Quarter 2012	2,900.00	2,445.00	83.78	71.51
3rd Quarter 2012	3,038.90	2,768.00	96.47	84.24
4th Quarter 2012	3,500.00	2,935.00	111.48	92.52
1st Quarter 2013	3,500.00	3,190.40	111.72	101.07
2nd Quarter 2013	3,397.30	2,859.40	104.75	83.63
3rd Quarter 2013	3,202.00	2,860.10	92.20	82.93
4th Quarter 2013	3,100.00	2,825.00	87.60	82.09
1st Quarter 2014	3,260.00	3,000.00	89.00	80.07
2nd Quarter 2014	3,520.00	3,205.00	95.44	87.50
3rd Quarter 2014	3,690.00	3,280.00	92.00	87.09
May 2014	3525.00	3370.00	96.40	91.65
June 2014	3440.00	3370.00	92.99	92.21
July 2014	3420.00	3280.00	92.20	81.91
August 2014	3500.00	3327.80	92.21	84.50
September 2014	3690.40	3480.00	93.04	85.09
October 2014	3,689.50	3,679.90	na(3)	na(3)
Until November 12, 2014	3,680.00	3,650.00	na(3)	na(3)

Source: Santiago Stock Exchange—Official Quotations Bulletin.

(1)	Pesos per share of common stock reflect the nominal closing price on the trade date.
(2)	Each ADS represents 15 shares of common stock.
(3)	Ceased trading on the NYSE on September 19, 2014 and on the Stuttgart Stock Exchange on September 24, 2014.

As of November 14, 2014, the closing trading price for shares of ProVida’s common stock listed on the Santiago Stock Exchange was Ch$3,680 per share, and US$6.19 converted at the Observed Exchange Rate of Ch$594.14 = US$1.00 on the same date.

QUANTITATIVE AND QUALITATIVE DISCLOSURES OF MARKET RISK

ProVida’s future earnings and financial position are exposed to fluctuations in foreign currency, interest rates, mandatory investments and the value of long-term obligations in connection with life and disability insurance. In the ordinary course of business, ProVida manages its exposure to risk of its trading and investment activities as mentioned below.

Foreign currency exchange rate risk

As a result of the disposal of its investees in Mexico (AFORE Bancomer) and Peru (AFP Horizonte) at the beginning of the year 2013, ProVida is only exposed to foreign currency exchange rate risks through its Ecuadorian wholly-owned subsidiary, AFP Génesis (Ecuador) (“AFP Genesis”), which as of September 30, 2014 has contributed MCh$890 in profits through consolidation.

The appreciation/depreciation of the US Dollar (functional currency of AFP Genesis) with respect to the Chilean Peso could adversely/positively affect revenues and expenses recognized by ProVida through consolidation, and hence, its net profit or loss.

Interest rate risk

To meet its working capital needs, ProVida has various lines of credit and it can be exposed to minor interest rate risk as a result. There is no interest rate risk in relation to current leasing obligations given that the interest rates under these agreements are fixed.

Mandatory investments

ProVida’s principal financial investment is in mandatory investments, constituted by law and equivalent to 1% of pension funds under administration. ProVida must keep this 1% invested in shares (units) of each one of the funds under management. Mandatory investments represented 66% of total consolidated assets of ProVida as of September 30, 2014 and December 31, 2013 and, in light of the volatility observed in local and foreign markets where pension funds are invested, the future gains or losses on mandatory investments expose ProVida to certain risks to the stability of its net income.

Mandatory investments are constituted with the purpose of compensating participants in case ProVida cannot meet the legal requirement of minimum returns, thus, adversely affecting the net assets of the AFP if this occurred, since it must additionally replenish the 1% reserve with its own resources. Minimum return is calculated in terms of the weighted average returns of the pension fund industry for rolling periods of 36 months.

The risks described above are associated with ProVida’s fund management, governed by the objective to optimize the return of each one of the funds for a specific risk level or else to minimize the risk level in order to obtain an acceptable level of profit.

In order to fulfill the foregoing, ProVida has a risk management policy that defines the activities and criteria it applies to efficiently identify, measure, control and manage the risks associated with fund management. Hence, ProVida manages the fund equities according to internal credit risk limits, analyzing expected losses and applying market risk measurements. The latter refers to absolute value-at-risk (VaR) which measures the probable impact on the different types of funds in case of adverse shocks of instrument prices (fixed income, currencies and variable income). Furthermore, in order to ensure ProVida’s solvency, ensure future benefit payments and compliance with minimum return requirements, ProVida applies relative VaR over diverging positions between each fund and the system’s model portfolio.

Life and disability payment obligations

Life and disability insurance is a long-term obligation, given that the benefit to disabled participants is granted three years after the first ruling of disability, in the case of partial disability (50% to two thirds of loss of working capacities), and in total disability (more than two thirds of loss of capacities).

In quantitative terms, the AFP must cover the payment deficit equivalent to the difference between the affiliate’s savings in his individual capitalization account and benefits established by law. These benefits correspond to the present value of a life annuity (equivalent to 50% or 70% of the average taxable income salary of the affiliate during the last ten years) discounted by the life annuity rates prevailing at the time of payment. Subsequently, the evolution of such interest rates impacts the final value of the payment of the obligation by AFP ProVida.

ProVida had life and disability insurance claim obligations for payment of temporary disability claims pending during the term of the contract. The insurance contract was terminated and settled on March 31, 2014.

As a result AFP ProVida has mitigated the risk associated to changes in the interest rate.

Operational risk

With respect to operational risk, understood as the risk of errors in the execution of ProVida’s processes, ProVida has control structures designed both to avoid the occurrence of such errors and to mitigate their impact. For this, ProVida combines a preventive view and a reactive view of risk management.

ProVida’s internal controls (preventive control) seek to identify the weaknesses and risks of processes before they occur by establishing controls to prevent the occurrence of errors or mitigate their impact. ProVida’s operational risk control (detective control) seeks, once a mistake has been made and it has materialized into an operational impact, to establish controls to prevent its recurrence or mitigate its impact.

From this perspective, ProVida’s operational risk events involve “financial compensation” to participants and delays in crediting contributions in participants’ individual accounts. To this end, during the last five years, ProVida has continued to develop mitigation processes for these events by adapting operational processes, redefining processes and systems, increasing bandwidth and data processing.

CHANGE IN PROVIDA’S CERTIFYING ACCOUNTANT

There has been no change in ProVida’s certifying accountant for the fiscal years ending on or after December 31, 2011, 2012 and 2013 and for the interim period thereafter.

MANAGEMENT

Upon consummation of the merger, the management operations of the board of directors of ProVida will become the board of directors of Nueva ProVida and continue its duties and responsibilities. Following the adoption and approval of the merger by the shareholders of both companies, the definitive merger agreement will be registered with the Registry of Commerce (Registro de Comercio) of the City of Santiago, and the new board of directors of Nueva ProVida shall assume full control of the surviving company.

Directors and Senior Management of ProVida

ProVida’s Directors as of September 30, 2014 were as follows:

Directors(1)	Position	Current position held since	Expiration of current term
Victor Hassi Sabal	Chairman	2013	2016
Jorge Carey Tagle	Vice-Chairman	2013	2016
Jaime Martínez Tejeda	Director	2013	2016
Carlos Alberto Olivieri	Director	2013	2016
Martín Enrique Galli	Director	2013	2016
María Cristina Bitar Maluk	Director	2010	2016
Jorge Marshall Rivera	Director	2010	2016
José Luis Prieto Larrain	Alternate Director	2014	2016
Osvaldo Puccio Huidobro	Alternate Director	2010	2016

(1)	None of the above mentioned Executive Officers individually owns one percent or more of shares in ProVida.

Víctor Hassi Sabal is the Chairman of the Board and has been Director of ProVida since October 2013. He received a civil mining engineering degree from the University of Santiago, Chile and a Master of Science from Northeastern University in the United States.

Jorge Carey Tagle is the Vice-Chairman of the Board and Director of ProVida and has been Director of ProVida since October 2013. He received a degree in law from the Catholic University of Chile and a Master in comparative law from the New York University in the United States.

Jaime Martínez Tejeda has been Director of ProVida since October 2013. He received a degree in law from the Catholic University of Chile.

Martín Enrique Galli has been Director of ProVida since October 2013. He is a university graduate in mathematics from the University of Buenos Aires, Argentina and a master of finance from the CEMA University, in Buenos Aires, Argentina.

Carlos Alberto Olivieri has been Director of ProVida since October 2013. He received a general accounting degree from Rosario National University in Argentina.

María Cristina Bitar Maluk has been Director of ProVida since 2010. She received her economics degree with a minor in Sociology from Dartmouth College in the United States, a Master of Business Administration from Tulane University, United States, and a Master of Business Administration from the University of Chile.

Jorge Marshall Rivera has been Director of ProVida since 2010. He received his commercial engineering degree from the University of Chile and a Ph.D. in economics degree from Harvard University in the United States. During 2009, he was an Alternate Director of ProVida.

Osvaldo Puccio Huidobro has been Alternate Director of ProVida since 2010. He received a philosophy degree from the University of Humboldt in Berlin, Germany.

José Luis Prieto Larrain has been Alternate Director of ProVida since 2014. He received a law degree from Catholic University of Chile, and a Master in Law degree from Columbia University, United States.

ProVida’s senior management as of September 30, 2014 was as follows:

Senior Management(1)	Position	Current position held since	Expiration of current term
Ricardo Rodríguez Marengo	Chief Executive Officer	2007	N/A
Cristóbal Torres Egaña	Chief Investment Officer	2013	N/A
Carlo Ljubetic Rich	Chief Commercial Officer	2000	N/A
Magaly Pacheco Mena	Chief Operational Officer	2010	N/A
Andrés Veszprémy Schilling	General Counsel	2012	N/A
Pablo Villalobos Astudillo	Audit Manager	2012	N/A
Marco Rivera Araya	Human Resources Manager	2012	N/A
María Paz Yáñez Macías	Chief Financial Officer	2002	N/A
Héctor Rosales Huerta(2)	Customer and Distribution Manager	2014	N/A
Mauricico Quiroz Jara(3)	Risk Manager	2014	N/A
Santiago Donoso Hue(3)	Strategy and Business Development Manager	2014	N/A

N/A: Not applicable

(1)	None of the above mentioned Executive Officers individually owns one percent or more of shares in ProVida.
(2)	On May 5, 2014, Mr. Héctor Rosales was appointed as ProVida’s Customer and Distribution Manager, replacing Mr. Ivan Baeza who was appointed as an executive at Acquisition Co.
(3)	On August 20, 2014, Mr. Mauricio Quiroz was appointed as ProVida’s Risk Manager, replacing Mr. Santiago Donoso Hue who was appointed as Strategy and Business Development Manager, replacing Mr. Serge Temple.

Ricardo Rodríguez Marengo has been Chief Executive Officer since 2007. He received a business management degree from the Catholic University in Argentina.

Cristóbal Torres Egaña has been the Chief Investment Officer since June 1, 2013. He received an industrial engineering degree from the Catholic University of Chile and an MBA from Yale University, USA. Between June 2010 and May 2013, he served as a Fixed Income Manager for ProVida.

Carlo Ljubetic Rich has been Chief Commercial Officer since 2000. He received an industrial engineering degree from the University of Santiago, Chile.

Magaly Pacheco Mena has been the Chief Operation Officer since 2010. She received her civil industrial engineering degree from the University of Chile. Between 2009 and 2010, she performed as Manager of Operational Projects for ProVida and previously between 2008 and 2009 she performed as Benefit Administration Manager for ProVida.

Andrés Veszprémy Schilling has been the General Counsel since 2012. He received a law degree from the University of Chile and a Master of Laws in International Legal Studies from American University, USA. Previously, he had also served as General Counsel of ProVida from 2002 until March 2009.

Pablo Villalobos Astudillo has been the Audit Manager since 2012. He received his statistics degree and general accountant degree from the University of Chile. Between 2006 and 2012, he served as Manager in the following areas: Branch Audit Manager, Credit Risk and Special Audits in the BBVA Bank.

Marco Rivera Araya has been Human Resources Manager since 2012. He received a commercial engineering from the University of Santiago, Chile.

María Paz Yáñez Macías has been the Chief Financial Officer since 2013. She received a commercial engineering degree from the Catholic University of Chile. Between 2002 and 2013 she served as the Planning & Control Division for ProVida.

Héctor Rosales Huerta has been the Customer and Distribution Manager since 2014. He received a commercial engineering degree from University Adolfo Ibáñez and an MBA at Universidad de Navarra, Spain.

Mauricio Quiroz Jara has been the Risk Manager since 2014. He received a civil industrial engineering degree from the University of Chile.

Santiago Donoso Hue has been the Strategy and Business Development Manager since 2014. He received a commercial engineering degree from Los Andes University, Chile. Between 2007 and 2012 he performed as the Deputy Manager of Risk for ProVida.

ProVida Director Compensation

ProVida’s directors earn a per diem for the activities in which they participate. The total per diem compensation paid by ProVida to all directors during the nine month period ended September 30, 2014 was an aggregate of MCh$445.

None of the directors has service contracts with ProVida or any of its subsidiaries that grant benefits to Directors for their services to ProVida.

The aggregate compensation of ProVida’s senior management for the nine-month period ended September 30, 2014, including 22 managers, 20 deputy managers and 22 department chiefs, was MCh$3,781. Severance payments made during 2013 to all executives who left ProVida for different reasons totaled MCh$234.

ProVida has maintained the plan of variable incentives known as “Direction Oriented to Results” currently implemented for managers and department chiefs. This evaluation system is focused on the employees’ reaching certain quantitative and tactical objectives previously set for each executive. Its payment is conditioned on the level of specific goal achieved and the contribution made by each executive, which is calculated using a methodological evaluating process.

Indebtedness of Directors and Executive Officers

No loans have been made to any of ProVida’s directors or executive officers since the beginning of the last three fiscal years or during the nine month period ending September 30, 2014,

Board Practices

ProVida is subject to strict norms of corporate governance established by Chilean law, to applicable regulations, and to the policies, rules and conduct code ruling its activity. ProVida is administered by a Board of Directors that ordinarily meets once a month. In accordance with ProVida’s by-laws, the Board of Directors consists of seven regular members and two alternate members elected for a two-year term at the ordinary shareholders’ meeting. Cumulative voting is permitted for the election of Directors. Under Chilean law, a company’s executive officers may not serve as such company’s directors. As a result, ProVida’s Board consists entirely of “non-executive” directors.

The Pension Reform Law incorporates additional limitations over executives that might be designated as directors of AFPs and the requirement that at least two of the Board of the Directors’ members be considered as autonomous. Since October 2008, Directors and/or executives of other AFPs, banks or financial institutions, stock exchanges, stock intermediaries, administrators of investments funds, administrators of mutual funds or insurance companies may not be appointed Director of an AFP. Directors of other companies, foreign or local, that belong to the business conglomerate, may not be appointed Director of an AFP. A Director will be considered as autonomous when he or she has no relationship with the AFP, the other corporations of the conglomerate of which he or she takes part, its controlling shareholder, and principal executives of any of such companies that might generate a potential conflict of interest or hinder his/her independence from the conglomerate.

As a consequence of modifications introduced by Law Nº20,382 regarding Corporate Governance in the Chilean Corporations Law, Directors of Corporations, such as AFPs, complying with certain requirements must also meet independence criteria established by this law, similar to those criteria established in Law Nº 20,255—the Pension Reform Law—in relation to the autonomous nature of a Director. Two of the current Directors of ProVida meet the requirements of autonomy and independence as per applicable Chilean Law.

Directors’ Committee

The concept of a “Directors’ Committee” was introduced by Law N° 19,705 passed on December 2001 (which regulates public share offerings and conflicts of interest) and Circular 1,956 passed in February 2001 by the SVS. At the Board of Directors’ meeting held on May 29, 2001, ProVida elected the members for its first committee, starting meetings on the same date. This committee assumed functions formerly carried out by the Audit Committee.

At the beginning of 2010, the Law Nº20,382 on Corporate Governance became effective, which modified the Chilean Corporations Law by instructing the Corporations satisfying certain requirements appointed in such law, to have a Directors’ Committee composed of three members, with a majority being independent. In this context, during the special shareholders’ meeting held on October 2, 2013, ProVida elected the new members of the Directors’ Committee; two of them met the requirement of independence as determined by the applicable Chilean laws.

Under ProVida’s by-laws and the Chilean Corporations Law, the responsibilities of the Directors’ Committee include: proposing external auditors; examining reports made by the external auditing firm; approving additional services to be provided by the external auditing firm; analyzing reports made by the Audit of ProVida; reviewing resolutions and notes issued by regulatory organizations; reviewing the report on the implementation of financial controls; reviewing and evaluating the plan by ProVida’s Audit for the year and analyzing information in connection with operations included in articles 147 et seq. of Law N° 18,046 for Corporations, suggesting approval of transactions with related parties that shall be laid under their knowledge.

The members of the Directors’ Committee are elected by the Board of Directors. As of September 30, 2014, the Directors’ Committee consisted of Mr. Jaime Martínez Tejeda; Mrs. María Cristina Bitar Maluk and Mr. Jorge Marshall Rivera, who was also designated as the “financial expert” of the Directors’ Committee. During 2014 and as of September 30, this Committee met 15 times in which meetings, the following persons were also in attendance: the Chief Executive Officer, Mr. Ricardo Rodriguez and the Committee Secretary. At the ordinary meetings when an audit report is submitted, the Audit Manager also attends. Occasionally, the partners of the external auditing firm, Deloitte and managers of the various ProVida also attend. While not required to do so under Chilean law, the Directors’ Committee has the necessary power and authority to hold committee meetings without the presence of the CEO or other members of management. In September 2014, the Directors’ Committee held a meeting without the presence of the CEO.

The Directors’ Committee carried out various activities during 2014, among which were: (i) review of the report made by external auditors, the balance sheet and the remaining financial statements for the period between January 1, and December 31, 2013; (ii) review of reports prepared by the external audit firm; (iii) analysis of reports submitted by the internal audit of ProVida; (iv) analysis of resolutions and general notes issued by the Superintendency of Pensions; (v) review and evaluation of the Internal Audit Plan’s compliance for the year 2013; and (vi) review and approval of the Audit Plan for 2014 and the monthly review of its compliance.

During the nine month period ended September 30, 2014, the Directors’ Committee incurred expenses amounting to MCh$41 in addition to those expenses related to the compensation of its members.

Committee of Investment and Conflict of Interest Resolution of ProVida’s Board of Directors

ProVida has a Committee of Investment and Conflict of Interest Resolution that until October 1, 2013, comprised the directors Mr. Joaquín Cortez Huerta, Mrs. María Cristina Bitar Maluk and Mr. Jorge Marshall Rivera. Subsequently, on October 2, 2013, and as per the resignation submitted by Mr. Joaquín Cortez Huerta, Mr. Carlos Alberto Olivieri was appointed as his replacement. Mrs. María Cristina Bitar Maluk and Mr. Jorge Marshall Rivera remained in their positions.

Its functions include: designing an investment policy and a risk profile for each fund type; supervising the implementation of the investment policy approved by the Board of Directors and the investment limits on pension funds established by law; reviewing objectives, policies and procedures with respect to the administration of risk in pension fund investments; examining information regarding the performance of pension funds investing in derivative instruments, foreign investments (equities, fixed income and currencies) and related companies, and issuing an annual report for the Board of Directors regarding such performance; approving the investment in new kinds of assets; allocating assets of each fund type, with special emphasis when allocating assets in the different geographic sectors; granting extraordinary authorization to depart from the investment policy defined by the Board of Directors and other relevant matters.

The Pension Reform Law requires that administrators must establish investment policies for each of the pension fund types administered by them, which will be elaborated by the Board of Directors. In addition, administrators must have a policy to deal with conflicts of interest, which is approved by the administrators’ Board of Directors. Administrators submit, as only one document, a copy of the Policy of Investment and of the Deal with Conflicts of Interest to the User Commission and the Superintendency of Pensions, which publishes it on its website.

The policy to deal with conflicts of interest must, in general terms, address the following matters: (i) internal control rules and procedures that ensure an appropriate management and resolution of conflicts of interest that might affect directors, managers, administrators, and principal executives of the administrator; (ii) confidentiality and the handling of confidential information; and (iii) requirements and procedures for the election of candidates for director positions in corporations in which the pension funds invest.

OWNERSHIP OF SECURITIES

ProVida is a publicly traded Chilean corporation with equity divided into 331,316,623 shares of common stock, in nominative registered form, without nominal (par) value and each share of common stock representing the right to one vote. ProVida is controlled by its major shareholder Acquisition Co., which owns approximately 93.2% of issued shares in ProVida but has no special voting rights.

The remaining subscribed and paid shares are distributed between public investors, as well as executives of ProVida who each have an individual participation lower than 1% of the issued share capital. No major shareholder has special voting rights.

As of October 31, 2014, share ownership of ProVida was as follows:

Name of shareholder	Number of ProVida shares owned	Percentage of ownership
MetLife Chile Acquisition Co. (1)	304,038,828	91.77
The Bank of New York Mellon (2)	13,146,960	3.97
Directors and Executives	0	0
All Other Shareholders None of Which Own More Than 1%	14,130,835	4.26

(1)

MetLife Chile Acquisition Co. S.A. purchased most of its shares through the tender offer for ProVida Shares of a single series conducted in September 2013. Also, it acquired a 51.6 % of ProVida derived from the dissolution of Inversiones Previsionales S.A., former controlling shareholder of ProVida. For further information, see “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—History and development of ProVida—Recent developments.”
(2)	Depositary Bank of ADS, Banco Itaú acting as custodian. It includes a 1.47% owned by MetLife Chile Acquisition Co. S.A. and the remaining 2.5% is owned by other third parties.

RELATED PARTY TRANSACTIONS

Article 89 of the Chilean Corporations Law requires that a Chilean company’s transactions with related parties be on a market basis or on similar terms to those usually prevailing in the market. Directors and executive officers who violate Article 89 are liable for losses to ProVida resulting from such violation. In addition, Title XVI of the Chilean Corporations Law regulates the approval of transactions with related parties. Violations of such regulations may result in administrative or criminal penalties and personal liability to ProVida, shareholders or third parties that may have suffered losses as a result of such violation. All of these transactions have been made in compliance with the requirements of Articles 89 and Title XVI of the Chilean Corporations Law.

On October 1, 2013, ProVida was informed that its former parent BBVA had changed and that MetLife Chile Acquisition Co. S.A. declared that its tender offer in Chile, for up to 100% of ProVida Shares was successful and, together with subsequent purchases, MetLife, Inc. and its affiliates now own approximately 93.2% of the ProVida Shares. As a result, the ultimate controlling shareholder of ProVida is MetLife, Inc.

Related party transactions for the nine-month periods ended September 30, 2014 and September 30, 2013

Servicios de Administración Previsional S.A.: is a company in which ProVida has a 37.9% equity interest. PreviRed.com renders certain services to ProVida, where the most important service is electronic collection of charges. The other services are referred to young workers subsidies, DNPA (declaration of non-payment) services, password administration, data processing and technological services and monitoring services.

Sociedad Administradora de Fondos de Cesantía de Chile S.A (AFC Chile): ProVida recorded revenues from AFC Chile (Unemployment Fund) for rendering technological support and technological advisory services up to October 2013.

MetLife Chile Seguros de Vida S.A. provides health insurance policies to certain ProVida’s employees.

As of October 1, 2013, because of the change in ProVida’s ultimate parent, the following entities are no longer considered related companies and their effects on results are included only as of September 30, 2013.

BBVA Inversiones Chile S.A. The transactions entered into with this entity related to the licensing by BBVA Inversiones Chile S.A. of the software used in most operating and administrative processes (Unified Platform) and maintenance services, both corrective and developing, of the Unified Platform used in the Maintenance Center of BBVA Inversiones Chile S.A. The two parties also entered into a lease agreement of offices and self-service centers.

BBVA Corredores de Bolsa S.A. The transactions with this entity were financial services rendered to ProVida.

BBVA Chile S.A. The transactions between ProVida and this entity included lease agreements, collection services savings withdrawals and pension payments, overdraft lines, loans and bank current accounts.

BBVA Compañía de Seguros de Vida S.A. On January 1, 2005, BBVA Compañía de Seguros de Vida S. A. was awarded the bidding for ProVida’s life and disability insurance until June 2009. This contract was amended in September 2010 regarding the applicable measurement period and finally closed in December 2013.

Aplica Tecnología Avanzada S.A. On December 29, 2004, a contract was entered into related to the data processing services of operational and administrative applications of ProVida. Such service was rendered by CCR. This contract was transferred to Aplica Tecnologia Avanzada S.A., as a result of the merger between BBVA Bancomer and BBVA Bancomer Servicios S.A. From 2005, BBVA Bancomer Servicios rendered data processing services in the Processing Center, BBVA Bancomer Services in Mexico, for ProVida and its pension funds.

Banco Bilbao Vizcaya Argentaria S.A. On December 16, 2009 a contract was entered into related to services of data processing outsourcing, advisory and maintenance of terminals and help-desk.

BBVA Servicios Corporativos Ltda. On January 1, 2010 a contract was entered into for the externalization of ProVida’s services. The contract has a duration of 10 years, renewable for periods of 10 years. This contract could be terminated early provided that BBVA Group was no longer the controlling shareholder of ProVida, which occurred and terminated the contract in September 2013.

Aplica Soluciones Tecnológicas Chile Ltda. On January 4, 2010 a contract was entered into related to the design and development of a software system.

Forum Servicios Financieros S.A. The transactions between ProVida and this entity included agreement of office rentals.

Related party transactions for the fiscal years 2013, 2012 and 2011

Servicios de Administración Previsional S.A. is a company in which ProVida has a 37.9% equity interest. PreviRed.com renders certain services to ProVida, where the most important service is electronic collection of charges. The other services are referred to young workers subsidies, DNPA (declaration of non-payment) services, password administration, data processing and technological services and monitoring services.

On October 24, 2013, the Board of Directors of Servicio de Administración Previsional S.A. agreed to distribute a temporary dividend of MCh$2,875 equivalent to Ch$3,855.27 per share against profits of 2013, corresponding to a total of MCh$1,089 for ProVida.

Sociedad Administradora de Fondos de Cesantía Chile S.A. (“AFC”) Until October 7, 2013, when it ceased its operations, this was a subsidiary in which ProVida had a 49.2% equity interest over the shares with economic rights. ProVida is paid by AFC for rendering technological support and technological advisory services.

All the AFPs guaranteed AFC’s debt in the aggregate amount of UF 400,000, of which ProVida had guaranteed MCh$4,544 (approximately MUS$9) in proportion to its equity interest in AFC, an amount required under certain of AFC’s credit agreements, specifically those in relation to guaranty bills and promissory notes. On February 4, 2010, the Administradora de Fondos de Cesantía reimbursed ProVida with bank guarantee letters for an amount of UF 160,000 (MCh$3,730). Moreover, the guarantee of UF 240,000 (MCh$5,594) expired on April 25, 2013. However, on March 26, 2013, Sociedad Administradora de Fondos de Cesantía replaced it, establishing a new maturity date on January 31, 2014, and it did not consider shareholders as sureties, warrantors or joint co-signers.

The contract subscribed with Sociedad Administradora de Fondos de Cesantía S.A. ended on October 7, 2013, and from that date onwards, Sociedad Administradora de Fondos de Cesantía S.A. II began its operations and currently ProVida does not hold any equity interest in such entity.

MetLife Chile Seguros de Vida S.A. ProVida entered into transactions with this company regarding collective health insurance policies to certain ProVida’s employees.

As of October 1, 2013, because of the change in ProVida’s ultimate parent, the following entities are no longer considered related companies and their effects on results are included only as of September 30, 2013.

BBVA Inversiones Chile S.A. The transactions entered into with this entity related to the licensing by BBVA Inversiones Chile S.A. of the software used in most operating and administrative processes (Unified Platform) and maintenance services, both corrective and developing, of the Unified Platform used in the Maintenance Center of BBVA Inversiones Chile S.A. The two parties also entered into a lease agreement for offices and self-service centers.

BBVA Corredores de Bolsa S.A. The transactions with this entity were financial services rendered to ProVida.

BBVA Chile S.A. The transactions between ProVida and this entity included lease agreements, collection services savings withdrawals and pension payments, overdraft lines, loans and bank current accounts.

BBVA Compañía de Seguros de Vida S.A. On January 1, 2005, BBVA Compañía de Seguros de Vida S. A. was awarded the bidding of ProVida’s life and disability insurance until June 2009. This contract was amended in September 2010 regarding the applicable measurement period and finally closed in December 2013. See “PART SIX—LEGAL INFORMATION—Material Contracts.” This contract was terminated on March 31, 2014.

Aplica Tecnología Avanzada S.A. On December 29, 2004, a contract was entered into related to the data processing services of operational and administrative applications of ProVida. Such service was rendered by CCR. This contract was transferred to Aplica Tecnologia Avanzada S.A., as a result of the merger between BBVA Bancomer and BBVA Bancomer Servicios S.A. From 2005, BBVA Bancomer Servicios rendered data processing services in the Processing Center, BBVA Bancomer Services in Mexico, for ProVida and its pension funds.

Banco Bilbao Vizcaya Argentaria S.A. On December 16, 2009 a contract was entered into related to services of data processing outsourcing, advisory and maintenance of terminals and help-desk.

BBVA Servicios Corporativos Ltda. On January 1, 2010, a contract was entered into for the externalization of ProVida’s services. The contract will have a duration of 10 years, renewable for periods of 10 years. This contract could be terminated early provided that BBVA Group was no longer the controlling shareholder of ProVida, which occurred and terminated the contract in September 2013.

Aplica Soluciones Tecnológicas Chile Ltda. On January 4, 2010 a contract was entered into related to the design and development of software system.

Forum Servicios Financieros S.A. The transactions between ProVida and this entity included agreement of office rentals.

During the fiscal year 2013, the Board of Directors, with the recommendation of the Directors’ Committee, approved the following transaction with related parties, which was entered into on similar terms and conditions to those prevailing in the market.

•	At the Ordinary Meeting held on September 25, 2013, the Board of Directors reviewed the contracts subscribed to with entities belonging to the BBVA Group, including the Data Processing Contract with Aplica Tecnología Avanzada S.A. de C.V. (“ATA”). Certain modifications were adopted, which allowed ProVida to continue to obtain the services regardless of the change of controlling shareholder, and facilitate the migration of services from the current supplier to the one which will be determined in the future.

During the fiscal year 2012, ProVida’s Board of Directors, with the recommendation of the Directors’ Committee, approved the following transactions with related parties. All of these transactions were entered into similar terms and conditions to those prevailing in the market.

•	In the Extraordinary Meeting held on August 31, 2012, the Board of Directors approved the internalization of most of the support services subcontracted to the related party BBVA Servicios Corporativos Limitada on December 31, 2009. The annual cost of services maintained, was reduced from UF 241,109.04 (MCh$5,439) to UF 41,932.01 (MCh$946).

•	In the Ordinary Meeting held on October 24, 2012, the Board of Directors approved the reciprocal purchase and sale with BBVA Chile S.A., of a group of branches used as lessee and that are owned by the other company. In detail, it is a total of 11 branch offices of which six are owned by ProVida and occupied by BBVA Chile as lessee, and five are owned by BBVA Chile and occupied by ProVida as lessee.

•	In the Ordinary Meeting held on November 21, 2012, the Board of Directors approved the new fee for the Data Processing Contract with Aplica Tecnología Avanzada S.A. de C.V. (ATA) for 2013. The price of the services for the year 2013 will be ThUS$3,170 plus taxes, similar to the fee of 2012 that was ThUS$3,098.

Additionally, the Board of Directors was informed that certain obstacles to the sale of the properties located in the cities of Arica and San Felipe were encountered. Therefore, in both cases promise of sale agreements were signed until such obstacles are solved. The market price of the four properties actually sold by ProVida is equal to UF 86,669 (MCh$ 1,980).

•	In the Extraordinary Meeting held on November 27, 2012, the Board of Directors, as well as the Extraordinary Shareholders’ meeting of ProVida Internacional held on the same date, approved the sale of 100% shares representative of the share capital of the Mexican society Administradora de Fondos para el Retiro Bancomer, S.A. de C.V. (AFORE Bancomer), to Afore XXI Banorte, SA de CV, a Mexican Retirement Funds Administrator. The total price would be MUS$1,600 plus an adjustment for an estimated excess cash flow of MUS$125.

According to the above, the six properties owned by ProVida and sold to BBVA Chile are the following:

1.- Branch office located at 402, 21 de Mayo Street, Arica.

2.- Branch office located at 1055, Aldunate Street, Coquimbo.

3.- Branch office located at 1047, Arturo Prat Street, San Felipe.

4.- Branch office located at 2711, Irrarázaval Avenue, Ñuñoa, Santiago.

5.- Branch office located at 220, San Antonio Street, Santiago.

6.- Branch office located at 1121, Uno Poniente Street, Talca.

Likewise, the five properties owned by BBVA Chile and acquired by ProVida are as follows:

1.- Branch office located at 366, Colón Street, Arica.

2 - Branch office located at 570, Colipí Street, Copiapó.

3.- Branch office located at 43, José Pedro Alessandri Street, Ñuñoa, Santiago.

4.- Branch office located at 492, Colón Street, Los Ángeles.

5.- Branch office located at 521/533, Independencia Street, Valdivia.

According to the assessment made by the consulting company CBRE for each property, the market value of the six branches owned by ProVida is equivalent to UF 134,420 (MCh$3,070). Likewise, the market value of the five branches owned by BBVA Chile is equivalent to UF 87,840 (MCh$2,006).

During the fiscal year 2011, the Board of Directors, with the recommendation of the Directors’ Committee, approved the following transactions with the related parties. All of these transactions were entered into under similar terms and conditions to those prevailing in the market.

•	In the Ordinary Meeting held on February 23, 2011, the Board of Directors approved a reduction of UF 36,110 per year in the service fee paid to BBVA Servicios Corporativos Limitada for the year 2011. A copy of this amendment is attached as Exhibit 4.4.1 hereto.

•	In the Ordinary Meeting held on June 22, 2011, the Board of Directors approved a modification of the Data Processing Contract entered into with Aplica Tecnología Avanzada S.A. de C.V. (“ATA”) in order to enlarge the perimeter authorized in December 2010 by increasing the number of recurring users to 15 additional users, and approving an additional cost of US$120,000.

•	In the Ordinary Meeting held on December 21, 2011, the Board of Directors approved the new fee for the Data Processing Contract entered into between ProVida S.A. and Aplica Tecnología Avanzada S.A. de C.V. (ATA) for 2012. The price of the services for the year 2012 will be ThUS$3,098 plus taxes, as compared to ThUS$2,340 in 2011.

For the nine-month periods ended September 30, 2014 and 2013, details of related party transactions were disclosed in Note 9 to the interim consolidated financial statements.

Company	Transaction	Amount of transactions		Effect on income (expense)
		For the nine months ended September 30,		For the nine months ended September 30,
		2014 unaudited	2013	2014	2013
		MCh$	MCh$	MCh$	MCh$
BBVA Inversiones Chile S.A.	Purchase of software license	—	—		(424)
	Self service dispenser lease	—	80	—	(80)
BBVA Corredores de Bolsa S.A.	Financial services	—	29	—	(29)
BBVA Chile S.A.	Rentals (agencies, BBVA Tower)	—	784	—	784
	Rentals (agencies, Huérfanos and Bandera Tower)	—	278	—	(278)
	Community fees as lessor	—	368	—	(368)
	Community fees as lessee	—	26	—	26
	Pension payment service	—	144	—	(144)
	Savings payment service	—	10	—	(10)
	Cash payment service	—	1	—	(1)
	Sale of real estate	—	(81)	—	294
BBVA Compañía de Seguros de Vida S.A.	Premiums paid and provisioned	—	146	—	(146)
	Casualty rate provision	—	(1,539)	—	1,539
	Financial revenue provision	—	218	—	218
	Insurance settlement	—	738	—	—
Servicio de Administración Previsional S.A.	Electronic collection service	1,278	1,272	427	(1,272)
	Young worker subsidy	11	11	4	(11)
	DNPA (declaration of unpaid contributions) service	43	54	18	(54)
	Password administration	182	118	43	(118)
	Data processing	373	209	140	(209)
	Data transference	11	9	5	(10)
	Technological services	3	2	1	(2)

Company	Transaction	Amount of transactions		Effect on income (expense)
		For the nine months ended September 30,		For the nine months ended September 30,
		2014 (unaudited)	2013	2014	2013
		MCh$	MCh$	MCh$	MCh$
Administradora de Fondos de Cesantía Chile S.A.	Technological Supportive Services	—	202	—	—
Aplica Tecnología Avanzada S.A. (former BBVA Bancomer Servicios S.A.)	Data Processing	—	1,225	—	(1,225)
Banco Bilbao Vizcaya Argentaria S.A.	AFP technological platform service	—	29	—	(29)
BBVA Servicios Corporativos Ltda.	Outsourcing services for corporate support	—	720	—	(729)
	Office rentals	—	385	—	385
	Common Charges as lessee	—	31	—	31
Aplica Soluciones Tecnológicas Chile Ltda.	Software development	—	57	—	(7)
Forum Servicios Financieros S.A.	Office rentals	—	29	—	29
MetLife Chile Seguros de Vida S.A.	Health insurance policies	58	—	9	—

For the fiscal years 2013, 2012 and 2011, details of the related party transactions were disclosed in Note 11 to the audited Consolidated Financial Statements.

Company	Transaction	Amount of transactions			Effect on revenues (expense)
		2013	2012	2011	2013	2012	2011
		MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
BBVA Inversiones Chile S.A.	Purchase of software license Software License	—	2,832	2,832	(425)	(566)	(566)
	Office rentals	—	1	1	—	1	1
	Self service dispenser lease	—	107	114	(80)	(107)	(114)
BBVA Corredores de Bolsa S.A.	Financial services	—	62	169	(29)	(62)	(169)
BBVA Chile S.A.	Rentals (agencies, BBVA Tower)	—	1,211	1,250	784	1,211	1,250
	Rentals (agencies, Huérfanos and Bandera Tower)	—	520	518	(278)	(520)	(518)
	Community fees as lessor	—	33	167	26	33	167
	Community fees as lessee	—	96	210	(368)	(96)	(210)
	Pension payment service	—	7	26	(144)	(7)	(26)
	Collection contract	—	—	4	—	—	(4)
	Expense for bank account maintenance	—	3	1	—	(3)	(1)
	Savings payment service	—	11	50	(10)	(11)	(50)
	Cash payment service	—	4	—	(1)	(4)	—
	Purchase of real estate	—	1,997	—	—	—	—
	Sale of real estate	—	(966)	—	294	1,005	—

Company	Transaction	Amount of transactions			Effect on revenues (expense)
		2013	2012	2011	2013	2012	2011
		MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
BBVA Compañía de Seguros de Vida S.A.	Premiums paid and provisioned	—	329	370	(146)	(329)	(370)
	Casualty rate provision	—	(4,047)	(3,031)	1,539	4,047	3,031
	Financial revenue provision	—	953	2,151	218	953	2,159
	Insurance settlement	—	2,604	990	—	—	—
Servicio de Administración Previsional S.A.	Electronic collection service	1,670	1,620	1,624	(1,670)	(1,620)	(1,624)
	Young worker subsidy	16	17	15	(16)	(17)	(15)
	DNPA (declaration of non-payment) service	69	44	94	(69)	(44)	(94)
	Password administration	164	128	166	(164)	(128)	(166)
	Data processing	305	28	147	(305)	(28)	(147)
	File transference	12	9	14	(12)	(9)	(14)
	Technological services	2	3	5	(2)	(3)	(5)
	SAS 70 report	—	—	(11)	—	—	11
	MAC Service	—	—	24	—	—	(24)
	Monitoring Service	—	—	1	—	—	(1)
Administradora de Fondos de Cesantía Chile S.A.	Technological consulting and services	—	269	219	—	269	219
	Technological Supportive Services	202	86	271	(3)	86	271
Aplica Tecnología Avanzada S.A.	Data Processing	—	1,481	1,428	(1,225)	(1,481)	(1,428)
Banco Bilbao Vizcaya Argentaria S.A.	AFP technological platform service	—	26	57	(29)	(26)	(57)
BBVA Servicios Corporativos Ltda.	Outsourcing services for corporate support	—	3,943	5,102	(720)	(3,943)	(5,102)
	Office rentals	—	503	491	385	503	491
	Common Charges as lessee	—	21	21	31	21	56
Aplica Soluciones Tecnológicas Chile Ltda.	Software development	—	655	412	(7)	(15)	(36)
	Technological services	—	51	—	—	(51)	—
Forum Servicios Financieros S.A.	Office rentals	—	—	—	29	—	—
Acquisition Co. Seguros de Vida S.A.	Collective health insurance policies	14	—	—	(14)	—	—

PART SIX—LEGAL INFORMATION

LEGAL INFORMATION

Dividends

Dividends must be paid in cash unless holders of all of the issued and outstanding ProVida Shares agree otherwise. As of the date of this prospectus, an amendment to the bylaws of Acquisition Co. is in the process of being registered and published. Such amendment contemplates that a dividend equal to at least 30% of the net profits of the previous year shall be distributed each year to the shareholders.

Description of Acquisition Co. Common Shares

Set out below is a summary description of the Acquisition Co. shares, based on the bylaws of Acquisition Co.

As of the date of this prospectus and pursuant to an amendment of the bylaws that reduced the number of shares and that is in the process of being registered and published, Acquisition Co. capital stock is divided into 308,928,816 authorized, fully subscribed and paid up, without nominal (par) value, common shares, in registered form. The bylaws authorize a single series of common stock, and each common share has the same rights.

Acquisition Co.’s bylaws incorporates to its shares all of the rights and obligations as required by the Chilean Corporation’s Law, which includes the right to participate in and vote at shareholders meetings and the right to receive dividends. Each share represents the right to one vote.

Dividends must be paid in cash unless holders of all of the issued and outstanding Acquisition Co.’s common shares agree otherwise. The amendment to the bylaws contemplates that a dividend equal to at least 30% of the net profits of the previous year shall be distributed each year to the shareholders (unless the shareholders unanimously agree otherwise).

As a wholly-owned, indirect subsidiary of MetLife, Inc., none of Acquisition Co.’s shares has been registered or listed in any stock exchange.

Even though Acquisition Co.’s bylaws do not provide for preemptive rights, the Chilean Corporations Law grants preemptive rights to shareholders of all Chilean companies. The Chilean Corporations Law generally requires companies to offer to shareholders the right to purchase a sufficient number of shares or convertible securities to maintain their existing ownership percentage in the company whenever it issues new shares or convertible securities.

In the event of liquidation, the holders of fully paid common shares are entitled to their pro rata share of the assets available after payment of all creditors.

Prior to or upon effectiveness of the merger, the bylaws of the surviving company will be adjusted to those of a single-purpose corporation engaged in the management of Pension Funds and to those of a publicly held corporation registered in the Securities Registry kept by the SVS, which shall also be approved at the special shareholders meeting of ProVida to agree upon the merger. It is expected that the bylaws will be substantially the same as those of ProVida, including a similar name, corporate purpose, and administration provided, however, that the bylaws of the surviving company will include a squeeze-out right, if approved at the special shareholders’ meeting of Acquisition Co.

Material C ontracts

As of the date of this agreement, ProVida has not entered into any material contracts during 2014, other than in the ordinary course of business.

During 2013 and 2012, ProVida did not enter into any material contracts, other than in the ordinary course of business.

In 2013, ProVida terminated the following contracts:

•	Contract subscribed with BBVA Servicios Corporativos Ltda. in 2010 referred to the externalization of services. This contract included the transfer of ProVida’s workers who rendered services; the sale of the necessary tangible assets associated to tasks rendered by such workers necessary to carry out these services; the cessation of contracts with providers, the cessation of certain rental agreements; the real estate and room rentals necessary to its functioning and the subscription of outsourcing service contracts. The contract had a duration of 10 years renewable for periods of 10 years. The annual price was UF 260,530 (MCh$6,073) for the year 2010, which increased in accordance with volume annually at a rate of 3.38%. In the Ordinary Meeting held on February 23, 2011, the Board of Directors approved a reduction of UF 36,110 per year in the service fee paid to BBVA Servicios for the year 2011, with an annual price of UF 233,225.91 (MCh$5,436).

At the Extraordinary meeting held on August 31, 2012, ProVida’s Board of Directors approved an amendment by which BBVA Servicios—Continuadora reduced the services rendered by BBVA Servicios to ProVida, thus the annual cost of services decreased to UF41,932,01 (MCh$977) and the contract was no longer considered material to ProVida.

•	Insurance agreement subscribed with BBVA Seguros de Vida S.A. on December 22, 2004, effective from January 1, 2005 until June 30, pursuant to which ProVida took out insurance for its life and disability payment obligations in excess of a certain casualty rate level, as negotiated with BBVA Seguros de Vida S.A. Under this agreement, ProVida paid all casualties up to the maximum rate specified therein. This insurance agreement was modified by mutual consent of the parties effective as of January 2008 in order to update the mortality tables used to calculate benefits, which increased the cost of the insurance. In July 2009, the conditions under which the contract operated were modified by mutual consent, taking into consideration that the life and disability insurance constituted a mismatch risk between the assets and liabilities arising from such obligation and a change instructed by Superintendency of Securities and Insurance that allowed the maintenance of a technical reserve valued according to the conditions prevailing in the market. The above intended to modify the calculation of the monthly financial revenues by defining a benchmark to invest assets and establishing that the difference in the return between the defined benchmark and the asset portfolio would be 90% to ProVida and 10% to the insurer when the difference was positive and 10% to ProVida and 90% to the insurer when the difference was negative. Likewise, it was established that reviews should be made monthly.

During September 2010, BBVA Seguros de Vida S.A. requested a revision of its contract with ProVida, since there were interpretative differences regarding the review periods, pointing out that the insurer’s idea was to establish reviews over accrued periods through partial settlements made monthly. After considering arguments and making a revision, it was concluded that under the management framework of the insurance contract, it was logical to establish a procedure of accrued reviews with partial settlements that was effective until the last month of the enforcement of the contract. The above implied a new modification of contract in December 2010.

•	Non-exclusive worldwide software licensing contract and software maintenance contract with BBVA Inversiones Chile S.A subscribed on December 1, 2005, with an amendment in January 2009. Pursuant to such contracts, ProVida licensed from BBVA Inversiones Chile S.A. the intellectual property rights relating to software use, its application on different operating and administrative processes which is the software used in most operating and administrative processes (Unified Platform). Finally, ProVida paid BBVA Inversiones Chile S.A. amounts of MCh$0 in 2013, MCh$2,832 in 2012 and MCh$2,832 in 2011 in connection with the software license. The license software contract had an unlimited term and could be terminated by either party by giving twelve months prior notice or if ProVida ceases to be part of the BBVA Group.

Supervision and Regulation of Acquisition Co.

Acquisition Co. was organized for the sole purpose of purchasing ProVida Shares and ADSs and has not conducted any other activities or operated any other business, and is not a regulated entity.

The Chilean Stock Market

General

The Chilean stock markets are sophisticated and developed, reflecting the particular economic history and development of Chile. The Government’s policy of privatization of state-owned companies, implemented during the 1980s, led to an expansion of privately-held shares, resulting in the increased importance of stock markets in Chile regulated by the SVS. Certain elements of Chile’s stock markets, including pension fund investors, are highly regulated with respect to investment and compensation criteria, even though Chile’s stock markets are generally less regulated than U.S. stock markets with respect to disclosure requirements and use of information.

History and description

The Santiago Stock Exchange was established in 1893 and is a private company whose equity consists of 48 shares held by 48 shareholders. As of September 30, 2014 , 225 companies had shares listed on the Santiago Stock Exchange, which is the most significant exchange in Chile, accounting for 88.50% of all equity traded in Chile. Approximately 10.25% of equity trading is conducted on the Electronic Stock Exchange, an electronic trading market that was created by banks and brokerage houses, non-members of the Santiago Stock Exchange. The remaining 0.45% of equity is traded on the Valparaíso Stock Exchange.

Equities, investment fund shares, fixed-income securities, short-term and money-market securities, gold and US dollars are traded on the Santiago Stock Exchange. In 1991, the Santiago Stock Exchange introduced a forwards market for two instruments: US dollar futures and Selective Share Price Index (the “IPSA”) futures. In 1994 a stock options market was opened. Equities are traded through an electronic system called Telepregón that operates continuously from 9:30 to 17:00 (Chilean time). The Electronic Stock Exchange of Chile operates continuously from 9:30 to 17:00 (Chilean time) on each business day.

There are two share price indexes for the Santiago Stock Exchange: the General Share Price Index (“IGPA”) and the IPSA. The IGPA is calculated using the prices of shares for more than 180 issuers and is broken into five main sectors: banks and finance, farming and forest products, mining, industrial, and miscellaneous. The IPSA is an index for companies with the greatest market capitalization, which currently includes 40 major companies. Shares covered by the IPSA are weighted according to the value at which the shares traded, and as of September 30, 2014 they represent over 71.4% of the entire market capitalization of the stocks traded on the Santiago Stock Exchange. Currently ProVida Shares are not included in the IPSA index.

The table below summarizes market capitalization, trading volumes and performance indicators for stocks traded on the Santiago Stock Exchange in the last 5 fiscal years:

As of:	Market Capitalization (1)	Annual Trading Volume (1)	IGPA Index (2)	IPSA Index (2)
	(US$ billion)	(US$ million)
December 31, 2009	230.40	41,493.53	16,630.91	3,581.42
December 31, 2010	340.50	45,988.00	22,979.22	4,927.53
December 31, 2011	269.25	57,332.00	20,129.80	4,177.53
December 31, 2012	313.46	46,577.00	21,070.28	4,305.38
December 31, 2013	266.01	45,792.00	18,227.05	3,699.19
September 30, 2014	240.48	25,130.00	19,250.93	3,943.56

Source: The Santiago Stock Exchange.

(1) US dollar equivalents for the year-end stock market capitalization and trading volume figures are translated at the Observed Exchange Rate for the last day of such period.

(2)	Index base = 100 on December 30, 1980 for IGPA and December 30, 2002 for IPSA.

Volatility

The IPSA has decreased at an annual real rate of 0.95% for the period between December 31, 2009 and December 31, 2013. As of September 30, 2014, the IPSA increased by 2.82% in real terms (YTD). As the table below shows, variations in the performance of listed stocks are often significant and reflect the high level of volatility characteristic of the Santiago Stock Exchange:

	Real Annual % Change in
Year	IGPA Index	IPSA Index
2009	46.86	50.70
2010	38.17	37.60
2011	(12.39)	(15.22)
2012	4.67	2.97
2013	(13.49)	(14.00)
Nine months ended September 30, 2014	1.87	2.82

Source: The Santiago Stock Exchange.

Liquidity

As of December 31, 2013, 2012 and 2011, the market capitalization of equity securities listed on the Santiago Stock Exchange reached US$266.01 billion, US$313.46 billion and US$269.25 billion, respectively. As of September 30, 2014, the market capitalization reached $240.48 billion. The ten companies with the largest market capitalization on the Santiago Stock Exchange represented 45.7% in 2013, 43.2% in 2012 and 45.0% in 2011 of the IPSA index. The average monthly trading volumes for the years ended December 31, 2013, 2012 and 2011, were MUS$3,831, MUS$3,881 and MUS$4,777 respectively.

Foreign ownership

Foreign investment in Chile is governed by Decree Law N° 600 and by the Central Bank Act. Capital and earnings can be remitted through the formal exchange market. Ownership of Chilean shares by foreign investors through an ADS program is regulated by the Central Bank Act and by Chapter XXVI of the Central Bank Act, which does not require a withholding period before remitting capital or earnings abroad. Even though Chapter XXVI was repealed in April 2001, it is still applicable to foreign investment contracts executed before that date (See “PART FIVE—INFORMATION ABOUT ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.—Exchange Controls and Other Limitations Affecting Security Holders”).

Foreign capital investment funds (“FCIF”) are regulated by Law N° 18,657, and receive preferential tax treatment. FCIFs are required to obtain a favorable report issued by the SVS, in case capital may not be remitted within five years from the date the investment is made, although earnings may be remitted at any time. A FCIF may hold a maximum of 5% of shares in a specific company, although this might be increased if ProVida issues new shares. Furthermore, no more than 10% of a FCIF’s assets may be invested in one company’s stock, and no more than 25% of the current outstanding shares of any listed company may be owned on a cumulative basis by one FCIF.

Market information

Since November 16, 1994, ProVida’s ADS had been listed on the NYSE under the symbol “PVD.” Until August 25, 1999, each ADS represented one ProVida Share, while after the increase in ProVida’s issued share capital each ADS came to represent fifteen ProVida Shares. Until February 7, 1996, the ADS were deposited with The Chase Manhattan Bank N.A. which acted as depositary. After that date, ProVida’s ADS have been deposited with The Bank of New York Mellon as the successor depositary (the “Depositary”).

During the fiscal year 2013, a total of 137,097,936 ProVida Shares were jointly traded in Chilean Stock markets (the Santiago Stock Exchange, the Valparaíso Stock Exchange and the Electronic Stock Exchange) and the NYSE, amounting to 41.4% of ProVida Shares.

In 2013, the value of trades of ProVida’s stock listed on the Chilean stock market was MCh$218,910 (approximately MUS$482), higher by 26.9% with respect to the figure recorded for the previous year, and the value of trades of ProVida’s stock listed on the NYSE was MUS$418, higher by 76.1% with respect to the figure for 2012. In total, trades had a value of MCh$437,992 (MUS$835), equivalent to 418.1% of ProVida’s paid-in capital.

The breakdown by each stock exchange for the nine months ended September 3, 2014 is as follows:

•	A total of 2,616,728 ProVida Shares were traded on the Santiago Stock Exchange for a total value of MCh$8,776. The average price was Ch$3,328 per share.

•	A total of 8,341 ADS (1 ADS representing 15 ProVida Shares) were traded on the New York Stock Exchange for a total of MUS$383.

Comparison of Rights of Holders of Nueva ProVida Shares and Holders of ProVida Shares

Upon the effectiveness of the merger, Nueva ProVida’s bylaws will be amended to be the same as ProVida’s bylaws prior to the merger. There will be no differences between the rights of ProVida and Nueva ProVida shareholders after the merger. Under this squeeze out mechanism, if (i) the controlling shareholder of Nueva ProVida launches a tender offer for 100% of the Nueva ProVida Shares, (ii) in such tender offer the controlling shareholder of Nueva ProVida acquires at least 15.0% of the issued and outstanding Nueva ProVida Shares from non-related shareholders, and (iii) as a result the controlling shareholder of Nueva ProVida reaches 95.0% or more of the then outstanding Nueva ProVida Shares; then such controlling shareholder would then be entitled to require that the remaining shareholders of Nueva ProVida, sell their Nueva ProVida Shares to such person in accordance with Chilean law.

Validity of Nueva ProVida Shares

The validity of the issuance of Nueva ProVida Shares and certain matters in connection with the Chilean income tax consequences of the offer and merger have been passed upon by Carey y Cia, our Chilean counsel. Certain matters in connection with the United States federal income tax consequences of the offer and merger have been passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, our United States counsel.

Experts

The financial statements of Metlife Chile Acquisition Co., S.A. as of December 31, 2013 and for the 312-day period ended December 31, 2013 included in this Registration Statement have been audited by Deloitte Auditores y Consultores Ltda., an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements as of December 31, 2013 and for the 312-day period ended December 31, 2013 and includes an explanatory paragraph related to the date of incorporation of Metlife Acquisition Co., S.A. and with respect to the acquisition date of Administradora de Fondos de Pensiones ProVida S.A. by Metlife Acquisition Co., S.A. on October 1, 2013). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte Auditores y Consultores Limitada is Rosario Norte 407, Las Condes, Santiago, Chile.

The financial statements of Administradora de Fondos de Pensiones ProVida S.A. as of December 31, 2013 and December 31, 2012 and for the three years in the period ended December 31, 2013 included in this Registration Statement have been audited by Deloitte Auditores y Consultores Ltda., an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte Auditores y Consultores Limitada is Rosario Norte 407, Las Condes, Santiago, Chile.

The statements of comprehensive income and cash flows of Administradora de Fondos de Pensiones ProVida S.A. for the nine-month period ended September 30, 2013 included in this Registration Statement have been audited by Deloitte Auditores y Consultores Ltda., an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte Auditores y Consultores Limitada is Rosario Norte 407, Las Condes, Santiago, Chile.

PART SEVEN—ADDITIONAL INFORMATION FOR SHAREHOLDERS

WHERE YOU CAN FIND MORE INFORMATION

ProVida files annual reports on Form 20-F with, and furnishes other information under cover of a Report on Form 6-K to, the SEC under the Exchange Act. You may read and copy this information, or obtain copies of this information by mail, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports and other information about issuers, like ProVida, who file electronically with the SEC. The address of that site is http://www.sec.gov.

As a foreign private issuer, ProVida is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and will not be required to file proxy statements with the SEC. ProVida’s officers, directors and principal shareholders are also exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act.

Acquisition Co. has filed a registration statement on Form F-4 with the SEC to register Acquisition Co.’s capital stock. This prospectus forms a part of that registration statement and constitutes a prospectus of Acquisition Co. The registration statement, including the attached exhibits and schedules, contains additional relevant information about ProVida and Acquisition Co. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, you should refer to the registration statement.

ENFORCEABILITY OF CIVIL LIABILITIES AND SERVICE OF PROCESS

Both Acquisition Co. and ProVida are incorporated in Chile. Most of the directors and executive officers of Acquisition Co. and ProVida mentioned in this prospectus reside in Chile and all or substantially all of the companies’ assets and those of such persons are located in Chile or elsewhere in Latin America. As a result, it may not be possible for investors to effect service of process upon Acquisition Co. or ProVida or such persons within the United States or to enforce, in U.S. courts, judgments against us or such persons obtained in the United States. The enforceability in Chilean courts of judgments of U.S. courts predicated upon the civil liabilities provisions of the federal securities laws of the United States will be subject to compliance with procedural requirements under Chilean law, including the condition that such judgments do not violate Chilean public policy.

The process agent for both Acquisition Co. and ProVida in the U.S. is:

C T Corporation System

111 Eighth Avenue

New York, NY 10011

Telephone: (212) 894-8940

PART EIGHT—PRESENTATION OF FINANCIAL INFORMATION

B.     Interim Consolidated Financial Statements of MetLife Chile Acquisition Co. S.A. and
Subsidiaries—as of December 31, 2013 and the nine months ended September 30, 2014 and
September 30, 2013 (Unaudited)	Page
Interim Consolidated Statement of Financial Position as of September 30, 2014 and December 31, 2013	F-63
Interim Consolidated Statement of Comprehensive Income for the nine and three month periods ended September 30, 2014 and 2013	F-65
Interim Consolidated Statement of Changes in Equity for the nine months periods ended September 30, 2014 and September 30, 2013	F-67
Consolidated Statement of Cash Flows for the nine month periods ended September 30, 2014 and 2013	F-68
Notes to Interim Consolidated Financial Statements as of September 30, 2014 and December 31, 2013	F-69

Consolidated Financial Statements

METLIFE CHILE ACQUISITION CO. S.A. and Subsidiaries

As of December 31, 2013

Deloitte Auditores y Consultores Limitada RUT: 80.276.200-3 Rosario Norte 407 Las Condes, Santiago Chile Fono: (56-2) 2729 7000 Fax: (56-2) 2374 9177 e-mail: deloittechile@deloitte.com www.deloitte.cl

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of

MetLife Chile Acquisition Co. S.A.

We have audited the accompanying consolidated statement of financial position of MetLife Chile Acquisition Co. S.A. and subsidiaries (hereinafter “the Company”), as of December 31, 2013 and the related consolidated statements of comprehensive income, changes in equity and cash flows for the 312 day period then ended and the related notes to the consolidated financial statements. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Metlife Chile Acquisition Co. S.A. and subsidiaries as of December 31, 2013 and the results of their operations and their cash flows for the 312 – day period (from February 22, 2013 (date of incorporation)) ended December 31, 2013 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

As discussed in Note 1, the Company was incorporated and started its operations on February 22, 2013. As discussed in Note 1, the Company acquired 91.38% of the ownership of AFP Provida S.A. on October 1, 2013.

November 12, 2014

Santiago, Chile

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

CH$:	Figures in Chilean pesos

ThCH$:	Figures in Thousands of Chilean pesos

MCH$:	Figures in Millions of Chilean pesos

UF:	Figures in Unidades de Fomento

US$:	Figures in US Dollars

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL POSITION AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

		As of December 31, 2013
	Note	MCh$
Assets
Current Assets
Cash and cash equivalents	6	47,241
Financial assets at fair value through profit or loss	14	88,677
Trade and other receivables	9	5,815
Accounts receivable from related parties	10	1,484
Inventories		123
Prepayments		604
Current tax assets	11	153
Other current assets		38

Total Current Assets		144,135

Non-Current Assets
Mandatory investment	7	234,929
Trade and other receivables, net	9	480
Investments accounted for using equity method	13	6,936
Intangible assets other than goodwill	16	561,820
Goodwill	17	332,256
Property, plant and equipment, net	15	28,254
Prepayments		314
Deferred Tax Asset	11	1,188
Other non-current assets		49

Total Non-Current Assets		1,166,226

Total Assets		1,310,361

The accompanying notes are an integral part of these consolidated financial statements.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL POSITION AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

		As of December 31, 2013
	Notes	MCh$
Liabilities and Equity
Current Liabilities
Interest-bearing borrowings	18	62
Trade and other payables	19	19,823
Accounts payable to related parties	10	543
Provisions	20	13,413
Current tax liabilities	11	410
Other current liabilities	21	114
Accrued liabilities		1,601

Total Current Liabilities		35,966

Non-Current Liabilities
Interest-bearing borrowings	18	246
Deferred tax liabilities	11	141,841
Other non-current liabilities	21	746

Total Non-Current Liabilities		142,833

Equity
Issued capital and share premium	22	1,018,431
Other reserves	22	(1,866)
Retained earnings	22	24,772

Equity attributable to owners of parent		1,041,337

Non-controlling interests		90,225

Total Equity		1,131,562

Total Liabilities and Equity		1,310,361

The accompanying notes are an integral part of these consolidated financial statements.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME FOR THE 312 DAYS ENDED DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

		For the 312 days ended December 31, 2013
	Notes	MCh$
Revenues from Operations
Revenue	8	43,512
Mandatory investments	7	6,697

Total Revenues from Operations		50,209

Expenses from Operations
Life and disability insurance premium (expense)/ income	12	(231)
Employee expenses		(12,240)
Depreciation and amortization	15-16	(5,168)
Impairment Adjustments		(66)
Miscellaneous other operating expenses	23	(12,315)

Total Expenses from Operations		(30,020)

Net Operating Income		20,189

Other Income (Expenses):
Financial income (expenses)		319
Finance costs		(5)
Investment income (expenses)		277
Share of profit (loss) of associates accounted for using equity method	13	2,546
Exchange differences	14	5,730
Other non-operating income		629
Other non-operating expenses		(304)

Total Other Income (Expenses)		9,192

Gain (loss) before Income Tax		29,381

Income tax benefit (expense)	11	(2,932)

Profit (loss) after tax from continuing operations		26,449

Profit (loss) after tax from discontinuing operations		—

Profit (Loss)		26,449

Profit attributable to owners of parent and non-controlling interests		26,449

Profit (loss) attributable to owners of parent		24,772
Profit (loss) attributable to non-controlling interests		1,677

Earnings per Share (in Ch$) Basic and Diluted Earnings Shares:
Basic and diluted earnings per share from continuing operations		11.90

The accompanying notes are an integral part of these consolidated financial statements.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME FOR THE 312 DAYS ENDED DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

For the 312 days ended December 31, 2013
MCh$
Profit (Loss)	26,449

Other Comprehensive Income
Components of other comprehensive income that won’t be reclassified to profit or loss:	—
Components of other comprehensive income that will be reclassified to profit or loss:	—
Exchange rate adjustments:
Gains (losses) on exchange differences on translation, net of income tax (MCh$ Nil)	43
Other comprehensive income that will be reclassified to profit or loss	—
Total comprehensive income that will be reclassified to profit or loss	—
Income tax related to components of other comprehensive income that will be reclassified to profit or loss	—

Total other comprehensive income	43

Total comprehensive income	26,492

Comprehensive attributable to:
Comprehensive income, attributable to owners of parent	24,815
Comprehensive income, attributable to non-controlling interests	1,677

Total Comprehensive Income	26,492

The accompanying notes are an integral part of these consolidated financial statements.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

STATEMENT OF CHANGES IN EQUITY FOR THE 312 DAYS ENDED DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

	Issued capital	Other miscellaneous reserves	Reserve of exchange differences on translation	Retained earnings	Equity attributable to owners of parent	Non- controlling interest	Total Equity
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Equity at beginning of period 01/01/2013	—	—		—	—	—	—
Changes in equity
Comprehensive income
Associate’s adjustments	—	—	—	—	—	—	—
Net income	—	—	—	24,772	24,772	1,677	26,449
Other comprehensive income	—	—	43	—	43	—	43

Comprehensive income		—	43	24,772	24,815	1,677	26,492

Dividends	—	—	—	—	—	—	—
Increase (decrease) through transfers and other changes	1,018,431	(1,909)	—	—	1,016,522	88,548	1,105,070

Total changes in equity	1,018,431	(1,909)	43	24,772	1,041,337	90,225	1,131,562

Equity at end of period 12/31/2013	1,018,431	(1,909)	43	24,772	1,041,337	90,225	1,131,562

The accompanying notes are an integral part of these consolidated financial statements.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD ENDED DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

		For the 312 days ended December 31, 2013
	Notes	MCh$
Cash Flows from Operating Activities
Fee Income		41,067
Payment to suppliers		(7,330)
Premium paid		(12)
Remunerations paid		(11,544)
Other inflows from operations		1,564
Other outflows from operations		(3,526)
Dividends received		4,193
Interests received		272
Income tax paid		(5,077)

Net cash flows from operating activities		19,607

Cash flows from (used in)/from investing activities
Purchasing of financial securities		1,566,945
Sales of financial securities		(1,649,805)
Proceeds from sales of shares from mandatory investments		929
Proceeds from sales of equity method investees		368
Other cash flows from investments activities		6
Purchase of property, plant and equipment		(796)
Purchase of mandatory investments		(1,957)
Cashflows coming from ProVida and Previsionales acquisitions	2	28,938
Payments for investments in affiliated entities	2	(938,044)
Other cash outflows from investing activities		(80)

Net cash flows (used in)/from investing activities		(993,496)

Cash flows from (used in) financing activities:
Capital contributions	22	1,047,919
Capital reductions	22	(29,488)
Proceeds from borrowings		3
Proceed from borrowings from related companies		13
Borrowings paid to related entities		(316)
Dividends paid		(1,422)
Other cash flows from financing activities		(264)

Net cash flows from financing activities		1,016,445

Net increase (decrease) in cash and cash equivalents before effect of exchange rate changes		42,556

Effect of exchange rate changes on cash and cash equivalents		4,685

Net increase (decrease) in cash and cash equivalents		47,241

Cash and cash equivalents at beginning of period	6	—

Cash and cash equivalents at end of period	6	47,241

The accompanying notes are an integral part of these consolidated financial statements.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

NOTE 1. CORPORATE INFORMATION

MetLife Chile Acquisition Co. S.A., hereinafter “the Company”, a Chilean entity incorporated on February 22, 2013, legally domiciled at Agustinas 640, 13th floor, Santiago de Chile, and was constituted by public deed granted by Mr. Iván Torrealba Acevedo.

The shareholders and their corresponding percentage of ownership are as follows:

Shareholder	%
Inversiones MetLife Holdco Tres Ltda.	45.00%
MetLife Chile Inversiones Ltda.	10.00%
Inversiones MetLife Holdco Dos Ltda.	45.00%

Total	100.00%

The main objective of the Company is to invest with a long-term perspective in any tangible and intangible assets located in Chile or abroad, to incorporate and invest in any other type of companies and, to manage those investments.

The Company is part of MetLife, Inc., a global provider of life insurance, annuities, employee benefits and asset management. MetLife, Inc., through its Chilean subsidiary MetLife Chile Inversiones Ltda., had acquired 55% of the outstanding shares, being considered direct as well as indirect ownership.

Beginning on October 1, 2013, the subsidiary ProVida became a MetLife entity.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

The ownership chart explains the corporate structure of MetLife Chile Acquisition Co. S.A. as follows:

MetLife Chile Inversiones Ltda.
Inversiones MetLife Holdco Tres Ltda.
Inversiones MetLife Holdco Dos Ltda.
99.99%
2.95%
10.00%
45.00%
45.00%
MetLife Chile Acquisition Co. S.A.
99.999%
0.001%
39.76%
Inversiones Previsionales S.A.
51.62%
AFP Provida S.A.
0.01%
99.99%
0.0003%
Provida Internacional S.A.
99.9997%
AFP Génesis Administradora de Fondos y Fidecomisos (Ecuador)

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

The Company owns a 91.38% of the outstanding shares of AFP ProVida S.A. considering both direct and indirect ownership. Indeed, the Company keeps a 39.76% directly and holds a 51.62% through Inversiones Previsionales S.A.

The term “ProVida” refers to Administradora de Fondos de Pensiones ProVida S.A. (“ProVida”). ProVida is a public corporation legally domiciled at 100 Pedro de Valdivia Avenue, 16th floor, Providencia, Santiago de Chile. It was incorporated by public deed granted by Mr. Patricio Zaldivar Mackenna, Notary of Santiago, on March 3, 1981, and authorized to initiate activities by the Superintendency of Pensions, through Resolution No. E-006/81 of April 1, 1981. ProVida became the main affiliated entity of the Company.

The sole objective of the Company is to administer ProVida’s Pension Funds Types A, B, C, D and E, under the terms established in Decree Law 3.500 of 1980 and its amendments, and to provide the services as established therein. From 1994 onward, through Law 19.301, the business of the AFPs was expanded by allowing it to invest in pension business-related entities. Likewise, they were allowed to invest in central securities depositories entities as referred to in Law No. 18,876.

On June 13, 1983, ProVida was registered in the Securities Registry of the Superintendency of Securities and Insurance (“SVS”) under number 0211, initiating affiliation activities into the system on May 2, 1981, and collecting contributions from June 1 of the same year.

Business activities of ProVida are regulated by the Superintendency of Pensions.

NOTE 2. BUSINESS COMBINATIONS

a) Description of Transaction

On October 1, 2013, the Company, a subsidiary of MetLife, Inc., completed its previously announced acquisition of ProVida, the largest private pension fund administrator in Chile based on assets under management and number of pension fund contributors. The acquisition of ProVida supports MetLife, Inc.’s growth strategy in emerging markets and further strengthens MetLife, Inc.’s overall position in Chile. Pursuant to an agreement with Banco Bilbao Vizcaya Argentaria, S.A. and BBVA Inversiones Chile S.A. (together, “BBVA”), the Company acquired 64.32% of the outstanding shares of ProVida from BBVA and conducted a public cash tender offer, through which MetLife acquired an additional 27.06% of the outstanding shares of ProVida. As a result, as of October 1, 2013, MetLife, Inc., through the Company, owned 91.38% of the total outstanding shares of ProVida, for a total acquisition price of MCh$938,044 ($1.9 billion U.S. dollars).

b) Subsidiaries acquired

The following entities were acquired by the Company in the transaction describe above.

Entity	Main Business Activity	Purchasing Date	% ownership	Purchasing Price
				MCh$
Inversiones Previsionales S.A.	Holding Co.	October 1, 2013	99.99%	530,108
AFP ProVida S.A.	Pension Funds Administration	October 1, 2013	91.38%	407,936

Total				938,044

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

c) Acquired assets and liabilities, business combination adjustments, non-controlling interests and Goodwill

	MCh$
Purchase price as of October 1, 2013		938,044

Allocation of purchasing price
1. Buildings and lands’ fair value adjustment	4,602
2. Disability and Survivorship provision’s fair value adjustment	(3,256)
3. ProVida’s Customer List Intangible	470,000
4. Genesis’s Customer List Intangible	4,336
5. Trademark	90,000
6. Contingent liabilities	(645)
7. Reversal of intangible items included in ProVida’s Equity	(30,526)
8. Deferred taxes	(106,902)
9. Dividend receivables	34,324
10. Non-Controlling Interests	(88,548)
11. Other Adjustments	(447)

Sub-total identified assets and liabilities	372,938	(372,938)
Net assets of acquired companies	232,850	(232,850)

Goodwill		332,256

Buildings and lands’ fair value adjustment: in order to reflect the fair value of ProVida’s Tower, the main building of the subsidiary.

Disability and Survivorship provision’s fair value adjustment: to reflect the most accurate balance related to claims occurred under prior insurance regimes before Pension Reform enacted in 2009.

Customer List Intangible: represents the value of the future profit margin from existing in-force pension participants (“acquired affiliates”) who are contributors as of the acquisition date and is subject to amortization as a percentage of estimated gross profits from the acquired contributing affiliates over an estimated weighted average period of 15 years.

Trademark: The Trademark intangible asset represents the savings or relief from royalty costs due to owning the ProVida name and is not amortized and is annually tested for impairment.

Contingent Liabilities: fair value adjustment related to current litigations.

Reversal of intangible items included in ProVida’s Equity: As a consequence of the business combination, new intangible items associated with a customer’s portfolio are being recognized, then customer related intangible recorded at ProVida must be written off.

Deferred taxes: corresponds to the deferred tax related to the adjustments mentioned above.

Dividend receivables: as part of the merger, the Company is acquiring the right to recognize a dividend receivable that ProVida records in its books as a reduction in the equity (minimum dividend provision).

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Non-Controlling Interests: recognition of non-controlling interest based on market value. It was determined considering a market price per share multiplied by the number of shares owned by the non-controlling participation.

d) Net Cash flows related to the acquisition of subsidiaries entities

MCh$
Purchasing Price	938,044
Minus: Acquired Cash & Cash Equivalent	(28,938)

Net Cash flows	909,106

NOTE 3. CORPORATE INFORMATION

The following footnotes provide with information regarding subsidiary consolidated (ProVida), which is the most significant investment the Company owns. Corporate information in reference to the Company is included in note 1.

a) Regulation of the Pension System

Pension Funds Administrators are corporations whose sole and exclusive objective is to administer Pension Funds, as well as grant and administer their benefits and services as required by law. AFPs are subject to the rules and regulations of Decree Law (“DL”) No. 3,500 of 1980 of the Superintendency of Pensions and, in supplementary form, the requirements of Law No. 18,046 of Corporations issued in 1981.

Law No. 20,255, which became effective on July 1, 2009, introduced amendments to DL No. 3,500 in relation to the Pension Reform, as well as Law No. 20,366, which regulates the benefits of the Solidarity Pension system.

The Superintendency of Pensions is the regulatory body that oversees AFPs through monitoring legal, administrative and financial aspects of their operations, sanctioning any non-compliance with regulations, and ensuring full compliance with minimum capital and mandatory investment requirements.

b) Economic Activity

ProVida participates in private pension funds system in Ecuador through its subsidiary, AFP Génesis (Ecuador).

AFP ProVida is an important shareholder of the Centralized Securities Depository (“DCV”, a Chilean company) (holding 23.14% of equity interest); of Servicios de Administración Previsional S.A., an entity that offers online services for the collection of pension fund contributions (holding 37.87% ownership interest), and of Administradora de Fondos de Cesantia de Chile S.A. (“AFC”), which was created to administer Unemployment Insurance (holding 49.2% ownership interest, 37.8% directly and 11.4% indirectly). AFC is currently in the process of liquidation as the administration of the unemployment insurance license has expired. The liquidation process will be finalized after the Superintendency of Pensions provides clearance over such process, which shall not exceed three years.

The law requires that all AFPs have one single social objective and are authorized to provide the following services:

Collect and administer contributions made by participants. The collection and administration service that AFPs provide refers to both mandatory and voluntary contributions made by participants.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Invest contributions of participants in pension funds administered by the AFP – In terms of the general objective of its investing activities, ProVida administers the investment portfolios composed of participants contributions, seeking the highest possible returns based on the risk level and terms of each participants’ profile. For this purpose and according to prevailing regulations, participants can choose from five types of funds that allow them to maximize their expected pension in accordance with their specific risk profile. The types of funds differentiate themselves, as stipulated by law, by the percentage invested in variable income securities. Hence, the funds are classified from Fund Type A, with the highest level of variable income securities, to Fund Type E, which includes a maximum 5% invested in variable income securities. Investing activities are strictly regulated by the Superintendency of Pensions in order to ensure that the investment portfolio by type of fund complies with the variable income risk permitted in each one.

Manage life and disability benefits for participants – The AFPs as a group have to purchase a single, fixed insurance premium through a bidding process to cover their obligation to provide life and disability benefits for its participants. Such insurance is awarded to one or more insurance companies, based on the best economic offer.

In May 2012, a bidding process for life and disability insurance was held, covering the period July 2012-June 2014. The related premium was 1.26% of the contributable salaries of participants in the AFPs. In May 2014, the most recent bidding process for life and disability insurance was held, covering the period July 2014-June 2016. The related premium was 1.15% of the contributable salaries of participants in the AFPs.

In the case of dependent workers, the contribution to finance the insurance (additional contribution) is paid by the employer, except for dependent workers between 18 and 35 years old who receive pension subsidies. Beginning in July 2011, the insurance cost is financed completely by employers.

Provide retirement pension for participants – The service of providing retirement pensions stipulates that each AFP must furnish the specific benefits of retirement pensions to its participants who meet the legal retirement age requirement of 60 years for women and 65 years for men.

Finally, the last change introduced by the Pension Reform in 2010 refers to the bidding process of all new participants entering to the private pension system over a 24-month period. This change was adopted to motivate price competition so as to obtain lower commissions for the participant; to generate greater price sensitivity to the demand; to ease the entry of new entities into the AFP industry; and to safeguard the participants’ pensions.

In January 2014, the most recent bidding process was held where AFP Planvital was awarded with new participants through offering the lowest fee commission of 0.47%.

ProVida believes it has competitive advantages in order to successfully face new conditions in the industry. In addition, ProVida has implemented processes and developments to fully comply with the amendments of the Pension Reform Law, and it is continuously training its employees in order to provide the best service to its customers.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

NOTE 4. APPLICATION OF NEW AND REVISED INTERNATIONAL FINANCIAL REPORTING STANDARDS (IFRS)

a) New and revised IFRS effective in the current year

New Standards	Effective date
IFRS 10, Consolidated Financial Statements	Annual periods beginning on or after January 1, 2013
IFRS 11, Joint Arrangements	Annual periods beginning on or after January 1, 2013
IFRS 12, Disclosure of Interests in Other Entities	Annual periods beginning on or after January 1, 2013
IAS 27 (2011), Separate Financial Statements	Annual periods beginning on or after January 1, 2013
IAS 28 (2011), Investments in Associates and Joint Ventures	Annual periods beginning on or after January 1, 2013
IFRS 13, Fair Value Measurement	Annual periods beginning on or after January 1, 2013
IAS 19, Employee Benefits (2011)	Annual periods beginning on or after January 1, 2013

Amendments to IFRS	Effective date
IAS 1, Presentation Financial Statements – Presentation of Items of Other Comprehensive Income	Annual periods beginning on or after July 1, 2012
IFRS 7, Financial Instruments: Disclosures – Offsetting Financial Assets and Financial Liabilities	Annual periods beginning on or after January 1, 2013
IFRS 10, IFRS 11 and IFRS 12 – Consolidated Financial Statements, Joint Arrangements and Disclosure of Interests in Other Entities – Transition Guidance	Annual periods beginning on or after January 1, 2013

IFRS 10, Consolidated Financial Statements

On May 12, 2011, the IASB issued IFRS 10 Consolidated Financial Statements, which is a replacement of IAS 27 Consolidated and Separate Financial Statements and SIC – 12 Consolidation – Special Purpose Entities. The objective of IFRS 10 is to have a single basis for consolidation for all entities, regardless of the nature of the investee, and that basis is control. The definition of control includes three elements: power over an investee, exposure or rights to variable returns of the investee and the ability to use power over the investee to affect the investor’s returns. IFRS 10 provides detailed guidance on how to apply the control principle in a number of situations, including agency relationships and holdings of potential voting rights. An investor would reassess whether it controls an investee if there is a change in facts and circumstances. IFRS 10 replaces those parts of IAS 27 that address when and how an investor should prepare consolidated financial statements and replaces SIC – 12 in its entirety. The effective date of IFRS 10 is January 1, 2013, with earlier application permitted under certain circumstances. Management estimates that these changes did not have a material effect on the Consolidated Financial Statements.

IFRS 11, Joint Arrangements

On May 12, 2011, the IASB issued IFRS 11 Joint Arrangements which supersedes IAS 31 Interests in Joint Ventures and SIC – 13 Jointly Controlled Entities – Non-Monetary Contributions by Venturers. IFRS 11 classifies joint arrangements as either joint operations (combining the existing concepts of jointly controlled assets and jointly controlled operations) or joint ventures (equivalent to the existing concept of a jointly controlled entity). A joint operation is a joint arrangement whereby the parties that have joint control have rights to the assets and obligations for the liabilities. A joint venture is a joint arrangement whereby the parties that

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

have joint control of the arrangement have rights to the net assets of the arrangement. IFRS 11 requires the use of the equity method of accounting for interests in joint ventures thereby eliminating the proportionate consolidation method. The effective date of IFRS 11 is January 1, 2013, with earlier application permitted under certain circumstances. Management estimates that these changes have not had an impact on the accounting policies for the period.

IFRS 12, Disclosure of Interests in Other Entities

On May 12, 2011, the IASB issued IFRS 12 Disclosure of Interests in Other Entities which requires extensive disclosures relating to an entity’s interests in subsidiaries, joint arrangements, associates and unconsolidated structured entities. IFRS 12 establishes disclosure objectives and specifies minimum disclosures that an entity must provide to meet those objectives. An entity should disclose information that helps users of its financial statements evaluate the nature and risks associated with interests in other entities and the effects of those interests on its financial statements. The disclosure requirements are extensive and significant effort may be required to accumulate the necessary information. The effective date of IFRS 12 is January 1, 2013 but entities are permitted to incorporate any of the new disclosures into their financial statements before that date. Management estimates that these changes did not have a material effect on the Consolidated Financial Statements.

IAS 27 (2011), Separate Financial Statements

IAS 27 (2008) Consolidated and Separate Financial Statements has been amended for the issuance of IFRS 10 but retains the current guidance for separate financial statements. Management estimates that this Standard has not had an impact on the accounting policies for the period as the Company does not prepare separate financial statements.

IAS 28 (2011), Investments in Associates and Joint Ventures

IAS 28 Investments in Associates has been amended for conforming changes based on the issuance of IFRS 10 and IFRS 11.

Management estimates that these changes have not had an impact on the accounting policies for the period.

IFRS 13, Fair Value Measurement

On May 12, 2011, the IASB issued IFRS 13 Fair Value Measurement, which establishes a single source of guidance for fair value measurement under IFRS. The Standard applies to both financial and non-financial items measured at fair value. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date” (i.e., an exit price). IFRS 13 is effective for annual periods beginning on or after January 1, 2013, with early adoption permitted, and applies prospectively from the beginning of the annual period in which the Standard is adopted. Management estimates that these changes did not have a material effect on the Consolidated Financial Statements.

Amendment to IAS 19, Employee Benefits

On June 16, 2011, the IASB issued amendments to IAS 19 Employee Benefits (2011) that change the accounting for defined benefit plans and termination benefits. The amendments require the recognition of changes in the defined benefit obligation and in plan assets when those changes occur, eliminating the corridor approach and accelerating the recognition of past service costs.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Changes in the defined benefit obligation and plan assets are disaggregated into three components: service costs, net interest on the net defined benefit liabilities (assets) and remeasurements of the net defined benefit liabilities (assets).

Net interest is calculated using high quality corporate bond yield. This may be lower than the rate used to calculate the expected return on plan assets, resulting in a decrease in net income. The amendments are effective for annual periods beginning on or after January 1, 2013, with earlier application permitted. Retrospective application is required with certain exceptions. Management estimates that these changes have not had an impact on the accounting policies for the period.

Amendments to IAS 1, Presentation of Financial Statements

On June 16, 2011, the IASB issued Presentation of Items of Other Comprehensive Income (amendments to IAS 1). The amendments retain the option to present profit or loss and other comprehensive income in either a single continuous statement or in two separate but consecutive statements. Items of other comprehensive income are required to be grouped into those that will and will not subsequently be reclassified to profit or loss. Tax on items of other comprehensive income is required to be allocated on the same basis. The measurement and recognition of items of profit or loss and other comprehensive income are not affected by the amendments, which are applicable for reporting periods beginning on or after July 1, 2012 with earlier application permitted. Other than the above mentioned presentation changes, the application of the amendments to IAS 1 did not have a material effect on the Consolidated Financial Statements.

Amendment to IFRS 7, Offsetting Financial Assets and Financial Liabilities

IFRS 7Financial Instruments: Disclosures was amended to require information about all recognized financial instruments that are set off in accordance with paragraph 42 of IAS 32 Financial Instruments: Presentation. The amendments also require disclosure of information about recognized financial instruments subject to enforceable master netting arrangements and similar agreements even if they are not set off under IAS 32. The IASB believes that these disclosures will allow financial statement users to evaluate the effect or potential effect of netting arrangements, including rights of set-off associated with an entity’s recognized financial assets and recognized financial liabilities, on the entity’s financial position. The amendments are effective for annual periods beginning on or after January 1, 2013. Early application is permitted. Management estimates that these changes did not have a material effect on the Consolidated Financial Statements.

Amendments to IFRS 10 – Consolidated Financial Statements; IFRS 11 – Joint Arrangement and IFRS 12 – Disclosure of Interests Other Entities – Transition Guidance

On June 28, 2012, the IASB published Consolidated Financial Statements, Joint Arrangements and Disclosure of Interests in Other Entities (Amendments to IFRS 10, IFRS 11, and IFRS 12). The amendments are intended to provide additional transition relief in for IFRS 10, IFRS 11 and IFRS 12 by limiting the requirement to provide adjusted comparative information to only the preceding comparative period. Also, amendments to IFRS 11 and IFRS 12 eliminate the requirement to provide comparative information for periods prior to the immediately preceding period. The effective date of these amendments which is for annual periods beginning on or after 1 January 2013, is aligned with the effective dates of IFRS 10, IFRS 11 and IFRS 12. Management estimates that these changes did not have a material effect on the Consolidated Financial Statements.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

b) New and revised IFRS in issue but not yet effective:

New Standards	Effective date
IFRS 9, Financial Instruments	Annual periods beginning on or after January 1, 2018
IFRS 14, Regulatory Deferral Account	Annual periods beginning on or after January 1, 2016

Amendments to Standards	Effective date
IAS 19, Employee Benefits – Employee benefit plans: Employee contributions	Annual periods beginning on or after July 1, 2014
IAS 32, Financial instruments: presentation – Clarified requirements for offsetting of financial assets and financial liabilities	Annual periods beginning on or after January 1, 2014
Investment Entities – Amendments to IFRS 10, Consolidated Financial Statements; IFRS 12 Disclosure of Interests with Other Entities and IAS 27 Separate Financial Statements	Annual periods beginning on or after January 1, 2014
IAS 36, Impairment of Assets – Recoverable Amount Disclosures for Non-Financial Assets	Annual periods beginning on or after January 1, 2014
IAS 39, Financial Instruments: Recognition and measurement – Novation of Derivatives and Continuation of Hedge Accounting	Annual periods beginning on or after January 1, 2014

New Interpretations
IFRIC 21, Levies	Annual periods beginning on or after January 1, 2014

IFRS 9, Financial Instruments

On November 12, 2009, the IASB issued IFRS 9 Financial Instruments (IFRS 9). This Standard introduces new requirements for the classification and measurement of financial assets and is effective from 1 January 2013 with early adoption permitted. IFRS 9 specifies how an entity shall classify and measure its financial assets. This Standard requires that all financial assets be classified on the basis of an entity’s business model for managing the financial assets and the contractual cash flow characteristics of the financial asset. Financial assets are either measured at amortized cost or at fair value. Only those financial assets measured at amortized cost are tested for impairment. Additionally, on 28 October 2010, the IASB published a revised version of IFRS 9. The revised standard retains the requirements for classification and measurement of financial assets that were published in November 2009 but adds guidance on the classification and measurement of financial liabilities. As part of its restructuring of IFRS 9, the IASB also copied the guidance on derecognition of financial instruments and related implementation guidance from IAS 39 to IFRS 9. This new guidance concludes the first part of Phase 1 of the Board’s project to replace IAS 39. The other phases, impairment and hedge accounting, are not yet completed.

The guidance included in IFRS 9 on the classification and measurement of financial liabilities is unchanged from the classification criteria for financial liabilities currently contained in IAS 39. In other words, financial liabilities will continue to be measured either wholly, or in part, at amortized cost or at fair value through profit or loss (FVTPL). The concept of bifurcating embedded derivatives from a financial liability host contract also remains unchanged. Financial liabilities held for trading would continue to be measured at FVTPL, and all other financial liabilities would be measured at amortized cost unless the fair value option is applied, using the existing criteria in IAS 39.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

However, there are two differences compared to IAS 39:

•	The presentation of the effects of changes in fair value attributable to a liability’s credit risk; and

•	The elimination of the cost exemption for derivative liabilities to be settled by delivery of unquoted equity

On December 16, 2011, the IASB issued Mandatory Effective Date of IFRS 9 and Transition Disclosures, deferring the mandatory effective date of both the 2009 and 2010 versions to annual periods beginning on or after January 1, 2015. Prior to the amendments, application of IFRS 9 was mandatory for annual periods beginning on or after January 1, 2013. The amendments modify the requirements for transition from IAS 39 Financial Instruments: Recognition and Measurement to IFRS 9. In addition, the amendments also modify IFRS 7 Financial Instruments: Disclosures to add certain requirements in the reporting period containing the date of initial application of IFRS 9.

On November 19, 2013, the IASB issued a revised version of IFRS 9 which introduces a new chapter to IFRS 9 on hedge accounting, putting in place a new hedge accounting model that is designed to be more closely aligned with how entities undertake risk management activities when hedging financial and non-financial risk exposures. The revised version of IFRS 9 Permits an entity to apply only the requirements introduced in IFRS 9 (2010) for the presentation of gains and losses on financial liabilities designated as at fair value through profit or loss without applying the other requirements of IFRS 9, meaning the portion of the change in fair value related to changes in the entity’s own credit risk can be presented in other comprehensive income rather than within profit or loss. In addition, the revised version of IFRS 9 Removes the mandatory effective date of IFRS 9 (2013), IFRS 9 (2010) and IFRS 9 (2009), leaving the effective date open pending the finalization of the impairment and classification and measurement requirements. The amendments are effective for periods beginning on or after January 1, 2018.

Management has not had the opportunity to consider the potential impact of the adoption of these amendments.

IFRS 14, Regulatory Deferral Accounts

On January 30, 2014 the IASB issued IFRS 14 Regulatory Deferral Accounts. This Standard is applicable to first-time adopter of IFRS and for entities which are involved in rate-regulated activities and recognized regulatory deferral account balances under its previous general accepted accounting principles. This Standard requires separate presentation of regulatory deferral account balances in the statement of financial position and statement of comprehensive income. IFRS 14 is effective for an entity’s first annual IFRS financial statements for a period beginning on or after January 1, 2016, with earlier application permitted.

Management does not anticipate that the application of this new standard will have any effect on the consolidated financial statements as the Company is not a first-time adopter and it is not involved in rate-regulated activities nor has recognized any regulatory deferral account balances under its previous general accepted accounting principles.

Amendment to IAS 19 (2011), Employee Benefits

On November 21, 2013, the IASB amended IAS 19 (2011) Employee Benefits to clarify the requirements that relate to how contributions from employees or third parties that are linked to service should be attributed to periods of service. The amendments permit contributions that are independent of the number of years of service to be recognized as a reduction in the service cost in the period in which the service is rendered, instead of

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

allocating the contributions to periods of service. Other contributions by employees or third parties are required to be attributed to periods of service either using the plan’s contribution formula or on a straight-line basis. The amendments are effective for periods beginning on or after July 1, 2014, with earlier application permitted. Management anticipates that the application of these amendments will not have an impact on the applicable accounting policies as the Company has not granted defined benefit plans to its employees.

Amendment to IAS 32 – Financial Instruments: Presentation

In December 2011, the IASB amended the accounting requirements and disclosures related to offsetting of financial assets and financial liabilities by issuing amendments to IAS 32 Financial Instruments: Presentation and IFRS 7 Financial Instruments: Disclosures. These amendments are the result of the IASB and U.S. Financial Accounting Standards Board (“FASB” undertaking a joint project to address the differences in their respective accounting standards regarding offsetting of financial instruments. The amendments to IAS 32 are effective for annual periods beginning on or after January 1, 2014. Both require retrospective application for comparative periods.

Management believes that this new standard will be adopted in its financial statements for the period beginning January 1, 2014. Last, Management does not anticipate that the adoption of these amendments will have any effect on its consolidated financial statements.

Investment Entities – Amendments to IFRS 10 – Consolidated Financial Statements; IFRS 12 – Disclosures of Involvement in Other Entities and IAS 27 – Separate Financial Statements

On October 31, 2012, the IASB published “Investment Entities (amendments to IFRS 10, IFRS 12 and IAS 27)”, providing an exemption from consolidation of subsidiaries under IFRS 10 “Consolidated Financial Statements” for entities which meet the definition of an ‘investment entity’, such as certain investment funds. Instead, such entities would measure their investment in particular subsidiaries at fair value through profit or loss in accordance with IFRS 9 “Financial Instruments” or IAS 39 “Financial Instruments: Recognition and Measurement”.

The amendments also require additional disclosure about why the entity is considered an investment entity, details of the entity’s unconsolidated subsidiaries, and the nature of relationship and certain transactions between the investment entity and its subsidiaries. In addition, the amendments require an investment entity to account for its investment in a relevant subsidiary in the same way in its consolidated and separate financial statements (or to only provide separate financial statements if all subsidiaries are unconsolidated). The amendments are effective for annual periods beginning on or after January 1, 2014, with early application permitted.

Management does not anticipate that the investment entities amendments will have any effect on its consolidated financial statements as the Company is not an investment entity.

Amendments to IAS 36 – Recoverable Amount Disclosures for Non-Financial Assets

On May 29, 2013 the IASB published “Amends to IAS 36 Recoverable Amount Disclosures for Non-Financial Assets. The publication of IFRS 13 Fair Value Measurements amended certain disclosure requirements in IAS 36 Impairment of Assets with respect to measuring the recoverable amount of impaired assets. However, one of the modifications to the disclosure requirements was more extensive than originally intended. The IASB has rectified this with the publication of these amendments to IAS 36.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

The amendments to IAS 36 removed the requirement to disclose the recoverable amount of each cash-generating unit (group of units) for which the carrying amount of goodwill or intangible assets with indefinite useful lives allocated to that unit (group of units) was significant compared with the total carrying amount of goodwill or intangible assets with indefinite useful life of the entity. The amendments require an entity to disclose the recoverable amount of an individual asset (including goodwill) or a cash-generating unit to which the entity recognized or reversed a deterioration during the reporting period. An entity shall disclose information about the fair value less costs to sell of an individual asset, including goodwill, or a cash-generating unit to which the entity recognized or reversed an impairment loss during the reporting period, including: (i) the level of the fair value hierarchy (IFRS 13), (ii) the valuation techniques used to measure fair value less costs to sell, and (iii) the key assumptions used in fair value measurement categorized within “Level 2” and “Level 3” of the fair value hierarchy. In addition, an entity should disclose the discount rate used when an entity recognized or reversed an impairment loss during the reporting period and the recoverable amount should be based on the fair value less costs to sell determined using a present value valuation technique. The amendments should be applied retrospectively for annual periods beginning on or after January 1, 2014. Earlier application is permitted.

Management anticipates that other than the disclosure requirements, if applicable, these amendments will not have any effect on the Company’s consolidated financial statements.

Amendments to IAS 39 – Novation of Derivatives and Continuation of Hedge Accounting

In June 2013, the IASB published Amendments to IAS 39 – Novation of Derivatives and Continuation of Hedge Accounting. This modification permits the continuation of hedge accounting (under IAS 39 and the next chapter on hedge accounting under IFRS 9) when a derivative is novated to a central counterparty and certain conditions are met. A novation indicates an event where the original parties to a derivative agree that one or more clearing counterparties replace their original counterparty to become the new counterparty to each of the parties. In order to apply the amendments and continue hedge accounting, novation to a central counterparty must happen as a consequence of laws or regulations or the introduction of laws or regulations. The amendments are effective for annual periods beginning on or after January 1, 2014, with early application permitted.

Management anticipates that these amendments will not have an effect on the consolidated financial statements as the Company does not enter into hedge accounting transactions.

IFRIC 21, Levies

On May 20, 2013, the IASB published the IFRIC 21, Levies. The new interpretation provides guidance on when to recognize a liability for a levy imposed by a government, both for levies that are accounted for in accordance with IAS 37 Provisions, Contingent Liabilities and Contingent Assets and those where the timing and amount of the levy is certain. This interpretation defines a levy as “a resource outflow involving future economic benefits that are imposed by governments on entities in accordance with the law”. Taxes within the scope of IAS 12 Income Taxes are excluded from the scope as well as fines and penalties. The payments to governments for services or the acquisition of an asset under a contractual arrangement are also excluded. That is, the tax should be a non-reciprocal transfer to a government when the taxpaying entity does not receive goods or services in return. For the purpose of interpretation, a “government” is defined in accordance with IAS 20 Accounting for Government Grants and Disclosures of Government Assistance. When an entity acts as an agent of a government to collect a tax, the cash flows received from the agency are outside the scope of this interpretation. This interpretation identifies the event which gives rise to the obligation to recognize a liability, which is the payment of tax in accordance with the relevant legislation. IFRIC 21 provides the following guidance on recognition of a

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

liability to pay levies: (i) the liability is recognized progressively if the obligating event occurs over a period of time; (ii) if an obligation is triggered on reaching a minimum threshold, the liability is recognized when that minimum threshold is reached. The interpretation is applicable retrospectively for annual periods beginnings on or after January 1, 2014. Management has not had the opportunity to consider the potential impact of the adoption of this new Interpretation.

NOTE 5. ACCOUNTING POLICIES

a) Statement of compliance with International Financial Reporting Standards (IFRS)

These consolidated financial statements as of December 31, 2013, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (hereinafter “IASB”).

These consolidated financial statements were approved by the Company’s shareholders at a meeting held on November 12, 2014.

Figures in the financial statements are expressed in millions of Chilean pesos (MCh$) rounded up, unless otherwise stated.

b) Basis of consolidation

The consolidated financial statements incorporate the financial statements of ProVida and entities controlled by ProVida and its subsidiaries. Control is achieved when the Company has all three of the following criteria:

•	has power over the investee;

•	is exposed, or has rights, to variable returns from its involvement with the investee; and

•	has the ability to use its power to affect its returns

The Company and its subsidiaries reassess whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

When the Company and its subsidiaries have less than a majority of the voting rights of an investee, it has power over the investee when the voting rights are sufficient to give it the practical ability to direct the relevant activities of the investee unilaterally.

Consolidation of a subsidiary begins when the Company and its subsidiaries obtain control over the subsidiary and ceases when it loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated statement of comprehensive income from the date the Company gain control until the date when it ceases to control the subsidiary.

Profit or loss and each component of other comprehensive income are attributed to the owners of the Company and to the non-controlling interests. Total comprehensive income of subsidiaries is attributed to the owners of ProVida and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the consolidated accounting policies.

All intragroup assets, liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full upon consolidation.

The following table sets forth the subsidiaries incorporated in the consolidated financial statements of MetLife Chile Acquisition Co. S.A. as of December 31, 2013:

Subsidiary	Country	Functional currency	% Ownership
AFP ProVida S.A.	Chile	Chilean Peso (CLP)	91.38%
Inversiones Previsionales S.A.	Chile	Chilean Peso (CLP)	99.99%
AFP Genesis Ecuador	Ecuador	US Dollar (USD)	99.99%
ProVida Internacional S.A.	Chile	Chilean Peso (CLP)	99.99%

b.1) Changes in MetLife Chile Acquisition Co. S.A. ownership interests in existing subsidiaries

Changes in the Company’s ownership interests in subsidiaries that do not result in the Company losing control over the subsidiaries are accounted for as equity transactions. The carrying amounts of the Company’s interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to owners of the Company.

When the Company loses control of a subsidiary, a gain or loss is recognized in profit or loss and is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any retained interest and (ii) the previous carrying amount of the assets (including goodwill), and liabilities of the subsidiary and any non-controlling interests. When the assets of the subsidiary are accounted for at fair value and the corresponding profit or loss accumulated has been recognized in other comprehensive income and accumulated in equity, the amounts previously recognized in other comprehensive income in relation to that subsidiary are accounted for as if the Company had directly disposed of the related assets or liabilities of the subsidiary (i.e. reclassified to profit or loss or transferred to another category of equity as specified by applicable IFRSs). The fair value of any investment retained in the former subsidiary at the date when control is lost is regarded as the fair value on initial recognition for subsequent accounting under IAS 39 when applicable, as the cost on initial recognition of an investment in an associate or a joint venture.

c) Investments in associates

An associate is an entity over which MetLife Chile Acquisition Co. S.A. has significant influence. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies.

The results and assets and liabilities of associates are incorporated in these consolidated financial statements using the equity method of accounting, except when the investment, or a portion thereof, is classified as held for sale, in which case it is accounted for in accordance with IFRS 5. Under the equity method, an investment in an associate is initially recognized in the consolidated statement of financial position at cost and adjusted thereafter to recognize the Company share of the profit or loss and other comprehensive income of the associate. When the

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Company’s share of losses of an associate exceeds its interest in that associate, the Company discontinues recognizing its share of further losses. Additional losses are recognized only to the extent that the Company has incurred legal or constructive obligations or made payments on behalf of the associate.

The requirements of IAS 39 are applied to determine whether it is necessary to recognize any impairment loss with respect to the Company’s investment in an associate. When necessary, the entire carrying amount of the investment (including goodwill) is tested for impairment in accordance with IAS 36 as a single asset by comparing its recoverable amount (higher of value in use and fair value less costs to sell) with its carrying amount, Any impairment loss recognized forms part of the carrying amount of the investment. Any reversal of that impairment loss is recognized in accordance with IAS 36 to the extent that the recoverable amount of the investment subsequently increases.

The Company will discontinue the use of the equity method from the date when the investment ceases to be an associate. When the Company retains an interest in the former associate and the retained interest is a financial asset, the Company measures the retained interest at fair value at that date and the fair value is regarded as its fair value on initial recognition in accordance with IAS 39. The difference between the carrying amount of the associate at the date the equity method was discontinued, and the fair value of any retained interest and any proceeds from disposing of a part interest in the associate is included in the determination of the gain or loss on disposal of the associate. In addition, the Company accounts for all amounts previously recognized in other comprehensive income in relation to that associate on the same basis as would be required if that associate had directly disposed of the related assets or liabilities. Therefore, if a gain or loss previously recognized in other comprehensive income by that associate would be reclassified to profit or loss on the disposal of the related assets or liabilities, MetLife Chile Acquisition Co. S.A. reclassifies the gain or loss from equity to profit or loss (as a reclassification adjustment) when the equity method is discontinued.

The Company continues to use the equity method when an investment in an associate becomes an investment in a joint venture. There is no remeasurement to fair value upon such changes in ownership interests.

When the Company reduces its ownership interest in an associate but it continues to use the equity method, the Company reclassifies to profit or loss the proportion of the gain or loss that had previously been recognized in other comprehensive income relating to that reduction in ownership interest if that gain or loss would be reclassified to profit or loss on the disposal of the related assets or liabilities.

When a group entity transacts with an associate of the Company, profits and losses resulting from the transactions with the associate are recognized in the Company consolidated financial statements only to the extent of interests in the associate or joint venture that are not related to the Company.

The following table sets forth the associates incorporated indirectly in the consolidated financial statements of ProVida as of December 31, 2013:

Associates	Country	Ownership interest %
Soc.Adm. de Fondos de Cesantia de Chile S.A.	Chile	49.20%
Inversiones DCV S.A.	Chile	23.14%
Servicio de Adm- Previsional S.A.	Chile	37.87%

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

d) Key assumptions for estimating uncertainties

The information contained in these interim consolidated financial statements is the responsibility of the Company’s Board of Directors which expressly states that each and every applicable principle and criterion included in IFRS has been fully applied.

On preparing the consolidated financial statements, specific estimates made by the Company’s management were used to measure certain assets, liabilities, income, and expenses.

These estimates primarily refer to:

•	Measurement of tangible and intangible assets, including goodwill, to determine any losses resulting from their impairment.

•	Useful lives of property, plant and equipment and intangibles.

•	Information available to determine the fair value of financial instruments.

•	Probability of occurrence and estimate contingent liabilities.

•	Taxable income of the companies included in these consolidated financial statements, to be declared before the respective tax authorities in the future, that have served as a base to record different balances related to income tax in these consolidated financial statements.

Although these estimates were made according to the best information available at the time of these consolidated financial statements on the facts analyzed, it is possible that events which may occur in the future may obligate the Company to modify them (increase or decrease) in future periods. This would be made prospectively, recognizing the effects of the change in estimates in the corresponding subsequent consolidated financial statements.

e) Foreign currencies transactions

In preparing the financial statements of each individual group entity, transactions in currencies other than the entity’s functional currency (foreign currencies) are recognized at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences on monetary items are recognized in profit or loss in the period in which they arise.

For the purposes of presenting the consolidated financial statements, the assets and liabilities of the Company foreign operations are translated into Chilean Pesos using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at the average exchange rates for the period, unless exchange rates fluctuate significantly during that period, in which case the exchange rates at the dates of the transactions are used. Exchange differences arising, if any, are recognized in other comprehensive income and accumulated in equity in the reserve of exchange differences on translation item.

On the disposal of a foreign operation, all of the exchange differences accumulated in equity in respect of that operation attributable to the owners of the Company are reclassified to profit or loss.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Goodwill and fair value adjustments to identifiable assets acquired and liabilities assumed through acquisition of a foreign operation are treated as assets and liabilities of the foreign operation and translated at the rate of exchange prevailing at the end of each reporting period. Exchange differences arising are recognized in equity.

The functional of the parent Company and presentation currency of the consolidated financial statements is the Chilean peso.

f) Cash and cash equivalents

Cash and cash equivalents include cash on hand and in banks, time deposits and short-term highly liquid investments, with an insignificant risk of changing values and original maturity of no more than three months from their date of acquisition.

The direct method was used to prepare the consolidated statements of cash flows.

g) Financial instruments

Financial assets are classified into the following specified categories: financial assets at fair value through profit or loss (“FVTPL”), loans and receivables, held-to-maturity investments and available-for-sale (“AFS”) financial assets. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition. All regular way purchases or sales of financial assets are recognized and derecognized on a trade date basis.

g.1) Effective interest method

The effective interest method is a method of calculating the amortized cost of a financial interest and of allocating interest income or expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash flows (including all fees and points paid or received that form an integral part of the effective interest rate, transactions costs and other premiums or discounts) through the expected life of the financial instrument, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

g.2) Financial assets at FVTPL

Financial assets are classified as at FVTPL when the financial asset is either held for trading or it is designated as at FVTPL. A financial asset is classified as held for trading if has been acquired principally for the purpose of selling it in the near term. A financial asset other than a financial asset held for trading may be designated as at FVTPL upon initial recognition if, the financial asset forms part of a group of financial assets or financial liabilities or both, which is managed and its performance is evaluated on a fair value basis, in accordance with AFP ProVida’s documented risk management or investment strategy, and information about the grouping is provided internally on that basis.

Financial assets at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognized in profit or loss.

g.3) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Loans and receivables are measured at amortized cost using the effective interest method, less any impairment loss.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Interest income is recognized by applying the effective interest rate, except for short-term receivables when the effect of discounting is immaterial.

The Company has classified as loans and receivables its “Trade and other receivables”. Trade and other receivables are assessed for indicators of impairment at the end of each reporting period. Trade and other receivables are considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been affected. Objective evidence of impairment for trade and other receivables could include the Company past experience of collecting payments, an increase in the number of delayed payments past the average credit period of 60 days. The amount of the impairment loss recognized is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate.

The carrying amount of trade and other receivables is reduced through the use of an allowance account. When a trade receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

g.4) Held-to-maturity investments

Held-to-maturity investments are non-derivative financial assets with fixed or determinable payments and fixed maturity dates that the group has the positive intent and ability to hold to maturity. Subsequent to initial recognition, held-to-maturity investments are measured at amortized cost using the effective interest method less any impairment. As of December 31, 2013, the Company and its subsidiaries do not have any held-to-maturity investments.

g.5) Available-for-sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated as available-for-sale or are not classified as (a) loans and receivables, (b) held-to-maturity investments or (c) financial assets at fair value through profit or loss. Available-for-sale financial assets are stated at fair value and any unrealized gain or loss, except in the case of a significant or prolonged decline in fair value, recognized in other comprehensive income. As of December 31, 2013, the Company and its associates do not have any available-for-sale financial assets.

g.6) Derecognition of financial assets

The Company derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another party. If the Company neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, it recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If it retains substantially all the risks and rewards of ownership of a transferred financial asset, it continues to recognize the financial asset and also recognizes a collateralized borrowing for the proceeds received.

On derecognition of a financial asset, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

g.7) Mandatory investments

The principal financial investment of our subsidiary ProVida is a mandatory investment which aims to guarantee the minimum return required by law equal to 1% of investment in shares of each pension funds under administration. The mandatory investment requirement is calculated in accordance with instructions issued by the Superintendency of Pensions. Mandatory investments represent approximately 18% of total consolidated assets as of December 31, 2013.

As established in D.L. 3500, the mandatory investment’s purpose is to provide an actual minimum rate of return over the investment portfolios for each one of the pension funds. This minimum rate of return is based on the weighted average real rate of return of all pension funds of the AFP system, over a 36-month period. This minimum rate of return has been determined based on the different portfolio compositions of each pension fund, so as to those with higher variable income securities and as such subject to higher volatility (Funds Type A and B), require a larger margin to comply with the minimum rate of return. If for a certain month the rate of return of a pension fund would have been lower than the minimum rate of return, the AFP is required to cover the difference within five days of such determination by the Superintendency of Pensions. If mandatory investments are used to fund any deficit in the required level of return, the AFP must replenish them within fifteen days.

ProVida’s management has designated mandatory investments as financial assets at fair value through profit or loss as those financial assets are managed and performance is evaluated on a fair value basis, in accordance with its documented investment and risk management policy, and information about mandatory investments is provided internally on that basis.

h) Intangible Assets

h.1) Goodwill

Goodwill is measured as the excess of the sum of the acquisition cost of a business combination, the amount of any non-controlling interests in the acquire, and the acquirer’s previously held equity interest in the acquiree (if any) over the net of the fair value of the identifiable assets acquired and liabilities assumed. Goodwill arising on acquisition of a business is carried at cost as established at the date of acquisition of the business less accumulated impairment losses, if any.

For the purposes of impairment testing, goodwill is allocated to a cash-generating unit that is expected to benefit from the synergies of the combination. A cash-generating unit to which goodwill has been allocated is tested for impairment annually, or more frequently when there is indication that the unit may be impaired. The recoverable amount of a cash-generating unit is equal to the higher value between the fair value less costs to sell and its value in use. Value in use is calculated as the discounted value of the cash flows projections and is based on the most recent budgets approved for the next ten years. If the recoverable amount of the cash-generating unit is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro rata based on the carrying amount of each asset in the unit. Any impairment loss for goodwill is recognized directly in profit or loss. An impairment loss recognized for goodwill is not reversed in subsequent periods.

On disposal of the relevant cash-generating unit, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

h.2) Software licenses

Software licenses acquired are carried at costs (including expenditures incurred to acquire and prepare them for their specific use) less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life of software licenses is five years. The estimated useful lives and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted on a retrospective basis.

h.3) Intangible assets acquired in a business combination

Intangible assets acquired in a business combination and recognized separately from goodwill are initially recognized at their fair value at the acquisition date (which is regarded as their cost). Subsequent to initial recognition, intangible assets acquired in a business combination are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

The “Customer List Intangible,” which represented the value of the future profit margin from existing in-force pension participants (“acquired affiliates”) who are contributors as of the acquisition date and is subject to amortization as a percentage of estimated gross profits from the acquired affiliates over an estimated weighted average period of 15 years.

The trade name intangible asset represents the savings or relief from royalty costs due to owning the ProVida name is not amortized and is annually tested for impairment. As of September 30, 2014, no impairment loss has been recognized.

h.4) Derecognition of intangible assets

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from the disposal or derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognized in profit or loss when the asset is derecognized.

i) Property, plant and equipment

Items of property, plant and equipment are measured at cost, less accumulated depreciation and impairment losses, if any.

Depreciation is recognized so as to write off the cost less their residual values, using the straight-line method. Land is not depreciated. Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, when shorter, the term of the relevant lease.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

The useful life of each class of property, plant and equipment, is as follows:

Classes of Property, Plant and Equipment	Years of Useful Life
Buildings:
Tower on Pedro de Valdivia N°100	100
Agustinas N°1,490	60
Agencies	40 – 60
Plant and equipment	10 – 5
IT Equipment	5
Fixed installations and accessories	10
Other property, plant and equipment	5

Repair and maintenance expenditures are recognized in profit or loss when incurred.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

j) Impairment of Tangible and Intangible Assets other than goodwill

At the end of each reporting period, the Company and its subsidiaries review the carrying amount of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment at least annually, and whenever there is an indication that the asset may be impaired.

If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company and its subsidiaries estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately profit or loss, unless the relevant asset is carried at revalued amount, in which case the impairment loss is treated as a revaluation decrease.

When an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

k) Non-current assets and disposal groups held for sale

Non-current assets and disposal groups are classified as held for sale if their carrying value will be recovered mainly through a sale transaction rather than through continuing use. This condition is regarded as met only when the asset (or disposal group) is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets (or disposal group) and its sale is highly probable. Management must be committed to the sale, which should be expected to qualify for recognition as completed sale within one year from the date of classification.

When the Company and its subsidiaries are committed to a sale plan involving loss of control of a subsidiary, all of the assets and liabilities of that subsidiary are classified as held for sale when the criteria described above are met, regardless of whether ProVida will retain a non-controlling interest in its former subsidiary after the sale.

When the Company and its subsidiaries are committed to a sale plan involving disposal of an investment, or a portion of an investment, in an associate, the investment or the portion of the investment that will be disposed of is classified as held for sale when the criteria described above are met, and the Company discontinues the use of the equity method in relation to the portion that is classified a held for sale. Any retained portion of an investment in an associate that has not been classified as held for sale continues to be accounted for using the equity method. The Company discontinues the use of the equity method at the time of disposal when the disposal results in the Company losing significant influence over the associate.

After the disposal takes place, the Company accounts for any retained interest in the associate or joint venture in accordance with IAS 39 unless the retained interest continues to be an associate, in which case ProVida uses the equity.

Non-current assets classified as held for sale are measured at their lower of their previous carrying amount and their fair value less costs to sell.

l) Financial Liabilities

Financial liabilities are classified as either financial liabilities at fair value at profit or loss or other financial liabilities. The Company and its subsidiaries only have other financial liabilities.

Effective interest rate methodology for the financial liability’s amortization cost calculation, and also a recognition of the expenses in the relevant timing. The effective interest rate is used for discounting (including all related commission fees and another payments made or perceived, as well as the transaction cost and another premiums or discounts) over the expected duration of the financial liability (or, when appropriated) a shorter period of time to the net effect of the initial booking.

Other financial liabilities (including borrowings and trade and other payables) are initially measured at fair value less any transaction costs. Subsequent to initial recognition, other financial liabilities are measured at their amortized cost, using the effective interest rate method.

The Company and its subsidiaries derecognize financial liabilities when, and only when, its obligations are discharged, cancelled or they expire. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

m) Provisions

Provisions are recognized when the Company and its subsidiaries have a present obligation (legal or constructive) as a result of a past event, it is probable that the Company will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

m.1) Provisions for unfavourable casualty rate:

Until June 30, 2009, the AFPs were required by law to purchase insurance policies to provide its participants life and disability coverage. Life and disability insurance is for those participants who, in case of disability or death, do not have sufficient funds in their individual capitalization account to finance their pensions as required by law, whereby the insurance company, contracted by the AFP, covers the difference in case of death. For cases of partial disability, the AFP must have provisions to cover the deficit three years later once the final determination has been made, taking into account the three years of temporary pension payments that the affiliate receives after the initial disability determination was made. Under the Pension Reform Law, and from October 2008, a participant with total disability status will receive immediate payment, once his/her status has been confirmed by a Medical Commission.

The insurance company makes these calculations at the time of the initial disability determination, three years before it makes the payments to cover the deficit and if required by the final determination, based on information available on that date, including information on rates for life annuities and funds of the participants’ individual capitalization account. If the final determination confirmed the disability status of a participant, the insurance company revises the amount of the initial disability reserve, based on information available at this time.

Towards the end of the 1990’s, ProVida observed requirements for additional payments to the insurance company due to an excessive casualty rate reported each year by the insurance company. ProVida concluded that, for specific discount rates situations, the estimate made by the insurance company used to provision the amounts for future disability payments underestimated the effective amounts that the Company had to pay.

Regulations of the Superintendency of Pensions do not require AFPs to make additional provisions over those amounts reported by the insurance company unless the AFPs have evidence indicating a higher provision. ProVida has developed a casualty rate model to more accurately accrue the amounts that will be required to be paid to disabled participants once the final determination is made. The basic assumption of the casualty model is to use its best estimate at the time of the initial disability determination, using the information it believes will be applicable as to payment (final determination). The variables associated with the model are: disability status, rate of return of pension funds over the three years of the temporarily disabled period, and interest rate prevailing at the moment of payment (expected rate). This estimate differs from that used by insurance companies which only use information relating to the disabled status of participants at the time of the initial determination (that is, three years before payments).

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Therefore, over the term of an insurance contract, the Company measures and accrues the expected cost to the insurer. In fact, through the application of the casualty rate model, the provisions made by ProVida with respect to future premium payments to be made to the insurer reflects more accurately the effective payments that it will have to make, so there is a higher correlation between its revenues and expenses for a specific period. The information for the casualty rate model is reviewed monthly, making any modification considered appropriate at that moment.

According to the accounting policy applied by ProVida, if the casualty rate calculated by the model is higher than the casualty rate calculated and maintained by the insurance company, then the amounts calculated by ProVida’s model are used. On the contrary, if the casualty rate calculated by the model is lower than the one calculated by the insurance company, then the amount calculated by the insurance company will be provisioned, which is considered to be the minimum amount under existing regulation.

In view of the lower rates used in the casualty rate model to discount disability payments with regard to the rates used by the insurance company, the casualty rate calculated by the model is higher than the one used by the insurance company. Therefore, as of December 31, 2013, 2012 and 2011, ProVida has recorded a higher expense than the one determined by the insurance company because it believes the amount calculated by the model is the best estimate of the fair value of the obligation.

m.2) Provisions for Employee Benefits

Short-term employee benefits – Short-term benefits include wages, employee vacations, profit-sharing and bonuses that are expected to be completely settled before twelve months after the end of the reporting period in which the employees render the related service. Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognized for the amount expected to be paid under profit-sharing plans if the Company has a present legal or constructive obligation to pay this amount as a result of a past service provided by the employee and the obligation can be estimated reliably.

Other long-term employee benefits – All employees are entitled to receive years of service award starting with the 5th year employment anniversary and each five years thereafter, up to 30 years. This award is paid in the month when the employee celebrates his/her corresponding employment anniversary. The Company net obligation in respect of long-term employee benefits is the amount of future benefit that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value. The calculation is performed using the projected unit credit method. Any actuarial gains or losses are recognized in profit or loss in the period in which they arise.

The Company and its subsidiaries have not granted any post-employment benefits to its employees.

n) Contingent liabilities and contingent assets

A contingent liability is a possible obligation that arises from past events, and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company; or are present obligations that arise from past events but are not recognized because it is not probable that an outflow of resources embodying economic benefits will be require to settle the obligation; or the amount of the obligation cannot be measured with sufficient reliability. Contingent liabilities are not recognized in the financial statements; they are only disclosed in the notes, unless the possibility of an outflow of resources embodying economic benefits is remote.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

A contingent asset is a possible asset that arises from past events, and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company. Contingent assets are not recognized in the financial statements but must be disclosed where an inflow of economic benefits is probable.

o) Current taxes and deferred taxes

o.1) Current Tax

The Company and its subsidiaries recognize a provision for current income taxes based on its taxable profit for the year which is determined using current tax regulations and calculated using the enacted tax rate of 20% as of December 31, 2013.

Current tax for current and prior periods, to the extent unpaid, is recognized as a liability. If the amount already paid in respect of current and prior periods exceeds the amount due for those periods, the excess is recognized as an asset. The benefit relating to a tax loss that can be carried back to recover current tax of a previous period shall be recognized as a deferred tax asset.

o.2) Deferred taxes

Deferred taxes are recognized on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are recognized for all temporary taxable differences, and deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Deferred tax assets and liabilities are not recognized if the temporary differences arise from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognized for taxable temporary differences associated with investments in subsidiaries and associates, and interest in joint ventures, except where the Company and its subsidiaries are able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments and interests are only recognized to the extent that it is probable that there will be sufficient taxable profits against which to utilize the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of the deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which ProVida expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Deferred tax assets and liabilities are offset when the Company and its subsidiaries have a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred tax assets and liabilities relate to income taxes levied by the same taxation and intends to settle current tax liabilities and assets on a net basis.

o.3) Current and deferred tax for the year

Current and deferred tax are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognized in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

Income tax expense represents the sum of the tax currently payable and deferred tax.

p) Minimum dividend

The policy of dividends includes the obligation, which will be accrued at the end of each reporting period, when the amount of interim dividends paid against profit for the year is less than the minimum dividend established in the dividend policy approved during the General Shareholders’ meeting. The difference will be accrued as a dividend payable.

q) Earnings per share

Basic earnings per share are calculated by dividing net profit (loss) attributable to ordinary equity holders of the parent (the numerator) by the weighted average number of ordinary shares outstanding (the denominator) during the period. For all periods presented, the Company and its subsidiaries did not engage in any transactions that have potential dilutive effects leading to diluted earnings per share that could differ from basic earnings per share.

r) Revenue recognition

In relation with fees income from the Pension Funds’ administration, this is recognized when all activities relating to administration have been completed. Fee income is not recognized for the Pension Funds’ individual account administration until participants’ contributions have been accredited.

s) Information on Capital

MetLife Acquisition Co. S.A. (Holding Co.)

The Parent Company aims to invest, with long term revenue purposes, in all kinds of tangible and intangible property, movable and immovable, located in Chile or abroad, including training and participation in other legal entities and companies of any kind and object, the administration of such investments and the perception of its benefits. The Company has a capital exceeding its investment in its main subsidiary ProVida. This is the cash flow needed to meet its own business expenses and comply with tax and legal obligations. The capital of the Company amounts to MCh$ 1,018,431 divided into 2,081,600,000 shares.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

AFP ProVida S.A. (Subsidiary)

Due to the nature of the pension business and its leadership within the industry, ProVida has significant and sufficient cash flows from fees received from mandatory and voluntary pension savings, allowing it to finance business-related expenses such as employee salaries, administration expenses and life and disability insurance expenses. The Company uses cash flows generated by operations in order to increase mandatory investments held and payment of dividends, as well as for short term debt obligations, when necessary. These sources of funds have been sufficient to finance the aforementioned requirements, and additional capital requirements are not foreseen in the near term.

Capital regulatory requirements state that Pension Fund Administrators must have a minimum equity expressed in Unidades de Fomento or “U.F.” (inflation-indexed unit of account) according to the number of participants an AFP has at the reporting date of the financial statements, as shown in the following table:

Number of participants	Number of U.F. required
Less than 5,000	5,000
5,000 – 7,499	10,000
7,500 – 9,999	15,000
10,000 or more	20,000

t) Risk Management Policy

The Company and its subsidiaries results of operations and future financial position are exposed to foreign currency, interest rate, minimum return requirement (mandatory investments) and life and disability insurance long term obligations risks. During the normal course of business, our main subsidiary manages its risk exposure of its operating and investing activities as follows:

t.1. Foreign currency exchange risk

As a result of the disposal of its investees in Mexico (AFORE Bancomer) and Peru (AFP Horizonte) at the beginning of the year 2013, ProVida is only exposed to foreign currency exchange rate risks through its Ecuadorian wholly-owned subsidiary, AFP Génesis (Ecuador) (“AFP Genesis”).

The appreciation/depreciation of the US Dollar (functional currency of AFP Genesis) with respect to the Chilean Peso could adversely/positively affect revenues and expenses recognized by ProVida through consolidation, and hence, its net profit or loss.

t.2. Interest rate risk

For working capital requirements purposes, our subsidiary might be exposed to non-significant interest rate risks resulting from financing through credit lines. Current leasing obligations are not subject to interest rate risk since the rates included in the terms of the contracts are fixed.

t.3. Mandatory investments

ProVida’s principal financial investment is in mandatory investments, constituted by law and equivalent to 1% of pension funds under administration. ProVida must keep this 1% invested in shares (units) of each one of the funds under management. Mandatory investments represented 18% as of December 31, 2013, and, in view of the volatility observed in local and foreign markets where pension funds are invested, the future gains or losses on mandatory investments expose ProVida to certain risks to the stability of its net income.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

It is important to mention that mandatory investments are constituted with the purpose of compensating participants in case ProVida cannot meet the legal requirement of minimum returns, thus, adversely affecting the net assets of the AFP if this occurred, since it must additionally replenish the 1% reserve with its own resources. Minimum return is calculated in terms of the weighted average returns of the pension fund industry for rolling periods of 36 months.

The risks described above are associated with ProVida’s fund management, governed by the objective to optimize the return of each one of the funds for a specific risk level or else to minimize the risk level in order to obtain an acceptable level of profit.

In order to fulfil the foregoing, ProVida has a risk management policy that defines the activities and criteria it applies to efficiently identify, measure, control and manage the risks associated to fund management. Hence, ProVida manages the fund equities according to internal credit risk limits, analyzing expected losses and applying market risk measurements. The latter refers to absolute value-at-risk (VaR) which measures the probable impact on the different types of funds in case of adverse shocks of instrument prices (fixed income, currencies and variable income). Furthermore, in order to ensure the Company’s solvency, ensure future benefit payments and compliance with minimum return requirements, ProVida applies relative VaR over diverging positions between each fund and the system’s model portfolio.

Absolute and Relative VaR by type of fund as of December 31, 2013 were as follows:

Type of Fund	Relative VaR	Absolute VaR	Absolute VaR in MCh$
A	0.092%	4.060%	135,224.79
B	0.115%	3.172%	120,158.01
C	0.114%	2.257%	227,369.24
D	0.174%	1.266%	54,323.29
E	0.220%	0.591%	12,164.23

Additionally, ProVida makes monthly measurements of minimum returns that are presented to the Board of Directors Meeting. The calculation made under regulations of the Superintendency of Pensions presented at December 31, 2013 was as follows:

	Fund Type A	Fund Type B	Fund Type C	Fund Type D	Fund Type E
Average Returns	0.34%	0.47%	1.80%	3.09%	4.22%
Method -4% (-2%) (1)	-3.66%	-3.53%	-0.20%	1.09%	2.22%
Method 50% (2)	0.17%	0.24%	0.90%	1.54%	2.11%
Minimum Return	-3.66%	-3.53%	-0.20%	1.09%	2.11%
ProVida’s Return	0.02%	0.18%	1.57%	3.04%	4.17%
ProVida’s excess over minimum return	3.68%	3.71%	1.77%	1.95%	2.06%
Ranking minimum return	5	5	5	5	3
Initial date measurement	dic-10	dic-10	dic-10	dic-10	dic-10
Final date measurement	dic-13	dic-13	dic-13	dic-13	dic-13
Number of months	36	36	36	36	36

(1)	The annualized real average return for the last 36 months of all funds of the same type, as appropriate, minus 4% (fund Types A and B) and minus 2% (fund Types C, D and E).
(2)	The annualized real average return for the last 36 months of all fund of the same type, as appropriate, minus the absolute value of 50% of such return.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

VaR methodology

ProVida’s Risk Division performs daily monitoring of the risks associated with investments in the various Funds. The approach is carried out by using the Parametric VaR methodology and assuming a normal distribution of asset returns.

The VaR model to the market risk measurement provides a maximum loss with a probability level that may occur in the market positions during a certain period of time.

Two risk measurements are carried out: Absolute VaR and Relative VaR. The Absolute VaR measures the market risk of the Funds that directly impacts the value of the Fund’s shares. Moreover, the Relative VaR measures the market risk of a particular Fund over the same Fund of the Benchmark comprised of a weighted average from the rest of AFPs within the Chilean Pension System.

Given the assumption of normality, the approach of covariance matrix VaR is used, through which the future performance of the market variables is expressed through a group of volatilities (reflecting the amount of relative changes in the market variables) and correlations (indicating the degree of compensation of these variations among them), which were obtained from an analysis of the historical performance of such variables.

Particularly, the model is implemented daily by using the exponential smoothing methodology with a parameter of 0.925 in the construction of the covariance matrix. The latest 100 results of returns are used for the calculation. Finally, a 99% confidence level and a monthly loss horizon are established.

Additionally, we performed a sensitivity analysis of the potential impacts that may result from movements in the positions, given the latest information of the market variables, that is, underlying variances and correlations. In this way, positions with large risk in the managed portfolios can be managed.

Limitations of the sensitivity analysis

The model has two potential limitations. The first limitation comes from the assumption that the asset returns follow a normal distribution, which is not always the case. The second limitation relates to the measurement of the relative risk due to the Benchmark’s inference, since the information of the positions held by the AFPs is only known once a month and with an average of 11 days of delay, and in order to estimate the relative risk during each day, assumptions about the positions of the Benchmark must be made.

t.4. Disability & Survival benefits

Regarding our subsidiary ProVida, life and disability insurance is a long-term obligation, given that the benefit to disabled participants is granted three years after the first ruling of disability, in the case of partial disability (50% to two thirds of loss of working capacities), and in total disability (more than two thirds of loss of capacities).

In quantitative terms, the AFP must cover the payment deficit equivalent to the difference between the affiliate’s savings in his individual capitalization account and benefits established by law. These benefits correspond to the present value of a life annuity (equivalent to 50% or 70% of the average taxable income salary of the affiliate during the last ten years) discounted by the life annuity rates prevailing at the time of payment. Subsequently, the evolution of such interest rates impacts the final value of the payment of the obligation by ProVida.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

ProVida had life and disability insurance claim obligations for payment of temporary disability claims pending during the term of the contract. The insurance contract was terminated and settled on March 31, 2014.

As a result AFP ProVida has mitigated the risk associated to changes in the interest rate.

NOTE 6. CASH AND CASH EQUIVALENTS

As of December 31, 2013, cash and cash equivalents are detailed as follows:

MCh$
Time Deposits	34,644
Cash on deposit	12,020
Cash on hand	577

Total cash and cash equivalents	47,241

Time deposits maturity is lesser than three months from the date of acquisition.

There are no amounts of cash and cash equivalents held by the Company and its affiliated entities that are not available for its use.

As of December 31, 2013, the Company maintained a committed cash flow balance in order to pay dividends for MCh$24,722. (See Note 26)

NOTE 7. MANDATORY INVESTMENTS

In order to ensure minimum return requirement of the pension funds, as referred to in article 37 of D.L. 3,500 of 1980, and in compliance with article 40 of the same law, the Administrator must hold an asset known as Mandatory Investment in each Fund type administered, equivalent to 1% of each pension fund equity, which must be invested in shares of the corresponding pension fund.

For the presented period ProVida has complied with the minimum mandatory investment requirement.

As of December 31, 2013, mandatory investments detailed by type of fund were as follows:

	MCh$	# Shares
Pension Fund – Type A	33,313	1,128,220
Pension Fund – Type B	37,948	1,490,571
Pension Fund – Type C	100,737	3,810,426
Pension Fund – Type D	42,694	1,853,486
Pension Fund – Type E	20,237	715,739

Total Mandatory Investment	234,929

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Gains and losses on mandatory investments detailed by type of fund were as follows:

MCh$
Gain (loss) on mandatory investment held in Pension Fund Type A	1,310
Gain (loss) on mandatory investment held in Pension Fund Type B	1,119
Gain (loss) on mandatory investment held in Pension Fund Type C	2,723
Gain (loss) on mandatory investment held in Pension Fund Type D	1,142
Gain (loss) on mandatory investment held in Pension Fund Type E	403

Total gain (loss) on mandatory investments	6,697

NOTE 8. REVENUE

As of December 31, 2013, the revenues were as follows:

MCh$
Fee income (a)	41,040
Other revenue (c)	2,472

Total	43,512

a. Fee income

Total fee income charged by ProVida to the Pension Funds administered from acquisition date as of December 31, 2013 was as follows:

MCh$
Fees for mandatory contributions and APV (Variable fee)	40,274
Fees for programmed withdrawals and temporary income (Variable fee)	766

Total	41,040

b. Fees receivable

As of December 31, 2013, fees receivable included in line item “Trade and Other Receivables” (see Note 9) comprised the following amounts:

As of December 31, 2013
Fees Receivable:	MCh$
Fund Type A	84
Fund Type B	95
Fund Type C	119
Fund Type D	39
Fund Type E	48

Total	385

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

c. Other revenues

Other revenues for the period ended December 31, 2013 were as follows:

Other Revenues	MCh$
Other revenues – AFP Génesis Ecuador (1)	2,051
Insurance contracts settlements (2)	(84)
Services rendered by AFC (Unemployment Fund) (4)	4
Surcharges and collection costs (3)	778
Revenue from additional contributions (3)	(113)
Other revenues	(163)

Total	2,473

(1)	Revenues from fees charged by Ecuadorian subsidiary AFP Genesis for rendering services to administer the Unemployment Fund.
(2)	Other revenues of life and disability insurance from the surplus cash of insurance companies, in view of the premium payments made by the Company.
(3)	Surcharge and recovery of collection costs for contributions that are not paid timely, benefiting the Administrator under D.L. 3,500, Article 19.
(4)	Revenues from services provided and software sold to Administradora de Fondos de Cesantía de Chile S.A. (“AFC”).

NOTE 9. TRADE AND OTHER RECEIVABLES

As of December 31, 2013, current and non-current balances of trade and other receivables were as follows:

	Current	Non-Current
	MCh$	MCh$
Accounts receivable from insurance companies (1)	277
Commission receivables (2)	385
Accounts receivable to Pension Funds (a)	274
Accounts receivable from the State (3)	2,204
Other receivable accounts (b)	2,675	480

Total Trade and Other Receivables	5,815	480

(1)	Receivable items from insurance co.
(2)	Fees receivables related to the pension funds. (See note 8. b).
(3)	Government’s receivable items.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

a. Accounts receivable from Pensions Funds

The detail of this item is as follows:

	As of December 31, 2013
	Fund Type A MCh$	Fund Type B MCh$	Fund Type C MCh$	Fund Type D MCh$	Fund Type E MCh$	Total MCh$
Regularization contributions	—	—	81	—	—	81
Banking charges	—	—	2	—	—	2
Indemnification accounts	—	—	—	—	—	—
Programmed withdrawals	2	4	18	108	9	141
Voluntary pensions savings	—	—	50	—	—	50

Total	2	4	151	108	9	274

b. Other receivables

The details of this item are as follows:

	As of December 31, 2013
	Current	Non-Current
	MCh$	MCh$
Medical leave absences	87	10
Advances to suppliers	35	—
Other – AFP Genesis	1,177	—
Other receivables	1,376	470

Total Other Accounts Receivables	2,675	480

NOTE 10. BALANCES AND TRANSACTIONS WITH RELATED ENTITIES

a. Accounts receivable from related entities

As of December 31, 2013, the balance of accounts receivable from related entities is sets forth in the table below:

	Current	Non-Current
	MCh$	MCh$
Sociedad Administradora de Fondos de Cesantía Chile S.A.	3	—
Servicios de Administración Previsional S.A.	1,472	—
Inversiones DCV S.A.	9	—

Total	1.484	—

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

b. Accounts payable to related entities

As of December 31, 2013, the balance of accounts payable to related entities is sets forth in the table below:

	Current	Non-Current
	MCh$	MCh$
MetLife Chile Inversiones Ltda.	33	—
Servicios de Administración Previsional S.A. (Collection and other agreements)	510	—

Total	543	—

For the present period, neither guarantee nor provisions for intercompany doubtful receivable accounts were provided or received.

c. Detail of transactions with related entities

		As of December 31, 2013
		Amount	Effect in P&L
Company	Description	MCh$	MCh$
Servicio de Administración	Electronic collection service	397	(397)
Previsional S.A.	Young worker subsidy	4	(4)
	DNPA (declaration of unpaid contributions) service	14	(14)
	Password administration	46	(46)
	Data processing	96	(96)
	Data transference	2	(2)
	Technological services	—	—
	Electronic collection service	—	—

Administradora de Fondos de Cesantía Chile S.A.	Technological Supportive Services	202	(3)

MetLife Chile Seguros de Vida S.A.	Institutional / Health insurance policies	14	(14)

M MetLife Chile Inversiones Limitada	General expenses	8	—

	Loans	25	—

i) Description of transactions with related parties for the period ended December 31, 2013:

Servicios de Administración Previsional S.A.: This associate renders services to ProVida for electronic collection, password administration, data processing, data transference and technological services.

Sociedad Administradora de Fondos de Cesantía de Chile S.A (AFC Chile): ProVida recorded revenues from AFC Chile (Unemployment Fund) for rendering technological support and technological advisory services up to October 2013.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

The AFPs as a consortium provided to AFC Chile a joint and indivisible guarantee of UF 400,000. This guarantee, in accordance with ProVida’s equity interest of 49.2% in AFC Chile amounts to MCh$4,544 or approximately MUS$9 and it was given in order to guarantee AFC Chile’s obligations. The maturity date of the guarantee was April 25, 2013.

On February 4, 2010, AFC Chile reimbursed ProVida with bank guarantee letters for UF 160,000 (MCh$3,730). On March 26, 2013, AFC Chile settle its obligations to the Bank issuer of the guarantee letters for a total of UF 240,000 (MCh$5,594) releasing ProVida as warrantor and joint co-signer.

The contract with AFC Chile ended on October 7, 2013. On that same date, AFC Chile began a process of liquidation. At the Extraordinary Shareholders meeting held on November 7, 2013, a liquidation commission of four members was designated to complete such process which will be finalized in a period that shall not exceed three years. The entire liquidation process will be overseen and the final authorization to liquidate AFC Chile will be granted by the Superintendency of Pensions.

MetLife Chile Seguros de Vida S.A. provides health insurance policies to certain ProVida’s employees.

MetLife Chile Inversiones Limitada. This subsidiary has made payments on behalf of the Company and its affiliated entities in some particular situations due to operational reasons.

d) Board of Directors and key management personnel:

d.1 Accounts receivable and payable and other transactions

There are no outstanding amounts receivables or payable between ProVida and the members of its Board of Directors and key management personnel. No guarantees have been given or received from directors or key management personnel. No other transactions have been performed between the Company and the members of its Board of Directors and key management personnel.

d.2 Compensation of key management personnel

There was no compensation paid to the members of the Board of Directors and key management personnel. No guarantees have been given or received from directors or key management personnel. No other transactions have been performed between the Company and the members of its Board of Directors and key management personnel.

d.3 Board members fees

During 2013 no payments were made to the members of the Board of Directors of the Company.

As of December 31, 2013, the Board of Directors of the Company was composed of the following individuals:

Board member	Position
Randal W. Haase	Chairman
Pablo Iacobelli del Rio	Director
Ronald Michael Mayne-Nicholls Secul	Director

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

NOTE 11. INCOME TAX

a) Current tax assets and liabilities

The following charts provide the detail of current tax positions as of December 31, 2013:

	ProVida MCh$	Inversiones Previsionales MCh$	Totals MCh$
Monthly provisional tax payments	20,966	—	20,966
Credit for training expenses	188	—	188
VAT tax credit	70	—	70
Donations tax credit	16	—	16
Other tax assets	238	—	238

Total	21,478	—	21,478

	ProVida MCh$	Inversiones Previsionales MCh$	Totals MCh$
Income tax payable	30.549	410	30.959
Difference coming from previous tax year	—	—	—
Other deductions and additions	(449)	—	(449)
Income taxes payable / foreign associates	(8.781)	—	(8.781)
Other taxes (tax rate 35%)	6	—	6

Total	21.325	410	21.735

Total current tax (net)	153	(410)	(257)

As of December 31, 2013, the balances above are disclosed as current tax assets for MCh$153 and current tax liability for MCh$410.

b) Deferred tax

As of December 31, 2013, deferred tax recognised as temporary differences are as follows:

	Deferred Tax Assets MCh$	Deferred Tax Liabilities MCh$
Temporary differences:
Tax loss (1)	1,187	—
Mark to market / foreign financial bonds (1)	1	—
Properties, plants and equipment	—	55
Amortization	—	1,651
Other provisions	1,613	—
Mandatory investment return	—	28,362
Mark to market / foreign financial bonds (ProVida)	1	—
Other liabilities	—	167
ProVida’s Customer List Intangible	—	93,540
Génesis’ Customer List Intangible	—	769
Trademark	—	18,000
Tower fair value adjustment	—	911

Total	2,802	143,455

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

A deferred tax asset has been recognized because of the likelihood of tax gains offsetting deductible temporary differences to be used. The management of the Company and its subsidiaries believe that there are enough tax gains available.

(1)	Deferred tax coming from a tax loss and the mark-to-market of foreign financial bonds are about MCh$1.188, which have been classified as deferred tax asset in the consolidated statement of financial position.

b.1) Deferred tax movements

The following table sets forth the changes in deferred taxes in the consolidated statement of financial position as of December 31, 2013:

Liabilities
MCh$
Deferred tax changes	33,311
Increase (decrease) in profit or loss	(3,211)
Increase (decrease) in equity	110,553
Other increase (decrease)	—

Balance as of December 31, 2013	140,653

c) Income taxes

c.1) Income tax expense

Income tax expense for the period ended December 31, 2013 is detailed as follows:

Income tax expense	MCh$
Current tax expense	117
Other current tax income (expense)	(396)

Current tax benefit income (expense), net	(279)

Deferred tax income (expense) relating to origination and reversal of temporary differences	3,211
Deferred tax income (expense) relating to tax rate changes	—

Deferred tax income (expense), net	—

Total income tax expense	2,932

d) Reconciliation of statutory tax rate with effective tax rate

As of December 31, 2013
Profit before income tax	29,380
Statutory tax rate	20%
Income tax applied to profits before taxes	5,876
Permanent differences and others	(2,944)

Total income tax expense	2,932

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

NOTE 12. DISABILITY AND SURVIVORSHIP

a) Financing life and disability pensions.

Before the Pension Reform Law was amended, and according to provisions established by law, ProVida had individually contracted insurance to cover its obligation to provide its participants life and disability benefits.

The Pension Reform Law eliminated the individual responsibility that AFPs had with life and disability insurance by establishing that all AFPs in conjunction should contract, through a public bidding, a fixed, single-premium insurance to cover this obligation. The insurance is awarded to one or more insurance companies offering the best economic offer, awarding the insurance to more than one insurer in order to avoid excessive concentration and cover the entire life and disability insurance risk with the same value for all workers. This obligation is paid by the employer and became effective on July 1, 2009, with a temporary grace period for employers with fewer than 100 employees that ended in June 2011. Commencing on July 1, 2011, this obligation is paid by the employer regardless of the number of employees.

Beginning on July 1, 2012, and for a 24-month period, until June 2014 the average premium is 1.26% over the taxable salaries of workers. The insurance companies that were awarded the bid were as follows:

INSURANCE COMPANIES
Chilena Consolidada Seguros de Vida S.A.
CN Life Compañía de Seguros de Vida S.A.
Seguros Vida Security Previsión S.A. and Penta Vida Cía. de Seguros de Vida S.A. in co-insurance with Bice Vida Compañía de Seguros de Vida S.A.

Insurance coverage is effective in case the participant dies or becomes disabled before the legal retirement age (65 for men and 60 for women starting October 2008) or when he/she has not accumulated sufficient funds in his/her individual capitalization account to finance the benefit payments as established by law, whether for him/her or his/her legal beneficiaries.

In addition, according to law, temporary disabled pensions awarded to under first ruling of the medical commission are also covered by the insurance.

The additional contribution that the insurance must cover, if necessary, is equivalent to the resulting deficit between the funds necessary to finance life and disability insurance pensions and the funds accumulated per participant, including his/her recognition bond, to the occurrence date of the claim.

It is important to note that, even though ProVida does not have individual contracts with prevailing coverage, as a result of the regulatory requirements for temporary disability which state that payments of disability claims can be made effectively three years after first ruling disability is confirmed by a final ruling of a medical commission, there is one contract described below that is still in run-off where its final settlement is under process.

b) Insurance Contract

The final settlement of this contract may occur 48 months after the expiration date of the coverage period which is June 30, 2013. Currently, ProVida and BBVA Seguros de Vida are still in the final process of analysis of the final balance of such insurance policy.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

c) Effect on Profit (Loss)

The net effect on profit (loss) for the life and disability insurance includes the premium expenses included in line item “Life and Disability Insurance Premium expense” and revenues from settlements for favorable casualty rate and monthly financial revenues that are presented under the line item “Other revenues” within the consolidated statement of comprehensive income.

The net composition of annual expense for life and disability insurance for the years ended December 31, 2013, and the amount was about MCh$231.

d) Receivables from the State

Receivables from the State that are included under line item “Trade and Other Receivables” as of December 31, 2013 were as follows:

As of December 31,
2013
MCh$
Balance at end of previous year	—
Balance acquired by business combination	1,249
Pensions financed by state guarantee according to Art. 73 of DL. N° 3,500 of 1980	27,417
Payments financed for APS (*) financed by the Administrator	45,654
Payments financed by the Administrator	8,942
Reimbursement of State Guarantee	(27,220)
Reimbursement of APS (*)	(45,482)
Reimbursement of other payments	(8,356)

Balance at end of year	2,204

(*)	Solidarity Pension Contribution (“APS” in its Spanish acronym)

e) Provisions for higher casualty rate arising from life and disability insurance

Provisions for unfavorable casualty rate amounted to MCh$3,667 as of December 31, 2013.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

NOTE 13. INVESTMENT IN ASSOCIATES ACCOUNTED FOR USING THE EQUITY METHOD

a) Movements in investments in associates

The following tables set forth the changes in equity method investments during the period ended December 31, 2013

Associate	Country	Functional Currency	Ownership interest %	Jan 1 2013	Business Comb.	Participation gains (loss)	Dividends	Other increases (decreases)	Dec 31 2013
				MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Sociedad Administradora de Fondos de Cesantía de Chile S.A. (1)	Chile	CLP	49.20%	—	2,906	1,689	—	(1,498)	3,097
Inversiones DCV S.A.	Chile	CLP	23.14%	—	385	14	(21)	10	388
Servicios de Administración Previsional S.A	Chile	CLP	37.87%	—	5,992	842	(1,886)	(1.497)	3,451

Total				—	9,283	2,545	(1,907)	(2,985)	6,936

(1)	ProVida has a direct equity interest of 37.80% and an indirect equity interest of 11.40%

b) Summarized total financial information of investments in associates

The following tables set forth summarized information as extracted from these entities’ financial statements of the investment in associates where our subsidiary ProVida has significant influence as of December 31, 2013:

Company	Ownership interests %	Current assets	Non-current assets	Current liabilities	Non-current liabilities	Revenues	Expenses	Profit (loss)
		MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Sociedad Administradora de Fondos de Cesantía de Chile S.A.	49.20%	8,969	—	1,859	7,110	19,755	(10,155)	9,600
Inversiones DCV S.A.	23.14%	41	1,868	44	1,865	439	(6)	433
Servicios de Administración Previsional S.A.	37.87%	6,484	10,316	7,536	9,264	19,179	(10,728)	8,451

Total		15,494	12,184	9,439	18,239	39,373	(20,889)	18,484

NOTE 14. FINANCIAL INSTRUMENTS

a) Capital Management

After the Company acquired Inversiones Previsionales S.A. and ProVida and its subsidiaries, it was required to keep a minimum working capital for legal and tax purposes as well as to cover its expenses effectively. Considering that ProVida is the main affiliated entity, the capital management activity of this subsidiary became relevant.

The constant objective of ProVida is the efficient management of its working capital, maintaining significant and sufficient cash flows to fulfil its obligations.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

The main use of ProVida’s funds is for operating expenses related to employee remunerations, additional constitution of mandatory investments, dividend payments and other administration expenses. ProVida has financed these requirements with cash flows generated from its operations, as well as, short-term debt.

ProVida’s Management believes that these sources of funds are sufficient to finance capital requirements and payments of its obligations. Due to the nature of the pension business, ProVida obtains significant cash flows from fees received from mandatory and voluntary pension savings that are expected to maintain the same levels as those from previous years. Likewise, management estimates that the expected growth in ProVida’s participants’ portfolio will continue increasing its working capital requirements, a situation in which ProVida is well positioned to finance those requirements.

In terms of capital regulatory requirements, the AFPs must maintain a minimum equity expressed in UF, which is directly related to the number of participants that the AFPs have at the date of the financial statements. ProVida is in the upper tranche due to maintaining a number exceeding 10,000 participants, which requires ProVida to maintain a minimum equity of UF 20,000. As of December 31, 2013, its equity expressed in U.F. was 7,020,584. Since its incorporation, ProVida has complied with the minimum capital requirement.

b) Financial instruments classified by nature and category

b.1) The detail of financial assets accounted at fair value, classified by nature and category as of December 31, 2013 are as follows:

As of December 31, 2013 MCh$
Financial assets at fair value through profit or loss:
Mandatory investments (See Notes 5g.7 and 7)	234,929
BBVA Mutual Fund (Money Market)	373
Foreign financial bonds	84,226
Financial assets AFP Génesis Ecuador (*)	4,078

(*)	Includes mutual funds held at AFP Génesis Ecuador.

b.2) The detail of financial liabilities, classified by nature and category as of December 31, 2013 are as follows:

As of December 31, 2013 MCh$
Amortized Cost:
Interest-bearing borrowings/ current	62
Interest-bearing borrowings/ non-current	246

c) Fair value of financial instruments

Management considers that the carrying amount of financial assets and liabilities recognized at amortized cost in the consolidated financial statements approximates their fair value. Likewise, the Company keeps financial assets valued at fair value level hierarchy 1 due to a level of the trading in the markets.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

d) Fair value measurement

The following table provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which the fair value is observable.

Level 1 – fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 – fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

Level 3 – fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

	As of December 31, 2013
	Level 1 MCh$	Level 2 MCh$	Level 3 MCh$	Total MCh$
Mandatory investments	234,929	—	—	234,929
Financial Assets (*)	373	—	—	373
Foreign financial bonds	84,226	—	—	84,226
Financial assets – AFP Genesis	4,078	—	—	4,078

(*)	Cash deposits longer than one year

The Pension Law establishes that each AFP must maintain a reserve for mandatory investment equal to 1% of the net asset value of each pension fund under management. The mandatory investment that the administrator needs to maintain for the period between the second business day of the month in which the calculation is made and the first day of the next month after the calculation was made will be equivalent to 1% of the total of shares that represent the net asset value of each pension fund of the last day of the preceding month of the calculation date of the mandatory investment reserve. Therefore, the mandatory investment will increase or decrease on a monthly basis based on the calculation explained above. The investment in mandatory investment in each type of pension fund is valued on a daily basis, multiplying the number of fund shares invested in each type of fund by the value of the share on that day.

The Superintendency of Pensions publishes daily quotations of pension fund’s net asset value (NAV) at which redemptions or purchases of shares (units) occur without any adjustments to the published NAV. Redemptions and unit purchases take place regularly, between the participants that changes between funds and participants that changes between AFPs.

d) Currency differences:

These differences are given by exchange rates fluctuations and are related to realized and unrealized exchange rate effect on account balances denominated in USD, mostly related to US government bonds held by the Company.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

NOTE 15. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of December 31, 2013 are as follows:

Classes of Property, Plant and Equipment:	As of December 31, 2013 MCh$
Construction in progress	79
Land	4,652
Buildings	18.964
Plant and equipment	461
IT Equipment	1,099
Fixtures and fittings	1,905
Leasehold improvements	670
Other Property, plant and equipment	424

Property, Plant and Equipment, Net	28,254

Classes of Property, Plant and Equipment:	As of December 31, 2013 MCh$
Construction in progress	79
Land	4,652
Buildings	19,090
Plant and equipment	512
IT Equipment	1,213
Fixtures and fittings	2,108
Leasehold improvements	767
Other Property, plant and equipment	432

Property, Plant and Equipment, Gross	28,853

lasses of Property, Plant and Equipment:	As of December 31, 2013 MCh$
Construction in progress	—
Land	—
Buildings	(126)
Plant and equipment	(51)
IT Equipment	(114)
Fixtures and fittings	(203)
Leasehold improvements	(97)
Other Property, plant and equipment	(8)

Accumulated depreciation and impairment of Property, Plant and Equipment, Gross	(599)

For the period presented, there are no items of property, plant and equipment pledged as security for liabilities.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

The reconciliation of the carrying amount of property, plant and equipment as of December 31, 2013 is as follows:

Movements	Construction in progress	Land	Buildings	Plant and equipment	IT Equipment	Fixtures & Fittings	Leasehold improvements	Other PP&E	Property, Plant and Equipment, net
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Beginning balance as of January 1, 2013	—	—	—	—	—	—	—	—	—

Movements:
Additions due to combination	1,249	4,652	19,090	537	1,235	1,770	696	424	29,653
Disposals	268	—	—	28	155	290	21	18	780
Depreciation expense	—	—	(126)	(51)	(114)	(203)	(97)	(8)	(599)
Other increases (decreases)	(1,438)	—	—	(53)	(177)	48	50	(10)	(1,580)

Total movements	79	4,652	18,964	461	1,099	1,905	670	424	28,254

Ending balance as of December 31, 2013	79	4,652	18,964	461	1,099	1,905	670	424	28,254

NOTE 16. INTANGIBLE ASSETS OTHER THAN GOODWILL

The following tables set forth intangible assets as of December 31, 2013:

Classes of Intangible assets	As of December 31, 2013 MCh$
Customer List Intangible	471,549
Trademark	90,000
Other intangible assets	271

Intangibles assets, net	561,820

Classes of Intangible assets	As of December 31, 2013 MCh$
Customer List Intangible	474,336
Trademark	90,000
Other intangible assets	271

Intangibles assets, gross	564,607

Classes of Intangible assets	As of December 31, 2013 MCh$
Customer List Intangible	(2,787)
Trademark	—
Other intangible assets	—

Intangibles assets, gross	(2,787)

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

The reconciliation of carrying amounts of intangible assets as of December 31, 2013, is as follows:

	Business Acquisition (*)	Brand	Other intangible assets	Intangibles assets, net
	MCh$	MCh$	MCh$	MCh$
Beginning balance as of January 1, 2013	—	—	—	—

Movements:
Additions	474,336	90,000	271	564,607
Disposals
Amortization	(2,787)	—	—	(2,787)
Impairment adjustment recognized in P&L	—	—	—	—
Other increases (decreases)	—	—	—	—

Total movements	471,549	90,000	271	561,820

Ending balance as of December 31, 2013	471,549	90,000	271	561,820

NOTE 17. GOODWILL

The following table set forth goodwill as of December 31, 2013:

	BoY Jan 1, 2013	Additions	Impairments	Transfers	EoY Dec 31, 2013
Company	MCh$	MCh$	MCh$	MCh$	MCh$
AFP ProVida e Inv. Previsionales	—	332,256	—	—	332,256

Total	—	332,256	—	—	332,256

NOTE 18. INTEREST ACCRUAL LOANS

The interest accrued by loans as of December 31, 2013 is as follows:

	As of December 31, 2013
	Current	Non-Current
	MCh$	MCh$
Leasing liability position	59	246
Bank of Chile	3	—

Total	62	246

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

NOTE 19. TRADE AND OTHER PAYABLES

The balances of these accounts as of December 31, 2013 are presented as follows:

	As of December 31, 2013
	Current	Non-Current
	MCh$	MCh$
Minimum Dividend	4,213	—
Withholdings from pensioners	3,860	—
Pensions payable	1,845	—
Accounts Payable to the National Health Fund	591	—
Trade payables	6,415	—
Collection to be cleared	368	—
Other accounts payable	2,531	—

Total Trade and Other Accounts Payable	19,823	—

NOTE 20. PROVISIONS

The details of provisions as of December 31, 2013 are as follows:

	As of December 31, 2013
	Current	Non-Current
	MCh$	MCh$
Provision for employee benefits (1)	4,272	—
Provision for unfavorable casualty rate (2)	3,667	—
Other Provisions (3)	5,474	—

Total Provisions	13,413	—

(1)	For a description of the provision for employee benefits, see Note 5.m.
(2)	For a description of the provision for unfavorable casualty rate, see Note 5.m.
(3)	Other provisions include mainly provisions for advertising and provision for litigations related to pending labor lawsuits with former employees and other pension matters.

Movements in provisions for the period ended December 31, 2013 are as follows:

	Balance as of January 1, 2014	Additional Provisions	Provisions Used	Non used and reversed Provisions	Other increases (decreases)	Balance as of December 31, 2013
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Provisions for employee benefits	—	4,272	—	—	—	4,272
Provisions for unfavorable casualty rate (Net of financial income)	—	3,667	—	—	—	3,667
Other Provisions	—	5,474	—	—	—	5,474

Total	—	13,413	—	—	—	13,413

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

NOTE 21. OTHER CURRENT & NON-CURRENT LIABILITIES

The account balance “other liabilities” as of December 31, 2013 is as follows:

	As of December 31, 2013
	Current MCh$	Non-Current MCh$
Legal costs collection	114	—
Warranties received for leasing contracts	—	635
Other liabilities	—	111

Total	114	746

NOTE 22. ISSUED CAPITAL

a) Major shareholders

Shareholder	% Equity share
Inversiones MetLife Holdco Tres Ltda.	45.00%
MetLife Chile Inversiones Ltda.	10.00%
Inversiones MetLife Holdco Dos Ltda.	45.00%

Total	100.00%

b) Issued capital

The issued capital as of December 31, 2013 is represented by 2,081,600,000 authorized, subscribed in and no par value common shares equivalent to MCh$1,018,431.

b.1) Capital Increases:

The detail of capital increases for the period ended December 31, 2013, is as follows:

Date	Shares	Amount MCh$
Increase at the incorporation date
2/22/2013	1,001	1
7/02/2013 Increase	2,081,598,999	1,047,918
11/21/2013 Capital Reduction (*)	—	(29,488)

Total	2,081,600,000	1,018,431

(*) This capital reduction did not reflect a reduction in the number of shares issued.

c) Other reserves and accumulated other comprehensive income

Accumulated other comprehensive income:

It corresponds to the reserve for exchanges difference on translation is used to record the difference arising from translating the financial statements of our foreign operations AFP Genesis (Ecuador) from its functional currency (U.S. dollar) to our presentation currency (Chilean Peso).

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Miscellaneous other reserves:

Miscellaneous other reserves include the following:

•	On December 31, 2009, issued capital balance includes price-level restatement adjustments that were not reversed when adopted IFRS was adopted in 2009.

•	Share of miscellaneous other reserves of associates accounted for using equity method.

d) Dividends

The Company has agreed to not pay dividends as this is not a compulsory or legal requirement in Chile. The Company may pay dividends if the shareholder’s board approves such dividends.

e) Non- controlling interest

Non-controlling interests	MCh$
Beginning balance	—
ProVida acquisition	88,548
Non-controlling income	1,677
Other	—

Total	90,225

NOTE 23. MISCELLANEOUS OTHER OPERATING EXPENSES

Miscellaneous other operating expenses for the period ended December 31, 2013 are as follows:

MCh$
Administrative expenses	8,319
Data processing expenses	958
Other operating expenses (1)	754
Marketing expenses	2,284

Total	12,315

(1)	Expenses incurred for the evaluation and qualification of disability status of participants.

NOTE 24. CONTINGENCIES AND RESTRICTIONS

As of December 31, 2013, the Company and its subsidiary Inversiones Previsionales S.A. have no contingencies or restrictions that could materially affect these financial statements.

However, ProVida provides with the following comments:

a) Guarantees given:

ProVida, as authorized at the extraordinary shareholders’ meeting held on January 7, 2002, had guaranteed a debt of UF 400,000 (MCh$9,324) to its equity method investee Administradora de Fondos de Cesantía de Chile S.A. (AFC Chile). The debt was incurred so that AFC Chile could comply with certain requirements of the Unemployment Insurance Administration which may include, but are not limited to, standby letters of credit. The guarantee given by ProVida stated that it became warrantor and joint co-signer exclusively for 37.8% of the aforementioned amount intended to cover any eventual payments of bank guarantee letters signed by AFC Chile, in addition to the respective promissory notes.

On February 4, 2010, the Administradora de Fondos de Cesantía reimbursed ProVida with bank guarantee letters for UF 160,000 (MCh$3,730), thus the remaining amount of UF 240,000 (MCh$5,594) was guaranteed by AFP ProVida. Through Official Letter No. 0227 dated August 22, 2012, AFC Chile was requested to replace the bank guarantee letters expiring on April 25, 2013 by other guarantee letters for the same value equivalent to UF 240,000 (MCh$5,594) and effective until January 31, 2014.

On March 26, 2013, AFC Chile settled its obligations to the issuer of the guarantee letters for a total of UF 240,000 (MCh$5,594) releasing ProVida as warrantor and joint co-signer.

The contract with AFC Chile ended on October 7, 2013, which initiated the process of liquidation of AFC Chile. At the Extraordinary Shareholders meeting of AFC Chile held on November 7, 2013, a liquidation commission of four members was designated to complete such process which will be finalized in a period that shall not exceed three years. The entire liquidation process will be overseen and the final authorization to liquidate AFC Chile will be granted by the Superintendency of Pensions.

b) Disability and Survival Pensions and Life Annuities

Article 82 of D.L. 3,500 of 1980 established that when an insurance company does not fulfill obligations originating from signed contracts, the State Guarantee will cover the minimum fixed income defined in Articles 73, 77 and 78. For income or pensions exceeding those amounts, the State Guarantee will cover 75% of the excess, with a maximum of UF 45 (MCh$1).

ProVida’s contingency is approximately UF 914,019 (MCh$21,305). The basic assumptions of this calculation made on pensions generated before January 1, 1988 are based on a life expectancy of 28 years for pension beneficiaries, an annual discount rate of 5% and the application of the previously mentioned State Guarantee. Pension fund participants’ claims against insurance companies would be subject to the privilege established in Article 2,472, No 4 of the Civil Code.

c) Insurance Contract

ProVida maintains an insurance contract with BBVA Seguros de Vida S.A. effective January 1, 2005 to December 31, 2009 with payment rates described in Note 12. b), establishing an adjustment in the insurance rate in accordance with variations of casualties and monthly pre-payments of financial revenues.

On June 30, 2013, ProVida received UF 32,288.96 (MCh$753) from the insurance company BBVA Seguros de Vida corresponding to the January 2005-June 2009 period.

On June 30, 2012, ProVida received UF 115,574.35 (MCh$2,694) from the insurance company BBVA Seguros de Vida corresponding to the January 2005-June 2009 period.

d) Litigation or other actions in which the company is involved:

As of December 31, 2013, there are labor litigations against ProVida filed by former employees in various courts throughout the country. In the opinion of the in-house Legal Counsel, the outcome of these litigations should not have a significant unfavorable effect on ProVida’s results.

Additionally, there are pending lawsuits related to pension matters in certain courts whose outcome in the opinion of the in-house Legal Counsel should not have a significant effect on ProVida’s results.

Nevertheless, it is probable that an outflow or resources embodying economic benefits will be required to settle the lawsuits and a sufficiently reliable estimate of the obligation was made and recognized for MCh$284 as of December 31, 2013.

NOTE 25. SEGMENTS

The Company has only one segment.

NOTE 26. SUBSEQUENT EVENTS

1)	Inversiones Previsionales S.A. (or “Previsionales”) was undergoing legal dissolution due to the merger with MetLife Chile Acquisition Co. S.A.

Effective October 31, 2014, was legally dissolved as a consequence of the acquisition of all shares by the Company over a period longer than 10 consecutive days since October 20, 2014. The Company purchased the net assets of Previsionales, with all rights and obligations, and then absorbed all the equity shares of Previsionales (171,023,573 shares issued by AFP ProVida which were property of Previsionales). In light of the previously mentioned, this is only a change in which the MetLife is controlling AFP ProVida with no effective change of controlling entity. In fact, after the purchasing of equity shares the Company is the owner of 308,928,816 outstanding shares, a 93.24% of the equity of AFP ProVida.

2)	Change in the capital structure of the Company.

As agreed on an extraordinary shareholder’s meeting on November 12, 2014, two decisions were made. The modification of the denomination of the capital stock from USD to CLP; and, the reduction of outstanding shares from 2.081.600.000 to 308.928.816 without reducing the capital stock or modifying any item related to the rights given by the stocks in the company. As of the issuance date of these financial statements, the minute of the mentioned meeting is in process of legalization as required by the current Chilean laws and regulations.

3)	Reduction of Capital and dividends

As agreed on an Extraordinary Shareholder’s meeting on November 12, 2014, two decisions were made. A dividend distribution of the retained earnings as of December 31, 2013 of MCh$ 24,772. Likewise, it was agreed a decrease in capital of MCh$87,082. As of the issuance date of these financial statements, the minute of the mentioned meeting is in process of legalization as required by the current Chilean laws and regulations.

4)	Tax Reform

On September 29, 2014 was published the Tax Reform Law that modifies the tax regime by increasing the first category tax rate since the commercial year 2014. That means taxpayers shall make a decision regarding the alternatives provided by the new regulations: (i) attributed tax regime which implies a tax rate up to 25% to 2017. (ii) The partially integrated alternative, including an initial rate of 25.5% for 2017 up to 27.5% since 2018. If taxpayers don’t decide on a timely basis about it (before the second half of 2016) taxpayers shall be addressed to the second option.

Up to the issuance date of these consolidated financial statements, November 12, 2014, there are no other significant events which might impact the interpretation of the contents presented on this document.

Interim Consolidated Financial Statements

METLIFE CHILE ACQUISITION CO. S.A. and Subsidiaries

As of September 30, 2014 and December 31, 2013

CONTENTS

Interim Consolidated Statement of Financial Position

Interim Consolidated Statement of Comprehensive Income

Interim Consolidated Statement of Changes in Equity

Interim Consolidated Statement of Cash Flow

Notes to the Interim Consolidated Financial Statements

CH$:	Figures in Chilean pesos

ThCH$:	Figures in Thousands of Chilean pesos

MCH$:	Figures in Millions of Chilean pesos

UF:	Figures in Unidades de Fomento

US$:	Figures in US Dollar

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENT OF FINANCIAL POSITION AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

		As of September 30, 2014 (unaudited)	As of December 31, 2013
	Note	MCh$	MCh$
Assets
Current Assets
Cash and cash equivalents	6	103,459	47,241
Financial assets at fair value through profit or loss	14	78,608	88,677
Trade and other receivables	9	6,245	5,815
Accounts receivable from related parties	10	—	1,484
Inventories		179	123
Prepayments		1,349	604
Current tax assets	11	6,991	153
Other current assets		28	38

Total Current Assets		196,859	144,135

Non-Current Assets
Mandatory investment	7	270,785	234,929
Trade and other receivables, net	9	516	480
Investments accounted for using equity method	13	9,626	6,936
Intangible assets other than goodwill	16	555,951	561,820
Goodwill	17	332,256	332,256
Property, plant and equipment, net	15	28,615	28,254
Prepayments		66	314
Deferred taxes assets	11	4	1,188
Other non-current assets		37	49

Total Non-Current Assets		1,197,856	1,166,226

Total Assets		1,394,715	1,310,361

The accompanying notes are an integral part of these interim consolidated financial statements.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENT OF FINANCIAL POSITION AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

		As of September 30, 2014 (unaudited)	As of December 31, 2013
	Note	MCh$	MCh$
Liabilities and Equity
Current Liabilities
Interest-bearing borrowings	14	110	62
Trade and other payables	18	27,703	19,823
Accounts payable to related parties	10	1,185	543
Provisions	19	11,489	13,413
Current tax liabilities	11	453	410
Other current liabilities	20	4,388	114
Accrued liabilities		1,307	1,601

Total Current Liabilities		46,635	35,966

Non-Current Liabilities
Interest-bearing borrowings	14	226	246
Deferred tax liabilities	11	183,983	141,841
Other non-current liabilities	20	767	746

Total Non-Current Liabilities		184,976	142,833

Equity
Issued capital and share premium	21	1,018,431	1,018,431
Other reserves	21	(1,943)	(1,866)
Retained earnings	21	74,386	24,772

Equity attributable to owners of parent		1,090,874	1,041,337

Non-controlling interests		72,230	90,225

Total Equity		1,163,104	1,131,562

Total Liabilities and Equity		1,394,715	1,310,361

The accompanying notes are an integral part of these interim consolidated financial statements.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME FOR THE NINE

AND THREE MONTH PERIODS ENDED SEPTEMBER 30, 2014 AND 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

		For the nine months ended September 30,		For the three months ended September 30,
		2014 (unaudited)	2013 (unaudited)	2014 (unaudited)	2013 (unaudited)
	Note	MCh$	MCh$	MCh$	MCh$
Revenues from Operations
Revenue	8	136,501	—	45,895	—
Mandatory investments	7	30,811	—	11,253	—

Total Revenues from Operations		167,312	—	57,148	—

Expenses from Operations
Life and disability insurance premium (expense)/ income	12	(17)	—	—	—
Employee expenses		(34,528)	—	(12,573)	—
Depreciation and amortization		(9,421)	—	(3,720)	—
Miscellaneous other operating expenses	22	(29,116)	—	(11,160)	—

Total Expenses from Operations		(73,082)	—	(27,453)	—

Net Operating Income		94,230	—	29,695	—

Other Income (Expenses):
Finance costs		(15)	—	(5)	—
Financial income (expenses)		1,452	156	652	156
Share of profit (loss) of associates accounted for using equity method	13	2,629	—	821	—
Exchange differences	14	11,166	1,373	6,619	1,373
Other non-operating income	23	1,804	—	420	—
Other non-operating expenses		(298)	—	(135)	—

Total Other Income (Expenses)		16,738	1,529	8,372	1,529

Profit before Income Tax		110,968	1,529	38,067	1,529

Income tax expense		(57,620)	(2,009)	(45,006)	(2,009)

Profit after tax from continuing operations		53,348	(480)	(6,939)	(480)

Profit		53,348	(480)	(6,939)	(480)

Profit attributable to owners of parent and non-controlling interests

Profit (loss) attributable to owners of parent		49,614	(480)	(6,098)	(480)

Profit (loss) attributable to non-controlling interests		3,734	—	(841)	—

Profit		53,348	(480)	(6,939)	(480)

Earnings per Share (in Ch$) Basic and Diluted Earnings Shares:
Basic and diluted earnings per share from continuing operations		23.83	(0.23)	3.33	(0.23)

The accompanying notes are an integral part of these interim consolidated financial statements.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME FOR THE NINE

AND THREE MONTH PERIODS ENDED SEPTEMBER 30, 2014 AND 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

	For the nine months ended September 30,		For the three months ended September 30,
	2014 (unaudited)	2013 (unaudited)	2014 (unaudited)	2013 (unaudited)
	MCh$	MCh$	MCh$	MCh$
Profit	53,348	(480)	(6,939)	(480)
Other Comprehensive Income
Components of other comprehensive income that will be reclassified to profit or loss
Gains (losses) on exchange differences on translation, net of income tax (MCh$ Nil)	244	—	99	—
Reclassification adjustments on exchange differences on translation, net of income tax (MCh $ Nil)	—	—	—	—

Other comprehensive income that will be reclassified to profit or loss	244	—	99	—

Total Other Comprehensive Income	244	—	99	—

Total Comprehensive Income	53,592	(480)	(6,840)	(480)

Comprehensive attributable to
Comprehensive income, attributable to owners of parent	49,858	(480)	(5,999)	(480)
Comprehensive income, attributable to non-controlling interests	3,734	—	(841)	—

Total Comprehensive Income	53,592	(480)	(6,840)	(480)

The accompanying notes are an integral part of these interim consolidated financial statements.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENT OF CHANGES IN EQUITY FOR THE NINE MONTHS PERIODS ENDED SEPTEMBER 30, 2014 AND SEPTEMBER 30, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

			Changes in Other Reserves
Unaudited	Issued capital	Share premium	Reserve of exchange differences on translation	Other miscellaneous reserves	Total Other reserves	Retained earnings	Equity attributable to owners of parent	Non- controlling interest	Total Equity
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Equity at beginning of period January 1, 2014	1,018,431	—	43	(1,909)	(1,866)	24,772	1,041,337	90,225	1,131,562

Changes in equity
Comprehensive income:
Net income	—	—	—	—	—	49,614	49,614	3,734	53,348
Other comprehensive income			244		244		244		244

Comprehensive income	—	—	244	—	244	49,614	49,858	3,734	53,592

Dividends	—	—	—	—	—	—	—	—	—
Increase (decrease) through transfers and other changes	—	—	—	(321)	(321)	—	(321)	(21,729)	(22,050)

Total changes in equity				(321)	(321)		(321)	(21,729)	(22,050)

Equity at end of period September 30, 2014	1,018,431	—	287	(2,230)	(1,943)	74,386	1,090,874	72,230	1,163,104

			Changes in Other Reserves
Unaudited	Issued capital	Share premium	Reserve of exchange differences on translation	Other miscellaneous reserves	Total Other reserves	Retained earnings	Equity attributable to owners of parent	Non- controlling interest	Total Equity
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Equity at beginning of period January 1, 2013	—	—	—	—	—	—	—	—	—
Changes in equity

Comprehensive income
Net income	—	—	—	—	—	(480)	(480)	—	(480))
Other comprehensive income	—	—	—	—	—	—	—	—	—

Comprehensive income	—	—	—	—	—	(480)	(480)	—	(480))

Dividends	—	—	—	—	—	—	—	—	—
Increase (decrease) through transfers and other changes	1,047,919	—	—	—	—	—	1,047,919	—	1,047,919

Total changes in equity	1,047,919	—	—	—	—	(480)	1,047,439	—	1,047,439

Equity at end of period September 30, 2013	1,047,919	—	—	—	—	(480)	1,047,439	—	1,047,439

The accompanying notes are an integral part of these interim consolidated financial statements.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE NINE MONTH

PERIODS ENDED SEPTEMBER 30, 2014 AND 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

	For the nine months ended September 30,
	2014 (unaudited)	2013 (unaudited)
	MCh$	MCh$
Cash Flows from Operating Activities
Fee income	129,857	—
Payment to suppliers	(38,132)	—
Premium paid	(15)	—
Remunerations paid	(31,808)	—
General expenses	—	(30)
Other inflows from operations	19,906	—
Other outflows from operations	(2,034)	—
Interest received	914	—
Income taxes paid	(18,040)	—
Others	1	—

Net cash flows from operating activities	60,649	(30)

Cash flows from (used in) investing activities
Proceeds from sales of shares from mandatory investments	2,553	—
Proceeds from sales of property, plant and equipment	87	—
Adjustments due to increase (decrease) in other financial assets	20,231	(3,632)
Cash flows received for trading financial assets	1,408	—
Purchase of non-controlling interest	(17,733)	—
Purchase of property, plant and equipment	(2,638)	—
Payments for acquiring shares of mandatory investments	(7,977)	—
Dividends received	40,068	—
Other cash outflows from investing activities	773	—

Net cash flows (used in)/from investing activities	36,772	(3,632)

Cash flows from (used in) financing activities:
Paid in capital	—	1,047,919
Proceeds from borrowings	39	—
Repayments of borrowings	(48)	—
Proceed from borrowings from related companies	8,407	—
Repayments of borrowing from related companies	(8,136)	—
Dividend paid	(42,099)	—

Net cash flows used in financing activities	(41,837)	1,047,919
Net increase (decrease) in cash and cash equivalents before effect of exchange rate changes	55,584	1,044,257
Effect of exchange rate changes on cash and cash equivalents	634	5,216

Net increase (decrease) in cash and cash equivalents	56,218	1,049,473

Cash and cash equivalents at beginning of period	47,241	—

Cash and cash equivalents at end of period	103,459	1,049,473

The accompanying notes are an integral part of these interim consolidated financial statements.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

NOTE 1. CORPORATE INFORMATION

MetLife Chile Acquisition Co. S.A., hereinafter “the Company”, a Chilean entity incorporated on February 22, 2013, legally domiciled at Agustinas 640, 13th floor, Santiago de Chile, and was constituted by public deed granted by Mr. Iván Torrealba Acevedo.

The shareholders and their corresponding percentage of ownership are as follows:

%
Inversiones MetLife Holdco Tres Ltda.	45.00%
MetLife Chile Inversiones Ltda.	10.00%
Inversiones MetLife Holdco Dos Ltda	45.00%

Total	100.00%

The main objective of the Company is to invest with a long-term perspective in any tangible and intangible assets located in Chile or abroad, to incorporate and invest in any other type of companies and, to manage those investments.

The Company is part of MetLife, Inc., a global provider of life insurance, annuities, employee benefits and asset management. MetLife, Inc., through its Chilean subsidiary MetLife Chile Inversiones Ltda., had acquired a 55% of the outstanding shares, being considered direct as well as indirect ownership.

Beginning on October 1, 2013, the subsidiary AFP ProVida became a MetLife entity.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

The ownership chart explains the corporate structure of MetLife Chile Acquisition Co. S.A. as follows:

99.99%
2.95%
MetLife Chile Inversiones Ltda.
Inversiones MetLife Holdco Tres Ltda.
Inversiones MetLife Holdco Dos Ltda.
10.00%
45.00%
45.00%
MetLife Chile Acquisition Co. S.A.
99.999%
0.001%
41.62%
Inversiones Previsionales S.A.
51.62%
AFP Provida S.A.
0.01%
99.99%
0.0003%
Provida Internacional S.A.
99.9997%
AFP Génesis Administradora de Fondos y Fidecomisos (Ecuador)

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

MetLife Chile Acquisition Co. S.A. owns directly 41.62% and indirectly 51.62% through its wholly-owned subsidiary Inversiones Previsionales S.A. for a total ownership of 93.24% of the outstanding shares of AFP ProVida S.A. becoming its major subsidiary.

AFP ProVida S.A. is a public corporation and legally domiciled at 100 Pedro de Valdivia Avenue, 16th floor, commune of Providencia in Santiago de Chile. The terms “AFP ProVida”, “ProVida” and “Company”, refer to the Pension Funds Administrator AFP ProVida S.A., unless otherwise stated. References to “AFP” or “AFPs” refer to private pension funds administrators in general. It was incorporated by public deed granted by Mr. Patricio Zaldivar Mackenna, Notary of Santiago, on March 3, 1981, and authorized to initiate activities by the Superintendency of Pensions, through Resolution No. E-006/81 of April 1, 1981. ProVida became into the main affiliated entity of MetLife Chile Acquisition Co. S.A.

The sole objective of the Company is to administer ProVida’s Pension Funds Types A, B, C, D and E, under the terms established in Decree Law 3,500 of 1980 and its amendments, and to provide the services as established therein. From 1994 onward, through Law 19,301, the business of the AFPs was expanded by allowing them to invest in pension business-related entities. Likewise, they were allowed to invest in central securities depositories entities as referred to in Law No. 18,876.

On June 13, 1983, ProVida was registered in the Securities Registry of the Superintendency of Securities and Insurance (“SVS”) under number 0211, initiating affiliation activities into the system on May 2, 1981, and collecting contributions from June 1 of the same year.

Business activities of ProVida are regulated by the Superintendency of Pensions.

NOTE 2. BUSINESS COMBINATION

e) Description of Transaction

On October 1, 2013, MetLife Acquisition Co. S.A., a subsidiary of MetLife, Inc., completed its previously announced acquisition of Administradora de Fondos de Pensiones ProVida S.A. (“ProVida”), the largest private pension fund administrator in Chile based on assets under management and number of pension fund contributors. The acquisition of ProVida supports the MetLife, Inc.’s growth strategy in emerging markets and further strengthens the MetLife, Inc.’s overall position in Chile. Pursuant to an agreement with Banco Bilbao Vizcaya Argentaria, S.A. and BBVA Inversiones Chile S.A. (together, “BBVA”), MetLife Acquisition Co. acquired 64.32% of the outstanding shares of ProVida from BBVA and conducted a public cash tender offer, through which MetLife acquired an additional 27.06% of the outstanding shares of ProVida. As a result, as of October 1, 2013, MetLife, Inc., through its subsidiary MetLife Acquisition Co S.A., owned 91.38% of the total outstanding shares of ProVida, for a total acquisition price of MCh$938,044 ($1.9 billion U.S. dollars).

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

f) Subsidiaries acquired (unaudited)

The following entities were acquired by MetLife Chile Acquisition Co. S.A in the transaction describe above.

Entity	Main Business Activity	Purchasing Date	% ownership	Purchasing Price
				MCh$
Inversiones Previsionales S.A.	Holding Co.	October 1, 2013	99.99%	530,108
AFP ProVida S.A.	Pension Funds Administration	October 1, 2013	91.38%	407,936

Total				938,044

g) Acquired assets and liabilities, business combination adjustments, non-controlling interests and Goodwill (unaudited)

	MCh$
Purchase price as of October 1, 2013		938,044

Allocation of purchasing price
1. Buildings and lands’ fair value adjustment	4,602
2. Disability and Survivorship provision’s fair value adjustment	(3,256)
3. ProVida’s Customer List Intangible	470,000
4. Genesis’s Customer List Intangible	4,336
5. Trademark	90,000
6. Contingent liabilities	(645)
7. Reversal of intangible items included in ProVida’s Equity	(30,526)
8. Deferred taxes	(106,902)
9. Dividend receivables	34,324
10. Non-Controlling Interests	(88,548)
11. Other Adjustments	(447)

Sub-total identified assets and liabilities	372,938	(372,938)
Net assets of acquired companies	232,850	(232,850)

Goodwill		332,256

Buildings and lands’ fair value adjustment: in order to reflect the fair value of ProVida’s Tower, the main building of the subsidiary.

Disability and Survivorship provision’s fair value adjustment: to reflect the most accurate balance related to claims occurred under prior insurance regimes before Pension Reform enacted in 2009.

Customer List Intangible: represents the value of the future profit margin from existing in-force pension participants (“acquired affiliates”) who are contributors as of the acquisition date and is subject to amortization as a percentage of estimated gross profits from the acquired contributing affiliates over an estimated weighted average period of 15 years.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Trademark: The Trademark intangible asset represents the savings or relief from royalty costs due to owning the ProVida name is not amortized and is annually tested for impairment.

Contingent Liabilities: fair value adjustment related to current litigations.

Reversal of intangible items included in ProVida’s Equity: As a consequence of the business combination, new intangible associated to the customer’s portfolio are being recognized, then customer related intangible recorded at ProVida must be written off.

Deferred taxes: corresponds to the deferred tax related to the adjustments mentioned above.

Dividend receivables: as part of the acquisition, the Company is acquiring the right to recognized a dividend receivable that ProVida records in its books as a reduction in the Equity (minimum dividend provision).

Non-Controlling Interests: recognition of non-controlling interest based on market value. It was determine considering a market price per share multiplied by the number of shares owned by the non-controlling participation.

h) Net Cash flows related to the acquisition of subsidiaries entities (unaudited)

MCh$
Purchasing Price	938,044
Minus: Acquired Cash & Cash Equivalent	(28,938)

Net Cash flows	909,106

NOTE 3. GENERAL INFORMATION

The following footnotes provide with information regarding our subsidiary ProVida, which is the most significant investment of MetLife Chile Acquisitions S.A. Corporate information in reference with MetLife Chile Acquisitions Co. is included in Note 1.

a) Regulation of the Pension System

Pension Funds Administrators are corporations whose sole and exclusive objective is to administer Pension Funds, as well as grant and administer their benefits and services as required by law. AFPs are subject to the rules and regulations of Decree Law (“DL”) No. 3,500 of 1980 of the Superintendency of Pensions and, in supplementary form, the requirements of Law No. 18,046 of Corporations issued in 1981.

Law No. 20,255, which became effective on July 1, 2009, introduced amendments to DL No. 3,500 in relation to the Pension Reform, as well as Law No. 20,366, which regulates the benefits of the Solidarity Pension system.

The Superintendency of Pensions is the regulatory body that oversees AFPs through monitoring legal, administrative and financial aspects of their operations, sanctioning any non-compliance with regulations, and ensuring full compliance with minimum capital and mandatory investment requirements.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

b) Economic Activity

ProVida participates in private pension funds system in Ecuador through its subsidiary, AFP Génesis.

AFP ProVida is an important shareholder of the Centralized Securities Depository (“DCV”) (a Chilean Company) (holding 23.14% of equity interest); of Servicios de Administración Previsional S.A., an entity that offers online services for the collection of pension fund contributions (holding 37.87% ownership interest), and of Administradora de Fondos de Cesantia de Chile S.A. (“AFC”), which was created to administer Unemployment Insurance (holding 49.2% ownership interest, 37.8% directly and 11.4% indirectly). AFC is currently in the process of liquidation as the administration of the unemployment insurance license has expired. The liquidation process will be finalized after the Superintendency of Pensions provides clearance over such process, which shall not exceed three years.

The law requires that all AFPs have one single social objective and are authorized to provide the following services:

Collect and administer contributions made by participants – The collection and administration service that AFPs provide refers to both mandatory and voluntary contributions made by participants.

Invest contributions of participants in pension funds administered by the AFP – In terms of the general objective of its investing activities, ProVida administers the investment portfolios composed of participants contributions, seeking the highest possible returns based on the risk level and terms of each participants’ profile. For this purpose and according to prevailing regulations, participants can choose from five types of funds that allow them to maximize their expected pension in accordance with their specific risk profile. The types of funds differentiate themselves, as stipulated by law, by the percentage invested in variable income securities. Hence, the funds are classified from Fund Type A, with the highest level of variable income securities, to Fund Type E, which includes a maximum 5% invested in variable income securities. Investing activities are strictly regulated by the Superintendency of Pensions in order to ensure that the investment portfolio by type of fund complies with the variable income risk permitted in each one.

Manage life and disability benefits for participants – The AFPs as a group have to purchase a single, fixed insurance premium through a bidding process to cover their obligation to provide life and disability benefits for its participants. Such insurance is awarded to one or more insurance companies, based on the best economic offer.

In May 2012, a bidding process for life and disability insurance was held, covering the period July 2012-June 2014. The related premium was 1.26% of the contributable salaries of participants in the AFPs. In May 2014, the most recent bidding process for life and disability insurance was held, covering the period July 2014-June 2016. The related premium was 1.15% of the contributable salaries of participants in the AFPs.

In the case of dependent workers, the contribution to finance the insurance (additional contribution) is paid by the employer, except for dependent workers between 18 and 35 years old who receive pension subsidies. Beginning in July 2011, the insurance cost is financed completely by employers.

Provide retirement pension for participants – The service of providing retirement pensions stipulates that each AFP must furnish the specific benefits of retirement pensions to its participants who meet the legal retirement age requirement of 60 years for women and 65 years for men.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Finally, the last change introduced by the Pension Reform in 2010 refers to the bidding process of all new participants entering to the private pension system over a 24-month period. This change was adopted to motivate price competition so as to obtain lower commissions for the participant; to generate greater price sensitivity to the demand; to ease the entry of new entities into the AFP industry; and to safeguard the participants’ pensions.

In January 2014, the most recent bidding process was held where AFP Planvital was awarded with new participants through offering the lowest fee commission of 0.47%. Such AFP will affiliate all new participants entering to the private pension until January 2016.

ProVida believes it has competitive advantages in order to successfully face new conditions in the industry. In addition, ProVida has implemented processes and developments to fully comply with the amendments of the Pension Reform Law, and it is continuously training its employees in order to provide the best service to its customers.

NOTE 4. APPLICATION OF NEW AND REVISED INTERNATIONAL FINANCIAL REPORTING STANDARDS (IFRS)

a) New and revised IFRS effective in the current year

Amendments to IFRS	Effective date
IAS 32 “Financial instruments: presentation” – Clarified requirements for offsetting of financial assets and financial liabilities	Annual periods beginning on or after January 1, 2014
IAS 36 “Impairment of Assets” – Recoverable Amount Disclosures for Non-Financial Assets (“IAS 36”)	Annual periods beginning on or after January 1, 2014

New Interpretations	Effective date
IFRIC 21 “Levies”	Annual periods beginning on or after January 1, 2014

IAS 32 “Financial Instruments: Presentation” – In December 2011, the IASB issued amendments to IAS 32 entitled ‘Offsetting Financial Assets and Financial Liabilities’ which clarified the requirements for offsetting financial instruments and addressed inconsistencies in current practice when applying the offsetting criteria in IAS 32 ‘Financial Instruments: Presentation’. The amendments are effective for annual periods beginning on or after 1 January 2014 with early adoption permitted and are required to be applied retrospectively. The amendments did not have a material effect on the interim consolidated financial statements.

IAS 36 “Impairment of Assets” – On May 29, 2013 the IASB published “Amends to IAS 36 Recoverable Amount Disclosures for Non-Financial Assets. The publication of IFRS 13 Fair Value Measurements amended certain disclosure requirements in IAS 36 Impairment of Assets with respect to measuring the recoverable amount of impaired assets. However, one of the modifications to the disclosure requirements was more extensive than originally intended. The IASB has rectified this with the publication of these amendments to IAS 36.

The amendments to IAS 36 removed the requirement to disclose the recoverable amount of each cash-generating unit (group of units) for which the carrying amount of goodwill or intangible assets with indefinite useful lives allocated to that unit (group of units) was significant compared with the total carrying amount of goodwill or intangible assets with indefinite useful life of the entity. The amendments require an entity to disclose the

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

recoverable amount of an individual asset (including goodwill) or a cash-generating unit to which the entity recognized or reversed a deterioration during the reporting period. An entity shall disclose information about the fair value less costs to sell of an individual asset, including goodwill, or a cash-generating unit to which the entity recognized or reversed an impairment loss during the reporting period, including: (i) the level of the fair value hierarchy (IFRS 13), (ii) the valuation techniques used to measure fair value less costs to sell, and (iii) the key assumptions used in fair value measurement categorized within “Level 2” and “Level 3” of the fair value hierarchy. In addition, an entity should disclose the discount rate used when an entity recognized or reversed an impairment loss during the reporting period and the recoverable amount should be based on the fair value less costs to sell determined using a present value valuation technique. The amendments should be applied retrospectively for annual periods beginning on or after January 1, 2014. Earlier application is permitted. The amendments did not have a material effect on the interim consolidated financial statements.

IFRIC Interpretation 21 “Levies” – On May 20, 2013, the IASB published the IFRIC 21, Levies. The new interpretation provides guidance on when to recognize a liability for a levy imposed by a government, both for levies that are accounted for in accordance with IAS 37 Provisions, Contingent Liabilities and Contingent Assets and those where the timing and amount of the levy is certain. This interpretation defines a levy as “a resource outflow involving future economic benefits that are imposed by governments on entities in accordance with the law”. Taxes within the scope of IAS 12 Income Taxes are excluded from the scope as well as fines and penalties. The payments to governments for services or the acquisition of an asset under a contractual arrangement are also excluded. That is, the tax should be a non-reciprocal transfer to a government when the taxpaying entity does not receive goods or services in return. For the purpose of interpretation, a “government” is defined in accordance with IAS 20 Accounting for Government Grants and Disclosures of Government Assistance. When an entity acts as an agent of a government to collect a tax, the cash flows received from the agency are outside the scope of this interpretation. This interpretation identifies the event which gives rise to the obligation to recognize a liability, which is the payment of tax in accordance with the relevant legislation. IFRIC 21 provides the following guidance on recognition of a liability to pay levies: (i) the liability is recognized progressively if the obligating event occurs over a period of time; (ii) if an obligation is triggered on reaching a minimum threshold, the liability is recognized when that minimum threshold is reached. The interpretation is applicable retrospectively for annual periods beginning on or after January 1, 2014. The amendments did not have a material effect on the interim consolidated financial statements.

There are a number of other changes to IFRS that were effective from 1 January 2014. Those changes did not have a significant impact on the Company’s consolidated financial statements.

c) New and revised IFRS in issue but not yet effective:

New Standards	Effective date
IFRS 9 “Financial Instruments”	Annual periods beginning on or after January 1, 2018
IFRS 14 “Regulatory Deferral Account”	Annual periods beginning on or after January 1, 2016
IFRS 15 “Revenue from Contracts with Customers”	Annual periods beginning on or after January 1, 2017

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Amendments to Standards	Effective date
IAS 19 “Employee Benefits” – Employee benefit plans: Employee contributions	Annual periods beginning on or after July 1, 2014
Annual Improvements 2010-2012 Cycle	Annual periods beginning on or after July 1, 2014
Annual Improvements 2011-2013 Cycle	Annual periods beginning on or after July 1, 2014
IFRS 11 “Joint Arrangements” – Accounting for Acquisitions of Interests in Joint Operations	Annual periods beginning on or after January 1, 2016
IAS 16 “Property, Plant and Equipment” and IAS 38 “Intangible Assets” – Clarification of Acceptable Methods of Depreciation and Amortization	Annual periods beginning on or after January 1, 2016
IFRS 10 “Consolidated Financial Statements” and IAS 28 “Investments in Associates and Joint Ventures” – Sale or Contribution of Assets between an Investor and its Associate or Joint Venture	Annual periods beginning on or after January 1, 2016
Annual Improvements 2012-2014 Cycle	Annual periods beginning on or after July 1, 2016

IFRS 9 “Financial Instruments” (“IFRS 9”) – In July 2014, the IASB issued the final version of IFRS 9 which includes the completion of all phases of the project to replace IAS 39 ‘Financial Instruments: Recognition and Measurement’ (“IAS 39”) as discussed below.

Phase 1: Classification and measurement of financial assets and financial liabilities. Financial assets are classified on the basis of the business model within which they are held and their contractual cash flow characteristics. The standard also introduces a ‘fair value through other comprehensive income’ measurement category for particular simple debt instruments. The requirements for the classification and measurement of financial liabilities were carried forward unchanged from IAS 39, however, the requirements relating to the fair value option for financial liabilities were changed to address own credit risk and, in particular, the presentation of gains and losses within other comprehensive income.

Phase 2: Impairment methodology. IFRS 9 fundamentally changes the impairment requirements relating to the accounting for an entity’s expected credit losses on its financial assets and commitments to extend credit. It is no longer necessary for a credit event to have occurred before credit losses are recognized. Instead, an entity always accounts for expected credit losses, and changes in those expected credit losses. The amount of expected credit losses is updated at each reporting date to reflect changes in credit risk since initial recognition.

Phase 3: Hedge accounting. These requirements align hedge accounting more closely with risk management and establish a more principle-based approach to hedge accounting. Dynamic hedging of open portfolios is being dealt with as a separate project and until such time as that project is complete, entities can choose between applying the hedge accounting requirements of IFRS 9 or to continue to apply the existing hedge accounting requirements in IAS 39. The revised hedge accounting requirements in IFRS 9 are applied prospectively.

The effective date of IFRS 9 is 1 January 2018. For annual periods beginning before 1 January 2018, an entity may elect to early apply only the requirements for the presentation of gains and losses on financial liabilities designated at fair value through profit or loss. It is not yet practicable to quantify the effect of IFRS 9 on these interim consolidated financial statements.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

IFRS 14 “Regulatory Deferral Accounts” – On January 30, 2014 the IASB issued IFRS 14 Regulatory Deferral Accounts. This standard is applicable to first-time adopter of IFRS and for entities which are involved in rate-regulated activities and recognized regulatory deferral account balances under its previous general accepted accounting principles. This standard requires separate presentation of regulatory deferral account balances in the statement of financial position and statement of comprehensive income. IFRS 14 is effective for an entity’s first annual IFRS financial statements for a period beginning on or after January 1, 2016, with earlier application permitted.

Management does not anticipate that the application of this new standard will have any effect on the consolidated financial statements as the Company is not a first-time adopter and it is not involved in rate-regulated activities nor has recognized any regulatory deferral account balances under its previous general accepted accounting principles.

IFRS 15 “Revenue from Contracts with Customers” (“IFRS 15”) – In May 2014, the IASB issued IFRS 15. The effective date of IFRS 15 is 1 January 2017. The standard establishes the principles that shall be applied in connection with revenue from contracts with customers including the core principle that the recognition of revenue must depict the transfer of promised goods or services to customers in an amount that reflects the entitlement to consideration in exchange for those good and services. IFRS 15 applies to all contracts with customers but does not apply to lease contracts, insurance contracts, financial instruments and certain non-monetary exchanges. It is not yet practicable to quantify the effect the effect of IFRS 15 on these interim consolidated financial statements.

There are a number of other standards which have been issued or amended that are expected to be effective in future periods. However, it is not practicable to provide a reasonable estimate of their effects on the Company’s interim consolidated financial statements until a detailed review has been completed.

NOTE 5. ACCOUNTING POLICIES

a) Statement of compliance with International Financial Reporting Standards (IFRS)

These interim consolidated financial statements as of September 30, 2014, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (hereinafter “IASB”).

These interim consolidated interim financial statements were approved at the General Shareholders’ meeting held on November 14, 2014.

Figures in the financial statements are expressed in millions of Chilean pesos (MCh$) rounded up, unless otherwise stated.

b) Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company and its subsidiaries. Control is achieved when the Company has all three of the following criteria:

•	has power over the investee;

•	is exposed, or has rights, to variable returns from its involvement with the investee; and

•	has the ability to use its power to affect its returns

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

The Company reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

When the Company has less than a majority of the voting rights of an investee, it has power over the investee when the voting rights are sufficient to give it the practical ability to direct the relevant activities of the investee unilaterally.

Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when it loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated statement of comprehensive income from the date the Company gains control until the date when it ceases to control the subsidiary.

Profit or loss and each component of other comprehensive income are attributed to the owners of the Company and to the non-controlling interests. Total comprehensive income of subsidiaries is attributed to the owners of the Company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the consolidated accounting policies.

All intragroup assets, liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full upon consolidation.

The following table sets forth the subsidiaries incorporated in the consolidated financial statements of the Company as of September 30, 2014 (unaudited) and December 31, 2013:

		Ownership interest %
Subsidiary	Country	09.30.2014	12.31.2013
Inversiones Previsionales	Chile	99.99%	99.99%
AFP ProVida S.A. (1)	Chile	93.24%	91.38%
ProVida Internacional S.A. (2)	Chile	99.99%	99.99%
AFP Génesis Ecuador (3)	Ecuador	99.99%	99.99%

(1)	As of September 30, 2014, MetLife Acquisition Co. directly 41,62% and indirectly 51.62% through its wholly-owned subsidiary Inversiones Previsionales. As of December 31, 2013 MetLife Acquisition Co. directly 39.76% and indirectly 51.62% through its wholly-owned subsidiary Inversiones Previsionales as of December 31, 2013
(2)	AFP ProVida owns 99.99%
(3)	AFP ProVida indirectly owns 99.99% through its wholly-owned subsidiary ProVida Internacional S.A.

b.1) Changes in the Company’s ownership interests in existing subsidiaries

Changes in the Company’s ownership interests in subsidiaries that do not result in the Company losing control over the subsidiaries are accounted for as equity transactions. The carrying amounts of the Company’s interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to owners of the Company.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

When the Company loses control of a subsidiary, a gain or loss is recognized in profit or loss and is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any retained interest and (ii) the previous carrying amount of the assets (including goodwill), and liabilities of the subsidiary and any non-controlling interests. When the assets of the subsidiary are accounted for at fair value and the corresponding profit or loss accumulated has been recognized in other comprehensive income and accumulated in equity, the amounts previously recognized in other comprehensive income in relation to that subsidiary are accounted for as if the Company had directly disposed of the related assets or liabilities of the subsidiary (i.e. reclassified to profit or loss or transferred to another category of equity as specified by applicable IFRSs). The fair value of any investment retained in the former subsidiary at the date when control is lost is regarded as the fair value on initial recognition for subsequent accounting under IAS 39 when applicable, as the cost on initial recognition of an investment in an associate or a joint venture.

c) Investments in associates

An associate is an entity over which the Company has significant influence. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies.

The results and assets and liabilities of associates are incorporated in these interim consolidated financial statements using the equity method of accounting, except when the investment, or a portion thereof, is classified as held for sale, in which case it is accounted for in accordance with IFRS 5. Under the equity method, an investment in an associate is initially recognized in the consolidated statement of financial position at cost and adjusted thereafter to recognize the Company share of the profit or loss and other comprehensive income of the associate. When the Company share of losses of an associate exceeds its interest in that associate, the Company discontinues recognizing its share of further losses. Additional losses are recognized only to the extent that the Company has incurred legal or constructive obligations or made payments on behalf of the associate.

The requirements of IAS 39 are applied to determine whether it is necessary to recognize any impairment loss with respect to the Company’s investment in an associate. When necessary, the entire carrying amount of the investment (including goodwill) is tested for impairment in accordance with IAS 36 as a single asset by comparing its recoverable amount (higher of value in use and fair value less costs to sell) with its carrying amount, Any impairment loss recognized forms part of the carrying amount of the investment. Any reversal of that impairment loss is recognized in accordance with IAS 36 to the extent that the recoverable amount of the investment subsequently increases.

The Company will discontinue the use of the equity method from the date when the investment ceases to be an associate. When the Company retains an interest in the former associate and the retained interest is a financial asset, the Company measures the retained interest at fair value at that date and the fair value is regarded as its fair value on initial recognition in accordance with IAS 39. The difference between the carrying amount of the associate at the date the equity method was discontinued, and the fair value of any retained interest and any proceeds from disposing of a part interest in the associate is included in the determination of the gain or loss on disposal of the associate. In addition, the Company accounts for all amounts previously recognized in other comprehensive income in relation to that associate on the same basis as would be required if that associate had directly disposed of the related assets or liabilities. Therefore, if a gain or loss previously recognized in other comprehensive income by that associate would be reclassified to profit or loss on the disposal of the related assets or liabilities, the Company reclassifies the gain or loss from equity to profit or loss (as a reclassification adjustment) when the equity method is discontinued.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

The Company continues to use the equity method when an investment in an associate becomes an investment in a joint venture. There is no remeasurement to fair value upon such changes in ownership interests.

When the Company reduces its ownership interest in an associate but it continues to use the equity method, the Company reclassifies to profit or loss the proportion of the gain or loss that had previously been recognized in other comprehensive income relating to that reduction in ownership interest if that gain or loss would be reclassified to profit or loss on the disposal of the related assets or liabilities.

When a group entity transacts with an associate of the Company, profits and losses resulting from the transactions with the associate are recognized in the Company’s consolidated financial statements only to the extent of interests in the associate or joint venture that are not related to the Company.

The following table sets forth the associates incorporated in the interim consolidated financial statements of the Company as of September 30, 2014 (unaudited) and December 31, 2013:

		Ownership interest %
Associates	Country	09.30.2014	12.31.2013
Sociedad Administradora de Fondos de Cesantía de Chile S.A.	Chile	49.20%	49.20%
Inversiones DCV S.A.	Chile	23.14%	23.14%
Servicio de Adm- Previsional S.A.	Chile	37.87%	37.87%

d) Key assumptions for estimating uncertainties

The information contained in these interim consolidated financial statements is the responsibility of the Company’s Board of Directors which expressly states that each and every applicable principle and criterion included in IFRS has been fully applied.

On preparing the interim consolidated financial statements, specific estimates made by the Company’s management were used to measure certain assets, liabilities, income, and expenses.

These estimates primarily refer to:

–	Measurement of tangible and intangible assets, including goodwill, to determine any losses resulting from their impairment.

–	Useful lives of property, plant and equipment and intangibles.

–	Information available to determine the fair value of financial instruments.

–	Probability of occurrence and estimate contingent liabilities.

–	Taxable income of the companies included in the consolidated financial statement, to be declared before the respective tax authorities in the future, that have served as a base to record different balances related to income tax in these consolidated financial statements.

Although these estimates were made according to the best information available at the time of these consolidated financial statements on the facts analyzed, it is possible that events which may occur in the future may obligate the Company to modify them (increase or decrease) in future periods. This would be made prospectively, recognizing the effects of the change in estimates in the corresponding subsequent interim consolidated financial statements.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

e) Foreign currencies transactions

In preparing the financial statements of each individual group entity, transactions in currencies other than the entity’s functional currency (foreign currencies) are recognized at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences on monetary items are recognized in profit or loss in the period in which they arise.

For the purposes of presenting the interim consolidated financial statements, the assets and liabilities of the Company’s foreign operations are translated into Chilean Pesos using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at the average exchange rates for the period, unless exchange rates fluctuate significantly during that period, in which case the exchange rates at the dates of the transactions are used. Exchange differences arising, if any, are recognized in other comprehensive income and accumulated in equity in the reserve of exchange differences on translation item.

On the disposal of a foreign operation, all of the exchange differences accumulated in equity in respect of that operation attributable to the owners of the Company are reclassified to profit or loss.

Goodwill and fair value adjustments to identifiable assets acquired and liabilities assumed through acquisition of a foreign operation are treated as assets and liabilities of the foreign operation and translated at the rate of exchange prevailing at the end of each reporting period. Exchange differences arising are recognized in equity.

The functional of the parent Company and presentation currency of the interim consolidated financial statements is the Chilean peso.

f) Cash and cash equivalents

Cash and cash equivalents include cash on hand and in banks, time deposits and short-term highly liquid investments, with an insignificant risk of changing values and original maturity of no more than three months from their date of acquisition.

The direct method was used to prepare the consolidated statements of cash flows.

g) Financial instruments

Financial assets are classified into the following specified categories: financial assets at fair value through profit or loss (“FVTPL”), loans and receivables, held-to-maturity investments and available-for-sale (“AFS”) financial assets. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition. All regular way purchases or sales of financial assets are recognized and derecognized on a trade date basis.

g.1) Effective interest method

The effective interest method is a method of calculating the amortized cost of a financial interest and of allocating interest income or expense over the relevant period. The effective interest rate is the rate that exactly

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

discounts estimated future cash flows (including all fees and points paid or received that form an integral part of the effective interest rate, transactions costs and other premiums or discounts) through the expected life of the financial instrument, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

g.2) Financial assets at FVTPL

Financial assets are classified as at FVTPL when the financial asset is either held for trading or it is designated as at FVTPL. A financial asset is classified as held for trading if has been acquired principally for the purpose of selling it in the near term. A financial asset other than a financial asset held for trading may be designated as at FVTPL upon initial recognition if, the financial asset forms part of a group of financial assets or financial liabilities or both, which is managed and its performance is evaluated on a fair value basis, in accordance with AFP ProVida’s documented risk management or investment strategy, and information about the grouping is provided internally on that basis.

Financial assets at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognized in profit or loss.

g.3) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Loans and receivables are measured at amortized cost using the effective interest method, less any impairment loss.

Interest income is recognized by applying the effective interest rate, except for short-term receivables when the effect of discounting is immaterial.

AFP ProVida has classified as loans and receivables its “Trade and other receivables”. Trade and other receivables are assessed for indicators of impairment at the end of each reporting period. Trade and other receivables are considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been affected. Objective evidence of impairment for trade and other receivables could include ProVida’s past experience of collecting payments, an increase in the number of delayed payments past the average credit period of 60 days. The amount of the impairment loss recognized is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate.

The carrying amount of trade and other receivables is reduced through the use of an allowance account. When a trade receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

g.4) Held-to-maturity investments

Held-to-maturity investments are non-derivative financial assets with fixed or determinable payments and fixed maturity dates that the Group has the positive intent and ability to hold to maturity. Subsequent to initial

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

recognition, held-to-maturity investments are measured at amortized cost using the effective interest method less any impairment. As of September 30, 2014 (unaudited) and December 31, 2013, the Company and its subsidiaries do not have any held-to-maturity investments.

g.5) Available-for-sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated as available-for-sale or are not classified as (a) loans and receivables, (b) held-to-maturity investments or (c) financial assets at fair value through profit or loss. Available-for-sale financial assets are stated at fair value and any unrealized gain or loss, except in the case of a significant or prolonged decline in fair value, recognized in other comprehensive income. As of September 30, 2014 (unaudited) and December 31, 2013, the Company and its subsidiaries do not have any available-for-sale financial assets.

g.6) Derecognition of financial assets

The Company derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another party. If the Company neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, it recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If it retains substantially all the risks and rewards of ownership of a transferred financial asset, it continues to recognize the financial asset and also recognizes a collateralized borrowing for the proceeds received.

On derecognition of a financial asset, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss.

h) Mandatory investments

The principal financial investment of ProVida are mandatory investments which aims to guarantee the minimum return required by law equal to 1% of investment in shares of each pension funds under administration. The mandatory investment requirement is calculated in accordance with instructions issued by the Superintendency of Pensions. Mandatory investments represent approximately 19% of total consolidated assets as of September 30, 2014 (unaudited) and December 31, 2013.

As established in D.L. 3500, the mandatory investment’s purpose is to provide an actual minimum rate of return over the investment portfolios for each one of the pension funds. This minimum rate of return is based on the weighted average real rate of return of all pension funds of the AFP system, over a 36-month period. This minimum rate of return has been determined based on the different portfolio compositions of each pension fund, so as to those with higher variable income securities and as such subject to higher volatility (Funds Type A and B), require a larger margin to comply with the minimum rate of return. If for a certain month the rate of return of a pension fund would have been lower than the minimum rate of return, the AFP is required to cover the difference within five days of such determination by the Superintendency of Pensions. If mandatory investments are used to fund any deficit in the required level of return, the AFP must replenish them within fifteen days.

ProVida’s management has designated mandatory investments as financial assets at fair value through profit or loss as those financial assets are managed and performance is evaluated on a fair value basis, in accordance with its documented investment and risk management policy, and information about mandatory investments is provided internally on that basis.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

i) Intangible Assets

i.1) Goodwill

Goodwill is measured as the excess of the sum of the acquisition cost of a business combination, the amount of any non-controlling interests in the acquire, and the acquirer’s previously held equity interest in the acquiree (if any) over the net of the fair value of the identifiable assets acquired and liabilities assumed. Goodwill arising on acquisition of a business is carried at cost as established at the date of acquisition of the business less accumulated impairment losses, if any.

For the purposes of impairment testing, goodwill is allocated to a cash-generating unit that is expected to benefit from the synergies of the combination. A cash-generating unit to which goodwill has been allocated is tested for impairment annually, or more frequently when there is indication that the unit may be impaired. The recoverable amount of a cash-generating unit is equal to the higher value between the fair value less costs to sell and its value in use. Value in use is calculated as the discounted value of the cash flows projections and is based on the most recent budgets approved for the next ten years. If the recoverable amount of the cash-generating unit is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro rata based on the carrying amount of each asset in the unit. Any impairment loss for goodwill is recognized directly in profit or loss. An impairment loss recognized for goodwill is not reversed in subsequent periods.

On disposal of the relevant cash-generating unit, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

i.2) Software licenses

Software licenses acquired are carried at costs (including expenditures incurred to acquire and prepare them for their specific use) less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life of software licenses is five years. The estimated useful lives and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted on a prospective basis.

i.3) Intangible assets acquired in a business combination

Intangible assets acquired in a business combination and recognized separately from goodwill are initially recognized at their fair value at the acquisition date (which is regarded as their cost). Subsequent to initial recognition, intangible assets acquired in a business combination are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

The “Customer List Intangible”, represents the value of the future profit margin from existing in-force pension participants (“acquired affiliates”) who are contributors as of the acquisition date and is subject to amortization as a percentage of estimated gross profits from the acquired contributing affiliates over an estimated weighted average period of 15 years.

The trade name intangible asset represents the savings or relief from royalty costs due to owning the ProVida name is not amortized and is annually tested for impairment. As of September 30, 2014 (unaudited), no impairment loss has been recognized.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

i.4) Derecognition of intangible assets

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from the disposal or derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognized in profit or loss when the asset is derecognized.

j) Property, plant and equipment

Items of property, plant and equipment are measured at cost, less accumulated depreciation and impairment losses, if any.

Depreciation is recognized so as to write off the cost less their residual values, using the straight-line method. Land is not depreciated. Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, when shorter, the term of the relevant lease.

The useful life of each class of property, plant and equipment, is as follows:

Classes of Property, Plant and Equipment	Years of Useful Life
Buildings:
Tower on Pedro de Valdivia N°100	100
Agustinas N°1,490	60
Agencies	40 - 60
Plant and equipment	10 - 5
IT Equipment	5
Fixed installations and accessories	10
Other property, plant and equipment	5

Repair and maintenance expenditures are recognized in profit or loss when incurred.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

k) Impairment of Tangible and Intangible Assets other than goodwill

At the end of each reporting period, the Company reviews the carrying amount of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment at least annually, and whenever there is an indication that the asset may be impaired.

If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately profit or loss, unless the relevant asset is carried at revalued amount, in which case the impairment loss is treated as a revaluation decrease.

When an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

l) Non-current assets and disposal groups held for sale

Non-current assets and disposal groups are classified as held for sale if their carrying value will be recovered mainly through a sale transaction rather than through continuing use. This condition is regarded as met only when the asset (or disposal group) is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets (or disposal group) and its sale is highly probable. Management must be committed to the sale, which should be expected to qualify for recognition as completed sale within one year from the date of classification.

When the Company is committed to a sale plan involving loss of control of a subsidiary, all of the assets and liabilities of that subsidiary are classified as held for sale when the criteria described above are met, regardless of whether ProVida will retain a non-controlling interest in its former subsidiary after the sale.

When the Company is committed to a sale plan involving disposal of an investment, or a portion of an investment, in an associate, the investment or the portion of the investment that will be disposed of is classified as held for sale when the criteria described above are met, and the Company discontinues the use of the equity method in relation to the portion that is classified a held for sale. Any retained portion of an investment in an associate that has not been classified as held for sale continues to be accounted for using the equity method. The Company discontinues the use of the equity method at the time of disposal when the disposal results in the Company losing significant influence over the associate.

After the disposal takes place, the Company accounts for any retained interest in the associate or joint venture in accordance with IAS 39 unless the retained interest continues to be an associate, in which case ProVida uses the equity.

Non-current assets classified as held for sale are measured at their lower of their previous carrying amount and their fair value less costs to sell.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

m) Financial Liabilities

Financial liabilities are classified as either financial liabilities at fair value at profit or loss or other financial liabilities. The Company only has other financial liabilities.

Other financial liabilities (including borrowings and trade and other payables) are initially measured at fair value less any transaction costs. Subsequent to initial recognition, other financial liabilities are measured at their amortized cost, using the effective interest rate method.

The Company derecognizes financial liabilities when, and only when, its obligations are discharged, cancelled or they expire. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

n) Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive) as a result of a past event, it is probable that the Company will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

n.1) Provisions for unfavorable casualty rate

AFPs individually purchased insurance policies to provide its participants life and disability coverage. If a participant, in case of disability or death, does not have sufficient funds in their individual capitalization account to finance their pensions as required by law, whereby the insurance company, contracted by the AFP, covers the difference. In case of partial disability, the AFP covers the deficit three years later once the final determination has been made, taking into account the three years of temporary pension payments that the affiliate receives after the initial disability determination was made. A participant with total disability status receives immediate payment, once his/her status has been confirmed by a Medical Commission.

The insurance company makes calculation of the provision at the time of the initial disability determination based on information available on that date, including information on rates for life annuities and funds of the participants’ individual capitalization account. If the final determination confirmed the disability status of a participant, the insurance company revises the amount of the initial disability reserve, based on information available at this time.

ProVida has developed a casualty rate model to more accurately accrue the amounts that will be required to be paid to disabled participants once the final determination is made. The basic assumption of the casualty model is to use its best estimate at the time of the initial disability determination, using the information it believes will be

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

applicable as to payment (final determination). The variables associated with the model are: disability status, rate of return of pension funds over the three years of the temporarily disabled period, and interest rate prevailing at the moment of payment (expected rate). The information for the casualty rate model is reviewed monthly, making any modification considered appropriate at that moment. This estimate differs from that used by insurance companies which only use information relating to the disabled status of participants at the time of the initial determination (that is, three years before payments). The higher of the provision calculated using the Company’s model and of the provision calculated by insurance company (as it is considered to be the minimum amount under existing regulation) is recognized in the consolidated financial statements. The last insurance contract was terminated and settled in March 31, 2014.

n.2) Provisions for Employee Benefits

Short-term employee benefits – Short-term benefits include wages, employee vacations, profit-sharing and bonuses that are expected to be completely settle before twelve months after the end of the reporting period in which the employees render the related service. Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognized for the amount expected to be paid under profit-sharing plans if the Company has a present legal or constructive obligation to pay this amount as a result of a past service provided by the employee and the obligation can be estimated reliably.

Other long-term employee benefits – All employees are entitled to receive years of service award starting with the 5th year employment anniversary and each five years thereafter, up to 30 years. This award is paid in the month when the employee celebrates his/her corresponding employment anniversary. The Company’s net obligation in respect of long-term employee benefits is the amount of future benefit that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value. The calculation is performed using the projected unit credit method. Any actuarial gains or losses are recognized in profit or loss in the period in which they arise.

The Company has not granted any post-employment benefits to its employees.

o) Contingent liabilities and contingent assets

A contingent liability is a possible obligation that arises from past events, and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company; or are present obligations that arise from past events but are not recognized because it is not probable that an outflow of resources embodying economic benefits will be require to settle the obligation; or the amount of the obligation cannot be measured with sufficient reliability. Contingent liabilities are not recognized in the financial statements; they are only disclosed in the notes, unless the possibility of an outflow of resources embodying economic benefits is remote.

A contingent asset is a possible asset that arises from past events, and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of ProVida. Contingent assets are not recognized in the financial statements but must be disclosed where an inflow of economic benefits is probable.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

p) Current taxes and deferred taxes

p.1) Current Tax

The Company recognizes a provision for current income taxes based on its taxable profit for the year which is determined using current tax regulations and calculated using the enacted tax rate of 21% as of September 30, 2014 and 20% as of December 31, 2013.

Current tax for current and prior periods, to the extent unpaid, is recognized as a liability. If the amount already paid in respect of current and prior periods exceeds the amount due for those periods, the excess is recognized as an asset. The benefit relating to a tax loss that can be carried back to recover current tax of a previous period shall be recognized as a deferred tax asset.

p.2) Deferred taxes

Deferred taxes are recognized on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are recognized for all temporary taxable differences, and deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Deferred tax assets and liabilities are not recognized if the temporary differences arise from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognized for taxable temporary differences associated with investments in subsidiaries and associates, and interest in joint ventures, except where the Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments and interests are only recognized to the extent that it is probable that there will be sufficient taxable profits against which to utilize the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of the deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which the Company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

For the appropriate compliance with IFRS and for the interim consolidated financial statements purposes, the Shareholders Meeting on November 12, 2014 has arranged, with the 100% of the votes, to measure the deferred income tax balances included in the mentioned financial statements using the attributable income regime. The shareholders agreement for purposes of the financial statements -that shall be made for taxes consideration in the second half of 2016 and communicated to the Servicio de Impuestos Internos (Chilean Internal Revenue Service)

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

upon that period- has been made considering an analysis of the tax-related issues for the Company and its shareholders based on current investment portfolio, forecasted future gains and future distribution of dividends. Any changes to the current investment portfolio, forecasted future gains and future distribution of dividends, may result in changes to the mentioned agreement.

The impact of increasing the tax rate, considering the regime mentioned in the prior paragraph, resulted in recognition of a deferred income tax expense of MCh$37,166 as of September 30, 2014 (unaudited), based on the reversal pattern of the temporary differences and the applicable tax rates that will be effective when those temporary differences will reverse.

Deferred tax assets and liabilities are offset when the Company has a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred tax assets and liabilities relate to income taxes levied by the same taxation and intends to settle current tax liabilities and assets on a net basis.

p.3) Current and deferred tax for the year

Current and deferred tax are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognized in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

Income tax expense represents the sum of the tax currently payable and deferred tax.

q) Minimum dividend

The policy of dividends includes the obligation, which will be accrued at the end of each reporting period, when the amount of interim dividends paid against profit for the year is less than the minimum dividend established in the dividend policy approved during the General Shareholders’ meeting. The difference will be accrued as a dividend payable.

r) Earnings per share

Basic earnings per share are calculated by dividing net profit (loss) attributable to ordinary equity holders of the parent (the numerator) by the weighted average number of ordinary shares outstanding (the denominator) during the period. For all periods presented, the Company did not engage in any transactions that have potential dilutive effects leading to diluted earnings per share that could differ from basic earnings per share.

s) Revenue recognition

Fee income from the Pension Funds’ administration is recognized when all activities relating to administration have been completed. Fee income is not recognized for the Pension Funds’ individual account administration until participants’ contributions have been accredited.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

t) Information on Capital

MetLife Acquisition Co. S.A.

The Parent Company aims to invest, with long term revenue purposes, in all kinds of tangible and intangible property, movable and immovable, located in Chile or abroad, including training and participation in other legal entities and companies of any kind and object, the administration of such investments and the perception of its benefits. This Parent Company has a capital exceeding its investment in its main subsidiary ProVida. This is the cash flow needed to meet its own business expenses and comply with tax and legal obligations. The capital of the Parent Company amounts to TCh$ 1,018,431,259 divided into 2,081,600,000 shares.

AFP ProVida S.A.

Due to the nature of the pension business and its leadership within the industry, ProVida has significant and sufficient cash flows from fees received from mandatory and voluntary pension savings, allowing it to finance business-related expenses such as employee salaries, administration expenses and life and disability insurance expenses. The company uses cash flows generated by operations in order to increase mandatory investments held and payment of dividends, as well as for short term debt obligations, when necessary. These sources of funds have been sufficient to finance the aforementioned requirements, and additional capital requirements are not foreseen in the near term.

Capital regulatory requirements state that Pension Fund Administrators must have a minimum equity expressed in Unidades de Fomento or “U.F.” (inflation-indexed unit of account) according to the number of participants an AFP has at the reporting date of the financial statements, as shown in the following table:

Number of participants	Number of U.F. required
Less than 5,000	5,000
5,000 – 7,499	10,000
7,500 – 9,999	15,000
10,000 or more	20,000

u) Risk Management Policy

The Company’s results of operations and future financial position are exposed to foreign currency, interest rate, minimum return requirement (mandatory investments) and life and disability insurance long term obligations risks from its subsidiary AFP ProVida S.A. During the normal course of business, ProVida manages its risk exposure of its operating and investing activities as follows:

u.1. Foreign currency exchange risk

As a result of the disposal of its investees in Mexico (AFORE Bancomer) and Peru (AFP Horizonte) at the beginning of the year 2013, ProVida is only exposed to foreign currency exchange rate risks through its Ecuadorian wholly-owned subsidiary, AFP Génesis (Ecuador) (“AFP Genesis”), which as of September 30, 2014 (unaudited) has contributed MCh$890 in profits through consolidation.

The appreciation/depreciation of the US Dollar (functional currency of AFP Genesis) with respect to the Chilean Peso could adversely/positively affect revenues and expenses recognized by ProVida through consolidation, and hence, its net profit or loss.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

u.2. Interest rate risk

For working capital requirements purposes, ProVida might be exposed to non-significant interest rate risks resulting from financing through credit lines. Current leasing obligations are not subject to interest rate risk since the rates included in the terms of the contracts are fixed.

u.3. Mandatory investments

ProVida’s principal financial investment is in mandatory investments, constituted by law and equivalent to 1% of pension funds under administration. ProVida must keep this 1% invested in shares (units) of each one of the funds under management. Mandatory investments represented 66% and 62.9% of total consolidated assets of ProVida as of September 30, 2014 (unaudited) and December 31, 2013 respectively, and, in view of the volatility observed in local and foreign markets where pension funds are invested, the future gains or losses on mandatory investments expose ProVida to certain risks to the stability of its net income.

It is important to mention that mandatory investments are constituted with the purpose of compensating participants in case ProVida cannot meet the legal requirement of minimum returns, thus, adversely affecting the net assets of the AFP if this occurred, since it must additionally replenish the 1% reserve with its own resources. Minimum return is calculated in terms of the weighted average returns of the pension fund industry for rolling periods of 36 months.

The risks described above are associated with ProVida’s fund management, governed by the objective to optimize the return of each one of the funds for a specific risk level or else to minimize the risk level in order to obtain an acceptable level of profit.

In order to fulfill the foregoing, ProVida has a risk management policy that defines the activities and criteria it applies to efficiently identify, measure, control and manage the risks associated to fund management. Hence, ProVida manages the fund equities according to internal credit risk limits, analyzing expected losses and applying market risk measurements. The latter refers to absolute value-at-risk (VaR) which measures the probable impact on the different types of funds in case of adverse shocks of instrument prices (fixed income, currencies and variable income). Furthermore, in order to ensure the Company’s solvency, ensure future benefit payments and compliance with minimum return requirements, ProVida applies relative VaR over diverging positions between each fund and the system’s model portfolio.

Absolute and Relative VaR by type of fund as of September 30, 2014 and December 31, 2013 were as follows:

Type of Fund	Relative VaR		Absolute VaR		Absolute VaR in MCh$
	2014 (unaudited)	2013	2014 (unaudited)	2013	2014 (unaudited)	2013
A	0.142%	0.092%	5.238%	4.060%	194,528.70	135,224.79
B	0.174%	0.115%	4.022%	3.172%	172,497.40	120,158.01
C	0.243%	0.114%	3.105%	2.257%	356,260.49	227,369.24
D	0.274%	0.174%	2.093%	1.266%	104,886.15	54,323.29
E	0.425%	0.220%	1.689%	0.591%	44,098.23	12,164.23

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Additionally the Company makes monthly measurements of minimum returns that are presented to the Board of Directors Meeting. The calculation made under regulations of the Superintendency of Pensions presented at the end of nine months ended September 30, 2014 and 2013 were the following:

	Fund Type A		Fund Type B		Fund Type C		Fund Type D		Fund Type E
	2014 (unaudited)	2013	2014 (unaudited)	2013	2014 (unaudited)	2013	2014 (unaudited)	2013	2014 (unaudited)	2013
Average Returns	8.55%	0.42%	6.72%	0.62%	6.36%	1.63%	5.61%	2.71%	4.66%	3.85%
Method -4% (-2%) (1)	4.55%	-3.58%	2.72%	-3.38%	4.36%	-0.37%	3.61%	0.71%	2.66%	1.85%
Method 50% (2)	4.28%	0.21%	3.36%	0.31%	3.18%	0.81%	2.81%	1.36%	2.33%	1.92%
Minimum Return	4.28%	-3.58%	2.72%	-3.38%	3.18%	-0.37%	2.81%	0.71%	2.33%	1.85%
ProVida’s Return	8.24%	0.22%	6.51%	0.39%	6.22%	1.43%	5.54%	2.63%	4.70%	3.70%
ProVida’s excess over minimum return	3.96%	3.80%	3.79%	3.77%	3.04%	1.80%	2.73%	1.92%	2.37%	1.85%
Ranking minimum return	5	5	5	5	5	5	5	5	2	4
Initial date measurement	Sep-11	Sep-10	Sep-11	Sep-10	Sep-11	Sep-10	Sep-11	Sep-10	Sep-11	Sep-10
Final date measurement	Sep-14	Sep-13	Sep-14	Sep-13	Sep-14	Sep-13	Sep-14	Sep-13	Sep-14	Sep-13
Number of months	36	36	36	36	36	36	36	36	36	36

(3)	The annualized real average return for the last 36 months of all funds of the same type, as appropriate, minus 4% (fund Types A and B) and minus 2% (fund Types C, D and E)
(4)	The annualized real average return for the last 36 months of all fund of the same type, as appropriate, minus the absolute value of 50% of such return.

VaR methodology

The Risk Division performs daily monitoring of the risks associated with investments in the various Funds. The approach is carried out by using the Parametric VaR methodology and assuming a normal distribution of asset returns.

The VaR model to the market risk measurement provides a maximum loss with a probability level that may occur in the market positions during a certain period of time.

Two risk measurements are carried out: Absolute VaR and Relative VaR. The Absolute VaR measures the market risk of the Funds that directly impacts the value of the Fund’s shares. Moreover, the Relative VaR measures the market risk of a particular Fund over the same Fund of the Benchmark comprised of a weighted average from the rest of AFPs within the Chilean Pension System.

Given the assumption of normality, the approach of covariance matrix VaR is used, through which the future performance of the market variables is expressed through a group of volatilities (reflecting the amount of relative changes in the market variables) and correlations (indicating the degree of compensation of these variations among them), which were obtained from an analysis of the historical performance of such variables.

Particularly, the model is implemented daily by using the exponential smoothing methodology with a parameter of 0.925 in the construction of the covariance matrix. The latest 100 results of returns are used for the calculation. Finally, a 99% confidence level and a monthly loss horizon are established.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Additionally, we performed a sensitivity analysis of the potential impacts that may result from movements in the positions, given the latest information of the market variables, that is, underlying variances and correlations. In this way, positions with large risk in the managed portfolios can be managed.

Limitations of the sensitivity analysis

The model has two potential limitations. The first limitation comes from the assumption that the asset returns follow a normal distribution, which is not always the case. The second limitation relates to the measurement of the relative risk due to the Benchmark’s inference, since the information of the positions held by the AFPs is only known once a month and with an average of 11 days of delay, and in order to estimate the relative risk during each day, assumptions about the positions of the Benchmark must be made.

u.4. Life and disability benefits

For our subsidiary AFP ProVida S.A., Life and disability insurance is a long-term obligation, given that the benefit to disabled participants is granted three years after the first ruling of disability, in the case of partial disability (50% to two thirds of loss of working capacities), and in total disability (more than two thirds of loss of capacities).

In quantitative terms, a Pension Fund Administrator must cover the payment deficit equivalent to the difference between the affiliate’s savings in his individual capitalization account and benefits established by law. These benefits correspond to the present value of a life annuity (equivalent to 50% or 70% of the average taxable income salary of the affiliate during the last ten years) discounted by the life annuity rates prevailing at the time of payment. Subsequently, the evolution of such interest rates impacts the final value of the payment of the obligation by AFP ProVida.

As a result AFP ProVida has mitigated the risk associated to changes in the interest rate.

NOTE 6. CASH AND CASH EQUIVALENTS

a) Cash and cash equivalents

As September 30, 2014, and December 31, 2013, cash and cash equivalents are detailed as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
	MCh$	MCh$
Time Deposits	40,185	34,644
Cash in banks	63,263	12,020
Cash on hand	11	577

Total cash and cash equivalents	103,459	47,241

Time deposits have a maturity of less than three months from the date of acquisition.

For subsidiary ProVida there are no amounts of cash and cash equivalents that are not available for its use.

As September 30, 2014 MetLife Chile Acquisition Co. S.A. maintained a committed cash flow balance in order to pay dividends for MCh$24,722 (unaudited). See Note 26 Subsequent events.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

NOTE 7. MANDATORY INVESTMENTS

In order to ensure minimum return requirement of the pension funds, as referred to in article 37 of D.L. 3,500 of 1980, and in compliance with article 40 of the same law, the Administrator must hold an asset known as Mandatory Investment in each Fund type administered, equivalent to 1% of each pension fund equity, which must be invested in shares of the corresponding pension fund.

For all periods presented the Company has complied with the minimum mandatory investment requirement.

As of September 30, 2014, and December 31, 2013, mandatory investments detailed by type of fund were as follows:

	As of September 30,		As of December 31
	2014 (unaudited)		2013
	MCh$	Thousands of shares	MCh$	Thousands of shares
Pension Fund – Type A	37,205	1,097	33,313	1,128
Pension Fund – Type B	42,953	1,484	37,948	1,491
Pension Fund – Type C	114,768	3,828	100,737	3,810
Pension Fund – Type D	49,827	1,938	42,694	1,853
Pension Fund – Type E	26,032	837	20,237	716

Total Mandatory Investment	270,785		234,929

Gains and losses on mandatory investments detailed by type of fund were as follows:

	For the nine months ended September 30,		For the three months ended September 30,
	2014 (unaudited)	2013 (unaudited)	2014 (unaudited)	2013 (unaudited)
	MCh$	MCh$	MCh$	MCh$
Gain (loss) on mandatory investment held in Pension Fund Type A	4,744	—	1,855	—
Gain (loss) on mandatory investment held in Pension Fund Type B	5,159	—	1,943	—
Gain (loss) on mandatory investment held in Pension Fund Type C	13,587	—	5,002	—
Gain (loss) on mandatory investment held in Pension Fund Type D	5,063	—	1,733	—
Gain (loss) on mandatory investment held in Pension Fund Type E	2,258	—	720	—

Total gain (loss) on mandatory investments	30,811	—	11,253	—

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

NOTE 8. REVENUE

Revenue was as follows:

	For the nine months ended September 30,		For the three months ended September 30,
	2014 (unaudited)	2013 (unaudited)	2014 (unaudited)	2013 (unaudited)
	MCh$	MCh$	MCh$	MCh$
Fee income (a)	130,047	—	43,420	—
Other revenue (c)	6,454	—	2,475	—

Total	136,501	—	45,895	—

a. Fee income

Total fee income charged by ProVida to the Pension Funds administered was as follows:

	For the nine months ended September 30,		For the three months ended September 30,
	2014 (unaudited)	2013 (unaudited)	2014 (unaudited)	2013 (unaudited)
	MCh$	MCh$	MCh$	MCh$
Fees for mandatory contributions and APV (Variable fee)	127,679	—	42,614	—
Fees for programmed withdrawals and temporary income (Variable fee)	2,368	—	806	—

Total	130,047	—	43,420	—

b. Fees receivable

As of September 30, 2014 and December 31, 2013, fees receivable included in line item “Trade and Other Receivables” (see Note 9) comprised the following amounts:

	As of September 30,	As of December 31
	2014 (unaudited)	2013
Fees Receivable:	MCh$	MCh$
Fund Type A	60	84
Fund Type B	74	95
Fund Type C	87	119
Fund Type D	30	39
Fund Type E	39	48

Total	290	385

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

c. Other revenues

Other revenues were as follows:

	For the nine months ended September 30,		For the three months ended September 30,
	2014 (unaudited)	2013 (unaudited)	2014 (unaudited)	2013 (unaudited)
Other Revenues	MCh$	MCh$	MCh$	MCh$
Other revenues – AFP Génesis Ecuador (1)	5,482	—	2,178	—
Insurance contracts settlements (2)	4	—	—	—
Services rendered by AFC (Unemployment Fund) (4)	47	—	12	—
Surcharges and collection costs (3)	829	—	261	—
Other revenues	92	—	24	—

Total	6,454	—	2,475	—

(1)	Revenues from fees charged by Ecuadorian subsidiary AFP Genesis for rendering services to administer the Unemployment Fund.
(2)	Other revenues of life and disability insurance from the surplus cash of insurance companies, in view of the premium payments made by the Company.
(3)	Surcharge and recovery of collection costs for contributions that are not paid timely, benefiting the Administrator under D.L. 3,500, Article 19.
(4)	Revenues from services provided and software sold to Administradora de Fondos de Cesantía de Chile S.A. (“AFC”).

NOTE 9. TRADE AND OTHER RECEIVABLES

As of September 30, 2014 and December 31, 2013, current and non-current balances of trade and other receivables were as follows:

	As of September 30,		As of December 31,
	2014 (unaudited)		2013
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
Accounts receivable from insurance companies (a)	314	—	277	—
Fees receivable from Pension Funds	290	—	385	—
Accounts receivable from Pension Funds (b)	531	—	274	—
Accounts receivable from the State (c)	1,795	—	2,204	—
Other accounts receivable (d)	3,315	516	2,675	480

Total Trade and Other Receivables	6,245	516	5,815	480

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

a. Accounts receivable from insurance companies

The detail of this items is as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
	MCh$	MCh$
Balance at end of previous year	277	3,311
Life and disability pensions paid by the Company	26,296	146,617
Reimbursements from the Insurance Company (less)	(26,259)	(149,651)

Insurance Company’s balance at end of year	314	277

b. Accounts receivable from Pensions Funds

The detail of this item is as follows:

	As of September 30, 2014 (unaudited)
	Fund Type A	Fund Type B	Fund Type C	Fund Type D	Fund Type E	Total
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Regularization contributions	—	—	261	—	—	261
Banking charges	—	—	1	—	—	1
Indemnification accounts	—	—	25	—	—	25
Programmed withdrawals	—	2	20	66	13	101
Voluntary pensions savings	—	—	143	—	—	143

Total	—	2	450	66	13	531

	As of December 31, 2013
	Fund Type A	Fund Type B	Fund Type C	Fund Type D	Fund Type E	Total
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Regularization contributions	—	—	81	—	—	81
Banking charges	—	—	2	—	—	2
Programmed withdrawals	2	4	18	108	9	141
Voluntary pensions savings	—	—	50	—	—	50

Total	2	4	151	108	9	274

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

c. Accounts receivable from the State

The detail of these items is as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
	MCh$	MCh$
Balance at end of previous year	2,204	1,811
• Pensions financed by state guarantee according to	—	—
Art. 73 of DL. N° 3,500 of 1980	57,443	127,757
• Payments financed for APS (*) financed by the Administrator	80,484	163,542
• Payments financed by the Administrator	24,478	49,091
• Reimbursement of State Guarantee	(57,109)	(127,539)
• Reimbursement of APS (*)	(81,392)	(163,615)
• Reimbursement of other payments	(24,313)	(48,843)

Balance at end of year	1,795	2,204

(*)	Solidarity Pension Contribution (‘APS’ in its Spanish acronym)

d. Other accounts receivable

The details of this item are as follows:

	As of September 30,		As of December 31
	2014 (unaudited)		2013
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
Medical leave absences	109	4	87	10
Advances to suppliers	119	—	35	—
Other – AFP Genesis	1,369	—	1,177	—
Other receivables	1,718	512	1,376	470

Total Other Accounts Receivables	3,315	516	2,675	480

NOTE 10. BALANCES AND TRANSACTIONS WITH RELATED ENTITIES

Until September 30, 2013, the controller of AFP ProVida was BBVA Inversiones Chile S.A., a subsidiary of the Spanish entity “Banco Bilbao Vizcaya Argentaria”, thus all transactions at that date with BBVA Group’s entities were considered transactions with related parties. Beginning on October 1, 2013, MetLife, Inc., a New York Stock Exchange listed company duly incorporated in accordance with the laws of the State of Delaware in the United States of America, became its ultimate parent of the Company. Receivable and payable balances with BBVA entities as of December 31, 2013 were reclassified as trade and other receivables and trade and other payables, respectively.

Consequently, from October 1, 2013, all transactions made with the entities that are globally part of the MetLife Group are considered as transactions with related parties of AFP ProVida.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

a. Accounts receivable from related entities

As of September 30, 2014 and December 31, 2013, the balance of accounts receivable from related entities is sets forth in table below:

	As of September 30,		As of December 31,
	2014 (unaudited)		2013
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
Servicios de Administración Previsional S.A.	—	—	1,472	—
Administradora de Fondos de Cesantía Chile S.A.	—	—	3	—
Inversiones DCV S.A.	—	—	9	—

Total	—	—	1,484	—

For all periods presented, no guarantees has been given or received nor has any allowance for doubtful accounts been recorded in respect of accounts receivables from related parties.

b. Accounts payable to related entities

As of September 30 2014, and December 31, 2013, the balance of accounts payable to related entities is sets forth in table below:

	As of September 30,		As of December 31,
	2014 (unaudited)		2013
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
MetLife Chile Inversiones Ltda.	639	—	33	—
Servicios de Administracion Previsional S.A. (collection contract and others)	546	—	510	—

Total	1,185	—	543	—

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

c. Detail of transactions with related entities

		Amount of transactions
		For the nine months ended September 30,		For the three months ended September 30,
		2014 (unaudited)	2013 (unaudited)	2014 (unaudited)	2013 (unaudited)
Company	Transactions	MCh$	MCh$	MCh$	MCh$
Servicio de Administración Previsional S.A.	Electronic collection service	1,278	—	427	—
	Young worker subsidy	11	—	4	—
	DNPA (declaration of unpaid contributions) service	43	—	18	—
	Password administration	182	—	43	—
	Data processing	373	—	140	—
	Data transference	11	—	5	—
	Technological services	3	—	1	—

Administradora de Fondos de Cesantía Chile S.A.	Technological Supportive Services	—	—	—	—

MetLife Chile Inversiones Limitada	General expenses	9	—	—	—
	Loan	631	—	—	—

MetLife Chile Seguros de Vida S.A.	Health insurance policies	58	—	9	—

		Effect on income (expense)
		For the nine months ended September 30,		For the three months ended September 30,
		2014 (unaudited)	2013 (unaudited)	2014 (unaudited)	2013 (unaudited)
Company	Transactions	MCh$	MCh$	MCh$	MCh$
Servicio de Administración Previsional S.A.	Electronic collection service	(1,278)	—	(427)	—
	Young worker subsidy	(11)	—	(4)	—
	DNPA (declaration of unpaid contributions) service	(43)	—	(18)	—
	Password administration	(182)	—	(43)	—
	Data processing	(373)	—	(140)	—
	Data transference	(11)	—	(5)	—
	Technological services	(3)	—	(1)	—

Administradora de Fondos de Cesantía de Chile	Data Processing	—	—	—	—

MetLife Chile Inversiones Limitada	General expenses	(9)	—	—	—
	Loan	—	—	—	—

MetLife Chile Seguros de Vida S.A.	Health insurance policies	(58)	—	(9)	—

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

j) Description of transactions with related parties for the nine and three months ended September 30, 2014:

Servicios de Administración Previsional S.A.: This associate renders services to ProVida for electronic collection, password administration, data processing, data transference and technological services.

Sociedad Administradora de Fondos de Cesantía de Chile S.A (AFC Chile): ProVida recorded revenues from AFC Chile (Unemployment Fund) for rendering technological support and technological advisory services up to October 2013.

MetLife Chile Seguros de Vida S.A. provides health insurance policies to certain ProVida’s employees.

MetLife Chile Inversiones Limitada. entity that made payments on behalf of the Company and its subsidiaries in certain particular transactions for operational purposes.

d. Board of Directors and key management personnel:

d.1 Accounts receivable and payable and other transactions

There are no outstanding amounts receivables or payable between ProVida and the members of the Board of Directors and key management personnel. No guarantees have been given or received from directors or key management personnel. No other transactions have been performed between ProVida and the members of the Board of Directors and key management personnel.

d.2 Compensation of key management personnel and Board of Directors’

No compensation was paid to key management personnel and Board of Directors’ members of MetLife Acquisition.

As of September 30, 2014 the Board of Directors was composed of as follows:

Name of Directors	Position
Randal W. Haase	Chairman
Pablo Iacobelli del Rio	Director
Ronald Michael Mayne-Nicholls Secul	Director

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

NOTE 11. INCOME AND DEFERRED TAXES

a) Current tax assets and liabilities

a.1) Current tax as of September 30, 2014 was as follows:

	As of September 30 (unaudited)
	ProVida	Acquisition	Inversiones Previsionales	Totales
	2014	2014	2014	2014
	MCh$	MCh$	MCh$	MCh$
Monthly provisional tax payments	13,641	—	—	13,641
Monthly provisional tax payments related to prior year	6,301	—	—	6,301
Credit for training expenses	509	—	—	509
VAT tax credit	50	—	—	50
Other tax assets	78	—	1	79

Total	20,579	—	1	20,580

	As of September 30 (unaudited)
	ProVida	Acquisition	Inversiones Previsionales	Totales
	2014	2014	2014	2014
	MCh$	MCh$	MCh$	MCh$
Income tax payable	14,125	454	—	14,579
Income taxes payable foreign associates	(532)	—	—	(532)
Other taxes (tax rate 35%)	2	—	—	2
Other deductions and additions	(7)	—	—	(7)

Total	13,588	454	—	14,042

Current Tax Net	6,991	(454)	1	6,538

a.2) Current tax as of December 31, 2013 were as follows:

	As of December 31
	ProVida	Acquisition	Inversiones Previsionales	Totales
	2013	2013	2013	2013
	MCh$	MCh$	MCh$	MCh$
Monthly provisional tax payments	20,966	—	—	20,966
Credit for training expenses	188	—	—	188
VAT tax credit	70	—	—	70
Donations tax Credit	16	—	—	16
Other tax assets	238	—	—	238

Total	21,478	—	—	21,478

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

	As of December 31
	ProVida	Acquisition	Inversiones Previsionales	Totales
	2013	2013	2013	2013
	MCh$	MCh$	MCh$	MCh$
Income tax payable	30,549	—	410	30,959
Income taxes payable foreign associates	(8,781)	—	—	(8,781)
Other taxes (tax rate 35%)	6	—	—	6
Other deductions and additions	(449)	—	—	(449)
Total	21,325	—	410	21,735

Current Tax Net	153		(410)	(257)

As of September 30, 2014 (unaudited) and December 31, 2013 the balances above included are disclosed in the consolidated statement of financial position as current tax asset of MCh$ 6,991 and MCh$ 153 and a current tax liability of MCh$453 and MCh$ 410 respectively.

b) Deferred taxes

Deferred taxes recognized for deductible and taxable temporary differences as of September 30, 2014 (unaudited) and December 31, 2013 are as follows:

	Deferred Tax net position
	As of September 30, 2014 (unaudited)	As of December 31, 2013
	MCh$	MCh$
Temporary differences:

Tax loss	—	1,187
Mark to market / foreign financial bonds	—	1
Deferred tax / Properties, plants and equipment	(61)	(55)
Deferred tax / amortization	(2,024)	(1,651)
Other provisions	1,248	1,613
Deferred tax / Mandatory adjustments revaluation	(43,155)	(28,362)
Mark to market / foreign financial bonds (ProVida)	(52)	1
Deferred tax liability (others)	450	(167)
Intangible / Deferred tax relating to ProVida	(115,251)	(93,540)
Intangible / Deferred tax relating to Génesis	(695)	(769)
Brand	(22,500)	(18,000)
Tower reassessment / appraisal	(1,939)	(911)

Total	(183,979)	(140,653)

As of September 30, 2014 (unaudited) and December 31, 2013, balances included above are disclosed in the consolidated statement of financial position as non-current deferred taxes assets for MCh$ 4 and MCh$1,188 and non-current deferred taxes liabilities for MCh$ 183,983 and MCh$ 141,841, respectively.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

b.1) Movements in deferred taxes

The following table sets forth the changes in deferred taxes in the consolidated statement of financial position to September 30, 2014.

Liabilities
MCh$
Deferred tax changes

Balance as of January 1, 2013	33,311

Increase (decrease) in profit or loss	(3,211)
Increase (decrease) in equity	110,553
Other increase (decrease)

Balance as of December 31, 2013	140,653

Increase (decrease) in profit or loss (unaudited)	12,613
Increase (decrease) in equity (unaudited)	—
Other increase (decrease) (unaudited)	—

Balance as of June 30, 2014 (unaudited)	153,266

Increase (decrease) in profit or loss (unaudited)	45,006
Increase (decrease) in equity (unaudited)	—
Other increase (decrease) (unaudited)	(14,293)

Balance as of September 30, 2014 (unaudited)	183,979

c) Income taxes

c.1) Income tax expense

Income tax expense is detailed as follows:

	For the nine months ended September 30,		For the three months ended September 30
	2014 (unaudited)	2013 (unaudited)	2014 (unaudited)	2013 (unaudited)
Income tax expense	MCh$	MCh$	MCh$	MCh$
Current tax expense	14,579	—	5,006	—
Other current tax income (expense)	(285)	—	—	—

Current tax benefit income (expense), net	14,294	—	5,006	—

Deferred tax income (expense) relating to origination and reversal of temporary differences	6,160	2,009	2,833	2,009
Deferred tax income (expense) relating to change in tax rates	37,166	—	37,166	—

Deferred tax income (expense), net	43,326	2,009	40,000	2,009

Total income tax income (expense)	57,620	2,009	45,006	2,009

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

d) Reconciliation of statutory tax rate with effective tax rate

	For the nine months ended September 30,		For the three months ended September 30,
	2014 (unaudited)	2013 (unaudited)	2014 (unaudited)	2013 (unaudited)
	MCh$	MCh$	MCh$	MCh$
Profit before income tax	110,968	1,529	38,067	1,529
Statutory tax rate	21%	20%	21%	20%
Income tax applied to profits before taxes	23,303	306	7,994	306
Effect of change in tax rate	37,166	—	37,166	—
Permanent differences and others	(2,849)	1,703	(154)	1,703

Total tax for the period	57,620	2,009	45,006	2,009

Deferred tax assets and liabilities have been recognized to the extent that it is probable that sufficient taxable profits will be available against which the deductible temporary differences can be utilized. Management of the Company considers that sufficient taxable profits will be available to be utilized.

On September 29, 2014, it was published in the Chilean Official Gazzette, Law 20,780 (the “new Law”) on the Tax Reform that changes the corporate tax and incorporates certain other modifications to the current tax regulations.

The new Law incorporates a gradual increase in the tax rate beginning in 2014, and provides to the taxpayer the option to elect in the second half of 2016 (to be effective beginning on January 1, 2017) between two alternative tax regimes: (i) the attributed income regime where the tax rate will increase from 20% up to a 25% in 2017; and (ii) the partially integrated regime where the tax rate will increase from 20% up to a 25.5% in 2017 and 27% in 2018.

For the appropriate compliance with IFRS and for the interim consolidated financial statements purposes, the Shareholders Meeting on November 12, 2014 has arranged, with the 100% of the votes, to measure the deferred income tax balances included in the mentioned financial statements using the attributable income regime. The shareholders agreement for purposes of the financial statements -that shall be made for taxes consideration in the second half of 2016 and communicated to the Servicio de Impuestos Internos (Chilean Internal Revenue Service) upon that period- has been made considering an analysis of the tax-related issues for the Company and its shareholders based on current investment portfolio, forecasted future gains and future distribution of dividends. Any changes to the current investment portfolio, forecasted future gains and future distribution of dividends, may result in changes to the mentioned agreement.

The impact of increasing the tax rate, considering the regime mentioned in the prior paragraph, resulted in recognition of a deferred income tax expense of MCh$37,166 as of September 30, 2014 (unaudited), based on the reversal pattern of the temporary differences and the applicable tax rates that will be effective when those temporary differences will reverse.

Deferred tax assets and liabilities are offset when AFP ProVida has a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred tax assets and liabilities relate to income taxes levied by the same taxation and intends to settle current tax liabilities and assets on a net basis.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

NOTE 12. LIFE AND DISABILITY INSURANCE

a) Financing life and disability pensions.

All AFPs are required to contract, through a public bidding, a fixed, single-premium insurance to cover the obligation to provide their participants life and disability benefits. The insurance is awarded to one or more insurance companies offering the best economic offer, awarding the insurance to more than one insurer in order to avoid excessive concentration and cover the entire life and disability insurance risk with the same value for all workers. This obligation is paid by the employer.

The insurance companies that were awarded the bid effective for the 24-months period from July 2012 to June 2014 at the average premium of 1.26% were as follows:

INSURANCE COMPANIES
Chilena Consolidada Seguros de Vida S.A.
CN Life Compañía de Seguros de Vida S.A.
Seguros Vida Security Previsión S.A. and Penta Vida Cía. de Seguros de Vida S.A. in co-insurance with Bice Vida Compañía de Seguros de Vida S.A.

In May 2014, the most recent bidding process was carried out effective for the 24-months period from July 2014 to June 2016 at the average premium of 1.15%, the insurance companies that were awarded the bid are detailed as follows:

INSURANCE COMPANIES
Rigel Seguros de Vida S.A.
Compañía de Seguros Vida Cámara S.A.
BBVA Seguros de Vida S.A.
BICE Vida Compañía de Seguros S.A.
CN Life Compañía de Seguros de Vida S.A.
Penta Vida Compañía de Seguros de Vida S.A.

Insurance coverage is effective in case the participant dies or becomes disabled before the legal retirement age (65 for men and 60 for women starting October 2008) or when he/she has not accumulated sufficient funds in his/her individual capitalization account to finance the benefit payments as established by law, whether for him/her or his/her legal beneficiaries.

In addition temporary disabled pensions awarded to under first ruling of the medical commission are also covered by the insurance.

The additional contribution that the insurance must cover, if necessary, is equivalent to the resulting deficit between the funds necessary to finance life and disability insurance pensions and the funds accumulated per participant, including his/her recognition bond, to the occurrence date of the claim.

It is important to note that, even though ProVida does not have individual contracts with prevailing coverage, as a result of the regulatory requirements for temporary disability which state that payments of disability claims can be made effectively three years after first ruling disability is confirmed by a final ruling of a medical commission, there was one insurance contract which was terminated and settled on March 31, 2014.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

b) Insurance contract.

The final settlement of the last insurance contract may occur 48 months after the expiration date of the coverage period which was June 30, 2013. The insurance contract upon mutual agreement of the parties was terminated and settled on March 31, 2014.

c) Effect on Profit (Loss)

The net effect on profit (loss) for the life and disability insurance includes the premium expenses included in line item “Life and Disability Insurance Premium (expense)/income” and revenues from settlements for favorable casualty rate and monthly financial revenues that are presented under the line item “Other revenues” within the consolidated statement of comprehensive income.

The net composition of annual (expense)/income for life and disability insurance is detailed as follows:

	For the nine months ended September 30,		For the three months ended September 30
	2014 (unaudited)	2013 (unaudited)	2014 (unaudited)	2013 (unaudited)
	MCh$	MCh$	MCh$	MCh$
Life and disability insurance premiums annual expense	(17)	—	—	—
Favorable (unfavorable) adjustments due to casualty rate	—	—	—	—

Total life and disability insurance (expense)/income	(17)	—	—	—

d. Provisions for higher casualty rate arising from life and disability insurance

Provisions for unfavorable casualty rate amounted to MCh$3,215 as of September 30, 2014 (unaudited) and MCh$3,667 as of December 31, 2013. See Note 19.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

NOTE 13. INVESTMENT IN ASSOCIATES ACCOUNTED FOR USING THE EQUITY METHOD

13.1 Movements in investments in associates

The following tables set forth the changes in the Company’s equity method investments during the nine months ended September 30, 2014 and the year ended December 31, 2013.

As of September 30, 2014 (unaudited)

Associate	Country	Functional Currency	Ownership interest %	Balance as of January 1, 2014	Share of Profit (Loss)	Dividends	Exchange rate on translation	Transfer	Balance as of September 30, 2014
				MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Sociedad Administradora de Fondos de Cesantía (1) Chile S.A.	Chile	Chilean Peso	49.20%	3,097	10	—	—	29	3,136
Inversiones DCV S.A.	Chile	Chilean Peso	23.14%	388	81	—	—	(2)	467
Servicios de Administración Previsional S.A.	Chile	Chilean Peso	37.87%	3,451	2,538	—	—	34	6,023

Total				6,936	2,629	—	—	61	9,626

As of December 31, 2013

Associate	Country	Functional Currency	Ownership interest %	Balance as of October 1, 2013	Share of Profit (Loss)	Dividends	Exchange rate on translation	Transfer	Balance as of December 31, 2013
				MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Sociedad Administradora de Fondos de Cesantía (1) Chile S.A.	Chile	Chilean Peso	49.20%	2,906	1,689	—	—	(1,498)	3,097
Inversiones DCV S.A.	Chile	Chilean Peso	23.14%	385	14	(21)	—	10	388
Servicios de Administración Previsional S.A.	Chile	Chilean Peso	37.87%	5,992	842	(1,886)	—	(1,497)	3,451

Total				9,283	2,545	(1,907)	—	(2,985)	6,936

(1)	ProVida has a direct equity interest of 37.80% and an indirect equity interest of 11.40%

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

13.2 Summarized total financial information of investments in associates

The following tables set forth summarized information of the investment in associates where the Company has significant influence as of September 30, 2014 and December 31, 2013:

As of September 30, 2014 (unaudited)

Associate	Ownership interests %	Current assets	Non- current assets	Current liabilities	Non- current liabilities	Revenues	Expenses	Profit (loss)
		MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Sociedad Administradora de Fondos de Cesantía Chile S.A.	49.20%	7,210	—	21	7,189	275	(255)	20
Inversiones DCV S.A.	23.14%	7	2,202	6	2,203	354	(6)	348
Servicios de Administración Previsional S.A.	37.87%	7,122	12,820	3,846	16,096	15,164	(8,461)	6,703

Total		14,339	15,022	3,873	25,488	15,793	(8,722)	7,071

As of December 31, 2013

Associate	Ownership interests %	Current assets	Non- current assets	Current liabilities	Non- current liabilities	Revenues	Expenses	Profit (loss)
		MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Sociedad Administradora de Fondos de Cesantía Chile S.A.	49.20%	8,969	—	1,859	7,110	19,755	(10,155)	9,600
Inversiones DCV S.A.	23.14%	41	1,868	44	1,865	439	(6)	433
Servicios de Administración Previsional S.A.	37.87%	6,484	10,316	7,536	9,264	19,179	(10,728)	8,451

Total		15,494	12,184	9,439	18,239	39,373	(20,889)	18,484

NOTE 14. FINANCIAL INSTRUMENTS

14.1 Capital management

MetLife Chile Acquisition Co. S.A., after its acquisitions of Inversiones Previsionales S.A. and AFP ProVida S.A., requires a low working capital in order to cover its expenses and to fulfil its legal and tax obligations. Considering that AFP ProVida is its major subsidiary it is key how capital is managed at that level.

The constant objective of ProVida is the efficient management of its working capital, maintaining significant and sufficient cash flows to fulfil its obligations.

The main use of ProVida’s funds is for operating expenses related to employee remunerations, additional constitution of mandatory investments, dividend payments and other administration expenses. ProVida has financed these requirements with cash flows generated from its operations, as well as, short-term debt.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Management believes that these sources of funds are sufficient to finance capital requirements and payments of its obligations. Due to the nature of the pension business, ProVida obtains significant cash flows from fees received from mandatory and voluntary pension savings that are expected to maintain the same levels as those from previous years. Likewise, management estimates that the expected growth in ProVida’s participants’ portfolio will continue increasing its working capital requirements, a situation in which ProVida is well positioned to finance those requirements.

In terms of capital regulatory requirements, the AFPs must maintain a minimum equity expressed in UF, which is directly related to the number of participants that the AFPs have at the date of the financial statements. ProVida is in the upper tranche due to maintaining a number exceeding 10,000 participants, which requires ProVida to maintain a minimum equity of UF 20,000. As of September 30, 2014, and December 31, 2013, its equity expressed in U.F. was 10,402,923 and 7,020,584, respectively. Since (unaudited) its incorporation, ProVida has complied with the minimum capital requirement.

14.2 Financial instruments classified by nature and category

a)	The detail of financial assets accounted at fair value, classified by nature and category as of September 30, 2014 and December 31, 2013 are as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
	MCh$	MCh$
Mandatory investments (See Note 5 h. and Note 7)	270,785	234,929
U.S. government bonds (TBILL)	75,102	84,226
BBVA Mutual Fund (Money Market)	382	373
Financial assets AFP Génesis Ecuador (*)	3,124	4,078

Financial assets at fair value through profit or loss:	78,608	88,677

(*)	Includes mutual funds held at AFP Génesis Ecuador.

b)	The detail of financial liabilities, classified by nature and category as of September 30, 2014 and December 31, 2013 are as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
	MCh$	MCh$
Amortized cost:
Interest-bearing borrowings (current)	110	62
Interest-bearing borrowings (non-current)	226	246

14.3 Fair value of financial instruments

Management considers that the carrying amount of financial assets and liabilities recognized at amortized cost in the consolidated financial statements approximates their fair value.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

14.4 Fair value measurement

The following table provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which the fair value is observable.

Level 1 – fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 – fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

Level 3 – fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

	As of September 30, 2014 (unaudited)
	Level 1	Level 2	Level 3	Total
	MCh$	MCh$	MCh$	MCh$
Mandatory investments	270,785	—	—	270,785
Mutual Fund (Money Market)	382	—	—	382
U.S. government bonds (TBILL)	75,102	—	—	75,102
Financial assets – AFP Genesis	3,124	—	—	3,124

	As of December 31, 2013
	Level 1	Level 2	Level 3	Total
	MCh$	MCh$	MCh$	MCh$
Mandatory investments	234,929	—	—	234,929
Mutual Fund (Money Market)	373	—	—	373
U.S. government bonds (TBILL)	84,226	—	—	84,226
Financial assets – AFP Genesis	4,078	—	—	4,078
The Pension Law establishes that each AFP must maintain a reserve for mandatory investment equal to 1% of the net asset value of each pension fund under management. The mandatory investment that the administrator needs to maintain for the period between the second business day of the month in which the calculation is made and the first day of the next month after the calculation was made will be equivalent to 1% of the total of shares that represent the net asset value of each pension fund of the last day of the preceding month of the calculation date of the mandatory investment reserve. Therefore, the mandatory investment will increase or decrease on a monthly basis based on the calculation explained above. The investment in mandatory investment in each type of pension fund is valued on a daily basis, multiplying the number of fund shares invested in each type of fund by the value of the share on that day.

The Superintendency of Pensions publishes daily quotations of pension funds net asset value (NAV) at which redemptions or purchases of shares (units) occur without any adjustments to the published NAV. Redemptions and unit purchases take place regularly, between the participants that changes between funds and participants that changes between AFPs.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

NOTE 15. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of September 30, 2014 and December 31, 2013 are as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
Classes of Property, Plant and Equipment:	MCh$	MCh$
Construction in progress	1,836	79
Land	4,362	4,652
Buildings	18,439	18,964
Plant and equipment	384	461
IT Equipment	1,471	1,099
Fixtures and fittings	1,271	1,905
Leasehold improvements	461	670
Other Property, plant and equipment	391	424

Property, Plant and Equipment, Net	28,615	28,254

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
Classes of Property, Plant and Equipment:	MCh$	MCh$
Construction in progress	1,836	79
Land	4,362	4,652
Buildings	18,941	19,090
Plant and equipment	547	512
IT Equipment	1,974	1,213
Fixtures and fittings	1,914	2,108
Leasehold improvements	796	767
Other Property, plant and equipment	399	432

Property, Plant and Equipment, Gross	30,769	28,853

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
Classes of Property, Plant and Equipment:	MCh$	MCh$
Buildings	(502)	(126)
Plant and equipment	(163)	(51)
IT Equipment	(503)	(114)
Fixtures and fittings	(643)	(203)
Leasehold improvements	(335)	(97)
Other Property, plant and equipment	(8)	(8)

Accumulated depreciation and impairment of Property, Plant and Equipment	(2,154)	(599)

For all periods presented, there are no items of property, plant and equipment pledged as security for liabilities.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

The reconciliation of the carrying amount of property, plant and equipment as of September 30, 2014, and December 31, 2013 is as follows:

As of September 30, 2014 (unaudited)

Movements	Construction in progress	Land	Buildings	Plant and equipment	IT Equipment	Fixtures & Fittings	Leasehold improvements	Other PP&E	Property, Plant and Equipment, net
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Beginning balance as of January 1, 2014	79	4,652	18,964	461	1,099	1,905	670	424	28,254

Movements:
Additions	1,796	—	—	31	756	23	29	2	2,637
Disposals	—	(290)	(149)	(7)	—	(249)	(5)	(21)	(721)
Depreciation expense	—	—	(376)	(112)	(389)	(440)	(238)	—	(1,555)
Other increases (decreases)	(39)	—	—	11	5	32	5	(14)	—

Total movements	1,757	(290)	(525)	(77)	372	(634)	(209)	(33)	361

Ending balance as of September 30, 2014	1,836	4,362	18,439	384	1,471	1,271	461	391	28,615

As of December 31, 2013:

Movements	Construction in progress	Land	Buildings	Plant and equipment	IT Equipment	Fixtures & Fittings	Leasehold improvements	Other PP&E	Property, Plant and Equipment, net
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Beginning balance as of January 1, 2013	—	—	—	—	—	—	—	—	—

Movements:
Additions	1,249	4,652	19,090	536	1,234	1,770	696	424	29,653
Disposals	268	—	—	28	155	290	21	18	780
Depreciation expense	—	—	(126)	(51)	(114)	(203)	(97)	(8)	(599)
Other increases (decreases)	(1,438)	—	—	(53)	(177)	48	50	(10)	(1,580)

Total movements	79	4,652	18,964	461	1,099	1,905	670	424	28,254

Ending balance as of December 31, 2013	79	4,652	18,964	461	1,099	1,905	670	424	28,254

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

NOTE 16. INTANGIBLE ASSETS OTHER THAN GOODWILL

The following tables set forth intangible assets as of September 30, 2014 and December 31, 2013:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
Classes of Intangible assets	MCh$	MCh$
Customer List Intangible	464,699	471,549
Trademark	90,000	90,000
Other identifiable intangible assets	1,252	271

Intangibles assets, net	555,951	561,820

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
Classes of Intangible assets	MCh$	MCh$
Customer List Intangible	474,336	474,336
Trademark	90,000	90,000
Other identifiable intangible assets	1,252	271

Intangibles assets, gross	565,588	564,607

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
Classes of Intangible assets	MCh$	MCh$
Customer List Intangible	(9,637)	(2,787)
Trademark	—	—
Other identifiable intangible assets	—	—

Accumulated depreciation and impairment of intangible assets	(9,637)	(2,787)

The reconciliation of carrying amounts of intangible assets as of September 30, 2014, and December 31, 2013, is as follows:

	Business Acquisition	Brand	Other identifiable intangible assets	Intangibles assets, Net
	MCh$	MCh$	MCh$	MCh$
Beginning balance as of January 1, 2014	471,549	90,000	271	561,820

Movements:
Additions (unaudited)	—	—	981	981
Amortization expense (unaudited)	(6,850)	—	—	(6,850)

Total movements	(6,850)	—	981	(5,869)

Ending balance as of September 30, 2014 (unaudited)	464,699	90,000	1,252	555,951

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

	Business Acquisition	Brand	Other identifiable intangible assets	Intangibles assets, Net
	MCh$	MCh$	MCh$	MCh$
Beginning balance as of January 1, 2013	—	—	—	—

Movements:
Additions	474,336	90,000	271	564,607
Amortization expense	(2,787)	—	—	(2,787)

Total movements	471,549	90,000	271	561,820

Ending balance as of December 31, 2013	471,549	90,000	271	561,820

NOTE 17. GOODWILL

The following tables set forth goodwill by company as of September 30, 2014 and December 31, 2013:

	Balance as of January 1, 2014	Additions	Impairment	Transfer	Balance as of September 30, 2014
Company	MCh$	MCh$ (unaudited)	MCh$ (unaudited)	MCh$ (unaudited)	MCh$ (unaudited)
AFP ProVida S.A.	332,256	—	—	—	332,256

Total	332,256	—	—	—	332,256

	Balance as of January 1, 2013	Additions	Impairment	Transfer	Balance as of December 31, 2013
Company	MCh$	MCh$	MCh$	MCh$	MCh$
AFP ProVida S.A.	—	332,256	—	—	332,256

Total	—	332,256	—	—	332,256

For all the periods reported in the current financial statements there are no impairment indications.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

NOTE 18. TRADE AND OTHER PAYABLES

The balances of these account s of September 30, 2014 and December 31, 2013 are presented as follows:

	As of September 30,		As of December 31,
	2014 (unaudited)		2013
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
Minimum Dividend (*)	2,408	—	4,213	—
Withholdings from pensioners (1)	3,986	—	3,860	—
Pensions payable (2)	10,088	—	1,845	—
Accounts Payable to the National Health Fund (3)	647	—	591	—
Trade payables	852	—	6,415	—
Collection to be cleared (**)	376	—	368	—
Other accounts payable	9,346	—	2,531	—

Total Trade and Other Accounts Payable	27,703	—	19,823	—

(*)	The balance as of September 30, 2014 (unaudited) and December 31, 2013 includes MCh$518 and MCh$669 of dividends declared but pending to be collected.
(**)	This balance includes banking credits, interest, re-adjustment and collection costs for collection process without receiving payrolls, which are maintained in this account item until a clearance process is made.

(1)	Withholdings from pensioners as of September 30, 2014 and December 31, 2013 are as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
	MCh$	MCh$
Balance at previous year’s end	3,803	3,679
Withholding health contributions from pensioners in the period	37,292	47,300
Withdrawals from National Health Fund in the period	(19,651)	(23,896)
Withdrawals from Health Care Institutions in the period	(4,568)	(5,714)
Withdrawals from compensation fund (CCAF) and others in the period	(12,939)	(17,566)

Subtotal	3,937	3,803

Single tax withholdings from pensioners	49	57

Total	3,986	3,860

(2)	Pensions payables as of September 30, 2014 and December 31, 2013 are as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
	MCh$	MCh$
Uncollected accrued pensions	8,651	1,679
Other	1,437	166

Total	10,088	1,845

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

(3)	Accounts Payable to the National Health Fund:

In conformity with the requirements in D.L. 3,500, the Administrator must collect the independent participants’ health contributions and deduct health contributions from pensions financed by the Pension Fund and transfer these amounts to the Fondo Nacional de Salud (‘National Health Fund”) or the corresponding health insurance institution. Accordingly, balances in this item represent contributions collected that must be transferred to the National Health Fund or the respective health insurance institution. The detail for all periods presented is as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
	MCh$	MCh$
a) Independent Contributors:	591	548
Balance at previous year’s end	8,019	8,580
Collection of health contributions in the year	(7,963)	(8,537)
Withdrawals from National Health Fund in the year	647	591

Balance at end of year	3,937	3,803

b) Subtotal contributions of Pensioners (*)	591	548

(*)	Note: These amounts are part of withholdings from pensioners.

NOTE 19. PROVISIONS

The details of provisions as of September 30, 2014 and December 31, 2013 are as follows:

	As of September 30,		As of December 31,
	2014 (unaudited)		2013
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
Provision for employee benefits (4)	4,012	—	4,272	—
Provision for unfavorable casualty rate (5)	3,215	—	3,667	—
Other Provisions (6)	4,262	—	5,474	—

Total Provisions	11,489	—	13,413	—

(4)	For a description of the provision for employee benefits, see Note 4.n.2.
(5)	For a description of the provision for unfavorable casualty rate, see Note 4.n.1.
(6)	Other provisions include mainly provisions for advertising and provision for litigations related to pending labor lawsuits with former employees and other pension matters. See Note 21.c for further information.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Movements in provisions for the nine months ended September 30, 2014 and the year ended December 31, 2013 are as follows:

	Balance as of January 1, 2014	Additional Provisions	Provisions Used	Balance as of September 30, 2014
	MCh$	(unaudited) MCh$	(unaudited) MCh$	(unaudited) MCh$
Provisions for employee benefits	4,272	2,343	(2,603)	4,012
Provisions for unfavorable casualty rate (Net of financial income)	3,667	—	(452)	3,215
Other Provisions	5,474	2,335	(3,547)	4,262

Total	13,413	4,678	(6,602)	11,489

	Balance as of January 1, 2013	Additional Provisions	Provisions Used	Balance as of December 31, 2013
	MCh$	MCh$	MCh$	MCh$
Provisions for employee benefits	—	4,272	—	4,272
Provisions for unfavorable casualty rate (Net of financial income)	—	3,667	—	3,667
Other Provisions	—	5,474	—	5,474

Total	—	13,413	—	13,413

NOTE 20. OTHER CURRENT AND NON-CURRENT LIABILITIES

Other Liabilities as of September 30, 2014 and December 31, 2013 are as follows:

	As of September 30,		As of December 31,
	2014 (unaudited)		2013
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
Legal costs collected	253	—	114	—
Provision for pension responsibility	—	651	—	635
Investment payable	4,135	—	—	—
Guarantees received for rental of own offices	—	116	—	111

Total Other Liabilities	4,388	767	114	746

NOTE 21. ISSUED CAPITAL

21.1 Shareholders

	As of September 30, 2014 (unaudited)
Name of shareholders	Equity Share	Number of shares
Inversiones MetLife Holdco Tres Limitada	45.00%	936,720,000
MetLife Chile Inversiones Limitada	10.00%	208,160,000
Inversiones MetLife Holdco Dos Limitada	45.00%	936,720,000

Total	100%	2,081,600,000

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

21.2 Issued capital

The issued capital as of September 30, 2014 (unaudited) and December 31, 2013 is represented by 2,081,600,000 authorized, subscribed in and no par value common shares equivalent to MCh$1,018,431 as of September 30, 2014 and December 31, 2013. (See Note 26, Subsequent events).

During the period ended September 30, 2014 (unaudited) there were not increase either reductions of Capital.

The detail of capital increase and reductions for the period ended December 31, 2013 is as follows:

Date	Shares	Amount MCh$
Increase at the incorporation date 2/22/2013	1,001	1
7/02/2013 Increase	2,081,598,999	1,047,918
11/21/2013 Capital Reduction (*)	—	(29,488)

Total	2,081,600,000	1,018,431

(*)	This capital reduction did not consider reducing the number of shares issued.

21.3 Other reserves and accumulated other comprehensive income

Accumulated other comprehensive income:

For the nine months ended September 30, 2014 (unaudited) corresponds to the reserve for exchanges difference on translation is used to record the difference arising from translating the financial statements of our foreign operations AFP Genesis (Ecuador) from its functional currency (U.S. dollar) to our presentation currency (Chilean peso).

Miscellaneous other reserves:

Miscellaneous other reserves include the following:

a)	On December 31, 2009, issued capital balance includes price-level restatement adjustments that were not reversed when adopted IFRS in 2009.

b)	Share of miscellaneous other reserves of associates accounted for using equity method.

21.4 Dividends

MetLife Chile Acquisition Co. S.A. does not have a minimum dividend policy and is not legally required. The Company distribute dividends once approved by Shareholders’ Meeting.

As of September 30, 2014 (unaudited) and December 31, 2013, the Company has not distributed any cash dividends.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

21.5 Non-controlling interest

Non-controlling interests	2014 (unaudited) MCh$	2013 MCh$
Beginning balance	90,225	—
ProVida acquisition	—	88,548
Non-controlling interest acquisitions	(21,729)	—
Non-controlling income	3,734	1,677
Other	—	—

Total	72,230	90,225

NOTE 22. MISCELLANEOUS OTHER OPERATING EXPENSES

Miscellaneous other operating expenses are as follows:

	For the nine months ended September 30,		For the three months ended September 30,
	2014 (unaudited)	2013 (unaudited)	2014 (unaudited)	2013 (unaudited)
	MCh$	MCh$	MCh$	MCh$
Administrative expenses	(16,654)	—	(6,067)	—
Data processing expenses	(6,535)	—	(3,212)	—
Other operating expenses (1)	(2,215)	—	(776)	—
Marketing expenses	(3,712)	—	(1,105)	—

Total	(29,116)	—	(11,160)	—

(1)	Expenses incurred for the evaluation and qualification of disability status of participants.

NOTE 23. OTHER NON-OPERATING INCOME

Other non-operating income is detailed as follows:

	For the nine months ended September 30,		For the three months ended September 30,
	2014 (unaudited)	2013 (unaudited)	2014 (unaudited)	2013 (unaudited)
	MCh$	MCh$	MCh$	MCh$
Rentals	1,239	—	419	—
Gains on sales of assets	18	—	—	—
Other	547	—	1	—

Total	1,804	—	420	—

(*)	The sale of associates occurred in January 2013 and in March 2013. Net gain on sale of AFORE Bancomer was MCh$38,755. Net gain on sale of AFP Horizonte was MCh$26,834.

NOTE 24. CONTINGENCIES AND RESTRICTIONS

As of December 31, 2013, MetLife Chile Acquisition Co. S.A and its subsidiary Inversiones Previsionales S.A. have no contingencies or restrictions that could materially affect these financial statements.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

However, AFP ProVida provides with the following comments:

a) Guarantees given:

AFP ProVida, as authorized at the extraordinary shareholders’ meeting held on January 7, 2002, had guaranteed a debt of UF 400,000 (MCh$9,324) to its equity method investee Administradora de Fondos de Cesantía de Chile S.A. (AFC Chile). The debt was incurred so that AFC Chile could comply with certain requirements of the Unemployment Insurance Administration which may include, but are not limited to, standby letters of credit. The guarantee given by AFP ProVida stated that it became warrantor and joint co-signer exclusively for 37.8% of the aforementioned amount intended to cover any eventual payments of bank guarantee letters signed by Administradora de Fondos de Cesantía de Chile S.A., in addition to the respective promissory notes.

On February 4, 2010, the Administradora de Fondos de Cesantía reimbursed ProVida with bank guarantee letters for UF 160,000 (MCh$3,730), thus the remaining amount of UF 240,000 (MCh$5,594) was guaranteed by AFP ProVida. Through Official Letter No. 0227 dated August 22, 2012, Sociedad Administradora de Fondos de Cesantía de Chile S.A. was requested to replace the bank guarantee letters expiring on April 25, 2013 by other guarantee letters for the same value equivalent to UF 240,000 (MCh$5,594) and effective until January 31, 2014.

On March 26, 2013, AFC Chile settled its obligations to the issuer of the guarantee letters for a total of UF 240,000 (MCh$5,594) releasing ProVida as warrantor and joint co-signer.

The contract with AFC Chile ended on October 7, 2013, which initiated the process of liquidation of AFC Chile. At the Extraordinary Shareholders meeting of AFC Chile held on November 7, 2013, a liquidation commission of four members was designated to complete such process which will be finalized in a period that shall not exceed three years. The entire liquidation process will be overseen and the final authorization to liquidate AFC Chile will be granted by the Superintendency of Pensions.

b) Disability and Survival Pensions and Life Annuities

Article 82 of D.L. 3,500 of 1980 established that when an insurance company does not fulfill obligations originating from signed contracts, the State Guarantee will cover the minimum fixed income defined in Articles 73, 77 and 78. For income or pensions exceeding those amounts, the State Guarantee will cover 75% of the excess, with a maximum of UF 45 (MCh$1).

ProVida’s contingency is approximately UF 914,019 (MCh$21,305). The basic assumptions of this calculation made on pensions generated before January 1, 1988 are based on a life expectancy of 28 years for pension beneficiaries, an annual discount rate of 5% and the application of the previously mentioned State Guarantee. Pension fund participants’ claims against insurance companies would be subject to the privilege established in Article 2,472, No 4 of the Civil Code.

c) Insurance Contract

AFP ProVida maintains an insurance contract with BBVA Seguros de Vida S.A. effective January 1, 2005 to December 31, 2009 with payment rates described in Note 12. b), establishing an adjustment in the insurance rate in accordance with variations of casualties and monthly pre-payments of financial revenues.

On June 30, 2013, AFP ProVida received UF 32,288.96 (MCh$753) from the insurance company BBVA Seguros de Vida corresponding to the January 2005-June 2009 period.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

On June 30, 2012, AFP ProVida received UF 115,574.35 (MCh$2,694) from the insurance company BBVA Seguros de Vida corresponding to the January 2005-June 2009 period.

d) Litigation or other actions in which the company is involved:

As of December 31, 2013, there are labor litigations against ProVida filed by former employees in various courts throughout the country. In the opinion of the in-house Legal Counsel, the outcome of these litigations should not have a significant unfavorable effect on ProVida’s results.

Additionally, there are pending lawsuits related to pension matters in certain courts whose outcome in the opinion of the in-house Legal Counsel should not have a significant effect on ProVida’s results.

Nevertheless, it is probable that an outflow or resources embodying economic benefits will be required to settle the lawsuits and a sufficiently reliable estimate of the obligation was made and recognized for MCh$284 as of December 31, 2013.

As of September 30, 2014 (unaudited), MetLife Chile Acquisition Co. S.A and its subsidiary Inversiones Previsionales S.A. have no contingencies or restrictions that could materially affect these financial statements.

However, AFP ProVida provides with the following comments:

e) Disability and Survival Pensions and Life Annuities

Article 82 of D.L. 3,500 of 1980 established that when an insurance company does not fulfill obligations originating from signed contracts, the State Guarantee will cover the minimum fixed income defined in Articles 73, 77 and 78. For income or pensions exceeding those amounts, the State Guarantee will cover 75% of the excess, with a maximum of UF 45 (MCh$1).

ProVida’s contingency is approximately UF 914,019 (MCh$22,090). The basic assumptions of this calculation made on pensions generated before January 1, 1988 are based on a life expectancy of 28 years for pension beneficiaries, an annual discount rate of 5% and the application of the previously mentioned State Guarantee. Pension fund participants’ claims against insurance companies would be subject to the privilege established in Article 2,472, No 4 of the Civil Code.

f) Insurance Contract

AFP ProVida maintains an insurance contract with BBVA Seguros de Vida S.A. effective January 1, 2005 to December 31, 2009, such contract might be terminated 48-months after expiration date; under mutual agreement of the parties this contract was terminated and settled on March 31, 2014.

g) Litigation or other actions in which the company is involved

As of September 30, 2014, there are labor litigations against our subsidiary ProVida filed by former employees in various courts throughout the country. In the opinion of the in-house Legal Counsel, the outcome of these litigations should not have a significant unfavorable effect on ProVida’s results.

Additionally, there are pending lawsuits related to pension matters in certain courts whose outcome in the opinion of the in-house Legal Counsel should not have a significant effect on ProVida’s results.

METLIFE CHILE ACQUISITION CO. S.A. AND SUBSIDIARIES

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30,

2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Nevertheless, it is probable that an outflow or resources embodying economic benefits will be required to settle the lawsuits and a sufficiently reliable estimate of the obligation was made and recognized for MCh$300 as of September 30, 2014 (unaudited).

NOTE 25. SEGMENTS

The Company has only one segment.

NOTE 26. SUBSEQUENT EVENTS

a) Inversiones Previsionales S.A. (or “Previsionales”) was undergoing legal dissolution due to the merger with MetLife Chile Acquisition Co. S.A.

Effective October 31, 2014, was legally dissolved as a consequence of the acquisition of all shares by MetLife Chile Acquisition Co. S.A. over a period longer than 10 consecutive days from October 20, 2014. The Company purchased the net assets of Previsionales, with all rights and obligations, and then absorbed by AFP ProVida which were property of Previsionales). In light of the previously mentioned, this is only a change in which the MetLife is controlling AFP ProVida with no effective change of controlling entity. After purchasing the equity shares MetLife Chile Acquisition Co. S.A. is now the owner of 308,928,816 outstanding shares, 93.24% of the equity of AFP ProVida.

b) Change in the capital structure of the Company

As agreed on extraordinary shareholder’s meeting on November 12, 2014, two decisions were made. The modification of the denomination of the capital stock from USD to CLP; and, the reduction of outstanding shares from 2.081.600.000 to 308.928.816 without reducing the capital stock or modifying any item related to the rights given by the stocks in the company. As of the issuance date of these financial statements, the minute of the mentioned meeting is in process of legalization as required by the current Chilean laws and regulations.

c) Reduction of Capital and dividends

As agreed on an extraordinary shareholder’s meeting on November 12, 2014, two decisions were made. A dividend distribution out of the retained earnings as of Dec 31, 2013 of about MCh$ 24,772. Likewise, it was agreed a decrease in capital stock of MCh$ 87,082, which should be materialized through an effective reduction as well as the corresponding refunds to shareholders as mentioned. As of the issuance date of these financial statements, the minute of the mentioned meeting is in process of legalization as required by the current Chilean laws and regulations.

From October 1, 2014 and the date of this Interim Consolidated Financial Statements (November 14, 2014), there has not been other subsequent events that could affect the presentation of the mentioned financial statements.

Deloitte Auditores y Consultores Limitada RUT: 80.276.200-3 Rosario Norte 407 Las Condes, Santiago Chile Fono: (56-2) 2729 7000 Fax: (56-2) 2374 9177 e-mail: deloittechile@deloitte.com www.deloitte.cl

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of

Administradora de Fondos de Pensiones ProVida S.A.

We have audited the accompanying consolidated statements of financial position of Administradora de Fondos de Pensiones ProVida S.A. and subsidiaries (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2013, all expressed in millions of Chilean pesos. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Administradora de Fondos de Pensiones ProVida S.A. and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013, in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States of America), the Company’s internal control over financial reporting as of December 31, 2013, based on the criteria established in Internal Control – Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated April 29, 2014 (not included within this Registration Statement) expressed an unqualified opinion on the Company’s internal control over financial reporting.

April 29, 2014

Santiago, Chile

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2013 AND 2012

		As of December 31,
		2013	2012
	Note	MCh$	MCh$
Assets
Current Assets
Cash and cash equivalents	5	45,029	41,245
Financial assets at fair value through profit and loss	14	4,451	20,305
Trade and other receivables	8	5,815	8,466
Accounts receivable from related parties	10	1,484	3,411
Inventories		123	264
Prepayments	9	604	293
Current tax assets	11	5,432	—
Other current assets	19	38	32
Non-current assets held for sale	18	—	26,431

Total Current Assets		62,976	100,447

Non-Current Assets
Mandatory investment	6	234,929	217,072
Trade and other receivables, net	8	479	519
Investments accounted for using equity method	13	7,401	6,056
Intangible assets other than goodwill	16	25,873	34,949
Goodwill	17	273	273
Property, plant and equipment, net	15	23,703	26,383
Deferred tax assets	11	—	1,465
Prepayments	9	314	—
Other non-current assets	19	48	66

Total Non-Current Assets		293,020	286,783

Total Assets		355,996	387,230

The accompanying notes are an integral part of these consolidated financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2013 AND 2012

		As of December 31,
		2013	2012
	Note	MCh$	MCh$
Liabilities and Equity
Current Liabilities
Interest-bearing borrowings	20	62	67
Trade and other payables	21	58,226	23,650
Accounts payable to related parties	10	510	775
Provisions	22	13,410	10,414
Current tax liabilities	11	5,279	3,078
Other current liabilities	23	114	52
Accrued liabilities		1,601	888

Total Current Liabilities		79,202	38,924

Non-Current Liabilities
Interest-bearing borrowings	20	246	299
Deferred tax liabilities	11	33,795	32,520
Other non-current liabilities	23	746	813

Total Non-Current Liabilities		34,787	33,632

Equity
Issued capital	24	104,764	104,764
Other reserves	24	963	(543)
Retained earnings	24	136,280	210,453

Equity attributable to owners of parent		242,007	314,674

Non-controlling interests		—	—

Total Equity		242,007	314,674

Total Liabilities and Equity		355,996	387,230

The accompanying notes are an integral part of these consolidated financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

		For the years ended December 31,
		2013	2012	2011
	Note	MCh$	MCh$	MCh$
Revenues from Operations
Revenue	7	171,762	163,718	153,248
Mandatory investments	6	14,991	14,515	(3,469)

Total Revenues from Operations		186,753	178,233	149,779

Expenses from Operations
Life and disability insurance premium expense	12	(2,095)	3,718	2,326
Employee expenses		(43,728)	(32,157)	(30,605)
Depreciation and amortization	15-16	(13,601)	(8,676)	(8,207)
Impairment losses		(66)	(315)	—
Miscellaneous other operating expenses	27	(35,746)	(31,934)	(30,665)

Total Expenses from Operations		(95,236)	(69,364)	(67,151)

Net Operating Income		91,517	108,869	82,628

Other Income (Expenses):
Finance costs	28	(22)	(30)	(121)
Financial income (expenses)		2,177	2,916	1,553
Share of profit (loss) of associates accounted for using equity method	13	8,024	13,233	9,711
Exchange differences		86	(10)	122
Other non-operating income	30	68,594	4,901	3,050
Other non-operating expenses	29	(723)	(339)	(376)

Total Other Income (Expenses)		78,136	20,671	13,939

Profit (Loss) before Income Tax		169,653	129,540	96,567

Income tax expense	11	(29,567)	(25,506)	(17,712)

Profit (loss) after tax from continuing operations		140,086	104,034	78,855

Profit (loss) after tax from discontinuing operations		—	—	—

Profit (Loss)		140,086	104,034	78,855

Profit (Loss) attributable to owners of parent and non-controlling interests
Profit (loss) attributable to owners of parent		140,086	104,034	78,855
Profit (loss) attributable to non-controlling interests		—	—	—

Profit (Loss)		140,086	104,034	78,855

Earnings (Loss) per Share (in Ch$) Basic and Diluted Earnings Shares:
Basic and diluted earnings (loss) per share from continuing operations		422.82	314.00	238.00

The accompanying notes are an integral part of these consolidated financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

	For the years ended December 31,
	2013	2012	2011
	MCh$	MCh$	MCh$
Profit (loss)	140,086	104,034	78,855
Other Comprehensive Income
Components of other comprehensive income that will not be reclassified to profit or loss	—	—	—

Components of other comprehensive income that will be reclassified to profit or loss, before tax:
Exchange differences on translation:
Gains (losses) on exchange differences on translation, before tax	99	(529)	1,373
Reclassification adjustments on exchange differences on translation, before tax	2,630	—	—

Other comprehensive income, before tax, exchange differences on translation	2,729	(529)	1,373

Total other comprehensive income, before tax, that will be reclassified to profit or loss	2,729	(529)	1,373

Aggregated income tax relating to components of other comprehensive income that will be reclassified to profit or loss	—	—	—

Total Other Comprehensive Income	2,729	(529)	1,373

Total Comprehensive Income	142,815	103,505	80,228

Comprehensive attributable to
Comprehensive income, attributable to owners of parent	142,815	103,505	80,228
Comprehensive income, attributable to non-controlling interests	—	—	—

Total Comprehensive Income	142,815	103,505	80,228

The accompanying notes are an integral part of these financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

STATEMENTS OF CHANGES IN EQUITY FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

	Issued capital MCh$	Share premium MCh$	Changes in Other Reserves			Retained earnings MCh$	Equity attributable to owners of parent MCh$	Non- controlling interest MCh$	Total Equity MCh$
			Reserve of exchange differences on translation MCh$	Other miscellaneous reserves MCh$	Total Other reserves MCh$
Equity at beginning of period 01/01/2013	104,610	154	(3,168)	2,625	(543)	210,453	314,674	—	314,674

Changes in equity

Comprehensive income
Net income	—	—	—	—	—	140,086	140,086	—	140,086
Other comprehensive income	—	—	2,729	—	2,729	—	2,729	—	2,729

Comprehensive income	—	—	2,729	—	2,729	140,086	142,815	—	142,815

Dividends	—	—	—	—	—	(212,749)	(212,749)	—	(212,749)
Increase (decrease) through transfers and other changes	—	—	—	(1,223)	(1,223)	(1,510)	(2,733)	—	(2,733)

Total changes in equity	—	—	—	(1,223)	(1,223)	(214,259)	(215,482)	—	(215,482)

Equity at end of period 31/12/2013	104,610	154	(439)	1,402	963	136,280	242,007	—	242,007

	Issued capital MCh$	Share premium MCh$	Changes in Other Reserves			Retained earnings MCh$	Equity attributable to owners of parent MCh$	Non- controlling interest MCh$	Total Equity MCh$
			Reserve of exchange differences on translation MCh$	Other miscellaneous reserves MCh$	Total Other reserves MCh$
Equity at beginning of period 01/01/2012	104,610	154	(2,639)	2,690	51	199,965	304,780	—	304,780

Changes in equity

Comprehensive income
Net income	—	—	—	—	—	104,034	104,034	—	104,034
Other comprehensive income	—	—	(529)	—	(529)	—	(529)	—	(529)

Comprehensive income	—	—	(529)	—	(529)	104,034	103,505	—	103,505

Dividends	—	—	—	—	—	(93,675)	(93,675)	—	(93,675)

Increase (decrease) through transfers and other changes	—	—	—	(65)	(65)	129	64	—	64
Total changes in equity	—	—	—	(65)	(65)	(93,546)	(93,611)	—	(93,611)

Equity at end of period 31/12/2012	104,610	154	(3,168)	2,625	(543)	210,453	314,674	—	314,674

The accompanying notes are an integral part of these financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

STATEMENTS OF CHANGES IN EQUITY FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

			Changes in Other Reserves
	Issued capital	Share premium	Reserve of exchange differences on translation	Other miscellaneous reserves	Other reserves	Retained earnings	Equity attributable to owners of parent	Non- controlling interest	Total Equity
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Equity at beginning of period 01/01/2011	104,610	154	(4,012)	2,606	(1,406)	190,636	293,994	—	293,994

Changes in equity

Comprehensive income
Net income	—	—	—	—	—	78,855	78,855	—	78,855
Other comprehensive income	—	—	1,373	—	1,373	—	1,373	—	1,373

Comprehensive income	—	—	1,373	—	1,373	78,855	80,228	—	80,228

Dividends	—	—	—	—	—	(69,526)	(69,526)	—	(69,526)
Increase (decrease) through transfers and other changes	—	—	—	84	84	—	84	—	84

Total changes in equity	—	—	—	84	84	(69,526)	(69,442)	—	(69,442)

Equity at end of period 31/12/2011	104,610	154	(2,639)	2,690	51	199,965	304,780	—	304,780

The accompanying notes are an integral part of these financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

	For the years ended December 31,
	2013	2012	2011
	MCh$	MCh$	MCh$
Cash Flows from Operating Activities
Fee income	162,125	153,602	140,543
Payment to suppliers	(35,518)	(31,605)	(32,689)
Premium paid	(182)	(310)	(898)
Remunerations paid	(40,869)	(32,352)	(30,499)
Dividends received	3.974	8,594	7,355
Interest received	2,084	2,905	1,450
Income taxes paid	(26,516)	(18,153)	(14,278)
Other inflows from operations	17,150	21,939	20,912
Other outflows from operations	(4,326)	(10,655)	(5,950)

Net cash flows from (used in) operating activities	77,922	93,965	85,947

Cash flows from (used in) investing activities
Proceeds from sales of property, plant and equipment	1,319	3,247	911
Proceeds from sales of shares from mandatory investments	10,471	7,410	8,809
Proceeds from sales of equity method investees	93,295	—	—
Payments for acquiring shares of mandatory investments	(13,338)	(8,549)	(9,170)
Purchase of property, plant and equipment	(1,936)	(4,381)	(3,670)
Other cash outflows from investing activities	(503)	(1,472)	(14,575)
Other cash inflows from investing activities	17,238	5,932	1,135

Net cash flows from (used in) investing activities	106,547	2,187	(16,560)

Cash flows from (used in) financing activities:
Proceeds from borrowings	26	5,058	3,145
Proceed from borrowings from related companies	105,442	9,551	7,400
Repayments of borrowings	(265)	(4,519)	(2,816)
Repayments of borrowing from related companies	(105,600)	(9,439)	(8,430)
Dividend paid	(180,289)	(91,649)	(69,760)

Net cash flows from (used in) financing activities	(180,686)	(90,998)	(70,461)

Net increase (decrease) in cash and cash equivalents before effect of exchange rate changes	3,784	5,154	(1,074)
Effect of exchange rate changes on cash and cash equivalents	—	—	—

Net increase (decrease) in cash and cash equivalents	3,784	5,154	(1,074)

Cash and cash equivalents at beginning of period	41,245	36,091	37,165

Cash and cash equivalents at end of period	45,029	41,245	36,091

The accompanying notes are an integral part of these financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

NOTE 1. CORPORATE INFORMATION

AFP ProVida S.A. is a public corporation and legally domiciled at 100 Pedro de Valdivia Avenue, 16th floor, commune of Providencia in Santiago de Chile. The terms “AFP ProVida”, “ProVida” and “Company”, refer to the Pension Funds Administrator AFP ProVida S.A., unless otherwise stated. References to “AFP” or “AFPs” refer to private pension funds administrators in general.

AFP ProVida was constituted by public deed granted by Mr. Patricio Zaldivar Mackenna, Notary of Santiago, on March 3, 1981, and authorized to initiate activities by the Superintendency of Pensions, through Resolution No. E-006/81 of April 1, 1981.

The sole objective of the Company is to administer ProVida’s Pension Funds Types A, B, C, D and E, under the terms established in Decree Law 3.500 of 1980 and its amendments, and to provide the services as established therein. From 1994 onward, through Law 19.301, the business of the AFPs was expanded by allowing them to invest in pension business-related entities. Likewise, they were allowed to invest in central securities depositories entities as referred to in Law No. 18,876.

On June 13, 1983, AFP ProVida was registered in the Securities Registry of the Superintendency of Securities and Insurance (SVS) under number 0211, initiating affiliation activities into the system on May 2, 1981, and collecting contributions from June 1 of the same year.

Business activities of AFP ProVida are regulated by the Superintendency of Pensions.

Change of controlling parent

Pursuant to an agreement with Banco Bilbao Vizcaya Argentaria, S.A. and BBVA Inversiones Chile S.A. (together, “BBVA”), a subsidiary of MetLife, Inc. acquired 64.32% of the outstanding shares of AFP ProVida from BBVA and conducted a public cash tender offer, through which MetLife acquired an additional 27.06% of the outstanding shares of AFP ProVida. As a result, as of October 1, 2013, MetLife, Inc., through its wholly-owned Chilean subsidiaries Inversiones Previsionales S.A. and MetLife Acquisition Co., owned 91.38% of the total outstanding shares of AFP ProVida, for a total acquisition price of US$1.9 billion.

NOTE 2. GENERAL INFORMATION

a) Regulation of the Pension System

Pension Funds Administrators are corporations whose sole and exclusive objective is to administer Pension Funds, as well as grant and administer their benefits and services as required by law. AFPs are subject to the rules and regulations of Decree Law 3,500 of 1980 of the Superintendency of Pensions and, in supplementary form, the requirements of Law No. 18,046 of Corporations issued in 1981.

Law No. 20,255, which became effective on July 1, 2009, introduced amendments to DL No. 3,500 in relation to the Pension Reform, as well as Law No. 20,366, which regulates the benefits of the Solidarity Pension system.

The Superintendency of Pensions is the regulatory body that oversees AFPs through monitoring legal, administrative and financial aspects of their operations, sanctioning any non-compliance with regulations, and ensuring full compliance with minimum capital and mandatory investment requirements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

b) Economic Activity

To strengthen its competitive position, ProVida, like other large AFPs, merged with smaller AFPs in order to increase its market share and reach economies of scale.

On May 2, 1995, through Resolution No. E-107-95, the Superintendency of Pensions authorized the Company’s merger with El Libertador Pensions Fund.

On May 28, 1998, ProVida acquired a 99.99% ownership interest of AFP Unión S.A. (“AFP Unión”) from Inversiones Interamericana S.A. Resolution No. E-146-98 authorized the merger with AFP ProVida and their respective pension funds on June 1, 1998.

On March 18, 1998, Corp Group Pensions acquired an 89.1% ownership interest of AFP Protección S.A. (“AFP Protección”); subsequently, on January 1, 1999, ProVida acquired AFP Protección’s ownership interest held by Corp Group Pensions and by minority shareholders. Resolution No. E-156-98 authorized the merger with AFP ProVida and its respective pension funds on January 1, 1999.

Furthermore, starting in 1993, ProVida began to participate in private pension funds systems in other Latin American countries by acquiring ownership interests in AFP Horizonte (Peru), AFP Génesis (Ecuador) and AFORE Bancomer (Mexico) through its wholly-owned subsidiary ProVida Internacional.

On November 27, 2012, the Extraordinary Shareholders Meeting of ProVida Internacional S.A., approved the sale of its shares held on the Mexican investee AFORE Bancomer. The net gain on sale was MCh$38,755.

Subsequently, on January 23, 2013, the Shareholders Meeting of ProVida Internacional S.A. approved the sale of its shares held on the Peruvian investee AFP Horizonte. The net gain on sale was MCh$26,834.

Currently, ProVida only holds a controlling equity interest in AFP Génesis in Ecuador.

Within Chile, AFP ProVida is an important shareholder of the Centralized Securities Depository (“DCV”) holding a 23.14% of equity interest, and of PreviRed.com, an entity that offers online services for the collection of pension fund contributions, where ProVida holds a 37.87% ownership interest. Furthermore, in January 2002, a new company known as the Administradora de Fondos de Cesantia de Chile S.A. (“AFC”) was created as a result of the approval by a consortium comprised of AFPs, in order to administer Unemployment Insurance. Operations began on October 1, 2002, and AFP ProVida currently holds a 49.2% ownership interest (37.8% directly and 11.4% indirectly). AFC is currently in the process of liquidation as the administration of the unemployment insurance license has expired. The liquidation process will be finalized after the Superintendency of Pensions provides clearance over such process, which shall not exceed three years.

The law requires that all AFPs have one single social objective and are authorized to provide the following services:

Collect and administer contributions made by participants — The collection and administration service that AFPs provide refers to both mandatory and voluntary contributions made by participants.

Invest contributions of participants in pension funds administered by the AFP — In terms of the general objective of its investing activities, ProVida administers the investment portfolios composed of participants contributions, seeking the highest possible returns based on the risk level and terms of each participants’ profile.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

For this purpose and according to prevailing regulations, participants can choose from five types of funds that allow them to maximize their expected pension in accordance with their specific risk profile. The types of funds differentiate themselves, as stipulated by law, by the percentage invested in variable income securities. Hence, the funds are classified from Fund Type A, with the highest level of variable income securities, to Fund Type E, which includes a maximum 5% invested in variable income securities. Investing activities are strictly regulated by the Superintendency of Pensions in order to ensure that the investment portfolio by type of fund complies with the variable income risk permitted in each one.

Manage life and disability benefits for participants – Until June 2009, ProVida contracted insurance to cover its obligation to provide life and disability benefits for its participants. The Pension Reform Law eliminated the individual responsibility of AFPs in connection with the life and disability insurance, by establishing that the AFPs as a group purchase a single, fixed insurance premium through a bidding process to cover this obligation. Such insurance is awarded to one or more insurance companies, based on the best economic offer.

In May 2009, the first bidding process was held, for a 12-month coverage period beginning on July 1, 2009 of life and disability insurance. The cost of the insurance under this new format was 1.87% of the contributable salaries of participants in the AFPs. Therefore, since ProVida no longer provided coverage of this insurance, the Company reduced the fees charged to its participants from 2.64% to 1.54% of contributable salaries beginning July 2009.

In May 2010, the second bidding process for life and disability insurance was held by the AFPs for the period July 2010-June 2012. The rate was reduced to 1.49% of the contributable salaries.

In May 2012, the third bidding process for life and disability insurance was held, effective July 1, 2012 for a 24-month coverage period (July 2012-June 2014). The related premium is 1.26% of the contributable salaries.

In the case of dependent workers, the contribution to finance the insurance (additional contribution) is paid by the employer, except for dependent workers between 18 and 35 years old who receive pension subsidies. This obligation became effective on July 1, 2009, and a temporary grace period for workers with fewer than 100 employees ended in June 2011. Beginning in July 2011, the insurance cost is financed completely by employers.

Provide retirement pension for participants – The service of providing retirement pensions stipulates that each AFP must furnish the specific benefits of retirement pensions to its participants who meet the legal retirement age requirement of 60 years for women and 65 years for men.

Finally, the last change introduced by the Pension Reform in 2010 refers to the bidding process of all new participants entering to the private pension system over a 24-month period. This change was adopted to motivate price competition so as to obtain lower commissions for the participant; to generate greater price sensitivity to the demand; to ease the entry of new entities into the AFP industry; and to safeguard the participants’ pensions.

The bid is awarded to the AFP offering the lowest fee commission rate (lower than those prevailing at the date of the bid) for a 24-month period. The lowest fee commission rate shall be applied to the existing portfolio and the new affiliates.

AFP Modelo was awarded with new participants entering into the pension system through offering the lowest fee commission rate of 1.14%, in the 2010 bidding process for a 24-month. Also, AFP Modelo was awarded with new participants in the second bidding process in 2012 through offering the lowest fee commission rate of 0.77%.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

In January 2014, the third bidding process was held where AFP Planvital was awarded with new participants through offering the lowest fee commission of 0.47%.

ProVida believes it has competitive advantages in order to successfully face new conditions in the industry. In addition, ProVida has implemented processes and developments to fully comply with the amendments of the Pension Reform Law, and it is continuously training its employees in order to provide the best service to its customers.

NOTE 3. APPLICATION OF NEW AND REVISED INTERNATIONAL FINANCIAL REPORTING STANDARDS (IFRS)

a) New and revised IFRS effective in the current year

New Standards	Effective date
IFRS 10, Consolidated Financial Statements	Annual periods beginning on or after January 1, 2013
IFRS 11, Joint Arrangements	Annual periods beginning on or after January 1, 2013
IFRS 12, Disclosure of Interests in Other Entities	Annual periods beginning on or after January 1, 2013
IAS 27 (2011), Separate Financial Statements	Annual periods beginning on or after January 1, 2013
IAS 28 (2011), Investments in Associates and Joint Ventures	Annual periods beginning on or after January 1, 2013
IFRS 13, Fair Value Measurement	Annual periods beginning on or after January 1, 2013
IAS 19, Employee Benefits (2011)	Annual periods beginning on or after January 1, 2013

Amendments to IFRS	Effective date
IAS 1, Presentation Financial Statements – Presentation of Items of Other Comprehensive Income	Annual periods beginning on or after July 1, 2012
IFRS 7, Financial Instruments: Disclosures – Offsetting Financial Assets and Financial Liabilities	Annual periods beginning on or after January 1, 2013
IFRS 10, IFRS 11 and IFRS 12 – Consolidated Financial Statements, Joint Arrangements and Disclosure of Interests in Other Entities – Transition Guidance	Annual periods beginning on or after January 1, 2013

IFRS 10, Consolidated Financial Statements

On May 12, 2011, the IASB issued IFRS 10 Consolidated Financial Statements, which is a replacement of IAS 27 Consolidated and Separate Financial Statements and SIC – 12 Consolidation – Special Purpose Entities. The objective of IFRS 10 is to have a single basis for consolidation for all entities, regardless of the nature of the investee, and that basis is control. The definition of control includes three elements: power over an investee, exposure or rights to variable returns of the investee and the ability to use power over the investee to affect the investor’s returns. IFRS 10 provides detailed guidance on how to apply the control principle in a number of situations, including agency relationships and holdings of potential voting rights. An investor would reassess whether it controls an investee if there is a change in facts and circumstances. IFRS 10 replaces those parts of IAS 27 that address when and how an investor should prepare consolidated financial statements and replaces SIC – 12 in its entirety. The effective date of IFRS 10 is January 1, 2013, with earlier application permitted under certain circumstances. Management estimates that these changes have not had an impact on the accounting policies for the period.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

IFRS 11, Joint Arrangements

On May 12, 2011, the IASB issued IFRS 11 Joint Arrangements which supersedes IAS 31 Interests in Joint Ventures and SIC – 13 Jointly Controlled Entities – Non-Monetary Contributions by Venturers. IFRS 11 classifies joint arrangements as either joint operations (combining the existing concepts of jointly controlled assets and jointly controlled operations) or joint ventures (equivalent to the existing concept of a jointly controlled entity). A joint operation is a joint arrangement whereby the parties that have joint control have rights to the assets and obligations for the liabilities. A joint venture is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the arrangement. IFRS 11 requires the use of the equity method of accounting for interests in joint ventures thereby eliminating the proportionate consolidation method. The effective date of IFRS 11 is January 1, 2013, with earlier application permitted under certain circumstances. Management estimates that these changes have not had an impact on the accounting policies for the period.

IFRS 12, Disclosure of Interests in Other Entities

On May 12, 2011, the IASB issued IFRS 12 Disclosure of Interests in Other Entities which requires extensive disclosures relating to an entity’s interests in subsidiaries, joint arrangements, associates and unconsolidated structured entities. IFRS 12 establishes disclosure objectives and specifies minimum disclosures that an entity must provide to meet those objectives. An entity should disclose information that helps users of its financial statements evaluate the nature and risks associated with interests in other entities and the effects of those interests on its financial statements. The disclosure requirements are extensive and significant effort may be required to accumulate the necessary information. The effective date of IFRS 12 is January 1, 2013 but entities are permitted to incorporate any of the new disclosures into their financial statements before that date. Management estimates that these amendments have not had an impact on the disclosures for the period.

IAS 27 (2011), Separate Financial Statements

IAS 27 (2008) Consolidated and Separate Financial Statements has been amended for the issuance of IFRS 10 but retains the current guidance for separate financial statements. Management estimates that this Standard has not had an impact on the accounting policies for the period as the Company does not prepare separate financial statements.

IAS 28 (2011), Investments in Associates and Joint Ventures

IAS 28 Investments in Associates has been amended for conforming changes based on the issuance of IFRS 10 and IFRS 11.

Management estimates that these changes have not had an impact on the accounting policies for the period.

IFRS 13, Fair Value Measurement

On May 12, 2011, the IASB issued IFRS 13 Fair Value Measurement, which establishes a single source of guidance for fair value measurement under IFRS. The Standard applies to both financial and non-financial items measured at fair value. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date” (i.e., an exit price). IFRS 13 is effective for annual periods beginning on or after January 1, 2013, with early adoption permitted, and applies prospectively from the beginning of the annual period in which the Standard is adopted. Management estimates that these amendments have not had an impact on the accounting policies for the period.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

Amendment to IAS 19, Employee Benefits

On June 16, 2011, the IASB issued amendments to IAS 19 Employee Benefits (2011) that change the accounting for defined benefit plans and termination benefits. The amendments require the recognition of changes in the defined benefit obligation and in plan assets when those changes occur, eliminating the corridor approach and accelerating the recognition of past service costs.

Changes in the defined benefit obligation and plan assets are disaggregated into three components: service costs, net interest on the net defined benefit liabilities (assets) and remeasurements of the net defined benefit liabilities (assets).

Net interest is calculated using high quality corporate bond yield. This may be lower than the rate used to calculate the expected return on plan assets, resulting in a decrease in net income. The amendments are effective for annual periods beginning on or after January 1, 2013, with earlier application permitted. Retrospective application is required with certain exceptions. Management estimates that these changes have not had an impact on the accounting policies for the period.

Amendments to IAS 1, Presentation of Financial Statements

On June 16, 2011, the IASB issued Presentation of Items of Other Comprehensive Income (amendments to IAS 1). The amendments retain the option to present profit or loss and other comprehensive income in either a single continuous statement or in two separate but consecutive statements. Items of other comprehensive income are required to be grouped into those that will and will not subsequently be reclassified to profit or loss. Tax on items of other comprehensive income is required to be allocated on the same basis. The measurement and recognition of items of profit or loss and other comprehensive income are not affected by the amendments, which are applicable for reporting periods beginning on or after July 1, 2012 with earlier application permitted. Other than the above mentioned presentation changes, the application of the amendments to IAS 1 does not result in any impact on profit or loss, other comprehensive income and total comprehensive income.

Amendment to IFRS 7, Offsetting Financial Assets and Financial Liabilities

IFRS 7Financial Instruments: Disclosures was amended to require information about all recognized financial instruments that are set off in accordance with paragraph 42 of IAS 32 Financial Instruments: Presentation. The amendments also require disclosure of information about recognized financial instruments subject to enforceable master netting arrangements and similar agreements even if they are not set off under IAS 32. The IASB believes that these disclosures will allow financial statement users to evaluate the effect or potential effect of netting arrangements, including rights of set-off associated with an entity’s recognized financial assets and recognized financial liabilities, on the entity’s financial position. The amendments are effective for annual periods beginning on or after January 1, 2013. Early application is permitted. Management estimates that these amendments have not had an impact on the accounting policies for the period.

Amendments to IFRS 10 – Consolidated Financial Statements; IFRS 11 – Joint Arrangement and IFRS 12 – Disclosure of Interests Other Entities – Transition Guidance

On June 28, 2012, the IASB published Consolidated Financial Statements, Joint Arrangements and Disclosure of Interests in Other Entities (Amendments to IFRS 10, IFRS 11, and IFRS 12). The amendments are intended to provide additional transition relief in for IFRS 10, IFRS 11 and IFRS 12 by limiting the requirement to provide adjusted comparative information to only the preceding comparative period. Also, amendments to IFRS 11 and

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

IFRS 12 eliminate the requirement to provide comparative information for periods prior to the immediately preceding period. The effective date of these amendments is for periods. The effective date of these amendments, annual periods beginning on or after 1 January 2013, is aligned with the effective dates of IFRS 10, IFRS 11 and IFRS 12. Management estimates that these amendments have not had an impact on the Accounting Policies for the period.

d) New and revised IFRS in issue but not yet effective:

New Standards	Effective date
IFRS 9, Financial Instruments	Annual periods beginning on or after January 1, 2018
IFRS 14, Regulatory Deferral Account	Annual periods beginning on or after January 1, 2016

Amendments to Standards	Effective date
IAS 19, Employee Benefits – Employee benefit plans: Employee contributions	Annual periods beginning on or after July 1, 2014
IAS 32, Financial instruments: presentation – Clarified requirements for offsetting of financial assets and financial liabilities	Annual periods beginning on or after January 1, 2014
Investment Entities – Amendments to IFRS 10, Consolidated Financial Statements; IFRS 12 Disclosure of Interests with Other Entities and IAS 27 Separate Financial Statements	Annual periods beginning on or after January 1, 2014
IAS 36, Impairment of Assets – Recoverable Amount Disclosures for Non-Financial Assets	Annual periods beginning on or after January 1, 2014
IAS 39, Financial Instruments: Recognition and measurement – Novation of Derivatives and Continuation of Hedge Accounting	Annual periods beginning on or after January 1, 2014

New Interpretations
IFRIC 21, Levies	Annual periods beginning on or after January 1, 2014

IFRS 9, Financial Instruments

On November 12, 2009, the IASB issued IFRS 9 Financial Instruments (IFRS 9). This Standard introduces new requirements for the classification and measurement of financial assets and is effective from 1 January 2013 with early adoption permitted. IFRS 9 specifies how an entity shall classify and measure its financial assets. This Standard requires that all financial assets be classified on the basis of an entity’s business model for managing the financial assets and the contractual cash flow characteristics of the financial asset. Financial assets are either measured at amortized cost or at fair value. Only those financial assets measured at amortized cost are tested for impairment. Additionally, on 28 October 2010, the IASB published a revised version of IFRS 9. The revised standard retains the requirements for classification and measurement of financial assets that were published in November 2009 but adds guidance on the classification and measurement of financial liabilities. As part of its restructuring of IFRS 9, the IASB also copied the guidance on derecognition of financial instruments and related implementation guidance from IAS 39 to IFRS 9. This new guidance concludes the first part of Phase 1 of the Board’s project to replace IAS 39. The other phases, impairment and hedge accounting, are not yet completed.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

The guidance included in IFRS 9 on the classification and measurement of financial liabilities is unchanged from the classification criteria for financial liabilities currently contained in IAS 39. In other words, financial liabilities will continue to be measured either wholly, or in part, at amortized cost or at fair value through profit or loss (FVTPL). The concept of bifurcating embedded derivatives from a financial liability host contract also remains unchanged. Financial liabilities held for trading would continue to be measured at FVTPL, and all other financial liabilities would be measured at amortized cost unless the fair value option is applied, using the existing criteria in IAS 39.

However, there are two differences compared to IAS 39:

•	The presentation of the effects of changes in fair value attributable to a liability’s credit risk; and

•	The elimination of the cost exemption for derivative liabilities to be settled by delivery of unquoted equity

On December 16, 2011, the IASB issued Mandatory Effective Date of IFRS 9 and Transition Disclosures, deferring the mandatory effective date of both the 2009 and 2010 versions to annual periods beginning on or after January 1, 2015. Prior to the amendments, application of IFRS 9 was mandatory for annual periods beginning on or after January 1, 2013. The amendments modify the requirements for transition from IAS 39 Financial Instruments: Recognition and Measurement to IFRS 9. In addition, the amendments also modify IFRS 7 Financial Instruments: Disclosures to add certain requirements in the reporting period containing the date of initial application of IFRS 9.

On November 19, 2013, the IASB issued a revised version of IFRS 9 which introduces a new chapter to IFRS 9 on hedge accounting, putting in place a new hedge accounting model that is designed to be more closely aligned with how entities undertake risk management activities when hedging financial and non-financial risk exposures. The revised version of IFRS 9 Permits an entity to apply only the requirements introduced in IFRS 9 (2010) for the presentation of gains and losses on financial liabilities designated as at fair value through profit or loss without applying the other requirements of IFRS 9, meaning the portion of the change in fair value related to changes in the entity’s own credit risk can be presented in other comprehensive income rather than within profit or loss. In addition, the revised version of IFRS 9 Removes the mandatory effective date of IFRS 9 (2013), IFRS 9 (2010) and IFRS 9 (2009), leaving the effective date open pending the finalization of the impairment and classification and measurement requirements. The amendments are effective for periods beginning on or after January 1, 2018.

Management has not had the opportunity to consider the potential impact of the adoption of these amendments.

IFRS 14, Regulatory Deferral Accounts

On January 30, 2014 the IASB issued IFRS 14 Regulatory Deferral Accounts. This standard is applicable to first-time adopter of IFRS and for entities which are involved in rate-regulated activities and recognized regulatory deferral account balances under its previous general accepted accounting principles. This standard requires separate presentation of regulatory deferral account balances in the statement of financial position and statement of comprehensive income. IFRS 14 is effective for an entity’s first annual IFRS financial statements for a period beginning on or after January 1, 2016, with earlier application permitted.

Management does not anticipate that the application of this new standard will have any effect on the consolidated financial statements as the Company is not a first-time adopter and it is not involved in rate-regulated activities nor has recognized any regulatory deferral account balances under its previous general accepted accounting principles.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

Amendment to IAS 19 (2011), Employee Benefits

On November 21, 2013, the IASB amended IAS 19 (2011) Employee Benefits to clarify the requirements that relate to how contributions from employees or third parties that are linked to service should be attributed to periods of service. The amendments permit contributions that are independent of the number of years of service to be recognized as a reduction in the service cost in the period in which the service is rendered, instead of allocating the contributions to periods of service. Other contributions by employees or third parties are required to be attributed to periods of service either using the plan’s contribution formula or on a straight-line basis. The amendments are effective for periods beginning on or after July 1, 2014, with earlier application permitted. Management anticipates that the application of these amendments will not have an impact on the applicable accounting policies as the Company has not granted defined benefit plans to its employees.

Amendment to IAS 32, Financial Instruments: Presentation

In December 2011, the IASB amended the accounting requirements and disclosures related to offsetting of financial assets and financial liabilities by issuing amendments to IAS 32 Financial Instruments: Presentation and IFRS 7 Financial Instruments: Disclosures. These amendments are the result of the IASB and US Financial Accounting Standards Board (‘FASB’ undertaking a joint project to address the differences in their respective accounting standards regarding offsetting of financial instruments. The amendments to IAS 32 are effective for annual periods beginning on or after January 1, 2014. Both require retrospective application for comparative periods.

Management believes that this new standard will be adopted in its financial statements for the period beginning January 1, 2014. Last, Management does not anticipate that the adoption of these amendments will have any effect on its consolidated financial statements.

Investment Entities – Amendments to IFRS 10 – Consolidated Financial Statements; IFRS 12 – Disclosures of Involvement in Other Entities and IAS 27 – Separate Financial Statements

On October 31, 2012, the IASB published “Investment Entities (amendments to IFRS 10, IFRS 12 and IAS 27)”, providing an exemption from consolidation of subsidiaries under IFRS 10 ‘Consolidated Financial Statements’ for entities which meet the definition of an ‘investment entity’, such as certain investment funds. Instead, such entities would measure their investment in particular subsidiaries at fair value through profit or loss in accordance with IFRS 9 ‘Financial Instruments’ or IAS 39 “Financial Instruments: Recognition and Measurement”.

The amendments also require additional disclosure about why the entity is considered an investment entity, details of the entity’s unconsolidated subsidiaries, and the nature of relationship and certain transactions between the investment entity and its subsidiaries. In addition, the amendments require an investment entity to account for its investment in a relevant subsidiary in the same way in its consolidated and separate financial statements (or to only provide separate financial statements if all subsidiaries are unconsolidated). The amendments are effective for annual periods beginning on or after January 1, 2014, with early application permitted.

Management does not anticipate that the investment entities amendments will have any effect on its consolidated financial statements as the Company is not an investment entity.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

Amendments to IAS 36 – Recoverable Amount Disclosures for Non-Financial Assets

On May 29, 2013 the IASB published “Amends to IAS 36 Recoverable Amount Disclosures for Non-Financial Assets. The publication of IFRS 13 Fair Value Measurements amended certain disclosure requirements in IAS 36 Impairment of Assets with respect to measuring the recoverable amount of impaired assets. However, one of the modifications to the disclosure requirements was more extensive than originally intended. The IASB has rectified this with the publication of these amendments to IAS 36.

The amendments to IAS 36 removed the requirement to disclose the recoverable amount of each cash-generating unit (group of units) for which the carrying amount of goodwill or intangible assets with indefinite useful lives allocated to that unit (group of units) was significant compared with the total carrying amount of goodwill or intangible assets with indefinite useful life of the entity. The amendments require an entity to disclose the recoverable amount of an individual asset (including goodwill) or a cash-generating unit to which the entity recognized or reversed a deterioration during the reporting period. An entity shall disclose information about the fair value less costs to sell of an individual asset, including goodwill, or a cash-generating unit to which the entity recognized or reversed an impairment loss during the reporting period, including: (i) the level of the fair value hierarchy (IFRS 13), (ii) the valuation techniques used to measure fair value less costs to sell, and (iii) the key assumptions used in fair value measurement categorized within “Level 2” and “Level 3” of the fair value hierarchy. In addition, an entity should disclose the discount rate used when an entity recognized or reversed an impairment loss during the reporting period and the recoverable amount should be based on the fair value less costs to sell determined using a present value valuation technique. The amendments should be applied retrospectively for annual periods beginning on or after January 1, 2014. Earlier application is permitted.

Management anticipates that other than the disclosure requirements, if applicable, these amendments will not have any effect on the Company’s consolidated financial statements.

Amendments to IAS 39 – Novation of Derivatives and Continuation of Hedge Accounting

In June 2013, the IASB published Amendments to IAS 39 – Novation of Derivatives and Continuation of Hedge Accounting. This modification permits the continuation of hedge accounting (under IAS 39 and the next chapter on hedge accounting under IFRS 9) when a derivative is novated to a central counterparty and certain conditions are met. A novation indicates an event where the original parties to a derivative agree that one or more clearing counterparties replace their original counterparty to become the new counterparty to each of the parties. In order to apply the amendments and continue hedge accounting, novation to a central counterparty must happen as a consequence of laws or regulations or the introduction of laws or regulations. The amendments are effective for annual periods beginning on or after January 1, 2014, with early application permitted.

Management anticipates that these amendments will not have an effect on the consolidated financial statements as the Company does not enter into hedge accounting transactions.

IFRIC 21, Levies

On May 20, 2013, the IASB published the IFRIC 21, Levies. The new interpretation provides guidance on when to recognize a liability for a levy imposed by a government, both for levies that are accounted for in accordance with IAS 37 Provisions, Contingent Liabilities and Contingent Assets and those where the timing and amount of the levy is certain. This interpretation defines a levy as “a resource outflow involving future economic benefits that are imposed by governments on entities in accordance with the law”. Taxes within the scope of IAS 12 Income Taxes are excluded from the scope as well as fines and penalties. The payments to governments for

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

services or the acquisition of an asset under a contractual arrangement are also excluded. That is, the tax should be a non-reciprocal transfer to a government when the taxpaying entity does not receive goods or services in return. For the purpose of interpretation, a “government” is defined in accordance with IAS 20 Accounting for Government Grants and Disclosures of Government Assistance. When an entity acts as an agent of a government to collect a tax, the cash flows received from the agency are outside the scope of this interpretation. This interpretation identifies the event which gives rise to the obligation to recognize a liability, which is the payment of tax in accordance with the relevant legislation. IFRIC 21 provides the following guidance on recognition of a liability to pay levies: (i) the liability is recognized progressively if the obligating event occurs over a period of time; (ii) if an obligation is triggered on reaching a minimum threshold, the liability is recognized when that minimum threshold is reached. The interpretation is applicable retrospectively for annual periods beginnings on or after January 1, 2014. Management has not had the opportunity to consider the potential impact of the adoption of this new Interpretation.

NOTE 4. ACCOUNTING POLICIES

e) Statement of compliance with International Financial Reporting Standards (IFRS)

These consolidated financial statements as of December 31, 2013, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (hereinafter “IASB”).

Management has determined that the appropriate presentation of both 1) current tax assets and liabilities and 2) deferred tax assets and liabilities is to present them on an offset basis, where applicable. Therefore, in the December 31, 2012 Statement of Financial Position, the Company reclassified MCh$896 of deferred tax assets as an offset to deferred tax liabilities and MCh$18,850 of current tax assets as an offset to current tax liabilities, respectively. Management has determined that the effects of these reclassifications are not material to the 2012 Statement of Financial Position. This presentation is consistent with the presentation as of December 31, 2013. Note 11 of these financial statements has been revised to reflect disclosure in accordance with such reclassifications.

These consolidated financial statements were approved by the Board of Directors at meeting held on February 27, 2014, and submitted for approval at General Shareholders’ meeting to be held on April 30, 2014.

Figures in the financial statements are expressed in millions of Chilean pesos (MCh$) rounded up, unless otherwise stated.

f) Basis of consolidation

The consolidated financial statements incorporate the financial statements of AFP ProVida and entities controlled by AFP ProVida and its subsidiaries. Control is achieved when the Company has all three of the following criteria:

•	has power over the investee;

•	is exposed, or has rights, to variable returns from its involvement with the investee; and

•	has the ability to use its power to affect its returns

AFP ProVida reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

When AFP ProVida has less than a majority of the voting rights of an investee, it has power over the investee when the voting rights are sufficient to give it the practical ability to direct the relevant activities of the investee unilaterally.

Consolidation of a subsidiary begins when AFP ProVida obtains control over the subsidiary and ceases when it loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated statement of profit or loss and other comprehensive income from the date AFP ProVida gains control until the date when it ceases to control the subsidiary.

Profit or loss and each component of other comprehensive income are attributed to the owners of AFP ProVida and to the non-controlling interests. Total comprehensive income of subsidiaries is attributed to the owners of AFP ProVida and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the consolidated accounting policies.

All intragroup assets, liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full upon consolidation.

The following table sets forth the subsidiaries incorporated in the consolidated financial statements of ProVida as of December 31, 2013, 2012 and 2011:

		Ownership interest %
Subsidiary	Country	12.31.2013	12.31.2012	12.31.2011
ProVida Internacional S.A.	Chile	99.99%	99.99%	99.99%
AFP Génesis Ecuador	Ecuador	99.99%	99.99%	99.99%

b.1) Changes in AFP ProVida’s ownership interests in existing subsidiaries

Changes in AFP ProVida’s ownership interests in subsidiaries that do not result in the Company losing control over the subsidiaries are accounted for as equity transactions. The carrying amounts of AFP ProVida’s interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to owners of the Company.

When AFP ProVida loses control of a subsidiary, a gain or loss is recognized in profit or loss and is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any retained interest and (ii) the previous carrying amount of the assets (including goodwill), and liabilities of the subsidiary and any non-controlling interests. When the assets of the subsidiary are accounted for at fair value and the corresponding profit or loss accumulated has been recognized in other comprehensive income and accumulated in equity, the amounts previously recognized in other comprehensive income in relation to that subsidiary are accounted for as if AFP ProVida had directly disposed of the related assets or liabilities of the subsidiary (i.e. reclassified to profit or loss or transferred to another category of equity as specified by applicable IFRSs). The fair value of any investment retained in the former subsidiary at the date when control is lost is regarded as the fair value on initial recognition for subsequent accounting under IAS 39 Financial Instruments – Recognition and Measurement-, when applicable, as the cost on initial recognition of an investment in an associate or a joint venture.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

nn) Investments in associates

An associate is an entity over which AFP ProVida has significant influence. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies.

The results and assets and liabilities of associates are incorporated in these consolidated financial statements using the equity method of accounting, except when the investment, or a portion thereof, is classified as held for sale, in which case it is accounted for in accordance with IFRS 5. Under the equity method, an investment in an associate is initially recognized in the consolidated statement of financial position at cost and adjusted thereafter to recognize AFP ProVida’s share of the profit or loss and other comprehensive income of the associate. When AFP ProVida’s share of losses of an associate exceeds its interest in that associate, AFP ProVida discontinues recognizing its share of further losses. Additional losses are recognized only to the extent that AFP ProVida has incurred legal or constructive obligations or made payments on behalf of the associate.

The requirements of IAS 39 are applied to determine whether it is necessary to recognize any impairment loss with respect to AFP ProVida’s investment in an associate. When necessary, the entire carrying amount of the investment (including goodwill) is tested for impairment in accordance with IAS 36 Impairment of Assets as a single asset by comparing its recoverable amount (higher of value in use and fair value less costs to sell) with its carrying amount, Any impairment loss recognized forms part of the carrying amount of the investment. Any reversal of that impairment loss is recognized in accordance with IAS 36 to the extent that the recoverable amount of the investment subsequently increases.

AFP ProVida will discontinue the use of the equity method from the date when the investment ceases to be an associate. When AFP ProVida retains an interest in the former associate and the retained interest is a financial asset, the Company measures the retained interest at fair value at that date and the fair value is regarded as its fair value on initial recognition in accordance with IAS 39. The difference between the carrying amount of the associate at the date the equity method was discontinued, and the fair value of any retained interest and any proceeds from disposing of a part interest in the associate is included in the determination of the gain or loss on disposal of the associate. In addition, AFP ProVida accounts for all amounts previously recognized in other comprehensive income in relation to that associate on the same basis as would be required if that associate had directly disposed of the related assets or liabilities. Therefore, if a gain or loss previously recognized in other comprehensive income by that associate would be reclassified to profit or loss on the disposal of the related assets or liabilities, AFP ProVida reclassifies the gain or loss from equity to profit or loss (as a reclassification adjustment) when the equity method is discontinued.

AFP ProVida continues to use the equity method when an investment in an associate becomes an investment in a joint venture. There is no remeasurement to fair value upon such changes in ownership interests.

When AFP ProVida reduces its ownership interest in an associate but it continues to use the equity method, AFP ProVida reclassifies to profit or loss the proportion of the gain or loss that had previously been recognized in other comprehensive income relating to that reduction in ownership interest if that gain or loss would be reclassified to profit or loss on the disposal of the related assets or liabilities.

When a group entity transacts with an associate of AFP ProVida, profits and losses resulting from the transactions with the associate are recognized in the AFP ProVida’s consolidated financial statements only to the extent of interests in the associate or joint venture that are not related to the AFP ProVida.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

The following table sets forth the associates incorporated in the consolidated financial statements of ProVida as of December 31, 2013, 2012 and 2011:

		Ownership interest %
Subsidiary	Country	12.31.2013	12.31.2012	12.31.2011
Soc.Adm. de Fondos de Cesantia de Chile S.A.	Chile	49.20%	37.80%	37.80%
Inversiones DCV S.A.	Chile	23.14%	23.14%	23.14%
Servicio de Adm. Previsional S.A.	Chile	37.87%	37.87%	37.87%
AFORE Bancomer (*)	Mexico	—	7.50%	7.50%
AFP Horizonte (*)	Peru	—	15.87%	15.87%

(*)	On November 30, 2012, these associates were classified as non-current assets and disposal groups held for sale. The sale of these associates occurred in January 2013. See more information in Note 15.

oo) Key assumptions for estimating uncertainties

The information contained in these consolidated financial statements is the responsibility of the Company’s Board of Directors which expressly states that each and every applicable principle and criterion included in IFRS has been fully applied.

On preparing the consolidated financial statements, specific estimates made by the Company’s management were used to measure certain assets, liabilities, income, and expenses.

These estimates primarily refer to:

–	Measurement of tangible and intangible assets, including Goodwill, to determine any losses resulting from their impairment.

–	Useful lives of property, plant and equipment and intangibles.

–	Information available to determine the fair value of financial instruments.

–	Probability of occurrence and estimate contingent liabilities.

–	Taxable income of the companies included in the consolidated financial statement, to be declared before the respective tax authorities in the future, that have served as a base to record different balances related to income tax in these consolidated financial statements.

Although these estimates were made according to the best information available at the time of these consolidated financial statements on the facts analyzed, it is possible that events which may occur in the future may obligate the Company to modify them (increase or decrease) in future periods. This would be made prospectively, recognizing the effects of the change in estimates in the corresponding subsequent consolidated financial statements.

pp) Foreign currencies transactions

In preparing the financial statements of each individual group entity, transactions in currencies other than the entity’s functional currency (foreign currencies) are recognized at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

Exchange differences on monetary items are recognized in profit or loss in the period in which they arise.

For the purposes of presenting the consolidated financial statements, the assets and liabilities of AFP ProVida’s foreign operations are translated into Chilean Pesos using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at the average exchange rates for the period, unless exchange rates fluctuate significantly during that period, in which case the exchange rates at the dates of the transactions are used. Exchange differences arising, if any, are recognized in other comprehensive income and accumulated in equity in the reserve of exchange differences on translation item.

On the disposal of a foreign operation, all of the exchange differences accumulated in equity in respect of that operation attributable to the owners of AFP ProVida are reclassified to profit or loss.

Goodwill and fair value adjustments to identifiable assets acquired and liabilities assumed through acquisition of a foreign operation are treated as assets and liabilities of the foreign operation and translated at the rate of exchange prevailing at the end of each reporting period. Exchange differences arising are recognized in equity.

The functional and presentation currency of the consolidated financial statements is the Chilean peso.

qq) Cash and cash equivalents

Cash and cash equivalents include cash on hand and in banks, time deposits and short-term highly liquid investments, with an insignificant risk of changing values and original maturity of no more than three months from their date of acquisition.

The direct method was used to prepare the consolidated statements of cash flows.

rr) Financial instruments

Financial assets are classified into the following specified categories: financial assets at fair value through profit or loss (FVTPL), loans and receivables, held-to-maturity’ investments and available-for-sale (AFS) financial assets. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition. All regular way purchases or sales of financial assets are recognized and derecognized on a trade date basis.

g.1) Effective interest rate method

The effective interest rate method is a method of calculating the amortized cost of a financial asset and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid or received that form an integral part of the effective interest rate, transactions costs and other premiums or discounts) through the expected life of the financial asset, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

g.2) Financial assets at FVTPL

Financial assets are classified as at FVTPL when the financial asset is either held for trading or it is designated as at FVTPL. A financial asset is classified as held for trading if has been acquired principally for the purpose of selling it in the near term. A financial asset other than a financial asset held for trading may be designated as at FVTPL upon initial recognition if, the financial asset forms part of a group of financial assets or financial liabilities or both, which is managed and its performance is evaluated on a fair value basis, in accordance with AFP ProVida’s documented risk management or investment strategy, and information about the grouping is provided internally on that basis.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

Financial assets at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognized in profit or loss.

g.3) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Loans and receivables are measured at amortized cost using the effective interest method, less any impairment loss.

Interest income is recognized by applying the effective interest rate, except for short-term receivables when the effect of discounting is immaterial.

AFP ProVida has classified as loans and receivables its “Trade and other receivables”. Trade and other receivables are assessed for indicators of impairment at the end of each reporting period. Trade and other receivables are considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been affected. Objective evidence of impairment for trade and other receivables could include ProVida’s past experience of collecting payments, an increase in the number of delayed payments past the average credit period of 60 days. The amount of the impairment loss recognized is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate.

The carrying amount of trade and other receivables is reduced through the use of an allowance account. When a trade receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

g.4) Held-to-maturity investments

Held-to-maturity investments are non-derivative financial assets with fixed or determinable payments and fixed maturity dates that the Group has the positive intent and ability to hold to maturity. Subsequent to initial recognition, held-to-maturity investments are measured at amortized cost using the effective interest method less any impairment. As of December 31, 2013 and 2012, AFP ProVida and its subsidiaries do not have any held-to-maturity investments.

g.5)Available-for-sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated as available-for-sale or are not classified as (a) loans and receivables, (b) held-to-maturity investments or (c) financial assets at fair value through profit or loss. Available-for-sale financial assets are stated at fair value and any unrealized gain or loss, except in the case of a significant or prolonged decline in fair value, recognized in other comprehensive income. As of December 31, 2013 and 2012, AFP ProVida and its associates do not have any available-for-sale financial assets.

g.6)Derecognition of financial assets

AFP ProVida derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

to another party. If AFP ProVida neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, it recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If it retains substantially all the risks and rewards of ownership of a transferred financial asset, it continues to recognize the financial asset and also recognizes a collateralized borrowing for the proceeds received.

On derecognition of a financial asset, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss.

ss) Mandatory investments

The principal financial investment of ProVida are mandatory investments which aims to guarantee the minimum return required by law equal to 1% of investment in shares of each pension funds under administration. The mandatory investment requirement is calculated in accordance with instructions issued by the Superintendency of Pensions. Mandatory investments represent approximately 60% and 50% of total consolidated assets as of December 31, 2013 and 2012, respectively.

As established in D.L. 3500, the mandatory investment’s purpose is to provide an actual minimum rate of return over the investment portfolios for each one of the pension funds. This minimum rate of return is based on the weighted average real rate of return of all pension funds of the AFP system, over a 36-month period. This minimum rate of return has been determined based on the different portfolio compositions of each pension fund, so as to those with higher variable income securities and as such subject to higher volatility (Funds Type A and B), require a larger margin to comply with the minimum rate of return. If for a certain month the rate of return of a pension fund would have been lower than the minimum rate of return, the AFP is required to cover the difference within five days of such determination by the Superintendency of Pensions. If mandatory investments are used to fund any deficit in the required level of return, the AFP must replenish them within fifteen days.

ProVida’s management has designated mandatory investments as financial assets at fair value through profit and loss as those financial assets are managed and performance is evaluated on a fair value basis, in accordance with its documented investment and risk management policy, and information about mandatory investments is provided internally on that basis.

tt) Intangible Assets

i.1) Goodwill

Goodwill is measured as the excess of the sum of the acquisition cost of a business combination, the amount of any non-controlling interests in the acquire, and the acquirer’s previously held equity interest in the acquiree (if any) over the net of the fair value of the identifiable assets acquired and liabilities assumed. Goodwill arising on acquisition of a business is carried at cost as established at the date of acquisition of the business less accumulated impairment losses, if any.

For the purposes of impairment testing, goodwill is allocated to a cash-generating unit that is expected to benefit from the synergies of the combination. A cash-generating unit to which goodwill has been allocated is tested for impairment annually, or more frequently when there is indication that the unit may be impaired. The recoverable amount of a cash-generating unit is equal to the higher value between the fair value less costs to sell and its value in use. Value in use is calculated as the discounted value of the cash flows projections and is based on the most recent budgets approved for the next ten years. If the recoverable amount of the cash-generating unit is less than

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro rata based on the carrying amount of each asset in the unit. Any impairment loss for goodwill is recognized directly in profit or loss. An impairment loss recognized for goodwill is not reversed in subsequent periods.

On disposal of the relevant cash-generating unit, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

i.2) Software licenses

Software licenses acquired are carried at costs (including expenditures incurred to acquire and prepare them for their specific use) less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life of software licenses is five years. The estimated useful lives and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted on a prospective basis.

i.3) Intangible assets acquired in a business combination

Intangible assets acquired in a business combination and recognized separately from goodwill are initially recognized at their fair value at the acquisition date (which is regarded as their cost). Subsequent to initial recognition, intangible assets acquired in a business combination are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

The estimated useful life for customer lists acquired in prior business combinations is twenty years and are amortized on a straight line basis.

i.4) Derecognition of intangible assets

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from the disposal or derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognized in profit or loss when the asset is derecognized.

uu) Property, plant and equipment

Items of property, plant and equipment are measured at cost, less accumulated depreciation and impairment losses, if any.

Depreciation is recognized so as to write off the cost less their residual values, using the straight-line method. Land is not depreciated. Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, when shorter, the term of the relevant lease.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

The useful life of each class of property, plant and equipment, is as follows:

Classes of Property, Plant and Equipment	Years of Useful Life
Buildings:
Tower on Pedro de Valdivia N°100	100
Agustinas N°1,490	60
Agencies	40 – 60
Plant and equipment	10 – 5
IT Equipment	5
Fixed installations and accessories	10
Other property, plant and equipment	5

Repair and maintenance expenditures are recognized in profit or loss when incurred.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

vv) Impairment of Tangible and Intangible Assets other than Goodwill

At the end of each reporting period, ProVida reviews the carrying amount of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment at least annually, and whenever there is an indication that the asset may be impaired.

If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, ProVida estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately profit or loss, unless the relevant asset is carried at revalued amount, in which case the impairment loss is treated as a revaluation decrease.

When an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

ww) Non-current assets and disposal groups held for sale

Non-current assets and disposal groups are classified as held for sale if their carrying value will be recovered mainly through a sale transaction rather than through continuing use. This condition is regarded as met only when the asset (or disposal group) is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets (or disposal group) and its sale is highly probable. Management must be committed to the sale, which should be expected to qualify for recognition as completed sale within one year from the date of classification.

When ProVida is committed to a sale plan involving loss of control of a subsidiary, all of the assets and liabilities of that subsidiary are classified as held for sale when the criteria described above are met, regardless of whether ProVida will retain a non-controlling interest in its former subsidiary after the sale.

When ProVida is committed to a sale plan involving disposal of an investment, or a portion of an investment, in an associate, the investment or the portion of the investment that will be disposed of is classified as held for sale when the criteria described above are met, and ProVida discontinues the use of the equity method in relation to the portion that is classified a held for sale. Any retained portion of an investment in an associate that has not been classified as held for sale continues to be accounted for using the equity method. ProVida discontinues the use of the equity method at the time of disposal when the disposal results in ProVida losing significant influence over the associate.

After the disposal takes place, ProVida accounts for any retained interest in the associate or joint venture in accordance with IAS 39 unless the retained interest continues to be an associate, in which case ProVida uses the equity.

Non-current assets classified as held for sale are measured at their lower of their previous carrying amount and their fair value less costs to sell.

xx) Financial Liabilities

Financial liabilities are classified as either financial liabilities at fair value at profit or loss or other financial liabilities. ProVida only has other financial liabilities.

Other financial liabilities (including borrowings and trade and other payables) are initially measured at fair value less any transaction costs. Subsequent to initial recognition, other financial liabilities are measured at their amortized cost, using the effective interest rate method.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the net carrying amount on initial recognition.

ProVida derecognizes financial liabilities when, and only when, its obligations are discharged, cancelled or they expire. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

yy) Provisions

Provisions are recognized when ProVida has a present obligation (legal or constructive) as a result of a past event, it is probable that ProVida will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

n.1) Provisions for unfavorable casualty rate:

Until June 30, 2009, the AFPs were required by law to purchase insurance policies to provide its participants life and disability coverage. Life and disability insurance is for those participants who, in case of disability or death, do not have sufficient funds in their individual capitalization account to finance their pensions as required by law, whereby the insurance company, contracted by the AFP, covers the difference in case of death. For cases of partial disability, the AFP must have provisions to cover the deficit three years later once the final determination has been made, taking into account the three years of temporary pension payments that the affiliate receives after the initial disability determination was made. Under the Pension Reform Law, and from October 2008, a participant with total disability status will receive immediate payment, once his/her status has been confirmed by a Medical Commission.

The insurance company makes these calculations at the time of the initial disability determination, three years before it makes the payments to cover the deficit and if required by the final determination, based on information available on that date, including information on rates for life annuities and funds of the participants’ individual capitalization account. If the final determination confirmed the disability status of a participant, the insurance company revises the amount of the initial disability reserve, based on information available at this time.

Towards the end of the 1990’s, ProVida observed requirements for additional payments to the insurance company due to an excessive casualty rate reported each year by the insurance company. ProVida concluded that, for specific discount rates situations, the estimate made by the insurance company used to provision the amounts for future disability payments underestimated the effective amounts that the Company had to pay.

Regulations of the Superintendency of Pensions do not require AFPs to make additional provisions over those amounts reported by the insurance company unless the AFPs have evidence indicating a higher provision. ProVida has developed a casualty rate model to more accurately accrue the amounts that will be required to be paid to disabled participants once the final determination is made. The basic assumption of the casualty model is to use its best estimate at the time of the initial disability determination, using the information it believes will be applicable as to payment (final determination). The variables associated with the model are: disability status, rate of return of pension funds over the three years of the temporarily disabled period, and interest rate prevailing at the moment of payment (expected rate). This estimate differs from that used by insurance companies which only use information relating to the disabled status of participants at the time of the initial determination (that is, three years before payments).

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

Therefore, over the term of an insurance contract, the Company measures and accrues the expected cost to the insurer. In fact, through the application of the casualty rate model, the provisions made by ProVida with respect to future premium payments to be made to the insurer reflects more accurately the effective payments that it will have to make, so there is a higher correlation between its revenues and expenses for a specific period. The information for the casualty rate model is reviewed monthly, making any modification considered appropriate at that moment.

According to the accounting policy applied by ProVida, if the casualty rate calculated by the model is higher than the casualty rate calculated and maintained by the insurance company, then the amounts calculated by ProVida’s model are used. On the contrary, if the casualty rate calculated by the model is lower than the one calculated by the insurance company, then the amount calculated by the insurance company will be provisioned, which is considered to be the minimum amount under existing regulation.

In view of the lower rates used in the casualty rate model to discount disability payments with regard to the rates used by the insurance company, the casualty rate calculated by the model is higher than the one used by the insurance company. Therefore, as of December 31, 2013, 2012 and 2011, ProVida has recorded a higher expense than the one determined by the insurance company because it believes the amount calculated by the model is the best estimate of the fair value of the obligation.

n.2) Provisions for Employee Benefits

Short-term employee benefits – Short-term benefits include wages, employee vacations, profit-sharing and bonuses that are expected to be completely settle before twelve months after the end of the reporting period in which the employees render the related service. Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognized for the amount expected to be paid under profit-sharing plans if the Company has a present legal or constructive obligation to pay this amount as a result of a past service provided by the employee and the obligation can be estimated reliably.

Other long-term employee benefits – All employees are entitled to receive years of service award starting with the 5th year employment anniversary and each five years thereafter, up to 30 years. This award is paid in the month when the employee celebrates his/her corresponding employment anniversary. ProVida’s net obligation in respect of long-term employee benefits is the amount of future benefit that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value. The calculation is performed using the projected unit credit method. Any actuarial gains or losses are recognized in profit or loss in the period in which they arise.

Long-term Incentive (LTI) - The General Shareholders’ meeting of BBVA Bank (controlling parent company as of that date) held in Spain on March 13, 2009, approved a Multi-Year Variable Retribution Program of Shares for members of the BBVA Group’s directorship team (“the Program”) which includes several executives of AFP ProVida. The Program became effective on April 15, 2009. Liquidation for the LTI 2009-2010 took place on April 15, 2011. There is no LTI Program effective at the end of the reporting period.

ProVida has not granted any post-employment benefits to its employees.

zz) Contingent liabilities and contingent assets

A contingent liability is a possible obligation that arises from past events, and whose existence will be confirmed only by the occurrence or nonoccurrence of one or more uncertain future events not wholly within the control of

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

ProVida; or are present obligations that arise from past events but are not recognized because it is not probable that an outflow of resources embodying economic benefits will be require to settle the obligation; or the amount of the obligation cannot be measured with sufficient reliability. Contingent liabilities are not recognized in the financial statements; they are only disclosed in the notes, unless the possibility of an outflow of resources embodying economic benefits is remote.

A contingent asset is a possible asset that arises from past events, and whose existence will be confirmed only by the occurrence or nonoccurrence of one or more uncertain future events not wholly within the control of ProVida. Contingent assets are not recognized in the financial statements but must be disclosed where an inflow of economic benefits is probable.

aaa) Current taxes and deferred taxes

p.1) Current Tax

ProVida recognizes a provision for current income taxes based on its taxable profit for the year which is determined using current tax regulations and calculated using the enacted tax rate of 20% at the end of the reporting period.

Current tax for current and prior periods, to the extent unpaid, is recognized as a liability. If the amount already paid in respect of current and prior periods exceeds the amount due for those periods, the excess is recognized as an asset. The benefit relating to a tax loss that can be carried back to recover current tax of a previous period shall be recognized as a deferred tax asset.

p.2) Deferred taxes

Deferred taxes are recognized on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are recognized for all temporary taxable differences, and deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Deferred tax assets and liabilities are not recognized if the temporary differences arise from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognized for taxable temporary differences associated with investments in subsidiaries and associates, and interest in joint ventures, except where AFP ProVida is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments and interests are only recognized to the extent that it is probable that there will be sufficient taxable profits against which to utilize the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of the deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

substantively enacted by the end of the reporting period. The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which ProVida expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when AFP ProVida has a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred tax assets and liabilities relate to income taxes levied by the same taxation and intends to settle current tax liabilities and assets on a net basis.

p.3) Current and deferred tax for the year

Current and deferred tax are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognized in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

Income tax expense represents the sum of the tax currently payable and deferred tax.

bbb) Minimum dividend

The policy of dividends includes the obligation, which will be accrued at the end of each reporting period, when the amount of interim dividends paid against profit for the year is less than the minimum dividend established in the dividend policy approved during the General Shareholders’ meeting. The difference will be accrued as a dividend payable.

ccc) Earnings per share

Basic earnings per share are calculated by dividing net profit (loss) attributable to ordinary equity holders of the parent (the numerator) by the weighted average number of ordinary shares outstanding (the denominator) during the period. For all periods presented, ProVida did not engage in any transactions that have potential dilutive effects leading to diluted earnings per share that could differ from basic earnings per share.

ddd) Revenue recognition

Fee income from the Pension Funds’ administration is recognized when all activities relating to administration have been completed. Fee income is not recognized for the Pension Funds’ individual account administration until participants’ contributions have been accredited.

eee) Information on Capital

Due to the nature of the pension business and its leadership within the industry, ProVida has significant and sufficient cash flows from fees received from mandatory and voluntary pension savings, allowing it to finance business-related expenses such as employee salaries, administration expenses and life and disability insurance expenses. The company uses cash flows generated by operations in order to increase mandatory investments held and payment of dividends, as well as for short term debt obligations, when necessary. These sources of funds have been sufficient to finance the aforementioned requirements, and additional capital requirements are not foreseen in the near term.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

Capital regulatory requirements state that AFPs must have a minimum equity expressed in Unidades de Fomento or “U.F.” (inflation-indexed unit of account) according to the number of participants an AFP has at the reporting date of the financial statements, as shown in the following table:

Number of participants	Number of U.F. required
Less than 5,000	5,000
5,000 – 7,499	10,000
7,500 – 9,999	15,000
10,000 or more	20,000

Since its incorporation, ProVida has fully complied with the minimum equity requirement.

As of December 31, 2013 and 2012, its equity expressed in U.F. was 7,020,584 and 11,085,767, respectively.

fff) Risk Management Policy

ProVida’s results of operations and future financial position are exposed to foreign currency, interest rate, minimum return requirement (mandatory investments) and life and disability insurance long term obligations risks. During the normal course of business, ProVida manages its risk exposure of its operating and investing activities as follows:

u.1. Foreign currency exchange risk

As a result of the disposal of its investees in Mexico (AFORE Bancomer) and Peru (AFP Horizonte) at the beginning of the year 2013, ProVida is only exposed to foreign currency exchange rate risks through its Ecuadorian wholly-owned subsidiary, AFP Genesis, which as of December 31, 2013 has contributed MCh$501 in profits through consolidation.

The appreciation/depreciation of the US Dollar (functional currency of AFP Genesis) with respect to the Chilean Peso could adversely/positively affect revenues and expenses recognized by ProVida through consolidation, and hence, its net profit or loss.

For the year ended December 31, 2013, the exposure to the foreign currency exchange risk has significantly decreased with respect to previous periods due to the disposal of foreign operations as mentioned in preceding paragraphs.

u.2. Interest rate risk

For working capital requirements purposes, ProVida might be exposed to non-significant interest rate risks resulting from financing through credit lines. Current leasing obligations are not subject to interest rate risk since the rates included in the terms of the contracts are fixed.

u.3. Mandatory investments

ProVida’s principal financial investment is in mandatory investments, constituted by law and equivalent to 1% of pension funds under administration. ProVida must keep this 1% invested in shares (units) of each one of the funds under management. Mandatory investments represented 62.9% and 53.2% of total assets under

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

management of ProVida as of December 31, 2013 and December 31, 2012 respectively, and, in view of the volatility observed in local and foreign markets where pension funds are invested, the future gains or losses on mandatory investments expose ProVida to certain risks to the stability of its net income.

It is important to mention that mandatory investments are constituted with the purpose of compensating participants in case ProVida cannot meet the legal requirement of minimum returns, thus, adversely affecting the net assets of the AFP if this occurred, since it must additionally replenish the 1% reserve with its own resources. Minimum return is calculated in terms of the weighted average returns of the pension fund industry for rolling periods of 36 months.

The risks described above are associated with ProVida’s fund management, governed by the objective to optimize the return of each one of the funds for a specific risk level or else to minimize the risk level in order to obtain an acceptable level of profit.

In order to fulfill the foregoing, ProVida has a risk management policy that defines the activities and criteria it applies to efficiently identify, measure, control and manage the risks associated to fund management. Hence, ProVida manages the fund equities according to internal credit risk limits, analyzing expected losses and applying market risk measurements. The latter refers to absolute value-at-risk (VaR) which measures the probable impact on the different types of funds in case of adverse shocks of instrument prices (fixed income, currencies and variable income). Furthermore, in order to ensure the Company’s solvency, ensure future benefit payments and compliance with minimum return requirements, ProVida applies relative VaR over diverging positions between each fund and the system’s model portfolio.

Absolute and Relative VaR by type of fund as of December 31, 2013 and 2012 was as follows:

Type of Fund	Relative VaR		Absolute VaR		Absolute VaR in MCh$
	2013	2012	2013	2012	2013	2012
A	0.092%	0.294%	4.060%	3.186%	135,224.79	99,445.05
B	0.115%	0.287%	3.172%	2.305%	120,158.01	84,508.22
C	0.114%	0.253%	2.257%	1.611%	227,369.24	153,588.34
D	0.174%	0.178%	1.266%	0.917%	54,323.29	34,815.45
E	0.220%	0.213%	0.591%	0.511%	12,164.23	8,190.33

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

Additionally the Company makes monthly measurements of minimum returns that are presented to the Board of Directors Meeting. The calculation made under regulations of the Superintendency of Pensions presented at the end of 2013 and 2012 were the following:

	Fund Type A		Fund Type B		Fund Type C		Fund Type D		Fund Type E
	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012
Average Returns	0.34%	1.86%	0.47%	2.75%	1.80%	3.41%	3.09%	3.79%	4.22%	4.87%
Method -4% (-2%) (1)	-3.66%	-2.14%	-3.53%	-1.25%	-0.20%	1.41%	1.09%	1.79%	2.22%	2.87%
Method 50% (2)	0.17%	0.93%	0.24%	1.37%	0.90%	1.70%	1.54%	1.89%	2.11%	2.43%
Minimum Return	-3.66%	-2.14%	-3.53%	-1.25%	-0.20%	1.41%	1.09%	1.79%	2.11%	2.43%
ProVida’s Return	0.02%	1.63%	0.18%	2.53%	1.57%	3.08%	3.04%	3.61%	4.17%	4.51%
ProVida’s excess over minimum return	3.68%	3.77%	3.71%	3.78%	1.77%	1.67%	1.95%	1.82%	2.06%	2.08%
Ranking minimum return	5	4	5	4	5	5	5	4	3	4
Initial date measurement	Dec-10	Dec-09	Dec-10	Dec-09	Dec-10	Dec-09	Dec-10	Dec-09	Dec-10	Dec-09
Final date measurement	Dec-13	Dec-12	Dec-13	Dec-12	Dec-13	Dec-12	Dec-13	Dec-12	Dec-13	Dec-12
Number of months	36	36	36	36	36	36	36	36	36	36

(5)	The annualized real average return for the last 36 months of all funds of the same type, as appropriate, minus 4% (fund Types A and B) and minus 2% (fund Types C, D and E)
(6)	The annualized real average return for the last 36 months of all fund of the same type, as appropriate, minus the absolute value of 50% of such return.

VaR methodology

The Risk Division performs daily monitoring of the risks associated with investments in the various Funds. The approach is carried out by using the Parametric VaR methodology and assuming a normal distribution of asset returns.

The VaR model to the market risk measurement provides a maximum loss with a probability level that may occur in the market positions during a certain period of time.

Two risk measurements are carried out: Absolute VaR and Relative VaR. The Absolute VaR measures the market risk of the Funds that directly impacts the value of the Fund’s shares. Moreover, the Relative VaR measures the market risk of a particular Fund over the same Fund of the Benchmark comprised of a weighted average from the rest of AFPs within the Chilean Pension System.

Given the assumption of normality, the approach of covariance matrix VaR is used, through which the future performance of the market variables is expressed through a group of volatilities (reflecting the amount of relative changes in the market variables) and correlations (indicating the degree of compensation of these variations among them), which were obtained from an analysis of the historical performance of such variables.

Particularly, the model is implemented daily by using the exponential smoothing methodology with a parameter of 0.925 in the construction of the covariance matrix. The latest 100 results of returns are used for the calculation. Finally, a 99% confidence level and a monthly loss horizon are established.

Additionally, we performed a sensitivity analysis of the potential impacts that may result from movements in the positions, given the latest information of the market variables, that is, underlying variances and correlations. In this way, positions with large risk in the managed portfolios can be managed.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

Limitations of the sensitivity analysis

The model has two potential limitations. The first limitation comes from the assumption that the asset returns follow a normal distribution, which is not always the case. The second limitation relates to the measurement of the relative risk due to the Benchmark’s inference, since the information of the positions held by the AFPs is only known once a month and with an average of 11 days of delay, and in order to estimate the relative risk during each day, assumptions about the positions of the Benchmark must be made.

u.4. Life and disability benefits

Life and disability insurance is a long-term obligation, given that the benefit to disabled participants is granted three years after the first ruling of disability, in the case of partial disability (50% to two thirds of loss of working capacities), and in total disability (more than two thirds of loss of capacities).

In quantitative terms, the AFP must cover the payment deficit equivalent to the difference between the affiliate’s savings in his individual capitalization account and benefits established by law. These benefits correspond to the present value of a life annuity (equivalent to 50% or 70% of the average taxable income salary of the affiliate during the last ten years) discounted by the life annuity rates prevailing at the time of payment. Subsequently, the evolution of such interest rates impacts the final value of the payment of the obligation by AFP ProVida.

One of the changes introduced by the Pension Reform was the elimination of the individual responsibility of the AFPs regarding life and disability insurance benefits. Hence, starting July 1, 2009, a number of insurance companies were awarded the management of life and disability insurance for a 12-month period. Consequently, AFP ProVida now holds the right to, for the concept of life and disability insurance, the obligation of claims pending of payment for the period of temporary disability, with the contract currently in run-off. The insurance contract is under a settlement process.

Additionally, in terms of life and disability insurance business, regulation stipulates that the reserves for claims be evaluated at market rate instead of historical rates (minimum of the previous semester), opening up a legal window for insurance companies to voluntarily apply said methodology to old contracts. BBVA Life Insurance, upon request from AFP ProVida, resorted to this new regulation since, by doing so, the value of its liabilities would be closer to the actual amount at the time of payment (fair value). Furthermore, upon mutual agreement of the parties (prior to compensation to the insurance company due to the change in conditions), the AFP’s financial performance for its cash surpluses was modified, with a benchmark determined by assets with a similar duration to the liabilities of the insurance.

In light of the changes made in the assets and liabilities management associated with life and disability insurance, AFP ProVida has mitigated the risk associated to changes in the interest rate.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

NOTE 5. CASH AND CASH EQUIVALENTS

b) Cash and cash equivalents

As of December 31, 2013 and 2012, cash and cash equivalents was MCh$45,029 and MCh$41,245, respectively, and is detailed as follows:

	As of December 31,
	2013	2012
	MCh$	MCh$
Time Deposits	34,644	35,533
Cash in banks	9,808	5,698
Cash on hand	577	14

Total cash and cash equivalents	45,029	41,245

Time deposits have a maturity of less than three months from the date of acquisition.

There are no amounts of cash and cash equivalents held by ProVida that are not available for its use.

Cash flows from disposal of foreign associates:

On January 9 and March 4, 2013, ProVida received proceeds of MCh$61.323 (U.S.$130 million) and MCh$31,972 (U.S.$70 million), respectively from the sale of its foreign associates, the Mexican entity AFORE Bancomer (equity interest owned of 7.50%) and the Peruvian entity AFP Horizonte (equity interest owned of 15.87%), respectively.

NOTE 6. MANDATORY INVESTMENTS

In order to ensure minimum return requirement of the pension funds, as referred to in article 37 of D.L. 3,500 of 1980, and in compliance with article 40 of the same law, the Administrator must hold an asset known as Mandatory Investment in each Fund type administered, equivalent to 1% of each pension fund equity, which must be invested in shares of the corresponding pension fund.

For all periods presented the Company has complied with the minimum mandatory investment requirement.

As of December 31, 2013 and December 31, 2012, mandatory investments detailed by type of fund were as follows::

	As of December 31,
	2013		2012
	MCh$	Shares	MCh$	Shares
Pension Fund – Type A	33,313	1,128	31,324	1,151
Pension Fund – Type B	37,948	1,491	36,773	1,531
Pension Fund – Type C	100,737	3,810	95,326	3,841
Pension Fund – Type D	42,694	1,853	37,772	1,761
Pension Fund – Type E	20,237	716	15,877	602

Total Mandatory Investment	234,929		217,072

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

Gains and losses on mandatory investments for the years ended December 31, 2013, 2012 and 2011 detailed by type of fund were as follows:

	For the years ended December 31,
	2013	2012	2011
	MCh$	MCh$	MCh$
Gain (loss) on mandatory investment held in Pension Fund Type A	2,564	2,588	(3,106)
Gain (loss) on mandatory investment held in Pension Fund Type B	2,152	2,617	(1,700)
Gain (loss) on mandatory investment held in Pension Fund Type C	6,181	6,405	(378)
Gain (loss) on mandatory investment held in Pension Fund Type D	2,892	2,231	1,187
Gain (loss) on mandatory investment held in Pension Fund Type E	1,202	674	528

Total gain (loss) on mandatory investments	14,991	14,515	(3,469)

NOTE 7. REVENUE

Revenue for the years ended December 31, 2013, 2012 and 2011 was as follows:

	For the years ended December 31,
	2013	2012	2011
	MCh$	MCh$	MCh$
Fee income (a)	162,220	153,415	140,359
Other revenue (c)	9,542	10,303	12,889

Total	171,762	163,718	153,248

a. Fee income

Total fee income charged by ProVida to the Pension Funds administered for the years ended December 31, 2013, 2012 and 2011, were as follows:

	For the years ended December 31,
	2013 MCh$	2012 MCh$	2011 MCh$
Fees for mandatory contributions and APV (Variable fee)	159,268	150,643	137,664
Fees for programmed withdrawals and temporary income (Variable fee)	2,952	2,772	2,695

Total	162,220	153,415	140,359

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

b. Fees receivable

As of December 31, 2013 and December 31, 2012, fees receivable included in line item “Trade and Other Receivables” (see Note 8) comprised the following amounts:

	As of December 31,
Fees Receivable:	2013 MCh$	2012 MCh$
Fund Type A	84	22
Fund Type B	95	38
Fund Type C	119	63
Fund Type D	39	23
Fund Type E	48	1

Total	385	147

c. Other revenues

Other revenues for the years ended December 31, 2013, 2012 and 2011 were as follows:

	For the years ended December 31,
Other Revenues	2013 MCh$	2012 MCh$	2011 MCh$
Other revenues – AFP Génesis Ecuador (1)	7,510	7,784	9,274
Insurance contracts settlements (2)	228	953	2,151
Services rendered by AFC (Unemployment Fund) (4)	206	355	491
Surcharges and collection costs (3)	996	685	596
Revenue from additional contributions (3)	430	397	372
Other revenues	172	129	5

Total	9,542	10,303	12,889

(1)	Revenues from fees charged by Ecuadorian subsidiary AFP Genesis for rendering services to administer the Unemployment Fund.
(2)	Other revenues of life and disability insurance from the surplus cash of insurance companies, in view of the premium payments made by the Company.
(3)	Surcharge and recovery of collection costs for contributions that are not paid timely, benefiting the Administrator under D.L. 3,500, Article 19.
(4)	Revenues from services provided and software sold to Administradora de Fondos de Cesantía de Chile S.A. (‘AFC’).

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

NOTE 8. TRADE AND OTHER RECEIVABLES

As of December 31, 2013 and December 31, 2012, current and non-current balances of trade and other receivables were as follows:

	As of December 31,
	2013		2012
	Current MCh$	Non-Current MCh$	Current MCh$	Non-Current MCh$
Accounts receivable from insurance companies (1)	277	—	3,311	—
Fees receivable (2)	385	—	147	—
Accounts receivable from Pension Funds (a)	274	—	397	—
Accounts receivable from the State (3)	2,204	—	1,811	—
Other accounts receivable (b)	2,675	479	2,800	519

Total Trade and Other Receivables	5,815	479	8,466	519

(1)	Items to be recovered from insurance companies (See note 12.f.1)
(2)	Fees receivable from pension funds (See note 7 b.)
(3)	Items to be recovered from the State (See note 12.f.2)

a. Accounts receivable from Pensions Funds

The detail of this item is as follows:

	As of December 31, 2013
	Fund Type A MCh$	Fund Type B MCh$	Fund Type C MCh$	Fund Type D MCh$	Fund Type E MCh$	Total MCh$
Regularization contributions (*)	—	—	81	—	—	81
Banking charges	—	—	2	—	—	2
Indemnification accounts	—	—	—	—	—	—
Programmed withdrawals	2	4	18	108	9	141
Voluntary pensions savings	—	—	50	—	—	50

Total	2	4	151	108	9	274

	As of December 31, 2012
	Fund Type A MCh$	Fund Type B MCh$	Fund Type C MCh$	Fund Type D MCh$	Fund Type E MCh$	Total MCh$
Regularization contributions (*)	—	—	222	—	—	222
Banking charges	—	—	2	—	—	2
Indemnification accounts	1	—	—	—	—	1
Programmed withdrawals	5	10	21	105	20	161
Voluntary pensions savings	—	—	11	—	—	11

Total	6	10	256	105	20	397

(*)	It includes MCh$30 in 2013 and MCh$103 in 2012 corresponding to regularization contributions made by the Company in Pension Funds in order to regularize mistakes in the individual accounts of participants.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

b. Other accounts receivable

The details of this item are as follows:

	As of December 31,
	2013		2012
	Current MCh$	Non-Current MCh$	Current MCh$	Non-Current MCh$
Medical leave absences	87	10	69	23
Advances to suppliers	35	—	39	—
Other – AFP Genesis	1,177	—	1,106	—
Other receivables	1,376	469	1,586	496

Total Other Accounts Receivables	2,675	479	2,800	519

NOTE 9. PREPAYMENTS

The detail of current and non-current prepayments as of December 31, 2013 and 2012 is as follows:

	As of December 31,
	2013		2012
	Current MCh$	Non-Current MCh$	Current MCh$	Non-Current MCh$
Insurance	22	—	33	—
Advertising	—	—	—	—
Advisory services	29	—	16	—
Prepaid expenses	14	—	13	—
Other	539	314	231	—

Total prepayments	604	314	293	—

NOTE 10. BALANCES AND TRANSACTIONS WITH RELATED ENTITIES

Until September 30, 2013, the Controlling Shareholder of AFP ProVida was BBVA Inversiones Chile S.A., a subsidiary of the Spanish entity “Banco Bilbao Vizcaya Argentaria”, thus all transactions at that date with BBVA Group’s entities were considered transactions with related parties. Beginning on October 1, 2013, MetLife, Inc., a New York Stock Exchange listed company duly incorporated in accordance with the laws of the State of Delaware in the United States of America, became its ultimate parent of the Company. Receivable and payable balances with BBVA entities as of December 31, 2013 were reclassified as trade and other receivables and trade and other payables, respectively. Balances and transactions disclosed as of December 31, 2012 were not reclassified, as they were properly considered at that date as transactions and balances with related parties.

Consequently, from that date onwards, all transactions made with the entities that are globally part of the MetLife Group are considered as transactions with related parties of AFP ProVida.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

a. Accounts receivable from related entities

As of December 31, 2013 and 2012, the balance of accounts receivable from related entities is sets forth in table below:

	As of December 31,
	2013		2012
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
BBVA Seguros de Vida S.A.	—	—	2,720	—
BBVA Chile S.A.	—	—	103	—
Soc. Adm. de Fondos de Cesantía Chile S.A.	1,484	—	—	—
Servicios de Administración Previsional S.A.	—	—	588	—

Total	1,484	—	3,411	—

For all periods presented, no guarantees has been given or received nor has any allowance for doubtful accounts been recorded in respect of accounts receivables from related parties.

b. Accounts payable to related entities

As of December 31, 2013 and 2012, the balance of accounts payable to related entities is sets forth in table below:

	As of December 31,
	2013		2012
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
BBVA Seguros de Vida S.A.	—	—	36	—
Servicios de Administracion Previsional S.A. (collection contract and others)	510	—	673	—
BBVA Chile S.A. (collection contract, pension payments and savings)	—	—	32	—
BBVA, Spain	—	—	2	—
BBVA Inversiones Chile S.A. (CMA)	—	—	20	—
BBVA Servicios Corporativos Ltda.	—	—	12	—

Total	510	—	775	—

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

c. Detail of transactions with related entities

Company	Transaction	Amount of transactions			Effect on income (expense)
		2013	2012	2011	2013	2012	2011
		MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
BBVA Inversiones Chile S.A.	Purchase of software license Software License	—	2,832	2,832	(425)	(566)	(566)
	Office Rental	—	1	1	—	1	1
	Self service dispenser lease	—	107	114	(80)	(107)	(114)

BBVA Corredores de Bolsa S.A.	Financial services	—	62	169	(29)	(62)	(169)

BBVA Chile S.A.	Rentals (agencies, BBVA Tower)	—	1,211	1,250	784	1,211	1,250
	Rentals (agencies, Huérfanos and Bandera Tower)	—	520	518	(278)	(520)	(518)
	Community fees as lessor	—	33	167	26	33	167
	Community fees as lessee	—	96	210	(368)	(96)	(210)
	Pension payment service	—	7	26	(144)	(7)	(26)
	Collection contract	—	—	4	—	—	(4)
	Expense for bank account maintenance	—	3	1	—	(3)	(1)
	Savings payment service	—	11	50	(10)	(11)	(50)
	Cash payment service	—	4	—	(1)	(4)	—
	Purchase of real estate	—	1,997	—	—	—	—
	Sale of real estate	—	(966)	—	294	1,005	—

BBVA Compañía de Seguros de Vida S.A.	Premiums paid and provisioned	—	329	370	(146)	(329)	(370)
	Casualty rate provision	—	(4,047)	(3,031)	1,539	4,047	3,031
	Financial revenue provision	—	953	2,151	218	953	2,159
	Insurance settlement	—	2,604	990	—	—	—

Servicio de Administración Previsional S.A.	Electronic collection service	1,670	1,620	1,624	(1,670)	(1,620)	(1,624)
	Young worker subsidy	16	17	15	(16)	(17)	(15)
	DNPA (declaration of unpaid contributions) service	69	44	94	(69)	(44)	(94)
	Password administration	164	128	166	(164)	(128)	(166)
	Data processing	305	28	147	(305)	(28)	(147)
	Data transference	12	9	14	(12)	(9)	(14)
	Technological services	2	3	5	(2)	(3)	(5)
	SSAE 16 report	—	—	(11)	—	—	11
	MAC Service	—	—	24	—	—	(24)
	Monitoring Service	—	—	1	—	—	(1)

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

Company	Transaction	Amount of transactions			Effect on income (expense)
		2013	2012	2011	2013	2012	2011
		MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Administradora de Fondos de Cesantía Chile S.A.	Technological consulting and services	—	269	219	—	269	219
	Technological Supportive Services	202	86	271	(3)	86	271

Aplica Tecnología Avanzada S.A. (former BBVA Bancomer Servicios S.A.)	Data Processing	—	1,481	1,428	(1,225)	(1,481)	(1,428)

Banco Bilbao Vizcaya Argentaria S.A.	AFP technological platform service	—	26	57	(29)	(26)	(57)

BBVA Servicios Corporativos Ltda.	Outsourcing services for corporate support	—	3,943	5,102	(720)	(3,943)	(5,102)
	Office rentals	—	503	491	385	503	491

Aplica Soluciones Tecnológicas Chile Ltda.	Common Charges as lessee	—	21	21	31	21	56
	Software development	—	655	412	(7)	(15)	(36)

	Technological services	—	51	—	—	(51)	—
Forum Servicios Financieros S.A.	Office rentals	—	—	—	29	—	—

MetLife Chile Seguros de Vida S.A.	Health insurance policies	14	—	—	(14)	—	—

k) Description of transactions with related parties for the period ended December 31, 2013, 2012 and 2011:

Servicios de Administración Previsional S.A.: This associate renders services to ProVida for electronic collection, password administration, data processing, data transference and technological services.

Sociedad Administradora de Fondos de Cesantía de Chile S.A (AFC Chile): ProVida records revenues from AFC Chile (Unemployment Fund) for rendering technological support and technological advisory services.

The AFPs as a consortium provided to AFC Chile a joint and indivisible guarantee of UF 400,000. This guarantee, in accordance with ProVida’s equity interest of 49.2% in AFC Chile amounts to MCh$4,544 or approximately MUS$9 and it was given in order to guarantee AFC Chile’s obligations. The maturity date of the guarantee was April 25, 2013.

On February 4, 2010, AFC Chile reimbursed ProVida with bank guarantee letters for UF 160,000 (MCh$3,730). On March 26, 2013, AFC Chile settle its obligations to the Bank issuer of the guarantee letters for a total of UF 240,000 (MCh$5,594) releasing ProVida as warrantor and joint co-signer.

The contract with AFC Chile ended on October 7, 2013. On that same date, AFC Chile began a process of liquidation. At the Extraordinary Shareholders meeting held on November 7, 2013, a liquidation commission of

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

four members was designated to complete such process which will be finalized in a period that shall not exceed three years. The entire liquidation process will be overseen and the final authorization to liquidate AFC Chile will be granted by the Superintendency of Pensions.

MetLife Chile Seguros de Vida S.A. provides health insurance policies to certain ProVida’s employees.

ii) Description of transactions with related parties for the period ended September 30, 2013 and the years ended December 31, 2012 and 2011:

As a result of the change of the parent company of AFP ProVida, the following entities were considered related entities until September 30, 2013:

BBVA Inversiones Chile S.A.

Transactions with this entity refer to:

i)	Service rendering contract entered into on December 27, 2006 regarding transactional services through self-serving dispensers that include issuance of certificates about contributions, affiliations, balance sheets and others, amounting to MCh$80, MCh$107 and MCh$114 as of September 30, 2013 and December 31, 2012 and 2011, respectively.

ii)	Lease contracts regarding rentals of square meters in ProVida’s branch offices to install self-serving dispensers for a total amounting to MCh$0, MCh$1 and MCh$1 as of September 30, 2013 and December 31, 2012 and 2011, respectively.

iii)	Software license contract entered into on December 1, 2005 and new contract in 2010, corresponding to intellectual property rights related to the use, as well as, instructions for use and functionality, of software implemented on different operating and administrative processes, amounting to MCh$2,832 as of September 30, 2013, MCh$2,832 as of December 31, 2012 and MCh$2,832 as of December 31, 2011.

Aplica Tecnología Avanzada S.A. (former BBVA Bancomer Servicios, Mexico):

Contract entered into on December 29, 2004 for data processing corresponding to operating and administrative applications. This service is rendered by the regional computing center (CCR). The outstanding balances of MCh$1,225 as of September 30, 2013; MCh$1,481 as of December 31, 2012 and MCh$1,428 as of December 31, 2011 were included in the “Miscellaneous other operating expenses” line item.

BBVA Corredores de Bolsa S.A.: Transactions with this entity related to financial services rendered to ProVida.

BBVA Chile S.A.: Transactions with this entity related to rental contracts, collection services, pension payments and saving withdrawals, lines of credit, loans and current accounts.

BBVA Compañía de Seguros de Vida S.A.: On January 1, 2005, BBVA Compañía de Seguros de Vida S.A. was awarded the bid for ProVida’s L&D insurance for a coverage period to June 30, 2009.

Aplica Soluciones Tecnológicas Chile Ltda.: Contract dated January 4, 2010, corresponded to design and development services of the software systems, amounting to MCh$713 as of September 30, 2013, MCh$655 as of December 31, 2012 and MCh$412 as of December 31, 2011. During 2013, 2012 and 2011, enhancements for new projects were incorporated amounting to MCh$57, MCh$243 and MCh$279 respectively.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

BBVA Servicios Corporativos Limitada: Contract dated January 1, 2010 for outsourcing the Company’s services. The contract will last for 10 years and is renewable for 10-year periods.

Banco Bilbao Vizcaya Argentaria S.A.: Contract dated December 16, 2009 corresponding to rendering computing services, including consultancy server maintenance, and a help desk.

d. Board of Directors and key management personnel:

d.1 Accounts receivable and payable and other transactions

There are no outstanding amounts receivables or payable between ProVida and the members of the Board of Directors and key management personnel. No guarantees have been given or received from directors or key management personnel. No other transactions have been performed between ProVida and the members of the Board of Directors and key management personnel.

d.2 Compensation of key management personnel

	For the years ended December 31,
	2013	2012	2011
	MCh$	MCh$	MCh$
Salaries	3,031	2,756	2,715
Short-term benefits for employees	2,862	1,155	937
Termination benefits	731	139	453

Total remunerations of key management personnel	6,624	4,050	4,105

In 2013, key management personnel consisted of 60 executives, which included 23 managers, 17 deputy managers and 20 department chiefs. In 2012, key management personnel consisted of 49 executives in which included 23 managers, 13 deputy managers and 13 department chiefs. In 2011, key management personnel consisted of 47 executives in which included 21 managers, 7 deputy managers and 19 department chiefs.

d.3 Compensation of Board of Directors and Directors’ Committee

Compensation of the Board of Directors for the years ended December 31, 2013, 2012 and 2011, presented in line item “Miscellaneous other operating expenses” was as follows:

	For the years ended December 31,
	2013	2012	2011
	MCh$	MCh$	MCh$
Per Diem (*)	528	543	570
Fees (*)	85	81	44

Total	613	624	614

(*)	Includes per diem and fees of former members of the Board Directors elected under BBVA controlling period.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

On October 1, 2013, MetLife, Inc. became the ultimate parent of AFP ProVida. Consequently, members of the Board of Directors elected under BBVA controlling period, Messrs. Joaquin Cortez Huerta, Jesus del Pino Durán, Luis Fernando Ferreres Crespo, Francesc Jorda Carré and José Martos Vallecillos, members of the Board of Directors resigned their positions.

At the Board of Directors’ meeting held on October 2, 2013, Messrs. Victor Hassi Sabal, Jorge Carey Tagle, Jaime Martínez Tejeda, Carlos Alberto Olivieri and Martín Enrique Galli were appointed as ProVida’s new members of the Board of Directors.

As of December 31, 2013, the Board of Directors was composed of as follows:

Name of Directors	Position
Victor Hassi Sabal	Chairman
Jorge Carey Tagle	Vice-Chairman
Jaime Martínez Tejeda	Director
Carlos Alberto Olivieri	Director
Martín Enrique Galli	Director
María Cristina Bitar Maluk	Director
Jorge Marshall Rivera	Director
Osvaldo Puccio Huidobro	Alternate Director

Directors’ Committee:

According to Law 19,075 published on December 20, 2000, and Circular N°1,956 of the Superintendency of Securities and Insurance published on February 19, 2001, ProVida formed a Directors’ Committee which replaced the previous Audit Committee in its faculties and functions.

In compliance with Article 33 of Corporate Law N°18,046, fees of the Board members and Directors’ committee members are set up annually at the Ordinary Shareholders’ meeting. The amounts approved for regular board, extraordinary and directors’ committee meetings were established as follows:

	As of December 31, 2013
Name of Director	Position	Normal Meeting	Extraordinary Meeting	Maximum Amount	Directors’ Committee	Extraordinary Committee	Maximum Amount
		MCh$	MCh$	MCh$	MCh$
Victor Hassi Sabal	Chairman	250	10	260	—	—	—
Jorge Carey Tagle	Vice-Chairman	250	10	260	—	—	—
Jaime Martínez Tejeda	Director	250	10	260	83	—	—
Carlos Alberto Olivieri	Director	250	10	260	—	—	—
Martín Enrique Galli	Director	250	10	260	—	—	—
María Cristina Bitar Maluk	Director	250	10	260	83	10	93
Jorge Marshall Rivera	Director	250	10	260	83	10	93
Osvaldo Puccio Huidobro	Alternate Director	175	7	182	83	10	93
Joaquín Cortez Huerta	(*)	250	10	260	—	—	—
Jesús del Pino Durán	(*)	250	10	260	—	—	—
Fransesc Jorda Carré	(*)	250	10	260	—	—	—
José Martos Vallecillos	(*)	250	10	260	—	—	—
Luis Fernando Ferreres Crespo	(*)	250	10	260	—	—	—

(*)	Members of the Board of Directors until October 2, 2013.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

NOTE 11. INCOME TAX

a) The following tables represent, respectively, detail of the credits available to the Company as represented by primarily monthly payments made to the tax authorities, and the detail of amounts due to the tax authorities, including a break-out of deductions and additions as well as amounts due in foreign jurisdictions

Current tax assets as of December 31, 2013 and 2012 were as follows:

	As of December 31,
	2013	2012
	MCh$	MCh$
Monthly provisional tax payments	20,966	18,400
Credit for training expenses	188	137
VAT tax credit	70	78
Other tax assets	254	235

Total	21,478	18,850

	As of December 31,
	2013	2012
	MCh$	MCh$
Income tax payable	30,549	24,206
Adjustment for income taxes (previous period)	—	1,214
Other deductions and additions	(449)	(1,022)
Income taxes payable foreign associates	(8,781)	(2,477)
Other taxes (tax rate 35%)	6	7

Total	21,325	21,928

The amount in tables above are presented in the consolidated statement of financial position resulting in a current tax asset of MCh$5,432 and a current tax liability of MCh$5,279 as of December 31, 2013 and a current tax liability of MCh$3,078 as of December 31 2012.

b) Deferred taxes

Deferred taxes recognized for deductible and taxable temporary differences as of December 31, 2013 and 2012 are as follows:

	Deferred tax assets		Deferred tax liabilities
	As of December 31,		As of December 31,
	2013	2012	2013	2012
	MCh$	MCh$	MCh$	MCh$
Temporary differences:
Deferred tax relating to depreciation	—	—	1,651	1,746
Deferred tax relating to amortization	—	—	5,175	6,207
Deferred tax relating to provisions	—	—	(1,614)	(896)
Deferred tax relating to revaluation of mandatory investments	—	—	28,362	25,364
Deferred tax relating to AFORE Bancomer	—	2,545	—	—
Deferred tax relating to AFP Horizonte	—	(1,080)	—	—
Deferred taxes relating to other temporary differences	—	—	221	99

Total	—	1,465	33,795	32,520

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

Deferred tax assets have been recognized to the extent that it is probable that sufficient taxable profits will be available against which the deductible temporary differences can be utilized. Management of ProVida considers that sufficient taxable profits will be available to be utilized.

b.1) Movements in deferred taxes

The following table sets forth the changes in deferred taxes in the consolidated statement of financial position as of December 31, 2013 and December 31, 2012.

	Assets	Liabilities
	MCh$	MCh$
Deferred tax changes
Balance as of December 31, 2011	885	27,270

Increase (decrease) in profit or loss	580	5,250
Increase (decrease) in equity	—	—
Other increase (decrease)	—	—

Balance as of December 31, 2012	1,465	32,520

Increase (decrease) in profit or loss	(1,465)	1,275
Increase (decrease) in equity	—	—
Other increase (decrease)	—	—

Balance as of December 31, 2013	—	33,795

c) Income taxes

c.1) Income tax expense

Income tax expense for the years ended December 31, 2013, 2012 and 2011 is detailed as follows:

	As of December 31,
	2013	2012	2011
Income tax expense	MCh$	MCh$	MCh$
Current tax expense	(30,549)	(24,206)	(21,484)
Other current tax income (expense)	2,258	3,370	1,894

Current tax benefit income (expense), net	(28,291)	(20,836)	(19,590)

Deferred tax income (expense) relating to origination and reversal of temporary differences	(1,276)	59	1,879
Deferred tax income (expense) relating to tax rate changes	—	(4,729)	—

Deferred tax income (expense), net	(1,276)	(4,670)	1,879

Total income tax income (expense)	(29,567)	(25,506)	(17,712)

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

d) Reconciliation of statutory tax rate with effective tax rate

	For the years ended December 31,
	2013	2012	2011
	MCh$	MCh$	MCh$
Profit before income tax	169,653	129,540	96,567
Statutory tax rate	20%	20%	20%
Income tax applied to profits before taxes	33,931	25,908	19,313
Permanent differences and others	(4,364)	(402)	(1,601)

Total tax for the period	29,567	25,506	17,712

On July 31, 2010, Law 20,455 was published in order to finance the country’s reconstruction, after the earthquake occurred on February 27, 2010, by temporarily increasing the tax rate at 20% for the commercial year 2011, then decreasing to a 18.5% tax rate for the commercial year 2012 and returning back to a 17% tax rate in commercial year 2013. However, on September 27, 2012, Law 20,630 was published regarding the Tax Reform Law that increased the first category tax rate to 20% from the commercial year 2012 onwards.

NOTE 12. LIFE AND DISABILITY INSURANCE

a) Financing life and disability pensions.

Before the Pension Reform Law was amended, and according to provisions established by law, ProVida had individually contracted insurance to cover its obligation to provide its participants life and disability benefits.

The Pension Reform Law eliminated the individual responsibility that AFPs had with life and disability insurance by establishing that all AFPs in conjunction should contract, through a public bidding, a fixed, single-premium insurance to cover this obligation. The insurance is awarded to one or more insurance companies offering the best economic offer, awarding the insurance to more than one insurer in order to avoid excessive concentration and cover the entire life and disability insurance risk with the same value for all workers. This obligation is paid by the employer and became effective on July 1, 2009, with a temporary grace period for employers with fewer than 100 employees that ended in June 2011. Commencing on July 1, 2011, this obligation is paid by the employer regardless of the number of employees.

The first bidding process was for a 12-month-period and the premium paid until June 30, 2010 was 1.87% over the taxable salaries of workers. The insurance companies that were awarded the bid were as follows:

INSURANCE COMPANIES
Interamericana Seguros de Vida S.A.
RBS (Chile) Seguros de Vida S.A.
Chilena Consolidada Seguros de Vida S.A.
BBVA Seguros de Vida S.A.
Ohio National Seguros de Vida S.A

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

From July 1, 2010, and for a 24-month period until June 2012, the premium paid was 1.49% over the taxable salaries of workers. The insurance companies that were awarded the bid were as follows:

INSURANCE COMPANIES
BBVA Seguros de Vida S.A.
Ohio National Seguros de Vida S.A
Compañía de Seguros de Vida Cámara S.A.
Interamericana Seguros de Vida S.A.
Banchile Seguros de Vida S.A. and Euroamerica Seguros de Vida S.A. (co-insurance)
Compañía de Seguros Cruz del Sur S.A. and Seguros Vida Security Previsión S.A. (co-insurance)
Valora Compañía de Seguros de Vida S.A

Finally, beginning on July 1, 2012, and for a 24-month period, until June 2014 the average premium is 1.26% over the taxable salaries of workers. The insurance companies that were awarded the bid were as follows:

INSURANCE COMPANIES
Chilena Consolidada Seguros de Vida S.A.
CN Life Compañía de Seguros de Vida S.A.
Seguros Vida Security Previsión S.A. and Penta Vida Cía. de Seguros de Vida S.A. in co-insurance with Bice Vida Compañía de Seguros de Vida S.A.

Insurance coverage is effective in case the participant dies or becomes disabled before the legal retirement age (65 for men and 60 for women starting October 2008) or when he/she has not accumulated sufficient funds in his/her individual capitalization account to finance the benefit payments as established by law, whether for him/her or his/her legal beneficiaries.

In addition, according to law, temporary disabled pensions awarded to under first ruling of the medical commission are also covered by the insurance.

The additional contribution that the insurance must cover, if necessary, is equivalent to the resulting deficit between the funds necessary to finance life and disability insurance pensions and the funds accumulated per participant, including his/her recognition bond, to the occurrence date of the claim.

It is important to note that, even though ProVida does not have individual contracts with prevailing coverage, as a result of the regulatory requirements for temporary disability which state that payments of disability claims can be made effectively three years after first ruling disability is confirmed by a final ruling of a medical commission, there is one contract described below that is still in run-off where its final settlement is under process.

b) Insurance Contract

Until June 2009, according to legal regulations, ProVida contracted insurance that fully covers temporary pensions of participants declared disabled in a first ruling, the additional contribution and the contribution (contributions made during the disabled period in case disability is not ratified in a second ruling). These contracts do not preclude ProVida’s responsibility and obligation to deposit such additional contribution, pay temporary pensions required to in the first ruling, administer contributions of individual capitalization accounts and make additional contributions to individual capitalization accounts of the participant when appropriate.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

Regarding the contract in force until June 2009, during the first quarter of each year, ProVida and the insurance company compare payments made by ProVida in the previous fiscal year for temporary premiums (the “temporary premium”) and pre-settlements and the sum of (i) the effective amounts paid by the insurer to the participants or their beneficiaries (“Temporary pensions and contributions”) and (ii) the amount estimated by the insurer (“technical reserves”) required to pay disabled participants once the final rulings or disabled status are declared by the Medical Commission (the sum of (i) and (ii) is referred to as “total cost of casualties”). Additionally, the casualty rate corresponds to the ratio of the total cost of casualties over the taxable salary of contributors. If the cost of casualties is higher than temporary payments, ProVida must pay the insurance company the difference up to a maximum limit established in the insurance contract, based on the maximum casualty rate. ProVida has no obligation to pay casualties exceeding the maximum rate. However, if the insurer is not able to pay the benefits to the participants, ProVida would be responsible for such payments.

The last disability and survival insurance with effective coverage from January 1, 2005 to June 30, 2009 was entered into with BBVA Seguros de Vida S.A (related company, see Note 12). The initial contract’s maximum casualty rate was 1.27% expressed as a percentage of the contributing participants’ taxable remuneration, with a monthly premium paid throughout the coverage period of the contract at a temporary premium rate of 0.70%. ProVida’s participation over the surplus was 100% if the casualty rate was equal to or lower than the contract’s maximum casualty rate over the contributing participants’ taxable salary. Additionally, the contract established monthly payments calculated at a provisional rate of 0.70% applied to the total of remuneration and monthly taxable salary of the participants on a one-month lag plus a monthly fixed premium of UF 2,150 during the coverage period of the contract. As a result of regulatory update of the mortality tables as well as the impact in the higher casualty costs upon mutual consent of the parties, in view of the changes in the economic conditions of the contract, the parameters of the insurance contract were modified. Beginning in January 2008, the maximum casualty rate was 1.70% expressed as a percentage of the contributing participants’ taxable remuneration, while the temporary rate was 1.00%, retaining the monthly fixed premium of UF 2,150 (MCh$50 approximately).

The aforementioned insurance contract also contemplates annual true-ups for the difference between all payments made by ProVida (temporary premium and previous true-ups and the total cost of casualties (paid or accrued by the insurer), at the end of each year and which has been taking place on March 31 of each year from 2006 onwards. On the same date, monthly financial revenues will be paid, based on the value recorded to December 31 of the previous year, resulting from applying the rate of return established in the contract over the surplus of cash flow maintained by the insurer (total payments made by ProVida less casualties paid by the insurer).

On July 1, 2009, BBVA Seguros de Vida adopted General Rule No.243, allowing it to voluntarily determine the casualties’ reserves at a market interest rate on a monthly basis. Consequently and given the impact of such determination over the administration of the insurance contract and its associated risks, the parties, by common agreement, modified the conditions of the financial revenues. The above considering that providing the life and disability insurance implies a mismatch in the risk between the assets and liabilities generated by such obligation and, that the conditions of the contract could be modified by any of the parties if new regulations are enacted with requirements affecting the contract, as actually occurred.

The final settlement of this contract may occur 48 months after the expiration date of the coverage period which is June 30, 2013. Currently, ProVida and BBVA Seguros de Vida are still in the final process of analysis of the final balance of such insurance policy.

The previous insurance policy for life and disability coverage was effective from August 1, 2003 to December 31, 2004 and entered into with BBVA Seguros de Vida S.A. The premium had a maximum rate of

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

1.10% expressed as a percentage of the contributing participants’ taxable remuneration, with monthly premium paid throughout the contract’s duration at a temporary premium rate of 0.70%. ProVida’s participation in the surplus was 100% if the casualty rate was equal to or lower than 1.10% and greater than 0.85% of the participants’ taxable remuneration. If the casualty rate was equal to or less than 0.85%, ProVida had the right to an additional participation in 90% of the surplus. Additionally, the contract established monthly payments calculated at a provisional rate of 0.70% applied to the total of remuneration and monthly taxable salary of the participants on a one-month lag plus a monthly fixed premium of UF 2,150 (MCh$50 approximately) for the contract coverage period. The contract’s annual true-ups took place on March 31 of each year beginning in 2005. The date of the final settlement of this contract was originally December 31, 2008, but was extended by common agreement of the parties and, settled in April 2011.

c. Effect on Profit (Loss)

The net effect on profit (loss) for the life and disability insurance includes the premium expenses included in line item “Life and Disability Insurance Premium expense” and revenues from settlements for favorable casualty rate and monthly financial revenues that are presented under the line item “Other revenues” within the consolidated statement of comprehensive income.

The net composition of annual expense for life and disability insurance for the years ended December 31, 2013, 2012 and 2011 is detailed as follows:

	For the years ended December 31,
	2013	2012	2011
	MCh$	MCh$	MCh$
Life and disability insurance premiums annual expense	155	329	370
Favorable (unfavorable) adjustments due to casualty rate	1,940	(4,047)	(2,696)

Life and disability insurance premium	2,095	(3,718)	(2,326)

Financial income (Note 7 c.)	(228)	(953)	(2,151)

Total life and disability insurance income (expense), net	1,867	(4,671)	(4,477)

Since January 1, 2004, in relation to casualty adjustments, ProVida has implemented its “casualty model” by evaluating actual data regarding claims and reserves according to the expected parameters such as discount rate, final amount of recognition bond, pension funds’ return, in addition to other considerations at the moment of the effective payments of casualties claims. In this regard, the accounting criterion establishes if the amount of casualty rate calculated by the model were less than the cost calculated and registered by the insurance company, by law, this last amount will be accrued according to the current regulation. On the contrary, if the casualty rate calculated by the model were higher than those established in the insurer’s balance, the amount to be provisioned would be the cost determined by the model.

BBVA Seguros de Vida adopted a new regulation effective on July 1, 2009, permitting the insurers to apply the market interest rate on a monthly basis to evaluate their casualties’ reserves for those life and disability contracts with a coverage period expiring before June 30, 2009. Consequently, this resulted in a decrease in the amount of reserves, since they were determined using historical rates that, according to law, would be the minimum rate from the prior semester, which were lower than those rates used for life and disability annuities prevailing in the market.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

Regarding the casualty provisions and considering that the insurance policy maintained with BBVA Seguros de Vida S.A. will be settled, ProVida deemed it necessary as of December 31, 2013 to constitute a higher provision than the provision estimated by the insurance company taking into account the death fees’ claims payment incurred but not reported related to survival benefit claims to be provided where a deceased participant had a spouse and/or beneficiaries entitled to receive the survival benefits in accordance with current regulations.

Likewise, on applying the methodology of its casualty model, ProVida concluded that life and disability rates for annuities would be at lower average levels than the prevailing market interest rate as of June 2011, which is the interest rate used by the Insurer to value the reserves for casualties. However, due to a higher speed of payments of casualty claims than typically recorded by using the casualty model, and the fact that average forward rates applied were higher for the period than anticipated, and the rate used to pay such claims was lower than the rate provisioned, ProVida made a reversal of provisions determined by the difference between the amount required as of December 2011 and the effective amount, with the best available information, as of December 31, 2012. As of December 31, 2011, since the average forward rates at the close of December 2010 were lower than the expected forward rates for December 2011, ProVida also made a reversal of provisions determined by the difference between the amounts required as of December 2010 with the best available information as of December 31, 2011.

d. Liabilities arising from additional contributions

d.1 Collection to be cleared

Until 1987, the Company had collected additional contributions designated to finance the life and disability pension system fund. In this process, there were liabilities which amounted to MCh$368 and MCh$301 as of December 31, 2013 and December 31, 2012 respectively. These liabilities are recorded under “Collections to be cleared” within line item “Trade and other payables” (Note 21).

	As of December 31,
	2013	2012
	MCh$	MCh$
1) Pending additional contributions Contributions of workers not identified in the participants’ master file or transferred to other Administrators, deceased, for which only the summary sheet has been received identifying the employer, or positive differences resulting from subtracting the balance from the contribution summaries.	38	46

2) Additional contributions to be cleared Additional contributions and health insurance contributions of independent participants paid, for which the support sheets have not been received.	330	255

Total	368	301

The balance of pending contributions will be settled internally or by transferring those to other pension fund administrators. Beginning on January 1, 1998, these contributions are paid directly into the Pension Fund.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

d.2. Comparative analysis of pending additional contributions

	As of December 31,
Pending Additional Contributions	2013	2012
	MCh$	MCh$
Beginning balance	46	46
Leftovers from the year	—	—
Cleared leftovers:
• For ProVida	—	—
• Transferred to other AFPs	(8)	—

Final Balance	38	46

e. Accounts payable to insurance companies

The accounts payables to insurance companies presented within line item “Trade and other payables” were MCh$86 and MCh$377 as of December 31, 2013 and 2012, respectively.

f. Assets arising from life and disability insurance payments

Receivables from insurance companies and the Government reflect payments made by ProVida on behalf of the insurer and the Government. The reimbursements are made within 30 days and are classified as short-term receivable, as shown below. As required by law, records of total payments to the participant must be maintained by the insurance company as well as by ProVida. Additionally, the self-insured portion of the disability is administered by the insurance company according to the law. Government reimbursements are guaranteed by law for employees who otherwise do not qualify for life and disability insurance.

f.1 Receivables from Insurance Companies

Receivables from Insurance Companies that are included under line item “Trade and Other Receivables” were as follows:

	As of December 31,
	2013	2012
	MCh$	MCh$
Balance at end of previous year	3,311	3,687
Life and disability pensions paid by the Company	146,617	134,331
Reimbursements from the Insurance Company (less)	(149,651)	(134,707)

Insurance Company’s balance at end of year	277	3,311

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

f.2 Receivables from the State

Receivables from the State that are included under line item “Trade and Other Receivables” were as follows:

	As of December 31,
	2013	2012
	MCh$	MCh$
Balance at end of previous year	1,811	192
• Pensions financed by state guarantee according to Art. 73 of DL. N° 3,500 of 1980	127,757	104,370
• Payments financed for APS (*) financed by the Administrator	163,542	113,213
• Payments financed by the Administrator	49,091	15,634
• Reimbursement of State Guarantee	(127,539)	(104,710)
• Reimbursement of APS (*)	(163,615)	(113,010)
• Reimbursement of other payments	(48,843)	(13,878)

Balance at end of year	2,204	1,811

(*)	Solidarity Pension Contribution (‘APS’ in its Spanish acronym)

g. Provisions for higher casualty rate arising from life and disability insurance

Provisions for unfavorable casualty rate amounted to MCh$3,667 as of December 31, 2013 and MCh$1,727 as of December 31, 2012.

The provision made for a higher casualty rate is presented under the item “Provisions”.

Insurance Company	Period covered the Contract (MMYY-MMYY)	Costs for claims reported by the Insurance Company		Payments made to the Insurance Company (MCh$)		Provision at the date of information provided by the Insurance Company	Gross Provision at current year-end (not including financial revenues effects) (*)
		Date	MCh$	To reported date	At 12-31-2013		MCh$
BBVA Seguros de Vida S.A. (**)	08-2003 to 12-2004	04/30/2011	92,368	92,199	92,199	—	—
BBVA Seguros de Vida S.A. (***)	01-2005 to 06-2009	12/31/2013	378,589	378,863	378,863	—	(3.667)

Total						—	(3.667)

(*)	Since ProVida and BBVA Seguros de Vida S.A. are currently reviewing the final settlement of the insurance, a higher provision than the provision estimated by the insurance company has been determined taking into account the death fees’ claims payment incurred but not reported related to survival benefit claims to be provided where a deceased participant had a spouse and/or beneficiaries entitled to receive the survival benefits in accordance with current regulations.
(**)	The casualty rate of the policy subscribed with BBVA Seguros de Vida S.A. for August 2003 to December 2004 period was closed in April 2011. The casualty rate of such policy exceeded the maximum rate of 1.10%. Consequently the excess of costs for MCh$157 were assumed by such insurer.
(***)	Includes accrued premiums for a total amount of MCh$491 discounted from the balance payable to BBVA Seguros de Vida S.A. according to the respective contracts.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

g.1 Reconciling costs and payments to the insurance companies

Figures in MCh$
N° contract	Cost of casualties insurance company	Premium Paid	Premium Accrued	True- up	Total Payments to insurance company
1	92,368	58,674	—	33,525	92,199
2	378,589	272,085	491	106,286	378,863

g.2 Financial revenue provision

N° Contract	2013	2012
	MCh$	MCh$
1	—	—
2	228	598

Total	228	598

h. Detail according to life and disability insurance contracts

Contract N°	Name of Insurance Company	Period covered by contract	Sub-period covered by contract
1	BBVA Seguros de Vida S.A.	August 1, 2003 to December 31, 2004	N/A
2	BBVA Seguros de Vida S.A.	January 1, 2005 to September 30, 2009	N/A

i. Detail of disability insurance costs

Disability
Contract N°	Costs for casualties incurred by insurance company (January to December 2013)						Costs for casualties incurred by insurance company (January to December 2012)
	Temporary pensions		Additional contribution		Contributions		Temporary pensions		Additional contribution		Contributions
	N°	MCh$	N°	MCh$	N°	MCh$	N°	MCh$	N°	MCh$	N°	MCh$
1		—		—		—		—		—		—
2	6,409	2,221	330	6,886	227	137	5,957	1,558	1,145	25,423	65	39

j. Detail of life insurance costs

Life
Contract N°	Costs for casualties incurred by insurance company						Costs for casualties incurred by insurance company
	(January to December 2013)						(January to December 2012)
	Temporary pensions		Additional contribution		Contributions		Temporary pensions		Additional contribution		Contributions
	N°	MCh$	N°	MCh$	N°	MCh$	N°	MCh$	N°	MCh$	N°	MCh$
1		—		—		—		—		—		—
2		—	21	106		—		—	37	234		—

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

k. Detail of financial revenue of life and disability insurance

	Financial Revenue 2013	Financial Revenue 2012
Contract N°	MCh$	MCh$
1	—	—
2	195	759

Total	195	759

l. Detail of life and disability insurance adjustments

As of December 31, 2013
Date of calculation of adjustment	Contract N°	Adjustment Paid	Adjustment for pending payment of financial revenues	Accumulated Cost	Total Accumulated casualties	Accumulated fixed premium + temporary premium	Accumulated Financial revenues
		MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
12-31-2013(*)	1	N/A	N/A	N/A	N/A	N/A	N/A
12-31-2013	2	106,286	96	375,568	378,589	274,774	20,972

As of December 31, 2012
Date of calculation of adjustment	Contract N°	Adjustment Paid	Adjustment for pending payment of financial revenues	Accumulated Cost	Total Accumulated casualties	Accumulated fixed premium + temporary premium	Accumulated Financial revenues
		MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
12-31-2012(*)	1	N/A	N/A	N/A	N/A	N/A	N/A
12-31-2012	2	104,148	642	358,852	370,642	269,079	20,367

(*)	Contract ended in April 2011

NOTE 13. INVESTMENT IN ASSOCIATES ACCOUNTED FOR USING THE EQUITY METHOD

13.1 Movements in investments in associates

The following tables set forth the changes in ProVida’s equity method investments during the years ended December 31, 2013 and 2012.

As of December 31, 2013
Associate	Country	Functional Currency	Ownership interest %	Balance as of January 1, 2013	Share of Profit (Loss)	Dividends	Exchange rate on translation	Transfer	Balance as of December 31, 2013
				MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Sociedad Administradora de Fondos de Cesantía (1) Chile S.A.	Chile	Chilean Peso	49.20%	1,502	4,723	(1,504)	—	(1,223)	3,498
Inversiones DCV S.A.	Chile	Chilean Peso	23.14%	363	100	(21)	—	(11)	431
Servicios de Administración Previsional S.A.	Chile	Chilean Peso	37.87%	4,191	3,200	(2,448)	—	(1.471)	3,472

Total				6,056	8,023	(3,973)	—	(2,705)	7,401

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

As of December 31, 2012
Associate	Country	Functional Currency	Ownership interest %	Balance as of January 1, 2012	Share of Profit (Loss)	Dividends	Exchange rate on translation	Transfer	Balance as of December 31, 2012
				MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Sociedad Administradora de Fondos de Cesantía Chile S.A.	Chile	Chilean Peso	37.80%	3,786	2,686	—	—	(4,970)	1,502
Inversiones DCV S.A.	Chile	Chilean Peso	23.14%	327	72	(36)	—	—	363
Servicios de Administración Previsional S.A.	Chile	Chilean Peso	37.87%	3,600	2,809	(1,660)	—	(558)	4,191
Afore Bancomer (2)	Mexico	Mexican Peso	7.50%	10,220	4,262	(3,939)	72	(10,615)	—
AFP Horizonte (2)	Peru	Peruvian Soles	15.87%	6,758	3,404	(2,660)	(344)	(7,158)	—

Total				24,691	13,233	(8,295)	(272)	(23,301)	6,056

(1)	ProVida has a direct equity interest of 37.80% and an indirect equity interest of 11.40%
(2)	ProVida exercised significant influence through its former controlling parent BBVA. In 2012, AFORE Bancomer and AFP Horizonte were reclassified as non-current assets and disposal groups held for sale. The sale of this investment occurred in the first quarter of 2013. The net gain on sale of AFORE Bancomer was MCh$38,755 and the net gain on sale of AFP Horizonte was MCh$26,834.

13.2 Summarized total financial information of investments in associates

The following tables set forth summarized information of the investment in associates where ProVida has significant influence as of December 31, 2013, and for those non-current assets and disposal groups held for sale their underlying major classes of assets and liabilities including the aggregated amounts of assets, liabilities, revenues and profit or loss as of December 31, 2012:

As of December 31, 2013

Associate	Ownership interests %	Current assets	Non- current assets	Current liabilities	Non- current liabilities	Revenues	Expenses	Profit (loss)
		MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Sociedad Administradora de Fondos de Cesantía Chile S.A.	49.20%	8,969	—	1,859	7,110	19,755	(10,155)	9,600
Inversiones DCV S.A.	23.14%	41	1,868	44	1,865	439	(6)	433
Servicios de Administración Previsional S.A.	37.87%	6,484	10,316	7,536	9,264	19,178	(10,728)	8,451
Total		15,494	12,184	9,439	18,239	39,372	(20,889)	18,484

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

As of December 31, 2012

Associate	Ownership interests %	Current assets	Non- current assets	Current liabilities	Non- current liabilities	Revenues	Expenses	Profit (loss)
		MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Sociedad Administradora de Fondos de Cesantía Chile S.A.	37.80%	6,494	523	3,042	3,975	16,600	(9,492)	7,108
Inversiones DCV S.A.	23.14%	2	1,567	1	1,568	312	(2)	310
Servicios de Administración Previsional S.A.	37.87%	5,458	10,494	4,765	11,187	17,203	(9,787)	7,416
AFORE Bancomer (1)	7.50%	184,503	1,634	44,597	141,540	114,651	(57,815)	56,836
AFP Horizonte (1)	15.87%	25,540	44,262	24,710	45,092	41,791	(20,346)	21,445

Total		221,997	58,480	77,115	203,362	190,557	(97,442)	93,115

(1)	Investments classified as non-current assets and disposal groups held for sale

NOTE 14. FINANCIAL INSTRUMENTS

14.1 Capital management

The constant objective of ProVida is the efficient management of its working capital, maintaining significant and sufficient cash flows to fulfill its obligations.

The main use of ProVida’s funds is for operating expenses related to employee remunerations, additional constitution of mandatory investments, dividend payments and other administration expenses. ProVida has financed these requirements with cash flows generated from its operations, as well as, short-term debt.

Management believes that these sources of funds are sufficient to finance capital requirements and payments of its obligations. Due to the nature of the pension business, ProVida obtains significant cash flows from fees received from mandatory and voluntary pension savings that are expected to maintain the same levels as those from previous years. Likewise, management estimates that the expected growth in ProVida’s participants’ portfolio will continue increasing its working capital requirements, a situation in which ProVida is well positioned to finance those requirements.

In terms of capital regulatory requirements, the AFPs must maintain a minimum equity expressed in UF, which is directly related to the number of participants that the AFPs have at the date of the financial statements. ProVida is in the upper tranche due to maintaining a number exceeding 10,000 participants, which requires ProVida to maintain a minimum equity of UF 20,000. As of December 31, 2013 and 2012, its equity expressed in U.F. was 7,020,584 and 11,085,767, respectively. Since its incorporation, ProVida has complied with the minimum capital requirement.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

14.2 Financial instruments classified by nature and category

c) The detail of financial assets, classified by nature and category as of December 31, 2013 and 2012 are as follows:

	As of December 31
	2013	2012
	MCh$	MCh$
Financial assets at fair value through profit or loss:
Mandatory investments (See Note 4 g.7. and Note 6)	234,929	217,072
Financial assets (*)	—	15,143
BBVA Mutual Fund (Money Market)	373	357
Financial assets AFP Génesis Ecuador (**)	4,078	4,805

(*)	Time deposits with maturities of more than one year, which are designated at fair value.
(**)	Includes mutual funds held at AFP Génesis Ecuador.

d) The detail of financial liabilities, classified by nature and category as of December 31, 2013 and 2012 are as follows:

	As of December 31,
	2013	2012
	MCh$	MCh$
Amortized cost:
Interest-bearing borrowings	246	299

14.3 Fair value of financial instruments

Management considers that the carrying amounts of financial assets and liabilities recognized at amortized cost in the consolidated financial statements approximates their fair value.

The following table sets forth the carrying amount and fair value of financial assets and financial liabilities as of December 31, 2013 and 2012:

	As of December 31,
	2013		2012
	Carrying amount	Fair value	Carrying amount	Fair value
	MCh$	MCh$	MCh$	MCh$
Financial assets at fair value through profit or loss:
Mandatory investments (See Note 7)	234,929	234,929	217,072	217,072
Financial assets (*)	—	—	15,143	15,143
BBVA Mutual Fund (Money Market)	373	373	357	357
Financial assets AFP Génesis Ecuador	4,078	4,078	4,805	4,805
Financial liabilities at amortized cost:
Interest-bearing borrowings	246	246	299	299

(*)	Time deposits with maturities of more than one year, which are designated at fair value.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

14.4 Fair value measurement

The following table provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which the fair value is observable.

Level 1 – fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 – fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

Level 3 – fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

	As of December 31, 2013
	Level 1	Level 2	Level 3	Total
	MCh$	MCh$	MCh$	MCh$
Mandatory investments	234,929	—	—	234,929
Financial assets (*)	373	—	—	373
Financial assets – AFP Genesis	4,078	—	—	4,078

	As of December 31, 2012
	Level 1	Level 2	Level 3	Total
	MCh$	MCh$	MCh$	MCh$
Mandatory investments	217,072	—	—	217,072
Financial assets (*)	15,500	—	—	15,500
Financial assets – AFP Genesis	4,805	—	—	4,805

(*)	Term deposits with maturity of more than one year.

The Pension Law establishes that each AFP must maintain a reserve for mandatory investment equal to 1% of the net asset value of each pension fund under management. The mandatory investment that the administrator needs to maintain for the period between the second business day of the month in which the calculation is made and the first day of the next month after the calculation was made will be equivalent to 1% of the total of shares that represent the net asset value of each pension fund of the last day of the preceding month of the calculation date of the mandatory investment reserve. Therefore, the mandatory investment will increase or decrease on a monthly basis based on the calculation explained above. The investment in mandatory investment in each type of pension fund is valued on a daily basis, multiplying the number of fund shares invested in each type of fund by the value of the share on that day.

The Superintendency of Pensions publishes daily quotations of pension funds’ net asset value (NAV) at which redemptions or purchases of shares (units) occur without any adjustments to the published NAV. Redemptions and unit purchases take place regularly, between the participants that changes between funds and participants that changes between AFPs.

Based on paragraph AG71 of IAS 39 Financial Instruments: Recognition and Measurement which states that a financial instrument is regarded as quoted in an active market “if quoted prices are readily and regularly available from an exchange, dealer, broker, industry group, pricing service or regulatory agency, and those prices represent

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

actual and regularly occurring market transactions on an arm’s length basis. Fair value is defined in terms of a price agreed by a willing buyer and a willing seller in an arm’s length transaction”; and paragraph AG77 which states that the “initial acquisition or origination of a financial asset or incurrence of a financial liability is a market transaction that provides a foundation for estimating the fair value of the financial instrument”. Management has determined that the issuance and redemptions of the units in a fund represent market transactions occurring on an arm’s length basis.

Based on the above explanation and IFRS 7 paragraph 27A(a) which describes Level 1 classification as relating to “quoted prices (unadjusted) in active markets for identical assets or liabilities” we believe that mandatory investments comply with the definition to be classified as Level 1. As part of the application of IFRS 13 Fair Value Measurements we believe that our classification of mandatory investments has not changed since IFRS 13 defines an active market as a market in which transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis and considering the IASB basis of conclusions that although different words are used the definition of an active market is consistent with the definition in IAS 39.

NOTE 15. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of December 31, 2013 and December 31, 2012 are as follows:

	As of December 31,
	2013	2012
Classes of Property, Plant and Equipment:	MCh$	MCh$
Construction in progress	79	734
Land	4,652	5,081
Buildings	14,413	15,212
Plant and equipment	461	539
IT Equipment	1,099	1,532
Fixtures and fittings	1,905	2,149
Leasehold improvements	670	694
Other Property, plant and equipment	424	442

Property, Plant and Equipment, Net	23,703	26,383

	As of December 31,
	2013	2012
Classes of Property, Plant and Equipment:	MCh$	MCh$
Construction in progress	79	734
Land	4,652	5,081
Buildings	19,676	20,431
Plant and equipment	1,192	1,123
IT Equipment	2,301	3,096
Fixtures and fittings	5,896	5,689
Leasehold improvements	1,767	1,576
Other Property, plant and equipment	774	788

Property, Plant and Equipment, Gross	36,337	38,518

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

	As of December 31,
	2013	2012
Classes of Property, Plant and Equipment:	MCh$	MCh$
Construction in progress	—	—
Land	—	—
Buildings	(5,263)	(5,219)
Plant and equipment	(731)	(584)
IT Equipment	(1,202)	(1,564)
Fixtures and fittings	(3,991)	(3,540)
Leasehold improvements	(1,097)	(882)
Other Property, plant and equipment	(350)	(346)

Accumulated depreciation and impairment of Property, Plant and Equipment	(12,634)	(12,135)

For all periods presented, there are no items of property, plant and equipment pledged as security for liabilities.

The reconciliation of the carrying amount of property, plant and equipment as of December 31, 2013 and December 31, 2012 is as follows:

As of December 31, 2013:

Movements	Construction in progress	Land	Buildings	Plant and equipment	IT Equipment	Fixtures & Fittings	Leasehold improvements	Other PP&E	Property, Plant and Equipment, net
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Beginning balance as of January 1, 2013	734	5,081	15,212	539	1,532	2,149	694	442	26,383

Movements:
Additions	1,037	—	—	86	345	363	262	28	2,121
Disposals	—	(451)	(866)	—	—	(2)	—	—	(1,319)
Depreciation expense	—	—	(307)	(197)	(680)	(657)	(365)	(34)	(2,240)
Impairment loss recognized in profit or loss	—	—	—	—	—	—	—	—	—
Other increases (decreases)	(1,692)	22	374	33	(98)	52	79	(12)	(1,242)

Total movements	(655)	(429)	(799)	(78)	(433)	(244)	(24)	(18)	(2,680)

Ending balance as of December 31, 2013	79	4,652	14,413	461	1,099	1,905	670	424	23,703

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

As of December 31, 2012:

Movements	Construction in progress	Land	Buildings	Plant and equipment	IT Equipment	Fixtures & Fittings	Leasehold improvements	Other PP&E	Property, Plant and Equipment, net
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Beginning balance as of January 1, 2012	111	5,804	15,789	676	1,672	2,131	1,140	464	27,787
Movements:
Additions	3,611	—	1	66	606	93	99	4	4,479
Disposals	—	(782)	(2,367)	(2)	—	(95)	—	(1)	(3,247)
Depreciation expense	—	—	(311)	(192)	(753)	(601)	(541)	(37)	(2,435)
Impairment loss recognized in profit or loss	—	—	(315)	—	—	—	—	—	(315)
Other increases (decreases)	(2,988)	59	2,415	(9)	7	621	(4)	12	114

Total movements	623	(723)	(577)	(137)	(140)	18	(446)	(22)	(1,404)

Ending balance as of December 31, 2012	734	5,081	15,212	539	1,532	2,149	694	442	26,383

NOTE 16. INTANGIBLE ASSETS OTHER THAN GOODWILL

The following tables set forth intangible assets as of December 31, 2013 and 2012:

	As of December 31,
	2013	2012
Classes of Intangible assets	MCh$	MCh$
IT Software	—	3,916
Other identifiable intangible assets (*)	25,873	31,033

Intangibles assets, net	25,873	34,949

	As of December 31,
	2013	2012
Classes of Intangible assets	MCh$	MCh$
IT Software	8,582	6,298
Other identifiable intangible assets (*)	51,551	51,551

Intangibles assets, gross	60,133	57,849

	As of December 31,
	2013	2012
Classes of Intangible assets	MCh$	MCh$
IT Software	(8,582)	(2,382)
Other identifiable intangible assets (*)	(25,678)	(20,518)

Accumulated depreciation and impairment of intangible assets	(34,260)	(22,900)

(*)	Customers Lists

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

The reconciliation of carrying amounts of intangible assets as of December 31, 2013 and 2012 is as follows:

As of December 31, 2013:	IT Software	Other identifiable intangible assets(*)	Intangibles assets, Net
	MCh$	MCh$	MCh$
Beginning balance as of January 1, 2013	3,916	31,033	34,949

Movements:
Additions	2,284	—	2,284
Disposals	—	—	—
Amortization expense	(6,200)	(5,160)	(11,360)
Impairment loss recognized in profit or loss	—	—	—
Other increases (decreases)	—	—	—

Total movements	(3,916)	(5,160)	(9,076)

Ending balance as of December 31, 2013	—	25,873	25,873

(*)	Customers Lists

As of December 31, 2012:	IT Software	Other identifiable intangible assets(*)	Intangibles assets, Net
	MCh$	MCh$	MCh$
Beginning balance as of January 1, 2012	3,642	36,196	39,838
Movements:
Additions	1,352	—	1,352
Disposals	—	—	—
Amortization expense	(1,078)	(5,163)	(6,241)
Impairment loss recognized in profit or loss	—	—	—
Other increases (decreases)	—	—	—

Total movements	274	(5,163)	(4,889)

Ending balance as of December 31, 2012	3,916	31,033	34,949

(*)	Customers Lists

NOTE 17. GOODWILL

The following tables set forth goodwill by company as of December 31, 2013 and 2012:

Company	Balance as of January 1, 2013	Additions	Impairment	Transfer	Balance as of December 31,2013
	MCh$	MCh$	MCh$	MCh$	MCh$
AFORE Bancomer-Mexico	—	—	—	—	—
AFP Génesis-Ecuador	273	—	—	—	273
AFP Horizonte-Peru	—	—	—	—	—

Total	273	—	—	—	273

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

Company	Balance as of January 1, 2012	Additions	Impairment	Transfer	Balance as of December 31,2012
	MCh$	MCh$	MCh$	MCh$	MCh$
AFORE Bancomer-Mexico	8,460	—	—	(8,460)	—
AFP Génesis-Ecuador	273	—	—	—	273
AFP Horizonte-Peru	197	—	—	(197)	—

Total	8,930	—	—	(8,657)	273

For all periods presented there are no indications of an impairment loss.

On November 30, 2012, the Company reclassified the Goodwill of AFORE Bancomer in Mexico and AFP Horizonte in Peru as held for sale (See Note 18).

NOTE 18. NON-CURRENT ASSETS HELD FOR SALE

The following table sets forth the reclassified investment in associates as non-current assets held for sale in 2012:

	As of December 31,
	2013	2012
	MCh$	MCh$
AFORE Bancomer (Mexico)	—	10,616
Goodwill – AFORE Bancomer	—	8,460

Total AFORE Bancomer (Mexico)	—	19,076

AFP Horizonte (Peru)	—	7,158
Goodwill – AFP Horizonte	—	197

Total AFP Horizonte (Peru)	—	7,355

Total of non-current assets held for sale	—	26,431

No impairment losses were recognized when reclassifying the investments of such associates as held for sale.

The sale of these associates occurred in January 2013. The net gain on sale of AFORE Bancomer was MCh$38,755. The net gain on sale of AFP Horizonte was MCh$26,834.

NOTE 19. OTHER CURRENT AND NON-CURRENT ASSETS

Other current and non-current assets as of December 31, 2013 and 2012 are as follows:

	As of December 31,
	2013		2012
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
Deferred interests for leasing	19	38	22	66
Other	19	10	10	—

Total Other Assets	38	48	32	66

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

NOTE 20. INTEREST-BEARING BORROWINGS

Interest-bearing borrowings as of December 31, 2013 and 2012 are as follows:

	As of December,
	2013		2012
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
Leasing obligations	59	246	64	299
Banco de Chile	3	—	1	—
Banco BBH (Brown Brothers Harriman)	—	—	2	—

Total	62	246	67	299

NOTE 21. TRADE AND OTHER PAYABLES

The balance of this account as of December 31, 2013 and 2012 is presented as follows:

	As of December,
	2013		2012
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
Minimum Dividend (*)	42,616	—	10,232	—
Withholdings from pensioners (1)	3,860	—	3,740	—
Pensions payable (2)	1,845	—	1,967	—
Accounts Payable to the National Health Fund (3)	590	—	548	—
Trade payables	6,415	—	4,064	—
Collection to be cleared (Note 14 d.1) (**)	368	—	301	—
Other accounts payable	2,532	—	2,798	—

Total Trade and Other Accounts Payable	58,226	—	23,650	—

(*)	The balance as of December 31, 2013 and 2012, MCh$669 and MCh$244 are included as of December 31, 2013 corresponding to dividends declared as pending to be collected.
(**)	This balance included banking credits, interest, adjustment and collection costs for collection process without receiving payrolls, which are maintained in this account item until a clearance process is made.

(1)	Withholdings from pensioners as of December 31, 2013 and 2012 is as follows:

	As of December 31,
	2013	2012
	MCh$	MCh$
Balance at previous year’s end	3,679	3,546
Withholding health contributions from pensioners in the period	47,300	45,371
Withdrawals from National Health Fund in the period	(23,896)	(21,619)
Withdrawals from Health Care Institutions in the period	(5,714)	(5,420)
Withdrawals from compensation fund (CCAF) and others in the period	(17,566)	(18,199)

Subtotal	3,803	3,679

Single tax withholdings from pensioners	57	61

Total	3,860	3,740

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

(5)	Pensions payables as of December 31, 2013 and 2012 are as follows:

	As of December 31,
	2013	2012
	MCh$	MCh$
Uncollected accrued pensions	1,679	1,380
Other	172	587

Total	1,851	1,967

(6)	Accounts Payable to the National Health Fund:

In conformity with the requirements in D.L. 3,500, the Administrator must collect the independent participants’ health contributions and deduct health contributions from pensions financed by the Pension Fund and transfer these amounts to the Fondo Nacional de Salud (‘National Health Fund”) or the corresponding health insurance institution. Accordingly, balances in this item represent contributions collected that must be transferred to the National Health Fund or the respective health insurance institution. The detail for all periods presented is as follows:

	As of December 31,
	2013	2012
	MCh$	MCh$
a) Independent Contributors:
Balance at previous year’s end	548	533
Collection of health contributions in the year	8,580	6,893
Withdrawals from National Health Fund in the year	(8,538)	(6,878)

Balance at end of year	590	548

b) Pensioners:
Balance at previous year’s end	3,679	3,546
Collection of health contributions from pensioners in the year	47,300	45,371
Withdrawals from National Health Fund in the year	(23,896)	(21,619)
Withdrawals from Health Care Institutions (Isapres) in the year	(5,714)	(5,420)
Withdrawals from compensation fund (CCAF) and Others in the period	(17,565)	(18,199)

Subtotal contributions of Pensioners (*)	3,804	3,679

(*)	Note: These amounts are part of withholdings from pensioners.

NOTE 22. PROVISIONS

The detail of provisions as of December 31, 2013 and 2012 is as follows:

	As of December 31,
	2013		2012
	Current MCh$	Non-Current MCh$	Current MCh$	Non-Current MCh$
Provision for employee benefits (1)	4,272	—	4,851	—
Provision for unfavorable casualty rate (2)	3,667	—	1,727	—
Other Provisions (3)	5,471	—	3,836	—

Total Provisions	13,410	—	10,414	—

(1)	For a description of the provision for employee benefits, see Note 5.1.2.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

(8)	For a description of the provision for unfavorable casualty rate, see Note 5.1.1.
(9)	Other provisions include mainly provisions for advertising and provision for litigations related to pending labor lawsuits with former employees and other pension matters. See Note 33.d for further information. Additionally, the year 2013 included MCh$479 for replenishing a return difference in online transfers of funds made by participants as instructed by the Superintendency of Pensions.

Movements in provisions as of December 31, 2013 and 2012 are as follows:

	Balance as of January 1, 2013	Additional Provisions	Provisions Used	Unused provisions reversed	Other Increases (Decreases)	Balance as of December 31, 2013
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Provisions for employee benefits	4,851	4,830	(5,408)	—	—	4,273
Provisions for unfavorable casualty rate (Net of financial income)	1,727	1,940	—	—	—	3,667
Other Provisions	3,836	5,460	(3,826)	—	—	5,470

Total	10,414	12,230	(9,234)	—	—	13,410

	Balance as of January 1, 2012	Additional Provisions	Provisions Used	Unused provisions reversed	Other Increases (Decreases)	Balance as of December 31, 2012
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Provisions for employee benefits	4,915	2,994	(3,058)	—	—	4,851
Provisions for unfavorable casualty rate (Net of financial income)	5,780	—	—	(4,053)	—	1,727
Other Provisions	3,459	2,027	(1,504)	(146)	—	3,836

Total	14,154	5,021	(4,562)	(4,199)	—	10,414

NOTE 23. OTHER CURRENT AND NON-CURRENT LIABILITIES

Other Liabilities as of December 31, 2013 and 2012, were as follows:

	As of December 31,
	2013		2012
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
Legal costs collected	114	—	52	—
Provision for BHC (ex Unión) pension responsibility	—	635	—	638
Guarantees received for rental of own offices	—	111	—	175
Other liabilities	—	—	—	—

Total Other Liabilities	114	746	52	813

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

NOTE 24. ISSUED CAPITAL

24.1 Major shareholders

	As of December 31, 2013
Name of 12 major shareholders	Equity Share	Number of shares
Inversiones Previsionales S. A.	51.62%	171,023,573
The Bank of New York Mellon (1)	26.10%	86,489,460
MetLife Chile Acquisition Co S.A.	17.79%	58,949,845
Santander S.A. Corredora de Bolsa	0.32%	1,059,178
Larraín Vial Corredores de Bolsa S.A.	0.26%	875,305
Banchile Corredores de Bolsa S. A.	0.24%	801,732
Inelda del Carmen Gonzalez Muñoz	0.18%	591,563
Ana Gabriela Barrios Castillo	0.11%	377,059
Corpbanca Corredores de Bolsa S.A.	0.07%	216,923
Etchegaray S.A. Corredores de Bolsa	0.06%	215,000
Consorcio Corredores de Bolsa S.A.	0.06%	185,707
Euroamérica Corredores de Bolsa S.A.	0.05%	180,903
Other	3.14%	10,350,375

Total	100.00%	331,316,623

(1)	It includes a 21.97% owned by MetLife Chile Acquisition Co and the remaining 4.13% is owned by other third parties.

24.2 Issued capital

The issued capital as of December 31, 2013, 2012 and 2011 is represented by 331,316,623 authorized, subscribed in and no par value common shares equivalent to MCh$104,764 as of December 31, 2013, 2012 and 2011.

24.3 Other reserves and accumulated other comprehensive income

The following tables set forth other reserves and accumulated other comprehensive income for the years ended December 31, 2013, 2012 and 2011 as follows:

	Balance as of January 1, 2013	Movements 2013	Balance as of December 31, 2013
	MCh$	MCh$	MCh$
Exchange difference on translation (1)	(3,167)	2,728	(439)
AFP Horizonte – Peru (*)	(1,333)	1,333	—
AFP Génesis – Ecuador	(537)	98	(439)
AFORE Bancomer – Mexico (*)	(1,297)	1,297	—
Miscellaneous other reserves (2)	2,625	(1,223)	1,402
IFRS Adjustment AFC Chile and Previred	119	(1,223)	(1,104)
IFRS Adjustment DCV	43	—	43
Price-level restatement issued capital	2,463	—	2,463

Total	(543)	1,505	963

(*)	Amounts reclassified from equity to profit or loss upon sale of these foreign investments in associates in 2013.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

	Balance as of January 1, 2012	Movements 2012	Balance as of December 31, 2012
	MCh$	MCh$	MCh$
Exchange difference on translation (1)	(2,638)	(529)	(3,167)
AFP Horizonte – Peru (*)	(989)	(344)	(1,333)
AFP Génesis – Ecuador	(281)	(256)	(537)
AFORE Bancomer – Mexico (*)	(1,368)	71	(1,297)
Miscellaneous other reserves (2)	2,690	(65)	2,625
IFRS Adjustment AFC Chile and Previred	184	(65)	119
IFRS Adjustment DCV	43	—	43
Price-level restatement issued capital	2,463	—	2,463

Total	51	(594)	(543)

(*)	Amounts recognized in accumulated other comprehensive income and in equity for non-current assets and disposal groups held for sale to be reclassified from equity to profit or loss at the time of disposal of these foreign investment in associates.

(1)	Exchange difference on translation:

Reserve for exchange difference on translation is used to record the difference arising from translating the financial statements of our foreign operations from their functional currencies to our presentation currency; and translation of goodwill arising from the acquisition of foreign operations with a functional currency other than the Chilean peso.

(2)	Miscellaneous other reserves

Miscellaneous other reserves include the following:

c)	On December 31, 2009, issued capital balance includes price-level restatement adjustments that were not reversed when adopted IFRS in 2009. ProVida has elected not reverse to such price-level restatement adjustments based on Circular N°456 issued by the Superintendency of Securities and Insurance which indicates that deflation impacts shall not be applied to issued capital accounts as issued capital at the transition period to IFRS is established in the company’s bylaws which have been modified based on the distribution of the revalued equity, held at the annual shareholder’s meeting that approves such amount according to Article 10, section 2 of Chilean Corporations Law 18,046.

d)	Share of miscellaneous other reserves of associates accounted for using equity method.

24.4 Dividends

According to ProVida’s by-laws, unless unanimously agreed otherwise by the shareholders of all issued shares, ProVida must distribute a cash dividend for an amount equivalent to at least 30% of net profits for the year (Article 79 of Chilean Corporations Law).

At the Extraordinary Shareholders’ Meeting held on August 27, 2013 it was agreed to distribute a cash dividend against retained earnings from prior years of Ch$82.921 per share equivalent to MCh$27,473, which was paid on September 4, 2013.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

At the Extraordinary Shareholders’ Meeting held on May 30, 2013, it was agreed to distribute a cash dividend against retained earnings from prior years of Ch$248.51 per share equivalent to MCh$82,335, which was paid on May 30, 2013. On May 30, 2013, a final dividend against profits for the year 2012 of Ch$214.00 per share equivalent to MCh$70,902 was agreed to at the General Shareholders’ Meeting held on April 30, 2013.

At the Board of Directors’ meeting held on September 26, 2012, it was agreed to distribute an interim dividend against profits for year 2012 of Ch$100.00 per share equivalent to MCh$33,132 which was paid on October 30, 2012.

On May 31, 2012, a final dividend against profits for year 2011 was paid in the amount of Ch$238.00 per share equivalent to MCh$78,855.

On October 28, 2011, an interim dividend against profits for the year 2011 was paid in the amount of Ch$61.87 per share equivalent to MCh$20,499.

On May 27, 2011, a final total dividend was paid in the amount of Ch$207.40 per share, charged to profits of the year 2010, equivalent to MCh$68,715.

Minimum dividends

The Board of Directors has agreed to pay dividends equivalent to at least 30% of profits for the year which is dependent on the fulfillment of the forecasted results of operations, cash flow requirements to finance mandatory investments and recurrent development of the company and the amount of profits for the year.

Minimum dividends are accrued at the end of each reporting period and are presented as a deduction of retained earnings. When the amount of interim dividends paid against profits for the year is less than the minimum dividend provision required, the difference will be accrued as a dividend payable.

As of December 31, 2013, the minimum dividend provision for the year was MCh$42,026.

As of December 31, 2012, the minimum dividend accrued for the year was MCh$10,189 corresponding to the difference accrued between the interim dividend of MCh$22,943 that was paid in year 2012 and the minimum dividend provision of MCh$33,132 required for the year 2012.

As of December 31, 2011, the minimum dividends accrued for the year was MCh$7,800 corresponding to the shortfall accrued between the interim dividend of MCh$20,499 that was paid in year 2011 and the minimum dividend provision of MCh$28,279 required for the year 2011.

Retained earnings as of December 31, 2013, 2012 and 2011 were MCh$136,280, MCh$210,453 and MCh$199,965, respectively.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

NOTE 25. SERVICE CONTRACTS

ProVida has entered into service contracts with different companies to complement management, operation and sale operations in its line of business. The relevant aspects of these contracts are indicated below:

	For the years ended December 31,
	2013	2012	2011
	MCh$	MCh$	MCh$
a. Collection services contracts
Costs charged to the “Administrative expenses” account
in the Statements of Income

a.1) Banco del Estado de Chile
Line of business: Banking activities
Cost of Service (VAT included)
from 1 to 2,000 forms UF 0.054
from 2,001 to 4,000 forms UF 0.048
from 4,001 to 7,000 forms UF 0.042
from 7,001 forms and more UF 0,036
Total expense recognized in profit or loss	78	99	113

a.2) Banco Santander
Line of business: Banking activities
Cost of service (VAT included): UF 0.037 per form
Total expense recognized in profit or loss	19	31	43

a.3) Banco de Chile
Line of business: Banking activities
Cost of service (VAT included) (*): UF 0.031 per form
Total expense recognized in profit or loss	—	—	1
(*) The bank only provides this collection service in its Puerto Williams Branch Office

a.4) BBVA Chile
Line of business: Banking activities
Cost of service (VAT included): UF 0.024 per form
Total expense recognized in profit or loss	—	—	1

a.5) Caja de Compensación Los Andes
Line of business: Compensation Administrator
Cost of service: Ch$ 144.77 per form and Ch$ 26.53 per line, adjusted every 6 months
Total expense recognized in profit or loss	493	527	541

a.6) Caja de Compensación La Araucana
Line of business: Compensation Administrator
Cost of service: Ch$ 144.13 per form and Ch$ 25.90 per line, adjusted every 6 months
Total expense recognized in profit or loss	38	31	32

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

	For the years ended December 31,
	2013	2012	2011
	MCh$	MCh$	MCh$
a.7) Servicios de Administración Previsional
Line of business: Collection services of pension contributions through internet
Cost of service (VAT included):
Full Internet
from 1 to 9,999 Ch$ 221.71 per form
from 10,000 to 24,999 Ch$ 182.58 per form
from 25,000 to 49,999 Ch$ 156.51 per form
and per line of detail Ch$ 39.87
Mixed
from 1 to 9,999 Ch$ 186.57 per form
from 10,000 to 24,999 Ch$ 153.64 per form
from 25,000 to 49,999 Ch$ 131.70 per form
and per line of detail Ch$ 36.90
from 1-1 lines Ch$ 482.26
from 2-5 lines Ch$ 385.80
from 6-9 lines Ch$ 337.57
10 lines and more Ch$ 0
Declaration of Forms (DNP)
Full Ch$ 39.87
Mixed Ch$ 115.23
Total expense recognized in profit or loss	1,657	1,619	1,633

a.8) Caja de Compensación 18 de Septiembre
Line of business: Compensation Fund
Cost of service: Ch$ 124.58 per form and Ch$ 22.39 per line, adjusted every 6 months
Total expense recognized in profit or loss	1	2	2

a.9) Transbank
Line of business: Financial activities
Cost of service: Ch$ 0,0072 over the total value paid by using credit cards
Total expense recognized in profit or loss	—	—	—

b. Custody of securities
Safe custody of securities and financial instruments of ProVida Pension Funds and Mandatory Investments

b.1) Brown Brothers Harriman & Co.
Line of business: Banking
Type of service provided: Custody
Total expense recognized in profit or loss	349	516	589

b.2) Depósito Central de Valores S.A.
Type of service provided: Custody
Line of business: Safe custody of securities
Total expense recognized in profit or loss	814	729	681

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

c) Expenses for stock market transactions

The following expenses were incurred for stock market transactions for the years ended December 31, 2013, 2012 and 2011, which are included in the line item “Administration Expenses”.

	For the years ended December 31,
	2013	2012	2011
	MCh$	MCh$	MCh$
Variable Commission (transactions)	308	416	397
Fixed Costs (Use of Terminals)	99	98	102

Total expenses	407	514	499

d) Administration services and equipment maintenance

ProVida has signed administration and maintenance equipment services contracts. The main services contracts are as follows:

d.1) Telefónica CTC Chile S.A. y Telefónica Empresas:

Telecommunications services have been contracted with these companies for long distance service, allowing signals transportation and the corresponding lines and equipments to provide such services. The total expenses included in “data processing expenses” and “administrative expenses” were MCh$91, MCh$102 and MCh$124 for the years ended December 31, 2013, 2012 and 2011, respectively.

d.2) Tata Consultancy Services BPO Chile S.A.

This company provides the following services:

Microfilm services and administration of archive and reception departments

This contract includes microfilming services of documents and the administration to the reception office and the archive unit. The total expenses included in “administrative expenses” were MCh$421, MCh$764 and MCh$405 for the years ended December 31, 2013, 2012 and 2011, respectively.

Design and management of centralized database

This contract includes contribution database management and security services of participants that have transferred to AFPs since 1981. ProVida accesses and manages this database through a centralized query. The agreement was signed on March 1, 2000. The total expenses included in “administrative expenses” were MCh$0, MCh$0 and MCh$42 for the years ended December 31, 2013, 2012 and 2011, respectively.

Agreement for supplying digital documents

This agreement includes the implementation of an information capture process for participant contribution forms and other documents related to ProVida’s operations, using digital imaging technology in general forms. The total expenses included in “administrative expenses” were MCh$103, MCh$9 and MCh$20 for the years ended December 31, 2013, 2012 and 2011, respectively.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

d.3) Agreement of rental and maintenance of equipments

Coasin Chile Ltda.

This agreement includes contracts of equipment maintenance. The total expenses included in “administrative expenses” were MCh$275, MCh$50 and MCh$122 for the years ended December 31, 2013, 2012 and 2011, respectively.

Nielsoft Informática Ltda.

This agreement includes contracts of system maintenance. The total expenses included in “administrative expenses” were MCh$288, MCh$635 and MCh$523 for the years ended December 31, 2013, 2012 and 2011, respectively.

d.4) Jordata Ltda.

This agreement considers the information capture process for participant contribution forms and other documents related to ProVida’s operations. The total expenses included in “administrative expenses” were MCh$0, MCh$0 and MCh$5 for the years ended December 31, 2013, 2012 and 2011, respectively.

d.5) Pensions and savings payments

Contract entered into with BBVA Chile S.A

This agreement includes providing services of pension payments and saving withdrawals through a contract entered into with BBVA Chile S.A. on February 1, 2003. The price for the services is UF 0.044 (VAT included) for transactions between 0 and 25,000 for savings payments, and UF 0.031 (VAT included) for transactions exceeding 25,000 for pension payments. The total expenses included in “administrative expenses” were MCh$215, MCh$223 and MCh$170 for the years December 31, 2013, 2012 and 2011, respectively.

Contract entered into with Servipag

This contract began on April 24, 2009 and is related to services of pension payments made through Servipag. The total expenses included in “administrative expenses” were MCh$546, MCh$710 and MCh$998 for the years ended December 31, 2013, 2012 and 2011, respectively.

Contract entered into with Banco Estado

This contract began on March 31, 2010 and is related to services of pension payments made through Banco Estado. The total expenses included in “administrative expenses” were MCh$304, MCh$223 and MCh$236 for the years ended December 31, 2013, 2012 and 2011, respectively.

Contract entered into with Caja de Compensación Los Andes

This contract began on August 8, 2011 and is related to services of pension payments made through Caja de Compensación Los Andes. The total expenses included in “administrative expenses” were MCh$57, MCh$55 and MCh$8 for the years ended December 31, 2013, 2012 and 2011, respectively.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

Contract entered into with Caja de Compensación Los Héroes

This contract began on September 27, 2011 and is related to services of pension payments made through Caja de Compensación Los Héroes. as the total expenses included in “administrative expenses” were MCh$362, MCh$178 and MCh$0 for the years ended December 31, 2013, 2012 and 2011, respectively.

d.6) Quarterly individual capitalization account statement

Mailing service payment

This contract includes mailing services with AMF and Correos de Chile for delivering the quarterly individual capitalization account balance to the participants and has been effective since September 2005 and March 2003, respectively. The total expenses included in “administrative expenses” were MCh$1,266, MCh$1,031 and MCh$952 for the years ended December 31, 2013, 2012 and 2011, respectively.

d.7) Other minor services

Other contracts with EFCO Servicios Generales S.A, Central de Restaurantes Aramark (for cleaning offices services), Comunicaciones Capitulo (telephone line), Imac (air conditioning) and Thyssenkrupp (elevators), resulted in costs recognized as “administrative expenses” amounting to MCh$439, MCh$274 and MCh$308 as of December 31, 2013, 2012 and 2011, respectively.

NOTE 26. DISAGGREGATION OF REVENUES AND EXPENSES BY FUND TYPE

The following is a breakdown of operating revenues and expenses by fund type for the years ended December 31, 2013, 2012 and 2011:

	For the year ended December 31, 2013
	Fund Type A	Fund Type B	Fund Type C	Fund Type D	Fund Type E	Total
A. Revenues	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Fees for depositing mandatory contributions and APV	32,478	46,323	56,454	14,397	9,616	159,268
Fees for programmed withdrawals and temporary income	9	12	412	2,134	385	2,952
Gain on mandatory investments	2,564	2,152	6,181	2,892	1,202	14,991

	For the year ended December 31, 2013
	Fund Type A	Fund Type B	Fund Type C	Fund Type D	Fund Type E	Total
B. Expenses	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Life and disability insurance premium	387	569	746	272	121	2,095
Wages and salaries to sales personnel	2,884	4,113	5,048	1,468	888	14,401
Fees paid for custody of securities
• Domestic	103	118	408	128	56	813
• Foreign	46	53	171	56	24	350
Fees paid to proxies of investments abroad	37	36	54	15	3	145
Expenses for transactions in stock exchange	40	45	264	48	21	418

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

	For the year ended December 31, 2012
	Fund Type A	Fund Type B	Fund Type C	Fund Type D	Fund Type E	Total
A. Revenues	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Fees for depositing mandatory contributions and APV	32,551	45,023	53,006	13,585	6,478	150,643
Fees for programmed withdrawals and temporary income	8	12	424	2,020	308	2,772
Gain on mandatory investments	2,588	2,617	6,405	2,231	674	14,515

	For the year ended December 31, 2012
	Fund	Fund	Fund	Fund	Fund
	Type A	Type B	Type C	Type D	Type E	Total
B. Expenses	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Life and disability insurance premium	(715)	(1,013)	(1,302)	(533)	(155)	(3,718)
Wages and salaries to sales personnel	2,087	2,887	3,889	1,000	435	10,298
Fees paid for custody of securities
• Domestic	110	125	325	124	45	729
• Foreign	69	78	265	77	28	517
Fees paid to proxies of investments abroad	10	12	132	12	4	170
Expenses for transactions in stock exchange	60	68	295	67	24	514

	For the year ended December 31, 2011
	Fund	Fund	Fund	Fund	Fund
	Type A	Type B	Type C	Type D	Type E	Total
A. Revenues	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Fees for depositing mandatory contributions and APV	33,586	42,337	47,673	10,705	3,363	137,664
Fees for programmed withdrawals and temporary income	10	17	535	1,883	250	2,695
Gain on mandatory investments	(3,106)	(1,700)	(378)	1,187	528	(3,469)

	For the year ended December 31, 2011
	Fund	Fund	Fund	Fund	Fund
	Type A	Type B	Type C	Type D	Type E	Total
B. Expenses	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Life and disability insurance premium	(494)	(671)	(840)	(265)	(55)	(2,325)
Wages and salaries to sales personnel	2,204	2,778	3,162	826	237	9,207
Fees paid for custody of securities
• Domestic	163	205	234	61	18	681
• Foreign	141	178	202	53	15	589
Fees paid to proxies of investments abroad	—	—	—	—	—	—
Expenses for transactions in stock exchange	56	58	326	48	11	499

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

NOTE 27. MISCELLANEOUS OTHER OPERATING EXPENSES

Miscellaneous other operating expenses for the years ended December 31, 2013, 2012 and 2011 are as follows:

	For the years ended December 31,
	2013	2012	2011
	MCh$	MCh$	MCh$
Administrative expenses	25,376	22,935	22,140
Data processing expenses	4,007	3,902	3,794
Other operating expenses (1)	2,897	3,213	2,947
Marketing expenses	3,466	1,884	1,784

Total	35,746	31,934	30,665

(2)	Expenses incurred for the evaluation and qualification of disability status of participants.

NOTE 28. FINANCE COSTS

The detail of finance costs for the years ended December 31, 2013, 2012 and 2011 is as follows:

	For the years ended December 31,
	2013	2012	2011
	MCh$	MCh$	MCh$
Interests expense for leasing contracts	22	25	28
Interests expenses for use of bank overdraft line	—	5	—
Other	—	—	93

Total	22	30	121

NOTE 29. OTHER NON-OPERATING EXPENSES

Other non-operating expenses for the years ended December 31, 2013, 2012 and 2011, is as follows:

	For the years ended December 31,
	2013	2012	2011
	MCh$	MCh$	MCh$
Fines from State institutions	125	126	61
Litigation	206	14	23
Other	392	199	292

Total	723	339	376

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

NOTE 30. OTHER NON-OPERATING INCOME

Other non-operating income for the years ended December 31, 2013, 2012 and 2011, is detailed as follows:

	For the years ended December 31,
	2013	2012	2011
	MCh$	MCh$	MCh$
Gains on sale of investments in associates (AFORE Bancomer and AFP Horizonte) (See Note 18)	65,589	—	—
Rentals	1,620	1,741	1,843
Gains on sales of assets	997	1,761	560
Other	388	1,399	647

Total	68,594	4,901	3,050

NOTE 31. CONTINGENCIES AND RESTRICTIONS

i) Guarantees given:

AFP ProVida, as authorized at the extraordinary shareholders’ meeting held on January 7, 2002, had guaranteed a debt of UF 400,000 (MCh$9,324) to its equity method investee Administradora de Fondos de Cesantía de Chile S.A. (AFC Chile). The debt was incurred so that AFC Chile could comply with certain requirements of the Unemployment Insurance Administration which may include, but are not limited to, standby letters of credit. The guarantee given by AFP ProVida stated that it became warrantor and joint co-signer exclusively for 37.8% of the aforementioned amount intended to cover any eventual payments of bank guarantee letters signed by Administradora de Fondos de Cesantía de Chile S.A., in addition to the respective promissory notes.

On February 4, 2010, the Administradora de Fondos de Cesantía reimbursed ProVida with bank guarantee letters for UF 160,000 (MCh$3,730), thus the remaining amount of UF 240,000 (MCh$5,594) was guaranteed by AFP ProVida. Through Official Letter No. 0227 dated August 22, 2012, Sociedad Administradora de Fondos de Cesantía de Chile S.A. was requested to replace the bank guarantee letters expiring on April 25, 2013 by other guarantee letters for the same value equivalent to UF 240,000 (MCh$5,594) and effective until January 31, 2014.

On March 26, 2013, AFC Chile settled its obligations to the issuer of the guarantee letters for a total of UF 240,000 (MCh$5,594) releasing ProVida as warrantor and joint co-signer.

The contract with AFC Chile ended on October 7, 2013, which initiated the process of liquidation of AFC Chile. At the Extraordinary Shareholders meeting of AFC Chile held on November 7, 2013, a liquidation commission of four members was designated to complete such process which will be finalized in a period that shall not exceed three years. The entire liquidation process will be overseen and the final authorization to liquidate AFC Chile will be granted by the Superintendency of Pensions.

j) Disability and Survival Pensions and Life Annuities

Article 82 of D.L. 3,500 of 1980 established that when an insurance company does not fulfill obligations originating from signed contracts, the State Guarantee will cover the minimum fixed income defined in Articles 73, 77 and 78. For income or pensions exceeding those amounts, the State Guarantee will cover 75% of the excess, with a maximum of UF 45 (MCh$1).

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

ProVida’s contingency is approximately UF 914,019 (MCh$21,305). The basic assumptions of this calculation made on pensions generated before January 1, 1988 are based on a life expectancy of 28 years for pension beneficiaries, an annual discount rate of 5% and the application of the previously mentioned State Guarantee. Pension fund participants’ claims against insurance companies would be subject to the privilege established in Article 2,472, No 4 of the Civil Code.

k) Insurance Contract

AFP ProVida maintains an insurance contract with BBVA Seguros de Vida S.A. effective January 1, 2005 to December 31, 2009 with payment rates described in Note 12. b), establishing an adjustment in the insurance rate in accordance with variations of casualties and monthly pre-payments of financial revenues.

On June 30, 2013, AFP ProVida received UF 32,288.96 (MCh$753) from the insurance company BBVA Seguros de Vida corresponding to the January 2005-June 2009 period.

On June 30, 2012, AFP ProVida received UF 115,574.35 (MCh$2,694) from the insurance company BBVA Seguros de Vida corresponding to the January 2005-June 2009 period.

l) Litigation or other actions in which the company is involved:

As of December 31, 2013, there are labor litigations against ProVida filed by former employees in various courts throughout the country. In the opinion of the in-house Legal Counsel, the outcome of these litigations should not have a significant unfavorable effect on ProVida’s results.

Additionally, there are pending lawsuits related to pension matters in certain courts whose outcome in the opinion of the in-house Legal Counsel should not have a significant effect on ProVida’s results.

Nevertheless, it is probable that an outflow or resources embodying economic benefits will be required to settle the lawsuits and a sufficiently reliable estimate of the obligation was made and recognized for MCh$284 as of December 31, 2013.

NOTE 32. SEGMENTS

The Company has only one segment.

NOTE 33. SANCTIONS

a) From the Superintendency of Pensions:

According to Resolution N°92 of October 17, 2013, the Superintendency of Pensions applied a fine of UF 400 (MCh$9) for irregularities in the information submitted to the Social Pension Institute (IPS) that entitle and grant young workers with pension subsidies.

According to Resolution N°79 of October 8, 2013, the Superintendency of Pensions applied a fine of UF 800 (MCh$19) for irregularities in accrediting certain participants’ contributions electronically paid.

According to Resolution N°47 of July 17, 2013, the Superintendency of Pensions applied a fine of UF 200 (MCh$5) for acquiring shares of an investment fund directly from the issuer which did not qualify as fund participant.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

According to Resolution N°46 of July 12, 2013, the Superintendency of Pensions sent an admonition for noncompliance with current regulation on overdrafts in bank checking accounts as established in Circular Note N°5,875.

According to Resolution N°44 of July 3, 2013, the Superintendency of Pensions applied a fine of UF 400 (MCh$9) for noncompliance with current regulation on currency matters.

According to Resolution N°21 of March 21, 2013, the Superintendency of Pensions applied a fine of UF 1,000 (MCh$23) for noncompliance with certain sections within its Compendium Standards related to granting early retirement pension benefits.

According to Resolution N°14 of January 29, 2013, the Superintendency of Pensions applied a fine of UF 200 (MCh$5) for noncompliance with current regulation on shareholders’ meetings attendance.

According to Resolution N°100 of December 27, 2012, the Superintendency of Pensions sent an admonition for noncompliance with current regulation on information of fee payments from pension funds for investments made in investment vehicles.

According to Resolution N°94 of December 19, 2012, the Superintendency of Pensions applied a fine of UF 200 (MCh$5) for noncompliance with current regulation on currency matters.

According to Resolution N°69 of October 9, 2012, the Superintendency of Pensions sent an admonition for breaking the ruling regulation established in Articles 4 bis, 12, 69 first and second clauses in relation to Articles 17, second clause, 54, and 59 within Decree Laww 3,500 of 1980, when determining charges and payments of the life and disability insurance premium.

According to Resolution N°53 of August 21, 2012, the Superintendency of Pensions applied a fine of UF 400 (MCh$9) for irregularities in the treatment of transferring funds from IPS (Social Pension Institute) for payments of APS (Solidarity Pension Contributions).

According to Resolution N°40 of June 6, 2012, the Superintendency of Pensions applied a fine of UF 200 (MCh$5) for breaking the ruling regulation by purchasing a bond first issued from JP Morgan Chase Bank of ISIN XS624807698 on June 21, 2011, an instrument that at that date was not eligible for pension funds.

According to Resolution N°34 of June 6, 2012, the Superintendency of Pensions sent an admonition to inform to the Social Pension Institute a factor actuarially wrong regarding its participants, which provoked an alteration in the solidarity pension contribution paid to them.

According to Resolution N°17 of February 9, 2012, the Superintendency of Pensions applied a fine of UF 200 (MCh$5) for irregularities in the electronic transmission of certificates to SCOMP.

According to Resolution N°15 of February 7, 2012, the Superintendency of Pensions applied a fine of UF 200 (MCh$5) for omitting a forward contract for Fund Type C, and recording a forward contract as the sale of Mexican Pesos against Chilean Pesos, but the contract was a purchase of foreign currency related to national currency.

According to Resolution N°7 of January 30, 2012, the Superintendency of Pensions sent an admonition for failure to attend shareholder’s meetings of Fintesa Securitizadora S.A. held on February 10 and March 11, 2011, not being exempt, as per regulations of Book VI, title IX, Letter A, Chapter I, article IV of the Compendium of Rules issued by the Pension Superintendency.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

b) From other administrative authorities:

As of December 31, 2013, 2012 and 2011, AFP ProVida has received sanctions from other administrative authorities for MCh$52, MCh$0, MCh$0, respectively.

NOTE 34. EVENTS AFTER THE REPORTING PERIOD

At the date of issue of these financial statements, there have been no events that could materially affect these financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENT OF FINANCIAL POSITION AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Interim Consolidated Statement of Financial Position as of September 30, 2014 and December 31, 2013

		As of September 30, 2014 (unaudited)	As of December 31, 2013
	Note	MCh$	MCh$
Assets
Current Assets
Cash and cash equivalents	5	59,549	45,029
Financial assets at fair value through profit or loss	13	3,506	4,451
Trade and other receivables	8	6,245	5,815
Accounts receivable from related parties	9	—	1,484
Inventories		179	123
Prepayments		1,349	604
Current tax assets	10	7,446	5,432
Other current assets		28	38

Total Current Assets		78,302	62,976

Non-Current Assets
Mandatory investment	6	270,785	234,929
Trade and other receivables, net	8	516	479
Investments accounted for using equity method	12	10,092	7,401
Intangible assets other than goodwill	15	22,982	25,873
Goodwill		273	273
Property, plant and equipment, net	14	24,216	23,703
Prepayments		67	314
Other non-current assets		38	48

Total Non-Current Assets		328,969	293,020

Total Assets		407,271	355,996

The accompanying notes are an integral part of these interim consolidated financial statements

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENT OF FINANCIAL POSITION AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Interim Consolidated Statement of Financial Position as of September 30, 2014 and December 31, 2013

		As of September 30, 2014 (unaudited)	As of December 31, 2013
	Note	MCh$	MCh$
Liabilities and Equity
Current Liabilities
Interest-bearing borrowings		110	62
Trade and other payables	16	48,519	58,226
Accounts payable to related parties	9	546	510
Provisions	17	11,468	13,410
Current tax liabilities	10	456	5,279
Other current liabilities		253	114
Accrued liabilities		1,308	1,601

Total Current Liabilities		62,660	79,202

Non-Current Liabilities
Interest-bearing borrowings		226	246
Deferred tax liabilities	10	49,144	33,795
Other non-current liabilities		767	746

Total Non-Current Liabilities		50,137	34,787

Equity
Issued capital and share premium	18	104,764	104,764
Other reserves	18	1,269	963
Retained earnings	18	188,441	136,280

Equity attributable to owners of parent		294,474	242,007

Non-controlling interests		—	—

Total Equity		294,474	242,007

Total Liabilities and Equity		407,271	355,996

The accompanying notes are an integral part of these interim consolidated financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME FOR THE NINE AND THREE MONTHS PERIODS ENDED SEPTEMBER 30, 2014 AND 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Interim Consolidated Statement of Comprehensive Income for the nine-month period Ended September 30, 2014 and Three Months Period Ended September 30, 2013

		For the nine months ended September 30,		For the three months ended September 30,
		2014 (unaudited)	2013	2014 (unaudited)	2013 (unaudited)
	Note	MCh$	MCh$	MCh$	MCh$
Revenues from Operations
Revenue	7	136,501	128,250	45,895	42,159
Mandatory investments	6	30,811	8,294	11,253	5,314

Total Revenues from Operations		167,312	136,544	57,148	47,473

Expenses from Operations
Life and disability insurance premium (expense)/ income	11	(17)	1,392	—	(46)
Employee expenses		(34,528)	(31,489)	(12,573)	(11,963)
Depreciation and amortization	14-15	(5,294)	(6,619)	(1,760)	(2,229)
Miscellaneous other operating expenses	19	(28,774)	(22,798)	(10,982)	(7,262)

Total Expenses from Operations		(68,613)	(59,514)	(25,315)	(21,500)

Net Operating Income
Other Income (Expenses):
Finance costs		(15)	(17)	(5)	(5)
Financial income (expenses)		923	1,901	214	293
Share of profit (loss) of associates accounted for using equity method	12	2,629	5,478	821	1,824
Exchange differences		(45)	65	6	10
Other non-operating income	20	1,804	67,965	420	984
Other non-operating expenses		(298)	(419)	(136)	(190)

Total Other Income (Expenses)		4,998	74,973	1,320	2,916

Profit before Income Tax		103,697	152,003	33,153	28,889

Income tax expense	10	(29,181)	(26,796)	(16,471)	(4,127)

Profit after tax from continuing operations		74,516	125,207	16,682	24,762

Profit		74,516	125,207	16,682	24,762

Profit attributable to owners of parent and non-controlling interests
Profit (loss) attributable to owners of parent		74,516	125,207	16,682	24,762

Profit (loss) attributable to non-controlling interests		—	—	—	—

Profit		74,516	125,207	16,682	24,762

Earnings per Share (in Ch$)
Basic and Diluted Earnings Shares:
Basic and diluted earnings per share from continuing operations		224.91	377.91	50.35	74.74

The accompanying notes are an integral part of these interim consolidated financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME FOR THE NINE AND THREE MONTHS PERIODS ENDED SEPTEMBER 30, 2014 AND 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Interim Consolidated Statement of Comprehensive Income for the nine-month period Ended September 30, 2014 and Three Months Period Ended September 30, 2013

	For the nine months ended September 30,		For the three months ended September 30,
	2014 (unaudited)	2013	2014 (unaudited)	2013 (unaudited)
	MCh$	MCh$	MCh$	MCh$
Profit	74,516	125,207	16,682	24,762

Other Comprehensive Income
Components of other comprehensive income that may be reclassified to profit or loss
Gains (losses) on exchange differences on translation, net of income tax (MCh$ Nil)	243	56	144	(18)
Reclassification adjustments on exchange differences on translation, net of income tax (MCh $ Nil)	—	2,629	—	—

Other comprehensive income that may be reclassified to profit or loss	243	2,685	144	(18)

Total Other Comprehensive Income	243	2,685	144	(18)

Total Comprehensive Income	74,759	127,892	16,826	24,744

Comprehensive attributable to
Comprehensive income, attributable to owners of parent	74,759	127,892	16,826	24,744
Comprehensive income, attributable to non-controlling interests	—	—	—	—

Total Comprehensive Income	74,759	127,892	16,826	24,744

The accompanying notes are an integral part of these interim consolidated financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENT OF CHANGES IN EQUITY FOR THE NINE MONTHS PERIODS ENDED SEPTEMBER 30, 2014 AND SEPTEMBER 30, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Interim Consolidated Statement of Changes In Equity for the nine-month periods Ended September 30, 2014 and September 30, 2013 (unaudited)

			Changes in Other Reserves
	Issued capital	Share premium	Reserve of exchange differences on translation	Other miscellaneous reserves	Total Other reserves	Retained earnings	Equity attributable to owners of parent	Non- controlling interest	Total Equity
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Equity at beginning of period 01/01/2014	104,610	154	(439)	1,402	963	136,280	242,007	—	242,007

Changes in equity
Comprehensive income
Net income	—	—	—	—	—	74,516	74,516	—	74,516
Other comprehensive income	—	—	243	—	243	—	243	—	243

Comprehensive income	—	—	243	—	243	74,516	74,759	—	74,759

Dividends	—	—	—	—	—	(22,355)	(22,355)	—	(22,355)
Increase (decrease) through transfers and other changes				63	63	—	63	—	63

Total changes in equity	—	—	243	63	306	52,161	52,467	—	52,467

Equity at end of period 09/30/2014	104,610	154	(196)	1,465	1,269	188,441	294,474	—	294.474

The accompanying notes are an integral part of these interim consolidated financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENT OF CHANGES IN EQUITY FOR THE NINE MONTHS PERIODS ENDED SEPTEMBER 30, 2014 AND SEPTEMBER 30, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Interim Consolidated Statement of Changes In Equity for the nine-month periods Ended September 30, 2014 and September 30, 2013 (unaudited)

			Changes in Other Reserves
	Issued capital	Share premium	Reserve of exchange differences on translation	Other miscellaneous reserves	Total Other reserves	Retained earnings	Equity attributable to owners of parent	Non- controlling interest	Total Equity
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Equity at beginning of period 01/01/2013	104,610	154	(3,168)	2.625	(543)	210,453	314,674	—	314,674

Changes in equity
Comprehensive income
Net income	—	—	—	—	—	125,207	125,207	—	125,207
Other comprehensive income	—	—	2,685	—	2,685	—	2,685	—	2,685

Comprehensive income	—	—	2,685	—	2,685	125,207	127,892	—	127,892

Dividends	—	—	—	—	—	(208,285)	(208,285)	—	(208,285)
Increase (decrease) through transfers and other changes	—	—	—	284	284	(1,510)	(1,226)	—	(1,226)

Total changes in equity	—	—	2,685	284	2,969	(84,588)	(81,619)	—	(81,619)

Equity at end of period 9/30/2013	104,610	154	(483)	2,909	2,426	125,865	233,055	—	233,055

The accompanying notes are an integral part of these interim consolidated financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE NINE MONTHS PERIODS ENDED SEPTEMBER 30, 2014 AND SEPTEMBER 30, 2013

(All amounts are expressed in millions of Chilean pesos – MCh$)

Interim Consolidated Statement of Cash Flows for the nine-month periods Ended September 30, 2014 and September 30, 2013

	For the nine months ended September 30,
	2014 (unaudited)	2013
	MCh$	MCh$
Cash Flows from Operating Activities
Fee income	129,857	121,058
Payment to suppliers	(38,132)	(28,188)
Premium paid	(15)	(170)
Remunerations paid	(31,809)	(29,325)
Dividends received	1,502	2,654
Interest received	914	1,812
Income taxes paid	(18,040)	(21,439)
Other inflows from operations	19,906	15,586
Other outflows from operations	(2,033)	(1,148)

Net cash flows from operating activities	62,150	60,840

Cash flows from (used in) investing activities
Proceeds from sales of property, plant and equipment	87	1,319
Proceeds from sales of shares from mandatory investments	2,553	9,542
Proceeds from sales of equity method investees	—	93,833
Payments for acquiring shares of mandatory investments	(7,977)	(11,381)
Purchase of property, plant and equipment	(2,638)	(1,140)
Other cash outflows from investing activities	—	(423)
Other cash inflows from investing activities	2,182	16,328

Net cash flows (used in)/from investing activities	(5,793)	108,078

Cash flows from (used in) financing activities:
Proceeds from borrowings	39	17
Proceed from borrowings from related companies	8,407	105,429
Repayments of borrowings	(48)	(265)
Repayments of borrowing from related companies	(8,136)	(106,117)
Dividend paid	(42,099)	(180,289)

Net cash flows used in financing activities	(41,837)	(181,225)

Net increase (decrease) in cash and cash equivalents before effect of exchange rate changes	14,520	(12,307)
Effect of exchange rate changes on cash and cash equivalents	—	—

Net increase (decrease) in cash and cash equivalents	14,520	(12,307)

Cash and cash equivalents at beginning of period	45,029	41,245

Cash and cash equivalents at end of period	59,549	28,938

The accompanying notes are an integral part of these interim consolidated financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. CORPORATE INFORMATION

AFP ProVida S.A. is a public corporation and legally domiciled at 100 Pedro de Valdivia Avenue, 16th floor, commune of Providencia in Santiago de Chile. The terms “AFP ProVida”, “ProVida” and “Company”, refer to the Pension Funds Administrator AFP ProVida S.A., unless otherwise stated. References to “AFP” or “AFPs” refer to private pension funds administrators in general.

AFP ProVida was constituted by public deed granted by Mr. Patricio Zaldivar Mackenna, Notary of Santiago, on March 3, 1981, and authorized to initiate activities by the Superintendency of Pensions, through Resolution No. E-006/81 of April 1, 1981.

The sole objective of the Company is to administer ProVida’s Pension Funds Types A, B, C, D and E, under the terms established in Decree Law 3.500 of 1980 and its amendments, and to provide the services as established therein. From 1994 onward, through Law 19.301, the business of the AFPs was expanded by allowing them to invest in pension business-related entities. Likewise, they were allowed to invest in central securities depositories entities as referred to in Law No. 18,876.

On June 13, 1983, AFP ProVida was registered in the Securities Registry of the Superintendency of Securities and Insurance (“SVS”) under number 0211, initiating affiliation activities into the system on May 2, 1981, and collecting contributions from June 1 of the same year.

Business activities of AFP ProVida are regulated by the Superintendency of Pensions.

Change of controlling parent

Pursuant to an agreement with Banco Bilbao Vizcaya Argentaria, S.A. and BBVA Inversiones Chile S.A. (together, “BBVA”), a subsidiary of MetLife, Inc. acquired 64.32% of the outstanding shares of AFP ProVida from BBVA and conducted a public cash tender offer, through which MetLife acquired an additional 27.06% of the outstanding shares of AFP ProVida. As a result, as of October 1, 2013, MetLife, Inc., through its wholly-owned Chilean subsidiaries Inversiones Previsionales S.A. and MetLife Acquisition Co., owned 91.38% of the total outstanding shares of AFP ProVida, for a total acquisition price of US$1.9 billion. As of September 30, 2014, MetLife, Inc., through its wholly-owned Chilean subsidiaries owns 93.24% of the total outstanding shares of AFP ProVida.

NOTE 2. GENERAL INFORMATION

a) Regulation of the Pension System

Pension Funds Administrators are corporations whose sole and exclusive objective is to administer Pension Funds, as well as grant and administer their benefits and services as required by law. AFPs are subject to the rules and regulations of Decree Law (“DL”) No. 3,500 of 1980 of the Superintendency of Pensions and, in supplementary form, the requirements of Law No. 18,046 of Corporations issued in 1981.

Law No. 20,255, which became effective on July 1, 2009, introduced amendments to DL No. 3,500 in relation to the Pension Reform, as well as Law No. 20,366, which regulates the benefits of the Solidarity Pension system.

The Superintendency of Pensions is the regulatory body that oversees AFPs through monitoring legal, administrative and financial aspects of their operations, sanctioning any non-compliance with regulations, and ensuring full compliance with minimum capital and mandatory investment requirements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

b) Economic Activity

ProVida participates in private pension funds system in Ecuador through its subsidiary, AFP Génesis (Ecuador).

Within Chile, AFP ProVida is an important shareholder of the Centralized Securities Depository (“DCV”) (holding 23.14% of equity interest); of Servicios de Administración Previsional S.A., an entity that offers online services for the collection of pension fund contributions (holding 37.87% ownership interest), and of Administradora de Fondos de Cesantia de Chile S.A. (“AFC”), which was created to administer Unemployment Insurance (holding 49.2% ownership interest, 37.8% directly and 11.4% indirectly). AFC is currently in the process of liquidation as the administration of the unemployment insurance license has expired. The liquidation process will be finalized after the Superintendency of Pensions provides clearance over such process, which shall not exceed three years.

The law requires that all AFPs have one single social objective and are authorized to provide the following services:

Collect and administer contributions made by participants – The collection and administration service that AFPs provide refers to both mandatory and voluntary contributions made by participants.

Invest contributions of participants in pension funds administered by the AFP – In terms of the general objective of its investing activities, ProVida administers the investment portfolios composed of participants contributions, seeking the highest possible returns based on the risk level and terms of each participants’ profile. For this purpose and according to prevailing regulations, participants can choose from five types of funds that allow them to maximize their expected pension in accordance with their specific risk profile. The types of funds differentiate themselves, as stipulated by law, by the percentage invested in variable income securities. Hence, the funds are classified from Fund Type A, with the highest level of variable income securities, to Fund Type E, which includes a maximum 5% invested in variable income securities. Investing activities are strictly regulated by the Superintendency of Pensions in order to ensure that the investment portfolio by type of fund complies with the variable income risk permitted in each one.

Manage life and disability benefits for participants – The AFPs as a group have to purchase a single, fixed insurance premium through a bidding process to cover their obligation to provide life and disability benefits for its participants. Such insurance is awarded to one or more insurance companies, based on the best economic offer.

In May 2012, a bidding process for life and disability insurance was held, covering the period July 2012-June 2014. The related premium was 1.26% of the contributable salaries of participants in the AFPs. In May 2014, the most recent bidding process for life and disability insurance was held, covering the period July 2014-June 2016. The related premium was 1.15% of the contributable salaries of participants in the AFPs.

In the case of dependent workers, the contribution to finance the insurance (additional contribution) is paid by the employer, except for dependent workers between 18 and 35 years old who receive pension subsidies. Beginning in July 2011, the insurance cost is financed completely by employers.

Provide retirement pension for participants – The service of providing retirement pensions stipulates that each AFP must furnish the specific benefits of retirement pensions to its participants who meet the legal retirement age requirement of 60 years for women and 65 years for men.

Finally, the last change introduced by the Pension Reform in 2010 refers to the bidding process of all new participants entering to the private pension system over a 24-month period. This change was adopted to motivate price competition so as to obtain lower commissions for the participant; to generate greater price sensitivity to the demand; to ease the entry of new entities into the AFP industry; and to safeguard the participants’ pensions.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

In January 2014, the most recent bidding process was held where AFP Planvital was awarded with new participants through offering the lowest fee commission of 0.47%. Such AFP will affiliate all new participants entering to the private pension until January 2016.

ProVida believes it has competitive advantages in order to successfully face new conditions in the industry. In addition, ProVida has implemented processes and developments to fully comply with the amendments of the Pension Reform Law, and it is continuously training its employees in order to provide the best service to its customers.

NOTE 3. APPLICATION OF NEW AND REVISED INTERNATIONAL FINANCIAL REPORTING STANDARDS (IFRS)

a) New and revised IFRS effective in the current year

Amendments to IFRS	Effective date
IAS 32 “Financial instruments: presentation” – Clarified requirements for offsetting of financial assets and financial liabilities	Annual periods beginning on or after January 1, 2014
IAS 36 “Impairment of Assets” – Recoverable Amount Disclosures for Non-Financial Assets (“IAS 36”)	Annual periods beginning on or after January 1, 2014

New Interpretations	Effective date
IFRIC 21 “Levies”	Annual periods beginning on or after January 1, 2014

IAS 32 “Financial Instruments: Presentation” – In December 2011, the IASB issued amendments to IAS 32 entitled ‘Offsetting Financial Assets and Financial Liabilities’ which clarified the requirements for offsetting financial instruments and addressed inconsistencies in current practice when applying the offsetting criteria in IAS 32 ‘Financial Instruments: Presentation’. The amendments are effective for annual periods beginning on or after 1 January 2014 with early adoption permitted and are required to be applied retrospectively. The amendments did not have a material effect on the interim consolidated financial statements.

IAS 36 “Impairment of Assets” – On May 29, 2013 the IASB published “Amends to IAS 36 Recoverable Amount Disclosures for Non-Financial Assets. The publication of IFRS 13 Fair Value Measurements amended certain disclosure requirements in IAS 36 Impairment of Assets with respect to measuring the recoverable amount of impaired assets. However, one of the modifications to the disclosure requirements was more extensive than originally intended. The IASB has rectified this with the publication of these amendments to IAS 36.

The amendments to IAS 36 removed the requirement to disclose the recoverable amount of each cash-generating unit (group of units) for which the carrying amount of goodwill or intangible assets with indefinite useful lives allocated to that unit (group of units) was significant compared with the total carrying amount of goodwill or intangible assets with indefinite useful life of the entity. The amendments require an entity to disclose the recoverable amount of an individual asset (including goodwill) or a cash-generating unit to which the entity recognized or reversed a deterioration during the reporting period. An entity shall disclose information about the fair value less costs to sell of an individual asset, including goodwill, or a cash-generating unit to which the entity recognized or reversed an impairment loss during the reporting period, including: (i) the level of the fair value hierarchy (IFRS 13), (ii) the valuation techniques used to measure fair value less costs to sell, and (iii) the key assumptions used in fair value measurement categorized within “Level 2” and “Level 3” of the fair value hierarchy. In addition, an entity should disclose the discount rate used when an entity recognized or reversed an

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

impairment loss during the reporting period and the recoverable amount should be based on the fair value less costs to sell determined using a present value valuation technique. The amendments should be applied retrospectively for annual periods beginning on or after January 1, 2014. Earlier application is permitted. The amendments did not have a material effect on the interim consolidated financial statements.

IFRIC Interpretation 21 “Levies” – On May 20, 2013, the IASB published the IFRIC 21, Levies. The new interpretation provides guidance on when to recognize a liability for a levy imposed by a government, both for levies that are accounted for in accordance with IAS 37 Provisions, Contingent Liabilities and Contingent Assets and those where the timing and amount of the levy is certain. This interpretation defines a levy as “a resource outflow involving future economic benefits that are imposed by governments on entities in accordance with the law”. Taxes within the scope of IAS 12 Income Taxes are excluded from the scope as well as fines and penalties. The payments to governments for services or the acquisition of an asset under a contractual arrangement are also excluded. That is, the tax should be a non-reciprocal transfer to a government when the taxpaying entity does not receive goods or services in return. For the purpose of interpretation, a “government” is defined in accordance with IAS 20 Accounting for Government Grants and Disclosures of Government Assistance. When an entity acts as an agent of a government to collect a tax, the cash flows received from the agency are outside the scope of this interpretation. This interpretation identifies the event which gives rise to the obligation to recognize a liability, which is the payment of tax in accordance with the relevant legislation. IFRIC 21 provides the following guidance on recognition of a liability to pay levies: (i) the liability is recognized progressively if the obligating event occurs over a period of time; (ii) if an obligation is triggered on reaching a minimum threshold, the liability is recognized when that minimum threshold is reached. The interpretation is applicable retrospectively for annual periods beginning on or after January 1, 2014. The amendments did not have a material effect on the interim consolidated financial statements.

There are a number of other changes to IFRS that were effective from 1 January 2014. Those changes did not have a significant impact on the Company’s interim consolidated financial statements.

b) New and revised IFRS in issue but not yet effective:

New Standards	Effective date
IFRS 9 “Financial Instruments”	Annual periods beginning on or after January 1, 2018
IFRS 14 “Regulatory Deferral Account”	Annual periods beginning on or after January 1, 2016
IFRS 15 “Revenue from Contracts with Customers”	Annual periods beginning on or after January 1, 2017

Amendments to Standards	Effective date
IAS 19 “Employee Benefits” – Employee benefit plans: Employee contributions	Annual periods beginning on or after July 1, 2014
Annual Improvements 2010-2012 Cycle	Annual periods beginning on or after July 1, 2014
Annual Improvements 2011-2013 Cycle	Annual periods beginning on or after July 1, 2014
IFRS 11 “Joint Arrangements” – Accounting for Acquisitions of Interests in Joint Operations	Annual periods beginning on or after January 1, 2016
IAS 16 “Property, Plant and Equipment” and IAS 38 “Intangible Assets” – Clarification of Acceptable Methods of Depreciation and Amortization	Annual periods beginning on or after January 1, 2016
IFRS 10 “Consolidated Financial Statements” and IAS 28 “Investments in Associates and Joint Ventures” – Sale or Contribution of Assets between an Investor and its Associate or Joint Venture	Annual periods beginning on or after January 1, 2016
Annual Improvements 2012-2014 Cycle	Annual periods beginning on or after July 1, 2016

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

IFRS 9 “Financial Instruments” (“IFRS 9”) – In July 2014, the IASB issued the final version of IFRS 9 which includes the completion of all phases of the project to replace IAS 39 ‘Financial Instruments: Recognition and Measurement’ (“IAS 39”) as discussed below.

Phase 1: Classification and measurement of financial assets and financial liabilities. Financial assets are classified on the basis of the business model within which they are held and their contractual cash flow characteristics. The standard also introduces a ‘fair value through other comprehensive income’ measurement category for particular simple debt instruments. The requirements for the classification and measurement of financial liabilities were carried forward unchanged from IAS 39, however, the requirements relating to the fair value option for financial liabilities were changed to address own credit risk and, in particular, the presentation of gains and losses within other comprehensive income.

Phase 2: Impairment methodology. IFRS 9 fundamentally changes the impairment requirements relating to the accounting for an entity’s expected credit losses on its financial assets and commitments to extend credit. It is no longer necessary for a credit event to have occurred before credit losses are recognized. Instead, an entity always accounts for expected credit losses, and changes in those expected credit losses. The amount of expected credit losses is updated at each reporting date to reflect changes in credit risk since initial recognition.

Phase 3: Hedge accounting. These requirements align hedge accounting more closely with risk management and establish a more principle-based approach to hedge accounting. Dynamic hedging of open portfolios is being dealt with as a separate project and until such time as that project is complete, entities can choose between applying the hedge accounting requirements of IFRS 9 or to continue to apply the existing hedge accounting requirements in IAS 39. The revised hedge accounting requirements in IFRS 9 are applied prospectively.

The effective date of IFRS 9 is 1 January 2018. For annual periods beginning before 1 January 2018, an entity may elect to early apply only the requirements for the presentation of gains and losses on financial liabilities designated at fair value through profit or loss. It is not yet practicable to quantify the effect of IFRS 9 on these interim consolidated financial statements.

IFRS 14 “Regulatory Deferral Accounts” – On January 30, 2014 the IASB issued IFRS 14 Regulatory Deferral Accounts. This standard is applicable to first-time adopter of IFRS and for entities which are involved in rate-regulated activities and recognized regulatory deferral account balances under its previous general accepted accounting principles. This standard requires separate presentation of regulatory deferral account balances in the statement of financial position and statement of comprehensive income. IFRS 14 is effective for an entity’s first annual IFRS financial statements for a period beginning on or after January 1, 2016, with earlier application permitted.

Management does not anticipate that the application of this new standard will have any effect on the consolidated financial statements as the Company is not a first-time adopter and it is not involved in rate-regulated activities nor has recognized any regulatory deferral account balances under its previous general accepted accounting principles.

IFRS 15 “Revenue from Contracts with Customers” (“IFRS 15”) – In May 2014, the IASB issued IFRS 15. The effective date of IFRS 15 is 1 January 2017. The standard establishes the principles that shall be applied in connection with revenue from contracts with customers including the core principle that the recognition of revenue must depict the transfer of promised goods or services to customers in an amount that reflects the entitlement to consideration in exchange for those good and services. IFRS 15 applies to all contracts with customers but does not apply to lease contracts, insurance contracts, financial instruments and certain non-monetary exchanges. It is not yet practicable to quantify the effect the effect of IFRS 15 on these consolidated financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

There are a number of other standards which have been issued or amended that are expected to be effective in future periods. However, it is not practicable to provide a reasonable estimate of their effects on the Company’s interim consolidated financial statements until a detailed review has been completed.

NOTE 4. ACCOUNTING POLICIES

a) Statement of compliance with International Financial Reporting Standards (IFRS)

These interim consolidated financial statements as of September 30, 2014, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (hereinafter “IASB”).

These interim consolidated financial statements were approved by the Board of Directors at meeting held on November 17, 2014.

Figures in the financial statements are expressed in millions of Chilean pesos (MCh$) rounded up, unless otherwise stated.

b) Basis of consolidation

The interim consolidated financial statements incorporate the financial statements of AFP ProVida and entities controlled by AFP ProVida and its subsidiaries. Control is achieved when the Company has all three of the following criteria:

•	has power over the investee;

•	is exposed, or has rights, to variable returns from its involvement with the investee; and

•	has the ability to use its power to affect its returns

AFP ProVida reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

When AFP ProVida has less than a majority of the voting rights of an investee, it has power over the investee when the voting rights are sufficient to give it the practical ability to direct the relevant activities of the investee unilaterally.

Consolidation of a subsidiary begins when AFP ProVida obtains control over the subsidiary and ceases when it loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated statement of comprehensive income from the date AFP ProVida gains control until the date when it ceases to control the subsidiary.

Profit or loss and each component of other comprehensive income are attributed to the owners of AFP ProVida and to the non-controlling interests. Total comprehensive income of subsidiaries is attributed to the owners of AFP ProVida and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the consolidated accounting policies.

All intragroup assets, liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full upon consolidation.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth the subsidiaries incorporated in the interim consolidated financial statements of ProVida as of September 30, 2014 and December 31, 2013:

		Ownership interest %
Subsidiary	Country	09.30.2014	12.31.2013
ProVida Internacional S.A.	Chile	99.99%	99.99%
AFP Génesis Ecuador	Ecuador	99.99%	99.99%

b.1) Changes in AFP ProVida’s ownership interests in existing subsidiaries

Changes in AFP ProVida’s ownership interests in subsidiaries that do not result in the Company losing control over the subsidiaries are accounted for as equity transactions. The carrying amounts of AFP ProVida’s interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to owners of the Company.

When AFP ProVida loses control of a subsidiary, a gain or loss is recognized in profit or loss and is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any retained interest and (ii) the previous carrying amount of the assets (including goodwill), and liabilities of the subsidiary and any non-controlling interests. When the assets of the subsidiary are accounted for at fair value and the corresponding profit or loss accumulated has been recognized in other comprehensive income and accumulated in equity, the amounts previously recognized in other comprehensive income in relation to that subsidiary are accounted for as if AFP ProVida had directly disposed of the related assets or liabilities of the subsidiary (i.e. reclassified to profit or loss or transferred to another category of equity as specified by applicable IFRSs). The fair value of any investment retained in the former subsidiary at the date when control is lost is regarded as the fair value on initial recognition for subsequent accounting under IAS 39 when applicable, as the cost on initial recognition of an investment in an associate or a joint venture.

c) Investments in associates

An associate is an entity over which AFP ProVida has significant influence. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies.

The results and assets and liabilities of associates are incorporated in these consolidated financial statements using the equity method of accounting, except when the investment, or a portion thereof, is classified as held for sale, in which case it is accounted for in accordance with IFRS 5. Under the equity method, an investment in an associate is initially recognized in the consolidated statement of financial position at cost and adjusted thereafter to recognize AFP ProVida’s share of the profit or loss and other comprehensive income of the associate. When AFP ProVida’s share of losses of an associate exceeds its interest in that associate, AFP ProVida discontinues recognizing its share of further losses. Additional losses are recognized only to the extent that AFP ProVida has incurred legal or constructive obligations or made payments on behalf of the associate.

The requirements of IAS 39 are applied to determine whether it is necessary to recognize any impairment loss with respect to AFP ProVida’s investment in an associate. When necessary, the entire carrying amount of the investment (including goodwill) is tested for impairment in accordance with IAS 36 as a single asset by comparing its recoverable amount (higher of value in use and fair value less costs to sell) with its carrying amount, Any impairment loss recognized forms part of the carrying amount of the investment. Any reversal of that impairment loss is recognized in accordance with IAS 36 to the extent that the recoverable amount of the investment subsequently increases.

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NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AFP ProVida will discontinue the use of the equity method from the date when the investment ceases to be an associate. When AFP ProVida retains an interest in the former associate and the retained interest is a financial asset, the Company measures the retained interest at fair value at that date and the fair value is regarded as its fair value on initial recognition in accordance with IAS 39. The difference between the carrying amount of the associate at the date the equity method was discontinued, and the fair value of any retained interest and any proceeds from disposing of a part interest in the associate is included in the determination of the gain or loss on disposal of the associate. In addition, AFP ProVida accounts for all amounts previously recognized in other comprehensive income in relation to that associate on the same basis as would be required if that associate had directly disposed of the related assets or liabilities. Therefore, if a gain or loss previously recognized in other comprehensive income by that associate would be reclassified to profit or loss on the disposal of the related assets or liabilities, AFP ProVida reclassifies the gain or loss from equity to profit or loss (as a reclassification adjustment) when the equity method is discontinued.

AFP ProVida continues to use the equity method when an investment in an associate becomes an investment in a joint venture. There is no remeasurement to fair value upon such changes in ownership interests.

When AFP ProVida reduces its ownership interest in an associate but it continues to use the equity method, AFP ProVida reclassifies to profit or loss the proportion of the gain or loss that had previously been recognized in other comprehensive income relating to that reduction in ownership interest if that gain or loss would be reclassified to profit or loss on the disposal of the related assets or liabilities.

When a group entity transacts with an associate of AFP ProVida, profits and losses resulting from the transactions with the associate are recognized in the AFP ProVida’s consolidated financial statements only to the extent of interests in the associate or joint venture that are not related to the AFP ProVida.

The following table sets forth the associates incorporated in the consolidated financial statements of ProVida as of September 30, 2014 and December 31, 2013:

		Ownership interest %
Associate	Country	09.30.2014	12.31.2013
Soc.Adm. de Fondos de Cesantia de Chile S.A.	Chile	49.20%	49.20%
Inversiones DCV S.A.	Chile	23.14%	23.14%
Servicio de Adm- Previsional S.A.	Chile	37.87%	37.87%

d) Key assumptions for estimating uncertainties

The information contained in these interim consolidated financial statements is the responsibility of the Company’s Board of Directors which expressly states that each and every applicable principle and criterion included in IFRS has been fully applied.

On preparing the consolidated financial statements, specific estimates made by the Company’s management were used to measure certain assets, liabilities, income, and expenses.

These estimates primarily refer to:

•	Measurement of tangible and intangible assets, including goodwill, to determine any losses resulting from their impairment.

•	Useful lives of property, plant and equipment and intangibles.

•	Information available to determine the fair value of financial instruments.

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NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

•	Probability of occurrence and estimation of contingent liabilities.

•	Taxable income of the companies included in the consolidated financial statement, to be declared before the respective tax authorities in the future, that have served as a base to record different balances related to income tax in these consolidated financial statements.

Although these estimates were made according to the best information available at the time of these consolidated financial statements on the facts analyzed, it is possible that events which may occur in the future may obligate the Company to modify them (increase or decrease) in future periods. This would be made prospectively, recognizing the effects of the change in estimates in the corresponding subsequent consolidated financial statements.

e) Foreign currency transactions

In preparing the financial statements of each individual group entity, transactions in currencies other than the entity’s functional currency (foreign currencies) are recognized at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences on monetary items are recognized in profit or loss in the period in which they arise.

For the purposes of presenting the consolidated financial statements, the assets and liabilities of AFP ProVida’s foreign operations are translated into Chilean Pesos using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at the average exchange rates for the period, unless exchange rates fluctuate significantly during that period, in which case the exchange rates at the dates of the transactions are used. Exchange differences arising, if any, are recognized in other comprehensive income and accumulated in equity in the reserve of exchange differences on translation item.

On the disposal of a foreign operation, all of the exchange differences accumulated in equity in respect of that operation attributable to the owners of AFP ProVida are reclassified to profit or loss.

Goodwill and fair value adjustments to identifiable assets acquired and liabilities assumed through acquisition of a foreign operation are treated as assets and liabilities of the foreign operation and translated at the rate of exchange prevailing at the end of each reporting period. Exchange differences arising are recognized in equity.

The functional currency of the parent Company and presentation currency of the interim consolidated financial statements is the Chilean peso.

f) Cash and cash equivalents

Cash and cash equivalents include cash on hand and in banks, time deposits and short-term highly liquid investments, with an insignificant risk of changing values and original maturity of no more than three months from their date of acquisition.

The direct method was used to prepare the consolidated statements of cash flows.

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NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

g) Financial instruments

Financial assets are classified into the following specified categories: financial assets at fair value through profit or loss (“FVTPL”), loans and receivables, held-to-maturity investments and available-for-sale (“AFS”) financial assets. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition. All regular way purchases or sales of financial assets are recognized and derecognized on a trade date basis.

g.1) Effective interest method

The effective interest method is a method of calculating the amortized cost of a financial interest and of allocating interest income or expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash flows (including all fees and points paid or received that form an integral part of the effective interest rate, transactions costs and other premiums or discounts) through the expected life of the financial instrument, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

g.2) Financial assets at FVTPL

Financial assets are classified as at FVTPL when the financial asset is either held for trading or it is designated as at FVTPL. A financial asset is classified as held for trading if has been acquired principally for the purpose of selling it in the near term. A financial asset other than a financial asset held for trading may be designated as at FVTPL upon initial recognition if, the financial asset forms part of a group of financial assets or financial liabilities or both, which is managed and its performance is evaluated on a fair value basis, in accordance with AFP ProVida’s documented risk management or investment strategy, and information about the grouping is provided internally on that basis.

Financial assets at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognized in profit or loss.

g.3) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Loans and receivables are measured at amortized cost using the effective interest method, less any impairment loss.

Interest income is recognized by applying the effective interest rate, except for short-term receivables when the effect of discounting is immaterial.

AFP ProVida has classified as loans and receivables its “Trade and other receivables”. Trade and other receivables are assessed for indicators of impairment at the end of each reporting period. Trade and other receivables are considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been affected. Objective evidence of impairment for trade and other receivables could include ProVida’s past experience of collecting payments, an increase in the number of delayed payments past the average credit period of 60 days. The amount of the impairment loss recognized is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate.

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NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The carrying amount of trade and other receivables is reduced through the use of an allowance account. When a trade receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

g.4) Held-to-maturity investments

Held-to-maturity investments are non-derivative financial assets with fixed or determinable payments and fixed maturity dates that the Group has the positive intent and ability to hold to maturity. Subsequent to initial recognition, held-to-maturity investments are measured at amortized cost using the effective interest method less any impairment. As of September 30, 2014 and December 31, 2013, AFP ProVida and its subsidiaries do not have any held-to-maturity investments.

g.5) Available-for-sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated as available-for-sale or are not classified as (a) loans and receivables, (b) held-to-maturity investments or (c) financial assets at fair value through profit or loss. Available-for-sale financial assets are stated at fair value and any unrealized gain or loss, except in the case of a significant or prolonged decline in fair value, recognized in other comprehensive income. As of September 30, 2014 and December 31, 2013, AFP ProVida and its associates do not have any available-for-sale financial assets.

g.6) Derecognition of financial assets

AFP ProVida derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another party. If AFP ProVida neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, it recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If it retains substantially all the risks and rewards of ownership of a transferred financial asset, it continues to recognize the financial asset and also recognizes a collateralized borrowing for the proceeds received.

On derecognition of a financial asset, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss.

h) Mandatory investments

The principal financial investment of ProVida are mandatory investments which aims to guarantee the minimum return required by law equal to 1% of investment in shares of each pension funds under administration. The mandatory investment requirement is calculated in accordance with instructions issued by the Superintendency of Pensions. Mandatory investments represent approximately 66% of total consolidated assets as of September 30, 2014 and December 31, 2013.

As established in D.L. 3500, the mandatory investment’s purpose is to provide an actual minimum rate of return over the investment portfolios for each one of the pension funds. This minimum rate of return is based on the weighted average real rate of return of all pension funds of the AFP system, over a 36-month period. This minimum rate of return has been determined based on the different portfolio compositions of each pension fund, so as to those with higher variable income securities and as such subject to higher volatility (Funds Type A

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NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

and B), require a larger margin to comply with the minimum rate of return. If for a certain month the rate of return of a pension fund would have been lower than the minimum rate of return, the AFP is required to cover the difference within five days of such determination by the Superintendency of Pensions. If mandatory investments are used to fund any deficit in the required level of return, the AFP must replenish them within fifteen days.

ProVida’s management has designated mandatory investments as financial assets at fair value through profit or loss as those financial assets are managed and performance is evaluated on a fair value basis, in accordance with its documented investment and risk management policy, and information about mandatory investments is provided internally on that basis.

i) Intangible Assets

i.1) Goodwill

Goodwill is measured as the excess of the sum of the acquisition cost of a business combination, the amount of any non-controlling interests in the acquire, and the acquirer’s previously held equity interest in the acquiree (if any) over the net of the fair value of the identifiable assets acquired and liabilities assumed. Goodwill arising on acquisition of a business is carried at cost as established at the date of acquisition of the business less accumulated impairment losses, if any.

For the purposes of impairment testing, goodwill is allocated to a cash-generating unit that is expected to benefit from the synergies of the combination. A cash-generating unit to which goodwill has been allocated is tested for impairment annually, or more frequently when there is indication that the unit may be impaired. The recoverable amount of a cash-generating unit is equal to the higher value between the fair value less costs to sell and its value in use. Value in use is calculated as the discounted value of the cash flows projections and is based on the most recent budgets approved for the next ten years. If the recoverable amount of the cash-generating unit is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro rata based on the carrying amount of each asset in the unit. Any impairment loss for goodwill is recognized directly in profit or loss. An impairment loss recognized for goodwill is not reversed in subsequent periods.

On disposal of the relevant cash-generating unit, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

i.2) Software licenses

Software licenses acquired are carried at costs (including expenditures incurred to acquire and prepare them for their specific use) less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life of software licenses is five years. The estimated useful lives and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted on a prospective basis.

i.3) Intangible assets acquired in a business combination

Intangible assets acquired in a business combination and recognized separately from goodwill are initially recognized at their fair value at the acquisition date (which is regarded as their cost). Subsequent to initial recognition, intangible assets acquired in a business combination are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

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NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The estimated useful life for customer base acquired in prior business combinations is twenty years and is amortized on a straight line basis.

i.4) Derecognition of intangible assets

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from the disposal or derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognized in profit or loss when the asset is derecognized.

j) Property, plant and equipment

Items of property, plant and equipment are measured at cost, less accumulated depreciation and impairment losses, if any.

Depreciation is recognized so as to write off the cost less their residual values, using the straight-line method. Land is not depreciated. Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, when shorter, the term of the relevant lease.

The useful life of each class of property, plant and equipment, is as follows:

Classes of Property, Plant and Equipment	Years of Useful Life
Buildings:
Tower on Pedro de Valdivia N°100	100
Agustinas N°1,490	60
Agencies	40 – 60
Plant and equipment	10 – 5
IT Equipment	5
Fixed installations and accessories	10
Other property, plant and equipment	5

Repair and maintenance expenditures are recognized in profit or loss when incurred.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

k) Impairment of Tangible and Intangible Assets other than goodwill

At the end of each reporting period, ProVida reviews the carrying amount of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment at least annually, and whenever there is an indication that the asset may be impaired.

If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, ProVida estimates the recoverable amount of the cash-generating unit to which the asset belongs.

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NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately profit or loss, unless the relevant asset is carried at revalued amount, in which case the impairment loss is treated as a revaluation decrease.

When an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

l) Non-current assets and disposal groups held for sale

Non-current assets and disposal groups are classified as held for sale if their carrying value will be recovered mainly through a sale transaction rather than through continuing use. This condition is regarded as met only when the asset (or disposal group) is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets (or disposal group) and its sale is highly probable. Management must be committed to the sale, which should be expected to qualify for recognition as completed sale within one year from the date of classification.

When ProVida is committed to a sale plan involving loss of control of a subsidiary, all of the assets and liabilities of that subsidiary are classified as held for sale when the criteria described above are met, regardless of whether ProVida will retain a non-controlling interest in its former subsidiary after the sale.

When ProVida is committed to a sale plan involving disposal of an investment, or a portion of an investment, in an associate, the investment or the portion of the investment that will be disposed of is classified as held for sale when the criteria described above are met, and ProVida discontinues the use of the equity method in relation to the portion that is classified a held for sale. Any retained portion of an investment in an associate that has not been classified as held for sale continues to be accounted for using the equity method. ProVida discontinues the use of the equity method at the time of disposal when the disposal results in ProVida losing significant influence over the associate.

After the disposal takes place, ProVida accounts for any retained interest in the associate or joint venture in accordance with IAS 39 unless the retained interest continues to be an associate, in which case ProVida uses the equity method.

Non-current assets classified as held for sale are measured at the lower of the previous carrying amount and their fair value less costs to sell.

m) Financial Liabilities

Financial liabilities are classified as either financial liabilities at fair value at profit or loss or other financial liabilities. ProVida only has other financial liabilities.

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NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Other financial liabilities (including borrowings and trade and other payables) are initially measured at fair value less any transaction costs. Subsequent to initial recognition, other financial liabilities are measured at their amortized cost, using the effective interest rate method.

ProVida derecognizes financial liabilities when, and only when, its obligations are discharged, cancelled or they expire. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

n) Provisions

Provisions are recognized when ProVida has a present obligation (legal or constructive) as a result of a past event, it is probable that ProVida will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

n.1) Provisions for unfavorable casualty rate:

AFPs individually purchased insurance policies to provide its participants life and disability coverage. If a participant, in case of disability or death, does not have sufficient funds in their individual capitalization account to finance their pensions as required by law, whereby the insurance company, contracted by the AFP, covers the difference. In case of partial disability, the AFP covers the deficit three years later once the final determination has been made, taking into account the three years of temporary pension payments that the affiliate receives after the initial disability determination was made. A participant with total disability status receives immediate payment, once his/her status has been confirmed by a Medical Commission.

The insurance company makes calculation of the provision at the time of the initial disability determination based on information available on that date, including information on rates for life annuities and funds of the participants’ individual capitalization account. If the final determination confirmed the disability status of a participant, the insurance company revises the amount of the initial disability reserve, based on information available at this time.

ProVida has developed a casualty rate model to more accurately accrue the amounts that will be required to be paid to disabled participants once the final determination is made. The basic assumption of the casualty model is to use its best estimate at the time of the initial disability determination, using the information it believes will be applicable as to payment (final determination). The variables associated with the model are: disability status, rate of return of pension funds over the three years of the temporarily disabled period, and interest rate prevailing at the moment of payment (expected rate). The information for the casualty rate model is reviewed monthly, making any modification considered appropriate at that moment. This estimate differs from that used by insurance companies which only use information relating to the disabled status of participants at the time of the initial determination (that is, three years before payments). The higher of the provision calculated using

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NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

ProVida’s model and of the provision calculated by insurance company (as it is considered to be the minimum amount under existing regulation) is recognized in the consolidated financial statements. The last insurance contract was terminated and settled in March 31, 2014.

n.2) Provisions for Employee Benefits

Short-term employee benefits – Short-term benefits include wages, employee vacations, profit-sharing and bonuses that are expected to be completely settle before twelve months after the end of the reporting period in which the employees render the related service. Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognized for the amount expected to be paid under profit-sharing plans if the Company has a present legal or constructive obligation to pay this amount as a result of a past service provided by the employee and the obligation can be estimated reliably.

Other long-term employee benefits – All employees are entitled to receive years of service award starting with the 5th year employment anniversary and each five years thereafter, up to 30 years. This award is paid in the month when the employee celebrates his/her corresponding employment anniversary. ProVida’s net obligation in respect of long-term employee benefits is the amount of future benefit that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value. The calculation is performed using the projected unit credit method.

ProVida has not granted any post-employment benefits to its employees.

o) Contingent liabilities and contingent assets

A contingent liability is a possible obligation that arises from past events, and whose existence will be confirmed only by the occurrence or nonoccurrence of one or more uncertain future events not wholly within the control of ProVida; or are present obligations that arise from past events but are not recognized because it is not probable that an outflow of resources embodying economic benefits will be require to settle the obligation; or the amount of the obligation cannot be measured with sufficient reliability. Contingent liabilities are not recognized in the financial statements; they are only disclosed in the notes, unless the possibility of an outflow of resources embodying economic benefits is remote.

A contingent asset is a possible asset that arises from past events, and whose existence will be confirmed only by the occurrence or nonoccurrence of one or more uncertain future events not wholly within the control of ProVida. Contingent assets are not recognized in the financial statements but must be disclosed where an inflow of economic benefits is probable.

p) Current taxes and deferred taxes

p.1) Current Tax

ProVida recognizes a provision for current income taxes based on its taxable profit for the year which is determined using current tax regulations and calculated using the enacted tax rate of 21% as of September 30, 2014 and 20% as of December 31, 2013.

Current tax for current and prior periods, to the extent unpaid, is recognized as a liability. If the amount already paid in respect of current and prior periods exceeds the amount due for those periods, the excess is recognized as an asset. The benefit relating to a tax loss that can be carried back to recover current tax of a previous period shall be recognized as a deferred tax asset.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

p.2) Deferred taxes

Deferred taxes are recognized on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are recognized for all temporary taxable differences, and deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Deferred tax assets and liabilities are not recognized if the temporary differences arise from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognized for taxable temporary differences associated with investments in subsidiaries and associates, and interest in joint ventures, except where AFP ProVida is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments and interests are only recognized to the extent that it is probable that there will be sufficient taxable profits against which to utilize the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of the deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which ProVida expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

On September 29, 2014, the Chilean Official Gazette, Law 20,780 (the “new Law”) was published on the Tax Reform that changes the corporate tax and incorporates certain other modifications to the current tax regulations.

The new Law incorporates a gradual increase in the tax rate beginning in 2014, and provides to the taxpayer the option to elect in the second half of 2016 (to be effective beginning on January 1, 2017) between two alternative tax regimes: (i) the attributed income regime where the tax rate will increase from 20% up to a 25% in 2017; and (ii) the partially integrated regime where the tax rate will increase from 20% up to a 25.5% in 2017 and 27% in 2018.

For the appropriate compliance with IFRS and for the interim consolidated financial statements purposes the Board of Directors has approved the financial statements acknowledging the attributed income regime in order to measure the deferred income taxes, for such purposes it was agreed at the Board of Directors’ meeting held on November 14, 2014 to summon an Extraordinary Shareholders’ Meeting to confirm the attributed income regime. The shareholders decision, for purposes of the financial statements, that shall be made for tax consideration in the second half of 2016 and communicated to the Servicio de Impuestos Internos (Chilean Internal Revenue Service) during that period, it shall consider an analysis of the tax-related issues for AFP ProVida and its shareholders based on current investment portfolio, forecasted future gains and future distribution of dividends. Any changes to the current investment portfolio, forecasted future gains and future distribution of dividends, may result in changes to the decision adopted.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AFP ProVida has opted to apply the attributed income regime; resulting in recognition of a deferred income tax expense of MCh$9,606 as of September 30, 2014, based on the reversal pattern of the temporary differences and the applicable tax rates that will be effective when those temporary differences will reverse.

Deferred tax assets and liabilities are offset when AFP ProVida has a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority and intends to settle current tax liabilities and assets on a net basis.

p.3) Current and deferred tax for the year

Current and deferred tax are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognized in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

q) Minimum dividend

The policy of dividends includes the obligation, which will be accrued at the end of each reporting period, when the amount of interim dividends paid against profit for the year is less than the minimum dividend established in the dividend policy approved during the General Shareholders’ meeting. The difference will be accrued as a dividend payable.

r) Earnings per share

Basic earnings per share are calculated by dividing net profit (loss) attributable to ordinary equity holders of the parent (the numerator) by the weighted average number of ordinary shares outstanding (the denominator) during the period. For all periods presented, ProVida did not engage in any transactions that have potential dilutive effects leading to diluted earnings per share that could differ from basic earnings per share.

s) Revenue recognition

Fee income from the Pension Funds’ administration is recognized when all activities relating to administration have been completed. Fee income is not recognized for the Pension Funds’ individual account administration until participants’ contributions have been accredited.

t) Information on Capital

Due to the nature of the pension business and its leadership within the industry, ProVida has significant and sufficient cash flows from fees received from mandatory and voluntary pension savings, allowing it to finance business-related expenses such as employee salaries, administration expenses and life and disability insurance expenses. The company uses cash flows generated by operations in order to increase mandatory investments held and payment of dividends, as well as for short term debt obligations, when necessary. These sources of funds have been sufficient to finance the aforementioned requirements, and additional capital requirements are not foreseen in the near term.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Capital regulatory requirements state that AFPs must have a minimum equity expressed in Unidades de Fomento or “U.F.” (inflation-indexed unit of account) according to the number of participants an AFP has at the reporting date of the financial statements, as shown in the following table:

Number of participants	Number of U.F. required
Less than 5,000	5,000
5,000 – 7,499	10,000
7,500 – 9,999	15,000
10,000 or more	20,000

u) Risk Management Policy

ProVida’s results of operations and future financial position are exposed to foreign currency, interest rate, minimum return requirement (mandatory investments) and life and disability insurance long term obligations risks. During the normal course of business, ProVida manages its risk exposure of its operating and investing activities as follows:

u.1. Foreign currency exchange risk

As a result of the disposal of its investees in Mexico (AFORE Bancomer) and Peru (AFP Horizonte) at the beginning of the year 2013, ProVida is only exposed to foreign currency exchange rate risks through its Ecuadorian wholly-owned subsidiary, AFP Génesis (Ecuador) (“AFP Genesis”), which as of September 30, 2014 has contributed MCh$890 in profits through consolidation.

The appreciation/depreciation of the US Dollar (functional currency of AFP Genesis) with respect to the Chilean Peso could adversely/positively affect revenues and expenses recognized by ProVida through consolidation, and hence, its net profit or loss.

u.2. Interest rate risk

For working capital requirements purposes, ProVida might be exposed to non-significant interest rate risks resulting from financing through credit lines. Current leasing obligations are not subject to interest rate risk since the rates included in the terms of the contracts are fixed.

u.3. Mandatory investments

ProVida’s principal financial investment is in mandatory investments, constituted by law and equivalent to 1% of pension funds under administration. ProVida must keep this 1% invested in shares (units) of each one of the funds under management. Mandatory investments represented 66% and 66% of total consolidated assets of ProVida as of September 30, 2014 and December 31, 2013 respectively, and, in view of the volatility observed in local and foreign markets where pension funds are invested, the future gains or losses on mandatory investments expose ProVida to certain risks to the stability of its net income.

It is important to mention that mandatory investments are constituted with the purpose of compensating participants in case ProVida cannot meet the legal requirement of minimum returns, thus, adversely affecting the net assets of the AFP if this occurred, since it must additionally replenish the 1% reserve with its own resources. Minimum return is calculated in terms of the weighted average returns of the pension fund industry for rolling periods of 36 months.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The risks described above are associated with ProVida’s fund management, governed by the objective to optimize the return of each one of the funds for a specific risk level or else to minimize the risk level in order to obtain an acceptable level of profit.

In order to fulfill the foregoing, ProVida has a risk management policy that defines the activities and criteria it applies to efficiently identify, measure, control and manage the risks associated to fund management. Hence, ProVida manages the fund equities according to internal credit risk limits, analyzing expected losses and applying market risk measurements. The latter refers to absolute value-at-risk (VaR) which measures the probable impact on the different types of funds in case of adverse shocks of instrument prices (fixed income, currencies and variable income). Furthermore, in order to ensure the Company’s solvency, ensure future benefit payments and compliance with minimum return requirements, ProVida applies relative VaR over diverging positions between each fund and the system’s model portfolio.

Absolute and Relative VaR by type of fund as of September 30, 2014 and December 31, 2013 were as follows:

Type of Fund	Relative VaR		Absolute VaR		Absolute VaR in MCh$
	2014 (unaudited)	2013	2014 (unaudited)	2013	2014 (unaudited)	2013
A	0.142%	0.092%	5.238%	4.060%	194,528.70	135,224.79
B	0.174%	0.115%	4.022%	3.172%	172,497.40	120,158.01
C	0.243%	0.114%	3.105%	2.257%	356,260.49	227,369.24
D	0.274%	0.174%	2.093%	1.266%	104,886.15	54,323.29
E	0.425%	0.220%	1.689%	0.591%	44,098.23	12,164.23

Additionally the Company makes monthly measurements of minimum returns that are presented to the Board of Directors Meeting. The calculation made under regulations of the Superintendency of Pensions presented at the end of nine months ended September 30, 2014 and 2013 were the following:

	Fund Type A		Fund Type B		Fund Type C		Fund Type D		Fund Type E
	2014 (unaudited)	2013	2014 (unaudited)	2013	2014 (unaudited)	2013	2014 (unaudited)	2013	2014 (unaudited)	2013
Average Returns	8.55%	0.42%	6.72%	0.62%	6.36%	1.63%	5.61%	2.71%	4.66%	3.85%
Method -4% (-2%) (1)	4.55%	-3.58%	2.72%	-3.38%	4.36%	-0.37%	3.61%	0.71%	2.66%	1.85%
Method 50% (2)	4.28%	0.21%	3.36%	0.31%	3.18%	0.81%	2.81%	1.36%	2.33%	1.92%
Minimum Return	4.28%	-3.58%	2.72%	-3.38%	3.18%	-0.37%	2.81%	0.71%	2.33%	1.85%
ProVida’s Return	8.24%	0.22%	6.51%	0.39%	6.22%	1.43%	5.54%	2.63%	4.70%	3.70%
ProVida’s excess over minimum return	3.96%	3.80%	3.79%	3.77%	3.04%	1.80%	2.73%	1.92%	2.37%	1.85%
Ranking minimum return	5	5	5	5	5	5	5	5	2	4
Initial date measurement	Sep-11	Sep-10	Sep-11	Sep-10	Sep-11	Sep-10	Sep-11	Sep-10	Sep-11	Sep-10
Final date measurement	Sep-14	Sep-13	Sep-14	Sep-13	Sep-14	Sep-13	Sep-14	Sep-13	Sep-14	Sep-13
Number of months	36	36	36	36	36	36	36	36	36	36

(7)	The annualized real average return for the last 36 months of all funds of the same type, as appropriate, minus 4% (fund Types A and B) and minus 2% (fund Types C, D and E)
(8)	The annualized real average return for the last 36 months of all fund of the same type, as appropriate, minus the absolute value of 50% of such return.

VaR methodology

The Risk Division performs daily monitoring of the risks associated with investments in the various Funds. The approach is carried out by using the Parametric VaR methodology and assuming a normal distribution of asset returns.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The VaR model to the market risk measurement provides a maximum loss with a probability level that may occur in the market positions during a certain period of time.

Two risk measurements are carried out: Absolute VaR and Relative VaR. The Absolute VaR measures the market risk of the Funds that directly impacts the value of the Fund’s shares. Moreover, the Relative VaR measures the market risk of a particular Fund over the same Fund of the Benchmark comprised of a weighted average from the rest of AFPs within the Chilean Pension System.

Given the assumption of normality, the approach of covariance matrix VaR is used, through which the future performance of the market variables is expressed through a group of volatilities (reflecting the amount of relative changes in the market variables) and correlations (indicating the degree of compensation of these variations among them), which were obtained from an analysis of the historical performance of such variables.

Particularly, the model is implemented daily by using the exponential smoothing methodology with a parameter of 0.925 in the construction of the covariance matrix. The latest 100 results of returns are used for the calculation. Finally, a 99% confidence level and a monthly loss horizon are established.

Additionally, we performed a sensitivity analysis of the potential impacts that may result from movements in the positions, given the latest information of the market variables, that is, underlying variances and correlations. In this way, positions with large risk in the managed portfolios can be managed.

Limitations of the sensitivity analysis

The model has two potential limitations. The first limitation comes from the assumption that the asset returns follow a normal distribution, which is not always the case. The second limitation relates to the measurement of the relative risk due to the Benchmark’s inference, since the information of the positions held by the AFPs is only known once a month and with an average of 11 days of delay, and in order to estimate the relative risk during each day, assumptions about the positions of the Benchmark must be made.

u.4. Life and disability benefits

Life and disability insurance is a long-term obligation, given that the benefit to disabled participants is granted three years after the first ruling of disability, in the case of partial disability (50% to two thirds of loss of working capacities), and in total disability (more than two thirds of loss of capacities).

In quantitative terms, the AFP must cover the payment deficit equivalent to the difference between the affiliate’s savings in his individual capitalization account and benefits established by law. These benefits correspond to the present value of a life annuity (equivalent to 50% or 70% of the average taxable income salary of the affiliate during the last ten years) discounted by the life annuity rates prevailing at the time of payment. Subsequently, the evolution of such interest rates impacts the final value of the payment of the obligation by AFP ProVida.

ProVida had life and disability insurance claim obligations for payment of temporary disability claims pending during the term of the contract. The insurance contract was terminated and settled on March 31, 2014.

As a result AFP ProVida has mitigated the risk associated to changes in the interest rate.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. CASH AND CASH EQUIVALENTS

c) Cash and cash equivalents

As September 30, 2014, and December 31, 2013, cash and cash equivalents are detailed as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
	MCh$	MCh$
Time Deposits	40,186	34,644
Cash in banks	19,352	9,808
Cash on hand	11	577

Total cash and cash equivalents	59,549	45,029

Time deposits have a maturity of less than three months from the date of acquisition.

There are no amounts of cash and cash equivalents held by ProVida that are not available for its use.

Cash flows from disposal of foreign associates:

During the first quarter of 2013, ProVida received proceeds of MCh$61.323 (U.S.$130 million) and MCh$31,972 (U.S.$70 million), respectively from the sale of its foreign associates, the Mexican entity AFORE Bancomer (equity interest owned of 7.50%) and the Peruvian entity AFP Horizonte (equity interest owned of 15.87%), respectively.

NOTE 6. MANDATORY INVESTMENTS

In order to ensure minimum return requirement of the pension funds, as referred to in article 37 of D.L. 3,500 of 1980, and in compliance with article 40 of the same law, the Administrator must hold an asset known as Mandatory Investment in each Fund type administered, equivalent to 1% of each pension fund equity, which must be invested in shares of the corresponding pension fund.

For all periods presented the Company has complied with the minimum mandatory investment requirement.

As of September 30, 2014, and December 31, 2013, mandatory investments detailed by type of fund were as follows:

	As of September 30,		As of December 31
	2014 (unaudited)		2013
	MCh$	Thousands of shares	MCh$	Thousands of shares
Pension Fund – Type A	37,205	1,097	33,313	1,128
Pension Fund – Type B	42,953	1,484	37,948	1,491
Pension Fund – Type C	114,768	3,828	100,737	3,810
Pension Fund – Type D	49,827	1,938	42,694	1,853
Pension Fund – Type E	26,032	837	20,237	716

Total Mandatory Investment	270,785		234,929

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Gains and losses on mandatory investments detailed by type of fund were as follows:

	For the nine months ended September 30,		For the three months ended September 30,
	2014 (unaudited)	2013	2014 (unaudited)	2013
	MCh$	MCh$	MCh$	MCh$
Gain (loss) on mandatory investment held in Pension Fund Type A	4,744	1,254	1,855	993
Gain (loss) on mandatory investment held in Pension Fund Type B	5,159	1,033	1,943	962
Gain (loss) on mandatory investment held in Pension Fund Type C	13,587	3,458	5,002	2,159
Gain (loss) on mandatory investment held in Pension Fund Type D	5,063	1,750	1,733	848
Gain (loss) on mandatory investment held in Pension Fund Type E	2,258	799	720	352

Total gain (loss) on mandatory investments	30,811	8,294	11,253	5,314

NOTE 7. REVENUE

Revenue was as follows:

	For the nine months ended September 30,		For the three months ended September 30,
	2014 (unaudited)	2013	2014 (unaudited)	2013
	MCh$	MCh$	MCh$	MCh$
Fee income (a)	130,047	121,181	43,420	39,779
Other revenue (c)	6,454	7,069	2,475	2,380

Total	136,501	128,250	45,895	42,159

a. Fee income

Total fee income charged by ProVida to the Pension Funds administered was as follows:

	For the nine months ended September 30,		For the three months ended September 30,
	2014 (unaudited)	2013	2014 (unaudited)	2013
	MCh$	MCh$	MCh$	MCh$
Fees for mandatory contributions and APV (Variable fee)	127,679	118,994	42,614	39,036
Fees for programmed withdrawals and temporary income (Variable fee)	2,368	2,187	806	743

Total	130,047	121,181	43,420	39,779

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

b. Fees receivable

As of September 30, 2014 and December 31, 2013, fees receivable included in line item “Trade and Other Receivables” (see Note 8) comprised the following amounts:

	As of September 30,	As of December 31
	2014 (unaudited)	2013
Fees Receivable:	MCh$	MCh$
Fund Type A	60	84
Fund Type B	74	95
Fund Type C	87	119
Fund Type D	30	39
Fund Type E	39	48

Total	290	385

c. Other revenues

Other revenues were as follows:

	For the nine months ended September 30,		For the three months ended September 30,
	2014 (unaudited)	2013	2014 (unaudited)	2013 (unaudited)
Other Revenues	MCh$	MCh$	MCh$	MCh$
Other revenues – AFP Génesis Ecuador (1)	5,482	5,458	2,178	1,742
Insurance contracts settlements (2)	4	218	—	47
Services rendered by AFC (Unemployment Fund) (4)	47	202	12	50
Surcharges and collection costs (3)	829	543	261	182
Revenue from additional contributions (3)	—	312	—	165
Other revenues	92	336	24	194

Total	6,454	7,069	2,475	2,380

(1)	Revenues from fees charged by Ecuadorian subsidiary AFP Genesis for rendering services to administer the Unemployment Fund.
(2)	Other revenues of life and disability insurance from the surplus cash of insurance companies, in view of the premium payments made by the Company.
(3)	Surcharge and recovery of collection costs for contributions that are not paid timely, benefiting the Administrator under D.L. 3,500, Article 19.
(4)	Revenues from services provided and software sold to Administradora de Fondos de Cesantía de Chile S.A. (‘AFC’).

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. TRADE AND OTHER RECEIVABLES

As of September 30, 2014 and December 31, 2013, current and non-current balances of trade and other receivables were as follows:

	As of September 30,		As of December 31,
	2014 (unaudited)		2013
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
Accounts receivable from insurance companies (a)	314	—	277	—
Fees receivable from Pension Funds	290	—	385	—
Accounts receivable from Pension Funds (b)	531	—	274	—
Accounts receivable from the State (c)	1,795	—	2,204	—
Other accounts receivable (d)	3,315	516	2,675	479

Total Trade and Other Receivables	6,245	516	5,815	479

a. Accounts receivable from insurance companies

The detail of this items is as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
	MCh$	MCh$
Balance at end of previous year	277	3,311
Life and disability pensions paid by the Company	26,296	146,617
Reimbursements from the Insurance Company (less)	(26,259)	(149,651)

Insurance Company’s balance at end of year	314	277

b. Accounts receivable from Pensions Funds

The detail of this item is as follows:

	As of September 30, 2014 (unaudited)
	Fund Type A	Fund Type B	Fund Type C	Fund Type D	Fund Type E	Total
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Regularization contributions	—	—	261	—	—	261
Banking charges	—	—	1	—	—	1
Indemnification accounts	—	—	25	—	—	25
Programmed withdrawals	—	2	20	66	13	101
Voluntary pensions savings	—	—	143	—	—	143

Total	—	2	450	66	13	531

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

	As of December 31, 2013
	Fund Type A	Fund Type B	Fund Type C	Fund Type D	Fund Type E	Total
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Regularization contributions	—	—	81	—	—	81
Banking charges	—	—	2	—	—	2
Programmed withdrawals	2	4	18	108	9	141
Voluntary pensions savings	—	—	50	—	—	50

Total	2	4	151	108	9	274

c. Accounts receivable from the State

The detail of these items is as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
	MCh$	MCh$
Balance at end of previous year	2,204	1,811
• Pensions financed by state guarantee according to Art. 73 of DL. N° 3,500 of 1980	57,443	127,757
• Payments financed for APS (*) financed by the Administrator	80,484	163,542
• Payments financed by the Administrator	24,478	49,091
• Reimbursement of State Guarantee	(57,109)	(127,539)
• Reimbursement of APS (*)	(81,392)	(163,615)
• Reimbursement of other payments	(24,313)	(48,843)

Balance at end of year	1,795	2,204

(*)	Solidarity Pension Contribution (‘APS’ in its Spanish acronym)

d. Other accounts receivable

The details of this item are as follows:

	As of September 30,		As of December 31
	2014 (unaudited)		2013
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
Medical leave absences	109	4	87	10
Advances to suppliers	119	—	35	—
Other – AFP Genesis	1,369	—	1,177	—
Other receivables	1,718	512	1,376	469

Total Other Accounts Receivables	3,315	516	2,675	479

NOTE 9. BALANCES AND TRANSACTIONS WITH RELATED ENTITIES

Until September 30, 2013, the Controlling Shareholder of AFP ProVida was BBVA Inversiones Chile S.A., a subsidiary of the Spanish entity “Banco Bilbao Vizcaya Argentaria”, thus all transactions at that date with BBVA Group’s entities were considered transactions with related parties. Beginning on October 1, 2013, MetLife, Inc., a

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

New York Stock Exchange listed company duly incorporated in accordance with the laws of the State of Delaware in the United States of America, became its ultimate parent of the Company. Receivable and payable balances with BBVA entities as of December 31, 2013 were reclassified as trade and other receivables and trade and other payables, respectively.

Consequently, from October 1, 2013, all transactions made with the entities that are globally part of the MetLife Group are considered as transactions with related parties of AFP ProVida.

a. Accounts receivable from related entities

As of September 30, 2014 and December 31, 2013, the balance of accounts receivable from related entities is sets forth in table below:

	As of September 30,		As of December 31,
	2014 (unaudited)		2013
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
Servicios de Administración Previsional S.A.	—	—	1,472	—
Administradora de Fondos de Cesantía Chile S.A.	—	—	3	—
Inversiones DCV S.A.	—	—	9	—

Total	—	—	1,484	—

For all periods presented, no guarantees has been given or received nor has any allowance for doubtful accounts been recorded in respect of accounts receivables from related parties.

b. Accounts payable to related entities

As of September 30 2014, and December 31, 2013, the balance of accounts payable to related entities is sets forth in table below:

	As of September 30,		As of December 31,
	2014 (unaudited)		2013
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
Servicios de Administracion Previsional S.A. (collection contract and others)	546	—	510	—

Total	546	—	510	—

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

c. Detail of transactions with related entities

Company	Transactions	Amount of transactions
		For the nine months ended September 30,		For the three months ended September 30,
		2014 (unaudited)	2013	2014 (unaudited)	2013 (unaudited)
		MCh$	MCh$	MCh$	MCh$
BBVA Inversiones Chile S.A.	Self service dispenser lease	—	80	—	20

BBVA Corredores de Bolsa S.A.	Financial services	—	29	—	8

BBVA Chile S.A.	Rentals (agencies, BBVA Tower)	—	784	—	261
	Rentals (agencies, Huérfanos and Bandera Tower)	—	278	—	93
	Community fees as lessor	—	368	—	23
	Community fees as lessee	—	26	—	—
	Pension payment service	—	144	—	47
	Savings payment service	—	10	—	3
	Cash payment service	—	1	—	1
	Sale of real estate	—	(81)	—	(81)

BBVA Compañía de Seguros de Vida S.A.	Premiums paid and provisioned	—	146	—	44
	Casualty rate provision	—	(1,539)	—	—
	Financial revenue provision	—	218	—	47
	Insurance settlement	—	738	—	—

Servicio de Administración Previsional S.A.	Electronic collection service	1,278	1,272	427	423
	Young worker subsidy	11	11	4	4
	DNPA (declaration of unpaid contributions) service	43	54	18	13
	Password administration	182	118	43	38
	Data processing	373	209	140	57
	Data transference	11	9	5	3
	Technological services	3	2	1	1
Administradora de Fondos de Cesantía Chile S.A.	Technological Supportive Services	—	202	—	—

Aplica Tecnología Avanzada S.A. (former BBVA Bancomer Servicios S.A.)	Data Processing	—	1,225	—	430

Banco Bilbao Vizcaya Argentaria S.A.	AFP technological platform service	—	29	—	10

BBVA Servicios Corporativos Ltda.	Outsourcing services for corporate support	—	720	—	241
	Office rentals	—	385	—	129
	Common Charges as lessee	—	31	—	6

Aplica Soluciones Tecnológicas Chile Ltda.	Software development	—	57	—	12

Forum Servicios Financieros S.A.	Office rentals	—	29	—	2
MetLife Chile Seguros de Vida S.A.	Health insurance policies	58	—	9	—

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Company	Transactions	Effect on income (expense)
		For the nine months ended September 30,		For the three months ended September 30,
		2014 (unaudited)	2013	2014 (unaudited)	2013 (unaudited)
		MCh$	MCh$	MCh$	MCh$
BBVA Inversiones Chile S.A.	Purchase of software license Software License	—	(424)	—	(141)
	Self service dispenser lease	—	(80)	—	(20)

BBVA Corredores de Bolsa S.A.	Financial services	—	(29)	—	(8)

BBVA Chile S.A.	Rentals (agencies, BBVA Tower)	—	784	—	261
	Rentals (agencies, Huérfanos and Bandera Tower)	—	(278)	—	(93)
	Community fees as lessor	—	(368)	—	(23)
	Community fees as lessee	—	26	—	—
	Pension payment service	—	(144)	—	(46)
	Savings payment service	—	(10)	—	(3)
	Cash payment service	—	(1)	—	—
	Sale of real estate	—	294	—	—

BBVA Compañía de Seguros de Vida S.A.	Premiums paid and provisioned	—	(146)	—	(44)
	Casualty rate provision	—	1,539	—	—
	Financial revenue provision	—	218	—	46

Servicio de Administración Previsional S.A.	Electronic collection service	(1,278)	(1,272)	(427)	(423)
	Young worker subsidy	(11)	(11)	(4)	(4)
	DNPA (declaration of unpaid contributions) service	(43)	(54)	(18)	(43)
	Password administration	(182)	(118)	(43)	(38)
	Data processing	(373)	(209)	(140)	(57)
	Data transference	(11)	(10)	(5)	(3)
	Technological services	(3)	(2)	(1)	(1)

Aplica Tecnología Avanzada S.A. (former BBVA Bancomer Servicios S.A.)	Data Processing	—	(1,225)	—	(430)

Banco Bilbao Vizcaya Argentaria S.A.	AFP technological platform service	—	(29)	—	(9)

BBVA Servicios Corporativos Ltda.	Outsourcing services for corporate support	—	(729)	—	(249)
	Office rentals	—	385	—	129
	Common Charges as lessee	—	31	—	6

Aplica Soluciones Tecnológicas Chile Ltda.	Software development	—	(7)	—	(4)

Forum Servicios Financieros S.A.	Office rentals	—	29	—	1
MetLife Chile Seguros de Vida S.A.	Health insurance policies	(58)	—	(9)	—

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

l) Description of transactions with related parties for the nine months ended September 30, 2014:

Servicios de Administración Previsional S.A.: This associate renders services to ProVida for electronic collection, password administration, data processing, data transference and technological services.

Sociedad Administradora de Fondos de Cesantía de Chile S.A (AFC Chile): ProVida recorded revenues from AFC Chile (Unemployment Fund) for rendering technological support and technological advisory services up to October 2013.

MetLife Chile Seguros de Vida S.A. provides health insurance policies to certain ProVida’s employees.

iii) Description of transactions with related parties for the nine months ended September 30, 2013:

As a result of the change of the parent company of AFP ProVida, the following entities were considered related entities until September 30, 2013:

BBVA Inversiones Chile S.A. (ex BBVA Pensiones Chile S.A.)

Transactions with this entity refer to:

iv) Service rendering contract entered into on December 27, 2006 regarding transactional services through self-serving dispensers that include issuance of certificates about contributions, affiliations, balance sheets and others

v) Lease contracts regarding rentals of square meters in ProVida’s branch offices to install self-serving dispensers.

vi) Software license contract entered into on December 1, 2005 and new contract in 2010, corresponding to intellectual property rights related to the use, as well as, instructions for use and functionality, of software implemented on different operating and administrative processes.

Aplica Tecnología Avanzada S.A. (former BBVA Bancomer Servicios, Mexico):

Contract entered into on December 29, 2004 for data processing corresponding to operating and administrative applications. This service is rendered by the regional computing center (CCR).

BBVA Corredores de Bolsa S.A.: Transactions with this entity related to financial services rendered to ProVida.

BBVA Chile S.A.: Transactions with this entity related to rental contracts, collection services, pension payments and saving withdrawals, lines of credit, loans and current accounts.

BBVA Compañía de Seguros de Vida S.A.: On January 1, 2005, BBVA Compañía de Seguros de Vida S.A. was awarded the bid for ProVida’s L&D insurance for a coverage period to June 30, 2009.

Aplica Soluciones Tecnológicas Chile Ltda.: Contract dated January 4, 2010, corresponded to design and development services of the software systems.

BBVA Servicios Corporativos Limitada: Contract dated January 1, 2010 for outsourcing the Company’s services. The contract will last for 10 years and is renewable for 10-year periods.

Banco Bilbao Vizcaya Argentaria S.A.: Contract dated December 16, 2009 corresponding to rendering computing services, including consultancy server maintenance, and a help desk.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

d. Board of Directors and key management personnel:

d.1 Accounts receivable and payable and other transactions

There are no outstanding amounts receivables or payable between ProVida and the members of the Board of Directors and key management personnel. No guarantees have been given or received from directors or key management personnel. No other transactions have been performed between ProVida and the members of the Board of Directors and key management personnel.

d.2 Compensation of key management personnel

	For the nine months ended September 30,		For the three months ended September 30,
	2014 (unaudited)	2013	2014 (unaudited)	2013 (unaudited)
	MCh$	MCh$	MCh$	MCh$
Salaries	2,809	2,210	984	661
Short-term benefits for employees	972	1,180	(5)	133
Termination benefits	234	483	234	474

Total remunerations of key management personnel	4,015	3,873	1,213	1,268

d.3 Compensation of Board of Directors and Directors’ Committee

Compensation of the Board of Directors presented in line item “Miscellaneous other operating expenses” was as follows:

	For the nine months ended September 30,		For the three months ended September 30,
	2014 (unaudited)	2013	2014 (unaudited)	2013 (unaudited)
	MCh$	MCh$	MCh$	MCh$
Per Diem (*)	383	407	139	134
Fees (*)	63	67	23	18

Total	446	474	162	152

(*)	Includes per diem and fees of former members of the Board Directors elected under BBVA controlling period.

On October 1, 2013, MetLife, Inc. became the ultimate parent of AFP ProVida. Consequently, members of the Board of Directors elected under BBVA controlling period, Messrs. Joaquin Cortez Huerta, Jesus del Pino Durán, Luis Fernando Ferreres Crespo, Francesc Jorda Carré and José Martos Vallecillos, members of the Board of Directors resigned their positions.

At the Board of Directors’ meeting held on October 2, 2013, Messrs. Victor Hassi Sabal, Jorge Carey Tagle, Jaime Martínez Tejeda, Carlos Alberto Olivieri and Martín Enrique Galli were appointed as ProVida’s new members of the Board of Directors.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2014 the Board of Directors was composed of as follows:

Name of Directors	Position
Victor Hassi Sabal	Chairman
Jorge Carey Tagle	Vice-Chairman
Jaime Martínez Tejeda	Director
Carlos Alberto Olivieri	Director
Martín Enrique Galli	Director
María Cristina Bitar Maluk	Director
Jorge Marshall Rivera	Director
José Luis Prieto Larrain	Alternate Director
Osvaldo Puccio Huidobro	Alternate Director

Directors’ Committee:

According to Law 19,075 published on December 20, 2000, and Circular N°1,956 of the Superintendency of Securities and Insurance published on February 19, 2001, ProVida formed a Directors’ Committee which replaced the previous Audit Committee in its faculties and functions.

In compliance with Article 33 of Corporate Law N°18,046, fees of the Board members and Directors’ committee members are set up annually at the Ordinary Shareholders’ meeting. The amounts approved for regular board, extraordinary and directors’ committee meetings were established as follows:

	As of September 30, 2014 (unaudited)
Name of Director	Position	Normal Meeting	Extraordinary Meeting	Maximum Amount	Directors’ Committee	Extraordinary Committee	Maximum Amount
		MCh$	MCh$	MCh$	MCh$
Victor Hassi Sabal	Chairman	250	10	260	—	—	—
Jorge Carey Tagle	Vice-Chairman	250	10	260	—	—	—
Jaime Martínez Tejeda	Director	250	10	260	83	—	—
Carlos Alberto Olivieri	Director	250	10	260	—	—	—
Martín Enrique Galli	Director	250	10	260	—	—	—
María Cristina Bitar Maluk	Director	250	10	260	83	10	93
Jorge Marshall Rivera	Director	250	10	260	83	10	93
José Luis Prieto Larrain	Alternate Director	175	7	182	83	10	93
Osvaldo Puccio Huidobro	Alternate Director	175	7	182	83	10	93

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. INCOME AND DEFERRED TAXES

a) Current tax assets and liabilities

a.1) Current tax assets

Current tax assets as of September 30, 2014 and December 31, 2013 were as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
	MCh$	MCh$
Monthly provisional tax payments	13,641	20,966
Monthly provisional tax payments related to prior year	6,301	—
Credit for training expenses	—	188
VAT tax credit	50	70
Other tax assets	587	254

Total	20,579	21,478

a.2) Current tax liabilities

Current tax liabilities as of September 30, 2014 and December 31, 2013 were as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
	MCh$	MCh$
Income tax payable	14,125	30,549
Other deductions and additions	(7)	(449)
Income taxes payable foreign associates	(531)	(8,781)
Other taxes (tax rate 35%)	2	6

Total	13,589	21,325

The amounts in the tables above are presented in the consolidated statement of financial position resulting in a current tax asset of MCh$ 7,446 and MCh$ 5,432 and a current tax liability of MCh$456 and MCh$ 5,279 as of September 30, 2014 (unaudited) and December 31, 2013, respectively.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

b) Deferred taxes

Deferred taxes recognized for deductible and taxable temporary differences as of September 30, 2014 and December 31, 2013 are as follows:

	Deferred tax liabilities
	As of September 30,	As of December 31,
	2014 (unaudited)	2013
	MCh$	MCh$
Temporary differences:
Deferred tax relating to depreciation	2,024	1,651
Deferred tax relating to amortization	5,060	5,175
Deferred tax relating to provisions	(1,248)	(1,614)
Deferred tax relating to revaluation of mandatory investments	43,152	28,362
Deferred taxes relating to other temporary differences	156	221

Total	49,144	33,795

Deferred tax assets have been recognized to the extent that it is probable that sufficient taxable profits will be available against which the deductible temporary differences can be utilized. Management of ProVida considers that sufficient taxable profits will be available to be utilized.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

b.1) Movements in deferred taxes

The following table sets forth the changes in deferred taxes in the consolidated statement of financial position from December 31, 2013 to September 30, 2014.

Liabilities
MCh$
Deferred tax changes
Balance as of December 31, 2013	33,795

Increase (decrease) in profit or loss (unaudited)	1,760
Increase (decrease) in equity (unaudited)	—
Other increase (decrease) (unaudited)	—

Balance as of June, 30, 2014 (unaudited)	35,555

Increase (decrease) in profit or loss (unaudited)	13,589
Increase (decrease) in equity (unaudited)	—
Other increase (decrease) (unaudited)	—

Balance as of September 30, 2014 (unaudited)	49,144

c) Income taxes

c.1) Income tax expense

Income tax expense is detailed as follows:

	For the nine months ended September 30,		For the three months ended September 30
	2014 (unaudited)	2013	2014 (unaudited)	2013 (unaudited)
Income tax expense	MCh$	MCh$	MCh$	MCh$
Current tax expense	14,125	28,616	4,839	5,375
Other current tax income (expense)	(294)	(2,624)	106	(1,985)

Current tax benefit income (expense), net	13,831	25,992	4,945	3,390

Deferred tax income (expense) relating to origination and reversal of temporary differences	5,744	804	1,920	737
Deferred tax income (expense) relating to change in tax rates	9,606	—	9,606	—

Deferred tax income (expense), net	15,350	804	11,526	737

Total income tax income (expense)	29,181	26,796	16,471	4,127

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

d) Reconciliation of statutory tax rate with effective tax rate

	For the nine months ended September 30,		For the three months ended September 30,
	2014 (unaudited)	2013	2014 (unaudited)	2013 (unaudited)
	MCh$	MCh$	MCh$	MCh$
Profit before income tax	103,697	152,003	33,153	28,889
Statutory tax rate	21%	20%	20%	20%
Income tax applied to profits before taxes	21,776	30,401	6,631	5,778
Effect of change in tax rate	9,606	—	9,606	—
Permanent differences and others	(2,201)	(3,605)	(234)	(1,651)

Total tax for the period	29,181	26,796	16,471	4,127

NOTE 11. LIFE AND DISABILITY INSURANCE

a) Financing life and disability pensions.

All AFPs in conjunction should contract, through a public bidding, a fixed, single-premium insurance to cover obligation to provide their participants life and disability benefits. The insurance is awarded to one or more insurance companies offering the best economic offer, awarding the insurance to more than one insurer in order to avoid excessive concentration and cover the entire life and disability insurance risk with the same value for all workers. This obligation is paid by the employer.

The insurance companies that were awarded the bid effective for the 24-months period from July 2012 to June 2014 at the average premium of 1.26% were as follows:

INSURANCE COMPANIES
Chilena Consolidada Seguros de Vida S.A.
CN Life Compañía de Seguros de Vida S.A.
Seguros Vida Security Previsión S.A. and Penta Vida Cía. de Seguros de Vida S.A. in co-insurance with Bice Vida Compañía de Seguros de Vida S.A.

In May 2014, the most recent bidding process was carried out effective for the 24-months period from July 2014 to June 2016 at the average premium of 1.15%, the insurance companies that were awarded the bid are detailed as follows:

INSURANCE COMPANIES
Rigel Seguros de Vida S.A.
Compañía de Seguros Vida Cámara S.A.
BBVA Seguros de Vida S.A.
BICE Vida Compañía de Seguros S.A.
CN Life Compañía de Seguros de Vida S.A.
Penta Vida Compañía de Seguros de Vida S.A.

Insurance coverage is effective in case the participant dies or becomes disabled before the legal retirement age (65 for men and 60 for women starting October 2008) or when he/she has not accumulated sufficient funds in his/her individual capitalization account to finance the benefit payments as established by law, whether for him/her or his/her legal beneficiaries.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

In addition temporary disabled pensions awarded to under first ruling of the medical commission are also covered by the insurance.

The additional contribution that the insurance must cover, if necessary, is equivalent to the resulting deficit between the funds necessary to finance life and disability insurance pensions and the funds accumulated per participant, including his/her recognition bond, to the occurrence date of the claim.

It is important to note that, even though ProVida does not have individual contracts with prevailing coverage, as a result of the regulatory requirements for temporary disability which state that payments of disability claims can be made effectively three years after first ruling disability is confirmed by a final ruling of a medical commission, there was one remaining insurance contract which was terminated and settled on March 31, 2014.

b) Insurance contract.

The final settlement of the last insurance contract may occur 48 months after the expiration date of the coverage period which was June 30, 2013. The insurance contract upon mutual agreement of the parties was terminated and settled on March 31, 2014.

b. Effect on Profit (Loss)

The net effect on profit (loss) for the life and disability insurance includes the premium expenses included in line item “Life and Disability Insurance Premium (expense)/income” and revenues from settlements for favorable casualty rate and monthly financial revenues that are presented under the line item “Other revenues” within the consolidated statement of comprehensive income.

The net composition of annual (expense)/income for life and disability insurance is detailed as follows:

	For the nine months ended September 30,		For the three months ended September 30
	2014 (unaudited)	2013	2014 (unaudited)	2013 (unaudited)
	MCh$	MCh$	MCh$	MCh$
Life and disability insurance premiums annual expense	(17)	(146)	—	(46)
Favorable (unfavorable) adjustments due to casualty rate	—	1,538	—	—

Total life and disability insurance (expense)/income	(17)	1,392	—	(46)

d. Provisions for higher casualty rate arising from life and disability insurance

Provisions for unfavorable casualty rate amounted to MCh$3,215 as of September 30, 2014 (unaudited) and MCh$3,667 as of December 31, 2013. See Note 17.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12. INVESTMENT IN ASSOCIATES ACCOUNTED FOR USING THE EQUITY METHOD

12.1 Movements in investments in associates

The following tables set forth the changes in ProVida’s equity method investments during the nine months ended September 30, 2014 and the year ended December 31, 2013.

As of September 30, 2014 (unaudited)

Associate	Country	Functional Currency	Ownership interest %	Balance as of January 1, 2014	Share of Profit (Loss)	Dividends	Exchange rate on translation	Transfer	Balance as of September 30, 2014
				MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Sociedad Administradora de Fondos de Cesantía (1) Chile S.A.	Chile	Chilean Peso	49.20%	3,498	10	—	—	29	3,537
Inversiones DCV S.A.	Chile	Chilean Peso	23.14%	431	81	—	—	(3)	509
Servicios de Administración Previsional S.A.	Chile	Chilean Peso	37.87%	3,472	2,538	—	—	36	6,046

Total				7,401	2,629	—	—	62	10,092

As of December 31, 2013

Associate	Country	Functional Currency	Ownership interest %	Balance as of January 1, 2013	Share of Profit (Loss)	Dividends	Exchange rate on translation	Transfer	Balance as of December 31, 2013
				MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Sociedad Administradora de Fondos de Cesantía (1) Chile S.A.	Chile	Chilean Peso	49.20%	1,502	4,723	(1,504)	—	(1,223)	3,498
Inversiones DCV S.A.	Chile	Chilean Peso	23.14%	363	100	(21)	—	(11)	431
Servicios de Administración Previsional S.A.	Chile	Chilean Peso	37.87%	4,191	3,200	(2,448)	—	(1.471)	3,472

Total				6,056	8,023	(3,973)	—	(2,705)	7,401

(1)	ProVida has a direct equity interest of 37.80% and an indirect equity interest of 11.40%

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

12.2 Summarized total financial information of investments in associates

The following tables set forth summarized information of the investment in associates where ProVida has significant influence as of September 30, 2014 and December 31, 2013:

As of September 30, 2014 (unaudited)

Associate	Ownership interests %	Current assets	Non- current assets	Current liabilities	Non- current liabilities	Revenues	Expenses	Profit (loss)
		MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Sociedad Administradora de Fondos de Cesantía Chile S.A.	49.20%	7,210	—	21	7,189	275	(255)	20
Inversiones DCV S.A.	23.14%	7	2,202	6	2,203	354	(6)	348
Servicios de Administración Previsional S.A.	37.87%	7,122	12,820	3,846	16,096	15,163	(8,461)	6,702

Total		14,339	15,022	3,873	25,488	15,792	(8,722)	7,070

As of December 31, 2013

Associate	Ownership interests %	Current assets	Non- current assets	Current liabilities	Non- current liabilities	Revenues	Expenses	Profit (loss)
		MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Sociedad Administradora de Fondos de Cesantía Chile S.A.	49.20%	8,969	—	1,859	7,110	19,755	(10,155)	9,600
Inversiones DCV S.A.	23.14%	41	1,868	44	1,865	439	(6)	433
Servicios de Administración Previsional S.A.	37.87%	6,484	10,316	7,536	9,264	19,178	(10,728)	8,451

Total		15,494	12,184	9,439	18,239	39,372	(20,889)	18,484

NOTE 13. FINANCIAL INSTRUMENTS

13.1 Capital management

The constant objective of ProVida is the efficient management of its working capital, maintaining significant and sufficient cash flows to fulfill its obligations.

The main use of ProVida’s funds is for operating expenses related to employee remunerations, additional constitution of mandatory investments, dividend payments and other administration expenses. ProVida has financed these requirements with cash flows generated from its operations, as well as, short-term debt.

Management believes that these sources of funds are sufficient to finance capital requirements and payments of its obligations. Due to the nature of the pension business, ProVida obtains significant cash flows from fees received from mandatory and voluntary pension savings that are expected to maintain the same levels as those from previous years. Likewise, management estimates that the expected growth in ProVida’s participants’ portfolio will continue increasing its working capital requirements, a situation in which ProVida is well positioned to finance those requirements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

In terms of capital regulatory requirements, the AFPs must maintain a minimum equity expressed in UF, which is directly related to the number of participants that the AFPs have at the date of the financial statements. ProVida is in the upper tranche due to maintaining a number exceeding 10,000 participants, which requires ProVida to maintain a minimum equity of UF 20,000. As of September 30, 2014, and December 31, 2013, its equity expressed in U.F. was 10,402,923 and 7,020,584, respectively. Since its incorporation, ProVida has complied with the minimum capital requirement.

13.2 Financial instruments classified by nature and category

e)	The detail of financial assets accounted at fair value, classified by nature and category as of September 30, 2014 and December 31, 2013 are as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
	MCh$	MCh$
Financial assets at fair value through profit or loss:
Mandatory investments (See Note 4 h. and Note 6)	270,785	234,929
BBVA Mutual Fund (Money Market)	382	373
Financial assets AFP Génesis Ecuador (*)	3,124	4,078

(*)	Includes mutual funds held at AFP Génesis Ecuador.

All other financial assets classified as loans and receivables as of September 30, 2014 and December 31, 2013.

f)	The detail of financial liabilities, classified by nature and category as of September 30, 2014 and December 31, 2013 are as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
	MCh$	MCh$
Amortized cost:
Interest-bearing borrowings	226	246

13.3 Fair value of financial instruments

Management considers that the carrying amount of financial assets and liabilities recognized at amortized cost in the consolidated financial statements approximates their fair value.

13.4 Fair value measurement

The following table provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which the fair value is observable.

Level 1 – fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 – fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Level 3 – fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

	As of September 30, 2014 (unaudited)
	Level 1	Level 2	Level 3	Total
	MCh$	MCh$	MCh$	MCh$
Mandatory investments	270,785	—	—	270,785
Mutual Fund (Money Market)	382	—	—	382
Financial assets – AFP Genesis	3,124	—	—	3,124

	As of December 31, 2013
	Level 1	Level 2	Level 3	Total
	MCh$	MCh$	MCh$	MCh$
Mandatory investments	234,929	—	—	234,929
Mutual Fund (Money Market)	373	—	—	373
Financial assets – AFP Genesis	4,078	—	—	4,078

The Pension Law establishes that each AFP must maintain a reserve for mandatory investment equal to 1% of the net asset value of each pension fund under management. The mandatory investment that the administrator needs to maintain for the period between the second business day of the month in which the calculation is made and the first day of the next month after the calculation was made will be equivalent to 1% of the total of shares that represent the net asset value of each pension fund of the last day of the preceding month of the calculation date of the mandatory investment reserve. Therefore, the mandatory investment will increase or decrease on a monthly basis based on the calculation explained above. The investment in mandatory investment in each type of pension fund is valued on a daily basis, multiplying the number of fund shares invested in each type of fund by the value of the share on that day.

The Superintendency of Pensions publishes daily quotations of pension funds’ net asset value (NAV) at which redemptions or purchases of shares (units) occur without any adjustments to the published NAV. Redemptions and unit purchases take place regularly, between the participants that changes between funds and participants that changes between AFPs.

NOTE 14. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of September 30, 2014 and December 31, 2013 are as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
Classes of Property, Plant and Equipment:	MCh$	MCh$
Construction in progress	1,836	79
Land	4,362	4,652
Buildings	14,040	14,413
Plant and equipment	384	461
IT Equipment	1,471	1,099
Fixtures and fittings	1,271	1,905
Leasehold improvements	461	670
Other Property, plant and equipment	391	424

Property, Plant and Equipment, Net	24,216	23,703

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
Classes of Property, Plant and Equipment:	MCh$	MCh$
Construction in progress	1,836	79
Land	4,362	4,652
Buildings	19,526	19,676
Plant and equipment	1,227	1,192
IT Equipment	3,063	2,301
Fixtures and fittings	5,701	5,896
Leasehold improvements	1,796	1,767
Other Property, plant and equipment	763	774

Property, Plant and Equipment, Gross	38,274	36,337

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
Classes of Property, Plant and Equipment:	MCh$	MCh$
Buildings	(5,486)	(5,263)
Plant and equipment	(843)	(731)
IT Equipment	(1,592)	(1,202)
Fixtures and fittings	(4,430)	(3,991)
Leasehold improvements	(1,335)	(1,097)
Other Property, plant and equipment	(372)	(350)

Accumulated depreciation and impairment of Property, Plant and Equipment	(14,058)	(12,634)

For all periods presented, there are no items of property, plant and equipment pledged as security for liabilities.

The reconciliation of the carrying amount of property, plant and equipment as of September 30, 2014, and December 31, 2013 is as follows:

As of September 30, 2014 (unaudited)

Movements	Construction in progress	Land	Buildings	Plant and equipment	IT Equipment	Fixtures & Fittings	Leasehold improvements	Other PP&E	Property, Plant and Equipment, net
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Beginning balance as of January 1, 2014	79	4,652	14,413	461	1,099	1,905	670	424	23,703
Movements:
Additions	1,796	—	—	31	756	23	29	2	2,637
Disposals	—	(290)	(150)	(7)	—	(249)	(5)	—	(701)
Depreciation expense	—	—	(223)	(112)	(389)	(440)	(238)	(21)	(1,423)
Other increases (decreases)	(39)	—	—	11	5	32	5	(14)	—

Total movements	1,757	(290)	(373)	(77)	372	(634)	(209)	(33)	513

Ending balance as of September 30, 2014	1,836	4,362	14,040	384	1,471	1,271	461	391	24,216

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2013:

Movements	Construction in progress	Land	Buildings	Plant and equipment	IT Equipment	Fixtures & Fittings	Leasehold improvements	Other PP&E	Property, Plant and Equipment, net
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Beginning balance as of January 1, 2013	734	5,081	15,212	539	1,532	2,149	694	442	26,383
Movements:
Additions	1,037	—	—	86	345	363	262	28	2,121
Disposals	—	(451)	(866)	—	—	(2)	—	—	(1,319)
Depreciation expense	—	—	(307)	(197)	(680)	(657)	(365)	(34)	(2,240)
Other increases (decreases)	(1,692)	22	374	33	(98)	52	79	(12)	(1,242)

Total movements	(655)	(429)	(799)	(78)	(433)	(244)	(24)	(18)	(2,680)

Ending balance as of December 31, 2013	79	4,652	14,413	461	1,099	1,905	670	424	23,703

NOTE 15. INTANGIBLE ASSETS OTHER THAN GOODWILL

The following tables set forth intangible assets as of September 30, 2014 and December 31, 2013:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
Classes of Intangible assets	MCh$	MCh$
IT Software	980	—
Other identifiable intangible assets (*)	22,002	25,873

Intangibles assets, net	22,982	25,873

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
Classes of Intangible assets	MCh$	MCh$
IT Software	9,562	8,582
Other identifiable intangible assets (*)	51,551	51,551

Intangibles assets, gross	61,113	60,133

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
Classes of Intangible assets	MCh$	MCh$
IT Software	(8,582)	(8,582)
Other identifiable intangible assets (*)	(29,549)	(25,678)

Accumulated depreciation and impairment of intangible assets	(38,131)	(34,260)

(*)	Correspond to Customers Base

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The reconciliation of carrying amounts of intangible assets as of September 30, 2014, and December 31, 2013, is as follows:

As of September 30, 2014: (unaudited)	IT Software	Other identifiable intangible assets (*)	Intangibles assets, Net
	MCh$	MCh$	MCh$
Beginning balance as of January 1, 2014	—	25,873	25,873

Movements:
Additions	980	—	980
Amortization expense	—	(3,871)	(3,871)

Total movements	980	(3,871)	(2,891)

Ending balance as of September 30, 2014	980	22,002	22,982

As of December 31, 2013:	IT Software	Other identifiable intangible assets (*)	Intangibles assets, Net
	MCh$	MCh$	MCh$
Beginning balance as of January 1, 2013	3,916	31,033	34,949
Movements:
Additions	2,284	—	2,284
Amortization expense	(6,200)	(5,160)	(11,360)

Total movements	(3,916)	(5,160)	(9,076)

Ending balance as of December 31, 2013	—	25,873	25,873

(*)	Correspond to Customers Base

NOTE 16. TRADE AND OTHER PAYABLES

The balances of these account s of September 30, 2014 and December 31, 2013 are presented as follows:

	As of September 30,		As of December 31,
	2014 (unaudited)		2013
	Current MCh$	Non-Current MCh$	Current MCh$	Non-Current MCh$
Minimum Dividend (*)	22,873	—	42,616	—
Withholdings from pensioners (1)	3,986	—	3,860	—
Pensions payable (2)	10,088	—	1,845	—
Accounts Payable to the National Health Fund (3)	647	—	590	—
Trade payables	7,804	—	6,415	—
Collection to be cleared (**)	376	—	368	—
Other accounts payable	2,745	—	2,532	—

Total Trade and Other Accounts Payable	48,519	—	58,226	—

(*)	The balance as of September 30, 2014 and December 31, 2013 includes MCh$518 and MCh$669 of dividends declared but pending to be collected.
(**)	This balance includes banking credits, interest, re-adjustment and collection costs for collection process without receiving payrolls, which are maintained in this account item until a clearance process is made.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(7)	Withholdings from pensioners as of September 30, 2014 and December 31, 2013 are as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
	MCh$	MCh$
Balance at previous year’s end	3,803	3,679
Withholding health contributions from pensioners in the period	37,292	47,300
Withdrawals from National Health Fund in the period	(19,651)	(23,896)
Withdrawals from Health Care Institutions in the period	(4,568)	(5,714)
Withdrawals from compensation fund (CCAF) and others in the period	(12,939)	(17,566)

Subtotal	3,937	3,803

Single tax withholdings from pensioners	49	57

Total	3,986	3,860

(8)	Pensions payables as of September 30, 2014 and December 31, 2013 are as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
	MCh$	MCh$
Uncollected accrued pensions	8,651	1,679
Other	1,437	166

Total	10,088	1,845

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(9)	Accounts Payable to the National Health Fund:

In conformity with the requirements in D.L. 3,500, the Administrator must collect the independent participants’ health contributions and deduct health contributions from pensions financed by the Pension Fund and transfer these amounts to the Fondo Nacional de Salud (‘National Health Fund”) or the corresponding health insurance institution. Accordingly, balances in this item represent contributions collected that must be transferred to the National Health Fund or the respective health insurance institution. The detail for all periods presented is as follows:

	As of September 30,	As of December 31,
	2014 (unaudited)	2013
	MCh$	MCh$
a) Independent Contributors:
Balance at previous year’s end	591	548
Collection of health contributions in the year	8,019	8,580
Withdrawals from National Health Fund in the year	(7,963)	(8,538)

Balance at end of year	647	590

b) Subtotal contributions of Pensioners (*)	3,937	3,803

(*)	Note: These amounts are part of withholdings from pensioners.

NOTE 17. PROVISIONS

The details of provisions as of September 30, 2014 and December 31, 2013 are as follows:

	As of September 30,		As of December 31,
	2014 (unaudited)		2013
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
Provision for employee benefits (1)	3,740		4,272	—
Provision for unfavorable casualty rate (2)	3,215		3,667	—
Other Provisions (3)	4,513		5,471	—

Total Provisions	11,468		13,410	—

(10)	For a description of the provision for employee benefits, see Note 4.n.2.
(11)	For a description of the provision for unfavorable casualty rate, see Note 4.n.1.
(12)	Other provisions include mainly provisions for advertising and provision for litigations related to pending labor lawsuits with former employees and other pension matters. See Note 21.c for further information.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Movements in provisions for the nine months ended September 30, 2014 and the year ended December 31, 2013 are as follows:

	Balance as of January 1, 2014	Additional Provisions (unaudited)	Provisions Used (unaudited)	Balance as of September 30, 2014 (unaudited)
	MCh$	MCh$	MCh$	MCh$
Provisions for employee benefits	4,272	2,987	(3,519)	3,740
Provisions for unfavorable casualty rate (Net of financial income)	3,667	—	(452)	3,215
Other Provisions	5,471	1,674	(2,632)	4,513

Total	13,410	4,661	(6,603)	11,468

	Balance as of January 1, 2013	Additional Provisions	Provisions Used	Balance as of December 31, 2013
	MCh$	MCh$	MCh$	MCh$
Provisions for employee benefits	4,851	4,830	(5,409)	4,272
Provisions for unfavorable casualty rate (Net of financial income)	1,727	1,940	—	3,667
Other Provisions	3,836	5,460	(3,825)	5,471

Total	10,414	12,230	(9,234)	13,410

NOTE 18. ISSUED CAPITAL

18.1 Major shareholders

	As of September 30, 2014 (unaudited)
Name of 12 major shareholders	Equity Share	Number of shares
Inversiones Previsionales S. A.	51.62%	171,023,573
MetLife Chile Acquisition Co S.A.	40.15%	133,015,255
The Bank of New York Mellon (*)	4.19%	13,895,460
Banchile Corredores de Bolsa S. A.	0.25%	819,944
Santander S.A. Corredora de Bolsa	0.22%	717,072
Larraín Vial Corredores de Bolsa S.A.	0.20%	653,782
Inelda del Carmen Gonzalez Muñoz	0.18%	591,563
Ana Gabriela Barrios Castillo	0.11%	377,059
Euroamérica Corredores de Bolsa S.A.	0.06%	205,617
Corpbanca Corredores de Bolsa S.A.	0.06%	189,222
Mario Luis Astudillo Nunez	0.05%	157,000
Consorcio Corredores de Bolsa S.A.	0.05%	150,434
Other	2.86%	9,520,642

Total	100.00%	331,316,623

(*)	Depositary Bank of ADS, Banco Itaú acting as custodian. It includes a 1.47% owned by MetLife Chile Acquisition Co and the remaining 2.72% is owned by other third parties.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

18.2 Issued capital

The issued capital as of September 30, 2014 and December 31, 2013 is represented by 331,316,623 authorized, subscribed in and no par value common shares equivalent to MCh$104,764 as of September 30, 2014 and December 31, 2013.

18.3 Other reserves and accumulated other comprehensive income

The following tables set forth other reserves and accumulated other comprehensive income for the nine months ended September 30, 2014 and the year ended December 31, 2013:

	Balance as of January 1, 2014	Movements 9 months 2014 (unaudited)	Balance as of September 30, 2014 (unaudited)
	MCh$	MCh$	MCh$
Exchange difference on translation (1)	(439)	243	(196)
AFP Génesis – Ecuador	(439)	243	(196)
Miscellaneous other reserves (2)	1,402	63	1,465
IFRS Adjustment AFC Chile and Previred	(1,104)	35	(1,069)
IFRS Adjustment DCV	43	28	71
Price-level restatement issued capital	2,463	—	2,463

Total	963	306	1,269

	Balance as of January 1, 2013	Movements 2013	Balance as of December 31, 2013
	MCh$	MCh$	MCh$
Exchange difference on translation (1)	(3,167)	2,728	(439)
AFP Horizonte – Peru (*)	(1,333)	1,333	—
AFP Génesis – Ecuador	(537)	98	(439)
AFORE Bancomer – Mexico (*)	(1,297)	1,297	—
Miscellaneous other reserves (2)	2,625	(1,223)	1,402
IFRS Adjustment AFC Chile and Previred	119	(1,223)	(1,104)
IFRS Adjustment DCV	43	—	43
Price-level restatement issued capital	2,463	—	2,463

Total	(543)	1,505	963

(*)	Amounts reclassified from equity to profit or loss upon sale of these foreign investments in associates in 2013.

(1)	Exchange difference on translation:

Reserve for exchange difference on translation is used to record the difference arising from translating the financial statements of our foreign operations from their functional currencies to our presentation currency; and translation of goodwill arising from the acquisition of foreign operations with a functional currency other than the Chilean peso.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

(2)	Miscellaneous other reserves

Miscellaneous other reserves include the following:

e)	On December 31, 2009, issued capital balance includes price-level restatement adjustments that were not reversed when adopted IFRS in 2009. ProVida has elected to not reverse such price-level restatement adjustments based on Circular N°456 issued by the Superintendency of Securities and Insurance which indicates that deflation impacts shall not be applied to issued capital accounts as issued capital at the transition period to IFRS is established in the company´s bylaws which have been modified based on the distribution of the revalued equity, held at the annual shareholder´s meeting that approves such amount according to Article 10, section 2 of Chilean Corporations Law 18,046.

f)	Share of miscellaneous other reserves of associates accounted for using equity method.

18.4 Dividends

According to ProVida’s by-laws, unless unanimously agreed otherwise by the shareholders of all issued shares, ProVida must distribute a cash dividend for an amount equivalent to at least 30% of net profits for the year (Article 79 of Chilean Corporations Law).

At the Ordinary Shareholders’ Meeting held on April 30, 2014 it was agreed to distribute a cash dividend against retained earnings from prior years of Ch$126.845 per share equivalent to MCh$42,026, which was paid on May 23, 2014.

At the Extraordinary Shareholders’ Meeting held on August 27, 2013 it was agreed to distribute a cash dividend against retained earnings from prior years of Ch$82.921 per share equivalent to MCh$27,473, which was paid on September 4, 2013.

At the Extraordinary Shareholders’ Meeting held on May 30, 2013, it was agreed to distribute a cash dividend against retained earnings from prior years of Ch$248.51 per share equivalent to MCh$82,335, which was paid on May 30, 2013. On May 30, 2013, a final dividend against profits for the year 2012 of Ch$214.00 per share equivalent to MCh$70,902 was agreed to at the General Shareholders’ Meeting held on April 30, 2013.

Minimum dividends

The Board of Directors has agreed to pay dividends equivalent to at least 30% of profits for the year which is dependent on the fulfillment of the forecasted results of operations, cash flow requirements to finance mandatory investments and recurrent development of the company and the amount of profits for the year.

Minimum dividends are accrued at the end of each reporting period and are presented as a deduction of retained earnings. When the amount of interim dividends paid against profits for the year is less than the minimum dividend provision required, the difference will be accrued as a dividend payable.

As of September 30, 2014, the minimum dividend provision for the nine-month period was MCh$22,355.

As of December 31, 2013, the minimum dividend provision for the year was MCh$42,026.

Retained earnings as of September 30, 2014 and December 31, 2013 were MCh$188,441 and MCh$136,280, respectively.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19. MISCELLANEOUS OTHER OPERATING EXPENSES

Miscellaneous other operating expenses are as follows:

	For the nine months ended September 30,		For the three months ended September 30,
	2014 (unaudited)	2013	2014 (unaudited)	2013 (unaudited)
	MCh$	MCh$	MCh$	MCh$
Administrative expenses	16,312	16,412	5,889	5,203
Data processing expenses	6,535	3,050	3,212	982
Other operating expenses (1)	2,215	2,155	776	723
Marketing expenses	3,712	1,181	1,105	354

Total	28,774	22,798	10,982	7,262

(3)	Expenses incurred for the evaluation and qualification of disability status of participants.

NOTE 20. OTHER NON-OPERATING INCOME

Other non-operating income is detailed as follows:

	For the nine months ended September 30,		For the three months ended September 30,
	2014 (unaudited)	2013	2014 (unaudited)	2013 (unaudited)
	MCh$	MCh$	MCh$	MCh$
Gains on sale of investments in associates (AFORE Bancomer and AFP Horizonte) (*)	—	65,589	—	—
Rentals	1,239	1,217	419	398
Gains on sales of assets	18	997	—	548
Other	547	162	1	38

Total	1,804	67,965	420	984

(*)	The sale of associates occurred in January 2013 and in March 2013. Net gain on sale of AFORE Bancomer was MCh$38,755. Net gain on sale of AFP Horizonte was MCh$26,834.

NOTE 21. CONTINGENCIES AND RESTRICTIONS

a) Disability and Survival Pensions and Life Annuities

Article 82 of D.L. 3,500 of 1980 established that when an insurance company does not fulfill obligations originating from signed contracts, the State Guarantee will cover the minimum fixed income defined in Articles 73, 77 and 78. For income or pensions exceeding those amounts, the State Guarantee will cover 75% of the excess, with a maximum of UF 45 (MCh$1).

ProVida’s contingency is approximately UF 914,019 (MCh$22,090). The basic assumptions of this calculation made on pensions generated before January 1, 1988 are based on a life expectancy of 28 years for pension beneficiaries, an annual discount rate of 5% and the application of the previously mentioned State Guarantee. Pension fund participants’ claims against insurance companies would be subject to the privilege established in Article 2,472, No 4 of the Civil Code.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

b) Insurance Contract

AFP ProVida maintains an insurance contract with BBVA Seguros de Vida S.A. effective January 1, 2005 to December 31, 2009, such contract might be terminated 48-months after expiration date; under mutual agreement of the parties this contract was terminated and settled on March 31, 2014.

c) Litigation or other actions in which the company is involved:

As of September 30, 2014, there are labor litigations against ProVida filed by former employees in various courts throughout the country. In the opinion of the in-house Legal Counsel, the outcome of these litigations should not have a significant unfavorable effect on ProVida’s results.

Additionally, there are pending lawsuits related to pension matters in certain courts whose outcome in the opinion of the in-house Legal Counsel should not have a significant effect on ProVida’s results.

Nevertheless, it is probable that an outflow or resources embodying economic benefits will be required to settle the lawsuits and a sufficiently reliable estimate of the obligation was made and recognized for MCh$300 as of September 30, 2014 (unaudited).

NOTE 22. SEGMENTS

The Company has only one segment.

NOTE 23. EVENTS AFTER THE REPORTING PERIOD

At the date of issue of these interim consolidated financial statements, there have been no events that could materially affect these interim consolidated financial statements.

Deloitte Auditores y Consultores Limitada RUT: 80.276.200-3 Rosario Norte 407 Las Condes, Santiago Chile Fono: (56-2) 2729 7000 Fax: (56-2) 2374 9177 e-mail: deloittechile@deloitte.com www.deloitte.cl

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of

Administradora de Fondos de Pensiones ProVida S.A.

We have audited the accompanying consolidated statements of comprehensive income and cash flows of Administradora de Fondos de Pensiones ProVida S.A. and subsidiaries (hereinafter “the Company”), for the nine-month period ended September 30, 2013 and the related notes to such consolidated statements of comprehensive income and cash flows. These statements of comprehensive income and cash flows are the responsibility of the Company’s management. Our responsibility is to express an opinion on the statements of comprehensive income and cash flows based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of comprehensive income and cash flows are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in (related to) the statements of comprehensive income and cash flows, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of cash flows’ and statement of comprehensive income’s presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated statement of comprehensive income and the consolidated statement of cash flows present fairly, in all material respects, the results of their operations and their cash flows for the nine-month period ended September 30, 2013 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

February 25, 2014

Santiago, Chile

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL POSITION AS OF SEPTEMBER 30, 2013 (UNAUDITED) AND DECEMBER 31, 2012

(All amounts are expressed in millions of Chilean pesos – MCh$)

		As of September 30, 2013 (unaudited)	As of December 31, 2012
	Note	MCh$	MCh$
Assets
Current Assets
Cash and cash equivalents	5	28,938	41,245
Financial assets at fair value through profit or loss	13	3,766	20,305
Trade and other receivables	8	4,950	8,466
Accounts receivable from related parties	9	390	3,411
Inventories		316	264
Prepayments		1,160	293
Current tax assets	10	—	—
Other current assets		29	32
Non-current assets held for sale	16	—	26,431

Total Current Assets		39,549	100,447

Non-Current Assets
Mandatory investment	6	227,205	217,072
Trade and other receivables, net	8	486	519
Investments accounted for using equity method	12	9,729	6,056
Intangible assets other than goodwill	15	30,526	34,949
Goodwill		273	273
Property, plant and equipment, net	14	25,051	26,383
Deferred tax assets	10	—	1,465
Prepayments		116	—
Other non-current assets		52	66

Total Non-Current Assets		294,438	286,783

Total Assets		332,987	387,230

The accompanying notes are an integral part of these consolidated financial statements

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL POSITION AS OF SEPTEMBER 30, 2013 (UNAUDITED) AND DECEMBER 31, 2012

(All amounts are expressed in millions of Chilean pesos – MCh$)

		As of September 30, 2013 (unaudited)	As of December 31, 2012
	Note	MCh$	MCh$
Liabilities and Equity
Current Liabilities
Interest-bearing borrowings		61	67
Trade and other payables	16	51,315	23,650
Accounts payable to related parties	9	931	775
Provisions	17	7,400	10,414
Current tax liabilities	10	3,318	3,078
Other current liabilities		101	52
Accrued liabilities		2,472	888

Total Current Liabilities		65,598	38,924

Non-Current Liabilities
Interest-bearing borrowings		270	299
Deferred tax liabilities	10	33,324	32,520
Other non-current liabilities		740	813

Total Non-Current Liabilities		34,334	33,632

Equity
Issued capital and share premium	18	104,764	104,764
Other reserves	18	2,426	(543)
Retained earnings	18	125,865	210,453

Equity attributable to owners of parent		233,055	314,674

Non-controlling interests		—	—

Total Equity		233,055	314,674

Total Liabilities and Equity		332,987	387,230

The accompanying notes are an integral part of these consolidated financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME FOR THE NINE AND THREE MONTHS PERIODS ENDED SEPTEMBER 30, 2013 AND 2012

(All amounts are expressed in millions of Chilean pesos – MCh$)

		For the nine months ended September 30,		For the three months ended September 30,
		2013	2012 Unaudited	2013 Unaudited	2012 Unaudited
	Note	MCh$	MCh$	MCh$	MCh$
Revenues from Operations
Revenue	7	128,250	122,495	42,159	39,502
Mandatory investments	6	8,294	8,565	5,314	2,753

Total Revenues from Operations		136,544	131,060	47,473	42,255

Expenses from Operations
Life and disability insurance premium (expense)/income	11	1,392	2,960	(46)	906
Employee expenses		(31,489)	(22,704)	(11,963)	(7,975)
Depreciation and amortization	14-15	(6,619)	(6,385)	(2,229)	(2,135)
Impairment losses		—	(210)	—	(34)
Miscellaneous other operating expenses	20	(22,798)	(23,001)	(7,262)	(7,543)

Total Expenses from Operations		(59,514)	(49,340)	(21,500)	(16,781)

Net Operating Income
Other Income (Expenses):
Finance costs		(17)	(24)	(5)	(6)
Financial income (expenses)		1,901	2,228	293	653
Share of profit (loss) of associates accounted for using equity method	12	5,478	10,100	1,824	3,607
Exchange differences		65	(80)	10	(33)
Other non-operating income	21	67,965	2,883	984	844
Other non-operating expenses		(419)	(280)	(190)	(62)

Total Other Income (Expenses)		74,973	14,827	2,916	5,003

Profit before Income Tax		152,003	96,547	28,889	30,476

Income tax expense	10	(26,796)	(21,302)	(4,127)	(10,125)

Profit after tax from continuing operations		125,207	75,245	24,762	20,352

Profit		125,207	75,245	24,762	20,352

Profit attributable to owners of parent and non-controlling interests
Profit (loss) attributable to owners of parent		125,207	75,245	24,762	20,352

Profit (loss) attributable to non-controlling interests		—	—	—	—

Profit		125,207	75,245	24,762	20,352

Earnings per Share (in Ch$) Basic and Diluted Earnings Shares:
Basic and diluted earnings per share from continuing operations		377.91	227.11	74.74	61.42

The accompanying notes are an integral part of these consolidated financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME FOR THE NINE AND THREE MONTHS PERIODS ENDED SEPTEMBER 30, 2013 AND 2012

(All amounts are expressed in millions of Chilean pesos – MCh$)

	For the nine months ended September 30,		For the three months ended September 30,
	2013	2012 Unaudited	2013 Unaudited	2012 Unaudited
	MCh$	MCh$	MCh$	MCh$
Profit	125,207	75,245	24,762	20,351

Other Comprehensive Income
Components of other comprehensive income that may be reclassified to profit or loss
Gains (losses) on exchange differences on translation, net of income tax (MCh$ )	56	(812)	(18)	(542)
Reclassification adjustments on exchange differences on translation, net of income tax (MCh $ )	2,629	—	—	—

Other comprehensive income that may be reclassified to profit or loss	2,685	(812)	(18)	(542)

Total Other Comprehensive Income	2,685	(812)	(18)	(542)

Total Comprehensive Income	127,892	74,433	24,744	19,809

Comprehensive attributable to
Comprehensive income, attributable to owners of parent	127,892	74,433	24,744	19,809
Comprehensive income, attributable to non-controlling interests	—	—	—	—

Total Comprehensive Income	127,892	74,433	24,744	19,809

The accompanying notes are an integral part of these consolidated financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY FOR THE NINE MONTHS PERIODS ENDED SEPTEMBER 30, 2013 AND SEPTEMBER 30, 2012

(All amounts are expressed in millions of Chilean pesos – MCh$)

			Changes in Other Reserves
	Issued capital	Share premium	Reserve of exchange differences on translation	Other miscellaneous reserves	Total Other reserves	Retained earnings	Equity attributable to owners of parent	Non- controlling interest	Total Equity
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Equity at beginning of period 01/01/2013	104,610	154	(3,168)	2.625	(543)	210,453	314,674	—	314,674

Changes in equity
Comprehensive income
Net income	—	—	—	—	—	125,207	125,207	—	125,207
Other comprehensive income	—	—	2,685	—	2,685	—	2,685	—	2,685

Comprehensive income	—	—	2,685	—	2,685	125,207	127,892	—	127,892

Dividends (unaudited)	—	—	—	—	—	(208,285)	(208,285)	—	(208,285)
Increase (decrease) through transfers and other changes (unaudited)	—	—	—	284	284	(1,510)	(1,226)	—	(1,226)

Total changes in equity (unaudited)	—	—	2,685	284	2,969	(84,588)	(81,619)	—	(81,619)

Equity at end of period 9/30/2013 (unaudited)	104,610	154	(483)	2,909	2,426	125,865	233,055	—	233,055

The accompanying notes are an integral part of these consolidated financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY FOR THE NINE MONTHS PERIODS ENDED SEPTEMBER 30, 2013 AND SEPTEMBER 30, 2012

(All amounts are expressed in millions of Chilean pesos – MCh$)

			Changes in Other Reserves
	Issued capital	Share premium	Reserve of exchange differences on translation	Other miscellaneous reserves	Total Other reserves	Retained earnings	Equity attributable to owners of parent	Non- controlling interest	Total Equity
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Equity at beginning of period 01/01/2012	104,610	154	(2,639)	2,690	51	199,965	304,780	—	304,780

Changes in equity
Comprehensive income
Net income (unaudited)	—	—	—	—	—	75,245	75,245	—	75,245
Other comprehensive income (unaudited)	—	—	(812)	—	(812)	—	(812)	—	(812)

Comprehensive income	—	—	(812)	—	(812)	75,245	74,433	—	74,433

Dividends (unaudited)	—	—	—	—	—	(85,039)	(85,039)	—	(85,039)
Increase (decrease) through transfers and other changes (unaudited)	—	—	—	90	90	128	218	—	218

Total changes in equity (unaudited)	—	—	(812)	90	(722)	(9,666)	(10,388)	—	(10,388)

Equity at end of period 9/30/2012 (unaudited)	104,610	154	(3,451)	2,780	(671)	190,299	294,392	—	294,392

The accompanying notes are an integral part of these consolidated financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE NINE MONTHS PERIODS ENDED SEPTEMBER 30, 2013 AND SEPTEMBER 30, 2012

(All amounts are expressed in millions of Chilean pesos – MCh$)

	For the nine months ended September 30,
	2013	2012 Unaudited
	MCh$	MCh$
Cash Flows from Operating Activities
Fee income	121,058	114,503
Payment to suppliers	(28,188)	(23,317)
Premium paid	(170)	(275)
Remunerations paid	(29,325)	(24,275)
Dividends received	2,654	5,182
Interest received	1,812	2,221
Income taxes paid	(21,439)	(13,313)
Other inflows from operations	15,586	18,536
Other outflows from operations	(1,148)	(11,693)

Net cash flows from operating activities	60,840	67,569

Cash flows from (used in) investing activities
Proceeds from sales of property, plant and equipment	1,319	523
Proceeds from sales of shares from mandatory investments	9,542	4,919
Proceeds from sales of equity method investees	93,833	—
Payments for acquiring shares of mandatory investments	(11,381)	(5,884)
Purchase of property, plant and equipment	(1,140)	(2,087)
Other cash outflows from investing activities	(423)	(9,591)
Other cash inflows from investing activities	16,328	5,418

Net cash flows (used in)/from investing activities	108,078	(6,702)

Cash flows from (used in) financing activities:
Proceeds from borrowings	17	4,580
Proceed from borrowings from related companies	105,429	7,819
Repayments of borrowings	(265)	(4,519)
Repayments of borrowing from related companies	(106,117)	(7,424)
Dividend paid	(180,289)	(58,480)

Net cash flows used in financing activities	(181,225)	(58,024)

Net increase (decrease) in cash and cash equivalents before effect of exchange rate changes	(12,307)	2,843
Effect of exchange rate changes on cash and cash equivalents	—	—

Net increase (decrease) in cash and cash equivalents	(12,307)	2,843

Cash and cash equivalents at beginning of period	41,245	36,091

Cash and cash equivalents at end of period	28,938	38,934

The accompanying notes are an integral part of these consolidated financial statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. CORPORATE INFORMATION

AFP Provida S.A. is a public corporation and legally domiciled at 100 Pedro de Valdivia Avenue, 16th floor, commune of Providencia in Santiago de Chile. The terms “AFP Provida”, “Provida” and “Company”, refer to the Pension Funds Administrator AFP Provida S.A., unless otherwise stated. References to “AFP” or “AFPs” refer to private pension funds administrators in general.

AFP Provida was constituted by public deed granted by Mr. Patricio Zaldivar Mackenna, Notary of Santiago, on March 3, 1981, and authorized to initiate activities by the Superintendency of Pensions, through Resolution No. E-006/81 of April 1, 1981.

The sole objective of the Company is to administer Provida’s Pension Funds Types A, B, C, D and E, under the terms established in Decree Law 3.500 of 1980 and its amendments, and to provide the services as established therein. From 1994 onward, through Law 19.301, the business of the AFPs was expanded by allowing them to invest in pension business-related entities. Likewise, they were allowed to invest in central securities depositories entities as referred to in Law No. 18,876.

On June 13, 1983, AFP Provida was registered in the Securities Registry of the Superintendency of Securities and Insurance (“SVS”) under number 0211, initiating affiliation activities into the system on May 2, 1981, and collecting contributions from June 1 of the same year.

Business activities of AFP Provida are regulated by the Superintendency of Pensions.

NOTE 2. GENERAL INFORMATION

a) Regulation of the Pension System

Pension Funds Administrators are corporations whose sole and exclusive objective is to administer Pension Funds, as well as grant and administer their benefits and services as required by law. AFPs are subject to the rules and regulations of Decree Law (“DL”) No. 3,500 of 1980 of the Superintendency of Pensions and, in supplementary form, the requirements of Law No. 18,046 of Corporations issued in 1981.

Law No. 20,255, which became effective on July 1, 2009, introduced amendments to DL No. 3,500 in relation to the Pension Reform, as well as Law No. 20,366, which regulates the benefits of the Solidarity Pension system.

The Superintendency of Pensions is the regulatory body that oversees AFPs through monitoring legal, administrative and financial aspects of their operations, sanctioning any non-compliance with regulations, and ensuring full compliance with minimum capital and mandatory investment requirements.

b) Economic Activity

Provida participates in private pension funds system in Ecuador through its subsidiary, AFP Génesis (Ecuador).

Within Chile, AFP Provida is an important shareholder of the Centralized Securities Depository (“DCV”) (holding 23.14% of equity interest); of Servicios de Administración Previsional S.A., an entity that offers online services for the collection of pension fund contributions (holding 37.87% ownership interest), and of Administradora de Fondos de Cesantia de Chile S.A. (“AFC”), which was created to administer Unemployment Insurance (holding 49.2% ownership interest, 37.8% directly and 11.4% indirectly). AFC is currently in the process of liquidation as the administration of the unemployment insurance license has expired. The liquidation

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

process will be finalized after the Superintendency of Pensions provides clearance over such process, which shall not exceed three years.

The law requires that all AFPs have one single social objective and are authorized to provide the following services:

Collect and administer contributions made by participants – The collection and administration service that AFPs provide refers to both mandatory and voluntary contributions made by participants.

Invest contributions of participants in pension funds administered by the AFP – In terms of the general objective of its investing activities, Provida administers the investment portfolios composed of participants contributions, seeking the highest possible returns based on the risk level and terms of each participants’ profile. For this purpose and according to prevailing regulations, participants can choose from five types of funds that allow them to maximize their expected pension in accordance with their specific risk profile. The types of funds differentiate themselves, as stipulated by law, by the percentage invested in variable income securities. Hence, the funds are classified from Fund Type A, with the highest level of variable income securities, to Fund Type E, which includes a maximum 5% invested in variable income securities. Investing activities are strictly regulated by the Superintendency of Pensions in order to ensure that the investment portfolio by type of fund complies with the variable income risk permitted in each one.

Manage life and disability benefits for participants – The AFPs as a group have to purchase a single, fixed insurance premium through a bidding process to cover their obligation to provide life and disability benefits for its participants. Such insurance is awarded to one or more insurance companies, based on the best economic offer.

In May 2012, the most recent bidding process for life and disability insurance was held, covering the period July 2012-June 2014. The related premium was 1.26% of the contributable salaries of participants in the AFPs.

In the case of dependent workers, the contribution to finance the insurance (additional contribution) is paid by the employer, except for dependent workers between 18 and 35 years old who receive pension subsidies. Beginning in July 2011, the insurance cost is financed completely by employers.

Provide retirement pension for participants – The service of providing retirement pensions stipulates that each AFP must furnish the specific benefits of retirement pensions to its participants who meet the legal retirement age requirement of 60 years for women and 65 years for men.

Finally, the last change introduced by the Pension Reform in 2010 refers to the bidding process of all new participants entering to the private pension system over a 24-month period. This change was adopted to motivate price competition so as to obtain lower commissions for the participant; to generate greater price sensitivity to the demand; to ease the entry of new entities into the AFP industry; and to safeguard the participants’ pensions.

The bid is awarded to the AFP offering the lowest fee commission rate (lower than those prevailing at the date of the bid) for a 24-month period. The lowest fee commission rate shall be applied to the existing portfolio and the new affiliates.

AFP Modelo was awarded with new participants entering into the pension system through offering the lowest fee commission rate of 1.14%, in the 2010 bidding process for a 24-month. Also, AFP Modelo was awarded with new participants in the second bidding process in 2012 through offering the lowest fee commission rate of 0.77%.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Provida believes it has competitive advantages in order to successfully face new conditions in the industry. In addition, Provida has implemented processes and developments to fully comply with the amendments of the Pension Reform Law, and it is continuously training its employees in order to provide the best service to its customers.

NOTE 3. APPLICATION OF NEW AND REVISED INTERNATIONAL FINANCIAL REPORTING STANDARDS (IFRS)

a) New and revised IFRS effective in the current year

New Standards	Effective date
IFRS 10, Consolidated Financial Statements	Annual periods beginning on or after January 1, 2013
IFRS 11, Joint Arrangements	Annual periods beginning on or after January 1, 2013
IFRS 12, Disclosure of Interests in Other Entities	Annual periods beginning on or after January 1, 2013
IAS 27 (2011), Separate Financial Statements	Annual periods beginning on or after January 1, 2013
IAS 28 (2011), Investments in Associates and Joint Ventures	Annual periods beginning on or after January 1, 2013
IFRS 13, Fair Value Measurement	Annual periods beginning on or after January 1, 2013
IAS 19, Employee Benefits (2011)	Annual periods beginning on or after January 1, 2013

Amendments to IFRS	Effective date
IAS 1, Presentation Financial Statements – Presentation of Items of Other Comprehensive Income	Annual periods beginning on or after July 1, 2012
IFRS 7, Financial Instruments: Disclosures – Offsetting Financial Assets and Financial Liabilities	Annual periods beginning on or after January 1, 2013
IFRS 10, IFRS 11 and IFRS 12 – Consolidated Financial Statements, Joint Arrangements and Disclosure of Interests in Other Entities – Transition Guidance	Annual periods beginning on or after January 1, 2013

IFRS 10, Consolidated Financial Statements

On May 12, 2011, the IASB issued IFRS 10 Consolidated Financial Statements, which is a replacement of IAS 27 Consolidated and Separate Financial Statements and SIC – 12 Consolidation – Special Purpose Entities. The objective of IFRS 10 is to have a single basis for consolidation for all entities, regardless of the nature of the investee, and that basis is control. The definition of control includes three elements: power over an investee, exposure or rights to variable returns of the investee and the ability to use power over the investee to affect the investor’s returns. IFRS 10 provides detailed guidance on how to apply the control principle in a number of situations, including agency relationships and holdings of potential voting rights. An investor would reassess whether it controls an investee if there is a change in facts and circumstances. IFRS 10 replaces those parts of IAS 27 that address when and how an investor should prepare consolidated financial statements and replaces SIC – 12 in its entirety. The effective date of IFRS 10 is January 1, 2013, with earlier application permitted under certain circumstances. Management estimates that these changes did not have a material effect on the Consolidated Financial Statements.

IFRS 11, Joint Arrangements

On May 12, 2011, the IASB issued IFRS 11 Joint Arrangements which supersedes IAS 31 Interests in Joint Ventures and SIC – 13 Jointly Controlled Entities – Non-Monetary Contributions by Venturers. IFRS 11 classifies

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

joint arrangements as either joint operations (combining the existing concepts of jointly controlled assets and jointly controlled operations) or joint ventures (equivalent to the existing concept of a jointly controlled entity). A joint operation is a joint arrangement whereby the parties that have joint control have rights to the assets and obligations for the liabilities. A joint venture is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the arrangement. IFRS 11 requires the use of the equity method of accounting for interests in joint ventures thereby eliminating the proportionate consolidation method. The effective date of IFRS 11 is January 1, 2013, with earlier application permitted under certain circumstances. Management estimates that these changes did not have a material effect on the Consolidated Financial Statements.

IFRS 12, Disclosure of Interests in Other Entities

On May 12, 2011, the IASB issued IFRS 12 Disclosure of Interests in Other Entities which requires extensive disclosures relating to an entity’s interests in subsidiaries, joint arrangements, associates and unconsolidated structured entities. IFRS 12 establishes disclosure objectives and specifies minimum disclosures that an entity must provide to meet those objectives. An entity should disclose information that helps users of its financial statements evaluate the nature and risks associated with interests in other entities and the effects of those interests on its financial statements. The disclosure requirements are extensive and significant effort may be required to accumulate the necessary information. The effective date of IFRS 12 is January 1, 2013 but entities are permitted to incorporate any of the new disclosures into their financial statements before that date. Management estimates that these changes did not have a material effect on the Consolidated Financial Statements.

IAS 27 (2011), Separate Financial Statements

IAS 27 (2008) Consolidated and Separate Financial Statements has been amended for the issuance of IFRS 10 but retains the current guidance for separate financial statements. Management estimates that these changes did not have a material effect on the Consolidated Financial Statements.

IAS 28 (2011), Investments in Associates and Joint Ventures

IAS 28 Investments in Associates has been amended for conforming changes based on the issuance of IFRS 10 and IFRS 11.

Management estimates that these changes did not have a material effect on the Consolidated Financial Statements.

IFRS 13, Fair Value Measurement

On May 12, 2011, the IASB issued IFRS 13 Fair Value Measurement, which establishes a single source of guidance for fair value measurement under IFRS. The Standard applies to both financial and non-financial items measured at fair value. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date” (i.e., an exit price). IFRS 13 is effective for annual periods beginning on or after January 1, 2013, with early adoption permitted, and applies prospectively from the beginning of the annual period in which the Standard is adopted. Management estimates that these changes did not have a material effect on the Consolidated Financial Statements.

Amendment to IAS 19, Employee Benefits

On June 16, 2011, the IASB issued amendments to IAS 19 Employee Benefits (2011) that change the accounting for defined benefit plans and termination benefits. The amendments require the recognition of changes in the

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

defined benefit obligation and in plan assets when those changes occur, eliminating the corridor approach and accelerating the recognition of past service costs.

Changes in the defined benefit obligation and plan assets are disaggregated into three components: service costs, net interest on the net defined benefit liabilities (assets) and remeasurements of the net defined benefit liabilities (assets).

Net interest is calculated using high quality corporate bond yield. This may be lower than the rate used to calculate the expected return on plan assets, resulting in a decrease in net income. The amendments are effective for annual periods beginning on or after January 1, 2013, with earlier application permitted. Retrospective application is required with certain exceptions. Management estimates that these changes did not have a material effect on the Consolidated Financial Statements.

Amendments to IAS 1, Presentation of Financial Statements

On June 16, 2011, the IASB issued Presentation of Items of Other Comprehensive Income (amendments to IAS 1). The amendments retain the option to present profit or loss and other comprehensive income in either a single continuous statement or in two separate but consecutive statements. Items of other comprehensive income are required to be grouped into those that will and will not subsequently be reclassified to profit or loss. Tax on items of other comprehensive income is required to be allocated on the same basis. The measurement and recognition of items of profit or loss and other comprehensive income are not affected by the amendments, which are applicable for reporting periods beginning on or after July 1, 2012 with earlier application permitted. Other than the above mentioned presentation changes, the application of the amendments to IAS 1 does not result in any impact on profit or loss, other comprehensive income and total comprehensive income.

Amendment to IFRS 7, Offsetting Financial Assets and Financial Liabilities

IFRS 7Financial Instruments: Disclosures was amended to require information about all recognized financial instruments that are set off in accordance with paragraph 42 of IAS 32 Financial Instruments: Presentation. The amendments also require disclosure of information about recognized financial instruments subject to enforceable master netting arrangements and similar agreements even if they are not set off under IAS 32. The IASB believes that these disclosures will allow financial statement users to evaluate the effect or potential effect of netting arrangements, including rights of set-off associated with an entity’s recognized financial assets and recognized financial liabilities, on the entity’s financial position. The amendments are effective for annual periods beginning on or after January 1, 2013. Early application is permitted. Management estimates that these changes did not have a material effect on the Consolidated Financial Statements.

Amendments to IFRS 10 – Consolidated Financial Statements; IFRS 11 – Joint Arrangement and IFRS 12 – Disclosure of Interests Other Entities – Transition Guidance

On June 28, 2012, the IASB published Consolidated Financial Statements, Joint Arrangements and Disclosure of Interests in Other Entities (Amendments to IFRS 10, IFRS 11, and IFRS 12). The amendments are intended to provide additional transition relief in for IFRS 10, IFRS 11 and IFRS 12 by limiting the requirement to provide adjusted comparative information to only the preceding comparative period. Also, amendments to IFRS 11 and IFRS 12 eliminate the requirement to provide comparative information for periods prior to the immediately preceding period. The effective date of these amendments is for periods. The effective date of these amendments, annual periods beginning on or after 1 January 2013, is aligned with the effective dates of IFRS 10, IFRS 11 and IFRS 12. Management estimates that these changes did not have a material effect on the Consolidated Financial Statements.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

b) New and revised IFRS in issue but not yet effective:

New Standards	Effective date
IFRS 9, Financial Instruments	Annual periods beginning on or after January 1, 2018
IFRS 14, Regulatory Deferral Account	Annual periods beginning on or after January 1, 2016

Amendments to Standards	Effective date
IAS 19, Employee Benefits – Employee benefit plans: Employee contributions	Annual periods beginning on or after July 1, 2014
IAS 32, Financial instruments: presentation – Clarified requirements for offsetting of financial assets and financial liabilities	Annual periods beginning on or after January 1, 2014
Investment Entities – Amendments to IFRS 10, Consolidated Financial Statements; IFRS 12 Disclosure of Interests with Other Entities and IAS 27 Separate Financial Statements	Annual periods beginning on or after January 1, 2014
IAS 36, Impairment of Assets-Recoverable Amount Disclosures for Non-Financial Assets	Annual periods beginning on or after January 1, 2014
IAS 39, Financial Instruments: Recognition and measurement – Novation of Derivatives and Continuation of Hedge Accounting	Annual periods beginning on or after January 1, 2014

New Interpretations
IFRIC 21, Levies	Annual periods beginning on or after January 1, 2014

IFRS 9, Financial Instruments

On November 12, 2009, the IASB issued IFRS 9 Financial Instruments (IFRS 9). This Standard introduces new requirements for the classification and measurement of financial assets and is effective from 1 January 2013 with early adoption permitted. IFRS 9 specifies how an entity shall classify and measure its financial assets. This Standard requires that all financial assets be classified on the basis of an entity’s business model for managing the financial assets and the contractual cash flow characteristics of the financial asset. Financial assets are either measured at amortized cost or at fair value. Only those financial assets measured at amortized cost are tested for impairment. Additionally, on 28 October 2010, the IASB published a revised version of IFRS 9. The revised standard retains the requirements for classification and measurement of financial assets that were published in November 2009 but adds guidance on the classification and measurement of financial liabilities. As part of its restructuring of IFRS 9, the IASB also copied the guidance on derecognition of financial instruments and related implementation guidance from IAS 39 to IFRS 9. This new guidance concludes the first part of Phase 1 of the Board’s project to replace IAS 39. The other phases, impairment and hedge accounting, are not yet completed.

The guidance included in IFRS 9 on the classification and measurement of financial liabilities is unchanged from the classification criteria for financial liabilities currently contained in IAS 39. In other words, financial liabilities will continue to be measured either wholly, or in part, at amortized cost or at fair value through profit or loss (FVTPL). The concept of bifurcating embedded derivatives from a financial liability host contract also remains unchanged. Financial liabilities held for trading would continue to be measured at FVTPL, and all other financial liabilities would be measured at amortized cost unless the fair value option is applied, using the existing criteria in IAS 39.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

However, there are two differences compared to IAS 39:

•	The presentation of the effects of changes in fair value attributable to a liability’s credit risk; and

•	The elimination of the cost exemption for derivative liabilities to be settled by delivery of unquoted equity

On December 16, 2011, the IASB issued Mandatory Effective Date of IFRS 9 and Transition Disclosures, deferring the mandatory effective date of both the 2009 and 2010 versions to annual periods beginning on or after January 1, 2015. Prior to the amendments, application of IFRS 9 was mandatory for annual periods beginning on or after January 1, 2013. The amendments modify the requirements for transition from IAS 39 Financial Instruments: Recognition and Measurement to IFRS 9. In addition, the amendments also modify IFRS 7 Financial Instruments: Disclosures to add certain requirements in the reporting period containing the date of initial application of IFRS 9.

On November 19, 2013, the IASB issued a revised version of IFRS 9 which introduces a new chapter to IFRS 9 on hedge accounting, putting in place a new hedge accounting model that is designed to be more closely aligned with how entities undertake risk management activities when hedging financial and non-financial risk exposures. The revised version of IFRS 9 Permits an entity to apply only the requirements introduced in IFRS 9 (2010) for the presentation of gains and losses on financial liabilities designated as at fair value through profit or loss without applying the other requirements of IFRS 9, meaning the portion of the change in fair value related to changes in the entity’s own credit risk can be presented in other comprehensive income rather than within profit or loss. In addition, the revised version of IFRS 9 Removes the mandatory effective date of IFRS 9 (2013), IFRS 9 (2010) and IFRS 9 (2009), leaving the effective date open pending the finalization of the impairment and classification and measurement requirements. The amendments are effective for periods beginning on or after January 1, 2018.

Management has not had the opportunity to consider the potential impact of the adoption of these amendments.

IFRS 14, Regulatory Deferral Accounts

On January 30, 2014 the IASB issued IFRS 14 Regulatory Deferral Accounts. This standard is applicable to first-time adopter of IFRS and for entities which are involved in rate-regulated activities and recognized regulatory deferral account balances under its previous general accepted accounting principles. This standard requires separate presentation of regulatory deferral account balances in the statement of financial position and statement of comprehensive income. IFRS 14 is effective for an entity’s first annual IFRS financial statements for a period beginning on or after January 1, 2016, with earlier application permitted.

Management does not anticipate that the application of this new standard will have any effect on the consolidated financial statements as the Company is not a first-time adopter and it is not involved in rate-regulated activities nor has recognized any regulatory deferral account balances under its previous general accepted accounting principles.

Amendment to IAS 19 (2011), Employee Benefits

On November 21, 2013, the IASB amended IAS 19 (2011) Employee Benefits to clarify the requirements that relate to how contributions from employees or third parties that are linked to service should be attributed to periods of service. The amendments permit contributions that are independent of the number of years of service to be recognized as a reduction in the service cost in the period in which the service is rendered, instead of allocating the contributions to periods of service. Other contributions by employees or third parties are required

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to be attributed to periods of service either using the plan’s contribution formula or on a straight-line basis. The amendments are effective for periods beginning on or after July 1, 2014, with earlier application permitted. Management anticipates that the application of these amendments will not have an impact on the applicable accounting policies as the Company has not granted defined benefit plans to its employees.

Amendment to IAS 32, Financial Instruments: Presentation

In December 2011, the IASB amended the accounting requirements and disclosures related to offsetting of financial assets and financial liabilities by issuing amendments to IAS 32 Financial Instruments: Presentation and IFRS 7 Financial Instruments: Disclosures. These amendments are the result of the IASB and US Financial Accounting Standards Board (‘FASB’ undertaking a joint project to address the differences in their respective accounting standards regarding offsetting of financial instruments. The amendments to IAS 32 are effective for annual periods beginning on or after January 1, 2014. Both require restrospective application for comparative periods.

Management believes that this new standard will be adopted in its financial statements for the period beginning January 1, 2014. Last, Management does not anticipate that the adoption of these amendments will have any effect on its consolidated financial statements.

Investment Entities – Amendments to IFRS 10 – Consolidated Financial Statements; IFRS 12 – Disclosures of Involvement in Other Entities and IAS 27 – Separate Financial Statements

On October 31, 2012, the IASB published “Investment Entities (amendments to IFRS 10, IFRS 12 and IAS 27)”, providing an exemption from consolidation of subsidiaries under IFRS 10 ‘Consolidated Financial Statements’ for entities which meet the definition of an ‘investment entity’, such as certain investment funds. Instead, such entities would measure their investment in particular subsidiaries at fair value through profit or loss in accordance with IFRS 9 ‘Financial Instruments’ or IAS 39 “Financial Instruments: Recognition and Measurement”.

The amendments also require additional disclosure about why the entity is considered an investment entity, details of the entity’s unconsolidated subsidiaries, and the nature of relationship and certain transactions between the investment entity and its subsidiaries. In addition, the amendments require an investment entity to account for its investment in a relevant subsidiary in the same way in its consolidated and separate financial statements (or to only provide separate financial statements if all subsidiaries are unconsolidated). The amendments are effective for annual periods beginning on or after January 1, 2014, with early application permitted.

Management does not anticipate that the investment entities amendments will have any effect on its consolidated financial statements as the Company is not an investment entity.

Amendments to IAS 36 – Recoverable Amount Disclosures for Non-Financial Assets

On May 29, 2013 the IASB published “Amends to IAS 36 Recoverable Amount Disclosures for Non-Financial Assets. The publication of IFRS 13 Fair Value Measurements amended certain disclosure requirements in IAS 36 Impairment of Assets with respect to measuring the recoverable amount of impaired assets. However, one of the modifications to the disclosure requirements was more extensive than originally intended. The IASB has rectified this with the publication of these amendments to IAS 36.

The amendments to IAS 36 removed the requirement to disclose the recoverable amount of each cash-generating unit (group of units) for which the carrying amount of goodwill or intangible assets with indefinite useful lives

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allocated to that unit (group of units) was significant compared with the total carrying amount of goodwill or intangible assets with indefinite useful life of the entity. The amendments require an entity to disclose the recoverable amount of an individual asset (including goodwill) or a cash-generating unit to which the entity recognized or reversed a deterioration during the reporting period. An entity shall disclose information about the fair value less costs to sell of an individual asset, including goodwill, or a cash-generating unit to which the entity recognized or reversed an impairment loss during the reporting period, including: (i) the level of the fair value hierarchy (IFRS 13), (ii) the valuation techniques used to measure fair value less costs to sell, and (iii) the key assumptions used in fair value measurement categorized within “Level 2” and “Level 3” of the fair value hierarchy. In addition, an entity should disclose the discount rate used when an entity recognized or reversed an impairment loss during the reporting period and the recoverable amount should be based on the fair value less costs to sell determined using a present value valuation technique. The amendments should be applied retrospectively for annual periods beginning on or after January 1, 2014. Earlier application is permitted.

Management anticipates that other than the disclosure requirements, if applicable, these amendments will not have any effect on the Company’s consolidated financial statements.

Amendments to IAS 39 – Novation of Derivatives and Continuation of Hedge Accounting

In June 2013, the IASB published Amendments to IAS 39 – Novation of Derivatives and Continuation of Hedge Accounting. This modification permits the continuation of hedge accounting (under IAS 39 and the next chapter on hedge accounting under IFRS 9) when a derivative is novated to a central counterparty and certain conditions are met. A novation indicates an event where the original parties to a derivative agree that one or more clearing counterparties replace their original counterparty to become the new counterparty to each of the parties. In order to apply the amendments and continue hedge accounting, novation to a central counterparty must happen as a consequence of laws or regulations or the introduction of laws or regulations. The amendments are effective for annual periods beginning on or after January 1, 2014, with early application permitted.

Management anticipates that these amendments will not have an effect on the consolidated financial statements as the Company does not enter into hedge accounting transactions.

IFRIC 21, Levies

On May 20, 2013, the IASB published the IFRIC 21, Levies. The new interpretation provides guidance on when to recognize a liability for a levy imposed by a government, both for levies that are accounted for in accordance with IAS 37 Provisions, Contingent Liabilities and Contingent Assets and those where the timing and amount of the levy is certain. This interpretation defines a levy as “a resource outflow involving future economic benefits that are imposed by governments on entities in accordance with the law”. Taxes within the scope of IAS 12 Income Taxes are excluded from the scope as well as fines and penalties. The payments to governments for services or the acquisition of an asset under a contractual arrangement are also excluded. That is, the tax should be a non-reciprocal transfer to a government when the taxpaying entity does not receive goods or services in return. For the purpose of interpretation, a “government” is defined in accordance with IAS 20 Accounting for Government Grants and Disclosures of Government Assistance. When an entity acts as an agent of a government to collect a tax, the cash flows received from the agency are outside the scope of this interpretation. This interpretation identifies the event which gives rise to the obligation to recognize a liability, which is the payment of tax in accordance with the relevant legislation. IFRIC 21 provides the following guidance on recognition of a liability to pay levies: (i) the liability is recognized progressively if the obligating event occurs over a period of time; (ii) if an obligation is triggered on reaching a minimum threshold, the liability is recognized when that

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minimum threshold is reached. The interpretation is applicable retrospectively for annual periods beginnings on or after January 1, 2014. Management has not had the opportunity to consider the potential impact of the adoption of this new Interpretation.

NOTE 4. ACCOUNTING POLICIES

a) Statement of compliance with International Financial Reporting Standards (IFRS)

These consolidated financial statements as of September 30, 2013, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (hereinafter “IASB”).

These consolidated financial statements were approved by the Board of Directors.

Figures in the financial statements are expressed in millions of Chilean pesos (MCh$) rounded up, unless otherwise stated.

b) Basis of consolidation

The consolidated financial statements incorporate the financial statements of AFP Provida and entities controlled by AFP Provida and its subsidiaries. Control is achieved when the Company has all three of the following criteria:

•	has power over the investee;

•	is exposed, or has rights, to variable returns from its involvement with the investee; and

•	has the ability to use its power to affect its returns

AFP Provida reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

When AFP Provida has less than a majority of the voting rights of an investee, it has power over the investee when the voting rights are sufficient to give it the practical ability to direct the relevant activities of the investee unilaterally.

Consolidation of a subsidiary begins when AFP Provida obtains control over the subsidiary and ceases when it loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated statement of profit or loss and other comprehensive income from the date AFP Provida gains control until the date when it ceases to control the subsidiary.

Profit or loss and each component of other comprehensive income are attributed to the owners of AFP Provida and to the non-controlling interests. Total comprehensive income of subsidiaries is attributed to the owners of AFP Provida and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the consolidated accounting policies.

All intragroup assets, liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full upon consolidation.

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The following table sets forth the subsidiaries incorporated in the consolidated financial statements of Provida as of September 30, 2013 and December 31, 2012:

		Ownership interest %
Subsidiary	Country	09.30.2013	12.31.2012
Provida Internacional S.A.	Chile	99.99%	99.99%
AFP Génesis Ecuador	Ecuador	99.99%	99.99%

b.1) Changes in AFP Provida’s ownership interests in existing subsidiaries

Changes in AFP Provida’s ownership interests in subsidiaries that do not result in the Company losing control over the subsidiaries are accounted for as equity transactions. The carrying amounts of AFP Provida’s interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to owners of the Company.

When AFP Provida loses control of a subsidiary, a gain or loss is recognized in profit or loss and is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any retained interest and (ii) the previous carrying amount of the assets (including goodwill), and liabilities of the subsidiary and any non-controlling interests. When the assets of the subsidiary are accounted for at fair value and the corresponding profit or loss accumulated has been recognized in other comprehensive income and accumulated in equity, the amounts previously recognized in other comprehensive income in relation to that subsidiary are accounted for as if AFP Provida had directly disposed of the related assets or liabilities of the subsidiary (i.e. reclassified to profit or loss or transferred to another category of equity as specified by applicable IFRSs). The fair value of any investment retained in the former subsidiary at the date when control is lost is regarded as the fair value on initial recognition for subsequent accounting under IAS 39 Financial Instruments –Recognition and Measurement-, when applicable, as the cost on initial recognition of an investment in an associate or a joint venture.

c) Investments in associates

An associate is an entity over which AFP Provida has significant influence. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies.

The results and assets and liabilities of associates are incorporated in these consolidated financial statements using the equity method of accounting, except when the investment, or a portion thereof, is classified as held for sale, in which case it is accounted for in accordance with IFRS 5. Under the equity method, an investment in an associate is initially recognized in the consolidated statement of financial position at cost and adjusted thereafter to recognize AFP Provida’s share of the profit or loss and other comprehensive income of the associate. When AFP Provida’s share of losses of an associate exceeds its interest in that associate, AFP Provida discontinues recognizing its share of further losses. Additional losses are recognized only to the extent that AFP Provida has incurred legal or constructive obligations or made payments on behalf of the associate.

The requirements of IAS 39 are applied to determine whether it is necessary to recognize any impairment loss with respect to AFP Provida’s investment in an associate. When necessary, the entire carrying amount of the investment (including goodwill) is tested for impairment in accordance with IAS 36 Impairment of Assets as a single asset by comparing its recoverable amount (higher of value in use and fair value less costs to sell) with its

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carrying amount, Any impairment loss recognized forms part of the carrying amount of the investment. Any reversal of that impairment loss is recognized in accordance with IAS 36 to the extent that the recoverable amount of the investment subsequently increases.

AFP Provida will discontinue the use of the equity method from the date when the investment ceases to be an associate. When AFP Provida retains an interest in the former associate and the retained interest is a financial asset, the Company measures the retained interest at fair value at that date and the fair value is regarded as its fair value on initial recognition in accordance with IAS 39. The difference between the carrying amount of the associate at the date the equity method was discontinued, and the fair value of any retained interest and any proceeds from disposing of a part interest in the associate is included in the determination of the gain or loss on disposal of the associate. In addition, AFP Provida accounts for all amounts previously recognized in other comprehensive income in relation to that associate on the same basis as would be required if that associate had directly disposed of the related assets or liabilities. Therefore, if a gain or loss previously recognized in other comprehensive income by that associate would be reclassified to profit or loss on the disposal of the related assets or liabilities, AFP Provida reclassifies the gain or loss from equity to profit or loss (as a reclassification adjustment) when the equity method is discontinued.

AFP Provida continues to use the equity method when an investment in an associate becomes an investment in a joint venture. There is no remeasurement to fair value upon such changes in ownership interests.

When AFP Provida reduces its ownership interest in an associate but it continues to use the equity method, AFP Provida reclassifies to profit or loss the proportion of the gain or loss that had previously been recognized in other comprehensive income relating to that reduction in ownership interest if that gain or loss would be reclassified to profit or loss on the disposal of the related assets or liabilities.

When a group entity transacts with an associate of AFP Provida, profits and losses resulting from the transactions with the associate are recognized in the AFP Provida’s consolidated financial statements only to the extent of interests in the associate or joint venture that are not related to the AFP Provida.

The following table sets forth the associates incorporated in the consolidated financial statements of Provida as of September 30, 2013 and December 31, 2012:

		Ownership interest %
Associate	Country	09.30.2013	12.31.2012
Sociedad Administradora de Fondos de Cesantia de Chile S.A.	Chile	49.20%	37.80%
Inversiones DCV S.A.	Chile	23.14%	23.14%
Servicio de Adm- Previsional S.A.	Chile	37.87%	37.87%
AFORE Bancomer (*)	Mexico	—	7.50%
AFP Horizonte (*)	Peru	—	15.87%

(*)	On November 30, 2012, these associates were classified as non-current assets and disposal groups held for sale. The sale of these associates occurred in the first quarter 2013. See more information in Note 16.

d) Key assumptions for estimating uncertainties

The information contained in these consolidated financial statements is the responsibility of the Company’s Board of Directors which expressly states that each and every applicable principle and criterion included in IFRS has been fully applied.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On preparing the consolidated financial statements, specific estimates made by the Company’s management were used to measure certain assets, liabilities, income, and expenses.

These estimates primarily refer to:

•	Measurement of tangible and intangible assets, including Goodwill, to determine any losses resulting from their impairment.

•	Useful lives of property, plant and equipment and intangibles.

•	Information available to determine the fair value of financial instruments.

•	Probability of occurrence and estimation of contingent liabilities.

•	Taxable income of the companies included in the consolidated financial statement, to be declared before the respective tax authorities in the future, that have served as a base to record different balances related to income tax in these consolidated financial statements.

Although these estimates were made according to the best information available at the time of these consolidated financial statements on the facts analyzed, it is possible that events which may occur in the future may obligate the Company to modify them (increase or decrease) in future periods. This would be made prospectively, recognizing the effects of the change in estimates in the corresponding subsequent consolidated financial statements.

e) Foreign currency transactions

In preparing the financial statements of each individual group entity, transactions in currencies other than the entity’s functional currency (foreign currencies) are recognized at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences on monetary items are recognized in profit or loss in the period in which they arise.

For the purposes of presenting the consolidated financial statements, the assets and liabilities of AFP Provida’s foreign operations are translated into Chilean Pesos using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at the average exchange rates for the period, unless exchange rates fluctuate significantly during that period, in which case the exchange rates at the dates of the transactions are used. Exchange differences arising, if any, are recognized in other comprehensive income and accumulated in equity in the reserve of exchange differences on translation item.

On the disposal of a foreign operation, all of the exchange differences accumulated in equity in respect of that operation attributable to the owners of AFP Provida are reclassified to profit or loss.

Goodwill and fair value adjustments to identifiable assets acquired and liabilities assumed through acquisition of a foreign operation are treated as assets and liabilities of the foreign operation and translated at the rate of exchange prevailing at the end of each reporting period. Exchange differences arising are recognized in equity.

The functional currency and presentation currency of the consolidated financial statements is the Chilean peso.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

f) Cash and cash equivalents

Cash and cash equivalents include cash on hand and in banks, time deposits and short-term highly liquid investments, with an insignificant risk of changing values and original maturity of no more than three months from their date of acquisition.

The direct method was used to prepare the consolidated statements of cash flows.

g) Financial instruments

Financial assets are classified into the following specified categories: financial assets at fair value through profit or loss (FVTPL), loans and receivables, held-to-maturity’ investments and available-for-sale (AFS) financial assets. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition. All regular way purchases or sales of financial assets are recognized and derecognized on a trade date basis.

g.1) Effective interest rate method

The effective interest rate method is a method of calculating the amortized cost of a financial asset and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid or received that form an integral part of the effective interest rate, transactions costs and other premiums or discounts) through the expected life of the financial asset, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

g.2) Financial assets at FVTPL

Financial assets are classified as at FVTPL when the financial asset is either held for trading or it is designated as at FVTPL. A financial asset is classified as held for trading if has been acquired principally for the purpose of selling it in the near term. A financial asset other than a financial asset held for trading may be designated as at FVTPL upon initial recognition if, the financial asset forms part of a group of financial assets or financial liabilities or both, which is managed and its performance is evaluated on a fair value basis, in accordance with AFP Provida’s documented risk management or investment strategy, and information about the grouping is provided internally on that basis.

Financial assets at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognized in profit or loss.

g.3) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Loans and receivables are measured at amortized cost using the effective interest method, less any impairment loss.

Interest income is recognized by applying the effective interest rate, except for short-term receivables when the effect of discounting is immaterial.

AFP Provida has classified as loans and receivables its “Trade and other receivables”. Trade and other receivables are assessed for indicators of impairment at the end of each reporting period. Trade and other receivables are considered to be impaired when there is objective evidence that, as a result of one or more events

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that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been affected. Objective evidence of impairment for trade and other receivables could include Provida’s past experience of collecting payments, an increase in the number of delayed payments past the average credit period of 60 days. The amount of the impairment loss recognized is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate.

The carrying amount of trade and other receivables is reduced through the use of an allowance account. When a trade receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

g.4) Held-to-maturity investments

Held-to-maturity investments are non-derivative financial assets with fixed or determinable payments and fixed maturity dates that the Group has the positive intent and ability to hold to maturity. Subsequent to initial recognition, held-to-maturity investments are measured at amortized cost using the effective interest method less any impairment. As of September 30, 2013 and December 31, 2012, AFP Provida and its subsidiaries do not have any held-to-maturity investments.

g.5) Available-for-sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated as available-for-sale or are not classified as (a) loans and receivables, (b) held-to-maturity investments or (c) financial assets at fair value through profit or loss. Available-for-sale financial assets are stated at fair value and any unrealized gain or loss, except in the case of a significant or prolonged decline in fair value, recognized in other comprehensive income. As of September 30, 2013 and December 31, 2012, AFP Provida and its associates do not have any available-for-sale financial assets.

g.6) Derecognition of financial assets

AFP Provida derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another party. If AFP Provida neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, it recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If it retains substantially all the risks and rewards of ownership of a transferred financial asset, it continues to recognize the financial asset and also recognizes a collateralized borrowing for the proceeds received.

On derecognition of a financial asset, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss.

h) Mandatory investments

The principal financial investment of Provida are mandatory investments which aims to guarantee the minimum return required by law equal to 1% of investment in shares of each pension funds under administration. The mandatory investment requirement is calculated in accordance with instructions issued by the Superintendency of Pensions. Mandatory investments represent approximately 65% and 50% of total consolidated assets as of September 30, 2013 (unaudited) and December 31, 2012, respectively.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As established in D.L. 3500, the mandatory investment’s purpose is to provide an actual minimum rate of return over the investment portfolios for each one of the pension funds. This minimum rate of return is based on the weighted average real rate of return of all pension funds of the AFP system, over a 36-month period. This minimum rate of return has been determined based on the different portfolio compositions of each pension fund, so as to those with higher variable income securities and as such subject to higher volatility (Funds Type A and B), require a larger margin to comply with the minimum rate of return. If for a certain month the rate of return of a pension fund would have been lower than the minimum rate of return, the AFP is required to cover the difference within five days of such determination by the Superintendency of Pensions. If mandatory investments are used to fund any deficit in the required level of return, the AFP must replenish them within fifteen days.

Provida’s management has designated mandatory investments as financial assets at fair value through profit and loss as those financial assets are managed and performance is evaluated on a fair value basis, in accordance with its documented investment and risk management policy, and information about mandatory investments is provided internally on that basis.

i) Intangible Assets

i.1) Goodwill

Goodwill is measured as the excess of the sum of the acquisition cost of a business combination, the amount of any non-controlling interests in the acquire, and the acquirer’s previously held equity interest in the acquiree (if any) over the net of the fair value of the identifiable assets acquired and liabilities assumed. Goodwill arising on acquisition of a business is carried at cost as established at the date of acquisition of the business less accumulated impairment losses, if any.

For the purposes of impairment testing, goodwill is allocated to a cash-generating unit that is expected to benefit from the synergies of the combination. A cash-generating unit to which goodwill has been allocated is tested for impairment annually, or more frequently when there is indication that the unit may be impaired. The recoverable amount of a cash-generating unit is equal to the higher value between the fair value less costs to sell and its value in use. Value in use is calculated as the discounted value of the cash flows projections and is based on the most recent budgets approved for the next ten years. If the recoverable amount of the cash-generating unit is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro rata based on the carrying amount of each asset in the unit. Any impairment loss for goodwill is recognized directly in profit or loss. An impairment loss recognized for goodwill is not reversed in subsequent periods.

On disposal of the relevant cash-generating unit, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

i.2) Software licenses

Software licenses acquired are carried at costs (including expenditures incurred to acquire and prepare them for their specific use) less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life of software licenses is five years. The estimated useful lives and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted on a prospective basis.

i.3) Intangible assets acquired in a business combination

Intangible assets acquired in a business combination and recognized separately from goodwill are initially recognized at their fair value at the acquisition date (which is regarded as their cost). Subsequent to initial

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recognition, intangible assets acquired in a business combination are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

The estimated useful life for customer lists acquired in prior business combinations is twenty years and are amortized on a straight line basis.

i.4) Derecognition of intangible assets

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from the disposal or derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognized in profit or loss when the asset is derecognized.

j) Property, plant and equipment

Items of property, plant and equipment are measured at cost, less accumulated depreciation and impairment losses, if any.

Depreciation is recognized so as to write off the cost less their residual values, using the straight-line method. Land is not depreciated. Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, when shorter, the term of the relevant lease.

The useful life of each class of property, plant and equipment, is as follows:

Classes of Property, Plant and Equipment	Years of Useful Life
Buildings:
Tower on Pedro de Valdivia N°100	100
Agustinas N°1,490	60
Agencies	40 – 60
Plant and equipment	10 – 5
IT Equipment	5
Fixed installations and accessories	10
Other property, plant and equipment	5

Repair and maintenance expenditures are recognized in profit or loss when incurred.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

k) Impairment of Tangible and Intangible Assets other than Goodwill

At the end of each reporting period, Provida reviews the carrying amount of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment at least annually, and whenever there is an indication that the asset may be impaired.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, Provida estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately profit or loss, unless the relevant asset is carried at revalued amount, in which case the impairment loss is treated as a revaluation decrease.

When an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss, unless the relevant asset is carried at a revalued amount, in which case the reversal of the impairment loss is treated as a revaluation increase.

l) Non-current assets and disposal groups held for sale

Non-current assets and disposal groups are classified as held for sale if their carrying value will be recovered mainly through a sale transaction rather than through continuing use. This condition is regarded as met only when the asset (or disposal group) is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets (or disposal group) and its sale is highly probable. Management must be committed to the sale, which should be expected to qualify for recognition as completed sale within one year from the date of classification.

When Provida is committed to a sale plan involving loss of control of a subsidiary, all of the assets and liabilities of that subsidiary are classified as held for sale when the criteria described above are met, regardless of whether Provida will retain a non-controlling interest in its former subsidiary after the sale.

When Provida is committed to a sale plan involving disposal of an investment, or a portion of an investment, in an associate, the investment or the portion of the investment that will be disposed of is classified as held for sale when the criteria described above are met, and Provida discontinues the use of the equity method in relation to the portion that is classified a held for sale. Any retained portion of an investment in an associate that has not been classified as held for sale continues to be accounted for using the equity method. Provida discontinues the use of the equity method at the time of disposal when the disposal results in Provida losing significant influence over the associate.

After the disposal takes place, Provida accounts for any retained interest in the associate or joint venture in accordance with IAS 39 unless the retained interest continues to be an associate, in which case Provida uses the equity method.

Non-current assets classified as held for sale are measured at the lower of their previous carrying amount and their fair value less costs to sell.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

m) Financial Liabilities

Financial liabilities are classified as either financial liabilities at fair value at profit or loss or other financial liabilities. Provida only has other financial liabilities.

Other financial liabilities (including borrowings and trade and other payables) are initially measured at fair value less any transaction costs. Subsequent to initial recognition, other financial liabilities are measured at their amortized cost, using the effective interest rate method.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the net carrying amount on initial recognition.

Provida derecognizes financial liabilities when, and only when, its obligations are discharged, cancelled or they expire. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

n) Provisions

Provisions are recognized when Provida has a present obligation (legal or constructive) as a result of a past event, it is probable that Provida will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

n.1) Provisions for unfavorable casualty rate:

Until June 30, 2009, the AFPs were required by law to purchase insurance policies to provide its participants life and disability coverage. Life and disability insurance is for those participants who, in case of disability or death, do not have sufficient funds in their individual capitalization account to finance their pensions as required by law, whereby the insurance company, contracted by the AFP, covers the difference in case of death. For cases of partial disability, the AFP must have provisions to cover the deficit three years later once the final determination has been made, taking into account the three years of temporary pension payments that the affiliate receives after the initial disability determination was made. Under the Pension Reform Law, and from October 2008, a participant with total disability status will receive immediate payment, once his/her status has been confirmed by a Medical Commission.

The insurance company makes these calculations at the time of the initial disability determination, three years before it makes the payments to cover the deficit and if required by the final determination, based on information available on that date, including information on rates for life annuities and funds of the participants’ individual

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

capitalization account. If the final determination confirmed the disability status of a participant, the insurance company revises the amount of the initial disability reserve, based on information available at this time.

Towards the end of the 1990’s, Provida observed requirements for additional payments to the insurance company due to an excessive casualty rate reported each year by the insurance company. Provida concluded that, for specific discount rates situations, the estimate made by the insurance company used to provision the amounts for future disability payments underestimated the effective amounts that the Company had to pay.

Regulations of the Superintendency of Pensions do not require AFPs to make additional provisions over those amounts reported by the insurance company unless the AFPs have evidence indicating a higher provision. Provida has developed a casualty rate model to more accurately accrue the amounts that will be required to be paid to disabled participants once the final determination is made. The basic assumption of the casualty model is to use its best estimate at the time of the initial disability determination, using the information it believes will be applicable as to payment (final determination). The variables associated with the model are: disability status, rate of return of pension funds over the three years of the temporarily disabled period, and interest rate prevailing at the moment of payment (expected rate). This estimate differs from that used by insurance companies which only use information relating to the disabled status of participants at the time of the initial determination (that is, three years before payments).

Therefore, over the term of an insurance contract, the Company measures and accrues the expected cost to the insurer. In fact, through the application of the casualty rate model, the provisions made by Provida with respect to future premium payments to be made to the insurer reflects more accurately the effective payments that it will have to make, so there is a higher correlation between its revenues and expenses for a specific period. The information for the casualty rate model is reviewed monthly, making any modification considered appropriate at that moment.

According to the accounting policy applied by Provida, if the casualty rate calculated by the model is higher than the casualty rate calculated and maintained by the insurance company, then the amounts calculated by Provida’s model are used. On the contrary, if the casualty rate calculated by the model is lower than the one calculated by the insurance company, then the amount calculated by the insurance company will be provisioned, which is considered to be the minimum amount under existing regulation.

In view of the lower rates used in the casualty rate model to discount disability payments with regard to the rates used by the insurance company, the casualty rate calculated by the model is higher than the one used by the insurance company. Therefore, as of September 30, 2013 and December 31, 2012, Provida has recorded a higher expense than the one determined by the insurance company because it believes the amount calculated by the model is the best estimate of the fair value of the obligation.

n.2) Provisions for Employee Benefits

Short-term employee benefits – Short-term benefits include wages, employee vacations, profit-sharing and bonuses that are expected to be completely settle before twelve months after the end of the reporting period in which the employees render the related service. Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognized for the amount expected to be paid under profit-sharing plans if the Company has a present legal or constructive obligation to pay this amount as a result of a past service provided by the employee and the obligation can be estimated reliably.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Other long-term employee benefits – All employees are entitled to receive years of service award starting with the 5th year employment anniversary and each five years thereafter, up to 30 years. This award is paid in the month when the employee celebrates his/her corresponding employment anniversary. Provida’s net obligation in respect of long-term employee benefits is the amount of future benefit that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value. The calculation is performed using the projected unit credit method.

Provida has not granted any post-employment benefits to its employees.

o) Contingent liabilities and contingent assets

A contingent liability is a possible obligation that arises from past events, and whose existence will be confirmed only by the occurrence or nonoccurrence of one or more uncertain future events not wholly within the control of Provida; or are present obligations that arise from past events but are not recognized because it is not probable that an outflow of resources embodying economic benefits will be require to settle the obligation; or the amount of the obligation cannot be measured with sufficient reliability. Contingent liabilities are not recognized in the financial statements; they are only disclosed in the notes, unless the possibility of an outflow of resources embodying economic benefits is remote.

A contingent asset is a possible asset that arises from past events, and whose existence will be confirmed only by the occurrence or nonoccurrence of one or more uncertain future events not wholly within the control of Provida. Contingent assets are not recognized in the financial statements but must be disclosed where an inflow of economic benefits is probable.

p) Current taxes and deferred taxes

p.1) Current Tax

Provida recognizes a provision for current income taxes based on its taxable profit for the year which is determined using current tax regulations and calculated using the enacted tax rate of 20% at the end of the reporting period.

Current tax for current and prior periods, to the extent unpaid, is recognized as a liability. If the amount already paid in respect of current and prior periods exceeds the amount due for those periods, the excess is recognized as an asset. The benefit relating to a tax loss that can be carried back to recover current tax of a previous period shall be recognized as a deferred tax asset.

p.2) Deferred taxes

Deferred taxes are recognized on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are recognized for all temporary taxable differences, and deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Deferred tax assets and liabilities are not recognized if the temporary differences arise from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Deferred tax liabilities are recognized for taxable temporary differences associated with investments in subsidiaries and associates, and interest in joint ventures, except where AFP Provida is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments and interests are only recognized to the extent that it is probable that there will be sufficient taxable profits against which to utilize the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of the deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax assets and liabilities reflects the tax consequences that would follow from the manner in which Provida expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when AFP Provida has a legally enforceable right to offset current tax assets against current tax liabilities and when the deferred tax assets and liabilities relate to income taxes levied by the same taxation and intends to settle current tax liabilities and assets on a net basis.

p.3) Current and deferred tax for the year

Current and deferred tax are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognized in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

q) Minimum dividend

The policy of dividends includes the obligation, which will be accrued at the end of each reporting period, when the amount of interim dividends paid against profit for the year is less than the minimum dividend established in the dividend policy approved during the General Shareholders’ meeting. The difference will be accrued as a dividend payable.

r) Earnings per share

Basic earnings per share are calculated by dividing net profit (loss) attributable to ordinary equity holders of the parent (the numerator) by the weighted average number of ordinary shares outstanding (the denominator) during the period. For all periods presented, Provida did not engage in any transactions that have potential dilutive effects leading to diluted earnings per share that could differ from basic earnings per share.

s) Revenue recognition

Fee income from the Pension Funds’ administration is recognized when all activities relating to administration have been completed. Fee income is not recognized for the Pension Funds’ individual account administration until participants’ contributions have been accredited.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

t) Information on Capital

Due to the nature of the pension business and its leadership within the industry, Provida has significant and sufficient cash flows from fees received from mandatory and voluntary pension savings, allowing it to finance business-related expenses such as employee salaries, administration expenses and life and disability insurance expenses. The company uses cash flows generated by operations in order to increase mandatory investments held and payment of dividends, as well as for short term debt obligations, when necessary. These sources of funds have been sufficient to finance the aforementioned requirements, and additional capital requirements are not foreseen in the near term.

Capital regulatory requirements state that AFPs must have a minimum equity expressed in Unidades de Fomento or “U.F.” (inflation-indexed unit of account) according to the number of participants an AFP has at the reporting date of the financial statements, as shown in the following table:

Number of participants	Number of U.F. required
Less than 5,000	5,000
5,000 – 7,499	10,000
7,500 – 9,999	15,000
10,000 or more	20,000

Since its incorporation, Provida has fully complied with the minimum equity requirement.

As of September 30, 2013 and December 31, 2012, its equity expressed in U.F. was 5,904,887 and 11,085,767, respectively.

u) Risk Management Policy

Provida’s results of operations and future financial position are exposed to foreign currency, interest rate, minimum return requirement (mandatory investments) and life and disability insurance long term obligations risks. During the normal course of business, Provida manages its risk exposure of its operating and investing activities as follows:

u.1. Foreign currency exchange risk

As a result of the disposal of its investees in Mexico (AFORE Bancomer) and Peru (AFP Horizonte) at the beginning of the year 2013, Provida is only exposed to foreign currency exchange rate risks through its Ecuadorian wholly-owned subsidiary, AFP Genesis, which as of September 30, 2013 has contributed MCh$283 in profits through consolidation.

The appreciation/depreciation of the US Dollar (functional currency of AFP Genesis) with respect to the Chilean Peso could adversely/positively affect revenues and expenses recognized by Provida through consolidation, and hence, its net profit or loss.

For the nine month period ended September 30, 2013, the exposure to the foreign currency exchange risk has significantly decreased with respect to previous periods due to the disposal of foreign operations as mentioned in preceding paragraphs.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

u.2. Interest rate risk

For working capital requirements purposes, Provida might be exposed to non-significant interest rate risks resulting from financing through credit lines. Current leasing obligations are not subject to interest rate risk since the rates included in the terms of the contracts are fixed.

u.3. Mandatory investments

Provida’s principal financial investment is in mandatory investments, constituted by law and equivalent to 1% of pension funds under administration. Provida must keep this 1% invested in shares (units) of each one of the funds under management. Mandatory investments represented 65% and 50% of total assets of Provida as of September 30, 2013 and December 31, 2012 respectively, and, in view of the volatility observed in local and foreign markets where pension funds are invested, the future gains or losses on mandatory investments expose Provida to certain risks to the stability of its net income.

It is important to mention that mandatory investments are constituted with the purpose of compensating participants in case Provida cannot meet the legal requirement of minimum returns, thus, adversely affecting the net assets of the AFP if this occurred, since it must additionally replenish the 1% reserve with its own resources. Minimum return is calculated in terms of the weighted average returns of the pension fund industry for rolling periods of 36 months.

The risks described above are associated with Provida’s fund management, governed by the objective to optimize the return of each one of the funds for a specific risk level or else to minimize the risk level in order to obtain an acceptable level of profit.

In order to fulfill the foregoing, Provida has a risk management policy that defines the activities and criteria it applies to efficiently identify, measure, control and manage the risks associated to fund management. Hence, Provida manages the fund equities according to internal credit risk limits, analyzing expected losses and applying market risk measurements. The latter refers to absolute value-at-risk (VaR) which measures the probable impact on the different types of funds in case of adverse shocks of instrument prices (fixed income, currencies and variable income). Furthermore, in order to ensure the Company’s solvency, ensure future benefit payments and compliance with minimum return requirements, Provida applies relative VaR over diverging positions between each fund and the system’s model portfolio.

Absolute and Relative VaR by type of fund as of September 30, 2013 and December 31, 2012 was as follows:

Type of Fund	Relative VaR		Absolute VaR		Absolute VaR in MCh$
	2013 (unaudited)	2012	2013 (unaudited)	2012	2013 (unaudited)	2012
A	0.092%	0.294%	4.060%	3.186%	135,224.79	99,445.05
B	0.115%	0.287%	3.172%	2.305%	120,158.01	84,508.22
C	0.114%	0.253%	2.257%	1.611%	227,369.24	153,588.34
D	0.174%	0.178%	1.266%	0.917%	54,323.29	34,815.45
E	0.220%	0.213%	0.591%	0.511%	12,164.23	8,190.33

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Additionally the Company makes monthly measurements of minimum returns that are presented to the Board of Directors Meeting. The calculation made under regulations of the Superintendency of Pensions presented at the September 30, 2013 and December 31, 2012 was the following:

	Fund Type A		Fund Type B		Fund Type C		Fund Type D		Fund Type E
	2013 (unaudited)	2012	2013 (unaudited)	2012	2013 (unaudited)	2012	2013 (unaudited)	2012	2013 (unaudited)	2012
Average Returns	0.42%	1.86%	0.62%	2.75%	1.63%	3.41%	2.71%	3.79%	3.85%	4.87%
Method -4% (-2%) (1)	-3.58%	-2.14%	-3.38%	-1.25%	-0.37%	1.41%	0.71%	1.79%	1.85%	2.87%
Method 50% (2)	0.21%	0.93%	0.31%	1.37%	0.81%	1.70%	1.36%	1.89%	1.92%	2.43%
Minimum Return	-3.58%	-2.14%	-3.38%	-1.25%	-0.37%	1.41%	0.71%	1.79%	1.85%	2.43%
Provida’s Return	0.22%	1.63%	0.39%	2.53%	1.43%	3.08%	2.63%	3.61%	3.70%	4.51%
Provida’s excess over minimum return	3.80%	3.77%	3.77%	3.78%	1.80%	1.67%	1.92%	1.82%	1.85%	2.08%
Ranking minimum return	5	4	5	4	5	5	5	4	4	4
Initial date measurement	Sep-10	Dec-09	Sep-10	Dec-09	Sep-10	Dec-09	Sep-10	Dec-09	Sep-10	Dec-09
Final date measurement	Sep-13	Dec-12	Sep-13	Dec-12	Sep-13	Dec-12	Sep-13	Dec-12	Sep-13	Dec-12
Number of months	36	36	36	36	36	36	36	36	36	36

(1)	The annualized real average return for the last 36 months of all funds of the same type, as appropriate, minus 4% (fund Types A and B) and minus 2% (fund Types C, D and E)
(2)	The annualized real average return for the last 36 months of all fund of the same type, as appropriate, minus the absolute value of 50% of such return.

VaR methodology

The Risk Division performs daily monitoring of the risks associated with investments in the various Funds. The approach is carried out by using the Parametric VaR methodology and assuming a normal distribution of asset returns.

The VaR model to the market risk measurement provides a maximum loss with a probability level that may occur in the market positions during a certain period of time.

Two risk measurements are carried out: Absolute VaR and Relative VaR. The Absolute VaR measures the market risk of the Funds that directly impacts the value of the Fund’s shares. Moreover, the Relative VaR measures the market risk of a particular Fund over the same Fund of the Benchmark comprised of a weighted average from the rest of AFPs within the Chilean Pension System.

Given the assumption of normality, the approach of covariance matrix VaR is used, through which the future performance of the market variables is expressed through a group of volatilities (reflecting the amount of relative changes in the market variables) and correlations (indicating the degree of compensation of these variations among them), which were obtained from an analysis of the historical performance of such variables.

Particularly, the model is implemented daily by using the exponential smoothing methodology with a parameter of 0.925 in the construction of the covariance matrix. The latest 100 results of returns are used for the calculation. Finally, a 99% confidence level and a monthly loss horizon are established.

Additionally, we performed a sensitivity analysis of the potential impacts that may result from movements in the positions, given the latest information of the market variables, that is, underlying variances and correlations. In this way, positions with large risk in the managed portfolios can be managed.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Limitations of the sensitivity analysis

The model has two potential limitations. The first limitation comes from the assumption that the asset returns follow a normal distribution, which is not always the case. The second limitation relates to the measurement of the relative risk due to the Benchmark’s inference, since the information of the positions held by the AFPs is only known once a month and with an average of 11 days of delay, and in order to estimate the relative risk during each day, assumptions about the positions of the Benchmark must be made.

u.4. Life and disability benefits

Life and disability insurance is a long-term obligation, given that the benefit to disabled participants is granted three years after the first ruling of disability, in the case of partial disability (50% to two thirds of loss of working capacities), and in total disability (more than two thirds of loss of capacities).

In quantitative terms, the AFP must cover the payment deficit equivalent to the difference between the affiliate’s savings in his individual capitalization account and benefits established by law. These benefits correspond to the present value of a life annuity (equivalent to 50% or 70% of the average taxable income salary of the affiliate during the last ten years) discounted by the life annuity rates prevailing at the time of payment. Subsequently, the evolution of such interest rates impacts the final value of the payment of the obligation by AFP Provida.

One of the changes introduced by the Pension Reform was the elimination of the individual responsibility of the AFPs regarding life and disability insurance benefits. Hence, starting July 1, 2009, a number of insurance companies were awarded the management of life and disability insurance for a 12-month period. Consequently, AFP Provida now holds the right to, for the concept of life and disability insurance, the obligation of claims pending of payment for the period of temporary disability, with the contract currently in run-off. The insurance contract is under a settlement process.

Additionally, in terms of life and disability insurance business, regulation stipulates that the reserves for claims be evaluated at market rate instead of historical rates (minimum of the previous semester), opening up a legal window for insurance companies to voluntarily apply said methodology to old contracts. BBVA Life Insurance, upon request from AFP Provida, resorted to this new regulation since, by doing so, the value of its liabilities would be closer to the actual amount at the time of payment (fair value). Furthermore, upon mutual agreement of the parties (prior to compensation to the insurance company due to the change in conditions), the AFP’s financial performance for its cash surpluses was modified, with a benchmark determined by assets with a similar duration to the liabilities of the insurance.

In light of the changes made in the assets and liabilities management associated with life and disability insurance, AFP Provida has mitigated the risk associated to changes in the interest rate.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. CASH AND CASH EQUIVALENTS

a) Cash and cash equivalents

As September 30, 2013, and December 31, 2012, cash and cash equivalents are detailed as follows:

	As of September 30,	As of December 31,
	2013 unaudited	2012
	MCh$	MCh$
Time Deposits	19,003	35,533
Cash in banks	9,920	5,698
Cash on hand	15	14

Total cash and cash equivalents	28,938	41,245

Time deposits have a maturity of less than three months from the date of acquisition.

There are no amounts of cash and cash equivalents held by Provida that are not available for its use.

Cash flows from disposal of foreign associates:

During the first quarter of 2013, Provida received proceeds of MCh$61.323 (U.S. $130 million) and MCh$31,972 (U.S.$70 million), respectively from the sale of its foreign associates, the Mexican entity AFORE Bancomer (equity interest owned of 7.50%) and the Peruvian entity AFP Horizonte (equity interest owned of 15.87%), respectively.

NOTE 6. MANDATORY INVESTMENTS

In order to ensure minimum return requirement of the pension funds, as referred to in article 37 of D.L. 3,500 of 1980, and in compliance with article 40 of the same law, the Administrator must hold an asset known as Mandatory Investment in each Fund type administered, equivalent to 1% of each pension fund equity, which must be invested in shares of the corresponding pension fund.

For all periods presented the Company has complied with the minimum mandatory investment requirement.

As of September 30, 2013, and December 31, 2012, mandatory investments detailed by type of fund were as follows:

	As of September 30,		As of December 31
	2013 unaudited		2012
	MCh$	Thousands of shares	MCh$	Thousands of shares
Pension Fund – Type A	31,149	1,098	31,324	1,151
Pension Fund – Type B	36,817	1,490	36,773	1,531
Pension Fund – Type C	98,275	3,820	95,326	3,841
Pension Fund – Type D	40,989	1,829	37,772	1,761
Pension Fund – Type E	19,975	721	15,877	602

Total Mandatory Investment	227,205		217,072

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Gains and losses on mandatory investments detailed by type of fund were as follows:

	For the nine months ended September 30,		For the three months ended September 30,
	2013	2012 Unaudited	2013 Unaudited	2012 Unaudited
	MCh$	MCh$	MCh$	MCh$
Gain (loss) on mandatory investment held in Pension Fund Type A	1,254	1,348	993	743
Gain (loss) on mandatory investment held in Pension Fund Type B	1,033	1,385	962	532
Gain (loss) on mandatory investment held in Pension Fund Type C	3,458	3,801	2,159	911
Gain (loss) on mandatory investment held in Pension Fund Type D	1,750	1,513	848	401
Gain (loss) on mandatory investment held in Pension Fund Type E	799	518	352	166

Total gain (loss) on mandatory investments	8,294	8,565	5,314	2,753

NOTE 7. REVENUE

Revenue was as follows:

	For the nine months ended September 30,		For the three months ended September 30,
	2013	2012 Unaudited	2013 Unaudited	2012 Unaudited
	MCh$	MCh$	MCh$	MCh$
Fee income (a)	121,181	114,362	39,779	37,390
Other revenue (c)	7,069	8,133	2,380	2,112

Total	128,250	122,495	42,159	39,502

a. Fee income

Total fee income charged by Provida to the Pension Funds administered was as follows:

	For the nine months ended September 30,		For the three months ended September 30,
	2013	2012 Unaudited	2013 Unaudited	2012 Unaudited
	MCh$	MCh$	MCh$	MCh$
Fees for mandatory contributions and APV (Variable fee)	118,994	112,294	39,036	36,699
Fees for programmed withdrawals and temporary income (Variable fee)	2,187	2,068	743	691

Total	121,181	114,362	39,779	37,390

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

b. Fees receivable

As of September 30, 2013 and December 31, 2012, fees receivable included in line item “Trade and Other Receivables” (see Note 8) comprised the following amounts:

	As of September 30,	As of December 31
	2013	2012
	Unaudited
Fees Receivable:	MCh$	MCh$
Fund Type A	66	22
Fund Type B	991	38
Fund Type C	136	63
Fund Type D	42	23
Fund Type E	36	1

Total	1,269	147

c. Other revenues

Other revenues were as follows:

	For the nine months ended September 30,		For the three months ended September 30,
	2013	2012 Unaudited	2013 Unaudited	2012 Unaudited
Other Revenues	MCh$	MCh$	MCh$	MCh$
Other revenues – AFP Génesis Ecuador (1)	5,458	5,906	1,742	1,615
Insurance contracts settlements (2)	218	1,045	47	211
Services rendered by AFC (Unemployment Fund) (4)	202	509	50	177
Surcharges and collection costs (3)	543	270	182	87
Revenue from additional contributions (3)	312	345	165	3
Other revenues	336	58	194	18

Total	7,069	8,133	2,380	2,112

(1)	Revenues from fees charged by Ecuadorian subsidiary AFP Genesis for rendering services to administer the Unemployment Fund.
(2)	Other revenues of life and disability insurance from the surplus cash of insurance companies, in view of the premium payments made by the Company.
(3)	Surcharge and recovery of collection costs for contributions that are not paid timely, benefiting the Administrator under D.L. 3,500, Article 19.
(4)	Revenues from services provided and software sold to Administradora de Fondos de Cesantía de Chile S.A. (‘AFC’).

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. TRADE AND OTHER RECEIVABLES

As of September 30, 2013 and December 31, 2012, current and non-current balances of trade and other receivables were as follows:

	As of September 30,		As of December 31,
	2013		2012
	Unaudited
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
Accounts receivable from insurance companies (a)	167	—	3,311	—
Fees receivable from Pension Funds	376	—	147	—
Accounts receivable from Pension Funds (b)	325	—	397	—
Accounts receivable from the State (c)	1,249	—	1,811	—
Other accounts receivable (d)	2,833	486	2,800	519

Total Trade and Other Receivables	4,950	486	8,466	519

a. Accounts receivable from insurance companies

The detail of these items is as follows:

	As of September 30,	As of December 31,
	2013	2012
	Unaudited
	MCh$	MCh$
Balance at end of previous year	3,311	3,687
Life and disability pensions paid by the Company	109,180	134,331
Reimbursements from the Insurance Company (less)	(112,324)	(134,707)

Insurance Company’s balance at end of year	167	3,311

b. Accounts receivable from Pensions Funds

The detail of this item is as follows:

	As of September 30, 2013 Unaudited
	Fund	Fund	Fund	Fund	Fund
	Type A	Type B	Type C	Type D	Type E	Total
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Regularization contributions	—	—	118	—	—	118
Banking charges	—	—	2	—	—	2
Indemnification accounts	5	3	11	3	2	24
Programmed withdrawals	1	2	5	2	2	12
Voluntary pensions savings	—	—	169	—	—	169

Total	6	5	305	5	4	325

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	As of December 31, 2012
	Fund	Fund	Fund	Fund	Fund
	Type A	Type B	Type C	Type D	Type E	Total
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Regularization contributions	—	—	222	—	—	222
Banking charges	—	—	2	—	—	2
Indemnification accounts	1	—	—	—	—	1
Programmed withdrawals	5	10	21	105	20	161
Voluntary pensions savings	—	—	11	—	—	11

Total	6	10	256	105	20	397

c. Accounts receivable from the State

The detail of these items is as follows:

	As of September 30,	As of December 31,
	2013 unaudited	2012
	MCh$	MCh$
Balance at end of previous year	1,811	192
• Pensions financed by state guarantee according to Art. 73 of DL. N° 3,500 of 1980	100,340	104,370
• Payments financed for APS(*) financed by the Administrator	117,889	113,213
• Payments financed by the Administrator	(40,148)	15,634
• Reimbursement of State Guarantee	(100,320)	(104,710)
• Reimbursement of APS(*)	(118,132)	(113,010)
• Reimbursement of other payments	(40,487)	(13,878)

Balance at end of year	1,249	1,811

(*)	Solidarity Pension Contribution (‘APS’ in its Spanish acronym)

d. Other accounts receivable

The details of this item are as follows:

	As of September 30,		As of December 31
	2013 unaudited		2012
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
Medical leave absences	72	16	69	23
Advances to suppliers	33	—	39	—
Other – AFP Genesis	1,442	—	1,106	—
Other receivables	1,286	470	1,586	496

Total Other Accounts Receivables	2,833	486	2,800	519

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. BALANCES AND TRANSACTIONS WITH RELATED ENTITIES

a. Accounts receivable from related entities

As of September 30, 2013 and December 31, 2012, the balance of accounts receivable from related entities is sets forth in table below:

	As of September 30,		As of December 31,
	2013 unaudited		2012
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
BBVA Seguros de Vida S.A.	241	—	2,720	—
BBVA Chile S.A.	110	—	103	—
Servicios de Administración Previsional S.A.	—	—	—	—
Administradora de Fondos de Cesantía Chile S.A.	18	—	588	—
Inversiones DCV	21	—

Total	390	—	3,411	—

For all periods presented, no guarantees has been given or received nor has any allowance for doubtful accounts been recorded in respect of accounts receivables from related parties.

b. Accounts payable to related entities

As of September 30, 2013, and December 31, 2012, the balance of accounts payable to related entities is sets forth in table below:

	As of September 30,		As of December 31,
	2013 unaudited		2012
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
BBVA Seguros de Vida S.A.	13	—	36	—
Servicios de Administracion Previsional S.A. (collection contract and others)	619	—	673	—
BBVA Chile S.A. (collection contract, pension payments and savings)	57	—	32	—
Sociedad Administradora Fondos de Cesantía	23	—	—	—
Aplica Soluciones Tecnológicas	64	—	—	—
BBVA, Spain	30	—	2	—
BBVA Inversiones Chile S.A. (CMA)	21	—	20	—
BBVA Servicios Corporativos Ltda.	104	—	12	—

Total	931	—	775	—

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

c. Detail of transactions with related entities

Company	Transactions	Amount of transactions
		For the nine months ended September 30, Unaudited		For the three months ended September 30, Unaudited
		2013	2012	2013	2012
		MCh$	MCh$	MCh$	MCh$
BBVA Inversiones Chile S.A.	Software license	—	2,832	—	—
	Self service dispenser lease	80	78	20	27

BBVA Corredores de Bolsa S.A.	Financial services	29	54	8	14

BBVA Chile S.A.	Rentals (agencies, BBVA Tower)	784	896	261	301
	Rentals (agencies, Huérfanos and Bandera Tower)	278	394	93	132
	Community fees as lessor	368	82	23	19
	Community fees as lessee	26	79	—	(66)
	Pension payment service	144	(23)	47	(96)
	Savings payment service	10	15	3	(3)
	Checking account maintenance	—	3	—	—
	Cash payment service	1	1	1	—
	Sale of real estate	(81)	—	(81)	—

BBVA Compañía de Seguros de Vida S.A.	Premiums paid and provisioned	146	273	44	55
	Casualty rate provision	(1,539)	(3,233)	—	(961)
	Financial revenue provision	218	1,045	47	211
	Insurance settlement	738	2,604	—	—

Servicio de Administración Previsional S.A.	Electronic collection service	1,272	1,227	423	407
	Young worker subsidy	11	12	4	4
	DNPA (declaration of unpaid contributions) service	54	37	13	12
	Password administration	118	105	38	28
	Data processing	209	21	57	2
	Data transference	9	6	3	3
	Technological services	5	3	1	1
	MAC services	—	(24)	—	(27)
Administradora de Fondos de Cesantía Chile S.A.	Technological Supportive Services	202	345	—	5

Aplica Tecnología Avanzada S.A. (former BBVA Bancomer Servicios S.A.)	Data Processing	1,225	1,139	430	415

Banco Bilbao Vizcaya Argentaria S.A.	AFP technological platform service	29	20	10	6

BBVA Servicios Corporativos Ltda.	Outsourcing services for corporate support	720	3,704	241	987
	Office rentals	385	375	129	125
	Common Charges as lessee	31	14	6	(3)

Aplica Soluciones Tecnológicas Chile Ltda.	Software development	57	501	12	3
	Technological services	—	25	—	4

Forum Servicios Financieros S.A.	Office rentals	29	—	2	—

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Company	Transactions	Effect on income (expense)
		For the nine months ended September 30, Unaudited		For the three months ended September 30, Unaudited
		2013	2012	2013	2012
		MCh$	MCh$	MCh$	MCh$
BBVA Inversiones Chile S.A.	Purchase of software license Software License	(424)	(425)	(141)	(142)
	Self service dispenser lease	(80)	(78)	(20)	(27)

BBVA Corredores de Bolsa S.A.	Financial services	(29)	(54)	(8)	(14)

BBVA Chile S.A.	Rentals (agencies, BBVA Tower)	784	896	261	301
	Rentals (agencies, Huérfanos and Bandera Tower)	(278)	(394)	(93)	(132)
	Community fees as lessor	(368)	(82)	(23)	(19)
	Community fees as lessee	26	79	—	(66)
	Pension payment service	(144)	23	(46)	96
	Savings payment service	(10)	(15)	(3)	(3)
	Checking accounts maintenance	—	(3)	—	—
	Cash payment service	(1)	(1)	—
	Sale of real estate	294	—	—

BBVA Compañía de Seguros de Vida S.A.	Premiums paid and provisioned	(146)	(273)	(44)	(55)
	Casualty rate provision	1,539	3,233	—	961
	Financial revenue provision	218	1,045	46	211

Servicio de Administración Previsional S.A.	Electronic collection service	(1,272)	(1,227)	(423)	(407)
	Young worker subsidy	(11)	(12)	(4)	(4)
	DNPA (declaration of unpaid contributions) service	(54)	(37)	(43)	(12)
	Password administration	(118)	(105)	(38)	(28)
	Data processing	(209)	(21)	(57)	(2)
	Data transference	(10)	(6)	(3)	(3)
	Technological services	(2)	(3)	(1)	(1)
	MAC services	—	(24)	—	(27)

Aplica Tecnología Avanzada S.A. (former BBVA Bancomer Servicios S.A.)	Data Processing	(1,225)	(1,139)	(430)	(415)

Banco Bilbao Vizcaya Argentaria S.A.	AFP technological platform service	(29)	(20)	(9)	(6)

BBVA Servicios Corporativos Ltda.	Outsourcing services for corporate support	(729)	(3,704)	(249)	(987)
	Office rentals	385	375	129	125
	Common Charges as lessee	31	14	6	(3)

Aplica Soluciones Tecnológicas Chile Ltda.	Software development	(7)	(49)	(4)	—
	Technological services	—	(25)	—	(4)

Forum Servicios Financieros S.A.	Office rentals	29		2

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Servicios de Administración Previsional S.A.: This associate renders services to Provida for electronic collection, password administration, data processing, data transference and technological services.

Sociedad Administradora de Fondos de Cesantía de Chile S.A (AFC Chile): Provida recorded revenues from AFC Chile (Unemployment Fund) for rendering technological support and technological advisory services up to October 2013.

MetLife Chile Seguros de Vida S.A. provides health insurance policies to certain Provida’s employees.

BBVA Inversiones Chile S.A. (ex BBVA Pensiones Chile S.A.)

Transactions with this entity refer to:

•	Service rendering contract entered into on December 27, 2006 regarding transactional services through self-serving dispensers that include issuance of certificates about contributions, affiliations, balance sheets and others

•	Lease contracts regarding rentals of square meters in Provida’s branch offices to install self-serving dispensers.

•	Software license contract entered into on December 1, 2005 and new contract in 2010, corresponding to intellectual property rights related to the use, as well as, instructions for use and functionality, of software implemented on different operating and administrative processes.

Aplica Tecnología Avanzada S.A. (former BBVA Bancomer Servicios, Mexico):

Contract entered into on December 29, 2004 for data processing corresponding to operating and administrative applications. This service is rendered by the regional computing center (CCR).

BBVA Corredores de Bolsa S.A.: Transactions with this entity related to financial services rendered to Provida.

BBVA Chile S.A.: Transactions with this entity related to rental contracts, collection services, pension payments and saving withdrawals, lines of credit, loans and current accounts.

BBVA Compañía de Seguros de Vida S.A.: On January 1, 2005, BBVA Compañía de Seguros de Vida S.A. was awarded the bid for Provida’s L&D insurance for a coverage period to June 30, 2009.

Aplica Soluciones Tecnológicas Chile Ltda.: Contract dated January 4, 2010, corresponded to design and development services of the software systems.

BBVA Servicios Corporativos Limitada: Contract dated January 1, 2010 for outsourcing the Company’s services. The contract will last for 10 years and is renewable for 10-year periods.

Banco Bilbao Vizcaya Argentaria S.A.: Contract dated December 16, 2009 corresponding to rendering computing services, including consultancy server maintenance, and a help desk.

d. Board of Directors and key management personnel:

d.1 Accounts receivable and payable and other transactions

There are no outstanding amounts receivables or payable between Provida and the members of the Board of Directors and key management personnel. No guarantees have been given or received from directors or key

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

management personnel. No other transactions have been performed between Provida and the members of the Board of Directors and key management personnel.

d.2 Compensation of key management personnel

	For the nine months ended September 30,		For the three months ended September 30,
	2013	2012 Unaudited	2013 Unaudited	2012 Unaudited
	MCh$	MCh$	MCh$	MCh$
Salaries	2,210	2,043	661	696
Short-term benefits for employees	1,180	1,133	133	19
Termination benefits	483	139	474	15

Total remunerations of key management personnel	3,873	3,315	1,268	730

d.3 Compensation of Board of Directors and Directors’ Committee

Compensation of the Board of Directors presented in line item “Miscellaneous other operating expenses” was as follow:

	For the nine months ended September 30,		For the three months ended September 30,
	2013	2012 Unaudited	2013 Unaudited	2012 Unaudited
	MCh$	MCh$	MCh$	MCh$
Per Diem	407	410	134	137
Fees	67	51	18	2

Total	474	461	152	139

As of September 30, 2013 the Board of Directors was composed of as follows:

Name of Directors	Position
Joaquín Cortez Huerta	Chairman
Jesús del Pino Durán	Vice-Chairman
Luis Fernando Ferres Crespo	Director
Francesc Jorda Carré	Director
María Cristina Bitar Maluk	Director
Jose Martos Vallecillos	Director
Jorge Marshall Rivera	Director
Osvaldo Puccio Huidobro	Alternate Director

Directors’ Committee:

According to Law 19,075 published on December 20, 2000, and Circular N°1,956 of the Superintendency of Securities and Insurance published on February 19, 2001, Provida formed a Directors’ Committee which replaced the previous Audit Committee in its faculties and functions.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In compliance with Article 33 of Corporate Law N°18,046, fees of the Board members and Directors’ committee members are set up annually at the Ordinary Shareholders’ meeting. The amounts approved for regular board, extraordinary and directors’ committee meetings were established as follows:

	As of September 30, 2013 (unaudited)
Name of Director	Position	Normal Meeting	Extraordinary Meeting	Maximum Amount	Directors’ Committee	Extraordinary Committee	Maximum Amount
		MCh$	MCh$	MCh$	MCh$
Joaquín Cortez Huerta	Chairman	250	10	260	—	—	—
Jesús del Pino Durán	Vice-Chairman	250	10	260	—	—	—
Luis Fernando Ferres Crespo	Director	250	10	260	83	—	—
Francesc Jorda Carré	Director	250	10	260	—	—	—
María Cristina Bitar Maluk	Director	250	10	260	—	—	—
Jose Martos Vallecillos	Director	250	10	260	83	10	93
Jorge Marshall Rivera	Director	250	10	260	83	10	93
Osvaldo Puccio Huidobro	Alternate Director	175	7	182	83	10	93

NOTE 10. INCOME AND DEFERRED TAXES

a) Current tax assets and liabilities

a.1) Current tax assets

Current tax assets as of September 30, 2013 and December 31, 2012 were as follows:

	As of September 30,	As of December 31,
	2013	2012
	(unaudited) MCh$	MCh$
Monthly provisional tax payments	15,619	18,400
Credit for training expenses	—	137
VAT tax credit	48	78
Other tax assets	191	235

Total	15,858	18,850

a.2) Current tax liabilities

Current tax liabilities as of September 30, 2013 and December 31, 2012 were as follows:

	As of September 30,	As of December 31,
	2013	2012
	(unaudited) MCh$	MCh$
Income tax payable	28,616	24,206
Adjustment for income taxes (previous period)	—	1,214
Other deductions and additions	(1,006)	(1,022)
Income taxes payable foreign associates	(8,439)	(2,477)
Other taxes (tax rate 35%)	5	7

Total	19,176	21,928

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The amounts in the tables above are presented in the consolidated statement of financial position resulting in a current tax liability of MCh$3,318 and MCh$3,078 as of September 30, 2013 (unaudited) and December 31, 2012, respectively.

b) Deferred taxes

Deferred taxes recognized for deductible and taxable temporary differences as of September 30, 2013 and December 31, 2012 are as follows:

	Deferred tax assets		Deferred tax liabilities
	As of September 30,	As of December 31,	As of September 30,	As of December 31,
	2013	2012	2013	2012
	(unaudited) MCh$	MCh$	(unaudited) MCh$	MCh$
Temporary differences:
Deferred tax relating to depreciation	—	—	1,573	1,746
Deferred tax relating to amortization	—	—	5,433	6,207
Deferred tax relating to provisions	—	—	(790)	(896)
Deferred tax relating to revaluation of mandatory investments	—	—	27,023	25,364
Deferred tax relating to AFORE Bancomer	—	2,545	—	—
Deferred tax relating to AFP Horizonte	—	(1,080)	—	—
Deferred taxes relating to other temporary differences	—	—	85	99

Total	—	1,465	33,324	32,520

Deferred tax assets have been recognized to the extent that it is probable that sufficient taxable profits will be available against which the deductible temporary differences can be utilized. Management of Provida considers that sufficient taxable profits will be available to be utilized.

b.1) Movements in deferred taxes

The following table sets forth the changes in deferred taxes in the consolidated statement of financial position from December 31, 2012 to September 30, 2013.

	Assets	Liabilities
	MCh$	MCh$
Deferred tax changes
Balance as of December 31, 2012	1,465	32,520

Increase (decrease) in profit or loss (unaudited)	(1,465)	(46)
Increase (decrease) in equity (unaudited)	—	—
Other increase (decrease) (unaudited)	—	—

Balance as of June 30, 2013 (unaudited)	—	32,586

Increase (decrease) in profit or loss (unaudited)	—	728
Increase (decrease) in equity (unaudited)	—	—
Other increase (decrease) (unaudited)	—	—

Balance as of September 30, 2013 (unaudited)	—	33,324

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

c) Income taxes

c.1) Income tax expense

Income tax expense is detailed as follows:

	For the nine months ended September 30,		For the three months ended September 30
	2013	2012 Unaudited	2013 Unaudited	2012 Unaudited
Income tax expense	MCh$	MCh$	MCh$	MCh$
Current tax expense	28,616	18,071	5,375	6,060
Other current tax income (expense)	(2,624)	(2,615)	(1,985)	(981)

Current tax benefit income (expense), net	25,992	15,456	3,390	5,079

Deferred tax income (expense) relating to origination and reversal of temporary differences	804	5,846	737	5,046
Deferred tax income (expense) relating to change in tax rates	—	—	—	—

Deferred tax income (expense), net	804	5,846	737	5,046

Total income tax income (expense)	26,796	21,302	4,127	10,125

d) Reconciliation of statutory tax rate with effective tax rate

	For the nine months ended September 30,		For the three months ended September 30,
	2013	2012 Unaudited	2013 Unaudited	2012 Unaudited
	MCh$	MCh$	MCh$	MCh$
Profit before income tax	152,003	96,547	28,889	30,476
Statutory tax rate	20%	20%	20%	20%
Income tax applied to profits before taxes	30,401	19,309	5,778	6,095
Effect of change in tax rate	—	—	—	—
Permanent differences and others	(3,605)	1,993	(1,651)	4,030

Total tax for the period	26,796	21,302	4,127	10,125

NOTE 11. LIFE AND DISABILITY INSURANCE

a) Financing life and disability pensions.

All AFPs in conjunction should contract, through a public bidding, a fixed, single-premium insurance to cover obligation to provide their participants life and disability benefits. The insurance is awarded to one or more insurance companies offering the best economic offer, awarding the insurance to more than one insurer in order to avoid excessive concentration and cover the entire life and disability insurance risk with the same value for all workers. This obligation is paid by the employer.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

From July 1, 2010, and for a 24-month period until June 2012, the premium paid was 1.49% over the taxable salaries of workers. The insurance companies that were awarded the bid were as follows:

INSURANCE COMPANIES
BBVA Seguros de Vida S.A.
Ohio National Seguros de Vida S.A.
Compañía de Seguros de Vida Cámara S.A.
Interamericana Seguros de Vida S.A.
Banchile Seguros de Vida S.A. and Euroamerica Seguros de Vida S.A. (co-insurance)
Compañía de Seguros Cruz del Sur S.A. and Seguros Vida Security Previsión S.A. (co-insurance)
Valora Compañía de Seguros de Vida S.A.

On May 2012, the insurance companies that were awarded the bid effective for the 24-months period from July 2012 to June 2014 at the average premium of 1.26% were as follows:

INSURANCE COMPANIES
Chilena Consolidada Seguros de Vida S.A.
CN Life Compañía de Seguros de Vida S.A.
Seguros Vida Security Previsión S.A. and Penta Vida Cía. de Seguros de Vida S.A. in co-insurance with Bice Vida Compañía de Seguros de Vida S.A.

Insurance coverage is effective in case the participant dies or becomes disabled before the legal retirement age (65 for men and 60 for women starting October 2008) or when he/she has not accumulated sufficient funds in his/her individual capitalization account to finance the benefit payments as established by law, whether for him/her or his/her legal beneficiaries.

In addition temporary disabled pensions awarded to under first ruling of the medical commission are also covered by the insurance.

The additional contribution that the insurance must cover, if necessary, is equivalent to the resulting deficit between the funds necessary to finance life and disability insurance pensions and the funds accumulated per participant, including his/her recognition bond, to the occurrence date of the claim.

It is important to note that, even though Provida does not have individual contracts with prevailing coverage, as a result of the regulatory requirements for temporary disability which state that payments of disability claims can be made effectively three years after first ruling disability is confirmed by a final ruling of a medical commission, there is one contract described below that is still in run-off where its final settlement is under process.

b) Insurance contract.

Until June 2009, according to legal regulations, Provida contracted insurance that fully covers temporary pensions of participants declared disabled in a first ruling, the additional contribution and the contribution (contributions made during the disabled period in case disability is not ratified in a second ruling). These contracts do not preclude Provida’s responsibility and obligation to deposit such additional contribution, pay temporary pensions required to in the first ruling, administer contributions of individual capitalization accounts and make additional contributions to individual capitalization accounts of the participant when appropriate.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Regarding the contract in force until June 2009, during the first quarter of each year, Provida and the insurance company compare payments made by Provida in the previous fiscal year for temporary premiums (the “temporary premium”) and pre-settlements and the sum of (i) the effective amounts paid by the insurer to the participants or their beneficiaries (“Temporary pensions and contributions”) and (ii) the amount estimated by the insurer (“technical reserves”) required to pay disabled participants once the final rulings or disabled status are declared by the Medical Commission (the sum of (i) and (ii) is referred to as “total cost of casualties”). Additionally, the casualty rate corresponds to the ratio of the total cost of casualties over the taxable salary of contributors. If the cost of casualties is higher than temporary payments, Provida must pay the insurance company the difference up to a maximum limit established in the insurance contract, based on the maximum casualty rate. Provida has no obligation to pay casualties exceeding the maximum rate. However, if the insurer is not able to pay the benefits to the participants, Provida would be responsible for such payments.

The last disability and survival insurance with effective coverage from January 1, 2005 to June 30, 2009 was entered into with BBVA Seguros de Vida S.A (related company, see Note 12). The initial contract’s maximum casualty rate was 1.27% expressed as a percentage of the contributing participants’ taxable remuneration, with a monthly premium paid throughout the coverage period of the contract at a temporary premium rate of 0.70%. Provida’s participation over the surplus was 100% if the casualty rate was equal to or lower than the contract’s maximum casualty rate over the contributing participants’ taxable salary. Additionally, the contract established monthly payments calculated at a provisional rate of 0.70% applied to the total of remuneration and monthly taxable salary of the participants on a one-month lag plus a monthly fixed premium of UF 2,150 during the coverage period of the contract. As a result of regulatory update of the mortality tables as well as the impact in the higher casualty costs upon mutual consent of the parties, in view of the changes in the economic conditions of the contract, the parameters of the insurance contract were modified. Beginning in January 2008, the maximum casualty rate was 1.70% expressed as a percentage of the contributing participants’ taxable remuneration, while the temporary rate was 1.00%, retaining the monthly fixed premium of UF 2,150 (MCh$50 approximately).

The aforementioned insurance contract also contemplates annual true-ups for the difference between all payments made by Provida (temporary premium and previous true-ups and the total cost of casualties (paid or accrued by the insurer), at the end of each year and which has been taking place on March 31 of each year from 2006 onwards. On the same date, monthly financial revenues will be paid, based on the value recorded to December 31 of the previous year, resulting from applying the rate of return established in the contract over the surplus of cash flow maintained by the insurer (total payments made by Provida less casualties paid by the insurer).

On July 1, 2009, BBVA Seguros de Vida adopted General Rule No.243, allowing it to voluntarily determine the casualties’ reserves at a market interest rate on a monthly basis. Consequently and given the impact of such determination over the administration of the insurance contract and its associated risks, the parties, by common agreement, modified the conditions of the financial revenues. The above considering that providing the life and disability insurance implies a mismatch in the risk between the assets and liabilities generated by such obligation and, that the conditions of the contract could be modified by any of the parties if new regulations are enacted with requirements affecting the contract, as actually occurred.

The final settlement of this contract may occur 48 months after the expiration date of the coverage period which is June 30, 2013. Currently, Provida and BBVA Seguros de Vida are still in the final process of analysis of the final balance of such insurance policy.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

b. Effect on Profit (Loss)

The net effect on profit (loss) for the life and disability insurance includes the premium expenses included in line item “Life and Disability Insurance Premium (expense)/income” and revenues from settlements for favorable casualty rate and monthly financial revenues that are presented under the line item “Other revenues” within the consolidated statement of comprehensive income.

The net composition of annual (expense)/income for life and disability insurance is detailed as follows:

	For the nine months ended September 30,		For the three months ended September 30
	2013	2012 Unaudited	2013 Unaudited	2012 Unaudited
	MCh$	MCh$	MCh$	MCh$
Life and disability insurance premiums annual expense	(146)	(273)	(46)	(55)
Favorable (unfavorable) adjustments due to casualty rate	1,538	3,233	—	961

Total life and disability insurance (expense)/income	1,392	2,960	(46)	906

d. Provisions for higher casualty rate arising from life and disability insurance

Provisions for unfavorable casualty rate amounted to MCh$188 as of September 30, 2013 (unaudited) and MCh$1,727 as of December 31, 2012. See Note 18.

NOTE 12. INVESTMENT IN ASSOCIATES ACCOUNTED FOR USING THE EQUITY METHOD

12.1 Movements in investments in associates

The following tables set forth the changes in Provida’s equity method investments during the nine months ended September 30, 2013 and the year ended December 31, 2012.

As of September 30, 2013
Associate	Country	Functional Currency	Ownership interest %	Balance as of January 1, 2013	Share of Profit (Loss)	Dividends	Exchange rate on translation	Transfer	Balance as of September 30, 2013 (unaudited)
				MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Sociedad Administradora de Fondos de Cesantía (1) Chile S.A.	Chile	Chilean Peso	49.20%	1,502	3,034	(1,505)	—	275	3,306
Inversiones DCV S.A.	Chile	Chilean Peso	23.14%	363	86		—	(21)	428
Servicios de Administración Previsional S.A.	Chile	Chilean Peso	37.87%	4,191	2,358	(562)	—	8	5,995

Total				6,056	5,478	(2,067)	—	261	9,729

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2012
Associate	Country	Functional Currency	Ownership interest %	Balance as of January 1, 2013	Share of Profit (Loss)	Dividends	Exchange rate on translation	Transfer	Balance as of December 31, 2013
				MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Sociedad Administradora de Fondos de Cesantía Chile S.A.	Chile	Chilean Peso	37.80%	3,786	2,686	—	—	(4,970)	1,502
Inversiones DCV S.A.	Chile	Chilean Peso	23.14%	327	72	(36)	—	—	363
Servicios de Administración Previsional S.A.	Chile	Chilean Peso	37.87%	3,600	2,809	(1,660)	—	(558)	4,191
Afore Bancomer (2)	Mexico	Mexican Peso	7.50%	10,220	4,262	(3,939)	72	(10,615)	—
AFP Horizonte (2)	Peru	Peruvian Soles	15.87%	6,758	3,404	(2,660)	(344)	(7,158)	—

Total				24,691	13,233	(8,295)	(272)	(23,301)	6,056

(1)	Provida has a direct equity interest of 37.80% and an indirect equity interest of 11.40%
(2)	Provida exercised significant influence through its former controlling parent BBVA. In 2012, AFORE Bancomer and AFP Horizonte were reclassified as non-current assets and disposal groups held for sale. The sale of this investment occurred in the first quarter of 2013. The net gain on sale of AFORE Bancomer was MCh$38,755 and the net gain on sale of AFP Horizonte was MCh$26,834.

12.2 Summarized total financial information of investments in associates

The following tables set forth summarized information of the investment in associates where Provida has significant influence as of September 30, 2013 and December 31, 2012:

As of September 30, 2013 (unaudited)
Associate	Ownership interests %	Current assets	Non-current assets	Current liabilities	Non-current liabilities	Revenues	Expenses	Profit (loss)
		MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Sociedad Administradora de Fondos de Cesantía Chile S.A.	49.20%	9,641		2,921	6,721	14,414	(8,248)	6,166
Inversiones DCV S.A.	23.14%	95	1,847	92	1,850	374	(3)	372
Servicios de Administración Previsional S.A.	37.87%	10,475	8,670	3,209	15,936	14,224	(7,996)	6,228
Total		20,212	10,517	6,222	24,507	29,012	(16,247)	12,766

As of December 31, 2012
Associate	Ownership interests %	Current assets	Non-current assets	Current liabilities	Non-current liabilities	Revenues	Expenses	Profit (loss)
		MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Sociedad Administradora de Fondos de Cesantía Chile S.A.	37.80%	6,494	523	3,042	3,975	16,600	(9,492)	7,108
Inversiones DCV S.A.	23.14%	2	1,567	1	1,568	312	(2)	310
Servicios de Administración Previsional S.A.	37.87%	5,458	10,494	4,765	11,187	17,203	(9,787)	7,416
AFORE Bancomer (1)	7.50%	184,503	1,634	44,597	141,540	114,651	(57,815)	56,836
AFP Horizonte (1)	15.87%	25,540	44,262	24,710	45,092	41,791	(20,346)	21,445

Total		221,997	58,480	77,115	203,362	190,557	(97,442)	93,115

(1)	Investments classified as non-current assets and disposal groups held for sale

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13. FINANCIAL INSTRUMENTS

13.1 Capital management

The constant objective of Provida is the efficient management of its working capital, maintaining significant and sufficient cash flows to fulfill its obligations.

The main use of Provida’s funds is for operating expenses related to employee remunerations, additional constitution of mandatory investments, dividend payments and other administration expenses. Provida has financed these requirements with cash flows generated from its operations, as well as, short-term debt.

Management believes that these sources of funds are sufficient to finance capital requirements and payments of its obligations. Due to the nature of the pension business, Provida obtains significant cash flows from fees received from mandatory and voluntary pension savings that are expected to maintain the same levels as those from previous years. Likewise, management estimates that the expected growth in Provida’s participants’ portfolio will continue increasing its working capital requirements, a situation in which Provida is well positioned to finance those requirements.

In terms of capital regulatory requirements, the AFPs must maintain a minimum equity expressed in UF, which is directly related to the number of participants that the AFPs have at the date of the financial statements. Provida is in the upper tranche due to maintaining a number exceeding 10,000 participants, which requires Provida to maintain a minimum equity of UF 20,000. As of September 30, 2013 (unaudited), and December 31, 2012, its equity expressed in U.F. was 5,904,887 and 11,085,767, respectively. Since its incorporation, Provida has complied with the minimum capital requirement.

13.2 Financial instruments classified by nature and category

a)	The detail of financial assets accounted at fair value, classified by nature and category as of September 30, 2013 and December 31, 2012 are as follows:

	As of September 30,	As of December 31,
	2013	2012
	(unaudited) MCh$	MCh$
Financial assets at fair value through profit or loss:
Mandatory investments (See Note 4 h. and Note 6)	227,205	217,072
Financial assets (*)	—	15,143
BBVA Mutual Fund (Money Market)	369	357
Financial assets AFP Génesis Ecuador (**)	3,397	4,805

(*)	Time deposits with maturities of more than one year, which are designated at fair value.
(**)	Includes mutual funds held at AFP Génesis Ecuador.

b)	The detail of financial liabilities, classified by nature and category as of September 30, 2013 and December 31, 2012 are as follows:

	As of September 30,	As of December 31,
	2013	2012
	(unaudited) MCh$	MCh$
Amortized cost:
Interest-bearing borrowings	226	246

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.3 Fair value of financial instruments

Management considers that the carrying amount of financial assets and liabilities recognized at amortized cost in the consolidated financial statements approximates their fair value.

13.4 Fair value measurement

The following table provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which the fair value is observable.

Level 1 – fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 – fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

Level 3 – fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

	As of September 30, 2013 (unaudited)
	Level 1	Level 2	Level 3	Total
	MCh$	MCh$	MCh$	MCh$
Mandatory investments	227,205	—	—	227,205
Mutual Fund (Money Market)	369	—	—	369
Financial assets – AFP Genesis	3,397	—	—	3,397

	As of December 31, 2012
	Level 1	Level 2	Level 3	Total
	MCh$	MCh$	MCh$	MCh$
Mandatory investments	217,072	—	—	217,072
Financial assets (*)	15,500	—	—	15,500
Financial assets – AFP Genesis	4,805	—	—	4,805

(*)	Term deposits with maturity of more than one year.

The Pension Law establishes that each AFP must maintain a reserve for mandatory investment equal to 1% of the net asset value of each pension fund under management. The mandatory investment that the administrator needs to maintain for the period between the second business day of the month in which the calculation is made and the first day of the next month after the calculation was made will be equivalent to 1% of the total of shares that represent the net asset value of each pension fund of the last day of the preceding month of the calculation date of the mandatory investment reserve. Therefore, the mandatory investment will increase or decrease on a monthly basis based on the calculation explained above. The investment in mandatory investment in each type of pension fund is valued on a daily basis, multiplying the number of fund shares invested in each type of fund by the value of the share on that day.

The Superintendency of Pensions publishes daily quotations of pension funds net asset value (NAV) at which redemptions or purchases of shares (units) occur without any adjustments to the published NAV. Redemptions and unit purchases take place regularly, between the participants that changes between funds and participants that changes between AFPs.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of September 30, 2013 and December 31, 2012 are as follows:

	As of September 30,	As of December 31,
	2013	2012
Classes of Property, Plant and Equipment:	(unaudited) MCh$	MCh$
Construction in progress	1,250	734
Land	4,652	5,081
Buildings	14,488	15,212
Plant and equipment	537	539
IT Equipment	1,234	1,532
Fixtures and fittings	1,770	2,149
Leasehold improvements	696	694
Other Property, plant and equipment	424	442

Property, Plant and Equipment, Net	25,051	26,383

	As of September 30,	As of December 31,
	2013	2012
Classes of Property, Plant and Equipment:	(unaudited) MCh$	MCh$
Construction in progress	1,250	734
Land	4,652	5,081
Buildings	19,676	20,431
Plant and equipment	1,177	1,123
IT Equipment	2,925	3,096
Fixtures and fittings	5,694	5,689
Leasehold improvements	1,775	1,576
Other Property, plant and equipment	792	788

Property, Plant and Equipment, Gross	37,941	38,518

	As of September 30,	As of December 31,
	2013	2012
Classes of Property, Plant and Equipment:	(unaudited) MCh$	MCh$
Buildings	(5,188)	(5,219)
Plant and equipment	(640)	(584)
IT Equipment	(1,691)	(1,564)
Fixtures and fittings	(3,924)	(3,540)
Leasehold improvements	(1,079)	(882)
Other Property, plant and equipment	(368)	(346)

Accumulated depreciation and impairment of Property, Plant and Equipment	(12,890)	(12,135)

For all periods presented, there are no items of property, plant and equipment pledged as security for liabilities.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The reconciliation of the carrying amount of property, plant and equipment as of September 30, 2013 and December 31, 2012 is as follows:

As of September 30, 2013 (unaudited)

Movements	Construction in progress	Land	Buildings	Plant and equipment	IT Equipment	Fixtures & Fittings	Leasehold improvements	Other PP&E	Property, Plant and Equipment, net
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Beginning balance as of January 1, 2013	734	5,081	15,212	539	1,532	2,149	694	442	26,383
Movements:
Additions	769	—	—	58	190	73	242	10	1,342
Disposals	—	(451)	(866)	—	—	(2)	—	—	(1,319)
Depreciation expense	—	—	(232)	(147)	(568)	(455)	(268)	(25)	(1,695)
Other increases (decreases)	(253)	22	374	87	80	5	28	(3)	340

Total movements	516	(429)	(724)	(2)	(298)	(379)	2	(18)	1,332

Ending balance as of September 30, 2013	1,250	4,652	14,488	537	1,234	1,770	696	424	25,051

As of December 31, 2012:

Movements	Construction in progress	Land	Buildings	Plant and equipment	IT Equipment	Fixtures & Fittings	Leasehold improvements	Other PP&E	Property, Plant and Equipment, net
	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$	MCh$
Beginning balance as of January 1, 2012	111	5,804	15,789	676	1,672	2,131	1,140	464	27,787
Movements:
Additions	3,611	—	1	66	606	93	99	4	4,4780
Disposals	—	(782)	(2,367)	(2)	—	(95)	—	(1)	(3,247)
Depreciation expense	—	—	(311)	(192)	(753)	(601)	(541)	(37)	(2,435)
Impairment loss recognized in profit or loss	—	—	(315)	—	—	—	—	—	(315)
Other increases (decreases)	(2,988)	59	2,415	(9)	7	621	(4)	12	113

Total movements	623	(723)	(577)	(137)	(140)	18	(446)	(22)	(1,404)

Ending balance as of December 31, 2012	734	5,081	15,212	539	1,532	2,149	694	442	26,383

NOTE 15. INTANGIBLE ASSETS OTHER THAN GOODWILL

The following tables set forth intangible assets as of September 30, 2013 and December 31, 2012:

	As of September 30, (unaudited)	As of December 31,
	2013	2012
Classes of Intangible assets	MCh$	MCh$
IT Software	3,364	3,916
Other identifiable intangible assets (*)	27,162	31,033

Intangibles assets, net	30,526	34,949

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	As of September 30, (unaudited)	As of December 31,
	2013	2012
Classes of Intangible assets	MCh$	MCh$
IT Software	6,801	6,298
Other identifiable intangible assets (*)	51,551	51,551

Intangibles assets, gross	58,352	57,849

	As of September 30, (unaudited)	As of December 31,
	2013	2012
Classes of Intangible assets	MCh$	MCh$
IT Software	(3,437)	(2,382)
Other identifiable intangible assets (*)	(24,389)	(20,518)

Accumulated depreciation and impairment of intangible assets	(27,826)	(22,900)

(*)	Correspond to Customers Base

The reconciliation of carrying amounts of intangible assets as of September 30, 2013, and December 31, 2012, is as follows:

As of September 30, 2013 (unaudited):	IT Software	Other identifiable intangible assets(*)	Intangibles assets, Net
	MCh$	MCh$	MCh$
Beginning balance as of January 1, 2013	3,916	31,033	34,949

Movements:
Additions	503	—	503
Amortization expense	(1,055)	(3,871)	(4,926)

Total movements	(552)	(3,871)	(4,423)

Ending balance as of September 30, 2013	3,364	27,162	30,526

As of December 31, 2012:	IT Software	Other identifiable intangible assets(*)	Intangibles assets, Net
	MCh$	MCh$	MCh$
Beginning balance as of January 1, 2012	3,642	36,196	39,838

Movements:
Additions	1,352	—	1,352
Disposals	—	—	—
Amortization expense	(1,078)	(5,163)	(6,241)
Impairment loss recognized in profit or loss	—	—	—
Other increases (decreases)	—	—	—

Total movements	274	(5,163)	(4,889)

Ending balance as of December 31, 2012	3,916	31,033	34,949

(*)	Correspond to Customers Base

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16. NON-CURRENT ASSETS HELD FOR SALE

The following table sets forth the reclassified investment in associates as non-current assets held for sale in 2012:

	As of September 30,	As of December 31,
	2013 unaudited	2012
	MCh$	MCh$
AFORE Bancomer (Mexico)	—	10,616
Goodwill – AFORE Bancomer	—	8,460

Total AFORE Bancomer (Mexico)	—	19,076

AFP Horizonte (Peru)	—	7,158
Goodwill – AFP Horizonte	—	197

Total AFP Horizonte (Peru)	—	7,355

Total of non-current assets held for sale	—	26,431

No impairment losses were recognized when reclassifying the investments of such associates as held for sale.

The sale of these associates occurred in January 2013. The net gain on sale of AFORE Bancomer was MCh$38,755. The net gain on sale of AFP Horizonte was MCh$26,834.

NOTE 17. TRADE AND OTHER PAYABLES

The balances of these accounts as of September 30, 2013 and December 31, 2012 are presented as follows:

	As of September 30,		As of December 31,
	2013 unaudited		2012
	Current	Non-Current	Current	Non-Current
	MCh$	MCh$	MCh$	MCh$
Minimum Dividend (*)	37,807	—	10,232	—
Withholdings from pensioners (1)	3,771	—	3,740	—
Pensions payable (2)	2,381	—	1,967	—
Accounts Payable to the National Health Fund (3)	561	—	548	—
Trade payables	4,013	—	4,064	—
Collection to be cleared (**)	258	—	301	—
Other accounts payable	2,524	—	2,798	—

Total Trade and Other Accounts Payable	51,315	—	23,650	—

(*)	The balance as of September 30, 2013 and December 31, 2012 includes MCh$669 (unaudited) and MCh$244 of dividends declared but pending to be collected.
(**)	This balance includes banking credits, interest, re-adjustment and collection costs for collection process without receiving payrolls, which are maintained in this account item until a clearance process is made.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(1)	Withholdings from pensioners As of September 30, 2013 and December 31, 2012 are as follows:

	As of September 30,	As of December 31,
	2013 unaudited	2012
	MCh$	MCh$
Balance at previous year’s end	3,679	3,546
Withholding health contributions from pensioners in the period	35,233	45,371
Withdrawals from National Health Fund in the period	(17,715)	(21,619)
Withdrawals from Health Care Institutions in the period	(4,247)	(5,420)
Withdrawals from compensation fund (CCAF) and others in the period	(13,235)	(18,199)

Subtotal	3,715	3,679

Single tax withholdings from pensioners	56	61

Total	3,771	3,740

(2)	Pensions payables as of September 30, 2013 and December 31, 2012 are as follows:

	As of September 30,	As of December 31,
	2013 unaudited MCh$	2012 MCh$
Uncollected accrued pensions	2,381	1,380
Other	—	587

Total	2,381	1,967

(3)	Accounts Payable to the National Health Fund:

In conformity with the requirements in D.L. 3,500, the Administrator must collect the independent participants’ health contributions and deduct health contributions from pensions financed by the Pension Fund and transfer these amounts to the Fondo Nacional de Salud (‘National Health Fund”) or the corresponding health insurance institution. Accordingly, balances in this item represent contributions collected that must be transferred to the National Health Fund or the respective health insurance institution. The detail for all periods presented is as follows:

	As of September 30,	As of December 31,
	2013 unaudited MCh$	2012 MCh$
a) Independent Contributors:
Balance at previous year’s end	548	533
Collection of health contributions in the year	6,699	6,893
Withdrawals from National Health Fund in the year	(6,686)	(6,878)

Balance at end of year	561	548

b) Subtotal contributions of Pensioners (*)	3,715	3,679

(*)	Note: These amounts are part of withholdings from pensioners.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18. PROVISIONS

The details of provisions as of September 30, 2013 and December 31, 2012 are as follows:

	As of September 30,		As of December 31,
	2013 unaudited		2012
	Current MCh$	Non-Current MCh$	Current MCh$	Non-Current MCh$
Provision for employee benefits (1)	3,755	—	4,851	—
Provision for unfavorable casualty rate (2)	188	—	1,727	—
Other Provisions (3)	3,457	—	3,836	—

Total Provisions	7,400	—	10,414	—

(1)	For a description of the provision for employee benefits, see Note 4.n.2.
(2)	For a description of the provision for unfavorable casualty rate, see Note 4.n.1.
(3)	Other provisions include mainly provisions for advertising and provision for litigations related to pending labor lawsuits with former employees and other pension matters. See Note 22.d for further information.

Movements in provisions for the nine months ended September 30, 2013 and the year ended December 31, 2012 are as follows:

	Balance as of January 1, 2013	Additional Provisions	Provisions Used	Balance as of September 30, 2013 unaudited
	MCh$	MCh$	MCh$	MCh$
Provisions for employee benefits	4,851	3,314	(4,769)	3,396
Provisions for unfavorable casualty rate (Net of financial income)	1,727	—	(1,539)	188
Other Provisions	3,836	2,657	(2,677)	3,816

Total	10,414	5,971	(8,985)	7,400

	Balance as of January 1, 2012	Additional Provisions	Provisions Used	Balance as of December 31, 2012 unaudited
	MCh$	MCh$	MCh$	MCh$
Provisions for employee benefits	4,915	2,994	(3,058)	4,851
Provisions for unfavorable casualty rate (Net of financial income)	5,780	—	(4,053)	1,727
Other Provisions	3,459	2,027	(1,650)	3,836

Total	14,154	5,021	(8,761)	10,414

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19. ISSUED CAPITAL

19.1 Major shareholders

	As of September 30, 2013 unaudited
Name of 12 major shareholders	Equity Share	Number of shares
Inversiones Previsionales S.A.	51.62%	171,023,573
The Bank of New York Mellon	25.79%	85,449,510
Larraín Vial Corredores de Bolsa S.A.	5.90%	19,556,439
Banchile Corredores de Bolsa S. A.	3.20%	10,591,452
Penta Corredores de Bolsa S.A.	3.00%	9,935,200
BCI Corredores de Bolsa S.A.	1.43%	4,725,751
Inmobiliaria Duero Ltda.	1.24%	4,122,401
MBI Corredora de Bolsa S.A.	0.90%	2,968,606
Santander S.A. Corredora de Bolsa	0.50%	1,648,514
BTG Pactual Chile S.A. Corredora de Bolsa	0.46%	1,526,997
Valores Security S.A. Corredora de Bolsa	0.39%	1,281,890
Euroamérica Corredores de Bolsa S.A.	0.27%	881,324
Other	5.30%	17,604,966

Total	100.00%	331,316,623

19.2 Issued capital

The issued capital as of September 30, 2013 (unaudited) and December 31, 2012 is represented by 331,316,623 authorized, subscribed in and no par value common shares equivalent to MCh$104,764 as of September 30, 2013 (unaudited) and December 31, 2012.

19.3 Other reserves and accumulated other comprehensive income

The following tables set forth other reserves and accumulated other comprehensive income for the nine months ended September 30, 2013 and the year ended December 31, 2012:

	Balance as of January 1, 2013	Movements 2013	Balance as of September 30, 2013 unaudited
	MCh$	MCh$	MCh$
Exchange difference on translation (1)	(3,167)	2,685	(482)
AFP Horizonte – Peru(*)	(1,333)	1,333	—
AFP Génesis – Ecuador	(537)	55	(482)
AFORE Bancomer – Mexico(*)	(1,297)	1,297	—
Miscellaneous other reserves (2)	2,625	284	2,909
IFRS Adjustment AFC Chile and Previred	119	284	403
IFRS Adjustment DCV	43	—	43
Price-level restatement issued capital	2,463	—	2,463

Total	(543)	2,969	2,427

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	Balance as of January 1, 2012	Movements 2012	Balance as of December 31, 2012
	MCh$	MCh$	MCh$
Exchange difference on translation (1)	(2,638)	(529)	(3,167)
AFP Horizonte – Peru (*)	(989)	(344)	(1,333)
AFP Génesis – Ecuador	(281)	(256)	(537)
AFORE Bancomer – Mexico (*)	(1,368)	71	(1,297)
Miscellaneous other reserves (2)	2,690	(65)	2,625
IFRS Adjustment AFC Chile and Previred	184	(65)	119
IFRS Adjustment DCV	43	—	43
Price-level restatement issued capital	2,463	—	2,463

Total	51	(594)	(543)

(*)	Amounts recognized in accumulated other comprehensive income and in equity for non-current assets and disposal groups held for sale to be reclassified from equity to profit or loss at the time of disposal of these foreign investment in associates.

(1)	Exchange difference on translation:

Reserve for exchange difference on translation is used to record the difference arising from translating the financial statements of our foreign operations from their functional currencies to our presentation currency; and translation of goodwill arising from the acquisition of foreign operations with a functional currency other than the Chilean peso.

(2)	Miscellaneous other reserves

Miscellaneous	other reserves include the following:

a)	On December 31, 2009, issued capital balance includes price-level restatement adjustments that were not reversed when adopted IFRS in 2009. Provida has elected to not reverse such price-level restatement adjustments based on Circular N°456 issued by the Superintendency of Securities and Insurance which indicates that deflation impacts shall not be applied to issued capital accounts as issued capital at the transition period to IFRS is established in the company’s bylaws which have been modified based on the distribution of the revalued equity, held at the annual shareholder’s meeting that approves such amount according to Article 10, section 2 of Chilean Corporations Law 18,046.

b)	Share of miscellaneous other reserves of associates accounted for using equity method.

19.4 Dividends

According to Provida’s by-laws, unless unanimously agreed otherwise by the shareholders of all issued shares, Provida must distribute a cash dividend for an amount equivalent to at least 30% of net profits for the year (Article 79 of Chilean Corporations Law).

At the Extraordinary Shareholders’ Meeting held on August 27, 2013 it was agreed to distribute a cash dividend against retained earnings from prior years of Ch$82.921 per share equivalent to MCh$27,473, which was paid on September 4, 2013.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At the Extraordinary Shareholders’ Meeting held on May 30, 2013, it was agreed to distribute a cash dividend against retained earnings from prior years of Ch$248.51 per share equivalent to MCh$82,335, which was paid on May 30, 2013. On May 30, 2013, a final dividend against profits for the year 2012 of Ch$214.00 per share equivalent to MCh$70,902 was agreed to at the General Shareholders’ Meeting held on April 30, 2013.

At the Board of Directors’ meeting held on September 26, 2012, it was agreed to distribute an interim dividend against profits for year 2012 of Ch$100.00 per share equivalent to MCh$33,132 which was paid on October 30, 2012.

On May 31, 2012, a final dividend against profits for year 2011 was paid in the amount of Ch$238.00 per share equivalent to MCh$78,855.

Minimum dividends

The Board of Directors has agreed to pay dividends equivalent to at least 30% of profits for the year which is dependent on the fulfillment of the forecasted results of operations, cash flow requirements to finance mandatory investments and recurrent development of the company and the amount of profits for the year.

Minimum dividends are accrued at the end of each reporting period and are presented as a deduction of retained earnings. When the amount of interim dividends paid against profits for the year is less than the minimum dividend provision required, the difference will be accrued as a dividend payable.

As of September 30, 2013, the minimum dividend provision for the nine months period was MCh$37,562 (unaudited).

As of December 31, 2012, the minimum dividend accrued for the year was MCh$10,189 corresponding to the difference accrued between the interim dividend of MCh$22,943 that was paid in year 2012 and the minimum dividend provision of MCh$33,132 required for the year 2012.

Retained earnings as of September 30, 2013 and December 31, 2012 were MCh$125,865 and MCh$210,453, respectively.

NOTE 20. MISCELLANEOUS OTHER OPERATING EXPENSES

Miscellaneous other operating expenses are as follows:

	For the nine months ended September 30,		For the three months ended September 30,
	2013 MCh$	2012 Unaudited MCh$	2013 Unaudited MCh$	2012 Unaudited MCh$
Administrative expenses	16,412	16,517	5,203	5,501
Data processing expenses	3,050	2,974	982	1,011
Other operating expenses (1)	2,155	2,416	723	798
Marketing expenses	1,181	1,094	354	233

Total	22,798	23,001	7,262	7,543

(1)	Expenses incurred for the evaluation and qualification of disability status of participants.

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21. OTHER NON-OPERATING INCOME

Other non-operating income is detailed as follows:

	For the nine months ended September 30,		For the three months ended September 30,
	2013 MCh$	2012 Unaudited MCh$	2013 Unaudited MCh$	2012 Unaudited MCh$
Gains on sale of investments in associates (AFORE Bancomer and AFP Horizonte) (*)	65,589	—	—	—
Rentals	1,217	1,291	398	435
Gains on sales of assets	997	385	548	7
Other	162	1,207	38	407

Total	67,965	2,883	984	844

(*)	The sale of associates occurred in January 2013 and in March 2013. Net gain on sale of AFORE Bancomer was MCh$38,755. Net gain on sale of AFP Horizonte was MCh$26,834. See Note 16.

NOTE 22. CONTINGENCIES AND RESTRICTIONS

a) Guarantees given:

AFP Provida, as authorized at the extraordinary shareholders’ meeting held on January 7, 2002, had guaranteed a debt of UF 400,000 (MCh$9,324) to its equity method investee Administradora de Fondos de Cesantía de Chile S.A. (AFC Chile). The debt was incurred so that AFC Chile could comply with certain requirements of the Unemployment Insurance Administration which may include, but are not limited to, standby letters of credit. The guarantee given by AFP Provida stated that it became warrantor and joint co-signer exclusively for 37.8% of the aforementioned amount intended to cover any eventual payments of bank guarantee letters signed by Administradora de Fondos de Cesantía de Chile S.A., in addition to the respective promissory notes.

On February 4, 2010, the Administradora de Fondos de Cesantía reimbursed Provida with bank guarantee letters for UF 160,000 (MCh$3,730), thus the remaining amount of UF 240,000 (MCh$5,594) was guaranteed by AFP Provida. Through Official Letter No. 0227 dated August 22, 2012, Sociedad Administradora de Fondos de Cesantía de Chile S.A. was requested to replace the bank guarantee letters expiring on April 25, 2013 by other guarantee letters for the same value equivalent to UF 240,000 (MCh$5,594) and effective until January 31, 2014.

On March 26, 2013, AFC Chile settled its obligations to the issuer of the guarantee letters for a total of UF 240,000 (MCh$5,594) releasing Provida as warrantor and joint co-signer.

The contract with AFC Chile ended on October 7, 2013, which initiated the process of liquidation of AFC Chile. At the Extraordinary Shareholders meeting of AFC Chile held on November 7, 2013, a liquidation commission of four members was designated to complete such process which will be finalized in a period that shall not exceed three years. The entire liquidation process will be overseen and the final authorization to liquidate AFC Chile will be granted by the Superintendency of Pensions.

b) Disability and Survival Pensions and Life Annuities

Article 82 of D.L. 3,500 of 1980 established that when an insurance company does not fulfill obligations originating from signed contracts, the State Guarantee will cover the minimum fixed income defined in

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Articles 73, 77 and 78. For income or pensions exceeding those amounts, the State Guarantee will cover 75% of the excess, with a maximum of UF 45 (MCh$1).

Provida’s contingency is approximately UF 914,019 (MCh$22,090). The basic assumptions of this calculation made on pensions generated before January 1, 1988 are based on a life expectancy of 28 years for pension beneficiaries, an annual discount rate of 5% and the application of the previously mentioned State Guarantee. Pension fund participants’ claims against insurance companies would be subject to the privilege established in Article 2,472, No 4 of the Civil Code.

c) Insurance Contract

AFP Provida maintains an insurance contract with BBVA Seguros de Vida S.A. effective January 1, 2005 to December 31, 2009 with payment rates described in Note 12. b), establishing an adjustment in the insurance rate in accordance with variations of casualties and monthly pre-payments of financial revenues.

On June 30, 2013, AFP Provida received UF 32,288.96 (MCh$753) from the insurance company BBVA Seguros de Vida corresponding to the January 2005-June 2009 period.

On June 30, 2012, AFP Provida received UF 115,574.35 (MCh$2,694) from the insurance company BBVA Seguros de Vida corresponding to the January 2005-June 2009 period.

d) Litigation or other actions in which the company is involved:

As of September 30, 2013, there are labor litigations against Provida filed by former employees in various courts throughout the country. In the opinion of the in-house Legal Counsel, the outcome of these litigations should not have a significant unfavorable effect on Provida’s results.

Additionally, there are pending lawsuits related to pension matters in certain courts whose outcome in the opinion of the in-house Legal Counsel should not have a significant effect on Provida’s results.

Nevertheless, it is probable that an outflow or resources embodying economic benefits will be required to settle the lawsuits and a sufficiently reliable estimate of the obligation was made and recognized for MCh$105 as of September 30, 2013.

NOTE 23. SEGMENTS

The Company has only one segment.

NOTE 24. EVENTS AFTER THE REPORTING PERIOD

Pursuant to an agreement with Banco Bilbao Vizcaya Argentaria, S.A. and BBVA Inversiones Chile S.A. (together, “BBVA”), a subsidiary of MetLife, Inc. acquired 64.32% of the outstanding shares of AFP Provida from BBVA and conducted a public cash tender offer, through which MetLife acquired an additional 27.06% of the outstanding shares of AFP Provida. As a result, as of October 1, 2013, MetLife Inc, through its wholly-owned Chilean subsidiaries Inversiones Previsionales S.A. and MetLife Acquisition Co., owned 91.38% of the total outstanding shares of AFP Provida, for a total acquisition price of US$1.9 billion.

At the date of issue of these consolidated financial statements, there have been no other events that could materially affect these consolidated financial statements.

ANNEX A: MERGER AGREEMENT

MERGER AGREEMENT

OF

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.

INTO

METLIFE CHILE ACQUISITION CO. S.A.

November 14, 2014

MERGER AGREEMENT OF

ADMINISTRADORA DE FONDOS DE PENSIONES PROVIDA S.A.

INTO

METLIFE CHILE ACQUISITION CO. S.A.

In Santiago, Chile, on November 14, 2014, INVERSIONES METLIFE HOLDCO 2 LIMITADA, TIN 76.094.806-3, with legal address at Agustinas 640 piso 18, Santiago (“Holdco 2”); INVERSIONES METLIFE HOLDCO 3 LIMITADA, TIN 76.265.745-7, with legal address at Agustinas 640 piso 18, Santiago (“Holdco 3”); METLIFE CHILE INVERSIONES LIMITADA, TIN 77.647.060-0, with legal address at Agustinas 640 piso 18, Santiago (“MetLife Chile” and together with Holdco 2 and Holdco 3, the “Acquisition Shareholders”), and METLIFE CHILE ACQUISITION CO. S.A., TIN 76.265.736-8, with legal address at Agustinas 640 piso 18, Santiago (“Nueva ProVida” and together with the Acquisition Shareholders, the “Parties”), enter into the following merger agreement (the “Agreement”):

RECITALS

A. Administradora de Fondos de Pensiones ProVida S.A., TIN 98.000.400-7, (“ProVida”), is a single-purpose Chilean corporation with a single purpose consisting in managing pension funds, subject to the oversight and control of the Chilean Pension Funds Superintendency (“SP”). ProVida was created by public deed dated March 3, 1981, executed at the Santiago Notarial Office of Mr. Patricio Zaldívar Mackenna, amended by public deed dated March 25, 2981, executed in the presence of the same notary. ProVida was chartered under Resolution No. E-006-81 dated April 1, 1981, issued by the SP, the certificate of which was recorded on page 6060, number 3268, in the Commerce Registry of Santiago for the year 1981, and published in the Official Gazette No. 30932 on April 3, 1981.

B. ProVida is an issuer of publicly-traded securities and as such is registered in the Securities Registry and subject to the oversight and control of the Chilean Securities and Insurance Superintendency (“SVS”). The shares of ProVida are also registered in such registry and listed on the Santiago Stock Exchange, Chilean Electronic Stock Exchange and the Valparaíso Stock Exchange. Likewise, until the open of business on October 3, 2014, the shares of ProVida through American Depositary Shares (“ADSs”) represented by American Depositary Receipts (“ADRs”), at a rate of one ADR for every 15 shares, were listed on the New York Stock Exchange. The Deposit Agreement governing such ADSs and ADRs was terminated on September 18, 2014. However, the shares in ProVida continue to be subject to the securities legislation of the United States of America and to the oversight and control of the United States Securities and Exchange Commission.

C. MetLife Chile Acquisition Co. S.A. is a closely-held Chilean corporation with TIN 76.265.736-8, incorporated by public deed dated February 22, 2013, executed at the Santiago Notarial Office of Mr. Iván Torrealba Acevedo. An excerpt of such instrument was recorded on page 16784 entry number 11041 in the Commerce Registry of Santiago for the year 2013, and published in the Official gazette No. 40493 on February 23, 2013.

D. As of this date, Nueva ProVida holds 308,928,816 registered shares, of the same series and value, without nominal (par) value, fully subscribed for and paid up, representing approximately 93.2% of equity capital in ProVida. It acquired such shares through purchases and by way of succession as a result of the dissolution of its subsidiary, Inversiones Previsionales S.A., TIN 76.266.631-6 (“Inversiones Previsionales”) on October 31, 2014, which was also a direct shareholder of ProVida. The dissolution of Inversiones Previsionales took place as a result of all the shares issued by Inversiones Previsionales having come under the ownership of Nueva ProVida for an uninterrupted period in excess of 10 days, thereby becoming the sole shareholder in Inversiones Previsionales. At a board of director’s meeting of Inversiones Previsionales held on October 31, 2014, executed as a public deed on November 3, 2014 at the Santiago Notarial Office of Mr. José Musalem Saffie, a record was made of such dissolution in accordance with law, and an excerpt of such public deed is in the process of being registered and published.

E. Pursuant to the Shareholders’ Registry of Nueva ProVida, the Acquisition Shareholders are the owners and holders of 100% of the shares issued by Nueva ProVida, all of which are registered and without nominal (par) value, fully subscribed for and paid up, of one and the same series, distributed in the following manner:

Shareholders	Number of Shares	% of Capital
Holdco 2	139,017,967	45%
Holdco 3	139,017,967	45%
MetLife Chile	30,892,816	10%

TOTAL	308,928,816	100%

F. The Acquisition Shareholders and Nueva ProVida (the latter as shareholder of ProVida) intend to merge ProVida and Nueva ProVida, in accordance with the terms and conditions of, and as per the provisions set out in, this Agreement. Nevertheless, and given the special nature of ProVida as a special-purpose Chilean corporation with a single purpose as pensions funds administrator and other purposes under DL 3,500, the aforementioned merger must meet several approvals and authorizations until complete perfection of the merger of ProVida into Nueva ProVida, and for the latter to entirely succeed in the operations that ProVida conducts in relation to the management of pension funds, all of which is regulated hereby.

G. As a consequence of the proposed merger, Nueva ProVida may distribute the positive difference between (i) the tax cost basis of its total investment made in shares of ProVida and (ii) the proportional value of the tax equity of ProVida (such difference, hereinafter the “Tax Goodwill”), among the non-monetary assets that Nueva ProVida receives as a consequence of the merger, but up to the market value of such non-monetary assets. To the extent the proposed merger is initiated before January 1, 2015 and concludes before January 1, 2016, the portion of the Tax Goodwill that may not be distributed among the non-monetary assets that ProVida receives as a consequence of the merger will be considered, for tax purposes, as a deferred expense and must be deducted in equal parts by Nueva ProVida in a term of 10 consecutive commercial exercises, counted from the commercial exercise in which the Tax Goodwill was generated.

H. For U.S. federal income tax purposes, the Parties intend that the Merger will qualify both as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended, (the “Code”) and a “complete liquidation” within the meaning Section 332 of the Code, that this Agreement will constitute both a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and a “plan of liquidation” for purposes of Section 332 of the Code adopted as of the date of this Agreement, and that each of the Parties be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

CLAUSE ONE:

DEFINITIONS AND RULES OF INTERPRETATION

1.1. Definitions.

The following capitalized terms used herein shall have the meaning indicated below:

“Administered Funds” means pension funds type A, B, C, D and E, that are currently administered by ProVida, as well as those other funds that according to the law may administer before the Merger Effective Date.

“AFP” is a Spanish acronym that means pension fund manager.

“Chilean State” means the Chilean Treasury and its agencies.

“DL 3,500” means the Decreto Ley 3.500, Establece Nuevo Sistema de Pensiones, promulgated under the laws of Chile.

“Expert Report” means one or more expert reports prepared in accordance with Article 156 of the RSA, which shall indicate the value of ProVida and Nueva ProVida, the exchange ratio for the shares applicable to the Merger, and the pro-forma balance sheet representing Nueva ProVida, indicating the summation of asset, liability and equity accounts of ProVida and Nueva ProVida.

“IFRS” means the international financial reporting standards adopted in Chile for the preparation and presentation of financial statements.

“LSA” means Law 18046 on corporations, as amended.

“Merger” means the merger of ProVida into its parent Nueva ProVida, the latter acquiring all the assets, liabilities and equity of the former and succeeding the same in all its rights and obligations.

“Merger Effective Date” means the 60th day following the publication, in the Official Gazette, of the authorization to be issued by the SP for the Merger, pursuant to article 43 of DL 3500.

“Merger Shareholders’ Meetings” means each of the special shareholders’ meetings to be duly called and convened by the boards of directors of Nueva ProVida and ProVida to vote on the Merger.

“Nueva ProVida Financial Statements” means the audited consolidated financial statements of Nueva ProVida as of December 31, 2013, and September 30, 2014, prepared in accordance with IFRS.

“Pensions System Abridgment” means the Compendio de Normas del Sistema de Pensiones, issued by the Chilean Pension Funds Superintendency.

“ProVida Financial Statements” means the audited consolidated financial statements of ProVida as of December 31, 2013, and September 30, 2014, prepared in accordance with IFRS, adjusted as provided in Book IV, title VIII, letter D, chapter III of the Pensions System Abridgment.

“Reference Financial Statements” means the Nueva ProVida Financial Statements and the ProVida Financial Statements as of September 30, 2014, or, in their absence, the Nueva ProVida Financial Statements and the ProVida Financial Statements prepared, at the latest, 90 days prior to the Merger Shareholders’ Meetings.

“RSA” means the Corporations Regulations contained in Decree No. 702 of the Ministry of Finance, as amended.

“SEC” means the Securities and Exchange Commission.

The following table includes the place in the Agreement where the terms indicated therein are defined:

Term	Location
“Acquisition Shareholders”	Initial Paragraph
“ADRs”	Recital B
“ADSs”	Recital B
“Agreement”	Initial Paragraph
“Tax Goodwill”	Recital F
“Holdco 2”	Initial Paragraph
“Holdco 3”	Initial Paragraph
“Inversiones Previsionales”	Recital D
“MetLife Chile”	Initial Paragraph
“Nueva ProVida”	Initial Paragraph
“Parties”	Initial Paragraph
“ProVida”	Recital A
“Registration Statement”	2.3
“SP”	Recital A
“SVS”	Recital B

1.2. Interpretation

(a) Words in the singular shall include the plural, and vice versa, and words in the masculine gender shall include all genders.

(b) Unless otherwise expressly indicated, any reference to periods of days shall be deemed of calendar days, calculated in accordance with articles 48 and 50 of the Chilean Civil Code.

(c) The titles, subtitles and headings of clauses, sections, paragraphs or letters used herein are for reference only and shall not be taken into consideration for its interpretation or to determine the scope of the rights and obligations of the Parties.

(d) References to clauses and sections shall be interpreted as made to the clauses and sections of this Agreement unless otherwise indicated, and terms such as “hereof”, “hereby”, “hereunder” and the like shall mean and refer to this Agreement as a whole rather than to any portion thereof.

(e) Notwithstanding the provisions of the preceding rules, the provisions of Title XIII of Book IV of the Civil Code on “Contractual Interpretation” shall apply alternatively for the interpretation hereof.

CLAUSE TWO:

ACTS IN PREPARATION FOR THE MERGER

2.1. Special Shareholders’ Meetings of Nueva ProVida.

In addition to the Merger Shareholders’ Meeting, the Parties have held or will hold, two special shareholders’ meetings of Nueva ProVida to agree on the following matters:

(a) Approve the distribution of dividends in an amount of $24,771,812,000, which shall be paid during this year 2014, on the date determined by the board of Nueva ProVida.

(b) Reduce the number of shares into which capital is divided, from 2,081,600,000 to 308,928,816, without reducing its corporate capital or affecting the rights and preferences of the shares in Nueva ProVida;

(c) Reduce the current corporate capital from $1,018,431,258,580 to the amount of $931,348,859,606 through the actual decrease of current corporate capital and the corresponding refund to the shareholders of the sum of such decrease, i.e. the sum of $87,082,398,974, which shall be paid during this year 2014, on the date determined by the board of Nueva ProVida.

(d) Approve certain amendments to the bylaws of Nueva ProVida to reflect the aforementioned amendments and others that the Parties may deem necessary or convenient for the approval of the Merger.

(e) Ratify external auditors Deloitte as the auditors of Nueva ProVida for 2014.

2.2. Background on the Merger.

As provided in article 155 et sqq. of the RSA, the board of directors of Nueva ProVida and ProVida shall make available to its shareholders, the background information that serves as the basis for the Merger, including (i) this Agreement, which contains the terms and conditions for the Merger to be proposed to the shareholders of each of the companies, (ii) the Reference Financial Statements and (iii) the Expert Report.

For the purpose of the Reference Financial Statements, the Parties agree to retain the services of Deloitte or such other external auditing firm as the Parties may agree upon if Deloitte is unable or unwilling to provide its services. For the purposes of the Expert Report, the Parties agree to retain the services of one or more independent and qualified expert, who shall be entitled to obtain from ProVida and Nueva ProVida all information and documents and effect any and all verifications they may deem appropriate for the completion and delivery of their report. The Expert Report shall be signed in the presence of a notary, and shall include a representation in the sense that the expert issues his/her report in accordance with article 99 of LSA and article 156 of the RSA, to which end s/he had access to the information and documents of the entities that merge as s/he may have deemed necessary. In addition, the expert shall represent being of statutory age, not having been declared guilty of any offenses punishable by jail, have sufficient independent judgment as necessary to issue the report and assume responsibility for the opinions contained in the report.

In accordance with the preceding paragraph, each of the Parties shall cause that the board of directors of each of ProVida and Nueva ProVida agree to request to the referred auditing firm to proceed with the audit and issuance of the relevant audit report on the Reference Financial Statements, and designate a qualified expert to issue the Expert Report.

2.3. Registration of the shares in Nueva ProVida with the SEC.

Prior to the Merger Shareholders’ Meetings, and as per the requirements under the securities legislation of the United States of America, Nueva ProVida shall have filed a registration statement (the “Registration Statement”) with the SEC, which shall have been approved and declared effective in advance of the Merger Shareholders’ Meetings, in order to allow for the offering of the shares in Nueva ProVida to the shareholders of ProVida in connection with the Merger.

2.4. Date of the Merger Shareholders’ Meetings.

The ProVida Merger Shareholders’ Meeting shall be held as soon as practicable as the Registration Statement is approved by the SEC and declared effective. The Parties shall make their reasonable best efforts for the ProVida Merger Shareholders’ Meeting to be held on December 29, 2014, and shall cause the ProVida Merger Shareholders’ Meeting to be called for such date. However, in case the ProVida Merger Shareholders’ Meeting is called for December 29, 2014, and the Registration Statement has not been approved or has not been declared effective, Nueva Provida agrees not to attend the aforementioned Merger Shareholders’ Meeting so as to have a lack of quorum in the same, and thereby cause the ProVida Merger Shareholders’ Meeting to be held upon second call. The Nueva ProVida Merger Shareholders Meeting shall be held on the same date as the ProVida Merger Shareholders Meeting or in such other date as may be necessary to comply with the authorizations and legal requirements in connection therewith.

CLAUSE THREE:

MERGER

3.1. Absorption Merger of ProVida into Nueva ProVida.

Subject to the terms and conditions of this Agreement, and pursuant to article 99 of the LSA, the Parties agree on the absorption merger of ProVida into Nueva ProVida, whereby the former shall be dissolved and absorbed into Nueva ProVida, the latter acquiring all the assets, liabilities and equity of ProVida, and succeeding the same in all its rights and obligations. As a consequence of the Merger, ProVida shall be dissolved, which dissolution shall occur without requiring its winding-up, since its shareholders shall become shareholders of Nueva ProVida, except for those who wish to exercise their right to withdraw in accordance with article 69 of the LSA.

Nueva ProVida shall become the only party responsible for the payment of all the debts or liabilities directly, indirectly or potentially owed by ProVida, whether with its shareholders, workers, vendors, banks, financial institutions, companies and in general with any individual or body corporate, in time and form as incurred by ProVida, benefitting from or being affected by all the terms, conditions, modalities, guarantees and exceptions of ProVida in relation to such liabilities, since, as a result of the Merger, Nueva ProVida shall be deemed the successor-in-interest of ProVida for all legal purposes.

Nueva ProVida shall be jointly and severally liable and shall undertake to pay the applicable taxes per the respective winding-up balance sheets to be prepared by ProVida pursuant to article 69 of Chilean tax code. Likewise, for the purposes of articles 69 and 71 of such Chilean tax code, it is expressly noted that Nueva ProVida shall be held liable to the Chilean State for all taxes, imposts, liens, deferred customers duties or tax credits, assessments and other tax-related obligations, regardless of their origin, such as ProVida owes or may owe.

3.2. Merger Shareholders’ Meetings.

The Acquisition Shareholders promise to Nueva ProVida, and Nueva ProVida promises to the Acquisition Shareholders, that they shall take all necessary action to cause the board of directors of each of ProVida and Nueva ProVida to call the Merger Shareholders’ Meetings in order to submit the following matters to the consideration of their shareholders and ultimately agree upon the same:

(a) At the Special Shareholders’ Meeting of Nueva ProVida:

(i) Agree to amend the bylaws in all such matters as may be necessary to adjust them to those of a public corporation that after the Merger, shall be engaged in the management of Pension Funds, and being ProVida’s legal successor;

(ii) Agree to register both Nueva ProVida and its shares in the Securities Registry kept by the SVS, as well as have the same listed on one or more authorized Securities Exchanges in the country;

(iii) Approve the documentation that serves as the basis for the Merger, including (A) this Agreement; (B) the Reference Financial Statements; and (C) the Expert Report;

(iv) Agree on the one to one exchange ratio between Nueva ProVida and ProVida shares;

(v) Approve a capital increase in Nueva ProVida and the issuance of new shares of common stock without par value, to be distributed entirely to the shareholders of ProVida in the applicable proportion as per the exchange ratio eventually approved, to consummate the Merger of ProVida into Nueva ProVida, expressly authorizing the board of directors to issue the new shares as a consequence of the referred capital increase.

(vi) Agree on the absorption Merger of ProVida into Nueva ProVida, the latter subject to the SP authorizing the Merger of ProVida into Nueva ProVida;

(vii) Agree on requesting the SP to authorize the Merger, issuing the respective resolution and certificate in accordance with the provisions of article 131 of the LSA;

(viii) Approve the restated text of the bylaws of ProVida to reflect the amendments adopted at the special shareholders’ agreement of Nueva ProVida.

(ix) Adopt all necessary resolutions to carry out the Merger on the terms and conditions ultimately approved at the Merger Shareholders’ Meetings, and authorize the board of directors, in broad terms, to grant all powers-of-attorney deemed necessary, especially those required to legalize, consummate and carry out the Merger resolutions and others as adopted at the Merger Shareholders’ Meetings.

(b) At the Special Shareholders’ Meeting of ProVida:

(i) Approve the bylaws of Nueva ProVida, to adjust them to the regulation applicable to special-companies with a single purpose consisting in managing pension funds and grant and manage other benefits under DL 3,500; adequate the bylaws to the laws and regulations applicable to public companies, including the capital increase and issuance of new shares to be distributed entirely to the shareholders of ProVida and other amendments to be approved at the Nueva ProVida Merger Shareholders’ Meeting;

(ii) Approve the documentation that serves as the basis for the Merger, including (A) this Agreement; (B) the Reference Financial Statements; and (C) the Expert Report;

(iii) Agree on the one to one exchange ratio between Nueva ProVida and ProVida shares;

(iv) Agree on the absorption Merger of ProVida into Nueva ProVida, the latter subject to the SP authorizing the Merger of ProVida into Nueva ProVida;

(v) Agree on requesting the SP to authorize the Merger, issuing the respective resolution and certificate in accordance with the provisions of article 131 of the LSA;

(vi) Approve the dissolution of ProVida as a result of the Merger without winding-up, with Nueva ProVida acquiring all the assets, liabilities and equity of ProVida, and succeeding it in all its rights and obligations;

(vii) Adopt all necessary resolutions to carry out the Merger on the terms and conditions ultimately approved at the Merger Shareholders’ Meetings, and authorize the board of directors, in broad terms, to grant all powers-of-attorney deemed necessary, especially those required to legalize, consummate and carry out the Merger resolutions and others as adopted at the Merger Shareholders’ Meetings.

3.3. Other amendments relating with the Merger

Notwithstanding the matters to be approved by the Nueva Provida Merger Shareholders Meeting described above, on or before such Merger Shareholders Meeting, the Acquisition Shareholders promise Nueva Provida to approve the following matters in a special shareholders meeting:

(i) Amend the bylaws of Nueva ProVida, to adjust them to the regulation applicable to special-companies with a single purpose consisting in managing pension funds, amendments that shall be subject to the SP authorizing the existence or operations of Nueva ProVida as a pension funds manager;

(ii) Request that the SP authorizes the existence or operations of Nueva ProVida as a pension funds manager, as provided in articles 130 et sqq. of the LSA and in article 52 of the Decree Law 3,500;

(iii) Amend the bylaws to adjust them to those of a public company registered together with its shares in the Securities Registry kept by the SVS, which amendments shall be subject to SP authorization of the existence or operations of Nueva ProVida as a pension funds manager;

3.4 Effects of the various resolutions described in Sections 3.1 to 3.3

Some resolutions described in Sections 3.1 to 3.3 above shall be contingent on obtaining the authorization and approvals of the SP described below:

(a) The following acts shall be effective as from the date on which the excerpt contained in the certificate evidencing the SP resolution authorizing the existence or operations of Nueva ProVida as an AFP, and which approves its bylaws, is duly recorded in the Santiago Commerce Registry and published in the Official Gazette:

(i) Amendments to the bylaws of Nueva ProVida to adjust them to those of a single-purpose corporation engaged in the management of Pension Funds, agreeing also the change of the name of Nueva ProVida in accordance with applicable law;

(ii) Amendments to the bylaws of Nueva ProVida to adjust them to those of a publicly held corporation; and

(iii) Capital increase in Nueva ProVida and the issuance of new shares of common stock, registered, of like value each, of a single series and without par value, to be distributed entirely to the shareholders of ProVida in the applicable proportion as per the exchange ratio eventually approved, to consummate the Merger of ProVida into Nueva ProVida. Notwithstanding, if the authorization of existence or operations of Nueva Provida is obtained from the SP before the Nueva Provida Merger Shareholders Meeting, the agreement described in this literal (iii) shall be effective upon its approval by the SP.

(b) The following acts shall be effective on the Merger Effective Date, provided the publication at the Official Gazette of the authorization from the SP is made within 15 days following the issuance of the authorization, pursuant to article 43 of DL 3500:

(i) the absorption Merger of ProVida into Nueva ProVida, the latter to survive, provided that the conditions precedent indicated in section 3.2 have been met;

(ii) registration, in the Shareholders’ Registry of Nueva ProVida, of all the persons who were registered in the Shareholders’ Registry of ProVida as of midnight on the immediately preceding day, as well as the transfer forms duly submitted to ProVida previously, to the extent not yet registered, whereupon they shall be deemed to be shareholders of Nueva ProVida for all applicable purposes, as per the approved exchange ratio.

(c) The following acts shall be effective as of the date indicated by the board of directors of Nueva Provida therefor, which shall be the Merger Effective Date or thereafter:

(i) actual withdrawal of the certificates representing the shares issued by Nueva ProVida;

(ii) the shares in ProVida shall no longer be traded on the Santiago Stock Exchange, the Electronic Stock Exchange and the Valparaiso Stock Exchange, and the shares of Nueva ProVida shall begin trading therein.

3.5 Exchange Ratio.

The Parties hereby agree that the exchange ratio between shares of ProVida and of Nueva ProVida shall be one to one. This way, the shareholders of ProVida shall receive one share in Nueva ProVida for each share they hold in ProVida on the Merger Effective Date.

3.6 Conditions to vote in favor of the Merger at the Merger Shareholders’ Meetings.

The obligation of the Parties to vote in favor of the Merger shall be subject to fulfillment of all the following conditions precedent (any of which may be waived by the Parties by mutual agreement):

(a) that Nueva ProVida shall have filed, with the SEC, the Registration Statement and other documents required by the laws of the United States of America, and that such Registration Statement shall have been declared effective by such regulator;

(b) that the other background documentation for the Merger, i.e. the Reference Financial Statements and the Expert Report, shall have been prepared and delivered by the external auditing firm and the experts, respectively;

(c) that the representations made by each of the Parties in Clause Four below shall be complete, correct and accurate as of the date on which the Merger Shareholders’ Meetings are called by the board of directors of ProVida and Nueva ProVida.

3.7 Activities before the Merger Effective Date.

The Parties agree to perform the actions, acts and activities that are necessary or desirable to consummate the Merger, including but not limited, to directly make or cause the persons under their control to make the following:

(a) to have promptly signed and evidenced into public deed the minutes of the Merger Shareholders’ Meetings and to notarize, with the same date of the public deed, the background information that was available to the shareholders;

(b) to present to the Chilean Internal Revenue Service the sworn statement of Nueva ProVida that is required to evidence the initiation of the Merger with respect to the Tax Goodwill on or prior to December 31, 2014;

(c) to request to the SP the authorization of existence and functioning of Nueva ProVida as an administrator of pension funds, or such other authorization required by law, provided, however, that the Parties agree that Nueva ProVida will not make any advertisement with respect to its condition as an AFP, will not accept affiliates and will not make any other act to which is entitled to as an AFP until the Merger Effective Date, with the express purpose of avoiding that Nueva Provida and Provida simultaneously operate as an AFP, and provided, further, that such restrictions will not apply to actions, acts and activities (i) strictly necessary and conducing to the Merger and to the organized transfer of the Administered Funds, assets, liabilities, affiliates, suppliers, investments of ProVida and of the Administered Funds, if necessary, and other rights and obligations acquired, received or assumed by Nueva ProVida as a consequence of the Merger, or (ii) that are required by the SP to evidence that Nueva ProVida is in a condition to normally operate as an AFP as of the Merger Effective Date;

(d) to record in the Registry of Commerce and publish in the Official Gazette the excerpt contained in the certificate that authorizes the existence of Nueva ProVida as an AFP and that approves its by-laws, once the authorization referred to in (c) is obtained;

(e) to cause the board of directors of Nueva ProVida to issue the new shares of common stock, registered, of like value each, of a single series and without par value, to be distributed to the shareholders of ProVida in the applicable proportion as per the exchange ratio agreed;

(f) to request the registration of both Nueva ProVida and its shares in the Securities Registry kept by the SVS, once the authorization referred to in (c) is obtained and the shares referred to in (e) above are issued;

(g) to request the listing of Nueva ProVida and its shares in one or more authorized Securities Exchanges in the country, once the registration referred to in (f) above is obtained, provided, however, that the trading of such shares will only commence as of the Merger Effective Date or at such later date referred to in section 3.4(c);

(h) to request the SP to authorize the Merger;

(i) to cause Nueva ProVida to comply with all the legal, technical and operational requirements (including accounting, management and computer systems) before the Merger Effective Date in order to properly function with full continuity of the services that ProVida renders as of such date;

(j) to timely inform all the affiliates, workers and other collaborators, authorities, clients, suppliers, shareholders, investors, issuers in which the Administered Funds have invested, lenders and relevant counterparties of ProVida about the merger, stating that as of the Merger Effective Date, Nueva ProVida will be the legal successor of ProVida and provide all the information that is deemed necessary or desirable for such purposes; and

(k) to update the shareholders registry of Nueva ProVida as of the Merger Effective Date to include the shares of ProVida as a consequence of the merger and to make available to the shareholders of ProVida the physical titles of the shares that have been assigned to them as a consequence of the Merger.

CLAUSE FOUR:

REPRESENTATIONS AND WARRANTIES

The Parties represent that they have no knowledge of any situations, facts or circumstances that could result in any modification to or breach of the following representations and warranties made by Nueva ProVida or ProVida:

4.1. Organization.

Nueva ProVida is a corporation duly organized and validly existing under the laws of the Republic of Chile, and that all the amendments to its bylaws have been made in accordance with the law. ProVida is a special-purpose corporation duly organized and validly existing under the laws of the Republic of Chile, and that all the amendments to its bylaws have been made in accordance with the law.

4.2. Capital.

The authorized equity capital of Nueva ProVida is divided into 308,928,816 shares without par value, fully subscribed for and paid up. There are no other shares issued or authorized by Nueva ProVida. The authorized equity capital of ProVida is divided into 331,316,623 shares without par value, fully subscribed for and paid up. There are no other shares issued or authorized by ProVida.

4.3. Financial Statements.

(a) The Nueva ProVida Financial Statements have been prepared in accordance with IFRS; and (b) the ProVida Financial Statements have been prepared in accordance with IFRS, adjusted in accordance with the provisions of Book IV, title VII, letter D, chapter III of the Pension System Abridgment; and in both cases they fairly reflect the financial condition, results from operations, changes to shareholder ownership and changes to the financial condition of Nueva ProVida or ProVida, as the case may be, as of the date and for the periods when issued. Likewise, none of the companies has any liabilities or obligations in relevant amounts not reflected in the Nueva ProVida Financial Statements and in the ProVida Financial Statements, as applicable.

4.4. Taxes.

Except as indicated in the Nueva ProVida Financial Statements and in the ProVida Financial Statements, as applicable, (a) ProVida and Nueva ProVida have filed, in time and form, all tax returns required under applicable tax laws; (b) all taxes accrued, owed and payable by the companies have been paid in time and form, and all material deficiencies claimed or assessments made against ProVida and Nueva ProVida as a result of any examination conducted by any tax authority of any income tax returns and of the business activities have been claimed or paid in time and form; and (c) as of the date hereof there are no notices of assessments or re-determination of any tax obligations prepared by any governmental authority against any of the companies such as remain pending payment.

4.5. No Breach.

Consummation of the Merger does not constitute or result in any breach under any contract to which ProVida and Nueva ProVida is a party, nor does it result in any assessment or lien attaching to any goods or assets of any of the companies such as could have a material adverse impact on any of the companies.

4.6. Operations with Related Persons.

Other than as indicated in the in the Nueva ProVida Financial Statements or in the ProVida Financial Statements, as applicable, the terms on which ProVida and Nueva ProVida have entered into contracts or agreements with related companies are strictly arm’s length.

4.7. Requirements to be a shareholder of an AFP.

The Acquisition Shareholders and their controllers, partners or majority shareholders, directors, managers, officers and principal executives comply with the requirements set forth in Article 24A of DL 3,500.

4.8. Other Representations.

The Acquisition Shareholders and Nueva ProVida are not aware of any situation, fact or circumstance that is not reflected in the Nueva ProVida Financial Statements or in the ProVida Financial Statements, as applicable, such as could affect the one to one exchange ratio agreed on this Agreement.

CLAUSE FIVE:

CONDUCT OF BUSINESS THROUGH CONSUMMATION OF THE MERGER

Between the execution date of this Agreement and the Merger Effective Date, the Parties agree to proceed and to have Nueva ProVida or ProVida, as applicable, proceed as per the following stipulations:

5.1. Amendments to bylaws, etc.

Nueva ProVida and ProVida shall not (a) undergo any amendment to its corporate bylaws other than those required to consummate the Merger, as required by the SP, SVS or other authority, and such others as set forth herein; (b) issue, sell, transfer, pledge, dispose of or encumber any of the shares representing its corporate capital; (c) create new series of shares, trade or reclassify its shares; or (d) howsoever acquire, in any manner, directly or indirectly, its own shares, except as a result of the withdrawal right exercised by its shareholders.

5.2. Continuation of business in the ordinary course.

Continue conducting the business of Nueva ProVida or ProVida, as applicable, in the ordinary course and consistent with past practice, and in normal operating conditions, all of the above so as to prevent deterioration of its commercial processes and activities.

5.3. Accounting.

Record the transactions of Nueva ProVida or ProVida, as applicable, in their accounting, in accordance with the accounting principles applicable to each such Company and, in any case, consistent and in accordance with the accounting criteria used to prepare the Nueva ProVida Financial Statements or the ProVida Financial Statements, as applicable.

5.4. Profits, distributions, withdrawals, refunds, allotments and dividends.

Other than as provided in this Agreement or by law, refrain from agreeing on or performing any new allotments, distributions, advances, withdrawals, drafts, accruals or payments of profits, dividends or reductions or refunds of capital. For the avoidance of doubt, the foregoing shall not imply any restriction for ProVida to make distributions of profits and dividends contemplated in the law, nor for Nueva ProVida to agree and make distributions of profits and dividends to its shareholders in the amount of the profits and dividends received by it as shareholder of ProVida.

5.5. Division, conversion, merger or winding-up.

Other than as provided herein, refrain from approving, agreeing or proceeding with the division, conversion, merger or winding-up of Nueva ProVida or ProVida, as applicable.

CLAUSE SIX:

MISCELLANEOUS

6.1. Governing Law.

This Agreement and all the provisions contained herein are governed by and shall be interpreted in accordance with the laws of Chile.

6.2. Arbitration.

Any controversy or dispute arising between the Parties hereto in relation to the applicability, interpretation, duration, effectiveness or performance of this Agreement or otherwise shall be referred to arbitration in accordance with the Rules of Arbitration Procedure of the Santiago Arbitration and Mediation Center, in effect at the time when arbitration is requested.

The Parties hereby grant a limited and irrevocable power-of-attorney to the Santiago Chamber of Commerce in order that, upon written request by any of them, it should designate an arbitrator who shall act ex aequo et bono as to the procedure and de jure as to the award, from among the members of the arbitration corps of the Santiago Arbitration and Mediation Center.

No remedy shall be of avail against the resolutions of the arbitrator. The arbitrator is especially authorized to resolve all matters related to its competence and/or jurisdiction.

6.3. Assignment.

None of the Parties may assign this Agreement or the rights and obligations arising hereunder unless it obtains the prior written consent of all the Parties.

6.4. Nullity and Ineffectiveness.

If for any reason any provision hereof is declared totally or partially void or ineffective, such declaration shall not affect the validity and binding effect of the remaining clauses of this Agreement, provided, however, that taking into consideration that this Agreement shall be performed in good faith and therefore not only imposes the obligations stated herein but also all the obligations that arise from the nature of the obligations contained herein, if, as a consequence of legal, regulatory or judicial changes, the Agreement is unable to be performed in the manner and pursuant to terms and proceedings set forth herein, the Parties agree to perform it in an equivalent manner or in the most similar way to what has been agreed in this Agreement.

6.5. Expenses.

The expenses derived from the implementation of this agreement shall be borne by Nueva ProVida.

6.6. Counterparts.

This instrument is executed in 4 counterparts, with 2 remaining in the possession of the Acquisition Shareholders and 2 remaining in the possession of Nueva ProVida.

[Signatures on the following Page]

IN WITNESS THEREOF, the Parties execute this Merger Agreement of Administradora de Fondos de Pensiones ProVida S.A. in MetLife Chile Acquisition Co. S.A. on the date hereof.

INVERSIONES METLIFE HOLDCO 2 LIMITADA

Signature:	/s/ Randal W. Haase
Name:	Randal W. Haase
Position:	Attorney-in-fact

INVERSIONES METLIFE HOLDCO 3 LIMITADA

Signature:	/s/ Randal W. Haase
Name:	Randal W. Haase
Position:	Attorney-in-fact

METLIFE CHILE INVERSIONES LIMITADA

Signature:	/s/ Pablo Iacobelli del Río
Name:	Pablo Iacobelli del Río
Position:	Attorney-in-fact

METLIFE CHILE ACQUISITION CO. S.A.

Signature:	/s/ Randal W. Haase
Name:	Randal W. Haase
Position:	Attorney-in-fact

ANNEX B: NOTICE OF SPECIAL SHAREHOLDERS’ MEETING OF PROVIDA

December [—], 2014

Messrs. Shareholders of

Administradora de Fondos de Pensiones ProVida S.A.

Summons to Special Shareholders’ Meeting

Dear Shareholder:

By means of this notice, Administradora de Fondos de Pensiones ProVida S.A. (the “Company”) summons to a Special Shareholders’ Meeting (the “Meeting”) to be held on December 29, 2014, at [10:00 a.m.] at the offices located at Avenida Pedro de Valdivia 100, comuna de Providencia, Santiago.

This summons has been requested by the shareholder MetLife Chile Acquisition Co. S.A. (“Acquisition Co.”), owner of approximately 93.2% Company’s shares, in accordance with Articles 58 of Corporations Law N°18,046 (Ley de Sociedades Anónimas or “LSA”) and 101 of Corporations Regulations (Nueva Reglamento de Sociedades Anónimas or “RSA”).

Purpose of the Meeting. The purpose of the Meeting is to submit to the shareholders’ approval the merger by absorption of the Company into Acquisition Co., which will be renamed as “ProVida A.F.P.S.A.” (the “Merger”) pursuant to Article 99 of the LSA. The shareholders of the Company, through a special shareholders’ meeting, shall decide on the absorption of the Company into Acquisition Co., by which the latter will acquire all assets, liabilities and equity of the Company, and succeed the Company in all its rights and obligations. The Company will be dissolved as a consequence of the Merger and with no liquidation procedures, since its shareholders will subsequently become shareholders of ProVida A.F.P.S.A., except for those shareholders’ exercising their right to withdraw in accordance with article 69 of the LSA.

In addition, the terms and conditions of the Merger, as set forth in the Merger Agreement entered by and among Inversiones MetLife Holdco Dos Limitada, Inversiones MetLife Holdco Tres Limitada, and MetLife Chile Inversiones Limitada, as the sole shareholders of Acquisition Co., on the one hand, and Acquisition Co., as the Company’s controlling shareholder, on the other (the “Merger Agreement”) on November 14, 2014, will also be submitted for the shareholders’ approval.

It is hereby stated that, considering the authorizations and registrations that the Company and Acquisition Co. shall obtain from local and foreign authorities in order to implement the Merger, and to which the Merger is conditioned, it has been estimated that the Merger will be concluded during 2015, despite the fact that it was initiated during this current year.

Quorums. Holders of shares registered in the shareholders’ registry of the Company as of midnight five business days prior to the day in which the Meeting is to be held (that is, December 22, 2014) may participate in the Meeting exercising their rights to speak and vote. The matters subject to approval at the Meeting will be individually submitted for the shareholders’ vote, through the ballot system approved by the Superintendency of Securities and Insurance, unless it is unanimously agreed by the shareholders with the right to vote present at the Meeting, to omit such formalities and proceed to vote verbally. The approval of the Merger is subject to obtaining the favorable vote of two-thirds of the issued and outstanding shares of the Company with the right to vote.

Please note that Chilean law allows shareholders to attend the Meeting duly represented by a power of attorney, an attorney-in-fact who must attend the meeting in person and vote the shares on such holder’s behalf. A power of attorney form is attached hereto in the event you cannot personally attend the Meeting and intend to authorize an attorney to represent you at the Meeting.

The approval of the Merger is subject to obtaining the favorable vote of two-thirds of the issued and outstanding shares of the Company with the right to vote.

B-1

Matters to be submitted for approval. The following matters will be submitted for the approval of the Meeting:

(i)	Approval of the bylaws of Acquisition Co., by which the latter will introduce all changes required to adjust such bylaws to those of a special purpose corporation engaged in the management of pension funds according the Decree Law N°3,500, and to those of a publicly held stock corporation. Such amendments must include a capital increase and the issuance of new payment shares, which will be entirely distributed among the shareholders of the Company, in addition to any other amendment in connection with the Merger.

(ii)	Approval of the documentation serving as the basis for the Merger, including the Merger Agreement referred to above; the audited financial statements of both the Company and Acquisition Co. as of September 30, 2014; and the experts’ report as provided in Articles 155 and 156 of the RSA.

(iii)	Agreement regarding the exchange ratio between the Company’s shares and Acquisition Co.’s shares as proposed in the Merger Agreement.

(iv)	Agreement on the Merger by absorption of the Company into Acquisition Co., by which the latter will be the surviving entity. The Merger will be subject to the condition of obtaining the authorization of the Chilean Superintendency of Pension.

(v)	Approval of the dissolution of the Company as a result of the Merger with no liquidation process, by which Acquisition Co. will acquire all the assets, liabilities and patrimony of the Company, and succeed the Company in all its rights and obligations. The dissolution will be subject to the condition of obtaining the authorization of the Chilean Superintendency of Pensions for the Merger.

(vi)	Adoption of all necessary resolutions to implement the Merger in the terms and conditions ultimately approved by the Meeting, and to grant a broad authorization to the board of directors, for the board to grant all powers of attorney deemed necessary, especially those required to legalize, consummate and implement the Merger and other resolutions adopted at the Meeting.

Withdrawal Rights. The withdrawal right of the shareholders dissenting with the Merger must be exercised within 30 days counted from the date of the Meeting. Upon the exercise of the withdrawal right by one or more shareholders, the value to be paid to such shareholders will be determined in accordance with the provisions of Article 132 of the RSA.

The Merger Agreement, the audited financial statements of both the Company and Acquisition Co., the experts’ report, the bylaws of Acquisition Co. amended for the Merger and other founding documents are available for your review at the website www.provida.cl.

Regarding a matter not related to the Merger, the Meeting was also summoned to decide on the use of the attributable taxation regime for the sole purpose of making the provisions for deferred taxes in the financial statements of the Company. It is hereby expressly noted that the decision regarding the taxation regime applicable to the Company in accordance with Law N°20.780 on the Tax Reform, can only be adopted during the second semester of 2016 and informed, at that time, to the Chilean Internal Revenue Service.

Sincerely yours,

Víctor Hassi Sabal

Chairman of the Board

Administradora de Fondos de Pensiones ProVida S.A.

C.c.:	Chilean Superintendency of Securities and Insurance
Chilean Superintendency of Pensions

B-2

Annex C

FORM 6-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Report of Foreign Issuer

Pursuant to Rule 13a-16 or 15d-16

of the Securities Exchange Act of 1934

For the month of October, 2013

Commission File Number: 001-13406

Provida Pension Fund Administrator

(Translation of registrant’s name into English)

Avenida Pedro de Valdivia 100

Santiago, Chile

011-562-2697-0040

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F  ☒             Form 40-F  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):

Yes  ☐             No  ☒

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):

Yes  ☐             No  ☒

Provida Pension Fund Administrator

Item

1.	Press Release dated October 30, 2013 entitled “AFP PROVIDA S.A. reports its results for the period ended September 30, 2013”

For immediate release

Contact:

María Paz Yañez

Chief Financial Officer

Phone: (56-2) 2351 1483

E-mail: myanezm@provida.cl

Santiago, Chile – October 30, 2013 – AFP PROVIDA (NYSE: PVD) announces its consolidated financial results for the period ended September 30, 2013. All figures are expressed in Chilean pesos and are prepared in accordance with the International Financial Reporting Standards (IFRS).

AFP PROVIDA S.A. reports its results for the period ended September 30, 2013

GENERAL HIGHLIGHTS FOR THE FIRST NINE MONTHS OF 2013

•	In the first nine months of 2013, the Company recorded a profit of Ch$125,207.2 million, higher by Ch$49,962.5 million with respect to the profit recorded in the first nine months of 2012. This result was boosted by profits generated on the sale of equity interests held in foreign associates AFORE Bancomer in Mexico and AFP Horizonte in Peru that totaled Ch$53,321.4 million, net of taxes.

•	Regarding the recurring business, revenues have continued growing by Ch$5,754.9 million with respect to the same period in 2012, as a consequence of higher fees received (Ch$6,819.0 million or 6.0%) due to higher mandatory contributions driven by higher taxable base of contributors recorded in the period. It is worth mentioning that non-recurring fees from the Social Pension Institute were registered in 2012, thus if they were isolated in the analysis, fee income would have grown by 7.1%.

•	Moreover, operating expenses increased by Ch$10,150.3 million in the first nine months of 2013, basically due to superior employee expenses (Ch$8,784.9 million). The growth relate to higher sales personnel expenses as a new distribution model was implemented destined to improve the agents sales profiles, as well as to superior administrative personnel expenses arisen from personnel transferred from BBVA Servicios Corporativos towards Provida’s permanent personnel and the internalization of certain activities in order to improve clients’ service. The latter had a compensation reflected in the lower installment paid to BBVA Servicios Corporativos that diminished administration expenses.

The life and disability insurance premium recorded lower gains of Ch$1,567.9 million in the first nine months of 2013 due to a lower adjustments in provisions, as casualties pending of payment have been reduced, as well as the difference between estimations and actual costs.

•	In the first nine months of 2013 mandatory investments recorded lower gains of Ch$270.6 million, as a result of an inferior weighted average nominal return of pension funds (+3.98% v/s +4.32% for the nine month-period ended in September 2012), basically due to losses recorded in local stock markets and lower returns achieved by variable income in emerging markets.

•	In non-operating terms, the period recorded lower profits of Ch$4,621.6 million from associates due to the sale of equity interests held in AFORE Bancomer in Mexico and AFP Horizonte in Peru. However, it is important to mention the higher profits generated by local associates (Ch$1,399.4 million) basically due to higher accrued results by Administradora de Fondos de Cesantía.

•	Regarding income taxes, they increased by Ch$5,493.7 million. This result was partly triggered by Ch$12,267.7 million from the sale of foreign associates. As a counterpart, the 2012 figures were affected by the increase of both the recurring income tax rate from 18.5% to 20%, and the deferred tax rate from 17% to 20% totaling Ch$12,267.7 million.

•	Since Provida became the sole shareholder in AFP Génesis (Ecuador) Provida’s financial statements are consolidated with this associate, resulting in the acknowledgment in all the accounting items a profit of Ch$1,463.0 million in the first nine months of 2013, decreasing by 27.6% with respect to the same period in 2012.

•	As of September 30, 2013, Provida continues to lead the Chilean pension fund industry with a total of US$45,750.4 million of assets under management, equivalent to a market share of 28%. Also, Provida is a leader in terms of clients with an average portfolio of 3.4 million participants and 1.8 million of contributors as of September 2013, equivalent to market shares of 36% and 34% as of August 2013 respectively.

GENERAL HIGHLIGHTS FOR THE THIRD QUARTER OF 2013

•	The third quarter of 2013 (3Q13) recorded a profit of Ch$24,761.7 million, increasing by Ch$4,410.7 million or 21.7% with respect to the profit attained in the third quarter of 2012 (3Q12).

•	During 3Q13, higher revenues of Ch$2,656.4 million were recorded, due to superior fee income (Ch$2,388.7 million or 6.4%) as a consequence of the growth of salary base, sustained by the growth of taxable income of contributors.

•	Regarding operating expenses, they increased by Ch$4,659.2 million in 3Q13 driven mainly by higher employee expenses, as a consequence of a greater staff maintained in the quarter. The growth of sales employee expenses was triggered by the implementation of a new distribution model which aim is to improve the sales agents’ profiles. Likewise, the increase experienced by administrative employee expenses related to the internalization of services rendered by BBVA Servicios Corporativos and other suppliers.

•	Mandatory investments recorded higher gains of Ch$2,560.7 million since the weighted average return of pension fund was +2.49% in 3Q13 which compared with +1.31% in 3Q12.

•	In non-operating terms, the period recorded lower profits from associates of Ch$1,782.6 million due to the sale of equity interests held in AFORE Bancomer in Mexico and AFP Horizonte in Peru, which generated decreased profits in the aggregate of Ch$2,257.7 million. The above was partially offset by higher profits attained on local associates (Ch$475.1 million) due to superior results achieved by AFC and Previred.

•	Income taxes decreased by Ch$5,997.6 million given the effect of a change in the tax regulation that increased tax income rate from 18.5% to 20.0%, as well deferred taxes from 17.0% to 20.0%.

MAIN BUSINESS DRIVERS FOR THE FIRST NINE MONTHS OF 2013

Business Drivers	Sep-13	Market Share
Average number of affiliates	3,394,034	36.1	%(1)
Average number of contributors	1,786,983	33.5	%(1)
Average number of pensioners	652,732	37.6%

Average salary base (US$ Million)	1,666.0	27.1	%(1)
AUM (US$ Million)	45,750.4	28.0%
Average real return of Pension Fund (Cum. Sep13)	2.85%
Pension Fund Type A real return (Cum. Sep13)	3.15%
Pension Fund Type B real return (Cum. Sep13)	1.77%
Pension Fund Type C real return (Cum. Sep13)	2.51%
Pension Fund Type D real return (Cum. Sep13)	3.41%
Pension Fund Type E real return (Cum. Sep13)	3.86%

Other Variables	Sep-13	Market Share
Average number of branches	59	27.4%
Average number of administrative employees	1,052	25.6	%(2)
Average number of sales agents	725	29.8	%(2)

(1) Market Share as of August, 2013	(2) Market Share as of June, 2013

AFP PROVIDA S.A.

COMPARATIVE ANALYSIS FOR THE FIRST NINE MONTHS OF 2013

The monthly economic activity index (IMACEC) grew by 4.1% in August 2013 as compared to the same month in 2012. The Commerce followed-up by the Mining were the main contributors to the y/y growth. The rest of the sectors rose at a lesser extent exhibiting a slowdown in comparison with the first months of the year.

Regarding foreign trade, the trade balance cumulated a positive surplus of US$838.3 million in the first nine months of 2013, a 66% decline than the figure recorded in the same period in 2012 mainly due to increased imports.

In the first nine months of 2013, exports cumulated US$57,604.0 million, an increase of 1.2% compared to the same period in 2012. This result was partly boosted by the growth experienced by non-mining exports (representing 41% of total exports), mainly due to the increases exhibited by fishing/aquaculture (salmon), fruits (walnuts and blueberries), cellulose, and fuels and mineral oils (butane gas and diesel oil) sectors. The above was partially offset by decreased mining exports (which accounting for 59% of total exports), basically due to lower shipments and a decreased price recorded by copper.

Likewise, imports totaled US$56,765.7 million, rising by 4.2% compared to the same period in 2012, due to the increase registered by non-fuel imports (representing 80% of total imports), mainly the growth experienced by imports of land vehicles (cars), machines and mechanical devices (spare parts and mechanical fittings) and equipments and electrical devices (cell phones and electric equipment). The latter was partially offset by the decreased imported volume of fuels (representing 20% of total imports) mainly diesel oil (fewer shipments) and natural liquefied gas (a lower price).

The Consumer Price Index (CPI) recorded a cumulated variation of 1.9% in the first nine months of 2013 and 2.0% in a twelve month-period. The cumulative variation in the first nine months of 2013 was mainly the outcome of growths recorded by Food and Non-alcoholic Beverages (2.9% with an effect of 0.55 p.p.), Utilities (2.9% with an effect of 0.38 p.p.), Transport (1.9% with an effect of 0.37 p.p.), Education (4.5% with an effect of 0.27 p.p.), Restaurants and Hotels (4.0% with an effect of 0.18 p.p.) and Health (3.3% with an effect of 0.18 p.p.), which were partially offset by the drop recorded by Clothing and Footwear (-5.5% with an effect of -0.29 p.p.).

Regarding the monetary policy rate, the Central Bank at its meeting held in October 17, 2013, decided to lower the monetary policy interest rate by 25 basis points, to 4.75% (annual). The Press Release has informed that the external scenario has turned weaker due to the risk arising from the fiscal situation in USA. Locally, economic activity has proceeded at a moderate pace. Final demand has reduced its rate of expansion and forecasts anticipate that it will decelerate further. Inflation has evolved below projections, remaining in the lower part of the tolerance range, while market expectations foresee a slower normalization towards 3%.

In relation to the labor market, the mobile quarter June-August 2013 recorded an unemployment rate of 5.7%, recording a nil variation with respect to the previous quarter, but dropping 0.7 percentage points in twelve months. This decrease was driven by a further expansion of Occupation (2.7%) with respect to Labor Force (1.9%). By occupational categories, the salaried sector continued to drive the growth of employment, recording an annual increase of 2.7%. By occupational activities, the Commerce sector recorded the most significant impact in total employment in a twelve-month period for the fourth consecutive time, followed by Education and Construction sectors.

Finally, regarding the Company’s information, recent events relate to:

On July 19, 2013, the Superintendency of Pensions authorized the societies MetLife Chile Acquisition Co. S.A. and Inversiones MetLife Holdco Tres Ltda. to jointly acquire (direct and indirectly the first society, meanwhile indirectly the second society) up to 100% of the shares of Administradora de Fondos de Pensiones Provida S.A. The official authorization states that such societies sufficiently credited the existence of the conditions enabling to acquire the shares of AFP Provida.

AFP Provida S.A. (the “Company” or “Provida”) was informed that on October 1, 2013 its parent had changed.

MetLife Chile Acquisition Co. S.A. (the “Bidder”) declared that its tender offer in Chile, for up to 100% of common shares of a single series, with no par value, fully subscribed and paid, issued by the Company (“Share” or “Shares”) in the terms specified in the initial notice published in the newspapers El Mercurio and La Tercera on August 28, 2013 (“Offer in Chile”), was successful. The Bidder received acceptances of the Offer in Chile for a total of 58,949,845 shares, representing 17.79% of the total shares of Provida.

Additionally, the Bidder conducted a tender offer in the United States for 100% of the shares held by U.S. holders, and up to 100% of the shares represented by American Depositary Shares (“ADSs”) held by all holders of ADSs, wherever located (“Offer in the U.S.”). The Company was informed that the Bidder received acceptances for 4,631,368 ADSs, representing 69,470,520 shares, and additionally, it received acceptances for 220.508 ADSs representing 3,307,620 shares under the mechanism of “guaranteed delivery” as defined in the United States Securities Exchange Act (the “Exchange Act”), which have been accepted for payment subject to fulfillment of the requirements of such mechanism.

Finally, as agreed in the “Transaction Agreement”, signed on February 1, 2013, among Banco Bilbao Vizcaya Argentaria S.A. (“BBVA”), BBVA Inversiones Chile S.A. (together with BBVA, the “BBVA Parties”), MetLife, Inc. (“MetLife”) and the Bidder, the Company was informed that on October 1, 2013 (the “Closing Date”), the BBVA Parties had transferred to the Bidder, total control over all the shares issued by the Chilean closely held corporation called Inversiones Previsionales S.A. (“Inversiones Previsionales”), Chilean Tax ID No 76,266,631-6, less one of these shares which was transferred to Inversiones MetLife Holdco Tres Limitada, Chilean Tax ID No 76,265,745-7, thereby indirectly transferring on that date to the Bidder, control over 171,023,573 shares (representing approximately 51.62% of the Shares) held by Inversiones Previsionales.

As a result, as of the Closing Date, the Bidder became, directly and indirectly, the owner and controlling shareholder of 299,443,938 shares (including shares represented by ADSs and 46,445 shares of which were indirectly held by MetLife before the tender offers were commenced, which were sold to the Bidder in the Offer in Chile), representing, in the aggregate, 90.38% of the shares of Provida. This amount may increase by up to 3,307,620 shares to be acquired in accordance with the U.S. Offer, subject to compliance with the requirements for the mechanism of “guaranteed delivery” referred to in the Exchange Act, through which the percentage of control might increase to a total of 91.38%.

As reported in the prospectus for the Offer in Chile, the ultimate controlling shareholder of the Bidder, and therefore of Provida as of October 1, 2013, is MetLife, Inc. a New York Stock Exchange listed company duly incorporated in accordance with the laws of the State of Delaware, U.S.

BUSINESS DEVELOPMENT

COMPREHENSIVE INCOME STATEMENT

Profit

During the first nine months of 2013, the Company recorded a profit of Ch$125,207.2 million, an increase of Ch$49,962.5 million or 66.4% as compared to the profit attained in the same period in 2012. This result was boosted by the profit generated from the sale of equity interests held in AFORE Bancomer in Mexico and AFP Horizonte in Peru (Ch$53,321.4 million net of taxes).

Regarding the recurring business, the period recorded higher revenues of Ch$5,754.9 million (4.7%) due to increased fee income of Ch$6,819.0 million or 6.0% driven by higher mandatory contributions attributable to the growth of salary base. It is worth mentioning that the basis of comparison in 1Q12 incorporated non-recurring revenues received from the Social Pension Institute (IPS), thus if such effect were isolated, fee income would have increased by 7.1%. This result was partially offset by lower other revenues of Ch$1,064.1 million mainly due to lower financial revenues received from the life and disability insurance contract (currently in runoff), as well as lower operating revenues from the associate AFP Génesis in Ecuador during the period.

Likewise, operating expenses increased by Ch$10,150.3 million basically affected by the growth in employee expenses explained by several components of remunerations. In relation to sales employee expenses, they increased by Ch$3,373.0 million as a result of the implementation of a new distribution model that seeks to improve the sales agents’ profile, to reinforce the leading position of Provida in the market and to achieve new opportunities in the industry. As a consequence, sales force staff increased with the corresponding growth in salaries, benefits and variable incentives related to the commercial strategy.

Moreover, administrative employee expenses increased by Ch$2,959.5 million, as personnel were transferred from BBVA Servicios Corporativos towards the AFP’s permanent personnel, which assumed the associated tasks previously provided by such holding company. However, in the same month (September 2012) this increase was offset by an inferior installment paid to BBVA Servicios Corporativos recorded in administration expenses.

Also, other components of remuneration explained such increased personnel expenses, which included superior indemnities and bonuses paid to personnel, totaling Ch$2,452.4 million.

In regard to life and disability insurance premium, the period recorded a lower gain of Ch$1,567.9 million (53.0%) due to lower adjustments in provisions, as a result of the reduction experienced by casualties pending of payment and the difference arisen between estimations and actual costs.

In connection with mandatory investments, the period recorded lower gains of Ch$270.6 million. In figures, the weighted average nominal return of pension funds was +3.98% in the period, which compared with +4.32% mainly as a consequence of the fall experienced by the local Stock Exchange, as well as, lower returns from emerging markets.

In relation to the non-operating result, the period recorded lower profits from equity accounted associates of Ch$4,621.6 million, provoked by the sale of equity interests in foreign associates (AFP Horizonte and AFORE Bancomer) mentioned above.

Regarding income tax, the Company recorded a higher provision of Ch$5,493.7 million. This result was partly determined by Ch$12,267.7 million stemming from the sale of equity interests held in AFP Horizonte and AFORE Bancomer. As a counterpart, the 2012 figures were affected by the implementation of the new tax law that increased the tax rate from 18.5% to 20.0% for profits, also involving an increase of deferred tax rate from 17.0% to 20.0%. Thus, the comparison basis were specifically affected by Ch$5,762.6 million for September 2012, including both income tax by Ch$1,033.4 million and deferred tax by Ch$4,729.2 million.

During the first nine months of 2013, earnings per share (each ADR represents fifteen shares) were Ch$377.91 as compared to Ch$227.11 obtained in the same period in 2012. As of September 30, 2013, the total number of outstanding shares stood at 331,316,623, recording no changes with respect to the same date in 2012.

Revenues

In the first nine months of 2013, revenues were Ch$128,250.0 million, an increase of Ch$5,754.9 million or 4.7% as compared to the same period in 2012. This increase was explained by higher fee income of Ch$6,819.0 million due to the growth of mandatory contributions. However, the latter was partially offset by lower other revenues of Ch$1,064.1 million due to both lower financial revenues from the life and disability insurance contract, as well as lower operating revenues from the associate AFP Génesis in Ecuador, and lower revenues for services rendered to AFC.

•	Fee income was Ch$121,180.6 million in the first nine months of 2013, an increase of Ch$6,819.0 million (6.0%) as compared to the same period in 2012. This result was the outcome of higher mandatory contributions given the growth observed in salary base, basically reflecting the increase in taxable income of contributors. In this regard, the basis of comparison for mandatory fee income was affected by the regularization of residual and unprocessed contributions from previous periods made by the Social Pension Institute in January 2012, so if this effect were excluded, the mandatory fee income would have grown by 7.1%.

As a result of the growing trend exhibited by fee income previously mentioned, Provida has maintained its leading position in the pension industry with average market shares of 36% in terms of number of participants and 34% in terms of contributors and 27% in terms of salary base as of August 2013. Concerning assets under management, their market share was 28% as of September 30, 2013. In figures, the average number of contributors was 1,786,983 and the monthly average salary base was US$1,666.0 million in the first nine months of 2013, while assets under management amounted to US$45,750.4 million as of September 30, 2013.

•	Other revenues were Ch$7,069.4 million in the first nine months of 2013, lower by Ch$1,064.1 million (13.1%) with respect to the same period in 2012. This result was partly attributable to lower financial revenues of Ch$723.1 million (69.2%) stemming from the life and disability insurance -currently in runoff- due to lower cash flows managed by the insurer, as well as lower returns recorded in the period. Additionally, lower other revenues of Ch$341.0 million (4.8%) were recorded basically attributable to lower operating revenues from the associate Génesis in Ecuador mainly due to the elimination of maintenance charges in accounts, as well as, lower revenues for services rendered to Administradora de Fondos de Cesantía.

Mandatory investments

During the first nine months of 2013, gains from mandatory investments were of Ch$8,294.0 million, a decrease of Ch$270.6 million or 3.2% with respect to the result recorded in the same period in 2012. As of September 2013, the weighted average nominal return of pension funds was +3.98%, as compared to the return of +4.32% recorded in the same period in 2012. The main contributions were Fund Type C (42% of the gains) with a nominal return of +3.62% and Fund Type D (21% of the gains) with a nominal return of +4.53%.

Lower gains recorded in the period were basically attributable to the fall of -11.1% experienced by the local Stock Exchange during the first nine months of 2013 (measured through IPSA) as compared to the rise of +1.3% recorded in the same period in 2012. In addition, the period registered lower returns obtained by emerging economies during 2013: MSCI Emerging -6.6%; Brazil -14.2%, China -9.7%, Russia -7.2% and Mexico -8.1% versus the same period in 2012: MSCI Emerging +8.9%; Brazil +4.1%, China -0.3%, Russia +6.7% and Mexico +10.1%. However, the above result was partially offset by a better performance of foreign variable income in developed countries in 2013: MSCI World +15.4%; Japan +38.5%; USA +17.9% and Europe +7.6%, versus the same period in 2012: MSCI World +11.3%; Japan +6.2%; USA +15.0% and Europe +6.3%.

Life and disability insurance premium

The life and disability insurance premium recorded a gain of Ch$1,392.2 million in the first nine months of 2013, a decrease of Ch$1,567.9 million (53.0%) as compared to the gain recorded in the same period in 2012.

The result was explained by the inferior adjustment in provision of Ch$1,694.3 million made in the first nine months of 2013 with respect to the same period in 2012, since the number of casualties pending of payment have decreased, as well as the difference between estimations and effective costs. However, the inferior expense incurred in temporary premium of Ch$126.4 million partially offset the aforementioned, due to year 2012 was affected by the collection stemming from the Social Pension Institute, generating the respective premiums related.

Employee expenses

Employee expenses amounted to Ch$31,488.6 million in the first nine months of 2013, an increase of Ch$8,784.9 million or 38.7% with respect to the same period in 2012. This result was explained by several components of remunerations detailed as follows:

•	In the first nine months of 2013, wages and salaries of administrative personnel were Ch$16,063.1 million, increasing by Ch$2,959.5 million or 22.6% as compared to the same period in 2012. This result was basically attributable to higher expenses incurred in fixed compensation and benefit allowances paid during the period, as a consequence of a greater staff maintained. The latter since September 2012 services rendered by BBVA Servicios Corporativos were internalized, and then, transferring the associated personnel to Provida’s permanent staff. Additionally, and with the main objective of improving client services, certain activities were also internalized contributing to have a greater staff and also higher remunerations.

The period also recorded higher variable-based compensations paid to chiefs and supervisors of sales, mainly related to higher activity associated to the commercial distribution plan.

In figures, the average administrative staff of Provida was 1,052 workers in the first nine months of 2013, increasing by 12.7% with respect the average staff in the same period in 2012 (934 administrative workers). By comparing the end of each period, the administrative staff increased by 6.9%, from 1,014 in September 2012 to 1,084 workers in September 2013.

•	Wages and salaries of sales personnel were Ch$10,833.8 million in the first nine months of 2013, an increase of Ch$3,373.0 million or 45.2% as compared to the same period in 2012. Such increase was mainly triggered by higher variable-based compensations associated to higher commissions and awards paid to sales agents. As a result of a greater staff, the period recorded superior fixed compensations and benefit allowances. This increase in staff (since August 2012) obeyed to a new distribution model destined to improve the sales agents’ profiles, who shall become pension advisors.

In figures, the average number of sales employees was 745 workers in the first nine months of 2013, a 47.9% increase with respect to the number maintained in 2012 (504 sales agents). With respect to the evolution at the end of each period, the sales force increased by 27.1% from 639 salespeople in September 2012 to 812 in September 2013.

•	Short-term benefits to employees were Ch$2,764.2 million in the first nine months of 2013, an increase of Ch$1,393.2 million or 101.6% as compared to the same period in 2012, given higher provisions for bonuses required in the period.

•	In the first nine months of 2013, indemnities were Ch$1,827.5 million, an increase of Ch$1,059.3 million or 137.9% with respect to the same period in 2012. This figure was basically driven by higher indemnities of Ch$1,185.8 million paid to administrative personnel, aimed at strengthening the Company’s structures and processes.

Depreciation and amortization expenses

The depreciation and amortization expenses totaled Ch$6,619.1 million in the first nine months of 2013, an increase of Ch$234.6 million or 3.7% with respect to the same period in 2012. This increase was caused by higher amortization expenses related to enhancements for the Unified Platform recorded in the period.

•	In the first nine months of 2013, the depreciation expense was Ch$1,692.7 million, a decrease of Ch$21.5 million or 1.3% with respect to the same period in 2012. This result was mainly the outcome of lower depreciation of computer hardware.

•	The amortization expense was Ch$4,926.4 million in the first nine months of 2013, an increase of Ch$256.1 million or 5.5% with respect to the same period in 2012. This increase was basically attributable to higher amortization costs in intangibles, associated to enhancements for the Unified Platform.

Impairment losses

During the first nine months of 2013 impairment losses were nil, which meant a positive amount of Ch$210.4 million with respect to the impairment losses recorded in the same period in 2012. Impairment losses in the first nine months of 2012 related to depreciation of a real estate not used by the Company in its business activities. Losses were originated from the difference between the book value and the market value during the period. Additionally, the Company has a policy to assess its main fixed assets (real estate over Ch$40.0 million) every three years or earlier if there is any evidence of impairment.

Miscellaneous other operating expenses

Miscellaneous other operating expenses were Ch$22,798.1 million in the first nine months of 2013, a decrease of Ch$202.5 million or 0.9% with respect to the same period in 2012. This result was attributable to the following:

•	Administration expenses amounted to Ch$16,412.0 million in the first nine months of 2013, a decrease of Ch$104.6 million or 0.6% as compared to the same period in 2012. This decrease was basically attributable to lower expenses in advisories stemming from the amendment of the BBVA Servicios Corporativos Contract made in September 2012 that significantly reduced the scope of services provided, which translated into lower tariffs of such contract. This contract finished in September 2013.

Partially offsetting the above were superior expenses incurred in operational write-offs related to reviews of process required by the Superintendency of Pensions, adding higher expenses in services rendered by third parties related to outsourcing activities and pension payments.

•	Other operating expenses amounted to Ch$2,155.3 million in the first nine months of 2013, lower by Ch$260.6 million or 10.8% with respect to the same period in 2012, mainly attributable to lower costs in qualification of disability, basically related to medical fees and clinical examinations related to the remaining beneficiaries of the run off policy.

•	Marketing expenses were Ch$1,181.2 million in the first nine months of 2013, an increase of Ch$86.8 million or 7.9% with respect to the same period in 2012. This increase was basically the outcome of higher expenses related to the quarterly balance sheet due to higher number of issuances and inserts attached. Also, the period recorded higher expenses related to client satisfaction studies and higher expenses in publicity, mainly social networks and written media.

•	Data processing expenses were Ch$3,049.6 million in the first nine months of 2013, an increase of Ch$75.9 million or 2.6% with respect to the same period in 2012. This result was mainly sustained by higher maintenance expenses in systems and superior technological requirements.

Financial income (expenses)

Financial income (expense) was Ch$1,900.6 million in the first nine months of 2013, a decrease of Ch$326.9 million or 14.7% with respect to the same period in 2012. In the period, the result was driven by a minor level of liquidity in light of retained earnings distribution and lower returns from such investments due to the fall exhibited by interest rates of time deposits.

Share of the profit (loss) from equity accounted associates

In the first nine months of 2013, share of the profit (loss) from equity accounted associates was Ch$5,478.2 million, a decrease of Ch$4,621.6 million or 45.8% with respect to the same period in 2012. This result was mainly boosted by the sale of equity interests held in AFP Horizonte in Peru and AFORE Bancomer in Mexico, which translated into a negative result in the aggregate of Ch$6,021.0 million. The aforementioned result was partially offset by the positive result achieved by local associates that jointly generated a positive variation of Ch$1,399.4 million, mainly due to a better result recorded by AFC (Ch$1,110.9 million). This result due to AFC acquired the shares held by AFP Habitat in 2013, so all AFPs increased its shareholding over the shares with economic rights. Therefore, Provida now has 49.2% of the shares with economic right in the AFC.

Company	Country	2013	2012	Change	%
		(Millions of Chilean pesos, except percentages)
AFC	Chile	3,033.7	1,922.8	1,110.9	57.8%
DCV	Chile	86.0	81.7	4.4	5.3%
Previred	Chile	2,358.5	2,074.4	284.1	13.7%
Bancomer	Mexico	—	3,357.7	(3,357.7)	-100.0%
Horizonte	Peru	—	2,663.2	(2,663.2)	-100.0%

TOTAL		5,478.2	10,099.8	(4,621.6)	-45.8%

The local related associates are: Servicios de Administración Previsional S.A. (“PreviRed.com”) an electronic collection company in which Provida holds a 37.9% ownership; Sociedad Administradora de Fondos de Cesantía de Chile S.A. (“AFC”) a company that administers unemployment funds in accordance with the Law 19,728, where Provida has a 49.2% ownership and Inversiones DCV S.A. (“DCV”), an entity whose main purpose is to invest in entities engaged in public offerings of securities and where Provida participates with a 23.14% stake, being the rest of its main shareholders other AFPs in the industry, as the other two local investments (AFC and PreviRed.com), as well as other financial institutions that also participate.

Finally, it should be mentioned that AFC stopped its operations and since October 7th 2013, the new AFC that awarded the bidding process for unemployment funds management for the next 10 years started its activities, where Provida currently does not participate.

Exchange differences

Exchange differences recorded gains for Ch$63.7 million in the first nine months of 2013, rising by Ch$144.0 million with respect to losses recorded in the same period in 2012. This result was attributable to the exposure level in dollars held by the Company in the first months of the year and the U.S. dollar exchange rate evolution evidenced during the period.

Other non-operating revenues

Other non-operating revenues were Ch$67,965.5 million in the first nine months of 2013, an increase of Ch$65,082.2 million as compared to the same period in 2012. This result was basically attributable to profits before taxes stemming from the sale of equity interests held in the associates AFORE Bancomer in Mexico of Ch$38,755.2 million and AFP Horizonte in Peru of Ch$26,833.9 million.

Income tax expense

In the first nine months of 2013, income tax expense was Ch$26,795.6 million, higher by Ch$5,493.7 million or 25.8% with respect to the same period in 2012. Partly the result is explained by Ch$12,267.7 million taxes of over profits generated on the sale of equity interests held in AFORE Bancomer and AFP Horizonte in Peru. As a counterpart, year 2012 basis included the application of the new tax regulation (September 2012) that increased the recurring income tax rate from 18.5% to 20.0% and the deferred tax rate from 17.0% to 20.0%. The latter implied higher tax expenses of Ch$5,762.6 million for September 2012, including both income tax by Ch$1,033.4 million and deferred tax by Ch$4,729.2 million.

STATEMENT OF FINANCIAL POSITION

Assets

Total assets amounted to Ch$349,688.5 million as of September 30, 2013, a decrease of Ch$57,286.8 million or 14.1% with respect to December 31, 2012. This result was basically attributable to lower current assets (Ch$63,888.7 million) mainly referred to assets held for sale (foreign associates) and lower level of liquid assets that financed the dividend payments.

•	As of September 30, 2013, current assets were Ch$55,407.8 million, decreasing by Ch$63,888.7 million with respect to December 31, 2012. This result was partly attributable to lower assets held for sale of Ch$26,430.6 million. As a matter of fact, Provida Internacional was studying alternatives of selling its investments at the end of 2012, which led that in November 2012 the associates AFORE Bancomer in Mexico and AFP Horizonte in Peru were classified in such line item, and finally were sold during 1Q13. The cash flows net of taxes from those transactions were distributed as dividends against retained earnings in May 2013.

In addition, the period recorded lower financial assets at fair value through profits and loss of Ch$16,539.7 million, and lower cash and cash equivalent of Ch$12,307.1 million, basically due to the distribution of the final dividend corresponding to 2012 profits, effects partially offset by cash flows generated from the recurring business during the first nine months of the year.

Finally, other current asset components explaining at lesser extent the aforementioned evolution are as follows: lower trade and receivables of Ch$3,516.4 million related to insurers; lower receivables from related companies of Ch$3,021.0 million basically related to BBVA Seguros de Vida S.A. due to the contract in run off stage; lower receivables from current taxes of Ch$2,992.1 million due to lower monthly temporary payments since the comparison included a 9 month-period against a 12 month-period.

•	Non-current assets amounted to Ch$294,280.6 million as of September 30, 2013, an increase of Ch$6,601.8 million or 2.3% with respect to December 31, 2012. Partly, this variation was attributable to higher mandatory investments of Ch$ 10,133.1 million due to normal contributions made by contributors and the average positive cumulative return of pension funds in the period. In addition, the period recorded higher investments in equity accounted associates of Ch$3,672.8 million, basically related to participation in earnings of the period (mainly AFC and Previred).

The aforementioned was partially offset by lower intangible assets Ch$4,423.6 million, as per the amortization of the customer list of previous local acquisitions (Proteccion, Union and El Libertador) and the technological platform. Additionally, lower assets for deferred taxes of Ch$1,517.2 million were recorded, since in November 2012 that asset was acknowledged due to the classification of investments in AFORE Bancomer and AFP Horizonte as assets held for sale, and later it was deducted with these associates sale during 1Q13.

In addition, the period recorded lower properties, plant and equipments of Ch$1,332.5 million, due to the amortization of the period and the sale of real estate not used by Provida, effects partly offset by enhancements made mainly in real estate.

Liabilities

Total liabilities amounted to Ch$116,633.8 million as of September 30, 2013, an increase of Ch$24,332.3 million with respect to December 31, 2012. This result was basically attributable to higher current liabilities (Ch$23,682.8 million), mainly due to higher trade and other payables related to minimum dividends, which was partially offset by inferior provisions and accounts payables for current taxes.

•	Current liabilities amounted to Ch$81,456.6 million as of September 30, 2013, rising by Ch$23,682.8 million with respect to December 31, 2012. This variation was basically caused by higher trade and other payables of Ch$27,665.6 million, due to superior level of minimum legal dividends equivalent to 30% of profits attained in the period. Additionally, the comparison basis as of December 2012 incorporated minimum dividend amounts that were adjusted by the temporary dividend paid in October 2012.

The latter was partially offset by lower provisions of Ch$3,014.5 million, mainly explained by a lower unfavorable casualty rate driven by the runoff stage of insurance contract.

Also lower payables for current taxes of Ch$2,752.0 million were recorded, since first category tax amount for 2012 was as usual paid in April 2013.

•	Non-current liabilities amounted to Ch$35,177.2 million as of September 30, 2013, an increase of Ch$649.5 million with respect to December 31, 2012. This result was due to higher liabilities for deferred taxes (Ch$751.2 million), related to gains from mandatory investments during the period, which were partially offset by lower other non-current liabilities (Ch$73.4 million) due to lower guarantees received for own real estate leased and lower interest bearing borrowings (Ch$28.4 million) due to lower long-term liabilities for leasing.

Shareholders’ equity

Total shareholders’ equity amounted to Ch$233,054.6 million as of September 30, 2013, decreasing by Ch$81,619.1 million with respect to December 31, 2012. This result was basically the outcome of the distribution of the definite dividend of Ch$70,901.8 million for the year ended in 2012, but paid in May 2013. Also in the period two extraordinary dividends against retained profits of Ch$109,808.7 million were paid, amounts related to excess cash from associate sales and also from the recurring operations. The aforementioned was partially offset by the profit generated during the period.

Exchange rate

As of September 30, 2013, the exchange rate was Ch$504.20 per dollar, while at the same date in 2012, it was Ch$473.77 per dollar. In the first nine months of 2013, the Chilean peso depreciated by 5.05% against the dollar, while in the same period in 2012 the Chilean peso appreciated by 8.75%.

COMPREHENSIVE INCOME STATEMENT

	2013	2012	Change	%
	(Millions of Chilean pesos, except percentages)
Revenues	128,250.0	122,495.1	5,754.9	4.7%
Gain on mandatory investments	8,294.0	8,564.6	(270.6)	-3.2%
Life and disability insurance premium expense (less)	1,392.2	2,960.0	(1,567.9)	-53.0%
Employee expenses (less)	(31,488.6)	(22,703.7)	(8,784.9)	38.7%
Depreciation and amortization (less)	(6,619.1)	(6,384.5)	(234.6)	3.7%
Impairment losses (less)	—	(210.4)	210.4	100.0%
Miscellaneous other operating expenses (less)	(22,798.1)	(23,000.6)	202.5	-0.9%
Finance costs (less)	(16.8)	(24.0)	7.2	-29.9%
Income (loss) from investments	1,900.6	2,227.5	(326.9)	-14.7%
Share of the profit (loss) from equity accounted associates	5,478.2	10,099.8	(4,621.6)	-45.8%
Exchange differences	63.7	(80.4)	144.0	179.2%
Other non-operating income	67,965.5	2,883.2	65,082.2	2257.3%
Other non-operating expenses (less)	(418.8)	(280.2)	(138.6)	49.5%

PROFIT (LOSS) BEFORE TAX	152,002.8	96,546.5	55,456.2	57.4%
Income tax expense	(26,795.6)	(21,301.9)	(5,493.7)	25.8%
Profit (loss) after tax from continuing operations	125,207.2	75,244.7	49,962.5	66.4%

PROFIT (LOSS)	125,207.2	75,244.7	49,962.5	66.4%

STATEMENT OF FINANCIAL POSITION

	9/30/2013	12/31/2012	Change	%
	(Millions of Chilean pesos, except percentages)
Current assets	55,407.8	119,296.5	(63,888.7)	-53.6%
Non-current assets	294,280.6	287,678.8	6,601.8	2.3%

TOTAL ASSETS	349,688.5	406,975.3	(57,286.8)	-14.1%
Current liabilities	81,456.6	57,773.8	23,682.8	41.0%
Non-current liabilities	35,177.2	34,527.7	649.5	1.9%

Shareholders’ Equity	233,054.6	314,673.8	(81,619.1)	-25.9%

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	349,688.5	406,975.3	(57,286.8)	-14.1%

CASH FLOW STATEMENT

	2013	2012	Change	%
	(Millions of Chilean pesos, except percentages)
CASH FLOW FROM (USED IN) OPERATING ACTIVITIES	60,840.3	67,569.2	(6,728.9)	-10.0%
Cash flow from (used in) operations	77,813.3	73,479.0	4,334.2	5.9%
Cash flow from (used in) other operating activities	(16,972.9)	(5,909.8)	(11,063.1)	187.2%

CASH FLOW FROM (USED IN) INVESTING ACTIVITIES	108,077.4	(6,702.2)	114,779.6	1712.6%

CASH FLOW FROM (USED IN) FINANCING ACTIVITIES	(181,224.8)	(58,024.2)	(123,200.6)	212.3%
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENT	(12,307.1)	2,842.8	(15,149.9)	-532.9%

AFP PROVIDA S.A.

COMPARATIVE ANALYSIS OF THE THIRD QUARTER OF 2013

Profit

In the third quarter of 2013 (3Q13), the Company recorded a profit of Ch$24,761.7 million, an increase of Ch$4,410.7 million or 21.7% with respect to profit recorded in the third quarter of 2012 (3Q12).

Revenues increased by Ch$2,656.4 million, basically due to the growth experienced by fee income (Ch$2,388.7 million) due to the increase of salary base resulting from higher taxable incomes of contributors.

Regarding operating expenses, they increased by Ch$4,659.2 million driven by higher employee expenses (Ch$3,988.0 million), as a consequence of the new commercial distribution model and the internalization of certain activities affecting the administrative staff.

Mandatory investments recorded higher gains of Ch$2,560.7 million in the quarter with a weighted average nominal return of +2.49% that compared with +1.31% recorded in 3Q12, basically due to higher returns obtained by foreign stock markets of developed economies.

Regarding the non-operating result, 3Q13 recorded lower profits of Ch$1,782.6 million due to the sale of equity interests held in foreign associates (Mexico and Peru), which was partially offset by higher profits generated by local associates, basically higher earnings accrued by AFC.

Income tax recorded a lower expense of Ch$5,997.6 million, mainly the fact that September 2012 was effected by the change of tax law that increased the recurring income tax rate from 18.5% to 20.0%, as well as deferred tax rate from 17.0% to 20.0%, totaling a higher expense of Ch$ Ch$5,762.6 million.

During 3Q13, earnings per share (each ADR represents fifteen shares) were Ch$74.74 as compared to Ch$61.42 obtained in 3Q12.

Revenues

In 3Q13, revenues were Ch$42,158.7 million, an increase of Ch$2,656.4 million or 6.7% with respect to the same quarter of 2012. This result was basically driven by higher fee income of Ch$2,388.7 million due to the growth of mandatory contributions, and also, but at a lower extent higher other revenues of Ch$267.7 million, basically due to increased operating revenues from AFP Génesis in Ecuador and collection costs recovery.

•	Fee income was Ch$39,779.2 million in 3Q13, an increase of Ch$2,388.8 million (6.4%) with respect to the same quarter of 2012. This result was basically triggered by higher mandatory contributions given the growth experienced by salary base (6.4%), mainly explained by the increase in the contributors’ taxable income.

•	Other revenues amounted to Ch$2,379.5 million in 3Q13, increasing by Ch$267.7 million (12.7%) with respect to 3Q12. This result was partly the outcome of higher other revenues of Ch$432.9 million mainly stemming from the recovery of collection costs and higher revenues from operations attained by AFP Génesis due to the exchange rate evolution. The aforementioned was partially offset by lower amounts of financial revenues of Ch$164.4 million stemming from the life and disability insurance contract, arisen from decreased cash flows, as well as lower returns obtained in the quarter.

Gains on mandatory investments

During 3Q13, mandatory investments recorded gains of Ch$5,313.6 million, higher by Ch$2,560.7 million, with respect to the gains recorded in 3Q12. The weighted average nominal return of pension funds was +2.49% in 3Q13, which is compared to +1.31% recorded in 3Q12. The positive figure was the outcome of higher returns of foreign stock exchanges in developed countries in 3Q13: MSCI World +7.7%; Japan +5.7% and Europe +6.5% versus 3Q12: MSCI World +6.2%; Japan -1.5% and Europe +5.8%. The above was partially offset by a higher fall experienced by local stock markets measured through IPSA (3Q13: -5.1% v/s 3Q12: -3.9%).

Life and disability insurance premium

In 3Q13, the life and disability insurance premium recorded an expense of Ch$46.3 million, negative by Ch$952.5 million (15.3%) with respect to gains registered in 3Q12. This result was driven by the fact that 3Q13 no changes in provisions were recorded, but temporary premiums have been acknowledged stemming from residual contributions.

Employee expenses

Employee expenses amounted to Ch$11,963.0 million in 3Q13, an increase of Ch$3,988.0 million with respect to 3Q12, evolution explained as follows:

•	Wages and salaries of administrative personnel amounted to Ch$5,483.3 million in 3Q13, higher by Ch$902.5 million with respect to the figure recorded in the same quarter of 2012. This result was driven by higher fixed compensations and benefit allowances paid during the period, as a consequence of a greater staff maintained. The above since starting September 2012 services rendered by BBVA Servicios Corporativos were internalized, and then, transferring the associated personnel to Provida’s permanent staff. Moreover, certain activities were also internalized with the main objective of improving client services and contributing to have a greater staff with the associated remunerations.

In figures, the average administrative staff was 1,074 workers in 3Q13, compared to 954 in 3Q12, that is, an increase of 12.7% (121 workers).

•	Wages and salaries of sales personnel amounted to Ch$3,598.4 million in 3Q13, an increase of Ch$1,027.3 million with respect to the same quarter of 2012. This result was boosted by the implementation of the new distribution, which has translated into in a greater and more qualified sales force. The latter has involved to record higher expenses in variable-based compensations (commissions and awards), higher fixed compensations and benefit allowances.

In figures, the average number of sales agents was 787 workers in 3Q13, an increase of 34.2% with respect to the number maintained in 3Q12 (586 sales agents).

•	Short term benefits to employees amounted to Ch$1,591.6 million in 3Q13, an increase of Ch$977.1 million with respect to 3Q12, given a higher provision for bonuses required.

•	Indemnities were Ch$1,289.6 million in 3Q13, an increase of Ch$1,081.2 million regarding 3Q12, in order to strengthened the Company’s structures and processes.

Depreciation and amortization expenses

The depreciation and amortization expenses were Ch$2,228.8 million in 3Q13, an increase of Ch$93.9 million with respect to 3Q12 in connection with amortizations.

•	In 3Q13, depreciation expenses were Ch$576.1 million, an increase of Ch$7.2 million with respect to the expense recorded in 3Q12. This result was attributable to higher expenses in depreciation costs recorded by AFP Génesis in Ecuador, since Provida’s individual result recorded lower expenses, mainly depreciation of IT hardware.

•	In 3Q13, the amortization expenses were Ch$1,652.7 million, an increase of Ch$86.8 million with respect to the same quarter of 2012, triggered by higher amortization of intangibles associated to enhancements for the Unified Platform.

Impairment losses

During 3Q13 no impairment losses were recorded, which translated into a positive variation of Ch$34.2 million. Losses recorded in 3Q12 originated from the difference between the book value and the market value of real estate in such quarter. This result was in accordance with Provida’s policy to assess its main fixed assets every three years (or earlier if there is any evidence of impairment).

Miscellaneous other operating expenses

Miscellaneous other operating expenses were Ch$7,261.9 million in 3Q13, a decrease of Ch$281.3 million with respect to 3Q12. This result was mainly driven by lower administration expenses.

•	Data processing expenses were Ch$981.6 million in 3Q13, a decrease of Ch$29.7 million with respect to 3Q12. This decrease was basically driven by lower expenses related to liaison services with branch offices due to better conditions negotiated in terms of fees and lower maintenance services costs, savings that were partially offset by superior expenses incurred in developing minor projects that will not be activated.

•	Administration expenses amounted to Ch$5,203.1 million in 3Q13, a decrease of Ch$297.6 million with respect to the same quarter of 2012. Savings recorded in the quarter were basically the outcome of lower advisories, due to the amendment of the contract with BBVA Servicios Corporativos, which was partially offset by higher expenses in operational write-offs related to uncollectibility matters, rentals and maintenance services of equipments and offices due to new spaces hired mainly for administrative staff.

•	Other operating expenses were Ch$723.4 million in 3Q13, a decrease of Ch$74.0 million with respect to the same quarter of 2012. This positive result was explained by inferior costs in disability qualification, referred to medical fees and clinical examinations related to remaining casualties of the run off contract.

•	In 3Q13, marketing expenses were Ch$353.8 million, higher by Ch$119.9 million with respect to same quarter of 2012. This result was mainly attributable to higher expenses related to the quarterly balance sheet (higher number of issuances and inserts) and to publicity (written media and social networks).

Financial income (expenses)

Financial income (expense) for 3Q13 amounted to Ch$293.4 million, decreasing by Ch$359.2 million as compared to the same quarter of 2012. This result was driven by the fact that in 3Q13 the Company recorded a lower level of liquidity for investing and also lower returns on such investments were obtained as well.

Share of the profit (loss) from equity accounted associates

Share of the profit (loss) from equity accounted associates was Ch$1,824.5 million in 3Q13, lower by Ch$1,782.6 million with respect to 3Q12. This result was generated by the sale of equity interests held in AFP Horizonte and AFORE Bancomer, which led to record lower profits in the aggregate of Ch$2,257.7 million. This result was partly offset by better results of Ch$475.1 million achieved by local associates, due to higher profits generated by AFC as well as higher revenues on sales stemming from Previred (Ch$198.4 million).

Company	Country	3Q13	3Q12	Change	%
		(Millions of Chilean pesos, except percentages)
AFC	Chile	972.8	690.4	282.5	40.9%
DCV	Chile	16.6	22.3	(5.7)	-25.5%
Previred	Chile	835.0	636.6	198.4	31.2%
Bancomer	Mexico	—	1,390.7	(1,390.7)	-100.0%
Horizonte	Peru	—	867.1	(867.1)	-100.0%

TOTAL		1,824.5	3,607.0	(1,782.6)	-49.4%

Exchange differences

The exchange differences generated gains of Ch$10.3 million in 3Q13, higher by Ch$43.5 million with respect to losses recorded in 3Q12. Behind this result is the lower appreciation of 0.6% by Chilean peso against dollar recorded in 3Q13 as compared to 5.6% recorded in 3Q12 and the gains on UF fluctuation due to the assets denominated in such currency (3Q13: increase of 1.0% v/s 3Q12: decrease of 0.2%).

Other non-operating revenues

Other non-operating revenues were Ch$983.5 million in 3Q13, an increase of Ch$140.2 million with respect to the same quarter of 2012. This result was driven by revenues from the sale of a real estate made in August 2013. This was partially offset by the reversal of provisions of previous periods recorded in 3Q12, mainly related to labor suits.

Other non-operating expenses

Other non-operating expenses were Ch$189.8 million in 3Q13, an increase of Ch$127.7 million with respect to the same quarter of 2012. This result was triggered by higher expenses in write-offs related to fixed assets (furniture and equipments) disposed in September 2013.

Income tax expense

The income tax expense amounted to Ch$4,127.1 million in 3Q13, lower by Ch$5,997.6 million mainly as a result the fact that the income tax expense in 3Q12 included the effect of the implementation of a new regulation that increased the tax rate from 18.5% to 20.0% and the deferred tax rate from 17.0% to 20.0%. In figures the higher expense amounted to Ch$5,762.6 million for September 2012, including both income tax by Ch$1,033.4 million and deferred tax by Ch$4,729.2 million.

Exchange rate

In 3Q13, an appreciation of 0.58% of Chilean peso against the dollar was recorded, similar than 3Q12 when it was 5.59%.

COMPREHENSIVE INCOME STATEMENT

	3Q13	3Q12	Change	%
	(Millions of Chilean pesos, except percentages)
Revenues	42,158.7	39,502.3	2,656.4	6.7%
Gain on mandatory investments	5,313.6	2,752.9	2,560.7	93.0%
Life and disability insurance premium expense (less)	(46.3)	906.2	(952.5)	-105.1%
Employee expenses (less)	(11,963.0)	(7,974.9)	(3,988.0)	50.0%
Depreciation and amortization (less)	(2,228.8)	(2,134.8)	(93.9)	4.4%
Impairment losses (less)	—	(34.2)	34.2	100.0%
Miscellaneous other operating expenses (less)	(7,261.9)	(7,543.2)	281.3	-3.7%
Finance costs (less)	(5.3)	(6.1)	0.8	-12.9%
Income (loss) from investments	293.4	652.6	(359.2)	-55.0%
Share of the profit (loss) from equity accounted associates	1,824.5	3,607.0	(1,782.6)	-49.4%
Exchange differences	10.3	(33.2)	43.5	131.0%
Other non-operating income	983.5	843.3	140.2	16.6%
Other non-operating expenses (less)	(189.8)	(62.1)	(127.7)	205.6%

PROFIT (LOSS) BEFORE TAX	28,888.8	30,475.6	(1,586.9)	-5.2%
Income tax expense	(4,127.1)	(10,124.6)	5,997.6	-59.2%
Profit (loss) after tax from continuing operations	24,761.7	20,351.0	4,410.7	21.7%

PROFIT (LOSS)	24,761.7	20,351.0	4,410.7	21.7%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Provida Pension Fund Administrator

Date: October 31, 2013	By:	/s/ Juan Sepúlveda
	Name:	Juan Sepúlveda
	Title:	Accounting Manager of Administradora de Fondos de Pensiones Provida S.A.

Date: October 31, 2013	By:	/s/ María Paz Yañez
	Name:	María Paz Yañez
	Title:	Planning and Control Manager of Administradora de Fondos de Pensiones Provida S.A.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Acquisition Co.’s estatutos do not provide for the indemnification of directors and officers. Under Chilean law, when a director or officer of a corporation acts within the scope of his or her authority, the corporation will answer for any resulting liabilities or expenses.

Item 21. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed herewith unless otherwise indicated:

Exhibit Index

Ex-2.1	Merger Agreement (included as Annex A to the prospectus forming a part of this registration statement)

Ex-3.1	Bylaws (estatutos) of MetLife Chile Acquisition Co. S.A.

Ex-5.1	Opinion of Carey y Cía Ltda. as to the validity of the securities being registered

Ex-8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the material U.S. tax consequences of the transactions

Ex-8.2	Opinion of Carey y Cía Ltda with respect to the material Chilean tax consequences of the transactions (included in Exhibit 5.1 of this registration statement)

Ex-21	List of Subsidiaries of the Registrant

Ex-23.1	Consent of Deloitte

Ex-23.2	Consent of Carey y Cía. Ltda. (included in Exhibit 5.1 of this registration statement)

Ex-23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1 of this registration statement)

Ex. 24.1	Power of Attorney (included on the signature page of this registration statement)

Ex-99.1	Administradora de Fondos de Pensiones ProVida S.A.’s notice of the meeting of shareholders to approve the merger (included as Annex B to the prospectus forming a part of this registration statement)

(b) Financial Statement Schedules.

Not required.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (§230.424(b) of the Securities Act) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of the Securities Act), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of the Securities Act);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8) That every prospectus (i) that is filed pursuant to paragraph (7) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 (§230.415 of the Securities Act), will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(10) To (i) respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph 10(i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(11) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 19, 2014.

METLIFE CHILE ACQUISITION CO. S.A.

By:	/s/ Randal W. Haase
Name: Randal W. Haase
Title: Director

POWER OF ATTORNEY

Each person whose signature appears below (other than Randal W. Haase) hereby constitutes and appoints, jointly and severally, Randal W. Haase, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for his or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ronald Michael Mayne-Nicholls Secul Ronald Michael Mayne-Nicholls Secul	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	November 19, 2014

/s/ Pablo Iacobelli del Río Pablo Iacobelli del Río	Director	November 19, 2014

/s/ Randal W. Haase Randal W. Haase	Authorized Representative in the United States	November 19, 2014

/s/ Randal W. Haase Randal W. Haase	President and Director	November 19, 2014

INDEX TO EXHIBITS

Ex-2.1	Merger Agreement (included as Annex A to the prospectus forming a part of this registration statement)

Ex-3.1	Bylaws (estatutos) of MetLife Chile Acquisition Co. S.A.

Ex-5.1	Opinion of Carey y Cía Ltda. as to the validity of the securities being registered

Ex-8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the material U.S. tax consequences of the transactions

Ex-8.2	Opinion of Carey y Cía Ltda with respect to the material Chilean tax consequences of the transactions (included in Exhibit 5.1 of this registration statement)

Ex-21	List of Subsidiaries of the Registrant

Ex-23.1	Consent of Deloitte

Ex-23.2	Consent of Carey y Cía. Ltda. (included in Exhibit 5.1 of this registration statement)

Ex-23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1 of this registration statement)

Ex. 24.1	Power of Attorney (included on the signature page of this registration statement)

Ex-99.1	Administradora de Fondos de Pensiones ProVida S.A.’s notice of the meeting of shareholders to approve the merger (included as Annex B to the prospectus forming a part of this registration statement)